FILED PURSUANT TO RULE 424(b)(2)
REGISTRATION FILE NO.: 333-226486-13

PROSPECTUS

$852,106,000 (Approximate)

WELLS FARGO COMMERCIAL MORTGAGE TRUST 2020-C55
(Central Index Key Number 0001799385)
as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.
(Central Index Key Number 0000850779)
as Depositor

Wells Fargo Bank, National Association
(Central Index Key Number 0000740906)

Barclays Capital Real Estate Inc.
(Central Index Key Number 0001549574)

LMF Commercial, LLC (f/k/a Rialto Mortgage Finance, LLC)
(Central Index Key Number 0001592182)

Ladder Capital Finance LLC
(Central Index Key Number 0001541468)

Rialto Real Estate Fund IV – Debt, LP

(Central Index Key Number 0001788190)

Argentic Real Estate Finance LLC
(Central Index Key Number 0001624053)

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2020-C55

Wells Fargo Commercial Mortgage Securities, Inc. is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2020-C55 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered Class X-D, Class X-F, Class X-G, Class D, Class E, Class F, Class G, Class H-RR, Class V and Class R certificates) represent the beneficial ownership interests in the issuing entity, which will be a New York common law trust named Wells Fargo Commercial Mortgage Trust 2020-C55. The assets of the issuing entity will primarily consist of a pool of fixed-rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in March 2020. The rated final distribution date for the certificates is the distribution date in February 2053.

Class	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(4)
Class A-1	$20,310,000		1.8560%	Fixed(6)	December 2024
Class A-2	$18,218,000		2.7660%	Fixed(6)	January 2025
Class A-3	$24,260,000		2.4620%	Fixed(6)	January 2027
Class A-SB	$32,314,000		2.6510%	Fixed(6)	October 2029
Class A-4	$182,940,000		2.4740%	Fixed(6)	December 2029
Class A-5	$395,940,000		2.7250%	Fixed(6)	January 2030
Class X-A	$673,982,000	(7)	1.3137%	Variable(8)	NAP
Class X-B	$178,124,000	(9)	0.8183%	Variable(10)	NAP
Class A-S	$96,283,000		2.9370%	Fixed(6)	January 2030
Class B	$44,531,000		3.1390%	Fixed(6)	February 2030
Class C	$37,310,000		3.5420%	WAC Cap(11)	February 2030

(Footnotes on table on pages 3 and 4)

You should carefully consider the risk factors beginning on page 62 of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Wells Fargo Commercial Mortgage Securities, Inc. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Wells Fargo Securities, LLC, Barclays Capital Inc., Academy Securities, Inc. and Drexel Hamilton, LLC will purchase the offered certificates from Wells Fargo Commercial Mortgage Securities, Inc. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Wells Fargo Securities, LLC is acting as co-lead manager and joint bookrunner with respect to approximately 79.6% of each class of offered certificates and Barclays Capital Inc. is acting as co-lead manager and joint bookrunner with respect to approximately 20.4% of each class of offered certificates. Academy Securities, Inc. and Drexel Hamilton, LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about February 27, 2020. Wells Fargo Commercial Mortgage Securities, Inc. expects to receive from this offering approximately 112.3% of the aggregate certificate balance of the offered certificates, plus accrued interest from February 1, 2020, before deducting expenses payable by the depositor.

Wells Fargo Securities Co-Lead Manager and Joint Bookrunner	Barclays Co-Lead Manager and Joint Bookrunner
Academy Securities Co-Manager	Drexel Hamilton Co-Manager

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)(3)
Commercial Mortgage Pass-Through Certificates	$852,106,000	100%	$852,106,000	$110,603.36

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Calculated according to Rule 457(s) of the Securities Act of 1933.

(3)	Payment of this registration fee was made in connection with the filing of the preliminary prospectus (accession number: 0001539497-20-000224).

February 10, 2020

Wells Fargo Commercial Mortgage Trust 2020-C55

Commercial Mortgage Pass-Through Certificates, Series 2020-C55

Washington
2 properties
$48,200,000
5.0% of total
South Dakota
1 property
$4,300,000
0.4% of total
Missouri
2 properties
$2,451,807
0.3% of total
Minnesota
1 property
$6,465,482
0.7% of total
Illinois
8 properties
$38,137,783
4.0% of total
Wisconsin
1 property
$14,025,000
1.5% of total
Indiana
3 properties
$2,702,689
0.3% of total
Pennsylvania
3 properties
$73,720,000
7.7% of total
New York
8 properties
$251,577,872
26.1% of total
Michigan
3 properties
$31,195,000
3.2% of total
Ohio
10 properties
$54,571,910
5.7% of total
Nevada
2 properties
$66,220,000
6.9% of total
Maryland
2 properties
$12,850,000
1.3% of total
Virginia
3 properties
$3,613,071
0.4% of total
California
6 properties
$69,930,756
7.3% of total
North Carolina
7 properties
$61,723,715
6.4% of total
Arizona
7 properties
$51,295,157
5.3% of total
South Carolina
2 properties
$23,229,000
2.4% of total
Colorado
2 properties
$6,244,646
0.6% of total
Georgia
7 properties
$21,415,171
2.2% of total
New Mexico
3 properties
$10,805,570
1.1% of total
Oklahoma
1 property
$10,000,000
1.0% of total
Alabama
3 properties
$1,710,372
0.2% of total
Texas
4 properties
$20,750,082
2.2% of total
Tennessee
1 property
$11,500,000
1.2% of total
Kentucky
3 properties
$12,500,000
1.3% of total
Florida
5 properties
$51,696,628
5.4% of total
Percentage of
Cut-Off Date Balance
<1.0%
1.0% - 5.0%
5.1% - 26.1%

Summary of Certificates

Class	Approx. Initial Certificate Balance or Notional Amount(1)		Approx. Initial Available Certificate Balance or Notional Amount(1)		Approx. Initial Retained Certificate Balance or Notional Amount(1)(2)		Approx. Initial Credit Support(3)	Approx. Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(4)	Weighted Average Life (Years)(5)	Expected Principal Window(5)
Offered Certificates
A-1	$20,310,000		$19,429,000		$881,000		30.000%	1.8560%	Fixed(6)	December 2024	2.67	03/20 – 12/24
A-2	$18,218,000		$17,428,000		$790,000		30.000%	2.7660%	Fixed(6)	January 2025	4.86	12/24 – 01/25
A-3	$24,260,000		$23,207,000		$1,053,000		30.000%	2.4620%	Fixed(6)	January 2027	6.82	12/26 – 01/27
A-SB	$32,314,000		$30,911,000		$1,403,000		30.000%	2.6510%	Fixed(6)	October 2029	7.32	01/25 – 10/29
A-4	$182,940,000		$175,000,000		$7,940,000		30.000%	2.4740%	Fixed(6)	December 2029	9.77	10/29 – 12/29
A-5	$395,940,000		$378,756,000		$17,184,000		30.000%	2.7250%	Fixed(6)	January 2030	9.84	12/29 – 01/30
X-A	$673,982,000	(7)	$644,731,000	(7)	$29,251,000	(7)	NAP	1.3137%	Variable(8)	NAP	NAP	NAP
X-B	$178,124,000	(9)	$170,393,000	(9)	$7,731,000	(9)	NAP	0.8183%	Variable(10)	NAP	NAP	NAP
A-S	$96,283,000		$92,104,000		$4,179,000		20.000%	2.9370%	Fixed(6)	January 2030	9.88	01/30 – 01/30
B	$44,531,000		$42,598,000		$1,933,000		15.375%	3.1390%	Fixed(6)	February 2030	9.89	01/30 – 02/30
C	$37,310,000		$35,691,000		$1,619,000		11.500%	3.5420%	WAC Cap(11)	February 2030	9.97	02/30 – 02/30
Non-Offered Certificates
X-D	$45,734,000	(12)	$43,749,000	(12)	$1,985,000	(12)	NAP	1.4325%	Variable(13)	NAP	NAP	NAP
X-F	$20,460,000	(14)	$19,572,000	(14)	$888,000	(14)	NAP	1.3455%	Variable(15)	NAP	NAP	NAP
X-G	$9,629,000	(16)	$9,211,000	(16)	$418,000	(16)	NAP	1.3455%	Variable(17)	NAP	NAP	NAP
D	$25,274,000		$24,177,000		$1,097,000		8.875%	2.5000%	Fixed(6)	February 2030	9.97	02/30 – 02/30
E	$20,460,000		$19,572,000		$888,000		6.750%	2.5000%	Fixed(6)	February 2030	9.97	02/30 – 02/30
F	$20,460,000		$19,572,000		$888,000		4.625%	2.5870%	Fixed(6)	February 2030	9.97	02/30 – 02/30
G	$9,629,000		$9,211,000		$418,000		3.625%	2.5870%	Fixed(6)	February 2030	9.97	02/30 – 02/30
H-RR	$34,902,711		$33,387,711		$1,515,000		0.000%	3.9325%	WAC(18)	February 2030	9.97	02/30 – 02/30
V(19)	NAP		NAP		NAP		NAP	NAP	NAP	NAP	NAP	NAP
R(20)	NAP		NAP		NAP		NAP	NAP	NAP	NAP	NAP	NAP

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

(2)	On the closing date, Rialto Real Estate Fund IV – Debt, LP (a sponsor and an affiliate of the special servicer) will act as “retaining sponsor” (as such term is defined in the Credit Risk Retention Rules) and cause a majority-owned affiliate to purchase from the underwriters and the initial purchasers the certificates (other than the Class R certificates) with the initial certificate balances or notional amounts, as applicable, set forth in the table above under “Approx. Initial Retained Certificate Balance or Notional Amount” and as further described in “Credit Risk Retention—General”.

(3)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, are represented in the aggregate.

(4)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.

(5)	The weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(6)	The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-S, Class B, Class D, Class E, Class F and Class G certificates for any distribution date will, in each case, be a fixed rate per annum (described in the table as “Fixed”) equal to the pass-through rate set forth opposite such class in the table.

(7)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates outstanding from time to time. The Class X-A certificates will not be entitled to distributions of principal.

(8)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(9)	The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C certificates outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal.

(10)	The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(11)	The pass-through rate for the Class C certificates for any distribution date will be a variable rate per annum (described in the table as “WAC Cap”) equal to the lesser of (a) a fixed rate equal to the pass-through rate set forth opposite such class in the table and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date.

For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(12)	The Class X-D certificates are notional amount certificates. The notional amount of the Class X-D certificates will be equal to the aggregate certificate balance of the Class D and Class E certificates outstanding from time to time. The Class X-D certificates will not be entitled to distributions of principal.

(13)	The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class D and Class E certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(14)	The Class X-F certificates are notional amount certificates. The notional amount of the Class X-F certificates will be equal to the certificate balance of the Class F certificates outstanding from time to time. The Class X-F certificates will not be entitled to distributions of principal.

(15)	The pass-through rate for the Class X-F certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class F certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(16)	The Class X-G certificates are notional amount certificates. The notional amount of the Class X-G certificates will be equal to the certificate balance of the Class G certificates outstanding from time to time. The Class X-G certificates will not be entitled to distributions of principal.

(17)	The pass-through rate for the Class X-G certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class G certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(18)	The pass-through rate for the Class H-RR certificates for any distribution date will be a variable rate per annum (described in the table as “WAC”) equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(19)	The Class V certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class V certificates will only be entitled to a specified portion of distributions of excess interest accrued on the mortgage loans with an anticipated repayment date. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans” in this prospectus.

(20)	The Class R certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The Class X-D, Class X-F, Class X-G, Class D, Class E, Class F, Class G, Class H-RR, Class V and Class R certificates are not offered by this prospectus. Any information in this prospectus concerning certificates other than the offered certificates is presented solely to enhance your understanding of the offered certificates.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	16
Important Notice About Information Presented in this Prospectus	16
Summary of Terms	25
Risk Factors	62
The Certificates May Not Be a Suitable Investment for You	62
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	62
Risks Related to Market Conditions and Other External Factors	62
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS	62
Other Events May Affect the Value and Liquidity of Your Investment	63
Risks Relating to the Mortgage Loans	63
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	63
Risks of Commercial and Multifamily Lending Generally	64
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	65
General	65
A Tenant Concentration May Result in Increased Losses	66
Mortgaged Properties Leased to Multiple Tenants Also Have Risks	67
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	67
Tenant Bankruptcy Could Result in a Rejection of the Related Lease	68
Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure	68
Early Lease Termination Options May Reduce Cash Flow	69
Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks	70
Office Properties Have Special Risks	70
Retail Properties Have Special Risks	71
Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.	72
The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.	72
Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.	73
Multifamily Properties Have Special Risks	74
Condominium Ownership May Limit Use and Improvements	76
Hospitality Properties Have Special Risks	78
Risks Relating to Affiliation with a Franchise or Hotel Management Company	79
Mixed Use Properties Have Special Risks	80
Self Storage Properties Have Special Risks	81
Industrial Properties Have Special Risks	82
Manufactured Housing Community Properties Have Special Risks	83
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	84
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	85

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	87
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	88
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	89
Risks Related to Zoning Non-Compliance and Use Restrictions	91
Risks Relating to Inspections of Properties	93
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	93
Insurance May Not Be Available or Adequate	93
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	95
Terrorism Insurance May Not Be Available for All Mortgaged Properties	95
Risks Associated with Blanket Insurance Policies or Self-Insurance	96
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	97
Limited Information Causes Uncertainty	97
Historical Information	97
Ongoing Information	98
Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions	98
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	99
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	100
Static Pool Data Would Not Be Indicative of the Performance of this Pool	100
Appraisals May Not Reflect Current or Future Market Value of Each Property	101
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	102
The Borrower’s Form of Entity May Cause Special Risks	103
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	106
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	106
Other Financings or Ability to Incur Other Indebtedness Entails Risk	108
Tenancies-in-Common May Hinder Recovery	109
Risks Relating to Delaware Statutory Trusts	110
Risks Relating to Enforceability of Cross Collateralization	110
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	110
Risks Associated with One Action Rules	111
State Law Limitations on Assignments of Leases and Rents May Entail Risks	111
Various Other Laws Could Affect the Exercise of Lender’s Rights	111
Risks of Anticipated Repayment Date Loans	112
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	112
Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	112
Risks Related to Ground Leases and Other Leasehold Interests	114
Leased Fee Properties Have Special Risks	116
Increases in Real Estate Taxes May Reduce Available Funds	116

Risks Relating to Shari’ah Compliant Loans	116
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	117
Risks Related to Conflicts of Interest	117
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	117
The Servicing of the Kings Plaza Whole Loan Will Shift to Other Servicers	121
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	121
Potential Conflicts of Interest of the Master Servicer and the Special Servicer	123
Potential Conflicts of Interest of the Operating Advisor	126
Potential Conflicts of Interest of the Asset Representations Reviewer	127
Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders	127
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	130
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan	132
Other Potential Conflicts of Interest May Affect Your Investment	132
Other Risks Relating to the Certificates	133
The Certificates Are Limited Obligations	133
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	133
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	133
EU Risk Retention and Due Diligence Requirements	135
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	137
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	139
General	139
The Timing of Prepayments and Repurchases May Change Your Anticipated Yield	140
Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves	142
Losses and Shortfalls May Change Your Anticipated Yield	142
Risk of Early Termination	143
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	143
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	143
You Have Limited Voting Rights	143
The Rights of the Directing Certificateholder, the Risk Retention Consultation Party and the Operating Advisor Could Adversely Affect Your Investment	144
You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer	147
The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment	148

Risks Relating to Modifications of the Mortgage Loans	149
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	150
Risks Relating to Interest on Advances and Special Servicing Compensation	151
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	152
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	152
The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	153
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	153
Tax Considerations Relating to Foreclosure	153
REMIC Status	154
Material Federal Tax Considerations Regarding Original Issue Discount	154
Description of the Mortgage Pool	155
General	155
Co-Originated or Third-Party Originated Mortgage Loans	156
Certain Calculations and Definitions	157
Definitions	158
Mortgage Pool Characteristics	170
Overview	170
Property Types	172
Office Properties	172
Retail Properties	172
Multifamily Properties	173
Hospitality Properties	174
Mixed Use Properties	175
Self Storage Properties	176
Industrial Properties	176
Manufactured Housing Community Properties	176
Specialty Use Concentrations	176
Mortgage Loan Concentrations	177
Top Fifteen Mortgage Loans	177
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	178
Geographic Concentrations	180
Mortgaged Properties with Limited Prior Operating History	181
Tenancies-in-Common or Diversified Ownership	181
Shari’ah Compliant Loan	181
Delaware Statutory Trusts	182
Condominium and Other Shared Interests	182
Fee & Leasehold Estates; Ground Leases	184
Environmental Considerations	184
Redevelopment, Renovation and Expansion	189
Assessment of Property Value and Condition	191
Litigation and Other Considerations	192
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	194
Tenant Issues	197
Tenant Concentrations	197
Lease Expirations and Terminations	197
Expirations	197

Terminations	198
Other	200
Purchase Options and Rights of First Refusal	201
Affiliated Leases	203
Competition from Certain Nearby Properties	203
Insurance Considerations	203
Use Restrictions	205
Appraised Value	206
Non-Recourse Carveout Limitations	206
Real Estate and Other Tax Considerations	207
Delinquency Information	209
Certain Terms of the Mortgage Loans	209
Amortization of Principal	209
Due Dates; Mortgage Rates; Calculations of Interest	210
Single Purpose Entity Covenants	210
ARD Loans	211
Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments	211
Voluntary Prepayments	212
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	214
Defeasance	215
Releases; Partial Releases	216
Escrows	219
Mortgaged Property Accounts	220
Exceptions to Underwriting Guidelines	222
Additional Indebtedness	223
General	223
Whole Loans	223
Mezzanine Indebtedness	223
Other Secured Indebtedness	226
Preferred Equity	227
Other Unsecured Indebtedness	228
The Whole Loans	229
General	229
The Serviced Pari Passu Whole Loans	235
Intercreditor Agreement	235
Control Rights with respect to Serviced Pari Passu Whole Loans	236
Certain Rights of each Non-Controlling Holder	236
Sale of Defaulted Mortgage Loan	237
The Non-Serviced Pari Passu Whole Loans	237
Intercreditor Agreement	238
Control Rights	238
Certain Rights of each Non-Controlling Holder	239
Custody of the Mortgage File	240
Sale of Defaulted Mortgage Loan	240
The Non-Serviced AB Whole Loans	241
The 1633 Broadway Whole Loan	241
The 650 Madison Avenue Whole Loan	245
The F5 Tower Whole Loan	251
Additional Information	257
Transaction Parties	258
The Sponsors and Mortgage Loan Sellers	258
Wells Fargo Bank, National Association	258

General	258
Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program	259
Wells Fargo Bank’s Commercial Mortgage Loan Underwriting	260
Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor	265
Compliance with Rule 15Ga-1 under the Exchange Act	267
Retained Interests in This Securitization	270
Barclays Capital Real Estate Inc.	270
General	270
Barclays’ Securitization Program	270
Review of Barclays Mortgage Loans	272
Barclays’ Underwriting Guidelines and Processes	273
Compliance with Rule 15Ga-1 under the Exchange Act	276
Retained Interests in This Securitization	277
LMF Commercial, LLC	277
General	277
LMF’s Mortgage’s Securitization Program	278
LMF’s Underwriting Standards and Loan Analysis	278
Review of Mortgage Loans for Which LMF is the Sponsor	282
Compliance with Rule 15Ga-1 under the Exchange Act	284
Retained Interests in This Securitization	284
Ladder Capital Finance LLC	284
General	284
Ladder Capital Group’s Securitization Program	285
Ladder Capital Group’s Underwriting Guidelines and Processes	287
Review of LCF Mortgage Loans	293
Compliance with Rule 15Ga-1 under the Exchange Act	295
Retained Interests in This Securitization	295
Rialto Real Estate Fund IV – Debt, LP	296
General	296
RREF’s Securitization Program	297
Review of RREF Mortgage Loans	298
RREF’s Underwriting Guidelines and Processes	300
Exceptions to RREF’s Disclosed Underwriting Guidelines	304
Compliance with Rule 15Ga-1 under the Exchange Act	304
Retained Interests in This Securitization	305
Argentic Real Estate Finance LLC	305
General	305
Argentic’s Securitization Program	305
Argentic’s Underwriting Standards and Processes	306
Review of Mortgage Loans for Which Argentic is the Sponsor	311
Compliance with Rule 15Ga-1 under the Exchange Act	313
Retained Interests in This Securitization	313
The Depositor	313
The Issuing Entity	314
The Trustee	315
The Certificate Administrator	316
The Master Servicer	318
The Special Servicer	323
The Affiliated Special Servicer	328
Situs Holdings, LLC	328
The Benchmark 2020-B16 Special Servicer, the BWAY 2019-1633 Servicer and the MAD 2019-650M Servicer	331

The Operating Advisor and Asset Representations Reviewer	334
Credit Risk Retention	336
General	336
Qualifying CRE Loans; Required Credit Risk Retention Percentage	338
Material Terms of the Eligible Vertical Interest	338
Material Terms of the Eligible Horizontal Residual Interest	338
The Retaining Parties	340
Hedging, Transfer and Financing Restrictions	340
Operating Advisor	341
Representations and Warranties	342
Description of the Certificates	344
General	344
Distributions	346
Method, Timing and Amount	346
Available Funds	347
Priority of Distributions	349
Pass-Through Rates	353
Interest Distribution Amount	355
Principal Distribution Amount	355
Certain Calculations with Respect to Individual Mortgage Loans	357
Excess Interest	359
Application Priority of Mortgage Loan Collections or Whole Loan Collections	359
Allocation of Yield Maintenance Charges and Prepayment Premiums	362
Assumed Final Distribution Date; Rated Final Distribution Date	364
Prepayment Interest Shortfalls	364
Subordination; Allocation of Realized Losses	366
Reports to Certificateholders; Certain Available Information	368
Certificate Administrator Reports	368
Information to be Provided to Risk Retention Consultation Party	375
Information Available Electronically	375
Voting Rights	381
Delivery, Form, Transfer and Denomination	381
Book-Entry Registration	382
Definitive Certificates	385
Certificateholder Communication	385
Access to Certificateholders’ Names and Addresses	385
Requests to Communicate	385
List of Certificateholders	386
Description of the Mortgage Loan Purchase Agreements	387
General	387
Dispute Resolution Provisions	396
Asset Review Obligations	397
Pooling and Servicing Agreement	397
General	397
Assignment of the Mortgage Loans	397
Servicing Standard	398
Subservicing	400
Advances	400
P&I Advances	400
Servicing Advances	401
Nonrecoverable Advances	402
Recovery of Advances	404
Accounts	405

Withdrawals from the Collection Account	407
Servicing and Other Compensation and Payment of Expenses	410
General	410
Master Servicing Compensation	416
Special Servicing Compensation	419
Disclosable Special Servicer Fees	423
Certificate Administrator and Trustee Compensation	424
Operating Advisor Compensation	424
Asset Representations Reviewer Compensation	425
CREFC® Intellectual Property Royalty License Fee	426
Appraisal Reduction Amounts	426
Maintenance of Insurance	433
Modifications, Waivers and Amendments	437
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	444
Inspections	446
Collection of Operating Information	447
Special Servicing Transfer Event	447
Asset Status Report	450
Realization Upon Mortgage Loans	454
Sale of Defaulted Loans and REO Properties	457
The Directing Certificateholder	460
General	460
Major Decisions	462
Asset Status Report	466
Replacement of the Special Servicer	466
Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event	466
Servicing Override	469
Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans	470
Rights of the Holders of Serviced Pari Passu Companion Loans	470
Limitation on Liability of Directing Certificateholder	471
The Operating Advisor	471
General	471
Duties of Operating Advisor at All Times	472
Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing	475
Recommendation of the Replacement of the Special Servicer	476
Eligibility of Operating Advisor	476
Other Obligations of Operating Advisor	477
Delegation of Operating Advisor’s Duties	478
Termination of the Operating Advisor With Cause	478
Rights Upon Operating Advisor Termination Event	479
Waiver of Operating Advisor Termination Event	479
Termination of the Operating Advisor Without Cause	480
Resignation of the Operating Advisor	480
Operating Advisor Compensation	480
The Asset Representations Reviewer	481
Asset Review	481
Asset Review Trigger	481
Asset Review Vote	482
Review Materials	483
Asset Review	484

Eligibility of Asset Representations Reviewer	486
Other Obligations of Asset Representations Reviewer	487
Delegation of Asset Representations Reviewer’s Duties	487
Asset Representations Reviewer Termination Events	487
Rights Upon Asset Representations Reviewer Termination Event	488
Termination of the Asset Representations Reviewer Without Cause	489
Resignation of Asset Representations Reviewer	489
Asset Representations Reviewer Compensation	489
The Risk Retention Consultation Party	489
General	489
Limitation on Liability of Risk Retention Consultation Party	490
Restrictions on a Certificateholder or Risk Retention Consultation Party that is a Borrower Party	490
Replacement of the Special Servicer Without Cause	491
Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote	493
Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation	495
Termination of the Master Servicer or Special Servicer for Cause	495
Servicer Termination Events	495
Rights Upon Servicer Termination Event	497
Waiver of Servicer Termination Event	498
Resignation of the Master Servicer or Special Servicer	499
Limitation on Liability; Indemnification	500
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	503
Dispute Resolution Provisions	503
Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder	503
Repurchase Request Delivered by a Party to the PSA	504
Resolution of a Repurchase Request	504
Mediation and Arbitration Provisions	507
Servicing of the Non-Serviced Mortgage Loans	508
General	509
Servicing of the Kings Plaza Mortgage Loan	512
Servicing of the 1633 Broadway Mortgage Loan	513
Servicing of the 650 Madison Avenue Mortgage Loan	513
Servicing of the F5 Tower Mortgage Loan	514
Servicing of the ExchangeRight Net Leased Portfolio #31 Mortgage Loan and the Exchange on Erwin Mortgage Loan	514
Servicing of the 4041 Central Mortgage Loan	515
Servicing of the Shoppes at Parma Mortgage Loan	516
Rating Agency Confirmations	518
Evidence as to Compliance	520
Limitation on Rights of Certificateholders to Institute a Proceeding	521
Termination; Retirement of Certificates	522
Amendment	523
Resignation and Removal of the Trustee and the Certificate Administrator	526
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	527
Certain Legal Aspects of Mortgage Loans	527
General	528
Types of Mortgage Instruments	528
Leases and Rents	528

Personalty	529
Foreclosure	529
General	529
Foreclosure Procedures Vary from State to State	529
Judicial Foreclosure	530
Equitable and Other Limitations on Enforceability of Certain Provisions	530
Nonjudicial Foreclosure/Power of Sale	530
Public Sale	531
Rights of Redemption	532
Anti-Deficiency Legislation	532
Leasehold Considerations	533
Cooperative Shares	533
Bankruptcy Laws	534
Environmental Considerations	540
General	540
Superlien Laws	540
CERCLA	540
Certain Other Federal and State Laws	541
Additional Considerations	541
Due-on-Sale and Due-on-Encumbrance Provisions	542
Subordinate Financing	542
Default Interest and Limitations on Prepayments	542
Applicability of Usury Laws	543
Americans with Disabilities Act	543
Servicemembers Civil Relief Act	543
Anti-Money Laundering, Economic Sanctions and Bribery	544
Potential Forfeiture of Assets	544
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	545
Pending Legal Proceedings Involving Transaction Parties	549
Use of Proceeds	549
Yield and Maturity Considerations	549
Yield Considerations	549
General	549
Rate and Timing of Principal Payments	549
Losses and Shortfalls	551
Certain Relevant Factors Affecting Loan Payments and Defaults	552
Delay in Payment of Distributions	553
Yield on the Certificates with Notional Amounts	553
Weighted Average Life	553
Pre-Tax Yield to Maturity Tables	558
Material Federal Income Tax Considerations	562
General	562
Qualification as a REMIC	563
Status of Offered Certificates	565
Taxation of Regular Interests	565
General	565
Original Issue Discount	566
Acquisition Premium	568
Market Discount	568
Premium	569
Election To Treat All Interest Under the Constant Yield Method	569
Treatment of Losses	570

Yield Maintenance Charges and Prepayment Premiums	571
Sale or Exchange of Regular Interests	571
Taxes That May Be Imposed on a REMIC	572
Prohibited Transactions	572
Contributions to a REMIC After the Startup Day	572
Net Income from Foreclosure Property	572
Bipartisan Budget Act of 2015	573
Taxation of Certain Foreign Investors	573
FATCA	574
Backup Withholding	575
Information Reporting	575
3.8% Medicare Tax on “Net Investment Income”	575
Reporting Requirements	575
Certain State and Local Tax Considerations	576
Method of Distribution (Conflicts of Interest)	577
Incorporation of Certain Information by Reference	579
Where You Can Find More Information	580
Financial Information	580
Certain ERISA Considerations	581
General	581
Plan Asset Regulations	581
Administrative Exemptions	582
Insurance Company General Accounts	584
Legal Investment	585
Legal Matters	586
Ratings	586
Index of Defined Terms	589

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1

Annex A-2:	Mortgage Pool Information (Tables)	A-2-1

Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans	A-3-1

Annex B:	Form of Distribution Date Statement	B-1

Annex C:	Form of Operating Advisor Annual Report	C-1

Annex D-1:	Mortgage Loan Representations and Warranties	D-1-1

Annex D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1

Annex E:	Class A-SB Planned Principal Balance Schedule	E-1

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE OBTAINED ELECTRONICALLY THROUGH THE SECURITIES AND EXCHANGE COMMISSION’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE RISK RETENTION CONSULTATION PARTY, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS.

Important Notice About Information Presented in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

●	Summary of Certificates, commencing on the page set forth on the table of contents of this prospectus, which sets forth important statistical information relating to the certificates;

●	Summary of Terms, commencing on the page set forth on the table of contents of this prospectus, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and

●	Risk Factors, commencing on the page set forth on the table of contents of this prospectus, which describes risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms” in this prospectus.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to Wells Fargo Commercial Mortgage Securities, Inc.;

●	references to any specified mortgage loan should be construed to refer to the mortgage loan secured by the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1, representing the approximate percentage of the initial pool balance set forth on Annex A-1;

●	any parenthetical with a percentage next to a mortgage loan name or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of such mortgage loan (or the aggregate outstanding principal balance of such group of mortgage loans) represents, as set forth on Annex A-1;

●	any parenthetical with a percentage next to a mortgaged property (or portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount or aggregate allocated loan amount with respect to such mortgaged property or mortgaged properties) represents, as set forth on Annex A-1;

●	references to a “pooling and servicing agreement” (other than the WFCM 2020-C55 pooling and servicing agreement) governing the servicing of any mortgage loan should be construed to refer to any relevant pooling and servicing agreement, trust and servicing agreement or other primary transaction agreement governing the servicing of such mortgage loan; and

●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

NOTICE TO RESIDENTS WITHIN EUROPEAN ECONOMIC AREA AND THE UNITED KINGDOM

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE PROSPECTUS REGULATION (AS DEFINED BELOW).

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”) OR IN THE UNITED KINGDOM (THE “UK”). FOR THESE PURPOSES, A RETAIL INVESTOR MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR AS DEFINED IN REGULATION (EU) 2017/1129 (AS AMENDED, THE “PROSPECTUS REGULATION”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO RETAIL INVESTORS IN THE EEA OR IN THE UK HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY RETAIL INVESTOR IN THE EEA OR IN THE UK MAY BE UNLAWFUL UNDER THE PRIIPS REGULATION.

FURTHERMORE, THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE EEA OR THE UK WILL ONLY BE MADE TO A LEGAL ENTITY WHICH IS A QUALIFIED INVESTOR UNDER THE PROSPECTUS REGULATION (“QUALIFIED INVESTOR”). ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE EEA OR THE UK OF OFFERED CERTIFICATES MAY ONLY DO SO WITH RESPECT TO QUALIFIED INVESTORS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY OF THE UNDERWRITERS HAS AUTHORIZED, NOR DOES ANY OF THEM AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE EEA OR THE UK OTHER THAN TO QUALIFIED INVESTORS.

ANY DISTRIBUTOR SUBJECT TO MIFID II THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING ITS OWN DISTRIBUTION CHANNELS FOR THE PURPOSES OF THE MIFID II PRODUCT GOVERNANCE RULES UNDER COMMISSION DELEGATED DIRECTIVE (EU) 2017/593 (AS AMENDED, THE “DELEGATED DIRECTIVE”). NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE DELEGATED DIRECTIVE.

EUROPEAN ECONOMIC AREA AND UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE ANY OFFERED CERTIFICATES TO ANY RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA OR IN THE UNITED KINGDOM. FOR THE PURPOSES OF THIS PROVISION:

(i)        THE EXPRESSION “RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING:

(A)         A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR

(B)         A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR

(C)         not a qualified investor as defined in REGULATION (EU) 2017/1129 (as amended); and

(ii)        THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES.

EU RISK RETENTION AND DUE DILIGENCE REQUIREMENTS

NONE OF THE SPONSORS, NOR ANY OTHER PARTY TO THE TRANSACTION, INTENDS TO RETAIN A MATERIAL NET ECONOMIC INTEREST IN THE SECURITIZATION CONSTITUTED BY THE ISSUE OF THE CERTIFICATES IN A MANNER PRESCRIBED BY ARTICLE 6 OF EUROPEAN UNION REGULATION (EU) 2017/2402. IN ADDITION, NO SUCH PERSON UNDERTAKES TO TAKE ANY OTHER ACTION WHICH MAY BE REQUIRED BY ANY INVESTOR FOR THE PURPOSES OF ITS COMPLIANCE WITH ANY APPLICABLE REQUIREMENT UNDER SUCH REGULATION. FURTHERMORE, THE ARRANGEMENTS DESCRIBED UNDER “CREDIT RISK RETENTION” HAVE NOT BEEN STRUCTURED WITH THE OBJECTIVE OF ENSURING COMPLIANCE BY ANY PERSON WITH ANY REQUIREMENTS OF SUCH REGULATION. CONSEQUENTLY, THE CERTIFICATES MAY NOT BE A SUITABLE INVESTMENT FOR INVESTORS WHICH ARE SUBJECT TO ANY SUCH REQUIREMENTS.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED, “FSMA”) THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND

MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”)) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS” AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FSMA), RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(B) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. ANY PROSPECTIVE INVESTOR SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT. THIS PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR (AS DEFINED IN SECTION 4A(1)(c) OF THE SFA) PURSUANT TO SECTION 274 OF THE SFA (EACH AN “INSTITUTIONAL INVESTOR”), (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA) PURSUANT TO SECTION 275(1), OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, AND IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA, PROVIDED ALWAYS THAT NONE OF SUCH PERSON SHALL BE AN INDIVIDUAL OTHER THAN AN INDIVIDUAL WHO IS AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A(1)(a) OF THE SFA) (EACH, A “RELEVANT INVESTOR”).

NO CERTIFICATES ACQUIRED BY (I) AN INSTITUTIONAL INVESTOR; OR (II) A RELEVANT INVESTOR IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA MAY BE OFFERED OR SOLD, MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, OR OTHERWISE TRANSFERRED, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE, OTHER THAN TO (I) AN INSTITUTIONAL INVESTOR; OR (II) A RELEVANT INVESTOR IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT: (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR SUCH RIGHTS OR INTEREST IN THAT TRUST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN 200,000 SINGAPORE DOLLARS (OR ITS EQUIVALENT IN A FOREIGN CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275(1A) OF THE SFA; (2) WHERE NO

CONSIDERATION IS GIVEN FOR THE TRANSFER; (3) WHERE THE TRANSFER IS BY OPERATION OF LAW; OR (4) AS SPECIFIED IN SECTION 276(7) OF THE SFA.

REPUBLIC OF KOREA

THESE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF THE REPUBLIC OF KOREA FOR A PUBLIC OFFERING IN THE REPUBLIC OF KOREA. THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED DIRECTLY OR INDIRECTLY, OR OFFERED, SOLD OR DELIVERED TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN THE REPUBLIC OF KOREA OR TO ANY RESIDENT OF THE REPUBLIC OF KOREA, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE LAWS AND REGULATIONS OF THE REPUBLIC OF KOREA, INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

JAPANESE RETENTION REQUIREMENT

The Japanese Financial Services Agency (“JFSA”) published a risk retention rule as part of the regulatory capital regulation of certain categories of Japanese investors seeking to invest in securitization transactions (the “JRR Rule”). The JRR Rule mandates an “indirect” compliance requirement, meaning that certain categories of Japanese investors will be required to apply higher risk WEIGHTING to securitization exposures they hold unless the relevant originator commits to hold a retention interest in the securities issued in the securitization transaction equal to at least 5% of the exposure of the total underlying assets in the securitization transaction (the “JAPANESE RETENTION REQUIREMENT”), or such investors determine that the underlying assets were not “inappropriately originated.” In the absence of such a determination by such investors that such underlying assets were not “inappropriately originated,” the Japanese Retention Requirement would apply to an investment by such investors in such securities.

No party to the transaction described in this PROSPECTUS has committed to hold a risk retention interest in compliance with the Japanese Retention

Requirement, and we make no representation as to whether the transaction described in this PROSPECTUS would otherwise comply with the JRR Rule.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	Commercial Mortgage Pass-Through Certificates, Series 2020-C55.

Depositor	Wells Fargo Commercial Mortgage Securities, Inc., a North Carolina corporation, a wholly-owned subsidiary of Wells Fargo Bank, National Association, a national banking association organized under the laws of the United States of America, which is a direct, wholly-owned subsidiary of Wells Fargo & Company, a Delaware corporation. The depositor’s address is 301 South College Street, Charlotte, North Carolina 28202–0901 and its telephone number is (704) 374-6161. See “Transaction Parties—The Depositor”.

Issuing Entity	Wells Fargo Commercial Mortgage Trust 2020-C55, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.

Sponsors; Mortgage

Loan Sellers; Originators	The sponsors of this transaction are:

●	Wells Fargo Bank, National Association, a national banking association

●	Barclays Capital Real Estate Inc., a Delaware corporation

●	LMF Commercial, LLC, a Delaware limited liability company

●	Ladder Capital Finance LLC, a Delaware limited liability company

●	Rialto Real Estate Fund IV – Debt, LP, a Delaware limited partnership

●	Argentic Real Estate Finance LLC, a Delaware limited liability company

The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

The mortgage loan sellers will transfer to the depositor the mortgage loans set forth in the following chart, and the depositor will in turn sell the mortgage loans to the issuing entity.

Sellers of the Mortgage Loans

Mortgage Loan Seller	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Wells Fargo Bank, National Association	11	$ 275,861,009	28.7%
Barclays Capital Real Estate Inc.	9	196,225,000	20.4
LMF Commercial, LLC	17	176,613,576	18.3
Ladder Capital Finance LLC	12	133,673,185	13.9
Rialto Real Estate Fund IV – Debt, LP	10	97,371,663	10.1
Argentic Real Estate Finance LLC	7	83,087,278	8.6
Total	66	$ 962,831,712	100.0%

All of the mortgage loans were originated by their respective sellers or affiliates thereof, except (i) those certain mortgage loans that are part of larger whole loan structures that were co-originated by the applicable seller with one or more other lenders, (ii) nine (9) mortgage loans (8.3%) to be sold by Rialto Real Estate Fund IV – Debt, LP that were originated by an unrelated third party, BSPRT CMBS Finance, LLC, and subsequently transferred to Rialto Real Estate Fund IV – Debt, LP and (iii) one (1) mortgage loan (1.8%) to be sold by Rialto Real Estate Fund IV – Debt, LP that was originated by an unrelated third party, Basis Real Estate Capital II, LLC, transferred to BSPRT CMBS Finance, LLC and subsequently transferred to Rialto Real Estate Fund IV – Debt, LP.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Pool—Co-Originated or Third-Party Originated Mortgage Loans”.

Master Servicer	Wells Fargo Bank, National Association will be the master servicer. The master servicer will be responsible for the master servicing and administration of the mortgage loans and any related companion loan pursuant to the pooling and servicing agreement (other than any mortgage loan or companion loan that is part of a whole loan and serviced under the related trust and servicing agreement or pooling and servicing agreement, as applicable, related to the transaction indicated in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below). The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC A0293-080, 2001 Clayton Road, Concord, California 94520. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at Three Wells Fargo, MAC D1050-084, 401 South Tryon Street, Charlotte, North Carolina 28202. See “Transaction Parties—The Master Servicer” and “Pooling and Servicing Agreement”.

The non-serviced mortgage loans will be serviced by the master servicer set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Special Servicer	Rialto Capital Advisors, LLC, a Delaware limited liability company, is expected to be the special servicer with respect to the mortgage loans (other than any excluded special servicer loans) and any related companion loan other than with respect to the non-serviced mortgage loans and related companion loan(s) set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below. The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and any related serviced companion loan as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) reviewing, evaluating, processing and providing or withholding consent as to major decisions and certain other transactions and performing certain enforcement actions relating to such mortgage loans and any related serviced companion loan for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. The principal servicing office of the special servicer is located at 200 South Biscayne Boulevard, Suite 3550 Miami, Florida 33131. See “Transaction Parties—The Special Servicer” and “Pooling and Servicing Agreement”.

If the special servicer obtains knowledge that it has become a borrower party with respect to any mortgage loan (such mortgage loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan. After the occurrence and during the continuance of a control termination event or if at any time the applicable excluded special servicer loan is also an excluded loan, the resigning special servicer will be required to use commercially reasonable efforts to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.

Rialto Capital Advisors, LLC is expected to be appointed as the special servicer by RREF IV-D WFCM 2020-C55 MOA-HRR, LLC or another affiliate of Rialto Capital Advisors, LLC and Rialto Real Estate Fund IV – Debt, LP, which, on the closing date, is expected to be the initial directing certificateholder. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

The special servicer of each non-serviced mortgage loan is set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Affiliated Special Servicer

Situs Holdings, LLC, a Delaware limited liability company, is the initial special servicer with respect to the 1633 Broadway whole loan. Through common control by Stone Point Capital LLC, Situs Holdings, LLC is an affiliate of (i) Rialto Real Estate Fund IV-Debt, LP, the retaining sponsor and a mortgage loan seller, (ii) Rialto Capital Advisors, LLC, the expected special servicer, (iii) RREF IV-D WFCM 2020-C55 MOA-HRR, LLC, the expected holder of the “eligible horizontal residual interest”, the initial controlling class certificateholder and the entity expected to be appointed as the initial directing certificateholder with respect to each mortgage loan (other than (a) any non-serviced mortgage loan or (b) any applicable excluded loan with respect to the directing certificateholder), (iv) RREF IV-D WFCM 2020-C55 MOA, LLC, the expected holder of the VRR Interest and risk retention consultation party, and (v) RREF IV-D WFCM 2020-C55, LLC, which entity is expected to purchase the Class F, Class G, Class X-F and Class X-G certificates, and which will receive the Class V certificates (in each case, excluding the portion comprising the VRR Interest). See “Transaction Parties—The Affiliated Special Servicer—Situs Holdings, LLC”.

Trustee	Wilmington Trust, National Association will act as trustee. The corporate trust office of the trustee is located at 1100 North Market Street, Wilmington, Delaware 19890, Attention: WFCM 2020-C55. Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than a non-serviced mortgage loan) and any related companion loan. See “Transaction Parties—The Trustee” and “Pooling and Servicing Agreement”.

With respect to each non-serviced mortgage loan, the entity set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certificate Administrator	Wells Fargo Bank, National Association will act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust offices of Wells Fargo Bank, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer purposes are located at 600 South 4th Street, 7th Floor, Minneapolis, Minnesota 55479. See “Transaction Parties—The Certificate Administrator” and “Pooling and Servicing Agreement”.

The custodian with respect to each non-serviced mortgage loan will be the entity set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”, as custodian under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor	Park Bridge Lender Services LLC, a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicer, and in certain circumstances may recommend to the certificateholders that the special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to a non-serviced mortgage loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations

Reviewer	Park Bridge Lender Services LLC, a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC, will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Directing Certificateholder	The directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than (i) any non-serviced mortgage loans and (ii) any excluded loan as described in the next paragraph), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than a specified percentage of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). However, in certain circumstances (such as when no directing certificateholder has been appointed and no one holder owns the largest aggregate certificate balance of the controlling class) there may be no directing certificateholder even if there is a controlling class. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

With respect to the directing certificateholder or the holder of the majority of the controlling class certificates, an “excluded loan” is a mortgage loan or whole loan with respect to which the directing certificateholder or the holder of the majority of the controlling class certificates is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan (subject to certain exceptions) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof.

With respect to the F5 Tower whole loan, for so long as a control appraisal period relating to the B notes is continuing, the controlling class certificateholder will have certain consent and consultation rights in certain circumstances and approval rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts).

The controlling class will be, as of any date of determination, the most subordinate class of the Class G and Class H-RR certificates then outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class. As of the closing date, the controlling class will be the Class H-RR certificates. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder.

On the closing date (i) RREF IV-D WFCM 2020-C55 MOA, LLC, an affiliate of Rialto Real Estate Fund IV-Debt, LP and Rialto Capital Advisors, LLC, will be the holder of the “eligible vertical interest” (referred to herein as the “VRR  Interest”) and the risk retention consultation party, (ii)  RREF IV-D WFCM 2020-C55 MOA-HRR, LLC, an affiliate of Rialto Real Estate Fund IV-Debt, LP and Rialto Capital Advisors, LLC, will be the holder of the “eligible horizontal residual interest”, which will be comprised of the Class H-RR certificates (other than the portion that comprises the VRR Interest as described in “Credit Risk Retention”) and is expected to be the initial controlling class certificateholder and be appointed as the initial directing certificateholder with respect to each mortgage loan (other than (a) any non-serviced mortgage loans, or (b) any excluded loan with respect to the directing certificateholder) and (iii) RREF IV-D WFCM 2020-C55, LLC or another affiliate of Rialto Real Estate Fund IV – Debt, LP and Rialto Capital Advisors, LLC is expected to purchase the Class F, Class G, Class X-F and Class X-G certificates and will receive the Class V certificates (in each case, other than the portion of each such class of certificates that comprise the VRR Interest as described in “Credit Risk Retention”).  For the avoidance of doubt, the foregoing entities are no longer affiliates of LMF Commercial, LLC, formerly known as Rialto Mortgage Finance, LLC.

The F5 Tower whole loan is expected to be serviced pursuant to the pooling and servicing agreement entered into in connection with the BBCMS 2020-C6 securitization (the “BBCMS 2020-C6 PSA”). With respect to the F5 Tower whole loan, (i) for so long as no control appraisal period relating to the B notes is continuing, the majority B note holder will be the controlling holder of such whole loan and the issuing entity will have consultation rights and (ii) for so long as a control appraisal period relating to the B notes is continuing, the issuing entity will be the controlling holder of such whole loan and will have consent rights with respect to certain major decisions. The controlling class certificateholder will be entitled to exercise such consultation rights (for so long as no consultation termination event is continuing) and such consent rights (for so long as no control termination event is continuing). Regardless of whether a control appraisal period relating to the B notes is continuing, the F5 Tower whole loan is expected to continue to be serviced pursuant to the BBCMS 2020-C6 PSA.

Each entity identified in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below is the initial directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Risk Retention

Consultation Party	The risk retention consultation party will have certain non-binding consultation rights with respect to certain matters relating to specially serviced loans (other than certain excluded loans as described in the next paragraph), as further described in this prospectus. The risk retention consultation party will be the party selected by the holder or holders of more than 50% of the VRR Interest. RREF IV-D WFCM 2020-C55 MOA, LLC, a majority owned affiliate of Rialto Real Estate Fund IV – Debt, LP, is expected to be appointed as the initial risk retention consultation party.

With respect to the risk retention consultation party, an “excluded loan” is a mortgage loan or whole loan with respect to which the risk retention consultation party (or the holder of the VRR Interest entitled to appoint such risk retention consultation party) is a borrower, a mortgagor, a manager of the mortgaged property, the holder of a related mezzanine loan who has accelerated such mezzanine loan or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure such mezzanine loan, or a borrower party affiliate thereof.

Certain Affiliations

and Relationships	The originators, the sponsors, the underwriters, and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Relevant Dates and Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in February 2020 (or, in the case of any mortgage loan that has its first due date in March 2020, the date that would have been its due date in February 2020 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Closing Date	On or about February 27, 2020.

Distribution Date	The 4th business day following each determination date. The first distribution date will be in March 2020.

Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.

Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.

Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in California, Maryland, North Carolina, Ohio, Kansas, Pennsylvania, or any of the jurisdictions in which the respective primary servicing offices of the master servicer or the special servicer or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.

Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.

Collection Period	For any mortgage loan to be held by the issuing entity and any distribution date, the period commencing on the day immediately following the due date for such mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for such mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a collection period is not a business day, any periodic payments received with respect to the mortgage loans relating to that collection period on the business day immediately following that last day will be deemed to have been received during that collection period and not during any other collection period.

Assumed Final

Distribution Date; Rated

Final Distribution Date	The assumed final distribution dates set forth below for each class have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:

Class	Assumed Final Distribution Date
Class A-1	December 2024
Class A-2	January 2025
Class A-3	January 2027
Class A-SB	October 2029
Class A-4	December 2029
Class A-5	January 2030
Class X-A	NAP
Class X-B	NAP
Class A-S	January 2030
Class B	February 2030
Class C	February 2030

The rated final distribution date will be the distribution date in February 2053.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2020-C55:

●	Class A-1

●	Class A-2

●	Class A-3

●	Class A-SB

●	Class A-4

●	Class A-5

●	Class X-A

●	Class X-B

●	Class A-S

●	Class B

●	Class C

The certificates of this Series will consist of the above classes and the following classes that are not being offered by this prospectus: Class X-D, Class X-F, Class X-G, Class D, Class E, Class F, Class G, Class H-RR, Class V and Class R.

Certificate Balances and

Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:

Class	Approx. Initial Aggregate Certificate Balance or Notional Amount	Approx. Initial Available Certificate Balance or Notional Amount	Approx. Initial Retained Certificate Balance or Notional Amount(1)	Approx. % of Initial Pool Balance	Approx. Initial Credit Support(2)
Class A-1	$20,310,000	$19,429,000	$881,000	2.109%	30.000%
Class A-2	$18,218,000	$17,428,000	$790,000	1.892%	30.000%
Class A-3	$24,260,000	$23,207,000	$1,053,000	2.520%	30.000%
Class A-SB	$32,314,000	$30,911,000	$1,403,000	3.356%	30.000%
Class A-4	$182,940,000	$175,000,000	$7,940,000	19.000%	30.000%
Class A-5	$395,940,000	$378,756,000	$17,184,000	41.122%	30.000%
Class X-A	$673,982,000	$644,731,000	$29,251,000	NAP	NAP
Class X-B	$178,124,000	$170,393,000	$7,731,000	NAP	NAP
Class A-S	$96,283,000	$92,104,000	$4,179,000	10.000%	20.000%
Class B	$44,531,000	$42,598,000	$1,933,000	4.625%	15.375%
Class C	$37,310,000	$35,691,000	$1,619,000	3.875%	11.500%

(1)	On the closing date, Rialto Real Estate Fund IV – Debt, LP (a sponsor and an affiliate of the special servicer) will cause a majority owned affiliate to purchase from the underwriters offered certificates (of each class thereof) with the initial certificate balances or notional amounts, as applicable, set forth in the table above under “Initial Retained Certificate Balance or Notional Amount” as described in “Credit Risk Retention”.

(2)	The approximate initial credit support with respect to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates represents the approximate credit enhancement for the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates in the aggregate.

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class of certificates:

Class	Approx. Initial Pass-Through Rate(1)
Class A-1	1.8560%
Class A-2	2.7660%
Class A-3	2.4620%
Class A-SB	2.6510%
Class A-4	2.4740%
Class A-5	2.7250%
Class X-A	1.3137%
Class X-B	0.8183%
Class A-S	2.9370%
Class B	3.1390%
Class C	3.5420%

(1)

The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-S and Class B certificates for any distribution date will, in each case, be a fixed rate per annum equal to the rate set forth opposite such class in the table.  The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date.  The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class C certificates for any distribution date will be a variable rate per annum equal to the lesser of (a) a fixed rate per annum equal to the rate set forth opposite such class in the table and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

B. Interest Rate

Calculation Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and

Administration Fees	Each of the master servicer and the special servicer is entitled to a servicing fee or special servicing fee, as the case may be, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), any related serviced companion loan and any related REO loans and, with respect to the special servicing fees, if the related mortgage loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans.

The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and any related serviced companion loan at a servicing fee rate equal to a per annum rate ranging from 0.00375% to 0.05250%.

The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to the greater of (i) a per annum rate of 0.25000% and (ii) the per annum rate that would result in a special servicing fee of $3,500 for the related month. The special servicer will not be entitled to a special servicing fee with respect to any non-serviced mortgage loan.

Any primary servicing fees or sub-servicing fees with respect to each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan will be paid by the master servicer or special servicer, respectively, out of the fees described above.

The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including any REO loan and any non-serviced mortgage loan, but not any companion loan) at a per annum rate equal to 0.00774%. The trustee fee is payable by the certificate administrator from the certificate administrator fee and is equal to $290 per month.

The operating advisor will be entitled to an upfront fee of $5,000 on the closing date. As compensation for its routine duties, the operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan but excluding any related companion loan) at a per annum rate equal to 0.00131%. The operating advisor will also be entitled under certain circumstances to a consulting fee.

The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but excluding any related companion loan(s)) at a per annum rate equal to 0.00026%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any REO loan will be payable to CRE Finance Council® as a license fee for use of its names and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, “—Termination of the Master Servicer or Special Servicer For Cause” and “—Limitation on Liability; Indemnification”.

With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that mortgage loan will be entitled to a primary servicing fee at a rate equal to a per annum rate set forth in the table below, and the special servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

NON-SERVICED MORTGAGE LOANS

Non-Serviced Mortgage Loan	Primary Servicing Fee Rate(1)	Special Servicing Fee Rate
Kings Plaza	0.00125% per annum	0.25000% per annum(2)
1633 Broadway	0.00125% per annum	0.12500% per annum
650 Madison Avenue	0.00125% per annum	0.25000% per annum
F5 Tower	0.00125% per annum	0.20000% per annum
ExchangeRight Net Leased Portfolio #31	0.00125% per annum	0.25000% per annum(3)
Exchange on Erwin	0.00125% per annum	0.25000% per annum(3)
4041 Central	0.00125% per annum	0.25000% per annum(3)
Shoppes at Parma	0.00125% per annum	0.25000% per annum(4)

(1)	Each primary servicing fee rate described in the table and footnotes thereto is included as part of the Servicing Fee Rate.

(2)	From and after the securitization of the related controlling pari passu companion loan, such mortgage loan will be serviced under the pooling and servicing agreement governing such securitization and the related primary servicing fee rate and special servicing fee rate will be as specified in such pooling and servicing agreement.

(3)	The special servicing fee rate is the greater of (i) 0.25000% per annum, and (ii) the rate that would result in a special servicing fee of $3,500.

(4)	The special servicing fee rate is the greater of (i) 0.25000% per annum and (ii) the rate that would result in a special servicing fee of $3,500 per month (or, during any month that such mortgage loan is specially serviced and there is a consultation with the related risk retention consultation party, $5,000).

Distributions

A. Amount and Order

of Distributions on

Certificates	On each distribution date, funds available for distribution to the certificates (other than any yield maintenance charges and prepayment premiums and any excess interest distributable to the Class V certificates) will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to this prospectus, (b) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (c) third, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero, (d) fourth, to principal on the Class A-3 certificates until the certificate balance of the Class A-3 certificates has been reduced to zero, (e) fifth, to principal on the Class A-4 certificates until the certificate balance of the Class A-4 certificates has been reduced to zero, (f) sixth, to principal on the Class A-5 certificates until the certificate balance of the Class A-5 certificates has been reduced to zero, and (g) seventh, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero, or (ii) if the certificate balance of each class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those classes of certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates.

Third, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, to reimburse the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, first, (i) up to an amount equal to and pro rata in accordance with, the aggregate previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by each such class, then (ii) up to an amount equal to, and pro rata in accordance with, all accrued and unpaid interest on the amount set forth in clause (i) at the pass-through rate for such class;

Fourth, to the Class A-S certificates as follows: (a) to interest on the Class A-S certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;

Fifth, to the Class B certificates as follows: (a) to interest on the Class B certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;

Sixth, to the Class C certificates as follows: (a) to interest on the Class C certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;

Seventh, to the non-offered certificates (other than the Class X-D, Class X-F, Class X-G, Class V and Class R certificates) in the amounts and order of priority described in “Description of the Certificates—Distributions”; and

Eighth, to the Class R certificates, any remaining amounts.

For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

B. Interest and Principal

Entitlements	A description of the interest entitlement of each class of certificates (other than the Class V and Class R certificates) can be found in “Description of the Certificates—Distributions—Interest Distribution Amount”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

A description of the amount of principal required to be distributed to each class of certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount”.

C. Yield Maintenance

Charges, Prepayment

Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

D. Subordination,

Allocation of Losses

and Certain Expenses	The chart below describes the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. The chart also shows the manner in which mortgage loan losses are allocated to certain classes of the certificates in ascending order (beginning with the non-offered certificates, other than the Class X-D, Class X-F, Class X-G, Class V and Class R certificates) to reduce the balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class V or Class R certificates, although principal payments and mortgage loan losses may reduce the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-F and Class X-G

certificates and, therefore, the amount of interest they accrue.

(1)	The Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates are interest-only certificates.

(2)	The Class X-D, Class X-F and Class X-G certificates are non-offered certificates.

(3)	Other than the Class X-D, Class X-F, Class X-G, Class V and Class R certificates.

Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

The notional amount of the Class X-A certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates. The notional amount of the Class X-B certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-S, Class B and Class C certificates.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.

 E. Shortfalls in Available

Funds	Shortfalls will reduce distributions to the classes of certificates with the lowest payment priorities. Shortfalls may occur as a result of:

●	the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive;

●	interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);

●	the application of appraisal reductions to reduce interest advances;

●	extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;

●	a modification of a mortgage loan’s interest rate or principal balance; and

●	other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer are required to be allocated among the classes of certificates (other than the Class V certificates) entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Prepayment Interest Shortfalls”.

F. Excess Interest	On each distribution date, any excess interest in respect of the increase in the interest rate on any mortgage loan with an anticipated repayment date after the related anticipated repayment date to the extent actually collected and applied as interest during a collection period will be distributed to the holders of the Class V certificates on the related distribution date as set forth in “Description of the Certificates—Distributions—Excess Interest”. This excess interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement.

Advances

A. P&I Advances	The master servicer is required to advance a delinquent periodic payment on each mortgage loan (including any non-serviced mortgage loan) or any REO loan (other than any portion of an REO loan related to a companion loan), unless in each case, the master servicer or the special servicer determines that the advance would be nonrecoverable. Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity or outstanding on the related anticipated repayment date, as applicable, in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be nonrecoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and the CREFC® license fee.

Neither the master servicer nor the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan and the special servicer will not make any principal or interest advance with respect to any mortgage loan or companion loan.

See “Pooling and Servicing Agreement—Advances”.

B. Property Protection

Advances	The master servicer may be required to make advances with respect to the mortgage loans (excluding any non-serviced mortgage loan) and any related companion loan to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;

●	maintain the lien on the related mortgaged property; and/or

●	enforce the related mortgage loan documents.

The special servicer will have no obligation to make any property protection advances (although it may elect to make them in an emergency circumstance). If the special servicer makes a property protection advance, the master servicer will be required to reimburse the special servicer for that advance (unless the master servicer determines that the advance would be nonrecoverable, in which case the advance will be reimbursed out of the collection account) and the master servicer will be deemed to have made that advance as of the date made by the special servicer.

If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be nonrecoverable.

See “Pooling and Servicing Agreement—Advances”.

With respect to each non-serviced mortgage loan, the master servicer (and the trustee, as applicable) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the “Prime Rate” as published in The Wall Street Journal, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.

With respect to each non-serviced mortgage loan, the applicable makers of advances under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be sixty-six (66) fixed-rate commercial mortgage loans, each evidenced by one or more promissory notes generally secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in one-hundred (100) commercial, multifamily or manufactured housing community properties. See “Description of the Mortgage Pool—General”.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $962,831,712.

Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the sixty-six (66) commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each mortgage loan in the table below is part of a larger whole loan, which is comprised of the related mortgage loan and one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan”) and, in certain cases, one or more loans that are subordinate in right of payment to the related mortgage loan (each referred to in this prospectus as a “subordinate companion loan” and any pari passu companion loan or subordinate companion loan may also be referred to herein as a “companion loan”). The companion loans, together with their related mortgage loan, are referred to in this prospectus as a “whole loan”.

Whole Loan Summary(1)

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan Cut-off Date LTV Ratio(2)	Whole Loan Cut-off Date LTV Ratio(3)	Mortgage Loan Underwritten NCF DSCR(2)	Whole Loan Underwritten NCF DSCR(3)
Kings Plaza	$ 82,945,946	8.6%	$ 404,054,054	N/A	54.1%	54.1%	3.06x	3.06x
1633 Broadway	$ 70,000,000	7.3%	$ 931,000,000	$ 249,000,000	41.7%	52.1%	3.83x	3.07x
650 Madison Avenue	$ 40,000,000	4.2%	$ 546,800,000	$213,200,000	48.5%	66.1%	2.73x	2.00x
F5 Tower	$ 40,000,000	4.2%	$ 145,000,000	$112,600,000	39.4%	63.3%	3.32x	2.07x
ExchangeRight Net Leased Portfolio #31	$ 33,875,000	3.5%	$ 40,000,000	N/A	62.1%	62.1%	2.56x	2.56x
One Stockton	$ 30,000,000	3.1%	$ 36,000,000	N/A	59.5%	59.5%	1.79x	1.79x
Vernon Tower	$ 26,450,000	2.7%	$ 16,800,000	N/A	61.7%	61.7%	1.77x	1.77x
Exchange on Erwin	$ 25,450,000	2.6%	$ 50,000,000	N/A	64.5%	64.5%	2.23x	2.23x
4041 Central	$ 19,386,052	2.0%	$ 22,865,599	N/A	72.8%	72.8%	1.73x	1.73x
Shoppes at Parma	$ 8,054,306	0.8%	$ 48,874,426	N/A	65.2%	65.2%	1.74x	1.74x

(1)	Any unsecuritized pari passu companion loan may be further split.

(2)	Calculated including any related pari passu companion loans but excluding any related mezzanine debt and any related subordinate companion loans.

(3)	Calculated including any related pari passu companion loans and any related subordinate companion loans but excluding related mezzanine debt.

Each of the One Stockton whole loan and the Vernon Tower whole loan will be serviced by Wells Fargo Bank, National Association, as master servicer, and Rialto Capital Advisors, LLC, as special servicer, pursuant to the pooling and servicing agreement for this transaction and is referred to in this prospectus as a “serviced whole loan”, and each related mortgage loan or companion loan is referred to in this prospectus as a “serviced mortgage loan” or “serviced companion loan”, respectively.

Each whole loan identified in the table below will not be serviced under the pooling and servicing agreement for this transaction and instead will be serviced under a separate trust and servicing agreement or pooling and servicing agreement, as applicable, identified in the table below entered into in connection with the securitization of one or more related companion loan(s) and is referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loan is referred to as a “non-serviced mortgage loan” and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”.

Non-Serviced Whole Loans(1)

Mortgage Loan Name	Transaction/ Pooling Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
Kings Plaza	Benchmark 2020-B16(2)(3)	8.6%	Midland Loan Services, a Division of PNC Bank, National Association	KeyBank National Association	Wells Fargo Bank, National Association
1633 Broadway	BWAY 2019-1633	7.3%	KeyBank National Association	Situs Holdings, LLC	Wells Fargo Bank, National Association
650 Madison Avenue	MAD 2019-650M	4.2%	KeyBank National Association	LNR Partners, LLC	Wilmington Trust, National Association
F5 Tower	BBCMS 2020-C6(4)	4.2%	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wells Fargo Bank, National Association
ExchangeRight Net Leased Portfolio #31	BBCMS 2020-C6(4)	3.5%	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wells Fargo Bank, National Association
Exchange on Erwin	BBCMS 2020-C6(4)	2.6%	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wells Fargo Bank, National Association
4041 Central	UBS 2019-C18	2.0%	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	Wilmington Trust, National Association
Shoppes at Parma	CGCMT 2019-C7	0.8%	Wells Fargo Bank, National Association	LNR Partners, LLC	Wilmington Trust, National Association

Mortgage Loan Name	Certificate Administrator	Custodian	Operating Advisor	Initial Directing Party(5)
Kings Plaza	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	JPMorgan Chase Bank, National Association
1633 Broadway	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	Prima Capital Advisors LLC
650 Madison Avenue	Citibank, N.A.	Citibank, N.A.	N/A	Healthcare of Ontario Pension Plan Trust Fund(6)
F5 Tower	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	KKR Real Estate Credit Opportunity Partners II L.P.(7)
ExchangeRight Net Leased Portfolio #31	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	KKR Real Estate Credit Opportunity Partners II L.P.
Exchange on Erwin	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	KKR Real Estate Credit Opportunity Partners II L.P.
4041 Central	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	RREF IV-D UBSCM 2019-C18 MOA-HRR, LLC
Shoppes at Parma	Citibank, N.A.	Citibank, N.A.	Pentalpha Surveillance LLC	LNR Securities Holdings, LLC

(1)	As of the closing date of the related securitization.

(2)	The Benchmark 2020-B16 transaction is expected to close on or about February 12, 2020.

(3)	The Kings Plaza whole loan is expected to be initially serviced under the pooling and servicing agreement governing the Benchmark 2020-B16 securitization until the related controlling pari passu companion loan is securitized. From and after the securitization of the related controlling pari passu companion loan, such whole loan will be serviced under the pooling and servicing agreement governing such securitization and the related master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor and directing certificateholder will be the parties specified in such pooling and servicing agreement.

(4)	The BBCMS 2020-C6 transaction is expected to close on or about February 19, 2020.

(5)	The entity with the heading “Initial Directing Party” above reflects the party entitled to exercise control and consultation rights with respect to the related mortgage loan similar to those of the directing certificateholder under the pooling and servicing agreement for this securitization until such party’s rights are terminated pursuant to the related pooling and servicing agreement or intercreditor agreement, as applicable.

(6)	The Initial Directing Party for the 650 Madison Avenue whole loan is Healthcare of Ontario Pension Plan Trust Fund, as the controlling class representative for the MAD 2019-650M securitization trust which is currently the controlling noteholder for such whole loan. During the continuance of a control appraisal period, the controlling noteholder will be the holder of Note A-1-1. Note A-1-1 was included in the CGCMT 2019-C7 securitization, and therefore, during the continuance of a control appraisal period, the controlling class representative (or equivalent party) under the CGCMT 2019-C7 securitization is expected to exercise the rights of the controlling holder with respect to the 650 Madison Avenue whole loan.

(7)	The initial controlling holder for the F5 Tower mortgage loan is KKR Real Estate Credit Opportunity Partners II L.P., as the F5 Tower controlling class certificateholder. Pursuant to the related co-lender agreement, following the occurrence (and during the continuance) of a F5 Tower control appraisal period, (i) the holder of note A-1-B will be the controlling holder for the F5 Tower whole loan and (ii) the F5 Tower whole loan will be serviced by the master servicer and, if necessary, the special servicer under the pooling and servicing agreement for the BBCMS 2020-C6 securitization. Note A-1-B is being included in this WFCM 2020-C55 securitization, and therefore, following the occurrence (and during the continuance) of a F5 Tower control appraisal period, the controlling class certificateholder is expected to exercise the rights of the controlling holder with respect to the F5 Tower mortgage loan, and the F5 Tower whole loan is expected to remain serviced under the pooling and servicing agreement for the BBCMS 2020-C6 securitization.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Mortgage Loan Characteristics

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payment of the related subordinate companion loan (or any other subordinate debt encumbering the related mortgaged property) or any related mezzanine debt or preferred equity.

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes (or, in the case of each mortgage loan with a cut-off date prior to the date of this prospectus, reflects) the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1. All percentages of the mortgage loans and mortgaged properties, or of any specified group of mortgage loans and mortgaged properties, referred to in this prospectus without further description are approximate percentages of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, by cut-off date balances and/or the allocated loan amount allocated to such mortgaged properties as of the cut-off date.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$962,831,712
Number of mortgage loans	66
Number of mortgaged properties	100
Range of Cut-off Date Balances	$945,000 to $82,945,946
Average Cut-off Date Balance	$14,588,359
Range of Mortgage Rates	2.990% to 4.980%
Weighted average Mortgage Rate	3.948%
Range of original terms to maturity(2)	60 months to 120 months
Weighted average original term to maturity(2)	118 months
Range of remaining terms to maturity(2)	58 months to 120 months
Weighted average remaining term to maturity(2)	117 months
Range of original amortization terms(3)	300 months to 360 months
Weighted average original amortization term(3)	358 months
Range of remaining amortization terms(3)	300 months to 360 months
Weighted average remaining amortization term(3)	357 months
Range of Cut-off Date LTV Ratios(4)(5)	39.4% to 74.6%
Weighted average Cut-off Date LTV Ratio(4)(5)	59.8%
Range of LTV Ratios as of the maturity date(2)(4)(5)	32.3% to 74.6%
Weighted average LTV Ratio as of the maturity date(2)(4)(5)	56.0%
Range of U/W NCF DSCRs(5)(6)	1.39x to 3.83x
Weighted average U/W NCF DSCR(5)(6)	2.27x
Range of U/W NOI Debt Yields(5)	6.7% to 15.1%
Weighted average U/W NOI Debt Yield(5)	10.4%
Percentage of Initial Pool Balance consisting of:
Interest-only, Balloon	59.2%
Amortizing Balloon	19.8%
Interest-only, Amortizing Balloon	16.5%
Interest-only, ARD	4.5%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	With respect to four (4) mortgage loans with an anticipated repayment date, secured by the mortgaged properties identified on Annex A-1 to this prospectus as F5 Tower, Dollar General Clinton, IN, Dollar General Wardsville, MO and Dollar General Saginaw, MI, collectively representing approximately 4.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, calculated as of the related anticipated repayment date.

(3)	Excludes twenty-nine (29) mortgage loans (63.7%) that are interest-only for the entire term or until the anticipated repayment date, as applicable.

(4)	Loan-to-value ratios (such as, for example, the loan-to-value ratios as of the cut-off date and the loan-to-value ratios at the maturity date) with respect to the mortgage loans were generally calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus; provided, that with respect to certain mortgage loans, the related loan-to-value ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. Such mortgage loans are identified under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value” in this prospectus.

(5)	In the case of ten (10) mortgage loans (39.1%), each of which has one or more pari passu companion loans and/or subordinate companion loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related pari passu companion loan(s), but excluding any related subordinate companion loan. The underwritten net cash flow debt service coverage ratio, related loan-to-value ratio as of the cut-off date, loan-to-value ratio as of the maturity date or anticipated repayment date and underwritten net operating income debt yield calculated including the related subordinate companion loans are (a) with respect to the 1633 Broadway mortgage loan (7.3%), 3.07x, 52.1%, 52.1% and 9.5%, respectively, (b) with respect to the 650 Madison Avenue mortgage loan (4.2%), 2.00x, 66.1%, 66.1% and 7.3%, respectively, and (c) with respect to the F5 Tower mortgage loan (4.2%), 2.07x, 63.3%, 63.3% and 8.1%, respectively.

(6)	Debt service coverage ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the mortgage loan following the cut-off date, provided that (i) in the case of a mortgage loan that provides for interest-only payments through maturity or its anticipated repayment date, as applicable, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such mortgage loan and (ii) in the case of a mortgage loan that provides for an initial interest-only period that ends prior to maturity or its anticipated repayment date, as applicable, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period.

All of the mortgage loans accrue interest on an actual/360 basis.

For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced

Loans	As of the cut-off date, one (1) of the mortgage loans (0.4%) was modified due to a delinquency or was a refinancing of a loan in default at the time of refinancing and/or otherwise involved discounted payoffs in connection with the origination of such mortgage loans.

With respect to the Star Vale MHC mortgage loan (0.4%), the original owner of the related mortgaged property in 2005 secured a $1,598,610, 10-year, CMBS loan on the Phase I of the related mortgaged property.

The original owner placed a second mortgage on the related mortgaged property in 2008 and started site work on Phase II. Due to the recession and large amount of payments due, the original owner placed the related mortgaged property into bankruptcy in 2009. The seller of the related mortgaged property (the subject mortgage loan being acquisition financing) foreclosed into the applicable borrower’s ownership interests in late 2011 and requested loan modifications with the first and second lien holders. The seller of the related mortgaged property declared Chapter 11 bankruptcy in early 2014. The original CMBS loan was liquidated in 2016 for a sales price of $1,313,460 to a third-party note holder. In 2018, the court approved the seller of the related mortgaged property’s bankruptcy plan and, as part of that approved plan, was required to receive the court’s approval to sell the related mortgaged property, which has been provided.

See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

Properties with Limited

Operating History	With respect to forty-eight (48) of the mortgaged properties (34.4%), such mortgaged properties (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has either no prior operating history or limited prior operating history, (ii) have a borrower or an affiliate under the related mortgage loan that acquired the related mortgaged property within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from

Underwriting Standards	Certain of the mortgage loans may vary from the related mortgage loan seller’s underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

With respect to two (2) mortgage loans being contributed by Wells Fargo Bank, National Association (2.6%), there was an exception from the applicable mortgage loan seller’s underwriting guidelines with respect to satisfaction of certain underwriting criteria (e.g., occupancy, minimum debt service coverage ratio, underwritten management fees, underwritten vacancies, underwritten occupancy, single purpose entity covenants, etc.).

See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”; “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”; “—Ladder Capital Finance LLC—Ladder Capital Group’s Underwriting Guidelines and Processes”; “—Rialto Real Estate Fund IV – Debt, LP—RREF’s Underwriting Guidelines and Processes”; and “—Argentic Real Estate Finance LLC—Argentic’s Underwriting Standards and Processes”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance

and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, société anonyme or Euroclear

Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination” and “—Book-Entry Registration”.

Credit Risk Retention	Rialto Real Estate Fund IV – Debt, LP, the retaining sponsor, intends to cause (i) RREF IV-D WFCM 2020-C55 MOA, LLC, a majority-owned affiliate, to retain an “eligible vertical interest”, in the form of certificates representing approximately 4.34% of the certificate balance, notional amount or percentage interest of each class of certificates (other than the Class R certificates) and (ii) another majority-owned affiliate, RREF IV-D WFCM 2020-C55 MOA-HRR, LLC, to retain an “eligible horizontal residual interest”, in the form of certificates representing approximately 0.68% of the fair value of all of the ABS interests issued, which will be comprised of the Class H-RR certificates (other than the portion that comprises the VRR Interest) in a manner that satisfies the U.S. credit risk retention requirements. For additional information, see “Credit Risk Retention”.

None of the sponsors, nor any other party to the transaction, intends to retain a material net economic interest in the securitization constituted by the issue of the certificates in a manner prescribed by Article 6 of European Union Regulation (EU) 2017/2402. In addition, no such person undertakes to take any other action which may be required by any investor for the purposes of its compliance with any applicable requirement under such Regulation. Furthermore, the arrangements described under “Credit Risk Retention” have not been structured with the objective of ensuring compliance by any person with any requirements of such Regulation. Consequently, the certificates may not be a suitable investment for investors which are subject to any such requirements. See “Risk Factors—Other Risks Relating to the Certificates—EU Risk Retention and Due Diligence Requirements”.

Information Available to

Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:

●	Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, MBS Data, LLC, RealInsight and Thomson Reuters Corporation;

●	The certificate administrator’s website initially located at www.ctslink.com; and

●	The master servicer’s website initially located at www.wellsfargo.com/com.

Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1.0% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.

The issuing entity may also be terminated in connection with a voluntary exchange of all of the then-outstanding certificates (other than the Class V and Class R certificates) for the mortgage loans then held by the issuing entity, provided that (i) the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-S, Class B, Class C, Class D and Class E certificates are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class V and Class R certificates) and (iii) the master servicer consents to the exchange.

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or

Substitutions of Mortgage

Loans; Loss of Value

Payment	Under certain circumstances, the related mortgage loan seller (or Barclays Capital Holdings Inc., with respect to the repurchase and substitution obligations of Barclays Capital Real Estate Inc., to the same extent as Barclays Capital Real Estate Inc.) may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”). In addition, Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP are to agree, pursuant to the related mortgage loan purchase agreement, to guarantee payment in connection with the performance of such obligations on the part of Ladder Capital Finance LLC. See “Description of the Mortgage Loan Purchase Agreements—General”.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances the special servicer is required to use reasonable efforts to solicit offers for defaulted mortgage loans (other than non-serviced mortgage loans) or a defaulted serviced whole loan and/or related REO properties and, in the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted mortgage loan (other than non-serviced mortgage loans), defaulted whole loan or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer would be in the best interests of the certificateholders and any related companion loan holders (as a collective whole as if such certificateholders and such companion loan holders constituted a single lender).

With respect to any non-serviced mortgage loan, if a related pari passu companion loan becomes a defaulted mortgage loan under the trust and servicing agreement or pooling and servicing agreement for the related pari passu companion loan and the special servicer under the related trust and servicing agreement or pooling and servicing agreement for the related pari passu companion loan(s) determines to sell such pari passu companion loan(s), then such special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan(s), and, in certain cases, the related subordinate companion loan(s), in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.

Pursuant to each mezzanine loan intercreditor agreement with respect to the mortgage loans with mezzanine indebtedness, the holder of the related mezzanine loan has the right to purchase the related mortgage loan as described in “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness”. Additionally, in the case of mortgage loans that permit certain equity owners of the borrower to incur future mezzanine debt as described in “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness”, the related mezzanine lender may have the option to purchase the related mortgage loan after certain defaults. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”, “—Sale of Defaulted Loans and REO Properties” and “Description of the Mortgage Pool—The Whole Loans”.

Tax Status	Elections will be made to treat designated portions of the issuing entity (exclusive of the portion of the issuing entity consisting of the entitlement to collections of excess interest accrued on any mortgage loan with an anticipated repayment date and the related distribution account) as two separate REMICs – the lower-tier REMIC and the upper-tier REMIC – for federal income tax purposes.

In addition, the portion of the issuing entity consisting of the entitlement to collections of excess interest accrued on any mortgage loan with an anticipated repayment date and the related distribution account will be treated as a trust and the holders of the Class V certificates will be treated as the beneficial owners of such entitlement for federal income tax purposes (a “grantor trust”), as further described under “Material Federal Income Tax Considerations”.

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will constitute REMIC “regular interests”.

●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

●	You will be required to report income on your offered certificates using the accrual method of accounting.

●

It is anticipated that the Class X-A and Class X-B certificates will be issued with original issue discount and that the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-S, Class B and Class C certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA

Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker

Rule under the Dodd-Frank Act (both as defined in this prospectus). See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

Risks Related to Market Conditions and Other External Factors

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, natural disasters and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates; and

●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise, unrelated to the related borrowers.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs on a non-recourse loan, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity or an anticipated repayment date is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of all or a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness. In addition, certain mortgage loans may provide for recourse to a guarantor for all or a portion of the indebtedness or for any loss or costs that may be incurred by the borrower or the lender with respect to certain borrower obligations under the related mortgage loan documents. In such cases, we cannot assure you any recovery from such guarantor will be made or that such guarantor will have assets sufficient to pay any otherwise recoverable claim under a guaranty.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;

●	perceptions regarding the safety, convenience and attractiveness of the properties;

●	the characteristics and desirability of the area where the property is located;

●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the property’s management and maintenance;

●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the properties or make improvements;

●	the dependence upon a single tenant or concentration of tenants in a particular business or industry;

●	a decline in the businesses operated by tenants or in their financial condition;

●	an increase in vacancy rates; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;

●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences;

●	political factors;

●	environmental factors;

●	seismic activity risk;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments;

●	location of certain mortgaged properties in less densely populated or less affluent areas; and

●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

●	the quality and creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which new rentals occur; and

●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. Tenants under certain leases included in the underwritten net cash flow, underwritten net operating income or occupancy may nonetheless be in financial distress. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

●	a significant tenant were to become a debtor in a bankruptcy case;

●	rental payments could not be collected for any other reason; or

●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, certain tenants may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliate could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

See “—Hospitality Properties Have Special Risks” and “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,

●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,

●	if the related borrower fails to provide a designated number of parking spaces,

●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,

●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,

●	if a tenant’s use is not permitted by zoning or applicable law,

●	if the tenant is unable to exercise an expansion right,

●	if the landlord defaults on its obligations under the lease,

●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,

●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,

●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,

●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,

●	in the case of government sponsored tenants, at any time or for lack of appropriations, or

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

●	the adaptability of the building to changes in the technological needs of the tenants;

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space);

●	in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property;

●	office space used as lab and/or research and development may rely on funds for research and development from government and/or private sources of funding, which may become unavailable; and

●	in the case of tenants that offer co-working or office-sharing space designed for multiple, unaffiliated space users, licenses or subleases of space to users are of shorter-term duration and user turnover is greater than with typical office leases. Co-working tenants may experience higher operating costs than typical office tenants, and revenues may lag expenses until the co-working space is filled out. Further, if office rents decrease, shorter-term space users may move to properties with lower rent, while co-working tenants would be left with longer-term lease obligations.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

Certain office tenants at the mortgaged properties may use their leased space to create shared workspaces that they lease to other businesses. Shared workspaces are generally rented by customers on a short term basis and for less square feet. Short term, smaller space users may be more impacted by economic fluctuations compared to traditional long term, larger office leases, which has the potential to impact operating profitability of the company offering the shared space and, in turn, its ability to maintain its lease payments. This may subject the related mortgage loan to increased risk of default and loss. In addition, the business model for co-working tenants is evolving, and in markets where co-working tenants represent significant market share, deteriorating performance at any one location may create disruption across other co-working locations and affect the broader office market as well.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Retail Properties Have Special Risks

Some of the mortgage loans are secured by retail properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties.” The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, and by changes in shopping methods and choices. Some of the risks related to these matters are further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, and “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales. To the extent that a tenant changes the manner in which its gross sales are reported it could result in lower rent paid by the tenant. For example, if a tenant takes into account customer returns of merchandise purchased online and reduces the gross sales, this could result in lower gross sales relative to gross sales previously reported at that location even if the actual performance of the store remains unchanged. We cannot assure you that the net operating income contributed by the retail mortgaged properties or the rates of occupancy at the retail stores will remain at the levels specified in this prospectus or remain consistent with past performance.

Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to many retailers, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalog retailers, home shopping networks, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants at the mortgaged property, and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants at the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor tenant, the shadow anchor tenant or another major tenant goes dark, a specified percentage of the property is vacant or if the subject store is not meeting the minimum sales requirement under its lease. Even if non-anchor tenants do not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate because the anchor tenant or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants. This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain anchor tenants may have the right to demolish and rebuild, or substantially alter, their premises. Exercise of such rights may result in disruptions at the mortgaged property or reduce traffic to the mortgaged property, may trigger co-tenancy clauses if such activities result in the anchor tenants being dark for the period specified in the cotenancy clause, and may result in reduced value of the structure or in loss of the structure if the tenant fails to rebuild.

If anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, we cannot assure you that the related borrower’s ability to repay its mortgage loan would not be materially and adversely affected.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant, the tenant withholding some or all of its rental payments or litigation against the related borrower. We cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with respect to the retail mortgaged properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Certain retail properties have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties” and “—Mortgage Pool Characteristics—Specialty Use Concentrations”.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the quality of property management;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services or amenities that the property provides;

●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●	the generally short terms of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;

●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

●	certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;

●	restrictions on the age or income of tenants who may reside at the property;

●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

●	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and

●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain states regulate the relationship between an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, in some states, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase a tenant’s rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and

●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Moreover, legislative or judicial actions concerning the status of rent-stabilized properties may adversely affect existing market rent units and a borrower’s ability to convert rent-stabilized units to market rent units in the future and may give rise to liability in connection with previously converted units.

Some counties and municipalities may later impose stricter rent control regulations on apartment buildings. For example, on June 14, 2019, the New York State Senate passed, and New York Governor Andrew Cuomo signed, the Housing Stability and Tenant Protection Act of 2019 (the “HSTP Act”), which, among other things, limits the ability of landlords to increase rents in rent stabilized apartments at the time of lease renewal and after a vacancy. The HSTP Act also limits potential rent increases for major capital improvements and for individual apartment improvements. In addition, the HSTP Act permits certain qualified localities in the State of New York to implement the rent stabilization system.

We cannot assure you that the rent stabilization laws or regulations will not cause a reduction in rental income or the appraised value of mortgaged real properties. If rents are reduced, we cannot assure you that any such mortgaged real property will be able to generate sufficient cash flow to satisfy debt service payments and operating expenses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

A condominium regime can also be established with respect to land only, as an alternative to land subdivision in those jurisdictions where it is so permitted. In such circumstances, the condominium board’s responsibilities are typically limited to matters such as landscaping and maintenance of common areas, including private roadways, while individual unit owners have responsibility for the buildings constructed on their respective land units. Likewise, in land condominium regimes, individual unit owners would typically have responsibility for property insurance, although the condominium board might maintain liability insurance for the common areas. Accordingly, while some attributes of a building condominium form are shared by a land condominium, the latter would have a more limited scope of board responsibilities and shared costs.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests”.

Hospitality Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hospitality properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	ability to convert to alternative uses which may not be readily made;

●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hospitality property;

●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;

●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions; and

●	competition.

Because hotel rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hospitality properties are limited-service, select service or extended stay hotels. Hospitality properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hospitality properties as they generally require less capital for construction than full-service hospitality properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hospitality properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hospitality properties also operate entertainment complexes that include restaurants, lounges, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hospitality property’s nightclubs, restaurants or bars will maintain their current level of popularity or perception in the market. Any such change could have a material adverse effect on the net cash flow of the property.

Some of the hospitality properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hospitality property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from the related mortgaged property or on the hospitality property’s occupancy rate.

In addition, hospitality properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” and “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

In addition, there may be risks associated with hospitality properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hospitality properties often enter into these types of agreements in order to align the hospitality property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hospitality properties that lack such benefits will be able to operate successfully on an independent basis.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or hotel chain service mark; and

●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or hotel management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, a replacement franchise, license and/or hospitality property manager may require significantly higher fees as well as the investment of capital to bring the hospitality property into compliance with the requirements of the replacement franchisor, licensor and/or hospitality property manager. Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hospitality property is subject to a license, franchise or management agreement, the licensor, franchisor or manager has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor, franchisor or manager. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hospitality property losing its license or franchise or in the termination of the management agreement. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hospitality property. In addition, in some cases, those reserves will be maintained by the franchisor, licensor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Office Properties Have Special Risks”, “—Retail Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”, as applicable. See Annex A-1 for the five largest tenants (by net rentable area leased) at each mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

●	decreased demand;

●	lack of proximity to apartment complexes or commercial users;

●	apartment tenants moving to single family homes;

●	decline in services rendered, including security;

●	dependence on business activity ancillary to renting units;

●	security concerns;

●	age of improvements; or

●	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses. In addition, storage units are typically engaged for shorter time frames than traditional commercial leases for office or retail space.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals and/or from leasing a portion of the subject property for office or retail purposes. See Annex A-1 and the footnotes related thereto.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self Storage Properties”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use; and

●	the location of the property.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenants conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Manufactured Housing Community Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of manufactured housing community properties, including:

●	the number of competing residential developments in the local market, such as other manufactured housing community properties apartment buildings and site-built single family homes;

●	the physical attributes of the community, including its age and appearance;

●	the location of the manufactured housing community property;

●	the presence and/or continued presence of sufficient manufactured homes at the manufactured housing community property (manufactured homes are not generally part of the collateral for a mortgage loan secured by a manufactured housing community property; rather, the pads upon which manufactured homes are located are leased to the owners of such manufactured homes; accordingly, manufactured homes may be moved from a manufactured housing community property);

●	the type of services or amenities it provides;

●	any age restrictions;

●	the property’s reputation; and

●	state and local regulations, including rent control and rent stabilization, and tenant association rights.

The manufactured housing community properties have few improvements (which are highly specialized) and are “single-purpose” properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the trust may have a material number of leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments. In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate. In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home. Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan. Some of the leased homes that are not collateral for the related mortgage loan are rented on a lease-to-own basis. In some cases, the borrower itself owns, leases, sells and/or finances the sale of homes, although generally the related income therefrom will be excluded for loan underwriting purposes. See also representation and warranty no. 33 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus). Some of the leased homes owned by a borrower or its affiliate may be financed and a default on that financing may materially adversely affect the performance of the manufactured housing community mortgaged property.

Certain of the manufactured housing community mortgaged properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

Furthermore, certain of the manufactured housing communities are, in whole or in part, in a flood zone. Even if no material borrower-owned improvements are located in the flood zone, the related borrower’s business could be adversely affected by flooding or the potential of flooding.

In addition, certain of the manufactured housing community properties are subject to government rent control regulations, which can limit the borrower’s ability to institute, and/or the amount of, periodic tenant rent increases.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Manufactured Housing Community Properties”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the table entitled “Range of Remaining Terms to Maturity or ARD as of the Cut-off Date” in Annex A-2 for a stratification of the remaining terms to maturity or anticipated repayment date of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risks of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are office, retail, multifamily, hospitality, mixed use and self storage. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. As a result, areas affected by such events may experience disruptions in travel, transportation and tourism, loss of jobs, an overall decrease in consumer activity, or a decline in real estate-related investments. We cannot assure you that the economies in such impacted areas will recover sufficiently to support income-producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations” in this prospectus. We cannot assure you that any hurricane damage would be covered by insurance.

Mortgaged properties securing 5.0% or more (in the aggregate) of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in New York, Pennsylvania, California, Nevada, North Carolina, Ohio, Florida, Arizona and Washington. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks, such as:

●	if a borrower that owns or controls several properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one such property, it could defer maintenance at a mortgaged property or debt service payments on the related mortgage loan in order to satisfy current expenses with respect to the first property or, alternatively, it could direct leasing activity in ways that are adverse to the mortgaged property;

●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members, thereby increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or

●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee or the special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 43 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”; “—Ladder Capital Finance LLC—Ladder Capital Group’s Underwriting Guidelines and Processes”; “—Rialto Real Estate Fund IV – Debt, LP—RREF’s Underwriting Guidelines and Processes”; “—Argentic Real Estate Finance LLC—Argentic’s Underwriting Standards and Processes”; “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”; and “Certain Legal Aspects of Mortgage Loans”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undergo future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans. In some circumstances, these renovations or property improvement plans may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hospitality property. In other cases, these renovations may involve renovations of common spaces or external features of the related hospitality property, which may cause disruptions or otherwise decrease the attractiveness of the related hospitality property to potential guests. These property improvement plans may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the properties securing the mortgage loans may currently be undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 to this prospectus for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed-use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed-use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, mixed use or office properties may be partially comprised of a parking garage, or certain properties may be entirely comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

In instances where a parking garage does not have a long-term leasing arrangement with a parking lessee, but rather relies on individual short-term (i.e., daily or weekly) parking tenants for parking revenues, variations in any or all of the foregoing factors can result in increased volatility in the net operating income for such parking garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as retail branches, medical and dental offices, lab space, gas stations, data centers, urgent care facilities, daycare centers, design showrooms and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Retail bank branches are specialty use tenants that are often outfitted with vaults, teller counters and other customary installations and equipment that may have required significant capital expenditures to install. The ability to lease these types of properties may be difficult due to the added cost and time to retrofit the property to allow for other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including use, density, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements, including, within the policy’s limitations, demolition costs, increased costs of construction due to code compliance and loss of value to undamaged improvements resulting from the application of zoning laws. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, you should not assume that the resulting loss in income will be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”, thus constituting a zoning violation. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. See representation and warranty no. 26 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, regulatory agreements, ground leases, restrictive covenants, environmental restrictions, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. Further, such agreements may give the related owners’ association the right to impose assessments which, if unpaid, would constitute a lien prior to that of the

Mortgage Loan. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Additionally, some of the mortgaged properties may have current or past tenants that handle or have handled hazardous materials and, in some cases, related contamination at some of the mortgaged properties was previously investigated and, as warranted, remediated with regulatory closure, the conditions of which in some cases may include restrictions against any future redevelopment for residential use or other land use restrictions. See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 43 in Annex D-1 and any exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program is scheduled to expire on September 30, 2020. We cannot assure you if or when the program will be reauthorized by Congress. If the program is not reauthorized, it could have an adverse effect on the value of properties in flood zones or their ability to be repaired after flood damage.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;

●	the title insurer will maintain its present financial strength; or

●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002 (as amended, “TRIPRA”), establishing the Terrorism Insurance Program. The Terrorism Insurance Program was reauthorized on December 20, 2019 through December 31, 2027 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2019.

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 80% of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $200 million.

The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2027, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See Annex A-3 to this prospectus for a summary of the terrorism insurance requirements under each of the 15 largest mortgage loans. See representation and warranty no. 31 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks.

Additionally, the risks related to blanket insurance may be aggravated if the mortgage loans that allow such coverage are part of a group of mortgage loans with related borrowers,

and some or all of the related mortgaged properties are covered under the same blanket insurance policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations”. We cannot assure you that any insurance obtained by a sole or significant tenant will be adequate or that such sole or significant tenant will comply with any requirements to maintain adequate insurance. Additionally, to the extent that insurance coverage relies on self-insurance, there is a risk that the “insurer” will not be willing or have the financial ability to satisfy a claim if a loss occurs. See representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. The application of condemnation proceeds may be subject to the leases of certain major tenants and, in some cases, the tenant may be entitled to a portion of the condemnation proceeds. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates. See “Description of the Mortgage Pool—Litigation and Other Considerations” in this prospectus.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple-net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for, among other things, inflation, rent steps, significant occupancy increases and/or a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent, which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” below and “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Mortgage Pool Characteristics—Mortgaged Properties with Limited Prior Operating History” in this prospectus.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions

As described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (but have in some instances signed letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Calculations and Definitions”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

In addition, the debt service coverage ratios set forth in this prospectus for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus for additional information on certain of the mortgage loans in the issuing entity.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and the sponsor’s description of its underwriting criteria described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”; “—Ladder Capital Finance LLC—Ladder Capital Group’s Underwriting Guidelines and Processes”; “—Rialto Real Estate Fund IV – Debt, LP—RREF’s Underwriting Guidelines and Processes”; and “—Argentic Real Estate Finance LLC—Argentic’s Underwriting Standards and Processes”. A description of the review conducted by each sponsor for this securitization transaction is set forth under each of the foregoing headings.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans. In addition, in certain cases where a mortgage loan is funding the acquisition of the related mortgaged property or portfolio of mortgaged properties, the purchase price may be less than the related appraisal value set forth herein.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;

●	potential environmental or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

In certain cases, appraisals may reflect “as-is” values or values other than “as-is”. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, may reflect certain values other than “as-is” values as a result of the satisfaction of the related conditions or assumptions or the establishment of reserves estimated to complete the renovations) unless otherwise specified. Any such values other than “as-is” may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” values and values other than “as-is” value, we cannot assure you that those assumptions are or will be accurate or that any such values will be the value of the related mortgaged property at maturity or the anticipated repayment date (if any) or at the indicated stabilization date or upon completion of the renovations, as applicable. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”; “—Ladder Capital Finance LLC—Ladder Capital Group’s Underwriting Guidelines and Processes”; “—Rialto Real Estate Fund IV – Debt, LP—RREF’s Underwriting Guidelines and Processes”; and “—Argentic Real Estate Finance LLC—Argentic’s Underwriting Standards and Processes” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single-purpose entities”.

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity.

In addition, certain mortgage loans may have been structured similarly to a Maryland indemnity deed of trust (an “IDOT”). An IDOT is structured so that the lender makes the loan to the owner of the property owner and the property owner guarantees in full the payment of the loan and secures such guaranty with a mortgage on the property owner’s property. Accordingly, the mortgagor/payment guarantor and the borrower are two different, but affiliated, entities. In the case of a mortgage loan structured as an IDOT, references herein to “borrower” will mean the actual borrower or the mortgagor/payment guarantor, as the context may require.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans have been made to single-purpose limited partnerships that have a general partner or general partners that are not themselves single-purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single-purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”. See also representation and warranty no. 33 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants-in-common. Delaware statutory trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” below. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” and “—Delaware Statutory Trusts” in this prospectus.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” in this prospectus.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the federal bankruptcy code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loan Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment. See representation and warranty no. 15 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that such borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. Accordingly, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;

●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);

●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although no companion loan related to a whole loan will be an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on such companion loan. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity or on the related anticipated repayment date.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property. See “Description of the Mortgage Pool—Additional Indebtedness—

Mezzanine Indebtedness” and representation and warranty number 9 on Annex D-1 and the matters scheduled on Annex D-2-1.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single-purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” in this prospectus.

Risks Relating to Delaware Statutory Trusts

Certain of the Mortgage Loans included in the issuing entity have borrowers that are Delaware statutory trusts. In general, a Delaware statutory trust is restricted in its ability to actively operate a property. Accordingly, the related borrower has master leased the property to a newly formed, single-purpose entity that is wholly owned by the same entity that owns the signatory trustee for the related borrower. The master lease has been collaterally assigned to the lender and has been subordinated to the related Mortgage Loan documents. In the case of a Mortgaged Property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related Mortgaged Property.

Risks Relating to Enforceability of Cross Collateralization

Cross collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross collateralization. See “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are secured by multiple properties owned by multiple borrowers.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Foreclosure—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;

●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

●	whether and to what extent recourse to the borrower is permitted; and

●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. See “Certain Legal Aspects of Mortgage Loans”.

Risks of Anticipated Repayment Date Loans

Certain of the mortgage loans provide that, if after a certain date (referred to as the anticipated repayment date) the related borrower has not prepaid the mortgage loan in full, any principal outstanding after that anticipated repayment date will accrue interest at an increased interest rate rather than the stated mortgage loan rate. Generally, from and after the anticipated repayment date, cash flow in excess of that required for debt service, the funding of reserves and certain approved operating expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. Although these provisions may create an incentive for the borrower to repay the mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to do so. While interest at the initial mortgage rate continues to accrue and be payable on a current basis on the mortgage loan after its anticipated repayment date, the payment of excess interest will be deferred and will be required to be paid only after the outstanding principal balance of the related mortgage loan has been paid in full, at which time the excess interest that has been deferred, to the extent actually collected, will be paid to the holders of the Class V certificates, which is not offered by this prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans”.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

Certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity or on the related anticipated repayment date.

Most of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity or anticipated repayment date, as applicable, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date, as applicable, of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity or to repay the outstanding principal amount at the anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity or at the anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

●	the prevailing interest rates;

●	the net operating income generated by the mortgaged property;

●	the fair market value of the related mortgaged property;

●	the borrower’s equity in the related mortgaged property;

●	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	reductions in applicable government assistance/rent subsidy programs;

●	the tax laws; and

●	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loan.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicer nor the special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by the master servicer or special servicer pursuant to the trust and servicing agreement or pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the federal bankruptcy code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the federal bankruptcy code, such a result would be consistent with the purpose of the 1994 amendments to the federal bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the federal bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under the federal bankruptcy code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the federal bankruptcy code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the federal bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the federal bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the federal bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See also representation and warranty no. 36 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Except as noted in “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in this prospectus and/or the exceptions to representation and warranty no. 36 on Annex D-1 (as indicated on Annex D-2), each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property, and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

Leased Fee Properties Have Special Risks

Land subject to a ground lease presents special risks. In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements. Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain tenants or subtenants may be allowed to self-insure. The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease. In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interest if the tenant and its improvements remain on the land. In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are generally subject to the same risks associated with the property type of the ground lessee’s use of the premises because that use is a source of revenue for the payment of ground rent. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

Risks Relating to Shari’ah Compliant Loans

Certain of the mortgage loans may be structured to comply with Islamic law (Shari’ah). The related borrower, which is a non-Shari’ah compliant party, holds the fee interest in the mortgaged property and is owned by a U.S. service company that provides certain services for Shari’ah compliant loans. The related borrower has master leased the related mortgaged property to a master lessee, which is directly or indirectly owned in whole or in part by certain investors of the Islamic faith. The rent payable pursuant to the applicable master lease is intended to cover the debt service payments required under the related mortgage loan, as well as (in some cases) reserve payments and any other sums due under the mortgage loan. By its terms, the master lease is expressly subordinate to the related mortgage loan.

There is a risk that in a bankruptcy case of a master lessee, the master lease could be recharacterized as a financing lease in connection with an acquisition of the mortgaged property by the master lessee. If such recharacterization occurred, the master lessee could be deemed to own the fee interest in the related mortgaged property and the master lease would be viewed as a loan. In Shari’ah compliant mortgage loans, the master lessee typically does not grant a leasehold mortgage to the lender. Therefore, there is a risk that if the master lease were recharacterized as a financing lease, the lender could lose its mortgage on the property. To mitigate the effect of such recharacterization, (i) each master lessee has been formed and is obligated to continue as a single purpose entity, (ii) a bankruptcy by a master lessee is a “bad act” that would trigger guarantor liability under the recourse carveout guaranty for the related mortgage loan, (iii) the master lease is expressly subordinate to the related mortgage loan, and (iv) title insurance was obtained insuring that the related borrower is the fee owner of the related mortgaged property.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Wells Fargo Bank, National Association, one of the sponsors and originators, the master servicer, the certificate administrator and the custodian, and of Wells Fargo Securities, LLC, one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators, the sponsors or their affiliates are the holders of the mezzanine loans, subordinate loans, unsecured loans and/or companion loans related to their mortgage loans. The originators, the sponsors and/or their respective affiliates may retain existing mezzanine loans, subordinate loans, unsecured loans and/or companion loans or originate future permitted mezzanine indebtedness, subordinate indebtedness or unsecured indebtedness with respect to the mortgage loans. These transactions may cause the originators, the sponsors and their affiliates or their clients or counterparties who purchase the mezzanine loans, subordinate loans, unsecured loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, subordinate loans and/or unsecured loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

Ladder Capital Finance LLC is affiliated with the respective borrowers under the Dollar General Clinton, IN, Dollar General Wardsville, MO and Dollar General Saginaw, MI mortgage loans (0.3%). Ladder Capital Finance LLC or an affiliate thereof originated each of those mortgage loans, and Ladder Capital Finance LLC is the mortgage loan seller with respect to each of those mortgage loans. Each such mortgage loan may contain provisions and terms that are more favorable to the related borrower thereunder than would otherwise have been the case if the lender and related borrower were not affiliated, including: (i) the related loan documents permit transfers of the related mortgaged property and interests in the related borrower without the lender’s consent by the related borrower and by or to certain affiliates of Ladder Capital Finance Holdings LLLP or Ladder Capital Corp.; (ii) the related loan documents permit future mezzanine financing; (iii) there is no separate environmental indemnitor other than the related borrower; (iv) the related loan documents do not require that a borrower-related property manager be terminated in connection with a mortgage loan default; and (v) the lender will accept insurance coverage (which, in some cases, may be self-insurance) provided by the tenant under its lease, which may not include insurance coverage against acts of terrorism.

In addition, Rialto Real Estate Fund IV – Debt, LP, the retaining sponsor and a mortgage loan seller, or its majority-owned affiliate is expected to retain the VRR Interest as described in “Credit Risk Retention”, and is expected to be appointed as the initial risk retention consultation party under the pooling and servicing agreement. The risk retention consultation party may, upon request and on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take certain servicing actions, which actions may conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not required to follow any such recommendations or take directions from the risk retention consultation party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents. In addition, the expected initial risk retention consultation party is affiliated with the b-piece buyer and special servicer. While the risk retention consultation party only has consultation rights, the b-piece buyer and special servicer have rights which are not merely consultive. The risk retention consultation party and the holder of the majority of the VRR Interest by whom it is appointed may have interests that are in conflict with those of certain other certificateholders, in particular if the risk retention consultation party or such certificateholder holds companion loan securities, or has financial interests in or other financial dealings (as a lender or otherwise) with a borrower or an affiliate of a borrower under any of the mortgage loans. In order to minimize the effect of certain of these conflicts of interest, for so long as, with respect to any mortgage loan, any related borrower party is the risk retention consultation party or the holder of the majority of the VRR Interest by whom the risk retention consultation party was appointed (any such mortgage loan referred to in this context as an “excluded loan” as to such party), then the risk retention consultation party will not have consultation rights solely with respect to any such excluded loan. See “Credit Risk Retention”.

In addition, for so long as Rialto Real Estate Fund IV – Debt, LP or its majority-owned affiliates (as holder of the VRR Interest and the “eligible horizontal residual interest”) are a borrower party with respect to any mortgage loan or whole loan, such party will be required to certify that it will not directly or indirectly provide any information related to any such mortgage loan or whole loan to the related borrower party, its employees, personnel or affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan. Notwithstanding such restriction, there can be no assurance that Rialto Real Estate Fund IV – Debt, LP or its majority-owned affiliates (as holder of the VRR Interest and “eligible horizontal residual interest”) or the risk retention consultation party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan or otherwise seek to exert its influence over the special servicer in the event such mortgage loan or whole loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” and “Pooling and Servicing Agreement—Restrictions on a Certificateholder or Risk Retention Consultation Party that is a Borrower Party”.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

In addition, Rialto Real Estate Fund IV – Debt, LP, the retaining sponsor and a mortgage loan seller, is an affiliate of (i) Rialto Capital Advisors, LLC, the expected special servicer, (ii) RREF IV-D WFCM 2020-C55 MOA-HRR, LLC, the entity that is expected to be the holder of the “eligible horizontal residual interest” and the initial controlling class certificateholder and be appointed as the initial directing certificateholder, (iii) RREF IV-D WFCM 2020-C55 MOA, LLC, the entity that is expected to be the holder of the VRR Interest and the risk retention consultation party,(iv) RREF IV-D WFCM 2020-C55, LLC, the entity that is expected to purchase the Class F, Class G, Class X-F and Class X-G certificates, and which will receive the Class V certificates (in each case, excluding the portion comprising the VRR Interest) and (v) Situs Holdings, LLC, which is the initial special servicer under the BWAY 2019-1633 trust and servicing agreement with respect to the servicing of the 1633 Broadway whole loan, through common control by Stone Point Capital LLC. In addition, Rialto Capital Advisors, LLC was appointed as the initial special servicer under the UBS 2019-C18 pooling and servicing agreement, which governs the servicing and administration of the 4041 Central Whole Loan, and is an affiliate of the entities that are the controlling class certificateholder, initial directing certificateholder, retaining sponsor and initial risk retention consultation party under the UBS 2019-C18 pooling and servicing agreement.

Each of these relationships may create a conflict of interest. For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

The Servicing of the Kings Plaza Whole Loan Will Shift to Other Servicers

The servicing of the Kings Plaza whole loan is expected to be governed by the Benchmark 2020-B16 pooling and servicing agreement only temporarily, until the securitization of the related controlling companion loan. At that time, the servicing and administration of such whole loan will shift to the applicable master servicer and the applicable special servicer under the pooling and servicing agreement that governs the securitization of the related controlling companion loan and will be governed exclusively by such pooling and servicing agreement and the related intercreditor agreement. Neither the closing date of such securitization nor the identity of such master servicer or special servicer has been determined. In addition, the provisions of the pooling and servicing agreement that governs the securitization of such controlling companion loan have not yet been determined. Prospective investors should be aware that they will not have any control over the identity of the master servicer or special servicer under the pooling and servicing agreement that governs the securitization of the related controlling companion loan, nor will they have any assurance as to the particular terms of such pooling and servicing agreement except to the extent of compliance with any requirements set forth in the related intercreditor agreement. Moreover, the directing certificateholder for this securitization will not have any consent or consultation rights with respect to the servicing of such whole loan other than those limited consent and consultation rights as are provided in the related intercreditor agreement, and the holder of the related controlling pari passu companion loan or the controlling party in the related securitization of such controlling pari passu companion loan or such other party specified in the related intercreditor agreement is expected to have rights substantially similar to, but not necessarily identical to, those granted to the directing certificateholder in this transaction.

See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—Control Rights”.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

Further, certain Underwriter Entities and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

For a description of certain of the foregoing and additional relationships and arrangements that exist among the parties to this securitization, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is substantially similar in all material respects but not necessarily identical to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, each sub-servicer and the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, the master servicer, sub-servicer, special servicer or any of their respective affiliates under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, sub-servicer, special servicer or any of their respective affiliates holds certificates or securities relating to any applicable companion loan, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit the master servicer or special servicer or an affiliate thereof from soliciting the refinancing of any of the mortgage loans. In the event that the master servicer or special servicer or an affiliate thereof refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan could occur, which would result in a prepayment, which such prepayment could have an adverse effect on the yield of the certificates. See “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer obtains knowledge that it has become a borrower party with respect to a mortgage loan (each such mortgage loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan with respect to the directing certificateholder. After the occurrence and during the continuance of a control termination event or at any time the applicable excluded special servicer loan is also an excluded loan with respect to the directing certificateholder, the resigning special servicer will be required to use commercially reasonable efforts to appoint the excluded special servicer. See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”. Any

excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the WFCM 2020-C55 non-offered certificates.

The master servicer and the special servicer service and are expected to continue to service, in the ordinary course of their respective businesses, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or the special servicer under the pooling and servicing agreement including, among other things, the manner in which the master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for the master servicer or special servicer.

The special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) or a serviced companion loan holder to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Although the master servicer and special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

It is expected that RREF IV-D WFCM 2020-C55 MOA-HRR, LLC or another affiliate of Rialto Capital Advisors, LLC and Rialto Real Estate Fund IV – Debt, LP will be the initial directing certificateholder (other than with respect to (i) any non-serviced mortgage loan or (ii) any excluded loan as to the directing certificateholder). Rialto Capital Advisors, LLC, is expected to be appointed by RREF IV-D WFCM 2020-C55 MOA-HRR, LLC (or another affiliate of Rialto Capital Advisors, LLC and Rialto Real Estate Fund IV – Debt, LP) to act as the special servicer. In addition, Rialto Capital Advisors, LLC was appointed as the initial special servicer under the UBS 2019-C18 pooling and servicing agreement, which governs the servicing and administration of the 4041 Central whole loan, and is an affiliate of the entities that are the controlling class certificateholder, initial directing certificateholder, retaining sponsor and initial risk retention consultation party under the UBS 2019-C18 pooling and servicing agreement.

Additionally, Rialto Capital Advisors, LLC, the special servicer under the pooling and servicing agreement, is an affiliate of (i) Rialto Real Estate Fund IV – Debt, LP, the retaining sponsor and a mortgage loan seller, (ii) RREF IV-D WFCM 2020-C55 MOA, LLC, the entity that is expected to be the holder of the VRR Interest and the risk retention consultation party, (iii) RREF IV-D WFCM 2020-C55 MOA-HRR, LLC, the entity that is expected to be the holder of the “eligible horizontal residual interest” and initial controlling class certificateholder and be appointed as the initial directing certificateholder, (iv) RREF IV-D WFCM 2020-C55, LLC, which is expected to purchase the Class F, Class G, Class X-F and Class X-G certificates, and will receive the Class V certificates (in each case, excluding the portion comprising the VRR Interest), and (v) Situs Holdings, LLC, which is the initial special servicer under the BWAY 2019-1633 trust and servicing agreement with respect to the servicing of the 1633 Broadway Whole Loan, through common control by Stone Point Capital LLC. For the avoidance of doubt, the foregoing entities are no longer affiliates of LMF Commercial, LLC, formerly known as Rialto Mortgage Finance, LLC.

Similarly, Wells Fargo Bank, National Association, a sponsor, an originator and a mortgage loan seller, and the holder of one or more of the companion loans related to each of the Kings Plaza mortgage loan and 1633 Broadway mortgage loan, is also the master servicer, the certificate administrator and the custodian under this securitization and is an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, one of the underwriters. In addition, Wells Fargo Bank is (i) expected to be certificate administrator, custodian and trustee under the Benchmark 2020-B16 PSA, pursuant to which the Kings Plaza whole loan is expected to be serviced prior to the securitization of the related control note; (ii) master servicer under the CGCMT 2019-C7 PSA, pursuant to which the Shoppes at Parma whole loan is being serviced; (iii) certificate administrator, custodian and master servicer under the UBS 2019-C18 PSA, pursuant to which the 4041 Central whole loan is being serviced; (iv) expected to be the certificate administrator, custodian and trustee under the BBCMS 2020-C6 PSA, pursuant to which the F5 Tower whole loan, the

ExchangeRight Net Leased Portfolio #31 whole loan, and the Exchange on Erwin whole loan are expected to be serviced; and (v) certificate administrator, custodian and trustee under the BWAY 2019-1633 TSA, pursuant to which the 1633 Broadway whole loan is being serviced.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Park Bridge Lender Services LLC has been appointed as the initial operating advisor with respect to all of the mortgage loans other than any non-serviced mortgage loan. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the directing certificateholder, the risk retention consultation party, mortgaged property owners and their vendors or affiliates of any of those parties. In the normal course of business, Park Bridge Lender Services LLC and its affiliates are hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

Additionally, Park Bridge Lender Services LLC or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Park Bridge Lender Services LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while Park Bridge Lender Services LLC or its affiliates are holding, other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for Park Bridge Lender Services LLC. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

Park Bridge Lender Services LLC has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the directing certificateholder, the risk retention consultation party, collateral property owners and their vendors or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

Additionally, Park Bridge Lender Services LLC or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Park Bridge Lender Services LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while Park Bridge Lender Services LLC or its affiliates are holding, other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for Park Bridge Lender Services LLC.

In addition, the asset representations reviewer and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

It is expected that RREF IV-D WFCM 2020-C55 MOA-HRR, LLC or another affiliate of Rialto Capital Advisors, LLC and Rialto Real Estate Fund IV – Debt, LP will be appointed as the initial directing certificateholder (other than with respect to (i) any non-serviced mortgage loan or (ii) any excluded loan as to the directing certificateholder). The special servicer may, at the direction of the directing certificateholder (for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan), take actions with respect to the specially serviced loans that could adversely affect the holders of some or all of the classes of certificates. The directing certificateholder will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holder of any companion loan or securities backed by such companion loan may have interests in conflict with those of the other certificateholders. As a result, it is possible that (i) the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan or non-serviced whole loan) or (ii) the directing certificateholder (or equivalent entity) under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan, may direct the special servicer under the pooling and servicing agreement or the special servicer under such trust and servicing agreement or pooling and servicing agreement relating to the securitization transaction governing the servicing of such non-serviced whole loan, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates. Set forth below is the identity of the initial directing certificateholder (or equivalent entity) for each non-serviced whole loan, the securitization trust or other entity holding the controlling note in such non-serviced whole loan and the trust and servicing agreement or pooling and servicing agreement under which it is being serviced.

Whole Loan	Non-Serviced PSA/TSA	Controlling Noteholder	Initial Directing Party(1)
Kings Plaza	Benchmark 2020-B16(2)(3)	JPMorgan Chase Bank	JPMorgan Chase Bank
1633 Broadway	BWAY 2020-1633	BWAY 2020-1633(4)	Prima Capital Advisors, LLC
650 Madison Avenue	MAD 2019-650M	MAD 2019-650M(5)	Healthcare of Ontario Pension Plan Trust Fund(6)
F5 Tower	BBCMS 2020-C6(7)	BBCMS 2020-C6(8)	KKR Real Estate Credit Opportunity Partners II L.P.(9)
ExchangeRight Net Leased Portfolio #31	BBCMS 2020-C6(7)	BBCMS 2020-C6	KKR Real Estate Credit Opportunity Partners II L.P.
Exchange on Erwin	BBCMS 2020-C6(7)	BBCMS 2020-C6	KKR Real Estate Credit Opportunity Partners II L.P.
4041 Central	UBS 2019-C18	UBS 2019-C18	RREF IV-D UBSCM 2019-C18 MOA-HRR, LLC
Shoppes at Parma	CGCMT 2019-C7	CGCMT 2019-C7	LNR Securities Holdings, LLC

(1)	As of the closing date of the related securitization. The entity with the heading “Initial Directing Party” above reflects the party entitled to exercise control and consultation rights with respect to the related mortgage loan similar to those of the directing certificateholder under the pooling and servicing agreement for this securitization until such party’s rights are terminated pursuant to the related pooling and servicing agreement or intercreditor agreement, as applicable.

(2)	The Benchmark 2020-B16 transaction is expected to close on or about February 12, 2020.

(3)	The Kings Plaza whole loan is expected to be initially serviced under the pooling and servicing agreement governing the Benchmark 2020-B16 securitization. From and after the securitization of the related controlling pari passu companion loan, such whole loan will be serviced under the pooling and servicing agreement governing such securitization, such securitization will be the related controlling noteholder and the directing party will be the directing certificateholder (or equivalent) specified in such pooling and servicing agreement.

(4)	With respect to the 1633 Broadway whole loan, the initial control notes are the 1633 Broadway Subordinate Companion Loans. After a 1633 Broadway Control Shift Event, Note A-1-C-1 will be the control note. See “—The Non-Serviced AB Whole Loans—The 1633 Broadway Whole Loan”.

(5)	With respect to the 650 Madison Avenue whole loan, the initial control note is Note B-1. During the continuance of a 650 Madison Avenue control appraisal period, Note A-1-1 will be the control note. See “—The Non-Serviced AB Whole Loans—The 650 Madison Avenue Whole Loan”.

(6)	The initial directing party for the 650 Madison Avenue whole loan is Healthcare of Ontario Pension Plan Trust Fund, as the controlling class representative for the MAD 2019-650M securitization trust which is currently the controlling noteholder for such whole loan. During the continuance of a control appraisal period, the controlling noteholder will be the holder of Note A-1-1. Note A-1-1 was included in the CGCMT 2019-C7 securitization, and therefore, during the continuance of a control appraisal period, the controlling class representative (or equivalent party) under the CGCMT 2019-C7 securitization is expected to exercise the rights of the controlling holder with respect to the 650 Madison Avenue whole loan.

(7)	The BBCMS 2020-C6 transaction is expected to close on or about February 19, 2020.

(8)	With respect to the F5 Tower whole loan, the initial control note is Note B-1. During the continuance of an F5 Tower control appraisal period, Note A-1-B will be the control note. See “—The Non-Serviced AB Whole Loans—The F5 Tower Whole Loan”.

(9)	The initial controlling holder for the F5 Tower mortgage loan is KKR Real Estate Credit Opportunity Partners II L.P., as the F5 Tower controlling class certificateholder. Pursuant to the related co-lender agreement, following the occurrence (and during the continuance) of a F5 Tower control appraisal period, (i) the holder of note A-1-B will be the controlling holder for the F5 Tower whole loan and (ii) the F5 Tower whole loan will be serviced by the master servicer and, if necessary, the special servicer under the pooling and servicing agreement for the BBCMS 2020-C6 securitization. Note A-1-B is being included in this WFCM 2020-C55 securitization, and therefore, following the occurrence (and during the continuance) of a F5 Tower control appraisal period, the controlling class certificateholder is expected to exercise the rights of the controlling holder with respect to the F5 Tower mortgage loan, and the F5 Tower whole loan is expected to remain serviced under the pooling and servicing agreement for the BBCMS 2020-C6 securitization.

The controlling noteholder or directing certificateholder for each non-serviced whole loan has certain consent and/or consultation rights with respect to the related non-serviced whole loan under the trust and servicing agreement or pooling and servicing agreement governing the servicing of that non-serviced whole loan. Such controlling noteholder or directing certificateholder does not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans. As a result, it is possible that a controlling noteholder of a non-serviced whole loan (solely with respect to the related non-serviced whole loan) may advise a non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, such non-serviced special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. In addition, except as limited by certain conditions described under “Description of the Mortgage Pool—The Whole Loans”, a non-serviced special servicer may be replaced by the related directing certificateholder or controlling noteholder for cause at any time and without cause for so long as a control termination event (or its equivalent) does not exist. See “—Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

With respect to serviced whole loans, the special servicer, upon strictly non-binding consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with a pari passu whole loan serviced under the pooling and servicing agreement for this securitization, a serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced companion loan holder with respect to a serviced whole loan (solely with respect to the related serviced whole loan) may, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not required to follow such recommendations and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents and is otherwise under no obligation to take direction from a serviced companion loan holder.

In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder at any time for cause or without cause (for so long as a control termination event does not exist and other than in respect of any excluded loan). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”.

The directing certificateholder, any controlling noteholder or their respective affiliates (and the directing certificateholder (or equivalent entity) under a trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan and their respective affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing certificateholder, controlling noteholder or any of their respective affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such mortgage loan referred to herein as an “excluded loan” with respect to the directing certificateholder or the holder of the majority of the controlling class), the directing certificateholder will not have consent or consultation rights solely with respect to the related excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any “excluded information” solely relating to the related excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the special servicer in the event an excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus. Each of these relationships may create a conflict of interest.

The F5 Tower whole loan is being serviced pursuant to the pooling and servicing agreement entered into in connection with the BBCMS 2020-C6 securitization (the “BBCMS 2020-C6 PSA”). With respect to the F5 Tower whole loan, (i) for so long as no control appraisal period relating to the B notes is continuing, the majority B note holder will be the controlling holder of such whole loan and the issuing entity will have consultation rights and (ii) for so long as a control appraisal period relating to the B notes is continuing, the issuing entity will be the controlling holder of such whole loan and will have consent rights with respect to certain major decisions. The controlling class certificateholder will be entitled to exercise such consultation rights (for so long as no Consultation Termination Event is continuing) and such consent rights (for so long as no Control Termination Event is continuing). Regardless of whether a control appraisal period relating to the B notes is continuing, the F5 Tower whole loan is expected to continue to be serviced pursuant to the BBCMS 2020-C6 PSA.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class H-RR certificates (other than the portion of each such class of certificates that comprise the “VRR Interest” as described in “Credit Risk Retention”), which is referred to in this prospectus as the “b-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), were given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the b-piece buyer received or may have received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the b-piece buyer or that the final pool as influenced by the b-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the b-piece buyer’s certificates. Because of the differing subordination levels, the b-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the b-piece buyer but that does not benefit other investors. In addition, the b-piece buyer may enter into hedging or other transactions (except as may be restricted pursuant to the credit risk retention rules) or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The b-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The b-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the b-piece buyer’s acceptance of a mortgage loan. The b-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The b-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

It is expected that RREF IV-D WFCM 2020-C55 MOA-HRR, LLC, or an affiliate thereof, will constitute the initial directing certificateholder (other than with respect to (i) any non-serviced mortgage loan or (ii) any excluded loan as to the directing certificateholder). The directing certificateholder will have certain rights to direct and consult with the special servicer. In addition, the directing certificateholder will generally have certain consultation rights with regard to the non-serviced mortgage loans under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of such non-serviced whole loan and the related intercreditor agreement. See “Pooling and Servicing Agreement—The Directing Certificateholder” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

Rialto Capital Advisors, LLC, the expected special servicer for this transaction, is an affiliate of (a) Rialto Real Estate Fund IV – Debt, LP, the retaining sponsor and a mortgage loan seller, (b) RREF IV-D WFCM 2020-C55, LLC, which is expected to purchase the Class F, Class G, Class X-F and Class X-G certificates, and which will receive the Class V certificates (in each case, other than the portion of each such class of certificates that comprise the “VRR Interest” as described in “Credit Risk Retention”), (c) RREF IV-D WFCM 2020-C55 MOA-HRR, LLC or its affiliate, which is expected to be appointed as the initial directing certificateholder with respect to each mortgage loan (other than any non-serviced mortgage loan or any excluded loan with respect to the directing certificateholder), (d) RREF IV-D WFCM 2020-C55 MOA, LLC, the expected holder of the VRR Interest and the risk retention consultation party and (e) Situs Holdings, LLC, which is the initial special servicer under the BWAY 2019-1633 trust and servicing agreement with respect to the servicing of the 1633 Broadway Whole Loan, through common control by Stone Point Capital LLC. Rialto Capital Advisors, LLC is expected to act as the special servicer and it or an affiliate assisted RREF IV-D WFCM 2020-C55 MOA-HRR, LLC and/or one or more of its affiliates with its due diligence of the mortgage loans prior to the closing date. In addition, Rialto Capital Advisors, LLC was appointed as the initial special servicer under the UBS 2019-C18 pooling and servicing agreement, which governs the servicing and administration of the 4041 Central whole loan and is an affiliate of the entities that are the controlling class certificateholder, the initial directing certificateholder, retaining sponsor and initial risk retention consultation party under the UBS 2019-C18 pooling and servicing agreement. For the avoidance of doubt, the foregoing entities are no longer affiliates of LMF Commercial, LLC, formerly known as Rialto Mortgage Finance, LLC.

Because the incentives and actions of the b-piece buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the directing certificateholder or companion loan holder, as applicable, exercising control rights over that whole loan will be entitled, under certain circumstances, to remove the special servicer under the applicable pooling and servicing agreement or trust and servicing agreement governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder or, if applicable, a non-serviced whole loan, the holder of the related controlling companion loan, under the pooling and servicing agreement for this securitization or under the pooling and servicing agreement or trust and servicing agreement governing the servicing of a non-serviced whole loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties. In many such cases where the borrower under a mortgage loan in this transaction is affiliated with the owner of a competing property, the related mortgage loan documents will contain so-called “anti-poaching” provisions, which are designed to prevent borrowers and their affiliates from steering or directing existing or prospective tenants to the competing property. However, violations of such anti-poaching provisions might not trigger the non-recourse carveout and may not be easily discovered and/or proven. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The underwriters have no obligation to make a market in the offered certificates. We cannot assure you that an active secondary market for the certificates will develop. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;

●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and

●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets. In particular, capital regulations issued by the U.S. banking regulators in 2013; implement the increased capital requirements established under the Basel Accord and are being phased in over time. These capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

●	Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Subject to certain exceptions, banking entities were required to be in conformance with the Volcker Rule by July 21, 2015. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. Accordingly, the issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

●	In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect a borrower’s ability to refinance the mortgage loan or sell the related mortgaged property on the related maturity date. We cannot assure you that any borrower will be able to generate sufficient cash from the sale or refinancing of the related mortgaged property to make the balloon payment on the related mortgage loan.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

In addition, this transaction is structured to comply with the Credit Risk Retention Rules as and to the extent set forth under “Credit Risk Retention”. We cannot assure you that the retaining sponsor or the retaining parties will at all times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of the retaining sponsor or the retaining parties to be in compliance with the Credit Risk Retention Rules at any time will have on the certificateholders or the market value or liquidity of the certificates.

EU Risk Retention and Due Diligence Requirements

Investors should be aware and in some cases are required to be aware of the risk retention and due diligence requirements in the EU (the “EU Risk Retention and Due Diligence Requirements”) which apply in respect of institutional investors (and, in certain cases, their consolidated subsidiaries) as defined in the EU Securitization Regulation (“EU Institutional Investors”) including: institutions for occupational retirement provision; credit institutions (and certain consolidated subsidiaries thereof); alternative investment fund managers who manage or market alternative investment funds in the EU; investment firms (as defined in Regulation (EU) No 575/2013 and certain consolidated subsidiaries thereof); insurance and reinsurance undertakings; and management companies of UCITS funds (or internally managed UCITS), as set out in Regulation (EU) 2017/2402 (the “EU Securitization Regulation”) as supplemented by certain related regulatory technical standards, implementing technical standards and official guidance. The EU Risk Retention and Due Diligence

Requirements restrict EU Institutional Investors from investing in securitizations unless, amongst other things, such EU Institutional Investors have verified that: (i) if established in a non-EU country, the originator, sponsor or original lender retains, on an ongoing basis, a material net economic interest of not less than five percent. in the securitization determined in accordance with Article 6 of the EU Securitization Regulation and the risk retention is disclosed to EU Institutional Investors; (ii) the originator, sponsor or securitization special purpose entity (i.e., the issuer special purpose vehicle) has, where applicable, made available the information required by Article 7 of the EU Securitization Regulation in accordance with the frequency and modalities provided for in that Article; and (iii) where the originator or original lender is established in a non-EU country, the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on thorough assessment of the obligor’s creditworthiness.

Failure to comply with one or more of the EU Risk Retention and Due Diligence Requirements may result in various penalties including, in the case of those EU Institutional Investors subject to regulatory capital requirements, the imposition of a punitive capital charge in respect of the securitisation position acquired by the relevant EU Institutional Investor. Aspects of the EU Risk Retention and Due Diligence Requirements and what is or will be required to demonstrate compliance to EU national regulators remain unclear.

None of the sponsors, the depositor or the underwriters, or their respective affiliates, or any other person intends to retain a material net economic interest in the securitization constituted by the issue of the certificates, or take any other action in respect of such securitization, in a manner prescribed or contemplated by the EU Risk Retention and Due Diligence Requirements. In particular, no such person undertakes to take any action which may be required by any EU Institutional Investor for the purposes of their compliance with any applicable EU Risk Retention and Due Diligence Requirement or any similar requirements. None of the sponsors, the depositor or the underwriters or any of their respective affiliates or any other person provides any assurances regarding, or assumes any responsibility for, compliance by any investor or any other person with any EU Risk Retention and Due Diligence Requirements.

In addition, the arrangements described under “Credit Risk Retention” in this prospectus have not been structured with the objective of ensuring compliance by any EU Institutional Investor with any EU Risk Retention and Due Diligence Requirements.

Consequently, the certificates may not be a suitable investment for any EU Institutional Investor; and this may, amongst other things, have a negative impact on the value and liquidity of the certificates, and otherwise affect the secondary market for the certificates.

Prospective investors and certificateholders are responsible for analyzing their own legal and regulatory position; and are encouraged (where relevant) to consult their own legal, accounting and other advisors and/or any relevant regulator or other authority regarding the suitability of the certificates for investment, and, in particular, the scope and applicability of the EU Risk Retention and Due Diligence Requirements and their compliance with any applicable EU Risk Retention and Due Diligence Requirements.

On October 17, 2019, a negotiated withdrawal agreement between the UK and the EU was endorsed by leaders at a special meeting of the European Council, providing for the UK to leave the EU on January 31, 2020. The negotiated withdrawal agreement also provides for a transition period, which started on January 31, 2020 and will end on December 31, 2020, unless extended by a single decision for up to one or two years. However, the UK government has stated that it will not seek such an extension. The negotiated withdrawal agreement states that, unless otherwise provided in the agreement, EU law is applicable to and in the UK during the transition period. Accordingly, all references to the EU in the context of the applicability of EU regulations and directives in these risk factors should be interpreted to include the UK until December 31, 2020.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

●	do not represent any assessment of the yield to maturity that a certificateholder may experience;

●	reflect only the views of the respective rating agencies as of the date such ratings were issued;

●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to five nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of offered certificates, due in part to the final subordination levels provided by that nationally recognized statistical rating organization for the classes of certificates. If the depositor had selected that nationally recognized statistical rating organization to rate those classes of offered certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations hired by the depositor. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;

●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and

●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the level of prevailing interest rates;

●	the availability of credit for commercial real estate;

●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

●	the failure to meet certain requirements for the release of escrows;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment at maturity or to repay any ARD loan at the related anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity and there is a risk that a number of those mortgage loans may default at maturity or that the special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity or on the related anticipated repayment date. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments” and “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A and Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates.

Interest-Only Class of Certificates	Underlying Classes
Class X-A	Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates
Class X-B	Class A-S, Class B and Class C certificates

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A and/or Class X-B certificates. Investors in the Class X-A or Class X-B certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates were outstanding.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself (or the master servicer, special servicer, trustee or other party to a trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal ultimately available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of one or more classes of certificates as described in this prospectus. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans, first the Class H-RR certificates, then the Class G certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then, pro rata, the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. A reduction in the certificate balance of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 or Class A-5 certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates and a reduction of the certificate balance of the Class A-S, Class B or Class C certificates will result in a corresponding reduction of the notional amount of the Class X-B certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of Class A-S, Class B and Class C certificates to receive payments of principal and interest otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation. If you acquire any Class A-S, Class B or Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will generally be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates and, if your certificates are Class B or Class C certificates, to those of the holders of the Class A-S certificates and, if your certificates are Class C certificates, to those of the holders of the Class B certificates. See “Description of the Certificates”. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than the mortgage loans that will be serviced under a separate trust and servicing agreement or pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder or risk retention consultation party or any related controlling companion loan holder under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loan and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions, and those decisions will generally be made by the master servicer or the special servicer under the trust and servicing agreement or pooling and servicing agreement governing the servicing of such non-serviced mortgage loan and the related companion loan, subject to the rights of the directing certificateholder appointed under such trust and servicing agreement or pooling and servicing agreement or a controlling noteholder under the related intercreditor agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by cumulative appraisal reduction amounts, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan.

In general, a certificate beneficially owned by any borrower affiliate, any property manager, the master servicer, the special servicer, the trustee, the certificate administrator, the depositor, any mortgage loan seller or respective affiliates or agents will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

The Class V and Class R certificates will not have any voting rights.

The Rights of the Directing Certificateholder, the Risk Retention Consultation Party and the Operating Advisor Could Adversely Affect Your Investment

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than any excluded loan and, with respect to any non-serviced mortgage loan, will have limited consultation rights) and the right to replace the special servicer (other than with respect to a non-serviced mortgage loan) with or without cause, except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of cumulative appraisal reduction amounts and realized losses, is less than 25% of its initial certificate balance) occurs and is continuing, the directing certificateholder will lose the consent rights and the right to replace the special servicer, but will retain consultation rights, and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) occurs and is continuing, then the directing certificateholder will no longer have any consultation rights with respect to any mortgage loans. In addition, with respect to the

F5 Tower whole loan, for so long as a control appraisal period relating to the B notes is continuing, the controlling class certificateholder will have certain consent and consultation rights in certain circumstances and approval rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts). See “Pooling and Servicing Agreement—The Directing Certificateholder”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights and the risk retention consultation party has consultation rights include, among others, certain modifications to the mortgage loans or any serviced whole loan, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder and the risk retention consultation party, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to the non-serviced mortgage loans, the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the directing certificateholder (or the equivalent), of the related securitization trust (or any other party) holding the controlling note for a non-serviced whole loan (which, in the case of the F5 Tower mortgage loan during a F5 Tower control appraisal period will be the WFCM 2020-C55 controlling class certificateholder), take actions with respect to such non-serviced mortgage loan and related companion loan that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of a non-controlling note) will have limited consultation rights with respect to major decisions and the implementation of any recommended actions outlined in an asset status report relating to a non-serviced whole loan and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no consultation termination event has occurred and is continuing and by the special servicer if a consultation termination event has occurred and is continuing. Additionally, with respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) of the related securitization trust will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the special servicer under the pooling and servicing agreement and the special servicer for a non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or trust and servicing agreement or the terms of the related mortgage loan documents, it is possible that the directing certificateholder (or the equivalent) under such pooling and servicing agreement or trust and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder, the risk retention consultation party, and the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan (which, with respect to the F5 Tower mortgage loan during a F5 Tower control appraisal period, will be the WFCM 2020-C55 controlling class certificateholder):

(i)      may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)     may act solely in the interests of the holders of the controlling class or the VRR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan);

(iii)    does not have any duties to the holders of any class of certificates other than the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan), or in the case of the risk retention consultation party, the holders of the VRR Interest that appointed such risk retention consultation party;

(iv)    may take actions that favor the interests of the holders of the controlling class or the VRR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) over the interests of the holders of one or more other classes of certificates; and

(v)     will have no liability whatsoever (other than, in the case of the directing certificateholder, to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder, the risk retention consultation party or the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan, or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if the certificate balances of the classes of horizontal risk retention certificates in the aggregate (taking into account the application of any cumulative appraisal reduction amounts to notionally reduce the certificate balances of such classes) is 25% or less of the initial certificate balances of such classes in the aggregate (such event being referred to in this prospectus as an “operating advisor consultation event”), then so long as an operating advisor consultation event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any non-serviced mortgage loan). Further, the operating advisor will have the right to recommend a replacement of the special servicer at any time, as described under “Pooling and Servicing Agreement—The Operating Advisor” and “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan, for the benefit of any holder of a related companion loan (as a collective whole as if the certificateholders and the companion loan holder constituted a single lender taking into account the pari passu or subordinate nature of such companion loans). We cannot assure you that any actions taken by the special servicer or the master servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to any non-serviced mortgage loan, any operating advisor appointed under the related trust and servicing agreement or pooling and servicing agreement governing the servicing of such non-serviced mortgage loan may have rights and duties under such trust and servicing agreement or pooling and servicing agreement that vary in certain respects from those under the pooling and servicing agreement relating to this transaction, including, for example, variations in the duties of the operating advisor that may result if the related securitization is not satisfying its risk retention requirements through retention by a “third-party purchaser”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—General”. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan or any related REO Property. There will be no operating advisor under the MAD 2019-650M trust and servicing agreement with respect to the 650 Madison Avenue whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing certificateholder will have the right to terminate and replace the special servicer with or without cause so long as no control termination event has occurred and is continuing and other than in respect of any excluded loan as described in this prospectus. After the occurrence and during the continuance of a control termination event under the pooling and servicing agreement, the special servicer may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders holding at least 66-2/3% of a quorum of the certificateholders (which quorum consists of the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances)). See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”.

In addition, if at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, and (2) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “Pooling and Servicing Agreement—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”. The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of voting rights of principal balance certificates evidencing at least a majority of a quorum (which, for this purpose, is holders that (i) evidence at least 20% of the voting rights (taking into account the application of appraisal reduction amounts to notionally reduce the respective certificate balances) of all principal balance certificates on an aggregate basis, and (ii) consist of at least three certificateholders or certificate owners that are not “risk retention affiliated” with each other).

The certificateholders will generally have no right to replace and terminate any of the master servicer, the trustee or the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace the master servicer, the special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. With respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) and the certificateholders of the securitization trust related to such other trust and servicing agreement or pooling and servicing agreement will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. The certificateholders generally will have no right to replace the master servicer or the special servicer of a trust and servicing agreement or pooling and servicing agreement relating to any non-serviced mortgage loan, though under certain circumstances the certificateholders may have a limited right to replace the master servicer or special servicer for cause solely with respect to such non-serviced whole loan under such trust and servicing agreement or pooling and servicing agreement, as applicable. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in this prospectus. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

The holders of a serviced pari passu companion loan relating to a serviced pari passu mortgage loan, will have certain consultation rights (on a non-binding basis) with respect to major decisions and implementation of any recommended actions outlined in an asset status report relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the special servicer may not be required to consult with such a companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

With respect to mortgage loans that have mezzanine debt, the related mezzanine lender will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to a non-serviced mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan, however, the directing certificateholder (or equivalent) of the related securitization trust holding (or any other party holding) the controlling note for the related non-serviced whole loan, will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan. The interests of the securitization trust or other party holding the controlling note may conflict with those of the holders of some or all of the classes of certificates, and accordingly the directing certificateholder (or the equivalent) of such securitization trust or any other party holding the controlling note for a non-serviced whole loan may direct or advise the special servicer for the related securitization trust to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

●	may act solely in its own interests, without regard to your interests;

●	do not have any duties to any other person, including the holders of any class of certificates;

●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount of cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by the special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except Wells Fargo Bank, National Association in its capacity as a sponsor, with respect to the mortgage loans it will contribute to this securitization) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. Notwithstanding the foregoing, pursuant to the related mortgage loan purchase agreement, (i) Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP will agree to guarantee the payment obligation of Ladder Capital Finance LLC in connection with any repurchase by Ladder Capital Finance LLC and (ii) Barclays Capital Holdings Inc. will agree to repurchase or replace defective Barclays Mortgage Loans to the same extent as Barclays Capital Real Estate Inc. We cannot assure you that the sponsors, notwithstanding the existence of any payment guaranty, will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made by the related mortgage loan seller to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In particular, in the case of a non-serviced whole loan that is serviced under the related non-serviced trust and servicing agreement or pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement or trust and servicing agreement (if any) may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. In addition, the sponsors (or (i) Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP, as guarantors of the payment obligation of Ladder Capital Finance LLC or (ii) Barclays Capital Holdings Inc., with respect to the repurchase and substitution obligations of Barclays Capital Real Estate Inc. to the same extent as Barclays Capital Real Estate Inc.) may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax.

Each sponsor (or (i) in the case of mortgage loans sold by Ladder Capital Finance LLC, each of that sponsor, Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP or (ii) in the case of mortgage loans sold by Barclays Capital Real Estate Inc., each of that sponsor and Barclays Capital Holdings Inc.) has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties. We cannot assure you that a sponsor (or (i) in the case of mortgage loans sold by Ladder Capital Finance LLC, each of that sponsor, Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP or (ii) in the case of mortgage loans sold by Barclays Capital Real Estate Inc., each of that sponsor and Barclays Capital Holdings Inc.) has or will have sufficient assets with which to fulfill any obligations on its part that may arise, or that any such entity will maintain its existence.

See “Description of the Mortgage Loan Purchase Agreements”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The master servicer or the special servicer may be eligible to become a debtor under the federal bankruptcy code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If the master servicer or special servicer, as applicable, were to become a debtor under the federal bankruptcy code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by the master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the federal bankruptcy code would require the master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or special servicer, as applicable, would not adversely impact the servicing of the related mortgage loans or the issuing entity would be entitled to terminate the master servicer or special servicer, as applicable, in a timely manner or at all.

If the master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

In the case of each sponsor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor would generally be respected in the event of a bankruptcy or insolvency of such sponsor. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In any event, we cannot assure you that the Federal Deposit Insurance Corporation, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the federal bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one not prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”) (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates and any related companion loan holder(s), as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders. In most circumstances, the special servicer (or in the case of a non-serviced mortgage loan, the related non-serviced special servicer) will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition.

When foreclosing on a real estate mortgage, a REMIC is generally limited to taking only the collateral that will qualify as “foreclosure property” within the meaning of the REMIC provisions. Foreclosure property includes only the real property (ordinarily the land and structures) securing the real estate mortgage and personal property incident to such real property.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the United States Internal Revenue Code of 1986, as amended, during any taxable year, the United States Internal Revenue Code of 1986, as amended, provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the United States Internal Revenue Code of 1986, as amended. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, an investor may be required to treat such uncollectible amount as a capital loss under Section 166 of the United States Internal Revenue Code of 1986, as amended.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of sixty-six (66) fixed-rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $962,831,712 (the “Initial Pool Balance”). The “Cut-off Date” means the respective due dates for such Mortgage Loans in February 2020 (or, in the case of any Mortgage Loan that has its first due date in March 2020, the date that would have been its due date in February 2020 under the terms of such Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

Ten (10) Mortgage Loans (39.1%) are each part of a larger whole loan, each of which is comprised of the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans”) and/or are subordinate in right of payment to the related Mortgage Loan (referred to in this prospectus as “Subordinate Companion Loans”). The Pari Passu Companion Loans and the Subordinate Companion Loans are collectively referred to as the “Companion Loans”, and each Mortgage Loan and the related Companion Loan(s) are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of the related Mortgage Loans and Companion Loans.

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

The mortgage loan sellers will transfer to the depositor the Mortgage Loans set forth in the following chart, and the depositor will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Wells Fargo Bank, National Association	11	11	$ 275,861,009	28.7%
Barclays Capital Real Estate Inc.	9	33	196,225,000	20.4
LMF Commercial, LLC	17	23	176,613,576	18.3
Ladder Capital Finance LLC	12	12	133,673,185	13.9
Rialto Real Estate Fund IV – Debt, LP	10	12	97,371,663	10.1
Argentic Real Estate Finance LLC	7	9	83,087,278	8.6
Total	66	100	$ 962,831,712	100.0%

All of the Mortgage Loans were originated by their respective sellers or affiliates thereof, except as described in “—Co-Originated or Third-Party Originated Mortgage Loans” below.

Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, is secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in one or more commercial, multifamily or manufactured housing community real properties (each, a “Mortgaged Property”), subject to permitted exceptions reflected in the title insurance policy. See “—Real Estate and Other Tax Considerations” below. For purposes of this prospectus, a Mortgage Loan will be considered secured by a multifamily property or properties if each multifamily property consists of a single parcel or two or more contiguous or non-contiguous parcels that have an aggregate of five or more residential rental units that are collectively managed and operated.

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Co-Originated or Third-Party Originated Mortgage Loans

The following Mortgage Loans were co-originated or were part of the Whole Loans that were co-originated by the related mortgage loan seller and another entity or were originated by an unaffiliated third party and transferred to the mortgage loan seller:

●	Nine (9) Mortgage Loans (8.3%), for which Rialto Real Estate Fund IV – Debt, LP is the mortgage loan seller, were originated by an unrelated third party, BSPRT CMBS Finance, LLC, and subsequently transferred to Rialto Real Estate Fund IV – Debt, LP. Additionally, one (1) mortgage loan (1.8%), for which Rialto Real Estate Fund IV – Debt, LP is the mortgage loan seller, was originated by an unrelated third party, Basis Real Estate Capital II, LLC, transferred to BSPRT CMBS Finance, LLC and subsequently transferred to Rialto Real Estate Fund IV – Debt, LP. Such Mortgage

Loans were re-underwritten pursuant to Rialto Real Estate Fund IV – Debt, LP’s underwriting guidelines.

●	The Kings Plaza Mortgage Loan (8.6%), for which Wells Fargo Bank, National Association, is the mortgage loan seller, is part of a Whole Loan that was co-originated by JPMorgan Chase Bank, National Association, Wells Fargo Bank, National Association and Societe Generale Financial Corporation.

●	The 1633 Broadway Mortgage Loan (7.3%) for which Wells Fargo Bank, National Association, is the mortgage loan seller, is part of a Whole Loan that was co-originated by Goldman Sachs Bank USA, JPMorgan Chase Bank, National Association, DBR Investments Co. Limited and Wells Fargo Bank, National Association.

●	The 650 Madison Avenue Mortgage Loan (4.2%), for which Barclays Capital Real Estate Inc. is the mortgage loan seller, is part of a whole loan that was co-originated by Citi Real Estate Funding Inc., Goldman Sachs Bank USA, Barclays Capital Real Estate Inc. and BMO Harris Bank N.A.

●	The F5 Tower Mortgage Loan (4.2%), for which Barclays Capital Real Estate Inc. is the mortgage loan seller, is part of a whole loan that was co-originated by Barclays Capital Real Estate Inc. and DBR Investments Co. Limited.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on February 27, 2020 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

From time to time, a particular Mortgage Loan or Whole Loan may be identified in this prospectus by name (for example, the Kings Plaza Mortgage Loan or Kings Plaza Whole Loan); when that occurs, we are referring to the Mortgage Loan or Whole Loan, as the case may be, secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1 to this prospectus. From time to time, a particular Companion Loan may be identified by name (for example, the Kings Plaza Companion Loan); when that occurs, we are referring to the (or, if applicable, an individual) Companion Loan secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1 to this prospectus. From time to time, a particular Mortgaged Property or portfolio of Mortgaged Properties may be identified in this prospectus by name (for example, the Kings Plaza Mortgaged Property); when that occurs, we are referring to the Mortgaged Property identified by that name on Annex A-1 to this prospectus.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated. All information presented in this prospectus with respect to each Mortgage Loan with a related Subordinate Companion Loan is calculated without regard to any such Subordinate Companion Loan, unless otherwise indicated.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the following meanings:

“ADR” means, for any hospitality property, average daily rate.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, provided that:

●	in the case of a Mortgage Loan that provides for interest-only payments through maturity or the Anticipated Repayment Date, as applicable, such term means the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan (assuming a 366 day year); and

●	in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments after the expiration of such interest-only period prior to the maturity date or the Anticipated Repayment Date, as applicable, Annual Debt Service means 12 times the monthly payment of principal and interest payable during the amortization period.

Monthly debt service and the debt service coverage ratios are also calculated using the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, subject to the proviso to the prior sentence. In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Companion Loan(s) (other than any related Subordinate Companion Loan(s)). Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise indicated.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the related mortgage loan seller as set forth under “Appraised Value” on Annex A-1. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. In certain cases, the appraisals state values other than “as-is” as well as the “as-is” value for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction, renovation or repairs at such Mortgaged Property or may state only an “as-is” value, that may be based on certain assumptions relating to certain reserves collected by the related lender and the timely completion of work associated with those reserves. In certain other cases, the Appraised Value includes property that does not qualify as real property. In most such cases, the related appraisals take into account the reserves that the mortgage loan seller has taken to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale. In addition, with respect to certain of the Mortgage Loans secured by a portfolio of Mortgaged Properties, the Appraised Value represents the “as-is” value, or values other than “as-is” for the portfolio of Mortgaged Properties as a collective whole, which is generally higher than the aggregate of the “as-is” or appraised values other than “as-is” of the individual Mortgaged Properties. Furthermore, the appraised value of certain Mortgaged Properties reflects assumptions regarding the benefits of any applicable real estate tax exemptions or abatements. See “—Real Estate and Other Tax Considerations” below. For more information see the definition of “LTV Ratio” and the related table and discussion below. With respect to any Mortgage Loan that is a part of a Whole Loan, the Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan.

“Cash Flow Analysis” is, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Operating Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.

“Total Operating Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan appear in each cash flow summary contained in Annex A-3 to this prospectus. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hospitality properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income)), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

The “Cut-off Date Balance” of any Mortgage Loan, will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

An “LTV Ratio” for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the “as-is” Appraised Value (including “as-is” Appraised Values that reflect a portfolio premium) as determined by an appraisal of the Mortgaged Property obtained at or about the time of the origination of the related Mortgage Loan (or, in the case of each of the Mortgage Loans as shown in the table below, a value other than the “as-is” Appraised Value).

Mortgage Loan Name	% of Initial Pool Balance	Cut-off Date LTV Ratio (Other Than “As-Is”)	Maturity Date LTV Ratio (Other Than “As-Is”)	Appraised Value (Other Than “As-Is”)	Cut-off Date LTV Ratio (“As-Is”)	Maturity Date LTV Ratio (“As-Is”)	“As-Is” Appraised Value
650 Madison Avenue(1)	4.2%	48.5%	48.5%	$1,210,000,000	48.9%	48.9%	$1,200,000,000
Exchange on Erwin (2)	2.6%	64.5%	64.5%	$117,000,000	65.9%	65.9%	$114,500,000
5242 West Adams Boulevard(3)	0.8%	63.8%	63.8%	$12,700,000	69.2%	69.2%	$11,700,000
Hampton Inn Cumming(4)	0.8%	69.5%	56.8%	$11,500,000	82.4%	67.4%	$9,700,000
Fairfield Inn by Marriott Lexington Park Patuxent River Naval Air Station(5)	0.5%	57.5%	46.3%	$8,700,000	61.0%	49.1%	$8,200,000

(1)	With respect to the 650 Madison Avenue Mortgage Loan (4.2%), the appraised value of $1,210,000,000 represents the “hypothetical as-is” appraised value as of October 31, 2019, which assumes that the Mortgaged Property will have in-place reserves of approximately $9,576,014. At the origination of the Mortgage Loan, approximately $9,576,014 was reserved.

(2)	With respect to the Exchange on Erwin Mortgage Loan (2.6%), the “as-is” appraised value of $117,000,000 includes an extraordinary assumption that funds for tenant improvements and leasing commissions for the mixed-use commercial component of the Mortgaged Property have been reserved. The appraisal for the mixed-use commercial component of the Mortgaged Property concluded a value of $40,300,000 including the reserve and $37,800,000 without the reserve. At the origination of the Mortgage Loan, the borrower escrowed $2,500,000 for tenant improvements and leasing commissions.

(3)	With respect to the 5242 West Adams Boulevard Mortgage Loan (0.8%), the appraised value assumes the sole tenant (16,512 square feet), representing 100% of net rentable square feet, is in occupancy and paying rent as of February 2020. At origination, all outstanding free rent was reserved.

(4)	With respect to the Hampton Inn Cumming Mortgage Loan (0.8%), the appraised value of $11,500,000 is a hypothetical as-stabilized market value assuming completion of the franchise required PIP prior to February 28, 2021.

(5)	With respect to the Fairfield Inn by Marriott Lexington Park Patuxent River Naval Air Station Mortgage Loan (0.5%), the appraised value of $8,700,000 is a hypothetical as-stabilized market value assuming completion of the franchise required PIP prior to December 31, 2020.

With respect to the Pinnacle Self Storage Portfolio Mortgage Loan (2.1%), the appraised value reflects an “as-bulk” appraised value of $40,200,000, which includes a diversity premium based on an assumption that all of the Mortgaged Properties would be sold together as a portfolio. The appraised value assuming no portfolio level diversity premium is $38,510,000.

With respect to the Louisville Self Storage Portfolio Mortgage Loan (1.3%), the appraised value reflects an “as-bulk” appraised value of $19,420,000, which includes a diversity premium based on an assumption that all of the Mortgaged Properties would be sold together as a portfolio. The appraised value assuming no portfolio level diversity premium is $18,660,000.

The LTV Ratio as of the related maturity date or, if applicable, the Anticipated Repayment Date, set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the related maturity date or, if applicable, the Anticipated Repayment Date (in either case, not including the Maturity Date Balloon or ARD Payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at maturity or Anticipated Repayment Date may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, LTV Ratios with respect to such Mortgage Loan were calculated including any related Companion Loan(s) (except that, in the case of a Mortgage Loan with a Subordinate Companion Loan, LTV Ratios were calculated without regard to any related Subordinate Companion Loan).

The characteristics described above and in Annex A-2, along with certain additional characteristics of the Mortgage Loans presented on a loan-by-loan basis, are set forth in Annex A-1.

“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value” in this prospectus. See also the footnotes to Annex A-1 in this prospectus. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual Cut-off Date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus, even after taking into account any amortization since origination. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of a Mortgage Loan that is part of a Whole Loan, the related Cut-off Date LTV Ratio was calculated based on the aggregate principal balance of the Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan(s)) as of the Cut-off Date.

“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Net Cash Flow Debt Service Coverage Ratio”, “Underwritten Debt Service Coverage Ratio”, “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties to the Annual Debt Service as shown on Annex A-1 to this prospectus.

Underwritten Net Cash Flow Debt Service Coverage Ratios for all partial interest-only loans, if any, were calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan, and the Underwritten Net Cash Flow Debt Service Coverage Ratio for all interest-only loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date.

In the case of a Mortgage Loan that is part of a Whole Loan, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan(s)).

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. See the definition of “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property or Mortgaged Properties to generate sufficient cash flow to repay the related Mortgage Loan. No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus accurately reflect that ability.

“GLA” means gross leasable area.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Loan Per Unit” means the principal balance per unit of measure (as applicable) as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan, the Loan Per Unit is calculated with regard to both the related Pari Passu Companion Loan(s) and the related Mortgage Loan, but without regard to any related Subordinate Companion Loan(s), unless otherwise indicated.

“LTV Ratio at Maturity or ARD”, “LTV Ratio at Maturity or Anticipated Repayment Date” and “Balloon or ARD LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a Mortgage Loan scheduled to be outstanding on the stated maturity date (or, in the case of an ARD Loan, scheduled to be outstanding on the Anticipated Repayment Date), assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the principal balance referenced in clause (a) of the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity or Anticipated Repayment Date, as applicable, of a Mortgage Loan may be higher than the LTV Ratio at Maturity or ARD that we present in this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of each Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such loan-to-value ratio was calculated based on the aggregate principal balance that will be due at maturity (or, in the case of an ARD Loan, scheduled to be outstanding on the Anticipated Repayment Date) with respect to such Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s), but without regard to any related Subordinate Companion Loan(s).

“Maturity Date Balloon or ARD Payment” or “Balloon or ARD Payment” means, for any balloon Mortgage Loan or ARD Loan, the payment of principal due upon its stated maturity date or Anticipated Repayment Date. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the payment of principal referenced in the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

“Net Operating Income” generally means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

●	non-cash items such as depreciation and amortization,

●	capital expenditures, and

●	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property.

“NRA” means net rentable area.

“Occupancy Rate” means (i) in the case of multifamily rental properties and manufactured housing community properties, the percentage of rental units, pads or beds, as applicable, that are rented (generally without regard to the length of the lease or rental period) as of the date of determination; (ii) in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; and (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented as of the date of determination, depending on borrower reporting. In the case of some of the Mortgage Loans, the calculation of Occupancy Rate for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease (or, in some cases, a letter of intent to execute a lease), but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus. For information regarding the determination of the occupancy rates with respect to the 15 largest Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

“Occupancy As Of Date” means the date of determination of the Occupancy Rate of a Mortgaged Property.

“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves or performance escrows following failure to satisfy release conditions to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

“D(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.

“L(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

“O(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

“YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

“@% or D(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

“YM or D(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.

“GRTR of @% or YM or D(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).

“GRTR of @% or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

“Remaining Term to Maturity or ARD” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date, as applicable. Annex A-1 indicates which Mortgage Loans are ARD Loans.

“RevPAR” means, with respect to any hospitality property, revenue per available room.

“Square Feet”, “SF” or “Sq. Ft. ” means, in the case of a Mortgaged Property operated as a retail center, office, self storage or industrial/warehouse facility, any other single-purpose property or any combination of the foregoing, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Underwritten Expenses” or “U/W Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related mortgage loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” below.

“Underwritten Net Cash Flow”, “Underwritten NCF”, “U/W Net Cash Flow” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service. In general, it is the Underwritten Net Operating Income less all reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and, if available, the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income), except that in the case of certain non-multifamily and non-manufactured housing community properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Furthermore, Ladder Capital Finance LLC may apply a minimum vacancy that is less than 5% if rents at the subject Mortgaged Property are below market or if it otherwise determines that circumstances so warrant. Where the actual or market vacancy was greater than 5%, the mortgage loan seller determined revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income) by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related Mortgaged Property (e.g., an economic vacancy based on actual collections for a specified trailing period), (b) if available, current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases or because it was deemed inapplicable by reason of, among other things, below market rents at or unique characteristics of the subject Mortgaged Property) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) subject to the discussion above, 5%. In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in the entirety, but may not apply to each related Mortgaged Property. In addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year (or trailing 12-month period). In determining revenue for multifamily, manufactured housing community and self storage properties, the mortgage loan sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or some combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve-month periods. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 80% and daily rates based on third-party-provided market information or average daily rates achieved during the prior one-to-three year annual reporting period. However, Ladder Capital Finance LLC does not apply any such constraints on the underwritten average occupancy for a hospitality property but will take into account the unique circumstances of such property when determining the underwritten average occupancy. Furthermore, the Underwritten Net Cash Flow for certain Mortgaged Properties reflects the estimated benefits of any applicable real estate tax exemptions or abatements. See “—Real Estate and Other Tax Considerations” below.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that: (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 1% to 6% (depending on the property type and except for certain single tenant properties with an investment-grade tenant) of effective gross revenue (or, in the case of a hospitality property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the mortgage loan seller, and are: (a) in the case of retail, office, self storage and industrial/warehouse properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); (c) in the case of manufactured housing community properties, generally not more than approximately $80 per pad per year, depending on the condition of the property (and may be zero); and (d) in the case of hospitality properties, generally 4% to 5%, inclusive, of gross revenues (and may be zero). In addition, in some cases, the mortgage loan seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third-party-provided market information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the related mortgage loan seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values. In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following: (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease or letter of intent, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within 12 months of the Cut-off Date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases. We cannot assure you that the assumptions made with respect to any Mortgage Loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus. In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular mortgage loan seller may not conform to an analysis of the same property by other persons or entities.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus. See also Annex A-1 and the footnotes thereto.

“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Balance of that Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan(s)).

“Underwritten Net Operating Income”, “Underwritten NOI”, “U/W Net Operating Income” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. In general, Underwritten Net Operating Income is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus.

“Underwritten Net Operating Income Debt Service Coverage Ratio” or “U/W NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the related Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan(s)). The Underwritten Net Operating Income Debt Service Coverage Ratios

for all interest-only Mortgage Loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date.

“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Balance of that Mortgage Loan. In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan(s)).

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Escrows”.

“Underwritten Revenues” or “U/W Revenues” with respect to any Mortgage Loan means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” above.

“Units”, “Rooms”, “Pads” or “Beds” means (a) in the case of certain Mortgaged Properties operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms, (c) in the case of a Mortgaged Property operated as a manufactured housing community property, the number of pads for manufactured homes, (d) in the case of certain Mortgaged Properties operated as self storage properties, the number of self storage units, or (e) in the case of certain Mortgaged Properties operated as student housing properties, the number of beds leased to students.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity or ARD, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

References to “weighted averages” of the Mortgage Loans or any particular sub-group of the mortgage loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease.

Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 to this prospectus may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information in Annexes A-1 and A-3 to this prospectus, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the 15 largest Mortgage Loans under the definition of “Cash Flow Analysis”.

Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$962,831,712
Number of mortgage loans	66
Number of mortgaged properties	100
Range of Cut-off Date Balances	$945,000 to $82,945,946
Average Cut-off Date Balance	$14,588,359
Range of Mortgage Rates	2.990% to 4.980%
Weighted average Mortgage Rate	3.948%
Range of original terms to maturity(2)	60 months to 120 months
Weighted average original term to maturity(2)	118 months
Range of remaining terms to maturity(2)	58 months to 120 months
Weighted average remaining term to maturity(2)	117 months
Range of original amortization terms(3)	300 months to 360 months
Weighted average original amortization term(3)	358 months
Range of remaining amortization terms(3)	300 months to 360 months
Weighted average remaining amortization term(3)	357 months
Range of Cut-off Date LTV Ratios(4)(5)	39.4% to 74.6%
Weighted average Cut-off Date LTV Ratio(4)(5)	59.8%
Range of LTV Ratios as of the maturity date(2)(4)(5)	32.3% to 74.6%
Weighted average LTV Ratio as of the maturity date(2)(4)(5)	56.0%
Range of U/W NCF DSCRs(5)(6)	1.39x to 3.83x
Weighted average U/W NCF DSCR(5)(6)	2.27x
Range of U/W NOI Debt Yields(5)	6.7% to 15.1%
Weighted average U/W NOI Debt Yield(5)	10.4%
Percentage of Initial Pool Balance consisting of:
Interest-only, Balloon	59.2%
Amortizing Balloon	19.8%
Interest-only, Amortizing Balloon	16.5%
Interest-only, ARD	4.5%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	With respect to four (4) Mortgage Loans with an Anticipated Repayment Date, secured by the Mortgaged Properties identified on Annex A 1 to this prospectus as F5 Tower, Dollar General Clinton, IN, Dollar General Wardsville, MO and Dollar General Saginaw, MI, collectively representing approximately 4.5% of the Initial Pool Balance, calculated as of the related Anticipated Repayment Date.

(3)	Excludes twenty-nine (29) Mortgage Loans (63.7%) that are interest-only for the entire term or until the Anticipated Repayment Date, as applicable.

(4)	Loan-to-value ratios (such as, for example, the Cut-off Date LTV Ratio and the LTV Ratio at Maturity or ARD) with respect to the Mortgage Loans were generally calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus; provided, that with respect to certain Mortgage Loans, the related loan-to-value ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain Mortgage Loans secured by multiple Mortgaged Properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. Such Mortgage Loans are identified under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus. For further information, see Annex A-1 to this prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value” in this prospectus.

(5)	In the case of ten (10) Mortgage Loans (39.1%), each of which has one or more Pari Passu Companion Loans and/or Subordinate Companion Loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related Pari Passu Companion Loan(s), but excluding any related Subordinate Companion Loan. The U/W NCF DSCR, related Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD and U/W NOI Debt Yield calculated including the related Subordinate Companion Loans are (a) with respect to the 1633 Broadway Mortgage Loan (7.3%), 3.07x, 52.1%, 52.1% and 9.5%, respectively, (b) with respect to the 650 Madison Avenue Mortgage Loan (4.2%), 2.00x, 66.1%, 66.1% and 7.3%, respectively, and (c) with respect to the F5 Tower Mortgage Loan (4.2%), 2.07x, 63.3%, 63.3% and 8.1%, respectively.

(6)	Debt service coverage ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the Mortgage Loan following the cut-off date; provided that (i) in the case of a Mortgage Loan that provides for interest-only payments through maturity or its Anticipated Repayment Date, as applicable, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such Mortgage Loan and (ii) in the case of a Mortgage Loan that provides for an initial interest-only period that ends prior to maturity or its Anticipated Repayment Date, as applicable, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period.

The issuing entity will include eight (8) Mortgage Loans (24.7%) that represent the obligations of multiple borrowers that are liable (other than by reason of cross-collateralization provisions and/or tenancies-in-common borrower structures) on a joint and several basis for the repayment of the entire indebtedness evidenced by the Mortgage Loan.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	Approx. % of Initial Pool Balance
Office	14	$255,229,804	26.5%
CBD	4	137,586,052	14.3
Suburban	7	60,192,585	6.3
R&D	1	36,720,000	3.8
Medical	2	20,731,168	2.2
Retail	38	$253,565,370	26.3%
Single Tenant	32	98,871,402	10.3
Super Regional Mall	1	82,945,946	8.6
Anchored	5	71,748,021	7.5
Multifamily	13	$143,144,646	14.9%
Garden	10	101,094,646	10.5
Mid Rise	1	26,450,000	2.7
Various	1	10,500,000	1.1
Low Rise	1	5,100,000	0.5
Hospitality	13	$141,062,471	14.7%
Limited Service	9	81,683,471	8.5
Select Service	3	38,879,000	4.0
Full Service	1	20,500,000	2.1
Mixed Use	3	$69,850,000	7.3%
Office/Retail	1	40,000,000	4.2
Multifamily/Office/Retail	1	25,450,000	2.6
Retail/Multifamily/Office	1	4,400,000	0.5
Self Storage	11	$56,450,000	5.9%
Self Storage	11	56,450,000	5.9
Industrial	5	$32,981,926	3.4%
Warehouse	3	16,750,000	1.7
Warehouse Distribution	1	11,750,000	1.2
Flex	1	4,481,926	0.5
Manufactured Housing Community	2	$8,300,000	0.9%
Manufactured Housing Community	1	4,300,000	0.4
Manufactured Housing/Recreational Vehicle Community	1	4,000,000	0.4
Other	1	$2,247,495	0.2%
RV Parking	1	2,247,495	0.2
Total	100	$962,831,712	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

Office Properties

In the case of the office properties set forth in the above chart, we note the following:

●	With respect to the Waterside Center 3200 Mortgage Loan (1.2%), the second largest tenant, Regus, operates a co-working or shared works pace business.

See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Retail Properties

In the case of the retail properties and mixed use properties with retail components set forth above, we note the following:

●	With respect to the Kings Plaza Mortgage Loan (8.6%), with respect to the fifth largest tenant, Best Buy, leased premises, the Mortgage Loan documents permit the borrower to modify the Best Buy lease to (i) terminate the Best Buy lease, (ii) reduce rent below 105% of current contractual rent, or (iii) shorten the lease term prior to January 31, 2032, subject to certain conditions, including: (a) no continuing event of default; (b) borrower’s entering into a Master Lease to cover any shortfall between Best Buy or replacement leases and 105% of current contractual rent during the current Best Buy lease term; (c) furtherance of the Best Buy redevelopment and satisfaction of the related redevelopment conditions (including sponsor control requirements, a completion guaranty for the related work and an updated non-consolidation opinion); (iv) continued compliance with applicable REA’s and (v) the modification’s not triggering any other tenant remedies to go dark or cease operations.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Multifamily Properties

In the case of the multifamily properties or mixed use properties with multifamily components set forth in the above chart, we note the following:

●	With respect to the Exchange on Erwin Mortgage Loan (2.6%), approximately 76% of the residents of the multifamily component of the Mortgaged Property are Duke University graduate students. All of the units are leased by the unit (not by the bed) and at least 90% of the leases are for terms of at least one year. Additionally, the multifamily component of the Mortgaged Property are restricted to tenants 21 years of age or older.

●	With respect to the Vernon Tower Mortgage Loan (2.7%), the Mortgaged Property is expected to be subject to certain rental restrictions in connection with the related 421-a tax abatement. In addition, the Mortgaged Property is subject to the a voluntary inclusionary housing program, which requires 20.0% of the multifamily units to be affordable housing units. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations.”

●	With respect to the Pleasant Run Mortgage Loan (1.4%), at loan origination, 33 units (13.75% of the units at the Mortgaged Property and approximately 15.0% of the rental income) were rented to tenants who rely on Section 8 tenant-based assistance vouchers pursuant to a U.S. Department of Housing and Urban Development rental program.

●	With respect to the Pittsburgh Multifamily Portfolio Mortgage Loan (1.1%), the related Mortgaged Property consists of (i) one office property; (ii) one property with one residential unit and 1,400 square feet of retail space; (iii) one property with four residential units and 1,200 square feet of retail space; (iv) 14 multifamily residential properties, each of which consists of five or more single-family units; and (v) seven residential rental properties, each of which constitutes a one- to four-family residential property. The seven residential properties each constituting a one- to four-family residential property collectively account for approximately 12.7% of the underwritten net cash flow at the related Mortgaged Property (excluding any commercial units in those buildings).

●	With respect to the Reserve Apartments at Statesboro Mortgage Loan (0.3%), the Mortgaged Property has a student tenant concentration of approximately 36.0%.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”. See also representation and warranty no. 8 in Annex D-1 and the exceptions thereto in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Hospitality Properties

In the case of the hospitality properties set forth in the above chart, we note the following:

●	All such properties are flagged hotel properties that are affiliated with a franchise or hotel management company through a franchise or management agreement unless otherwise described below.

●	With respect to the Hilton Garden Inn Charleston / Mt. Pleasant Mortgage Loan (1.9%), a 158-room Embassy Suites, located within 1 mile of the Mortgaged Property, is under construction and expected to open in the spring of 2021 and will be directly competitive with the Mortgaged Property.

●	With respect to the Springhill Suites Miramar Mortgage Loan (1.6%), the following hotels are under construction and will be directly competitive with the Mortgaged Property: (i) a 117-room Holiday Inn Express which is expected to open in July 2020, and (ii) a 97-room Tru by Hilton which is expected to open in January 2022.

●	With respect to the Aloft Bolingbrook Mortgage Loan (1.5%), the Fairfield Inn & Suites Bolingbrook, located under four miles from the Mortgaged Property, is under construction and expected to open in September 2020.

For more information regarding the 15 largest Mortgage Loans secured by hospitality properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3 to this prospectus.

The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license agreement, franchise agreement, operating agreement or management agreement.

Mortgaged Property Name	Cut-off Date Balance by Allocated Loan Amount	Approx. % of Initial Pool Balance by Allocated Loan Amount	Expiration/ Termination of Related License/ Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date of the Related Mortgage Loan
Delta Hotels by Marriott - Detroit Metro Airport	$20,500,000	2.1%	06/01/2038	02/06/2030
Hilton Garden Inn Charleston / Mt. Pleasant	$18,579,000	1.9%	12/31/2034	12/11/2026
Springhill Suites Miramar	$15,257,388	1.6%	01/01/2038	12/11/2029
Hampton Inn Ft. Lauderdale Airport	$15,000,000	1.6%	12/31/2034	01/06/2030
Aloft Bolingbrook	$14,200,000	1.5%	08/31/2035	02/06/2030
Hampton Inn Pompano Beach	$11,592,623	1.2%	07/31/2036	12/11/2029
Fairfield Inn & Suites - Nashville Airport	$11,500,000	1.2%	10/10/2038	02/06/2030
Comfort Inn New Mexico Portfolio – Comfort Inn Santa Rosa	$4,800,000	0.5%	(1)	02/06/2030
Comfort Inn New Mexico Portfolio – Comfort Inn & Suites Albuquerque Downtown	$3,400,000	0.4%	(1)	02/06/2030
Hampton Inn Cumming	$7,991,093	0.8%	12/31/2034	01/06/2030
Comfort Suites Woodland – Sacramento Airport	$7,142,366	0.7%	06 /19/2035(2)	01/06/2030
Holiday Inn & Suites – Peachtree City	$6,100,000	0.6%	12/30/2026	01/11/2027
Fairfield Inn by Marriott Lexington Park Patuxent River Naval Air Station	$5,000,000	0.5%	05/30/2023	02/06/2030

(1)	The franchise agreement for the Comfort Inn Santa Rosa Mortgaged Property expires on January 30, 2029. The franchise agreement may be terminated by either party on January 30, 2024 by providing 12-months prior written notice (such notice due by January 30, 2023). The franchise agreement for the Comfort Inn & Suites Albuquerque Downtown Mortgaged Property expires on July 31, 2037. The franchise agreement may be terminated by either party on the 10th and 15th anniversaries of the hotel opening date (which opening date was July 31, 2017), by providing 12-months prior written notice. The termination dates and notice deadlines are July 31, 2027 (notice due by July 31, 2026) and July 31, 2032 (notice due by July 31, 2031).

(2)	The franchise agreement provides the franchisor the right to terminate the franchise agreement without cause upon 12 months’ notice on the fifth, tenth and fifteenth anniversaries of the opening date of the Mortgaged Property (which opening date was June 19, 2015). The termination dates and notice deadlines are as follows: June 19, 2020 (notice period lapsed on June 19, 2019); June 19, 2025 (notice due by June 19, 2024); and June 19, 2030 (notice due by June 19, 2029).

See “Risk Factors—Risks Relating to the Mortgage Loans— Hospitality Properties Have Special Risks”, “—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Mixed Use Properties

In the case of the mixed use properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Mixed Use Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”. See Annex A-1 to this prospectus and the footnotes thereto.

Self Storage Properties

In the case of the self storage properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Self Storage Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Industrial Properties

In the case of the industrial properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Manufactured Housing Community Properties

In the case of the manufactured housing community properties set forth in the above chart, we note the following:

●	With respect to the Star Vale MHC Mortgage Loan (0.4%), the related Mortgaged Property is an age-restricted manufactured housing community totaling 154 pad sites. Star Vale is classified as a community providing “housing for older persons” under the Federal Fair Housing Act Sec. 807. It is intended and operated for occupancy by persons 55 years or older and requires at least eighty percent (80%) of the occupied units to be occupied by at least one person who is 55 years of age or older. In addition, the related Mortgaged Property contains onsite water wells. Phase I of the related Mortgaged Property has a septic system, while Phase II has a wastewater treatment plant.

See “Risk Factors—Risks Relating to the Mortgage Loans—Manufactured Housing Community Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Specialty Use Concentrations

Certain Mortgaged Properties have one of the 5 largest tenants by net rentable area that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance (by allocated loan amount)
Medical i.e., medical, dental, physical therapy or veterinary offices or clinics, outpatient facilities, research or diagnostic laboratories or health management services and/or health professional schools	7	12.6%
Restaurant/Brewery/Bakery(1)	4	8.9%
Grocery store	5	6.8%
School	3	4.3%
Research and development	1	3.8%
Gym, fitness center, spa or a health club	1	0.8%
Bank branch	2	0.7%
Salon	1	0.5%

(1)	Excludes any hospitality properties that may have a restaurant on site.

In addition, with respect to each of the ExchangeRight Net Leased Portfolio #31 – Hy-Vee – Savage, MN and ExchangeRight Net Leased Portfolio #31 – Giant Eagle – New Albany, OH Mortgaged Properties (1.1%), the Mortgaged Property includes one or more tenants that operate an on-site gas station.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses”.

Mortgage Loan Concentrations

Top Fifteen Mortgage Loans

The following table shows certain information regarding the 15 largest Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per Unit(1)	U/W NCF DSCR(1)		Cut-off Date LTV Ratio(1)	Property Type
Kings Plaza	$82,945,946	8.6%	$600	3.06	x	54.1%	Retail
1633 Broadway(2)	$70,000,000	7.3%	$391	3.83	x	41.7%	Office
650 Madison Avenue(3)	$40,000,000	4.2%	$977	2.73	x	48.5%	Mixed Use
F5 Tower(4)	$40,000,000	4.2%	$359	3.32	x	39.4%	Office
Silver City Plaza	$38,520,000	4.0%	$926	1.73	x	63.7%	Retail
Axalta Navy Yard	$36,720,000	3.8%	$210	2.58	x	59.4%	Office
ExchangeRight Net Leased Portfolio #31	$33,875,000	3.5%	$135	2.56	x	62.1%	Various
One Stockton	$30,000,000	3.1%	$3,885	1.79	x	59.5%	Retail
Walgreens - Las Vegas Strip	$27,700,000	2.9%	$1,886	1.69	x	72.9%	Retail
Highland Village Townhomes	$26,500,000	2.8%	$164,596	1.99	x	62.5%	Multifamily
Vernon Tower	$26,450,000	2.7%	$419,903	1.77	x	61.7%	Multifamily
Exchange on Erwin	$25,450,000	2.6%	$239	2.23	x	64.5%	Mixed Use
Pinnacle Self Storage Portfolio	$20,500,000	2.1%	$67	1.44	x	51.0%	Self Storage
Delta Hotels by Marriott - Detroit Metro Airport	$20,500,000	2.1%	$75,646	1.85	x	62.1%	Hospitality
4041 Central	$19,386,052	2.0%	$104	1.73	x	72.8%	Office
Top 3 Total/Weighted Average	$192,945,946	20.0%		3.27	x	48.4%
Top 5 Total/Weighted Average	$271,465,946	28.2%		3.06	x	49.3%
Top 15 Total/Weighted Average	$538,546,998	55.9%		2.54	x	55.9%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan per Unit, U/W NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and the related Pari Passu Companion Loan(s) in the aggregate.

(2)	The U/W NCF DSCR and Cut-off Date LTV Ratio with respect to the 1633 Broadway Mortgage Loan based on the combined senior notes and subordinate notes totaling $1,250,000,000 are 3.07x and 52.1%, respectively.

(3)	The U/W NCF DSCR and Cut-off Date LTV Ratio with respect to the 650 Madison Avenue Mortgage Loan based on the combined senior notes and subordinate notes totaling $800,000,000 are 2.00x and 66.1%, respectively.

(4)	The U/W NCF DSCR and Cut-off Date LTV Ratio with respect to the F5 Tower Mortgage Loan based on the combined senior notes and subordinate notes totaling $297,600,000 are 2.07x and 63.3%, respectively.

See “—Assessment of Property Value and Condition” below for additional information.

For more information regarding the 15 largest Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3. Other than with respect to the top 15 Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 1.9% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

Certain Mortgage Loans set forth in the table below entitled “Multi-Property Mortgage Loans”, representing approximately 12.2% of the Initial Pool Balance, are secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans(1)

Mortgage Loan/Property Portfolio Names	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
ExchangeRight Net Leased Portfolio #31	$33,875,000	3.5%
Pinnacle Self Storage Portfolio	20,500,000	2.1
Coast Aluminum Industrial Portfolio	16,750,000	1.7
Columbus Office Portfolio	16,135,706	1.7
Louisville Self Storage Portfolio	12,500,000	1.3
Myrtle and Saint James Portfolio	9,500,000	1.0
Comfort Inn New Mexico Portfolio	8,200,000	0.9
Total	$117,460,706	12.2%

(1)	Total may not equal the sum of such amounts listed due to rounding.

In some cases, an individual Mortgaged Property may be comprised of two or more parcels, buildings or units that may not be contiguous or may be owned by separate borrowers or a portfolio of Mortgaged Properties may be comprised of Mortgaged Properties owned by separate borrowers. For example, with respect to each of the Kings Plaza Mortgage Loan (8.6%), the Amazon Distribution Center Tucson Mortgage Loan (1.2%) and the Pittsburgh Multifamily Portfolio Mortgage Loan (1.1%), the related Mortgaged Property is comprised of multiple separate parcels, which are non-contiguous.

Three (3) groups of Mortgage Loans, set forth in the table below entitled “Related Borrower Loans,” are not cross-collateralized but have borrowers that are related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

The following table shows each group of Mortgage Loans that are not cross-collateralized but have borrowers that are related to each other.

Related Borrower Loans(1)

Mortgage Loan	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1:
Pinnacle Self Storage Portfolio	4	$20,500,000	2.1%
Louisville Self Storage Portfolio	3	12,500,000	1.3
West Phoenix Self Storage	1	5,300,000	0.6
Total for Group 1:	8	$38,300,000	4.0%
Group 2:
Springhill Suites Miramar	1	$15,257,388	1.6%
Hampton Inn Pompano Beach	1	11,592,623	1.2
Total for Group 2:	2	$26,850,012	2.8%
Group 3:
Dollar General Clinton, IN	1	$1,029,000	0.1%
Dollar General Wardsville, MO	1	973,000	0.1
Dollar General Saginaw, MI	1	945,000	0.1
Total for Group 3:	3	$2,947,000	0.3%

(1)	Totals may not equal the sum of such amounts listed due to rounding.

Mortgage Loans with related borrowers are identified under “Affiliated Sponsor” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

See also representation and warranty no. 42 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
New York	8	$251,577,872	26.1%
Pennsylvania	3	$73,720,000	7.7%
California	6	$69,930,756	7.3%
Nevada	2	$66,220,000	6.9%
North Carolina	7	$61,723,715	6.4%
Ohio	10	$54,571,910	5.7%
Florida	5	$51,696,628	5.4%
Arizona	7	$51,295,157	5.3%
Washington	2	$48,200,000	5.0%
Other	50	$233,895,674	24.3%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-2.

The remaining Mortgaged Properties are located throughout eighteen (18) other states, with no more than 4.0% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

●	Fifteen (15) Mortgaged Properties identified on Annex A-1 to this prospectus as ExchangeRight Net Leased Portfolio #31 – Tractor Supply - Yulee, FL, ExchangeRight Net Leased Portfolio #31 – CVS Pharmacy – Mobile, AL, ExchangeRight Net Leased Portfolio #31 – Dollar General – Alvin, TX, ExchangeRight Net Leased Portfolio #31 – Dollar General – Mobile, AL, Pinnacle Self Storage Portfolio – Cedar Point, Pinnacle Self Storage – Morehead City, Pinnacle Self Storage Portfolio – Highway 70, Pinnacle Self Storage – Neuse Blvd, Hilton Garden Inn Charleston / Mt. Pleasant, Springhill Suites Miramar, Hampton Inn Ft. Lauderdale Airport, Hampton Inn Pompano Beach, Grand Bay Plaza, Holiday Inn & Suites – Peachtree City and The Storage Center (10.7%) are located within the state of Florida or within approximately 25 miles of the coast of the Gulf of Mexico or the Atlantic Ocean south of Maryland, and are therefore more susceptible to hurricanes. See representation and warranty nos. 18 and 26 in Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble in Annex D-1).

●	Eight (8) Mortgaged Properties (12.3%) are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 18.0% (in the aggregate, with respect to Mortgaged Properties comprised of multiple structures).

●	Mortgaged Properties located in California, Florida, Arizona, Washington and Texas, among others, are more susceptible to wildfires than properties in other parts of the country.

Mortgaged Properties with Limited Prior Operating History

Forty-eight (48) of the Mortgaged Properties (34.4%) (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the Cut-off Date and, therefore, the related Mortgaged Property has no or limited prior operating history, (ii) have a borrower or an affiliate under the related Mortgage Loan that acquired the related Mortgaged Property within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired Mortgaged Property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property.

See Annex A-3 for more information on the Mortgaged Properties with limited prior operating history relating to the largest 15 Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common or Diversified Ownership

Five (5) Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Walgreens – Las Vegas Strip, Springdale Apartments, 5242 West Adams Boulevard, Lincoln Center and Village Apartments (6.1%) each have two or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

With respect to the ExchangeRight Net Leased Portfolio #31 Mortgage Loan (3.5%), the related borrower is structured as a Delaware statutory trust, which permits up to 250 members.

With respect to the Lincoln Center Mortgage Loan (0.8%), three borrowers own the Mortgaged Property as tenants-in-common. An investor in one of the three tenant-in-common borrowers was partially funded through RealtyShares, a crowdfunding platform.  The crowdfunded investor, Realty Shares 198, LLC, owns 63.74% of the 50% tenant-in-common borrower.  The crowdfunding platform through which Realty Shares 198, LLC was funded has ceased accepting new investments, and operations for investors through the RealtyShares crowdfunding platform have been taken over by IIRR Management Services. The guarantor with respect to the 50% tenant-in-common borrower is joint and severally liable with the other tenant-in-common guarantors and is liable for certain “bad boy” acts by the tenant-in-common borrower, including in the event that the tenant-in-common borrower were to file for bankruptcy.

With respect to the ExchangeRight Net Leased Portfolio #31 and Hagerstown Plaza Office Mortgage Loans (4.3%), more than twenty (20) individuals have direct ownership interests in the related borrowers.

Shari’ah Compliant Loan

The Axalta Navy Yard Mortgage Loan (3.8%) was structured as a Shari’ah compliant loan. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Shari’ah Compliant Loans”.

The purpose of Shari’ah compliant lending structures is to provide financing to those that follow the Islamic faith and want to comply with Shari’ah laws. Although there are many requirements under Shari’ah laws that affect lending, the rule most affecting the standard loan structure is that Shari’ah laws prohibit transaction involving the payment of interest. This is based on the Shari’ah principle that it is unacceptable, in and of itself, for money to increase in value merely by being lent to another person. To accommodate the prohibition on interest, the structure is generally set up so that, although the Shari’ah compliant party is paying the amount that the lender would expect to receive as principal and interest payments, the payments themselves are characterized as rent. This is accomplished through the use of a non-compliant party that receives a traditional loan, and leases the property to the Shari’ah compliant party using a master lease (with the Shari’ah compliant party having an option to purchase at the end of the term of the Mortgage Loan).

Delaware Statutory Trusts

With respect to the ExchangeRight Net Leased Portfolio #31 Mortgage Loan (3.5%), the related borrower is structured as a Delaware statutory trust. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Risks Relating to Delaware Statutory Trusts”.

Condominium and Other Shared Interests

The F5 Tower, 650 Madison Avenue, Exchange on Erwin, Scenic Tree Apartments, Waterside Center 3200 and The Reserve Apartments at Statesboro Mortgage Loans (14.2%) are secured, in whole or in part, by the related borrower’s interest in one or more units in a condominium. With respect to all such Mortgage Loans (other than as described below), the borrower generally controls the appointment of a majority of the members and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit(s) without the borrower’s consent.

●	With respect to the 650 Madison Avenue Mortgage Loan (4.2%), the borrower has the right to convert the entire Mortgaged Property to a commercial condominium form of ownership (a “Condominium Conversion”), after which the entirety of the resulting condominium will constitute collateral for the Mortgage Loan, provided that, among other conditions (i) the resulting condominium regime consists exclusively of the three condominium units (collectively, the “Condominium Units”, each, a “Condominium Unit”) identified in the Mortgage Loan documents, (ii) no event of default is continuing on the date lender receives notice from Borrower of the Condominium Conversion or on the date of the consummation of the Condominium Conversion, (iii) the condominium declaration and bylaws, all related documents, instruments and agreements (collectively the “Condominium Documents”) will be in the respective forms indicated in the Mortgage Loan documents or as otherwise approved by the lender in writing (which approval must not be unreasonably withheld, conditioned or delayed), (iv) the borrower delivers to the lender such usual and customary documents and other agreements as may be reasonably required by the lender in connection with the Condominium Conversion, including, but not limited to, an amendment to the Mortgage and amendments and reaffirmations to the terms and conditions of the Mortgage Loan documents reasonably required by the lender, (v) the borrower delivers reasonable evidence that after giving effect to the Condominium Conversion, each Condominium Unit constitutes a separate tax lot, (vi) the borrower delivers to the lender an endorsement, supplement or amendment to the title insurance policy meeting the requirements set forth in the Mortgage Loan documents, provided that (x) if borrower is unable to obtain such title endorsements, supplements and amendments to the title insurance policy, borrower must have delivered to the lender an updated title search with respect to the Property that shows no liens on the Property other than permitted encumbrances, and (y) in no event will borrower be required to obtain a new title insurance policy, (vii) the borrower has submitted to the lender a subordination of lien (and Mortgage Loan documents) to the Condominium Documents for execution by the lender, containing standard provisions, if any, protecting the rights of the lender and must otherwise be reasonably satisfactory to the lender, (viii) the borrower delivers a REMIC opinion and (ix) the borrower has the right to transfer the Condominium Units to one or more transferee borrowers that will assume on a joint and several basis all of borrower’s obligations under the Mortgage Loan documents, provided (A) such transferee borrowers will be either (I) controlled by an eligible qualified owner in accordance with the Mortgage Loan documents that owns (x) by itself, at least 20% of the common equity interest in such transferee borrowers and (y) together with one or more other eligible qualified owner and/or institutional investors, at least 51% of the common equity interest in such transferee borrowers, with any person owning 10% or more of the equity interests in transferee borrower being a qualified transferee or (II) owned and controlled by one or more entities approved by the lender that are qualified transferees and are otherwise qualified to own the Mortgaged Property, and (B) rating agency confirmation will be required solely with respect to the legal structure of the transferee borrower(s), the documentation of the loan assumption and the related legal opinions.

●	With respect to the Waterside Center 3200 Mortgage Loan (1.2%), the Mortgaged Property is a suburban office building and one unit in a three-unit land condominium comprised of three office buildings. Each unit owner is solely responsible for maintenance of its respective building. The owners’ association has responsibility for maintaining project common areas, including roadways, parking areas, sidewalks and landscaping, among other things. The borrower has 34% of the rights in the related owners’ association, and the right to appoint one member of the three-member board. Amendments to the condominium regime require a three-fourths vote of the members.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”. See also representation and warranty no. 8 in Annex D-1 to this prospectus and the exceptions thereto in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)(3)	97	$844,885,766	87.8%
Fee and Leasehold	3	117,945,946	12.2
Total	100	$962,831,712	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1 to this prospectus.

(2)	For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

(3)	The related Mortgages create a first lien on a combination of fee simple estates and leasehold estates in one or more commercial properties. With respect to the F5 Tower Mortgage Loan (4.2%), the collateral for the Mortgage Loan includes (x) the borrower’s fee interest in (i) the “office condominium unit” and (ii) the “base unit” which includes, among other things, the right to use certain specified floors in a parking garage and (y) the borrower’s leasehold interest in an additional 63 parking spaces (the “Leasehold Collateral”), which are leased from The Rainier Club (the “Lessor”) pursuant to that certain garage lease (the “Lease”). The Leasehold Collateral accounts for 19.6% of the parking spaces and 11.5% of the parking income (0.7% of total effective gross income) at the Mortgaged Property. The Lease and the related documents do not provide for certain customary conditions on the lessee and the Lessor, including that: (i) the Lessor is not required to enter into a new lease with the lender upon termination of the Lease for any reason, including rejection of the Lease in a bankruptcy; (ii) the prior written consent of the lender is not required prior to any amendment, modification, cancellation or termination of the Lease; (iii) the term of the Lease expires on September 30, 2026, which is prior to the maturity date of the Mortgage Loan; (iv) the Lessor is not required to give the lender notice of a default under, or termination of, the Lease; and (v) the lender is not given the right to cure defaults. The parking spaces provided by the Leasehold Collateral are not required for the Mortgaged Property to remain in compliance with the applicable zoning requirements. Further, pursuant to the lease of the sole tenant at the Mortgaged Property, the borrower is only required to lease the parking spaces provided by the Leasehold Collateral if the Lease is in effect.

In general, except as noted in the exceptions to representation and warranty no. 36 in Annex D-1 indicated on Annex D-2 or otherwise discussed below, and unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases: (i) has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options); and (ii) contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event the ground lease is rejected or terminated.

Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than 6 months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses” in this prospectus. See also representation and warranty no. 43 in Annex D-1 to this prospectus and the exceptions thereto in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

●	With respect to the Kings Plaza Mortgage Loan (8.6%), a portion of the Mortgaged Property (primarily an access road) is a former brownfields site. The Phase I ESA identified a Controlled Recognized Environmental Condition (“CREC”) and a historic recognized environmental condition related to groundwater contamination from its prior use as a plastics facility and leaking underground storage tanks (each a “LUST”) located on that portion of the Mortgaged Property. Identified contaminants affecting the Mortgaged Property include volatile organic compounds (VOC’s) and chlorinated VOCs including tetrachloroethylene (“PCE”). The Mortgaged Property was enrolled in the Voluntary Clean-Up Program in 2001 and transferred to the Brownfields Clean Up Program on January 22, 2018. Following remediation, a Certificate of Completion was issued on December 28, 2018, subject to affected portions of the Mortgaged Property being limited to commercial uses. The Phase I ESA consultant also identified an open spill case affecting the Mortgaged Property, and provided an opinion of probable cost for related remedial activity with an upper range cost estimate of $500,000. The borrower has submitted a groundwater remediation plan to the New York State Department of Environmental Conservation that is currently under review. Pursuant to the terms of the Mortgage Loan documents, the sponsor is required to continue to perform all remediation work required to obtain final, non-appealable regulatory closure. The sponsor’s stated net worth substantially exceeds the upper range cost estimate for the related remedial activity.

●	With respect to the 1633 Broadway Mortgage Loan (7.3%), the Mortgage Loan documents require that the borrower maintain (by renewal, extension or replacement) a pollution legal liability-type environmental insurance policy with a combined single limit of liability of $20,000,000 sublimit per claim and $25,000,000 in the aggregate with a 13-year term (three years past the loan term) and having a self-insured retention no greater than $100,000 per incident. The policy premium was pre-paid at loan origination through October 2, 2020. The related policy was issued by Illinois Union Insurance Company, which is rated “AA” by S&P.

●	With respect to the Axalta Navy Yard Mortgage Loan (3.8%), there is a CREC due to the related Mortgaged Property being situated in the former Philadelphia Navy Yard. The U.S. Government is liable for all contamination arising from the historic navy yard operations. The related Mortgaged Property is also located within a Special Industrial Area (“SIA”) and is subject to a SIA agreement between the Pennsylvania Department of Environmental Protection and the Philadelphia Authority for Industrial Development. Pursuant to the SIA Agreement and Pennsylvania law, the related

Mortgaged Property (including current and successor owners) has liability protections for the identified historic contamination at the site, including claims of citizens or contribution claims by responsible parties. Based upon a baseline environmental investigation in October 2015, the related Mortgaged Property has certain hazardous substances below the regulated levels for non-used aquifers. As a result, it was concluded that no remediation was warranted with respect to the use being made of the related Mortgaged Property.

●	With respect to the ExchangeRight Net Leased Portfolio #31 Mortgage Loan (3.5%), the related Phase I ESA identified a CREC at the CVS Pharmacy - Alton, IL Mortgaged Property in connection with the former operation of a gasoline service station from approximately 1962 until 1998. Between 1995 and 2000, contaminated soil was transported for offsite disposal, five USTs were removed and nine soil samples were collected during such removal, which indicated that the groundwater and soil at the Mortgaged Property contained certain contaminants that exceeded the Illinois Environmental Protection Agency (“IEPA”) action level. Subsequent samples indicated that excavation activities reduced the contaminant concentrations in the soil to below the IEPA action levels over the majority of the Mortgaged Property. Six monitoring wells were installed and sampled in 2000, which indicated that contaminant concentrations exceeded the IEPA groundwater objectives. The IEPA issued a no further response (“NFR”) letter dated August 10, 2006, which identified groundwater use as an institutional control, and provided that no further action was warranted. Based on the analytical data, removal of petroleum-impacted soil and confirmatory sampling, redevelopment of the Mortgaged Property, and the regulatory status and institutional control, the historic use of the Mortgaged Property as a filling station represents a CREC. Based on the conclusions of the assessment, the Phase I ESA recommended the continual implementation of the groundwater use restriction currently in-place under the NFR letter as a result of the historical use of the Mortgaged Property as a filling station.

●	With respect to the ExchangeRight Net Leased Portfolio #31 – Walgreens - Wheeling, IL Mortgaged Property (0.1%), the related Phase I ESA identified a REC at the Mortgaged Property in connection with the former operations of a dry cleaning tenant at the Mortgaged Property from at least 1988 to 1999 and the related use of certain dry-cleaning solvents. A focused no further remediation letter was issued for the Mortgaged Property in 2001; however, the list of successfully addressed substances did not include certain dry-cleaning solvents. Based on the duration of dry-cleaning operations at the Mortgaged Property, the reported use of certain dry-cleaning solvents in large quantities, the lack of sufficient subsurface investigations, and the hazardous and mobile nature of dry-cleaning chemicals, the former presence of a dry-cleaning business on the Mortgaged Property is considered a REC. Additionally, the Phase I ESA also identified a CREC at the Mortgaged Property in connection with (x) the former operations of a gasoline filling station from at least 1969 to 1974 at the Mortgaged Property and the presence of related USTs and (y) the release of a “petroleum-type product” at the Mortgaged Property, which was reported to the Illinois Emergency Management Agency (“IEMA”) on June 7, 2000. In connection with the former operations of a gasoline filling station, a subsurface investigation was conducted in 1998 and 1999, which revealed certain pollutants in the soil. In connection with the petroleum release, on February 27, 2001, the Mortgaged Property was enrolled into the IEPA Site Remediation Program (“SRP”) in pursuit of regulatory closure of the previously identified, petroleum-based subsurface contamination. On August 21, 2001, the IEPA issued a focused no further remediation letter for the Mortgaged Property signifying a release from further responsibilities associated with identified soil contamination. The letter stipulates that an approximate 1.3-acre portion of the Mortgaged Property is restricted to industrial/commercial uses. The letter also requires the implementation and maintenance of an institutional control that effectively prohibits the installation and use of potable water supply wells at the Mortgaged Property. Based on the lack of evidence of remaining USTs at the Mortgaged Property, the analytical results from previous subsurface investigations, the remedial excavations performed, the regulatory closure, the use restrictions currently in-place, and the redevelopment of the Mortgaged Property with the existing improvements, the former gasoline station and USTs are considered a CREC. Based on the REC and CREC issues at the Mortgaged Property, the Phase I ESA recommended that (x) a limited subsurface investigation be conducted in order to determine the presence or absence of soil, soil vapor, and/or groundwater contamination due to the Mortgaged Property’s history of dry-cleaning operations and (y) the continual implementation of the use restrictions currently in-place under the no further remediation letter, dated August 21, 2001, as a result of the former gasoline station on the Mortgaged Property. A Remedial Cost Estimate dated December 6, 2019 provided that, based on the findings of the Phase I ESA, the worst-case costs associated with a Phase II assessment and remedial actions likely needed for the Mortgaged Property would be approximately $575,000 to $895,000. The borrower obtained environmental insurance from Zurich (“AA-” S&P; “A+” AM Best) in lieu of a Phase II ESA, which covers lender collateral protection, first party cleanup and third party liability. The insurance has a term of December 6, 2019 to December 6, 2032 and a $3,000,000 limit per occurrence and in the aggregate and a deductible of $25,000 per claim.

●	With respect to the ExchangeRight Net Leased Portfolio #31 Mortgage Loan (3.5%), the related Phase I ESA identified a CREC at the Dollar General - Evansville, IN Mortgaged Property in connection with the former operation of a gas station at the Mortgaged Property from approximately 1970 until 2009. Three UST were installed at the Mortgaged Property in 1971. A release was reported in 2009 and the Indiana Department of Environmental Management (“IDEM”) assigned a medium priority corrective action. In May 2010, the USTs were removed and soil/groundwater samples were collected, which indicated that certain groundwater contaminant levels exceeded residential standards, but were within the industrial cleanup objectives. A series of subsequent groundwater monitoring events were conducted between March 2010 and January 2011, which concluded that the groundwater levels were reduced to within residential standards at all monitoring wells with the exception of one well, with a reported estimated affected area of at 0.018 acres with groundwater contaminants exceeding the residential standards. IDEM issued a no further action letter dated January 17, 2012 and concluded that no further response actions were required. The residual soil and groundwater contamination are permitted to remain in place at the Mortgaged Property under an Environment Restrictive Covenant dated September 1, 2011. The restrictions and provisions binding the current and all future owners of the Mortgaged Property include: (i) the Mortgaged Property cannot be used for residential, child daycare or educational purposes; (ii) groundwater may not be extracted for any purpose other than for environmental remediation purposes; and (iii) any disturbance of impacted soil as a result of excavation and construction activities must be restored in such a manner that the remaining contaminant concentrations do not present a threat to human health or the environment. In addition, contaminated soils that are excavated must be managed in accordance with applicable federal and state laws. Based on the analytical results, the regulatory closure and restrictive covenant currently in-place, and redevelopment of the Mortgaged Property, the former gasoline station and USTs are considered a CREC. The Phase I ESA recommended continued adherence to the use restrictions and conditions currently in place under the Environment Restrictive Covenant dated September 1, 2011.

●	With respect to the Vernon Tower Mortgage Loan (2.7%), the related Phase I ESA identified two CRECs in connection with on-site soil, soil vapor and groundwater contamination and potential impacts associated with groundwater contamination from an adjacent property located approximately 45-65 feet east of the Vernon Tower Mortgaged Property. With respect to the on-site contamination, a remedial action report and site management plan detailing specific remediation activities was submitted to the NYC Office of Environmental Remediation. At loan origination, the related borrower covenanted to continue to comply with all applicable use restrictions, remediation activities and reporting requirements required pursuant to the remedial action report and site management plan. In addition, with respect to the potential impacts associated with groundwater contamination, the responsible party at such adjacent property has implemented vapor mitigation pursuant to a remediation action work plan. The environmental consultant reported that no further action or investigation is required.

●	With respect to the Exchange on Erwin Mortgage Loan (2.6%), the Phase I ESA identified a CREC at the Mortgaged Property in connection with the former presence of USTs. Due to the former presence of such USTs, the Mortgaged Property was enrolled in the North Carolina Department of Environmental Quality (“NCDEQ”) Brownfield Program, and is therefore subject to certain land use restrictions, which include (x) management of impacted soil during future redevelopment activities and (y) that the groundwater at the Mortgaged Property cannot be used for any purpose without the prior written approval of NCDEQ. Further, no building may be constructed at the Mortgaged Property without an assessment of risk regarding the soil vapor at the Mortgaged Property, which must provide to NCDEQ that no soil vapor barrier, sub-slab venting or mitigation system is required. Based on the case closed status of the former heating oil USTs and the associated Brownfield Program restrictions, the Phase I ESA provided that no further investigation is warranted; however, an annual submission of a land use restriction update to NCDEQ is required.

●	With respect to the Coast Aluminum Industrial Portfolio Mortgage Loan (1.7%), the related Phase I ESA for the Santa Fe Mortgaged Property identified a REC associated with soil and groundwater contamination stemming from its prior use as an Exxon Mobil oil extraction and production facility. The related Phase I ESA reported that the Mortgaged Property is subject to ongoing remediation efforts at the expense of Exxon Mobil. The related Phase I ESA recommended continued monitoring of the remediation efforts until a no further action letter is received. The lender obtained a supplemental $2,000,000 environmental insurance policy on a thirteen year term which covers any related cleanup costs.

●	With respect to the Atlantic Storage Mortgage Loan (0.9%), the Phase I ESA identified a CREC at the Mortgaged Property in connection with two USTs. In 2013, a Phase II Subsurface Investigation was performed by Partner Engineering North Carolina PLLC at the Mortgaged Property, which identified the presence of a UST and related soil impacts. In March 2013, the UST was removed and soil samples results confirmed contaminant concentrations exceeding the appropriate criteria. An Initial Abatement Action Report was prepared and submitted to the North Carolina Department of Environment and Natural Resources (the “NCDENR”) on April 23, 2013. In April 2013, a groundwater monitoring well (MW-1) was installed in the vicinity of the former UST basin and soil samples were collected. The analytical results of soil samples indicated that contaminant concentrations exceeded the NCDENR residential maximum soil contaminant concentrations (“MSCCs”), but not the industrial/commercial MSCCs. Based on this, the case was closed by NCDENR with a Notice of Residual Petroleum and Deed Restriction, which restricts soil and groundwater use, and the mortgaged property use as commercial or industrial in May 2013.

●	With respect to the 5242 West Adams Boulevard Mortgage Loan (0.8%), the related Phase I ESA identified an REC related to groundwater contamination from an off-site leaking UST. The east-adjacent property was previously operated as a gas station, and is owned by World Oil Marketing, a subsidiary of World Oil Corp. Remediation activities were conducted between 1999-2002, and there are currently on-site monitoring wells for testing. World Oil Marketing has been named as the responsible party and the clean-up is being regulated by the Los Angeles Regional Water Quality Control Board. The California UST Cleanup Fund is providing partial funding for remediation.

●	With respect to the Shoppes at Parma Mortgage Loan (0.8%), the JC Penney tenant at the related Mortgaged Property previously included an auto service center, which is identified as a LUST site and an Ohio Archive underground storage tank site. The JC Penney auto service center was decommissioned in the 1990s. The LUST listing is associated with a 500-gallon diesel underground storage tank, which was removed in October 1995. On November 28, 2001, the Ohio Department of Commerce, Division of State Fire Marshal, Bureau of Underground Storage Tank Regulations (“BUSTR”) issued a no further action letter, subject to the maintenance of the following restriction: “Elimination of the groundwater ingestion pathway.” The no further action letter further provided that BUSTR must be notified if the restriction has been modified, removed or violated. The former LUST is considered a CREC based on the groundwater restriction and notification requirements set forth in the no further action letter. The related borrower covenanted to continue to comply with the restriction and requirements set forth in the no further action letter.

●	With respect to the Carrier Circle Business Complex Mortgage Loan (0.5%), the related Phase I ESA did not identify the existence of any RECs at the Mortgaged Property; however, it did identify a CREC in connection with residual chlorinated solvent impacts to soil and groundwater from prior historical manufacturing operations at the Mortgaged Property and surrounding area. The Mortgaged Property is subject to and the Mortgage Loan documents require the borrower to comply with certain engineering and institutional controls, including a prohibition on the use of groundwater at the Mortgaged Property, limitations on the use of the Mortgaged Property to industrial or commercial purposes and compliance with an ongoing operation, maintenance and monitoring program. At origination, the borrower deposited with the lender $15,000, representing approximately 125% of the estimated cost to comply with such controls. The borrower is also a named defendant to certain environmental litigation related to alleged soil and groundwater impacts to a 30 square-mile watershed in which the Mortgaged Property is located. See “—Litigation and Other Considerations” for additional information.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo material redevelopment, renovation or expansion, including with respect to hospitality properties, executing property improvement plans (“PIPs”) required by the franchisors. Below are descriptions of certain of such Mortgaged Properties related to (i) the 15 largest Mortgage Loans and (ii) Mortgage Loans with PIP or renovation reserves amounts exceeding 10% of the related Cut-off Date Balance of such Mortgage Loan:

●	With respect to the Axalta Navy Yard Mortgage Loan (3.8%), the related sole tenant, Axalta Coating Systems, LLC, has the right to construct, at its sole cost and expense, upon notice to the landlord, a second floor on a portion of the premises (the “Expansion Space”). The design and construction of the Expansion Space will be deemed an alteration under the related lease and will be subject to the landlord’s reasonable approval. Provided the related sole tenant pays all the costs and expenses associated with the design and construction of the Expansion Space, there will be no adjustment to base rent or operating expenses payable under the related lease by the related sole tenant.

●	With respect to the Hilton Garden Inn Charleston / Mt. Pleasant Mortgage Loan (1.9%), the Mortgaged Property is expected to undergo a $2,000,000 PIP in connection with upgrades to the public spaces and guestrooms which is required to be completed within 36 months of the loan closing. The PIP may be funded out of excess funds in the FF&E reserve. A separate PIP reserve was not required at origination.

●	With respect to the Hampton Inn Ft. Lauderdale Airport Mortgage Loan (1.6%), the Mortgaged Property is undergoing a franchisor mandated PIP. The PIP renovations include renovations to the guestrooms and guestroom bathrooms, renovations to lobby areas, the exercise room and pool area, as well as signage, technology updates and public space updates. The total estimated cost in improvements to complete the items identified in the PIP is $2,153,194. At Mortgage Loan origination, the borrower reserved $2,400,000 (approximately 111.5% of the costs to complete the PIP). See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

●	With respect to the Fairfield Inn & Suites – Nashville Airport Mortgage Loan (1.2%), while no PIP is currently required, there is planned construction of the rooftop meeting space and lounge area at the Mortgaged Property, as described in that certain roof plan, dated October 29, 2017 (the “Property Expansion”). The mortgage loan documents provide that the borrower is permitted to commence the Property Expansion in accordance with the mortgage loan documents, so long as no event of default has occurred and is continuing and the borrower delivers evidence satisfactory to the lender that the borrower has and will continue to have sufficient funds to (i) complete the Property Expansion and (ii) continue to fulfill all of its obligations under the mortgage loan documents. If the borrower elects to commence the Property Expansion, the borrower must provide to the lender, at least 30 days prior to the commencement of the Property Expansion, the following documentation, each in a form and substance reasonably acceptable to the lender: (i) all expansion permits necessary for the construction and completion of the Property Expansion, including but not limited to, all applicable environmental permits required therefor; (ii) the plans, specifications and budget relating to the Property Expansion; (iii) evidence of insurance obtained by the borrower and/or all contractors performing such work the terms of which will be reasonably acceptable to the lender; and (iv) such other information and documentation as may be reasonably requested by the lender. In no event may any of the foregoing items be amended, modified, waived or terminated without the lender’s prior written approval, which approval will not be unreasonably conditioned, delayed or withheld. Until the Property Expansion has been completed, all expansion permits must be and must remain in full force and effect and not be subject to any revocation, amendment, release, suspension, forfeiture or the like. To the extent the borrower commences the Property Expansion in accordance with the terms and conditions of the loan agreement, the borrower must (i) timely pay when due all costs and expenses in connection with the Property Expansion, (ii) complete the Property Expansion so commenced in a good and workmanlike manner in accordance with all applicable legal requirements and (iii) perform and complete the Property Expansion in a manner so as to avoid any disruption to the operation and business conducted at the mortgaged property.

●	With respect to the Hampton Inn Cumming Mortgage Loan (0.8%), the Mortgaged Property is expected to undergoing a franchisor mandated PIP, which will include renovations to the guestrooms, common area and exterior curb appeal and user experience. The total estimated cost in improvements to complete the items identified in the PIP is approximately $1,556,000 and must be completed by February 28, 2021. At Mortgage Loan origination, the borrower reserved approximately $1,785,060 (approximately 115% of the costs to complete the PIP).

●	With respect to the Fairfield Inn by Marriott Lexington Park Patuxent River Naval Air Station Mortgage Loan (0.5%), the Mortgaged Property is expected to undergo two franchisor mandated PIPs which will include renovations to the guestrooms and common areas. The estimated cost in improvements for the first PIP is approximately $353,029 and is estimated to be completed prior to December 31, 2020. At Mortgage Loan origination, the borrower reserved approximately $376,040 (approximately 107% of the cost to complete the first PIP). The estimated cost in improvements for the second PIP is approximately $648,990 and is estimated to be completed prior to May 28, 2024. The second PIP is reserved for via ongoing FF&E reserves. If, by January 2024, the FF&E reserve is not funded with at least 125% of the then-current outstanding cost of competition, the borrower will be required to fund the FF&E reserve in an amount sufficient to reach 125% of the then-current estimated cost of completion.

We cannot assure you that any of these redevelopments, renovations or expansions will be completed, that any amounts reserved in connection therewith will be sufficient to complete any such redevelopment, renovation or expansion or that the failure to do so will not have a material adverse impact on the related Mortgaged Properties. Additionally, other Mortgaged Properties may, and likely do, have property improvement or renovation plans in various stages of completion or planning.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than seven (7) months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

With respect to the F5 Tower Mortgage Loan (4.2%), a report dated November 25, 2019 by RDH Building Science, Inc. (the “Report”) identifies some curtain wall façade deficiencies with the alignment of the perimeter glazing gaskets, and deformed thermal trim extrusions. The related engineering report for the Mortgaged Property recommends further investigation, observation, repairs and replacements of the façade at the Mortgaged Property. The Report estimated the cost of the façade repairs would be between $565,000 and $970,000. Replacement reserves were not required in connection with the origination of the Mortgage Loan, as these repairs have begun, and are underway by Harmon, Inc., the subcontractor who is performing the work under warranty.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, the Mortgaged Properties may be subject to ongoing litigation. For example:

●	With respect to the 650 Madison Avenue Mortgage Loan (4.2%), the borrower, the borrower sponsor and guarantor, and affiliates thereof are subject to multiple pending lawsuits for claims related to, among other things, torts, negligence, personal injury, and premises liability. Such legal proceedings and other disputes may be covered by insurance maintained by the borrower. However, certain types of litigation may not be covered by insurance. We cannot assure you that any insurance maintained by the borrower will be adequate to cover litigation, disputes and related expenses.

●	With respect to the Walgreens - Las Vegas Strip Mortgage Loan (2.9%), one of the sponsors, Keith Kantrowitz, is a named defendant, among others, in an action by a residential tenant alleging fraud and criminal negligence in connection with a 100 year sale-leaseback structure and subsequent eviction proceedings in connection with the tenant’s Brooklyn, New York home. The claimants are seeking damages on this and other counts of approximately $18,000,000 plus fees and costs. Each of the two nonrecourse carve-out guarantors has a net worth in excess of such amount and in excess of the amount of the Mortgage Loan. Mr. Kantrowitz is defending the claim.

●	With respect to the Pinnacle Self Storage Portfolio Mortgage Loan (2.1%), the Louisville Self Storage Portfolio Mortgage Loan (1.3%) and the West Phoenix Self Storage Mortgage Loan (0.6%), the borrower sponsor and non-recourse carveout guarantor, Robert Moser, has acted as the co-manager and co-guarantor along with Robert Morgan in numerous real estate transactions. Robert Morgan does not have and has never had any ownership interest in the related borrower or Mortgaged Property. Robert Morgan and several members of his organization have been indicted by a federal grand jury for, among other things, conspiracy to commit wire fraud and bank fraud for their alleged roles in a mortgage fraud scheme. There can be no assurances that Robert Moser and/or his assets will not be affected in connection with the criminal prosecution of Robert Morgan.

●	With respect to the 1888 Westchester Avenue Mortgage Loan (1.9%), Steven Mendelsohn, who owns a 25% equity interest in the borrower through ZP Realty Parkchester LLC (“Mendelsohn”) and Zwanger Pesiri Radiology, the single tenant at the Mortgaged Property, along with other Zwanger-Pesiri entities, including Zwanger-Pesiri, Inc., were defendants in state and federal prosecutions under the False Claims Act relating to Medicaid fraud, arising from alleged billing misconduct in connection with federal health care programs in 2016. In connection with a settlement agreement, the cases were resolved with payments of approximately $8 million in the civil action and, with respect to Zwanger-Pesiri, Inc., approximately $2.4 million in the criminal action, in addition to an $800 special assessment and two years of probation. Mendelsohn and the Zwanger-Pesiri entities are also subject to a five year agreement setting forth training and reporting requirements to ensure compliance with federal healthcare program requirements.

●	With respect to The Storage Center Mortgage Loan (0.5%), two of the guarantors (Lawrence Kaplan and George Thacker) have been named defendants in a civil action filed in New York state court (Meshechok v. Kaplan et al; Index No. 656337-2018), filed on December 19, 2018 in New York County, NY. The lawsuit was initiated by a former partner and co-owner of Kaplan’s, alleging that the plaintiff was unjustly terminated by the defendants, and that the defendants abused their control position, misused trade secrets and misappropriated assets. The plaintiff seeks damages in an amount not less than $10 million. Defendants have filed a motion to dismiss that is currently pending.

●	With respect to the Carrier Circle Business Complex Mortgage Loan (0.5%), the borrower is one of approximately 50 defendants (collectively, the “Defendants”) to a federal action filed in October 2018 by, among others, the owner of a nearby property, and an independent environmental response trust (the “RACER Trust”) (collectively, the “Plaintiffs”) under sections 107(a) and 113(f) of CERCLA, as well as applicable state laws, seeking cost recovery and contribution for certain environmental remediation the Plaintiffs have either performed or may be required to perform to address contamination in and around a 30 square-mile watershed (the “Ley Creek Watershed”). In accordance with certain consent orders entered into between the RACER Trust and the New York State Department of Environmental Conservation (“NYSDEC”), the RACER Trust agreed to undertake environmental work in the Ley Creek Watershed to address contamination resulting from property owned by the Plaintiffs, provided that the RACER Trust reserved the right to obtain contribution from other potentially responsible parties (“PRPs”). Pursuant to the complaint, the Plaintiffs allege that a portion of such contamination originated from or is on properties in the Ley Creek watershed, including the Mortgaged Property, that the Defendants, or their predecessors, successors or assigns, either currently or previously owned and for which they should be considered PRPs. In particular, the complaint alleges that the NYSDEC recently directed the RACER Trust to investigate approximately 22 acres of additional land not included in prior consent decrees that are owned by other parties, which would allegedly increase the total cost of remediation to between $60 million and $93.0 million. Per the complaint, the Plaintiffs allege that they currently have available approximately $19.0 million for any outstanding remediation and have requested that the Court require the Defendants, on a joint and several basis, to contribute their equitable share to such costs. The case remains pending before the U.S. District Court of the Northern District of New York.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below and representation and warranty no. 15 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

●	Thirty-seven (37) Mortgage Loans (60.6%) were originated in connection with the borrower’s refinancing of a previous mortgage loan.

●	Twenty-nine (29) Mortgage Loans (39.4%) were originated in connection with the borrower’s acquisition of the related Mortgaged Property.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the Trust. For example:

●	With respect to the ExchangeRight Net Leased Portfolio #31, One Stockton, Highland Village Townhomes, Pinnacle Self Storage Portfolio, Delta Hotels by Marriott – Detroit Metro Airport, 4041 Central, Columbus Office Portfolio, Aloft Bolingbrook, Louisville Self Storage Portfolio, The Commerce Building, Shoppes at Parma, Hampton Inn Cumming, Lincoln Center, West Phoenix Self Storage, Chandler Self Storage, 5600 Northwest Central, Carrier Circle Business Complex, Willow Park Apartments and Star Vale MHC Mortgage Loans (26.2%), (a) within approximately the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings, a receivership or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff, sale at a loss or modification, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) within approximately the last 10 years, the Mortgaged Property was acquired by the related borrower or an affiliate thereof or a seller thereto from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower, principal or tenant bankruptcy.

In particular, with respect to the 15 largest Mortgage Loans or groups of Mortgage Loans with related borrowers, we note the following:

●	With respect to the ExchangeRight Net Leased Portfolio #31 Mortgage Loan (3.5%), the borrower sponsor, Warren Thomas, disclosed that in 2009, a lender foreclosed on a 60-unit Houston apartment building unrelated to the Mortgaged Property, for which the borrower sponsor was a co-guarantor. The borrower sponsor settled the debt with the lender in 2013.

●	With respect to the One Stockton Mortgage Loan (3.1%), the borrower sponsor has had two foreclosures in 2010, two workouts in 2010 and one discounted payoff in 2012 that resulted in losses to the related lender, all at unrelated properties.

●	With respect to the Highland Village Townhomes Mortgage Loan (2.8%), the Mortgaged Property was previously improved by a golf course that was owned by entities unaffiliated with the borrower sponsor. Such golf course secured a loan that went into default and was subject to a foreclosure proceeding, in connection with which the related borrower filed for Chapter 11 bankruptcy protection in 2012. Subsequent to the bankruptcy filing, the borrower sponsors acquired 100% of the ownership interests in such borrower (in which they had previously held no direct or indirect ownership interest) in November 2012 and, with the approval of the related bankruptcy court, reorganized and changed the name of the borrower to Limerick Land Partners, LP and redeveloped the Mortgaged Property as multifamily housing. Prior to origination, the borrower sponsors bifurcated the fee and leasehold interests in the Mortgaged Property pursuant to a ground lease under which Limerick Land Partners, LP is the related ground lessor and fee owner. Limerick Land Partners, LP is an additional mortgagor under the Mortgage Loan, which is secured by each of the related fee and leasehold interests in the Mortgaged Property. In addition, Daniel Caste, one of the two non-recourse carve-out guarantors, previously sponsored certain land development projects in Florida unrelated to the Mortgaged Property securing loans that went into default and were subject to foreclosure proceedings. The related borrowers entered into a forbearance agreement with the lender, pursuant to which the related properties were sold at a discount to their original value and the related loans were partially paid down (with any unpaid amounts restructured as deficiency notes). In 2013, such borrowers satisfied any outstanding deficiencies notes related to such loans in full.

●	With respect to the Pinnacle Self Storage Portfolio Mortgage Loan (2.1%) the borrower sponsor and Robert Morgan were parties to foreclosure litigation filed in connection with a $75 million CMBS loan secured by 12 RV parks that was originated in 2006. Of the 12 properties, four have been released from the lien of the related mortgage, seven have been foreclosed and sold, and one remains an REO property. In connection with the related deficiency claims the related CMBS lender, together with Robert Moser and Robert Morgan, agreed to a settlement of $8.638 million, which amount has been paid in full by Robert Morgan and Robert Moser.

●	With respect to the Delta Hotels by Marriott - Detroit Metro Airport Mortgage Loan (2.1%), the borrower sponsor reported involvement in several litigation matters and bankruptcies. The borrower sponsor was involved in litigation with a former business partner, Barry Beitler (“Beitler”), relating to the break-up of their partnership and the separation of assets, including dozens of entities in which they invested, which commenced in 2004 and included numerous suits and countersuits, all of which were subsequently settled. The borrower sponsor also filed bankruptcy petitions for two entities in 2006 and 2009 in connection with the Beitler litigation. According to the borrower sponsor, both creditors were paid in full with the sale of the properties. Additionally, the borrower sponsor stated that other lenders to entities involved in the Beitler litigation filed lawsuits in 2009 and 2011, respectively, as a result of loan defaults. The borrower sponsor reported that the lenders were paid in full and the lawsuits were dismissed. The borrower sponsor was sued as a result of a non-monetary default on a $900,000 line of credit in 2011, which matter was, according to borrower sponsor, settled in 2014 with the payment of cash and a redemption of the borrower sponsor’s stock in the credit-issuing bank. The borrower sponsor also owned an entity that filed bankruptcy in 2010 in connection with a loan default which, according to borrower sponsor, resulted from the failure of four of the six tenants at the retail property during the economic downturn. The borrower sponsor indicated that the creditors were paid in full in accordance with the plan of reorganization in 2015. In 2013, Wells Fargo sued the borrower sponsor in connection with an alleged non-monetary default relating to the same property due to the use of the property as a medical marijuana dispensary, which was subsequently dismissed. In 2011, the borrower sponsor was the managing member of an entity which owned an office property and filed for bankruptcy after losing multiple tenants. The mortgage lender on the property also sued the borrower sponsor personally on a personal guaranty. The borrower sponsor stated that the lender was paid in full after a sale of the underlying property and payment on the guaranty. In 2013, the borrower sponsor owned a student housing property in Utah and filed for bankruptcy as a result of the economic downturn and the loss of the ability to lease to students for reasons related to the religious denomination of the ownership structure. The borrower sponsor reported that all secured lenders were paid in full in accordance with the bankruptcy plan. The borrower sponsor was a 51% tenant-in-common in a failed residential development project which resulted in a foreclosure in 2010. Additionally, in 2011 the borrower sponsor owned an entity which entered into a deed-in-lieu of foreclosure on a 24-unit ground up residential construction project.

●	With respect to the 4041 Central Mortgage Loan (2.0%), affiliates of the borrower sponsor, Zaya Younan, have been involved in various mortgage defaults, including a total of seven foreclosures and five discounted pay-offs prior to 2013, related to office properties in Dallas, Texas, Houston, Texas, Chicago, Illinois and Phoenix, Arizona.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”. See also representation and warranty no. 41 and no. 42 in Annex D-1 to this prospectus and the exceptions thereto in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

●	Forty-one (41) of the Mortgaged Properties (24.2%) are leased to a single tenant.

●	Five (5) of the Mortgaged Properties (9.7%) have a tenant that leases over 50% (by net rentable area) of, or represents 50% or more of the underwritten revenues of, the Mortgaged Property (other than the single tenant Mortgaged Properties identified above).

See “—Lease Expirations and Terminations” below, and “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Increase Losses” in this prospectus. See also the footnotes to Annex A-1.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans, see the related summaries attached as Annex A-3 to this prospectus. In addition, see Annex A-1 to this prospectus for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property. Whether or not any of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Prospective investors are encouraged to review the charts entitled “Major Tenants” and “Lease Expiration Schedules” for the 15 largest Mortgage Loans presented on Annex A-3 to this prospectus, in particular those related to the Mortgaged Properties identified on Annex A-1 to this prospectus.

If a Mortgaged Property loses its sole tenant, whether upon expiration of the related lease or otherwise, the “dark value” of such Mortgaged Property may be materially below the “as-is” value of such Mortgaged Property or even the unpaid principal balance of the related Mortgage Loan because of the difficulties of finding a new tenant that will lease the space on comparable terms as the old tenant. Such difficulties may arise from an oversupply of comparable space, high vacancy rates, low rental rates or the Mortgaged Property’s lack of suitability for most potential replacement tenants.

With respect to certain Mortgaged Properties, there are leases that represent in the aggregate a material (greater than 25%) portion of the NRA of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property.

Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease at any time. For example, with respect to (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans and (iii) tenants that, alone or together with affiliated tenants, occupy 50% or more of the net rentable area of, or represent 50% or more of the underwritten revenues of, the related Mortgaged Properties, certain of such tenants have unilateral termination options or termination options related to lack of appropriations as set forth below:

●	With respect to the Kings Plaza Mortgage Loan (8.6%), the second largest tenant, Primark, has the right to terminate its lease on July 7, 2028 with 12 months’ notice; provided that, as of the termination date, (i) the Primark tenant is not in default and (ii) there is not another Primark store within a defined market area set forth in the lease.

●	With respect to the 1633 Broadway Mortgage Loan (7.3%), (i) the fourth largest tenant, Morgan Stanley & Co., has the option to terminate its lease as to all or any portion (but not less than one full floor) of its space at any time after April 1, 2027, upon 18 months’ notice and payment of a termination fee, and (ii) the fifth largest tenant, Kasowitz Benson Torres, has the right to terminate one full floor of the premises located on the uppermost or lowermost floors, effective as of March 31, 2024, upon notice by March 31, 2023.

●	With respect to the 650 Madison Avenue Mortgage Loan (4.2%), the second largest tenant, Memorial Sloan Kettering Cancer Center, has a one-time right to terminate its lease on any date between July 1, 2020 and June 30, 2022 upon 18 months’ prior written notice.

●	With respect to the F5 Tower Mortgage Loan (4.2%), the sole tenant at the Mortgaged Property, F5 Networks, Inc., (x) may terminate its lease on October 1, 2030, upon 19 months’ notice, and the payment of a termination fee equal to the then-unamortized portions, calculated using a 5% interest factor, on an equal payment basis over the number of lease months during which rent is payable during the initial lease term, of (a) the tenant improvement allowance, (b) the base rent abatement, and (c) lease commissions paid by the landlord to the tenant’s broker and the landlord’s broker in connection with the lease, and (y) may terminate its lease of the entirety of floors 47 and 48 (the “Contraction Space”) effective as of the date selected by the tenant between September 30, 2025 and September 30, 2026 (the “Contraction Date”), upon 12 months’ written notice prior to the Contraction Date and the payment of the then-unamortized portions, calculated using a 5% interest factor, on an equal payment basis over the number of lease months during which rent is payable during the initial lease term (determined on a per rentable square foot basis for the Contraction Space), of (a) the tenant improvement allowance, (b) the base rent abatement, (c) leasing commissions paid by the borrower to the tenant’s broker in connection with the lease.

●	With respect to the ExchangeRight Net Leased Portfolio #31 – BioLife Plasma Services L.P. - Columbus, GA Mortgaged Property (0.3%), the sole tenant at the Mortgaged Property, BioLife Plasma Services L.P., may terminate its lease at any time upon 30 days’ prior written notice and payment of a termination fee equal to the net present value of the total obligations for the base rent and additional rent for the remaining current term.

●	With respect to the ExchangeRight Net Leased Portfolio #31 – Walgreens - Des Plaines, IL Mortgaged Property (0.2%), the sole tenant at the Mortgaged Property, Walgreens, has the right to terminate its lease effective as if September 30, 2029 and every five years thereafter through and including September 30, 2064, upon 12 months’ prior written notice.

●	With respect to the ExchangeRight Net Leased Portfolio #31 – Walgreens - Chicago Heights, IL Mortgaged Property (0.1%), the sole tenant at the Mortgaged Property, Walgreens, has the right to terminate its lease effective as of October 31, 2030 and every five years thereafter through and including October 31, 2065, upon 6 prior written months’ prior written notice.

●	With respect to the ExchangeRight Net Leased Portfolio #31 – Walgreens – Wheeling, IL Mortgaged Property (0.1%), the sole tenant at the Mortgaged Property, Walgreens, has the right to terminate its lease effective as of June 30, 2031 and every five years thereafter through and including June 30, 2056, upon 9 months’ prior written notice.

●	With respect to the Exchange on Erwin Mortgage Loan (2.6%), the fourth largest tenant at the Mortgaged Property, Smashburger, has the right to terminate its lease at any time, upon 120 days’ advance written notice, and (x) the tenant’s payment of a termination fee, in an amount equal to (i) the unamortized portion of the tenant improvement allowance of $74,350, (ii) the full amount of the rent concession of $14,870, and (iii) all pre-paid and unamortized leasing commissions, together with 8% interest from the date of said payments by the landlord, and (y) documentation provided by the tenant that its annual sales for the last 12 months, prior to the required 120 days’ advance written notice to the landlord, were not greater than $1,000,000.

●	With respect to the 4041 Central Mortgage Loan (2.0%), (i) the largest tenant, U.S. Government (IRS), has an ongoing right to terminate its lease in whole or part at any time with at least 90 days’ prior written notice, and (ii) the third largest tenant, U.S. Government GSA, has the right to terminate its lease at any time after September 30, 2023 in whole or part with at least 90 days’ prior written notice.

●	With respect to the Walgreens Albuquerque Mortgage Loan (0.3%), the sole tenant at the Mortgaged Property, Walgreens Co., has the right to terminate its lease effective as of June 30, 2028 and every five years thereafter through and including June 30, 2073, upon 6 months’ prior written notice.

With respect to certain retail properties, some or all of the related tenants may not be required to continue to operate (i.e. such tenants may “go dark”) at such properties. With respect to any such tenant that has a right to go dark, if such tenant elects to go dark, such election may trigger co-tenancy clauses in other tenants’ leases.

For more information related to tenant termination options held by the 5 largest tenants (by net rentable area leased) at a Mortgaged Property or portfolio of Mortgaged Properties see Annex A-1 to this prospectus and the accompanying footnotes for additional information, as well as the charts entitled “Major Tenants” and “Lease Expiration Schedules” for the 15 largest Mortgage Loans presented on Annex A-3 to this prospectus.

Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy Rate may not be in physical occupancy, may not have begun paying rent, may be in negotiation or may have sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future.

For example, with respect to (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans and (iii) tenants that, alone or together with affiliated tenants, occupy 50% or more of the net rentable area of, or represent 50% or more of the underwritten revenues of, the related Mortgaged Properties, certain of such tenants have not taken occupancy or commenced paying rent, may have subleased their spaces, may be in negotiation or have rent underwritten on a straight-lined basis as set forth below:

●	With respect to the Kings Plaza Mortgage Loan (8.6%), the rent for the fifth largest tenant, Best Buy, was underwritten on a straight-lined basis.

●	With respect to the 1633 Broadway Mortgage Loan (7.3%), with respect to the largest tenant, Allianz Asset Mgmt of America, the third largest tenant, Showtime Networks Inc, and the fourth largest tenant, Morgan Stanley & Co., the Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through November 2020 totaling $1,272,795. The lender’s underwriting gives separate credit for the net present value of contractual rent step increments over the lease term using a discount rate of 7.0% (for investment grade tenants) totaling $7,558,579.

●	With respect to the 650 Madison Avenue Mortgage Loan (4.2%), Sotheby’s Int’l Realty Inc, the third largest tenant at the Mortgaged Property, is entitled to rent abatement in the amount of $288,326 per month from December 2019 through September 2020, resulting in a total amount of $2,883,263, which was reserved at the origination of the Mortgage Loan. The tenant is required to begin paying full, unabated rent in October 2020.

●	With respect to the F5 Tower Mortgage Loan (4.2%), the sole tenant at the Mortgaged Property, subleases (x) 18,886 square feet on the 22nd floor to Foursquare Labs, Inc. through November 30, 2022 at a current rental rate of $38.00 per square foot, and (y) 18,636 square feet on the 23rd floor to Grab Technology Corp through February 28, 2023 at a current rental rate of $55.00 per square foot.

●	With respect to the Silver City Plaza Mortgage Loan (4.0%), the third largest tenant at the related Mortgaged Property, #Hashtag Vegas (representing approximately 5.8% of the net rentable square footage), has accepted its space but has not commenced paying rent. #Hashtag Vegas is currently in occupancy of its space and rent payment is expected to commence in March 2020. Rent for the month of February was reserved in the amount of $24,077.

●	With respect to ExchangeRight Net Leased Portfolio #31 Mortgage Loan (3.5%), the sole tenant at the Hy-Vee – Savage, MN Mortgaged Property, Hy-Vee, subleases 547 square feet to St. Francis Regional Medical Center and 6,779 square feet to the City of Savage, Minnesota through September 30, 2022 and May 31, 2026, respectively. Underwriting was based on the prime rent and prime lease expiration date. The prime lease expiration date is November 30, 2039.

●	With respect to the Walgreens - Las Vegas Strip Mortgage Loan (2.9%), the rent for the sole tenant, Walgreens, was underwritten on a straight-line basis.

●	With respect to the 4041 Central Mortgage Loan (2.0%), (i) the largest tenant, U.S. Government (IRS), is not utilizing 3,720 square feet of its 116,507 square foot premises, and (ii) the third largest tenant, U.S. Government GSA, is backfilling 16,305 square feet of its premises, which is expected to occur by March 2020, after which it will be utilizing all except 4,140 square feet of its 36,523 square foot premises. In addition, the underwritten rent for the second largest tenant, Maricopa County Dept of Public Health; the third largest tenant, U.S. Government GSA, and the fifth largest tenant, Maricopa County (SOS) are based on straight line average rents through the lease term.

●	With respect to the 1888 Westchester Avenue Mortgage Loan (1.9%), the Mortgaged Property is 100% leased to Zwanger Pesiri Radiology, an affiliate of the borrower. 61% of the Mortgaged Property is currently occupied and the tenant is expected to take occupancy of the remaining portion of the Mortgaged Property (previously occupied by unaffiliated tenants) upon completion of tenant improvements to such space. The tenant commenced paying rent with respect to the expansion space on November 1, 2019. The single tenant lease is guaranteed by Zwanger-Pesiri Radiology Group, LLP, the parent of the tenant.

●	With respect to the 6000 Parkwood Mortgage Loan (1.2%), the largest tenant at the related Mortgaged Property, Nexeo Solutions, LLC, representing approximately 78.4% of the net rentable square footage, is currently in the process of building out approximately 32,222 square feet of expansion space (although the tenant is doing business in a portion of the expansion space). There was a rent increase to this tenant for the expansion space. At origination, a free rent reserve of $829,049, representing 100% of the free rent afforded to Nexeo Solutions, LLC for its entire space between January and June 2020, was established. Additionally, Nexeo Solutions, LLC subleases 25,000 square feet of space for a total annual base rent of $562,500 ($22.50 per square foot expiring on March 29, 2020).

●	With respect to the Amazon Distribution Center Tucson Mortgage Loan (1.2%), the lease for the sole tenant, Amazon.com Services Inc., provides for annual rent steps of 1.85% and the average rent for the term was underwritten.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

See Annex A-3 for more information on other tenant matters relating to the largest 15 Mortgage Loans.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

●	The Axalta Navy Yard, ExchangeRight Net Leased Portfolio #31 – Hy-Vee - Savage, MN, ExchangeRight Net Leased Portfolio #31 – Giant Eagle - New Albany, OH, ExchangeRight Net Leased Portfolio #31 – Walgreens - Des Plaines, IL, ExchangeRight Net Leased Portfolio #31 – Tractor Supply - Yulee, FL, ExchangeRight Net Leased Portfolio #31 – Tractor Supply - New Lenox, IL, ExchangeRight Net Leased Portfolio #31 – Tractor Supply - Danville, IN, ExchangeRight Net Leased

Portfolio #31 – Walgreens - Chicago Heights, IL, ExchangeRight Net Leased Portfolio #31 – Walgreens - Wheeling, IL, ExchangeRight Net Leased Portfolio #31 – Tractor Supply - Kankakee, IL, Walgreens - Las Vegas Strip, Delta Hotels by Marriott - Detroit Metro Airport, Springhill Suites Miramar, Amazon Distribution Center Tucson, Grand Bay Plaza, Lincoln Center, 5600 Northwest Central, Walgreens Albuquerque and CVS Mechanicsville Mortgaged Properties (16.2%) are each subject to a purchase option, right of first refusal (“ROFR”) or right of first offer (“ROFO”) to purchase such Mortgaged Property, a portion thereof or a related pad site; such rights are held by either a tenant at the related Mortgaged Property, a tenant at a neighboring property, a hotel franchisor, a licensee, a homeowner’s association, another unit owner of the related condominium, a neighboring property owner, a master tenant, a lender or another third party. See “Yield and Maturity Considerations” in this prospectus. See representation and warranty no. 7 in Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In particular, with respect to the 15 largest Mortgage Loans presented on Annex A-3 to this prospectus, we note the following:

●	With respect to the Axalta Navy Yard Mortgage Loan (3.8%), the related borrower or its owners has the option to require the related master lessee to purchase from the related master lessor (or its member) either the related Mortgaged Property or all of the ownership interests in the related borrower upon (i) an event of default under the related master lease (which is cross defaulted with the subject Mortgage Loan) or (ii) the “Final Rental Payment Date” (which is the stated maturity date of the subject Mortgage Loan), in either case for a purchase price of an amount that is equal to the full amount of the debt (and any yield maintenance amount applicable thereto). In addition, the related master lessee has the option to require the related master lessor to sell all of its interest in the related Mortgaged Property to the related master lessee or a third party in certain events, including in connection with a permitted transfer under the subject Mortgage Loan or a transfer and assumption or after an event of default. Furthermore, the related master lessee can require the related borrower to sell all of the ownership interest in the related borrower to a third party upon the related master lessee’s satisfaction of all obligations under the related lease (including the payment of the balloon “rental amount” under such lease, which mirrors the payment of the subject Mortgage Loan at maturity) for a nominal charge.

●	With respect to the Walgreens - Las Vegas Strip Mortgage Loan (2.9%), the sole tenant, Walgreens, has a ROFR to purchase the constituent Mortgaged Property if the borrower receives an offer as to such leased premises that it is otherwise willing to accept. The ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed-in-lieu thereof.

●	With respect to the Delta Hotels by Marriott - Detroit Metro Airport Mortgage Loan (2.1%), the franchisor, has a right of first refusal to purchase the borrower’s interest in the Mortgaged Property in the event of a proposed transfer of the Mortgaged Property or any interest in the borrower or any “Control Affiliate” (as such term is defined in the franchise agreement) to a “Competitor” of the franchisor (as such term is defined in the franchise agreement). This right applies to a transfer to a “Competitor” in connection with a foreclosure, judicial or legal process, but is subordinate to the exercise of the rights of a bona fide lender who is not a “Competitor”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Affiliated Leases

Certain of the Mortgaged Properties may be leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties at which at least 20% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the NRA at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

●	With respect to the 1888 Westchester Avenue Mortgage Loan (1.9%), the single tenant, Zwanger Pesiri Radiology, is an affiliate of the borrower. The borrower is 75% owned by the non-recourse carveout guarantor, Steven Feldman, along with other family members. Steven Feldman is the manager of RG Westchester LLC, the managing member of the borrower. The remaining 25% non-managing member interest in the borrower is held by ZP Realty Parkchester LLC, which entity is a wholly-owned subsidiary Zwanger-Pesiri Radiology Group, LLP, the parent company of the single tenant. The single tenant lease is guaranteed by Zwanger-Pesiri Radiology Group, LLP.

●	With respect to the Coast Aluminum Industrial Portfolio Mortgage Loan (1.7%), each Mortgaged Property is leased to the sponsor’s operating company, Coast Aluminum and Architectural, Inc., under a master lease.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For more information on affiliated leases see the footnotes to Annex A-1 to this prospectus.

Competition from Certain Nearby Properties

Certain of the Mortgaged Properties may be subject to competition from nearby properties that are owned by affiliates of the related borrowers, or such borrowers themselves. In particular, with respect to Mortgaged Properties related to the 15 largest Mortgage Loans where the related borrower sponsor owns one or more properties that are directly competitive with the related Mortgaged Property, we note the following:

●	With respect to the 4041 Central Mortgage Loan (2.0%), the related borrower sponsor also owns the Meridian Bank Tower, which is located within one mile of the Mortgaged Property.

See “Risk Factors—Risks Related to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment”.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Eight (8) of the Mortgaged Properties (12.3%) are located in areas that are considered a high earthquake risk (seismic zones 3 and 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a probable maximum loss greater than 18.0% (in the aggregate, with respect to Mortgaged Properties comprised of multiple structures).

With respect to certain of the Mortgaged Properties, the related borrowers (or, in some cases, tenants which are permitted to maintain insurance in lieu of the related borrowers) maintain insurance under blanket policies.

Certain of the Mortgaged Properties may permit the borrower’s obligations to provide all or certain required insurance (including property, rent loss, liability and terrorism coverage) to be suspended if a sole or significant tenant or the property manager elects to provide third party insurance or self-insurance in accordance with its lease or management agreement. Described below are Mortgage Loans having such third party insurance or self-insurance conditions:

●	With respect to the ExchangeRight Net Leased Portfolio #31, Walgreens - Las Vegas Strip, Exchange on Erwin, Amazon Distribution Center Tucson, Dollar General Clinton, IN, Dollar General Wardsville, MO and Dollar General Saginaw, MI Mortgage Loans (10.6%), the related borrower may rely on the single tenant’s, ground lease tenant’s or owner’s association’s insurance or, in some cases, self-insurance, so long as the single tenant’s, significant tenant’s or ground lease tenant’s lease is in effect and no default has occurred under the lease and the tenant’s insurance or, if applicable, self-insurance meets the requirements under the related Mortgage Loan documents or (in certain cases) of the related lease. Under certain circumstances generally relating to a material casualty, a sole tenant entitled to self-insure may have the right to terminate its lease at the related Mortgaged Property under the terms of that lease. If the tenant fails to provide acceptable insurance coverage or, if applicable, self-insurance, the borrower generally (but not in all cases) must obtain or provide supplemental coverage to meet the requirements under the Mortgage Loan documents. See representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions to representation and warranty nos. 18 and 31 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In situations involving leased fee properties, where the tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures, the borrower will typically have no right to available casualty proceeds. Subject to applicable restoration obligations, casualty proceeds are payable to the tenant or other non-borrower party and/or its leasehold mortgagee. Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”. See also representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property. In certain cases, use of a Mortgaged Property may be restricted due to environmental conditions at the Mortgaged Property or tax abatements benefiting the Mortgaged Property. See “—Environmental Considerations” and “—Real Estate and Other Tax Considerations”.

In the case of certain such Mortgage Loans subject to such restrictions the related borrower is generally required pursuant to the related Mortgage Loan documents to maintain law or ordinance insurance coverage if any of the improvements or the use of a Mortgaged Property constitutes a legal non-conforming structure or use, which provides coverage for loss to the undamaged portion of such property, demolition costs and the increased cost of construction. However, the related property may not be able to be restored or repaired to the full extent necessary to maintain the pre-casualty/pre-destruction use of the subject structure/property, and such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and representation and warranty nos. 8 and 26 on Annex D-1 and the exceptions thereto on Annex D-2.

In addition, certain of the Mortgaged Properties are subject to “historic” or “landmark” or other similar designations, which results in restrictions and in some cases prohibitions on modification of certain aspects of the related Mortgaged Property. For example:

●	With respect to the 6000 Parkwood Mortgage Loan (1.2%), the related Mortgaged Property has a Deed of Protective Covenants Establishing Restrictions, Reservations, Conditions, Covenants, Easements, Rights-of-Way, Charges, Assessments, Agreements, Obligations, Rights, Uses and Provisions, that runs with the land. This document establishes certain design standards applicable to the related Mortgaged Property, creates certain use standard restrictions (e.g., noxious uses), creates an owner’s association and provides for the payment of certain assessments.

●	With respect to the Myrtle and Saint James Portfolio Mortgage Loan (1.0%), the Saint James Place Mortgaged Property is located within the “Clinton Hill Historic District” and is required to be registered with the New York City Department of Housing Preservation and Development each year. Certain alterations of the related improvements may require the consent of the New York City Landmarks Preservation Commission.

Appraised Value

In certain cases, appraisals may reflect “as-is” values and values other than an “as-is” value. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value, except as set forth in the table under “Description of the Mortgage Pool—Definitions”, above. The values other than the “as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related mortgaged property at maturity or other specified date. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. Such appraised values, the related “as-is” appraised values, and the Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on both such hypothetical value and the “as-is” appraised value, are set forth under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts. For example:

●	With respect to the 1633 Broadway Mortgage Loan (7.3%), the Mortgage Loan documents provide for full recourse to the single purpose entity borrower. There is no separate carve-out guarantor or environmental indemnitor.

●	With respect to the 650 Madison Avenue Mortgage Loan (4.2%), the liability for each guarantor (i) with respect to the full recourse carveouts relating to bankruptcy and substantive consolidation is capped at $80,000,000 (which is 10% of the original principal amount of the Whole Loan) and (ii) with respect to all other guaranteed obligations is capped at $400,000,000 (which is 50% of the original principal amount of the Whole Loan), in each case plus costs and expenses related to enforcement.

●	With respect to the Axalta Navy Yard Mortgage Loan (3.8%), because of the need of the transaction to be Shari’ah-compliant, the related non-recourse carveout guaranty is in favor of the related borrower (as the master landlord under the Shari’ah-compliant master lease) and has been assigned to the lender pursuant to the related loan documents and is enforceable by the lender pursuant to its terms.

●	With respect to the Exchange on Erwin Mortgage Loan (2.6%), the liability for each guarantor with respect to the full recourse carveouts relating to bankruptcy events is capped at 20% of the outstanding principal balance of the Whole Loan at the time such event occurs, plus the costs of enforcement.

●	With respect to each of the Dollar General Clinton, IN, Dollar General Wardsville, MO and Dollar General Saginaw, MI Mortgage Loans (0.3%), there is no recourse to the guarantor for breaches of the environmental covenants contained in the related Mortgage Loan documents, nor was an environmental indemnity obtained from an entity distinct from the related borrower.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”. See also representation and warranty no. 28 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.

●	With respect to the Axalta Navy Yard Mortgage Loan (3.8%), the related Mortgaged Property is located in a Keystone Opportunity Zone, and is exempt from the payment of property taxes through 2025. The Keystone Opportunity Zone Program is an economic and community development program that seeks to develop a community’s abandoned, unused and underutilized land and buildings into business districts and residential areas that present a well-rounded and well-balanced approach to community revitalization. Any qualified business that has received benefits and moves out of the zone within the first 5 years may be subject to penalties. The related landlord must apply annually in order to receive approval for property tax abatement, and residents must maintain compliance with all state and local tax laws and must reside 184 consecutive days in the zone during each tax year.

●	With respect to the ExchangeRight Net Leased Portfolio #31 Mortgage Loan (3.5%), Hobby Lobby - Belton, MO and Hobby Lobby - Marion, OH Mortgaged Properties are subject to Tax Increment Financing (“TIF”) pursuant to certain Tax Increment Financing Agreements (individually, the “Marion TIF” and the “Belton TIF”, and collectively, the “TIF Agreements”) and are required to pay the TIF in lieu of taxes. As of the origination date of the Mortgage Loan, (x) the current annual payment due to the taxing authority under the Marion TIF is $83,467 and (y) the current annual payment due to the taxing authority under the Belton TIF is $156,889. The borrower covenanted in the Mortgage Loan documents that the borrower will (a) fulfill and perform each and every term, covenant and provision of the TIF Agreements to be fulfilled or performed by the borrower; (b) promptly deliver to the lender any default notice received by the borrower under the TIF Agreements; (c) not terminate, amend or modify the TIF Agreements without the lender’s prior written consent; and (d) enforce, comply with, and cause each of the parties to the TIF Agreements to comply with all of the terms and conditions contained in the TIF Agreements. The Mortgage Loan documents are recourse to the borrower and the guarantor for any losses incurred by the lender in connection with a breach by the borrower of any covenant with respect to the foregoing. Further, the Mortgage Loan documents require the borrower to use commercially reasonable efforts to deliver fully executed estoppels related to the TIF Agreements to the lender within 60 days from the closing date of the Mortgage Loan.

●	With respect to the Vernon Tower Mortgage Loan (2.7%), the Mortgaged Property is expected to benefit from a 25-year tax abatement under the New York City Department of Housing Preservation and Development 421-a tax abatement program. The 25-year tax abatement program allows the Mortgaged Property to be 100% tax-exempt for the first 21 years, 80% tax-exempt for year 22, 60% tax-exempt for year 23, 40% tax-exempt for year 24 and 20% tax-exempt for year 25. The Mortgaged Property’s billable assessed value during the period of abatement is $271,890.

●	With respect to the Exchange on Erwin Mortgage Loan (2.6%), the Mortgaged Property was enrolled in the Brownfield program to support the Mortgaged Property’s redevelopment with multifamily apartment buildings, and is entitled to tax abatement in the amount of $412,261 for 2019, $313,642 for 2020, $202,205 for 2021, $100,767 for 2022 and $29,646 for 2023, resulting in a total benefit of $1,058,521.

●	With respect to the Shoppes at Parma Mortgage Loan (0.8%), the related Mortgaged Property (excluding the Walmart leased fee parcel) is located within a tax increment financing (“TIF”) district created by the City of Parma, Ohio, which exempts from real property taxation the taxes on the incremental increase in the assessed value of the related Mortgaged Property, and instead requires the property owners from time to time to make service payments (the “Service Payments”) under the TIF Bonds (as defined below) issued in an amount equal to the real property taxes on the incremental increase that would have been payable but for the exemption. The TIF exemption expires in 2043, after the maturity date of the subject Mortgage Loan on December 6, 2029. In connection with the redevelopment of the related Mortgaged Property, on July 1, 2014, the Cleveland-Cuyahoga County Port Authority (the “Port Authority”) issued $10,000,000 in development revenue bonds (“TIF Bonds”), the proceeds of which were used by the developer of the site, including the related Mortgaged Property, to finance a portion of the costs relating to the acquisition, construction and reconstruction of the site. The related borrower, as an assignee of the original developer of the related Mortgaged Property, is responsible for paying Service Payments and supplemental payments to the extent Service Payments are not sufficient to make debt service payments (the “Minimum Service Payments”) in an amount equal to required payments of principal, interest and fees under the TIF Bonds. Service Payments and Minimum Service Payments made by the related borrower will first be applied to debt service on the TIF Bonds and certain administrative expenses, and the excess of any such Service Payments and Minimum Service Payments not applied to debt service and administrative expenses (the “Excess TIF Revenues”) will be reimbursed on a biannual basis to the related borrower as eligible development costs up to an aggregate amount equal to $73,869,196.32. The original developer assigned its rights to the Excess TIF Revenue reimbursement to the related borrower and the related borrower has collaterally assigned such Excess TIF Revenues to the lender and its successors. For purposes of determining Underwritten Net Cash Flow and Underwritten Net Operating Income, the lender underwrote $1,000,000 per year in reimbursed Excess TIF Revenues through the TIF expiration in 2043 based on the related borrower sponsor’s estimate of annual Excess TIF Revenues. In addition, in determining the Appraised Value, the appraiser made certain assumptions regarding the annual reimbursed Excess TIF

Revenues through the TIF expiration in 2043. There can be no assurance that the Excess TIF Revenue will equal $1,000,000 or any other particular amount per year. Under the REMIC provisions of the Code, a Trust REMIC may not be able to directly hold property such as Excess TIF Revenue reimbursement rights, which may adversely affect the foreclosure of the subject Mortgage Loan. The related borrower’s obligation to make Service Payments and Minimum Service Payments on the TIF Bonds is secured by a mortgage in favor of the Port Authority and is a first lien on the related Mortgaged Property (excluding the Walmart leased fee parcel).

Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

Twenty-five (25) Mortgage Loans (59.2%) provide for interest-only payments for the entire term to stated maturity, with no scheduled amortization prior to that date.

Twenty (20) Mortgage Loans (19.8%) require monthly payments of principal and interest for the entire term to stated maturity.

Seventeen (17) Mortgage Loans (16.5%) provide for an initial interest-only period that expires between twelve (12) and sixty (60) months following the related origination date and thereafter require monthly payments of principal and interest based on amortization schedules significantly longer than the remaining term to stated maturity.

Four (4) of the Mortgage Loans (4.5%) provide for interest-only payments for the entire term to Anticipated Repayment Date, with no scheduled amortization prior to that date; provided that if such Mortgage Loans are outstanding from and after the related Anticipated Repayment Date occurring approximately ten years following the related origination date, interest will accrue at the related Revised Rate.

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Approx. % of Initial Pool Balance (%)
Interest-only, Balloon	25	$570,339,946	59.2%
Amortizing Balloon	20	190,219,766	19.8
Interest-only, Amortizing Balloon	17	159,325,000	16.5
Interest-only, ARD	4	42,947,000	4.5
Total:	66	$962,831,712	100.0%

Information regarding the scheduled amortization characteristics of each Mortgage Loan is set forth on Annex A-1 to this prospectus and the footnotes thereto.

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
1	2	$99,945,946	10.4%
6	54	699,970,702	72.7
8	1	40,000,000	4.2
11	9	122,915,063	12.8
Total:	66	$962,831,712	100.0%

The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period (Days)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
0	65	$945,831,712	98.2%
5	1	17,000,000	1.8
Total:	66	$962,831,712	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on, or security interests in fee simple, leasehold or a similar interest in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. See “—Real Estate and Other Tax Considerations”. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

Single Purpose Entity Covenants

The Silver City Plaza Mortgage Loan (4.0%) has a Cut-Off Date Balance of $38,520,000, but the related loan documents do not require any independent directors to be in place with respect to the related borrower. However, a non-consolidation opinion has been obtained.

See “—Additional Indebtedness” below. See “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

ARD Loans

With respect to the F5 Tower, Dollar General Clinton, IN, Dollar General Wardsville, MO, and Dollar General Saginaw, MI Mortgage Loans (4.5%), each such Mortgage Loan (each, an “ARD Loan”) provides that, after a certain date (the “Anticipated Repayment Date” or “ARD”), if the related borrower has not prepaid the related ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated Mortgage Rate (the “Initial Rate”). See Annex A-1 for the Anticipated Repayment Date for each of the ARD Loans.

With respect to the F5 Tower Mortgage Loan (4.2%), the related Revised Rate is an annual rate equal to the related Initial Rate plus 250 basis points.

With respect to the Dollar General Clinton, IN Mortgage Loan (0.1%), the related Revised Rate is an annual rate equal to the related Initial Rate plus 400 basis points.

With respect to the Dollar General Wardsville, MO Mortgage Loan (0.1%), the related Revised Rate is an annual rate equal to the related Initial Rate plus 400 basis points.

With respect to the Dollar General Saginaw, MI Mortgage Loan (0.1%), the related Revised Rate is an annual rate equal to the related Initial Rate plus 400 basis points.

Each of the ARD Loans is interest-only until its Anticipated Repayment Date. Consequently, the repayment of such ARD Loan in full on its Anticipated Repayment Date would require a substantial payment of principal on that date (except to the extent that such ARD Loan is repaid prior thereto).

The ARD provisions described above, to the extent applicable, may result in an incentive for the borrower to repay the ARD Loan on or before its Anticipated Repayment Date but the borrower will have no obligation to do so. We make no statement regarding the likelihood that such ARD Loan will be repaid on its Anticipated Repayment Date.

After its Anticipated Repayment Date, an ARD Loan further requires that all cash flow available from the related Mortgaged Properties after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents and all escrows and property expenses required under the related Mortgage Loan documents be used to accelerate amortization of principal (without payment of any Yield Maintenance Charge or Prepayment Premium) on such ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on an ARD Loan after its Anticipated Repayment Date, the payment of Excess Interest, to the extent actually collected, will be deferred and will be required to be paid, only after the outstanding principal balance of such ARD Loan has been paid in full, at which time the Excess Interest will be paid to the holders of the Class V certificates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Anticipated Repayment Date Loans”.

Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments

Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately one to seven months) up to and including the stated maturity date (or, in the case of an ARD Loan, the Anticipated Repayment Date). See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Releases; Partial Releases” below.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan or, if the affected Mortgaged Property is part of a portfolio, a property-specific release price (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration. Furthermore, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the related Mortgage Loan to satisfy certain debt service coverage ratio or loan-to-value ratio conditions associated with the release of the related insurance proceeds or condemnation awards.

Certain of the Mortgage Loans may permit partial prepayment to avert debt yield or debt service coverage thresholds that would otherwise constitute cash management trigger events. Generally such prepayments will be accompanied by applicable prepayment premium and interest shortfall payments, but lockout restrictions otherwise pertaining to prepayments may not apply.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the largest 15 Mortgage Loans.

Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

●	Fifty-six (56) Mortgage Loans (76.3%) each prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permit the related borrower (after an initial period of at least two years following the date of initial issuance of the Offered Certificates) for a specified period to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act, as amended (“Government Securities”) that provide for payment on or prior to each Due Date through and including the maturity date or Anticipated Repayment Date, as applicable (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable or outstanding, as applicable, on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

●	Six (6) Mortgage Loans (19.2%) each prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium, and thereafter such Mortgage Loan is freely prepayable.

●	One (1) Mortgage Loan (4.2%) prohibits voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium, and then, for a specified period of time, permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium or to defease the related Mortgage Loan by pledging Government Securities that provide for payment on or prior to each Due Date through and including the maturity date or ARD (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related mortgage, and thereafter such Mortgage Loan is freely prepayable

●	Three (3) Mortgage Loans (0.3%) each permits the related borrower to make voluntary principal prepayments upon the payment of a Yield Maintenance Charge for a specified period, and thereafter for a specified period, permit the related borrower to make voluntary principal prepayments upon the payment of a Yield Maintenance Charge or to defease the related Mortgage Loan by pledging Government Securities that provide for payment on or prior to each Due Date through and including the Anticipated Repayment Date (or such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable (or, in the case of the Anticipated Repayment Date or commencement of the open prepayment period, outstanding) on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

Prepayment restrictions for each Mortgage Loan reflect the entire life of the Mortgage Loan. Some Mortgage Loans may be sufficiently seasoned that their Lock-out Periods have expired. See Annex A-1 to this prospectus, including the footnotes thereto, for individual prepayment restrictions and seasoning applicable to each Mortgage Loan.

The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date (or, in the case of an ARD Loan, the Anticipated Repayment Date), as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
1	1	1.8%
3	4	2.8
4-6	52	74.7
7	9	20.7
Total	66	100.0%

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than, or other than, a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons specified in or satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit (i) transfers of non-controlling interests so long as no change of control results or, (ii) with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;

●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;

●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” and representation and warranty no. 32 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Defeasance

The terms of sixty (60) Mortgage Loans (80.8%) permit the applicable borrower at any time (provided that no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date or Anticipated Repayment Date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity or anticipated to be outstanding on the related Anticipated Repayment Date or at the commencement of the open prepayment period, as applicable, the related balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect

ERISA Eligibility; Ratings May Be Downgraded”. See also representation and warranty no. 34 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

With respect to the 1633 Broadway Mortgage Loan (7.3%), following the defeasance lockout date, the Mortgage Loan documents permit partial defeasance of the mortgage loan without a partial release.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Releases; Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or a partial substitution, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

●	With respect to the Kings Plaza Mortgage Loan (8.6%), the Mortgage Loan documents permit the borrower to obtain the free release of the “garage development parcel” as defined in the loan agreement in connection with a sale or conveyance to a third-party, subject to conditions including: (a) no event of default has occurred and is continuing, (b) the borrower provides the lender with evidence that the remaining parcel after the release constitutes a separate legal lot and tax parcel, (c) the borrower provides to the lender a REMIC opinion, (d) the number of parking spaces at the property will not be reduced below the applicable zoning requirements, and (e) the development of the release parcel will be restricted to the development for a non-retail use, provided that up to 10% of the gross leasable area of the completed development may be for retail purposes.

●	With respect to the 650 Madison Avenue Mortgage Loan (4.2%), provided that no event of default is continuing under the related Mortgage Loan documents (other than an event of default that would be cured by a partial defeasance and the associated release), at any time after the earlier of (a) November 26, 2022, and (b) the date that is two years after the closing date of the securitization that includes the last note to be securitized, and provided that a Condominium Conversion has occurred, the borrower may deliver defeasance collateral and obtain release of one or more individual condominium units provided that, among other conditions, (i) the defeasance collateral is in an amount equal to or greater than 125% of the allocated loan amount for the individual condominium units being released, (ii) loan-to-value ratio with respect to the condominium units remaining subject to the lien of the Mortgage after such partial defeasance must be equal to or less than 67%, (iii) the debt yield with respect to the remaining condominium units for the four calendar quarters then most recently ended, recalculated to include only income and expense attributable to the portion of the Mortgaged Property that continues to be subject to the liens of the Mortgage Loan documents after the contemplated release and to exclude the interest expense on the aggregate amount defeased, may not be less than the greater of (x) 7.3% and (y) the lesser of (a) the debt yield immediately prior to such release, and (b) 9.125%, (iv) the borrower delivers a REMIC opinion, and (v) if requested by lender, the borrower delivers a rating agency confirmation. See “Condominium and Other Shared Interests”.

●	With respect to the Exchange on Erwin Mortgage Loan (2.6%), the borrower may obtain the release of the office parcel (the “Office Parcel”) and the retail parcel (the “Retail Parcel” and, together with the Office Parcel, the “Release Parcel”) in a single release beginning on December 6, 2021, upon at least 30 days’ but no more than 90 days’ prior written notice, and the satisfaction of the conditions as set forth in the Mortgage Loan documents, including: (a) the borrower prepays the Mortgage Loan, in an amount equal to 120% of the allocated loan amount of the Release Parcel of $26,350,000, (b) after the release of the Release Parcel, the lender will have determined that that the debt yield for the Mortgaged Property then remaining must be equal or greater than the greater of (i) the debt yield on the closing date of the Mortgage Loan and (ii) the Debt Yield immediately preceding the release of the Release Parcel; provided, however, that for purposes of this clause (ii) the debt yield will be deemed to be no greater than 9.5%, and (c) (i) the lender determines that based on an updated appraisal using a commercially reasonable valuation method permitted pursuant to a REMIC Trust, the aggregate fair market value of the Mortgaged Property at the time of such determination is at least 80% of the amount of the debt at the time of such determination, or (ii) the delivery of a REMIC opinion. Notwithstanding the foregoing, the borrower may individually obtain the release of the Office Parcel or the Retail Parcel if the borrower delivers separate appraisals such that the lender may reasonably bi-furcate the allocated loan amount.

●	With respect to the Pinnacle Self Storage Portfolio Mortgage Loan (2.1%), the borrowers are permitted to obtain the release of an individual Mortgaged Property after the expiration of the lockout period provided, among other conditions: (i) the borrower makes a defeasance payment in an amount equal to at least 115% of the allocated loan amount with respect to the individual property to be released; (ii) the debt service coverage immediately following the release is not less than the greater of (A) 1.44x or (B) the debt service coverage ratio for all the Mortgaged Properties immediately preceding the release; (iii) following such release, the loan-to-value ratio of all remaining Mortgaged Properties after the release is not greater than the lesser of (A) 51.0% or (B) the loan-to-value ratio for all of the Mortgaged Properties prior to the release; and (iv) the REMIC release requirements are satisfied.

●	With respect to the Louisville Self Storage Portfolio Mortgage Loan (1.3%), the borrowers are permitted to obtain the release of an individual Mortgaged Property after the expiration of the lockout period provided, among other conditions: (i) the borrower makes a defeasance payment in an amount equal to at least 115% of the allocated loan amount with respect to the individual property to be released; (ii) the debt service coverage immediately following the release is not less than the greater of (A) 1.44x or (B) the debt service coverage ratio for all the Mortgaged Properties immediately preceding the release; (iii) following such release, the loan-to-value ratio of all remaining Mortgaged Properties after the release is not greater than the lesser of (A) 64.4% or (B) the loan-to-value ratio for all of the Mortgaged Properties prior to the release; and (iv) the REMIC release requirements are satisfied.

●	With respect to the Pittsburgh Multifamily Portfolio Mortgage Loan (1.1%), in connection with the sale of the property located at 473 Wall Avenue, Wall, Pennsylvania 15148 (the “Outparcel”) to a bona fide third-party purchaser who is not a restricted party or an affiliate of a restricted party, the related borrower has the right at any time after the permitted defeasance date and before the open prepayment date to sell the Outparcel and obtain a release of the Outparcel from the lien of the related Mortgage and the other loan documents (an “Outparcel Release”) upon satisfaction of the following, among other conditions: (i) the related borrower defeases an amount of principal equal to the Pittsburgh Multifamily Portfolio Outparcel Release Price (as defined below) and satisfies all of the requirements under the related loan agreement with respect to such defeasance; (ii) after giving effect to the Outparcel Release, the debt service coverage ratio for the remaining Mortgaged Property is not less than the greater of 1.63x and the debt service coverage ratio in effect immediately prior to the Outparcel Release; (iii) after giving effect to the Outparcel Release, the loan-to-value ratio for the remaining Mortgaged Property is not greater than the lesser of 69.1% and the loan-to-value ratio in effect immediately prior to the Outparcel Release; and (iv) if required pursuant to the related servicing agreement or by the related rating agencies, the related borrower delivers a REMIC opinion. The “Pittsburgh Multifamily Portfolio Outparcel Release Price” is the greater of (i) the net sale proceeds (as such term is defined in the related loan agreement) in respect of such Outparcel and (ii) 125% of $269,585.

●	With respect to the Myrtle and Saint James Portfolio Mortgage Loan (1.0%), after the expiration of the related lockout period, the borrower may obtain the release of either individual Mortgaged Property in connection with a bona fide, third party sale, provided that, among other conditions, (i) the borrower defeases the Mortgage Loan by an amount equal to the greater of (1) 125% of the allocated loan amount for the Mortgaged Property to be released and (2) 100% of the applicable net sales proceeds, (ii) after giving effect to such release, (a) the debt service coverage ratio for the remaining Mortgaged Property is at least the greater of (1) the aggregate debt service coverage ratio immediately preceding such release and (2) 1.45x, (b) the loan-to-value ratio for the remaining Mortgaged Property is no greater than the lesser of (1) 67.5% and (2) the aggregate loan-to-value ratio immediately preceding such release and (c) the debt yield for the remaining Mortgaged Property is no less than the greater of (1) the aggregate debt yield (based on the original principal balance of the Mortgage Loan) immediately preceding such release and (2) 7.25% and (iii) satisfaction of customary REMIC requirements.

●	With respect to the Shoppes at Parma Mortgage Loan (0.8%), the related borrower has the right at any time until the commencement of the open period to obtain a release of approximately 6.7 acres of excess land on the south side of the related Mortgaged Property from the lien of the related Mortgage and other loan documents, provided that, among other conditions: (i) (x) if the release date is prior to the related permitted defeasance date, the related borrower prepays the subject Mortgage Loan in an amount equal to the greater of (a) $970,000 and (b) the appraised value of the released parcel at the time of the release (the “Shoppes at Parma Outparcel Release Price”), plus any applicable yield maintenance premium or (y) if the release date is on or after the related permitted defeasance date, the related borrower partially defeases the subject Mortgage Loan in an amount equal to the Shoppes at Parma Outparcel Release Price; (ii) the loan-to-value ratio for the remaining related Mortgaged Property is not greater than the lesser of (a) 65% and (b) the loan-to-value ratio in effect immediately prior to the release; (iii) the debt service coverage ratio for the remaining related Mortgaged Property is no less than the greater of (a) 1.70x and (b) the debt service coverage ratio in effect immediately prior to the release; and (iv) the related borrower delivers a REMIC opinion and rating agency confirmation.

Furthermore, some of the Mortgage Loans permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. We cannot assure you that the development of a release parcel, even if approved by the special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property.

Escrows

Fifty-eight (58) Mortgage Loans (70.1%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Forty-eight (48) Mortgage Loans (59.4%) provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Forty-three (43) Mortgage Loans (50.6%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Twenty-two (22) Mortgage Loans (48.0%) secured in whole or in part by retail, office, industrial and mixed use properties, provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, industrial and mixed use properties only.

Twenty-six (26) Mortgage Loans (31.5%) provide for monthly or upfront escrows to cover planned capital expenditures or franchise-mandated property improvement plans.

Certain of the Mortgage Loans described above permit the related borrower to post a letter of credit or guaranty in lieu of maintaining cash reserves.

In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See the footnotes to Annex A-1 for more information regarding escrows under the Mortgage Loan documents.

Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Lockbox/Cash Management Types

Type of Lockbox/Cash Management	Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance (%)
Hard/Springing Cash Management	16	$479,215,692	49.8%
Springing	36	338,272,262	35.1
Soft/Springing Cash Management	7	100,325,000	10.4
Hard/Upfront Cash Management	6	40,368,757	4.2
None	1	4,650,000	0.5
Total:	66	$962,831,712	100.0%

The following is a description of the types of lockboxes and cash management provisions to which the borrowers under the Mortgage Loans are subject:

●	Hard/Upfront Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and then applied by the applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

●	Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.

●	Soft/Upfront Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related

Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

●	Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.

●	Springing. A lockbox account is established at origination or upon the occurrence of certain “trigger” events. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.

●	None. Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.

In connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts (net of certain fees and expenses payable therefrom) may be deposited into the lockbox account by the property manager. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity. See the footnotes to Annex A-1 for more information regarding lockbox provisions for the Mortgage Loans.

Certain of the Mortgage Loans permit the related borrowers to post a letter of credit, deliver a guaranty or establish a reserve to prevent a springing cash management trigger and/or the trapping of cash.

Exceptions to Underwriting Guidelines

Except as described below, none of the Mortgage Loans were originated with material exceptions to the related mortgage loan seller’s underwriting guidelines. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”; “—Ladder Capital Finance LLC—Ladder Capital Group’s Underwriting Guidelines and Processes”; “—Rialto Real Estate Fund IV – Debt, LP—RREF’s Underwriting Guidelines and Processes”; and “—Argentic Real Estate Finance LLC—Argentic’s Underwriting Standards and Processes”.

Two (2) Mortgage Loans (2.6%), were originated or acquired by Wells Fargo Bank, National Association with exceptions to the related mortgage loan seller’s underwriting guidelines as described in the following bullet points:

●	With respect to the Hilton Garden Inn Charleston / Mt. Pleasant Mortgage Loan (1.9%), the franchisor requires completion of an approximately $2,000,0000 property improvement plan (“PIP”) within 36 months of the acquisition (by December 2022) and at origination, the Lender did not reserve for the PIP budget estimate, which represents an exception to the Wells Fargo Bank, National Association’s underwriting guidelines. Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding these exceptions was supported by the following: (a) the Mortgage Loan has strong metrics with an U/W NOI Debt Yield, U/W NCF DSCR and Cut-off Date LTV Ratio of 13.4%, 3.04x and 62.6%, respectively; (b) the Mortgaged Property was constructed in 2015 and has experienced Occupancy, ADR and RevPAR Year End Penetrations rates over 100.0% since opening; (c) the Mortgaged Property reported Occupancy, ADR and RevPAR penetration rates of 112.9%, 116.9% and 132.0%, respectively for the trailing 12-month period ending October 31, 2019; (d) the Mortgaged Property is in an area with an increasing residential base and is near Interstate 526 and downtown Charleston; (e) the borrower sponsor and nonrecourse carve-out guarantor of the Mortgage Loan is Noble Hospitality Fund IV - Income, L.P., which is owned by Noble Investment Group, a real estate investment firm that operated more than 7,000 hotel rooms as of January 2020 . In addition, certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Mortgage Loan into this transaction.

●	With respect to the Holiday Inn & Suites – Peachtree City Mortgage Loan (0.6%), the underwritten occupancy (80.3%) is greater than 80.0%, which represents an exception to the Wells Fargo Bank, National Association’s underwriting guidelines. Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding these exceptions was supported by the following: (a) the Mortgage Loan has strong metrics with an U/W NOI Debt Yield, U/W NCF DSCR and Cut-off Date LTV Ratio of 14.9%, 2.21x and 61.0%, respectively; (b) the underwritten Occupancy, ADR and RevPAR for the Mortgaged Property are based on the trailing 12-month period ending November 30, 2019; (c) if the Mortgaged Property was underwritten to an 80.0% occupancy the resulting U/W NOI Debt Yield and U/W NCF DSCR would be 14.9% and 2.20x, respectively; (d) the Mortgaged Property underwent an extensive, property-wide renovation in 2016-2017 totaling approximately $2,385,000 ($27,102 per room); and (e) the Mortgaged Property reported a RevPAR penetration rate of 112.3% for the trailing 12-month period ending October 31, 2019. In addition, certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Mortgage Loan into this transaction.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

●	any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and

●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or the pledge of limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the depositor:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Percentage of Initial Pool Balance	Mezzanine Debt Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Loan Cut-off Date Balance	Cut-off Date Wtd. Avg. Total Debt Interest Rate(1)	Cut-off Date Mortgage Loan LTV Ratio	Cut-off Date Total Debt LTV Ratio(1)	Cut-off Date Mortgage Loan Underwritten NCF DSCR	Cut-off Date Total Debt Underwritten NCF DSCR(1)
Kings Plaza	$ 82,945,946	8.6%	$ 53,000,000	$ 404,054,054	N/A	3.6180%	54.1%	60.0%	3.06x	1.73x
F5 Tower	$ 40,000,000	4.2%	$ 48,500,000	$ 145,000,000	$ 112,600,000	4.0422%	39.4%	73.6%	3.32x	1.63x

(1)	Calculated including the mezzanine debt and any subordinate debt. Cut-off Date Wtd. Avg. Total Debt Interest Rate is based on the interest rate of the related Mortgage Loan, any Companion Loans and the related mezzanine loan as of the Cut-off Date, and the Cut-off Date Total Debt Underwritten NCF DSCR is calculated based on such initial interest rates.

Each of the mezzanine loans related to the Mortgage Loan secured by the Mortgaged Property identified in the table above is subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan. Each intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default (taking into account the cure rights exercised by the mezzanine lender) under the related Mortgage Loan to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the mortgaged property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees), (b) so long as there is no event of default under the related Mortgage Loan (taking into account the cure rights exercised by the mezzanine lender), the related mezzanine lender may accept payments on and prepayments of the related mezzanine loan, (c) the related mezzanine lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related mortgage lender, and the mortgage lender must obtain the mezzanine lender’s consent to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, and (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default occurs and continues for a specified period of time under the related Mortgage Loan or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued interest and other amounts due thereon, plus any advances made by the related Mortgage Loan lender or its servicer and any interest thereon plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fees payable under the PSA, but generally excluding any late charges, default interest, exit fees, special maintenance charges payable in connection with a prepayment or Yield Maintenance Charges and Prepayment Premiums. The related mezzanine loan agreement provides, among other things, that an event of default under the related Mortgage Loan will be an event of default under the mezzanine loan.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions” above.

Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Maximum Principal Amount Permitted (If Specified)(1)	Combined Maximum LTV Ratio(2)	Combined Minimum DSCR(2)		Combined Minimum Debt Yield(2)	Intercreditor Agreement Required	Mortgage Lender Allowed to Require Rating Agency Confirmation(3)
1633 Broadway	$70,000,000	N/A	52.08%	3.08	x	9.35%	Yes	Yes
Pinnacle Self Storage Portfolio	$20,500,000	N/A	51.0%	1.44	x	N/A	Yes	Yes
Hampton Inn Ft. Lauderdale Airport	$15,000,000	N/A	68.2%	2.12	x	N/A	Yes	Yes
Louisville Self Storage Portfolio	$12,500,000	N/A	64.4%	1.44	x	N/A	Yes	Yes
Waterside Center 3200	$11,550,000	N/A	70.0%	1.59	x	N/A	Yes	Yes
Grand Bay Plaza	$8,150,000	N/A	69.1%	1.55	x	N/A	Yes	Yes
West Phoenix Self Storage	$5,300,000	N/A	59.2%	1.49	x	N/A	Yes	Yes
5600 Northwest Central(4)	$4,588,364	N/A	70.0%	(5)		N/A	Yes	Yes
Dollar General Clinton, IN	$1,029,000	N/A	85.0%	1.20	x	N/A	Yes	No
Dollar General Wardsville, MO	$973,000	N/A	85.0%	1.20	x	N/A	Yes	No
Dollar General Saginaw, MI	$945,000	N/A	85.0%	1.20	x	N/A	Yes	No

(1)	Indicates the maximum aggregate principal amount of the Mortgage Loan and the related mezzanine loan (if any) that is specifically stated in the Mortgage Loan documents and does not take account of any restrictions that may be imposed at any time by operation of any debt yield, debt service coverage ratio or loan-to-value ratio conditions.

(2)	Debt service coverage ratios, loan-to-value ratios and debt yields are to be calculated in accordance with definitions set forth in the related Mortgage Loan documents. Except as otherwise noted in connection with a Mortgage Loan, the determination of the loan-to-value ratio must be, or may be required by the lender to be, based on a recent appraisal.

(3)	Indicates whether the conditions to the financing include (a) delivery of Rating Agency Confirmation that the proposed financing will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates and/or (b) acceptability of any related intercreditor or mezzanine loan documents to the Rating Agencies.

(4)	The incurrence of future mezzanine debt is permitted only in connection with a transfer of the related Mortgaged Property to a permitted transferee and the related assumption of the subject Mortgage Loan by such permitted transferee pursuant to the terms and conditions set forth in the related loan agreement. The lender of the mezzanine debt is required to be an affiliate of the related non-recourse carveout guarantor acceptable to the lender of the subject Mortgage Loan.

(5)	Combined minimum DSCR must be greater than or equal to the debt service coverage ratio of the Mortgage Loan as of origination.

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include cure rights and a default-related repurchase option. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will either be substantially in the form attached to the related loan agreement or be subject to receipt of a Rating Agency Confirmation or to the related lender’s approval. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender consent. See “—Certain Terms of the Mortgage Loans—“Due-on-Sale” and “Due-on-Encumbrance” Provisions” above.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower. For example, with respect to the 15 largest Mortgage Loans presented on Annex A-3 to this prospectus, we note the following:

●	With respect to the 1633 Broadway Mortgage Loan (7.3%), the Mortgage Loan documents permit loans secured by a pledge of direct or indirect equity interests in borrower, or debt-like preferred equity (i.e., preferred equity having debt-like attributes such as a hard coupon and hard maturity date, with consequences for non-performance such as change in control or the triggering of buy-sell mechanisms), subject to certain conditions, including: (i) combined LTV no greater than 52.08%; (ii) combined debt yield of no less than 9.35%; (iii) combined DSCR no less than 3.08x; (iv) the mezzanine lender or preferred equity provider shall be an institution satisfying eligibility criteria, including long-term senior unsecured debt obligations’ being rated “A” by S&P, “A” by Fitch or “A2” by Moody’s or better; (v) a subordination and intercreditor agreement reasonably acceptable to lender; and (vi) a rating agency confirmation.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Other Secured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur other secured subordinate debt subject to the terms of the related Mortgage Loan document or otherwise expressly permitted by applicable law. For example:

●	With respect to the Kings Plaza Mortgage Loan (8.6%), the Mortgage Loan documents permit the borrower to obtain PACE financing in an amount not to exceed $10,000,000, subject to the terms of the PACE loan being reasonably acceptable to lender, and, at the lender’s sole discretion, delivery of a rating agency confirmation.

●	With respect to the 5600 Northwest Central Mortgage Loan (0.5%), the related Mortgaged Property had been collateral under a corporate facility that an affiliate of the related borrower has with Beal Bank USA, a Nevada thrift. In connection with the origination of such Mortgage Loan, the related Mortgaged Property was released as collateral. However, the parent of the related mortgage borrower is obligated to submit any and all distributions received from the related mortgage borrower to Beal Bank USA, including periodic distributions and net proceeds of any sale or refinancing. Such distribution obligations are secured by a pledge of the equity in the related mortgage borrower. An intercreditor agreement exists between Beal Bank USA and the mortgage lender, which permits Beal Bank USA or another qualified transferee to foreclose on the equity in the mortgage borrower if the parent of the related mortgage borrower fails to submit to Beal Bank USA the distributions it receives from the related mortgage borrower or upon the occurrence of an event of default under the subject Mortgage Loan. Beal Bank USA has certain cure rights with respect to the subject Mortgage Loan and a purchase option with respect to the related Mortgaged Property if the subject Mortgage Loan is accelerated after an event of default or the mortgage lender receives written notice from the related mortgage borrower that the related mortgage borrower will no longer perform under the subject Mortgage Loan.

In addition, five (5) Mortgaged Properties (5.4%) are located in Florida. Florida’s Property Assessed Clean Energy (“PACE”) statute renders loan document provisions prohibiting PACE loans unenforceable.

Preferred Equity

The borrowers or sponsors of certain Mortgage Loans may have issued preferred equity. Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

●	With respect to the 5600 Northwest Central Mortgage Loan (0.5%), in connection with a transfer of the related Mortgaged Property to a permitted transferee and the related assumption of the subject Mortgage Loan by such permitted transferee pursuant to the terms and conditions set forth in the related loan agreement, an affiliate of the related borrower may hold a preferred equity interest (the “Affiliate Preferred Equity Holder”) in a permitted transferee provided that: (a) the lender receives not less than thirty (30) days’ prior written notice of the Affiliate Preferred Equity Holder’s intent to hold a preferred equity interest in the permitted transferee; (b) the terms, conditions and structure of, and documentation for, the preferred equity investment are approved by the lender and any applicable rating agency; (c) the Affiliate Preferred Equity Holder is an affiliate of the related non-recourse carveout guarantor acceptable to the lender; (d) the preferred equity investment is subordinate in all respects to the subject Mortgage Loan pursuant to a subordination or similar agreement acceptable to the lender in its sole discretion; (e) the preferred equity investment is not cross-defaulted or cross-collateralized with any other properties or loans; (f) the lender has received a rating agency confirmation as to the preferred equity investment; (g) if requested by the lender, the related borrower executes and/or delivers any documents, instruments, agreements or customary opinions (including, without limitation, a customary non-consolidation opinion) or any amendments to the related loan documents as requested by the lender in connection with the preferred equity investment; (h) such preferred equity interest held by the Affiliate Preferred Equity Holder is permitted pursuant to the terms of the documents executed in connection with the loan made by Beal Bank USA; and (i) the related borrower pays all of the lender’s costs and expenses incurred in connection with the exercise of the rights contained in the loan agreement regarding future mezzanine debt and preferred equity (including, without limitation, attorneys’ fees).

Other Unsecured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents.

●	With respect to the 1633 Broadway Mortgage Loan (7.3%), the Mortgage Loan documents permit loans secured by a pledge of direct or indirect equity interests in the borrower, or debt-like preferred equity (i.e., preferred equity having debt-like attributes such as a hard coupon and hard maturity date, with consequences for non-performance such as change in control or the triggering of buy-sell mechanisms), subject to certain conditions, including: (i) combined LTV no greater than 52.08%, (ii) combined debt yield of no less than 9.35%, (iii) combined DSCR no less than 3.08x, (iv) the mezzanine lender or preferred equity provider will be an institution satisfying eligibility criteria, including long-term senior unsecured debt obligations’ being rated “A” by S&P, “A” by Fitch, “A2” by Moody’s or better, (v) a subordination and intercreditor agreement reasonably acceptable to the lender and (vi) a rating agency confirmation. See “—Preferred Equity” above.

●	With respect to the Highland Village Townhomes Mortgage Loan (2.8%), the Mortgage Loan documents permit the borrower to incur one or more loans (each, a “Member Loan”) from one or more members of the borrower provided, among other conditions, (i) the aggregate outstanding amount of all Member Loans may not exceed, at any one time, 2.0% of the outstanding principal balance of the Mortgage Loan, (ii) each Member Loan is fully subordinate to the Mortgage Loan, (iii) any amount payable under any Member Loan may only be paid either from (1) excess cash flow after payment of all amounts due for the applicable month under the Mortgage Loan documents or (2) capital contributions from any members of the borrower, (iv) each Member Loan is unsecured by any assets of the Borrower (including, without limitation, the Mortgaged Property) and (v) the holder of any Member Loan may not take any action to enforce such Member Loan until the date that is one year and one day after the Mortgage Loan has been indefeasibly paid and satisfied in full.

●	With respect to the Fairfield Inn by Marriott Lexington Park Patuxent River Naval Air Station Mortgage Loan (0.5%), the borrower holds a subordinate loan in the amount of $100,000 in favor of Patuxent Self Storage, LLC. The loan is unsecured, non-recourse and subordinate to the Fairfield Inn by Marriott Lexington Park Patuxent River Naval Air Station Mortgage Loan.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

Each of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Kings Plaza, 1633 Broadway, 650 Madison Avenue, F5 Tower, ExchangeRight Net Leased Portfolio #31, One Stockton, Vernon Tower, Exchange on Erwin, 4041 Central and Shoppes at Parma is part of a Whole Loan consisting of such Mortgage Loan and the related Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Holder” or “Companion Holders”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

The following terms are used in reference to the Whole Loans:

“BBCMS 2020-C6 PSA” means the pooling and servicing agreement expected to govern the servicing of the F5 Tower Whole Loan, the ExchangeRight Net Leased Portfolio #31 Whole Loan and the Exchange on Erwin Whole Loan.

“Benchmark 2020-B16 PSA” means the pooling and servicing agreement expected to govern the servicing of the Kings Plaza Whole Loan until the securitization of the related Control Note.

“BWAY 2019-1633 TSA” means the trust and servicing agreement governing the servicing of the 1633 Broadway Whole Loan.

“CGCMT 2019-C7 PSA” means the pooling and servicing agreement governing the servicing of the Shoppes at Parma Whole Loan.

“Companion Loan Rating Agency” means any NRSRO rating any serviced pari passu companion loan securities.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) listed as “Control” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note. As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“MAD 2019-650M TSA” means the trust and servicing agreement governing the servicing of the 650 Madison Avenue Whole Loan.

“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Non-Control Notes with respect to each Whole Loan will be the promissory notes listed as “Non-Control” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder of a Non-Control Note. As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Serviced AB Whole Loan” means each of the 1633 Broadway Whole Loan, the 650 Madison Avenue Whole Loan and the F5 Tower Whole Loan.

“Non-Serviced Certificate Administrator” means with respect to any Non-Serviced Whole Loan, the certificate administrator relating to the related Non-Serviced PSA.

“Non-Serviced Companion Loan” means each of the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Directing Certificateholder” means with respect to any Non-Serviced Whole Loan, the directing certificateholder (or equivalent) under the related Non-Serviced PSA.

“Non-Serviced Master Servicer” means with respect to any Non-Serviced Whole Loan, the master servicer relating to the related Non-Serviced PSA.

“Non-Serviced Mortgage Loan” means each of the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Mortgage Loan” means each of the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below that has a Non-Serviced Pari Passu Companion Loan.

“Non-Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” with one or more Non-Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced PSA” means with respect to (i) any Non-Serviced Whole Loan (with respect to the Kings Plaza Whole Loan, only prior to the securitization of the related Control Note), the related pooling and servicing agreement identified under the column entitled

“Transaction/Pooling Agreement” in the table entitled “Non-Serviced Whole Loans” under “Summary of Terms—Whole Loans” above and (ii) the Kings Plaza Whole Loan, (A) prior to the securitization of the related Control Note, the Benchmark 2020-B16 PSA and (B) after the securitization of the related Control Note, the pooling and servicing agreement governing such securitization.

“Non-Serviced Special Servicer” means with respect to any Non-Serviced Whole Loan, the special servicer relating to the related Non-Serviced PSA.

“Non-Serviced Trustee” means with respect to any Non-Serviced Whole Loan, the trustee relating to the related Non-Serviced PSA.

“Non-Serviced Whole Loan” means each of (i) the Non-Serviced Pari Passu Whole Loans and (ii) the Non-Serviced AB Whole Loans.

“Other Master Servicer” means with respect to each Serviced Whole Loan, the master servicer appointed under the related Other PSA.

“Other PSA” means with respect to each Serviced Whole Loan, any pooling and servicing agreement, trust and servicing agreement or other servicing agreement governing the securitization of a related Serviced Companion Loan.

“Other Special Servicer” means with respect to each Serviced Whole Loan, the special servicer appointed under the related Other PSA.

“Pari Passu Mortgage Loan” means any of the Serviced Pari Passu Mortgage Loans or the Non-Serviced Pari Passu Mortgage Loans.

“Serviced Companion Loan” means each of the Serviced Pari Passu Companion Loans.

“Serviced Mortgage Loan” means each of the Mortgage Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Mortgage Loan” means a Serviced Mortgage Loan.

“Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” with one or more Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Whole Loan” means each of the Whole Loans identified as “Serviced” under the column entitled under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Subordinate Companion Loan” means, with respect to any Whole Loan, any subordinate promissory note that is part of such Whole Loan that is subordinate to the related Serviced Mortgage Loan.

“UBS 2019-C18 PSA” means the pooling and servicing agreement governing the servicing and administration of the 4041 Central Whole Loan.

The table entitled “Whole Loan Summary” under “Summary of Terms—The Mortgage Pool” provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan. With respect to each Whole Loan, the related Control Note and Non-Control Note(s) and the respective holders thereof as of the date hereof are set forth in the table below. In addition, with respect to each Non-Serviced Whole Loan, the lead securitization servicing agreement and master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor and initial directing party under the related Non-Serviced PSA are set forth in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool”.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders”.

Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note	Original Principal Balance	Note Holder(1)
Kings Plaza	Non-Serviced	Note A-1-1	Control	$ 70,000,000	JP Morgan Chase Bank, National Association
		Note A-1-2	Non-Control	$ 50,000,000	Benchmark 2020-B16(2)(3)
		Note A-1-3	Non-Control	$ 30,000,000	JP Morgan Chase Bank, National Association
		Note A-1-4	Non-Control	$ 21,108,108	JP Morgan Chase Bank, National Association
		Note A-2-1	Non-Control	$ 60,000,000	BBCMS 2020-C6(6)
		Note A-2-2	Non-Control	$ 50,000,000	Societe Generale Financial Corporation
		Note A-2-3	Non-Control	$ 35,000,000	Societe Generale Financial Corporation
		Note A-2-4	Non-Control	$ 12,945,946	Societe Generale Financial Corporation
		Note A-3-1	Non-Control	$ 50,000,000	BANK 2020-BNK25(4)
		Note A-3-2	Non-Control	$ 50,000,000	WFCM 2020-C55
		Note A-3-3	Non-Control	$ 32,945,946	WFCM 2020-C55
		Note A-3-4	Non-Control	$ 25,000,000	BANK 2020-BNK25(4)
1633 Broadway	Non-Serviced	Note A-1-C-1	Non-Control	$ 50,000,000	Goldman Sachs Bank USA
		Note A-1-C-2	Non-Control	$ 45,000,000	GSMS 2020-GC45
		Note A-1-C-3	Non-Control	$ 45,000,000	Goldman Sachs Bank USA
		Note A-1-C-4	Non-Control	$ 40,000,000	Goldman Sachs Bank USA
		Note A-1-C-5	Non-Control	$ 30,000,000	Goldman Sachs Bank USA
		Note A-1-C-6	Non-Control	$ 20,000,000	Goldman Sachs Bank USA
		Note A-1-C-7	Non-Control	$ 20,000,000	Goldman Sachs Bank USA
		Note A-1-S-1	Non-Control	$ 250,000	BWAY 2019-1633
		Note A-2-C-1-A	Non-Control	$ 27,500,000	DBRI Investments Co. Limited
		Note A-2-C-1-B	Non-Control	$ 22,500,000	Benchmark 2020-B16(2)
		Note A-2-C-2	Non-Control	$ 50,000,000	DBRI Investments Co. Limited
		Note A-2-C-3	Non-Control	$ 40,000,000	DBRI Investments Co. Limited
		Note A-2-C-4	Non-Control	$ 40,000,000	DBRI Investments Co. Limited
		Note A-2-C-5	Non-Control	$ 15,000,000	GSMS 2020-GC45
		Note A-2-C-6	Non-Control	$ 35,000,000	DBRI Investments Co. Limited
		Note A-2-C-7	Non-Control	$ 20,000,000	DBRI Investments Co. Limited
		Note A-2-S-1	Non-Control	$ 250,000	BWAY 2019-1633
		Note A-3-C-1-A	Non-Control	$ 27,500,000	JP Morgan Chase Bank, National Association
		Note A-3-C-1-B	Non-Control	$ 22,500,000	Benchmark 2020-B16(2)
		Note A-3-C-2	Non-Control	$ 50,000,000	JP Morgan Chase Bank, National Association
		Note A-3-C-3	Non-Control	$ 40,000,000	JP Morgan Chase Bank, National Association
		Note A-3-C-4	Non-Control	$ 40,000,000	JP Morgan Chase Bank, National Association
		Note A-3-C-5	Non-Control	$ 30,000,000	JP Morgan Chase Bank, National Association
		Note A-3-C-6	Non-Control	$ 20,000,000	JP Morgan Chase Bank, National Association
		Note A-3-C-7	Non-Control	$ 20,000,000	JP Morgan Chase Bank, National Association
		Note A-3-S-1	Non-Control	$ 250,000	BWAY 2019-1633
		Note A-4-C-1	Non-Control	$ 50,000,000	BANK 2020-BNK25(4)
		Note A-4-C-2	Non-Control	$ 50,000,000	BANK 2020-BNK25(4)
		Note A-4-C-3	Non-Control	$ 40,000,000	Wells Fargo Bank
		Note A-4-C-4	Non-Control	$ 40,000,000	WFCM 2020-C55
		Note A-4-C-5	Non-Control	$ 30,000,000	WFCM 2020-C55
		Note A-4-C-6	Non-Control	$ 20,000,000	Wells Fargo Bank
		Note A-4-C-7	Non-Control	$ 20,000,000	Wells Fargo Bank
		Note A-4-S-1	Non-Control	$ 250,000	BWAY 2019-1633
		Note B-1	Control(5)	$ 62,250,000	BWAY 2019-1633
		Note B-2	Control(5)	$ 62,250,000	BWAY 2019-1633
		Note B-3	Control(5)	$ 62,250,000	BWAY 2019-1633
		Note B-4	Control(5)	$ 62,250,000	BWAY 2019-1633

Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note	Original Principal Balance	Note Holder(1)
650 Madison Avenue	Non-Serviced	Note A-1-1	Non-Control(6)	$ 50,000,000	CGCMT 2019-C7
		Note A-1-2-1	Non-Control	$ 40,000,000	Cantor Commercial Real Estate Lending L.P.
		Note A-1-3	Non-Control	$ 20,000,000	GSMS 2020-GC45
		Note A-1-4	Non-Control	$ 50,000,000	GSMC 2020-GC46(7)
		Note A-1-5	Non-Control	$ 45,000,000	Benchmark 2020-B16(2)
		Note A-1-6	Non-Control	$ 50,000,000	Citi Real Estate Funding Inc.
		Note A-1-7	Non-Control	$ 37,900,000	BMARK 2020-IG1(8)
		Note A-2-1	Non-Control	$ 30,000,000	GSMS 2020-GC45
		Note A-2-2	Non-Control	$ 50,000,000	GSMC 2020-GC46(7)
		Note A-2-3	Non-Control	$ 20,000,000	Goldman Sachs Mortgage Company
		Note A-2-4	Non-Control	$ 20,000,000	Goldman Sachs Mortgage Company
		Note A-2-5	Non-Control	$ 10,000,000	GSMC 2020-GC46
		Note A-2-6	Non-Control	$ 6,450,000	Goldman Sachs Mortgage Company
		Note A-2-7	Non-Control	$ 5,000,000	GSMC 2020-GC46(7)
		Note A-2-8	Non-Control	$ 5,000,000	Goldman Sachs Mortgage Company
		Note A-3-1	Non-Control	$ 60,000,000	BBCMS 2020-C6(9)
		Note A-3-2	Non-Control	$ 46,450,000	An affiliate of Barclays Capital Real Estate Inc.
		Note A-3-3	Non-Control	$ 40,000,000	WFCM 2020-C55
		Note A-4	Non-Control	$ 400,000	MAD 2019-650M
		Note A-5	Non-Control	$ 200,000	MAD 2019-650M
		Note A-6	Non-Control	$ 200,000	MAD 2019-650M
		Note A-7	Non-Control	$ 200,000	MAD 2019-650M
		Note B-1	Control(6)	$ 85,280,000	MAD 2019-650M
		Note B-2	Control	$ 42,640,000	MAD 2019-650M
		Note B-3	Control	$ 42,640,000	MAD 2019-650M
		Note B-4	Control	$ 42,640,000	MAD 2019-650M
F5 Tower	Non-Serviced	Note A-1-A	Non-Control	$ 50,000,000	BBCMS 2020-C6(9)
		Note A-1-B	Non-Control(10)	$ 40,000,000	WFCM 2020-C55
		Note A-1-C	Non-Control	$ 39,500,000	An affiliate of Barclays Capital Real Estate Inc.
		Note A-2	Non-Control	$ 55,500,000	DBR Investments Co. Limited
		Note B-1	Control(10)	$ 78,820,000	BBCMS 2020-C6(9)
		Note B-2	Control(10)	$ 33,780,000	BBCMS 2020-C6(9)
ExchangeRight Net Leased Portfolio #31	Non-Serviced	Note A-1	Control	$ 40,000,000	BBCMS 2020-C6(9)
		Note A-2	Non-Control	$ 33,875,000	WFCM 2020-C55
One Stockton	Serviced	Note A-1	Control	$ 30,000,000	WFCM 2020-C55
		Note A-2	Non-Control	$ 21,000,000	An affiliate of Barclays Capital Real Estate Inc.
		Note A-3	Non-Control	$ 15,000,000	An affiliate of Barclays Capital Real Estate Inc.
Vernon Tower	Serviced	Note A-1	Control	$ 26,450,000	WFCM 2020-C55
		Note A-2	Non-Control	$ 16,800,000	An affiliate of RREF
Exchange on Erwin	Non-Serviced	Note A-1	Control	$ 50,000,000	BBCMS 2020-C6(9)
		Note A-2	Non-Control	$ 25,450,000	WFCM 2020-C55
4041 Central	Non-Serviced	Note A-1	Control	$ 23,000,000	UBS 2019-C18
		Note A-2	Non-Control	$ 19,500,000	WFCM 2020-C55
Shoppes at Parma	Non-Serviced	Note A-1-A	Control	$ 35,000,000	CGCMT 2019-C7
		Note A-2-A	Non-Control	$ 14,000,000	UBS 2019-C18
		Note A-3-A	Non-Control	$ 8,075,000	WFCM 2020-C55

(1)	Unless otherwise indicated, each note not currently held by a securitization trust is expected to be contributed to a future securitization. No assurance can be provided that any such note will not be split further.

(2)	The Benchmark 2020-B16 transaction is expected to close on or about February 12, 2020.

(3)	The Kings Plaza Whole Loan is expected to be initially serviced under the Benchmark 2020-B16 PSA until the related Control Note is securitized. On and after the securitization of the related Control Note, the Kings Plaza Whole Loan will be serviced under the pooling and servicing agreement for such securitization. The master servicer and special servicer for such securitization will be identified in a notice, report or statement to holders of the WFCM 2020-C55 certificates after the closing of such securitization.

(4)	The BANK 2020-BNK25 transaction is expected to close on or about February 13, 2020.

(5)	With respect to the 1633 Broadway whole loan, the initial control notes are the 1633 Broadway Subordinate Companion Loans. After a 1633 Broadway Control Shift Event, Note A-1-C-1 will be the control note. See “—The Non-Serviced AB Whole Loans—The 1633 Broadway Whole Loan”.

(6)	With respect to the 650 Madison Avenue Whole Loan, the initial Control Note is Note B-1. During the continuance of a 650 Madison Avenue Control Appraisal Period, Note A-1-1 will be the Control Note. See “—The Non-Serviced AB Whole Loans—The 650 Madison Avenue Whole Loan”.

(7)	The GSMC 2020-GC46 transaction is expected to close on or about February 26, 2020.

(8)	The BMARK 2020-IG1 transaction is expected to close on or about February 28, 2020.

(9)	The BBCMS 2020-C6 transaction is expected to close on or about February 19, 2020.

(10)	With respect to the F5 Tower Whole Loan, the initial Control Note is Note B-1. During the continuance of an F5 Tower Control Appraisal Period, Note A-1-B will be the Control Note. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The F5 Tower Whole Loan”.

The Serviced Pari Passu Whole Loans

The Serviced Pari Passu Whole Loans will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of the master servicer, the special servicer or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the master servicer or the trustee, as applicable, will be required to (and the special servicer, at its option in emergency situations, may) make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

Intercreditor Agreement

The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each related Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).

●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and/or (b) if any such non-transferring holder’s interest in the related Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA (or, in certain cases, any sale by a securitization trust).

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Trust’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to Serviced Pari Passu Whole Loans

With respect to any Serviced Pari Passu Whole Loan, the related Control Note will be included in the Trust, and the Directing Certificateholder will have certain consent rights (prior to the occurrence and continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event) with respect to such Whole Loan as described under “Pooling and Servicing Agreement—The Directing Certificateholder”.

Certain Rights of each Non-Controlling Holder

With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no such Non-Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note.

The special servicer will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to use reasonable efforts to consult each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the special servicer or any proposed action to be taken by such special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such consultation right will expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto) (unless the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative). In addition, if the special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the special servicer solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to such special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Sale of Defaulted Mortgage Loan

If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, such special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, such special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by such special servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the master servicer or special servicer in connection with the proposed sale.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Pari Passu Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the master servicer or the trustee, as applicable, to the extent provided under the PSA. None of the master servicer, the special servicer or the trustee will be obligated to make servicing advances with respect to a Non-Serviced Pari Passu Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

Intercreditor Agreement

The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each related Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●	All payments, proceeds and other recoveries on the Non-Serviced Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).

●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and/or (b) if any such non-transferring holder’s interest in the related Non-Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA (or, in certain cases, any sale by a securitization trust).

Any losses, liabilities, claims, costs and expenses incurred in connection with a Non-Serviced Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights

With respect to each Non-Serviced Whole Loan, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the directing certificateholder for this securitization, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that with respect to each Non-Serviced Whole Loan, if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of the “Controlling Holder”, and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of each Non-Controlling Holder

With respect to any Non-Serviced Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Intercreditor Agreement. With respect to each Non-Serviced Whole Loan, one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled to exercise the consultation rights described below.

With respect to any Non-Serviced Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Certificateholder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, or any proposed action to be taken by such Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, in respect of the applicable major decision.

Such consultation right will generally expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Holder has responded within such period (unless the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

If the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned typical ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will generally have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File

The Non-Serviced Custodian is the custodian of the mortgage file related to the related Non-Serviced Whole Loan (other than any promissory notes not contributed to the related non-serviced securitization trust).

Sale of Defaulted Mortgage Loan

If any Non-Serviced Whole Loan becomes a defaulted mortgage loan, and if the related Non-Serviced Special Servicer decides to sell the related Companion Loan contributed to the non-serviced securitization trust, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Non-Serviced Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

The Non-Serviced AB Whole Loans

The 1633 Broadway Whole Loan

The 1633 Broadway Mortgage Loan (7.3%) is part of a Whole Loan that is part of a split loan structure comprised of thirty-four (34) senior promissory notes and four (4) subordinate promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “1633 Broadway Mortgaged Property”), with an aggregate initial principal balance of $1,250,000,000. Two such senior promissory notes designated Note A-4-C-4 and Note A-4-C-5 with an aggregate initial principal balance of $70,000,000 (collectively, the “1633 Broadway Mortgage Loan”), will be deposited into this securitization. The 1633 Broadway Whole Loan is evidenced by (i) the 1633 Broadway Mortgage Loan, (ii) four (4) senior promissory notes designated Note A-1-S-1, Note A-2-S-1, Note A-3-S-1 and Note A-4-S-1 (collectively, the “1633 Broadway Standalone Pari Passu Companion Loans”), which have an aggregate initial principal balance of $1,000,000; (iii) twenty-eight (28) senior promissory notes designated Note A-1-C-1, Note A-1-C-2, Note A-1-C-3, Note A-1-C-4, Note A-1-C-5, Note A-1-C-6, Note A-1-C-7, Note A-2-C-1-A, Note A-2-C-1-B, Note A-2-C-2, Note A-2-C-3, Note A-2-C-4, Note A-2-C-5, Note A-2-C-6, Note A-2-C-7, Note A-3-C-1-A, Note A-3-C-1-B, Note A-3-C-2, Note A-3-C-3, Note A-3-C-4, Note A-3-C-5, Note A-3-C-6, Note A-3-C-7, Note A-4-C-1, Note A-4-C-2, Note A-4-C-3, Note A-4-C-6 and Note A-4-C-7 (collectively, the “1633 Broadway Non-Standalone Pari Passu Companion Loans” and, together with the 1633 Broadway Standalone Pari Passu Companion Loans, the “1633 Broadway Pari Passu Companion Loans”), which have an aggregate initial principal balance of $930,000,000; and (iv) four (4) subordinate promissory notes designated Note B-1, Note B-2, Note B-3 and Note B-4 (collectively, the “1633 Broadway Subordinate Companion Loans”), which have an aggregate initial principal balance of $249,000,000.

Servicing

The 1633 Broadway Whole Loan (including the 1633 Broadway Mortgage Loan) and any related REO Property will be serviced and administered pursuant to the terms of the BWAY 2019-1633 TSA by KeyBank National Association as master servicer (the “1633 Broadway Master Servicer”), and, if necessary, Situs Holdings, LLC as special servicer (the “1633 Broadway Special Servicer”), in the manner described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”, but subject to the terms of the 1633 Broadway Intercreditor Agreement.

Advances

The master servicer or the trustee, as applicable, will be responsible for making any required principal and interest advances on the 1633 Broadway Mortgage Loan (but not on the 1633 Broadway Companion Loans) pursuant to the terms of the PSA unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the 1633 Broadway Mortgage Loan.

Property protection advances in respect of the 1633 Broadway Whole Loan will be made by the 1633 Broadway Master Servicer or the trustee under the BWAY 2019-1633 TSA, as applicable, unless a determination of nonrecoverability is made under the BWAY 2019-1633 TSA.

Application of Payments

The 1633 Broadway Intercreditor Agreement sets forth the respective rights of the holder of the 1633 Broadway Mortgage Loan, the holders of the 1633 Broadway Pari Passu

Companion Loans and the holders of the 1633 Broadway Subordinate Companion Loans with respect to distributions of funds received in respect of the 1633 Broadway Whole Loan, and provides, in general, that:

●	the 1633 Broadway Mortgage Loan and the 1633 Broadway Pari Passu Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over any portion of any other or security therefor;

●	the 1633 Broadway Subordinate Companion Loans are, generally, at all times, junior, subject and subordinate to the 1633 Broadway Mortgage Loan and the 1633 Broadway Pari Passu Companion Loans, and the rights of the holders of the 1633 Broadway Subordinate Companion Loans to receive payments with respect to the 1633 Broadway Whole Loan are, at all times, junior, subject and subordinate to the rights of the holders of the 1633 Broadway Mortgage Loan and the 1633 Broadway Pari Passu Companion Loans to receive payments with respect to the 1633 Broadway Whole Loan;

●	all expenses and losses relating to the 1633 Broadway Whole Loan will, to the extent not paid by the related borrowers, be allocated first to the holder of 1633 Broadway Subordinate Companion Loans and second to the issuing entity, as holder of the 1633 Broadway Mortgage Loan, and the holders of the 1633 Broadway Pari Passu Companion Loans on a pro rata and pari passu basis.

All amounts tendered by the borrowers or otherwise available for payment on the 1633 Broadway Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

First, on a pro rata and pari passu basis, to pay accrued and unpaid interest on the 1633 Broadway Mortgage Loan and 1633 Broadway Pari Passu Companion Loans to the holders of the 1633 Broadway Mortgage Loan and 1633 Broadway Pari Passu Companion Loans in an amount equal to the accrued and unpaid interest on principal balances of the 1633 Broadway Mortgage Loan and 1633 Broadway Pari Passu Companion Loans at a per annum rate equal the applicable net note rate;

Second, on a pro rata and pari passu basis, to the holders of the 1633 Broadway Mortgage Loan and 1633 Broadway Pari Passu Companion Loans in an amount equal to its percentage interest of all principal payments received, if any, with respect to the related monthly payment date, in each case until their respective note principal balances have been reduced to zero;

Third, on a pro rata and pari passu basis, to the holders of the 1633 Broadway Mortgage Loan and 1633 Broadway Pari Passu Companion Loans in an amount equal to any unreimbursed costs and expenses paid by the holders of the 1633 Broadway Mortgage Loan and each 1633 Broadway Pari Passu Companion Loan, including any liquidation fees, workout fees, special servicing fees or interest on advances (or paid or advanced by any servicer on its behalf and not previously paid or reimbursed) with respect to the 1633 Broadway Whole Loan pursuant to the 1633 Broadway Intercreditor Agreement or the BWAY 2019-1633 TSA;

Fourth, on a pro rata and pari passu basis, to the holders of the 1633 Broadway Mortgage Loan and 1633 Broadway Pari Passu Companion Loans in an amount equal to any yield maintenance premium, to the extent paid by the related borrowers; in an amount up to such note’s pro rata interest therein as calculated under the 1633 Broadway Whole Loan documents;

Fifth, the holders of the 1633 Broadway Subordinate Companion Loans, to pay accrued and unpaid interest on the 1633 Broadway Subordinate Companion Loans to the holders of the 1633 Broadway Subordinate Companion Loans in an amount equal to the accrued and unpaid interest on the applicable 1633 Broadway Subordinate Companion Loan principal balances at a per annum rate equal the applicable net note rate;

Sixth, to the holders of the 1633 Broadway Subordinate Companion Loans, in an amount equal to its percentage interest of all principal payments received, if any, with respect to the related monthly payment date, until the principal balances of the 1633 Broadway Subordinate Companion Loans have been reduced to zero;

Seventh, on a pro rata and pari passu basis, to the holders of the 1633 Broadway Subordinate Companion Loans in an amount equal to any yield maintenance premium, to the extent paid by the related borrowers; in an amount up to such note’s pro rata interest therein as calculated under the 1633 Broadway Whole Loan documents;

Eighth, if the proceeds of any foreclosure sale or any liquidation of the 1633 Broadway Whole Loan or the 1633 Broadway Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing paragraphs and, as a result of a workout, the principal balances of the 1633 Broadway Subordinate Companion Loans have been reduced, such excess amount will be paid to the holders of the 1633 Broadway Subordinate Companion Loans in an amount up to the reduction, if any, of the principal balances of the 1633 Broadway Subordinate Companion Loans as a result of such workout, plus unpaid interest on the 1633 Broadway Subordinate Companion Loan principal balance at a per annum rate equal the applicable net note rate;

Ninth, to the extent assumption or transfer fees actually paid by the related borrowers are not required to be otherwise applied under the BWAY 2019-1633 TSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate a servicer (in each case provided that such reimbursements or payments relate to the 1633 Broadway Whole Loan), any such assumption or transfer fees, to the extent actually paid by the related borrowers, will be paid to the holders of the 1633 Broadway Mortgage Loan and the 1633 Broadway Companion Loans, pro rata, based on their respective percentage interests; and

Tenth, if any excess amount is available to be distributed in respect of the 1633 Broadway Whole Loan, and not otherwise applied in accordance with the foregoing paragraphs, any remaining amount will be paid to the holders of the 1633 Broadway Mortgage Loan and the 1633 Broadway Companion Loans, pro rata, based on their respective percentage interests.

Consultation and Control

The controlling noteholder under the 1633 Broadway Intercreditor Agreement will initially be the securitization trust created pursuant to the terms of the BWAY 2019-1633 TSA. Pursuant to the terms of the BWAY 2019-1633 TSA, the related controlling class representative (the “1633 Broadway Directing Certificateholder”), which will initially be Prima Capital Advisors LLC, will have consent and/or consultation rights with respect to the 1633 Broadway Whole Loan similar, but not necessarily identical, to those held by the Directing Certificateholder under the terms of the PSA. Upon a “Control Shift Event” under the BWAY 2019-1633 TSA (a “1633 Broadway Control Shift Event”), the 1633 Broadway

Directing Certificateholder will be the holder of Note A-1-C-1 (or, if Note A-1-C-1 has been deposited into a securitization, the “controlling class representative” or any analogous party for the related securitization). A 1633 Broadway Control Shift Event will generally exist at any time that (i) the Class A certificates issued under the BWAY 2019-1633 TSA have an outstanding certificate balance (as notionally reduced by any appraisal reduction amounts allocable to such class) that is 25% or less of the initial certificate balance of such Class A certificates, (ii) the 1633 Broadway Directing Certificateholder (or a majority of the controlling class certificateholders) is a borrower related party or (iii) Prima Capital Advisors LLC or any successor controlling class representative or controlling class certificateholders are no longer the holder of at least a majority of the controlling class by certificate balance and the certificate administrator under the BWAY 2019-1633 TSA (the “1633 Broadway Certificate Administrator” ) has neither (a) received written notice of the then current controlling class certificateholders of at least a majority of the controlling class by certificate balance nor (b) received written notice of a replacement controlling class representative, until such time as the 1633 Broadway Certificate Administrator receives either such notice.

Sale of Defaulted Whole Loan

Pursuant to the terms of the 1633 Broadway Intercreditor Agreement, if the 1633 Broadway Whole Loan becomes a defaulted mortgage loan, and if the 1633 Broadway Special Servicer determines to sell the 1633 Broadway Whole Loan in accordance with the BWAY 2019-1633 TSA, then the 1633 Broadway Special Servicer will be required to sell the 1633 Broadway Pari Passu Companion Loans and the 1633 Broadway Subordinate Companion Loans, together with the 1633 Broadway Mortgage Loan, as one whole loan. In connection with any such sale, the 1633 Broadway Special Servicer will be required to follow the procedures contained in the BWAY 2019-1633 TSA.

Notwithstanding the foregoing, the 1633 Broadway Special Servicer will not be permitted to sell the 1633 Broadway Whole Loan if it becomes a defaulted mortgage loan under the BWAY 2019-1633 TSA without the written consent of the issuing entity (or its representative), as holder of the 1633 Broadway Mortgage Loan, or the holders of the 1633 Broadway Non-Standalone Pari Passu Companion Loans (provided that such consent is not required if such holder is a related borrower or an affiliate of a related borrower) unless the 1633 Broadway Special Servicer has delivered to each such holder (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the 1633 Broadway Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the 1633 Broadway Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the 1633 Broadway Mortgaged Property, and any documents in the servicing file reasonably requested by such holder (or its representative) that are material to the price of the 1633 Broadway Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the 1633 Broadway Master Servicer or the 1633 Broadway Special Servicer in connection with the proposed sale; provided, that the issuing entity (or its representative), as holder of the 1633 Broadway Mortgage Loan or the holders of the 1633 Broadway Non-Standalone Pari Passu Companion Loans may waive as to itself any of the delivery or timing requirements set forth in this sentence. The issuing entity (or its representative), as holder of the 1633 Broadway Mortgage Loan, or the holders of the 1633 Broadway Non-Standalone Pari Passu Companion Loans will be permitted to submit an offer at any sale of the 1633 Broadway Whole Loan.

Special Servicer Appointment Rights

Pursuant to the 1633 Broadway Intercreditor Agreement and the BWAY 2019-1633 TSA, the 1633 Broadway Directing Certificateholder (or its representative) will have the right, with or without cause, to replace the 1633 Broadway Special Servicer and appoint a replacement special servicer without the consent of the issuing entity (or its representative) as holder of the 1633 Broadway Mortgage Loan or any holder of a 1633 Broadway Non-Standalone Pari Passu Companion Loan. In addition, if the operating advisor under the BWAY 2019-1633 TSA recommends, in its sole discretion exercised in good faith, the replacement of the 1633 Broadway Special Servicer, the applicable certificateholders under the BWAY 2019-1633 TSA with the requisite percentage of voting rights will have the right, with or without cause, to replace the 1633 Broadway Special Servicer and appoint a replacement special servicer in accordance with the BWAY 2019-1633 TSA, as described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this prospectus.

The 650 Madison Avenue Whole Loan

General

The 650 Madison Avenue Whole Loan (4.2%) consists of (a) the 650 Madison Avenue Mortgage Loan evidenced by promissory note A-3-3 with an original principal balance of $40,000,000, which is being contributed to the issuing entity, (b) twenty-one Pari Passu Companion Loans (the “650 Madison Avenue Pari Passu Companion Loans” and, together with the 650 Madison Avenue Mortgage Loan, the “650 Madison Avenue A Notes”) evidenced by promissory notes A-1-1, A-1-2-1, A-1-3, A-1-4, A-1-5, A-1-6, A-1-7, A-2-1, A-2-2, A-2-3, A-2-4, A-2-5, A-2-6, A-2-7, A-2-8, A-3-1, A-3-2, A-4, A-5, A-6 and A-7 with an aggregate original principal balance of $546,800,000, which are not being contributed to the issuing entity, and (c) four Subordinate Companion Loans (the “650 Madison Avenue Subordinate Companion Loans”) evidenced by promissory notes B-1, B-2, B-3 and B-4 with an aggregate original principal balance of $213,200,000, which are not being contributed to the issuing entity.

Servicing

The related Co-Lender Agreement (the “650 Madison Avenue Co-Lender Agreement”) provides that the administration of the 650 Madison Avenue Mortgage Loan will be governed by the 650 Madison Avenue Co-Lender Agreement and the MAD 2019-650M TSA. The parties to the MAD 2019-650M TSA identified in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool” will constitute the related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Trustee and Non-Serviced Custodian. In servicing the 650 Madison Avenue Whole Loan, the servicing standard set forth in the MAD 2019-650M TSA will require the related Non-Serviced Master Servicer and Non-Serviced Special Servicer to take into account the interests of the Certificateholders and the holders of the 650 Madison Avenue Companion Loans as a collective whole, taking into account the subordinate or pari passu nature of the related Companion Loan(s).

Amounts payable to the issuing entity as holder of the 650 Madison Avenue Mortgage Loan pursuant to the 650 Madison Avenue Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus.

Custody of the Mortgage Loan File

Citibank, N.A., as the custodian under the MAD 2019-650M TSA is the custodian of the mortgage file related to the 650 Madison Avenue Whole Loan (other than the promissory notes evidencing the 650 Madison Avenue Mortgage Loan and any related Companion Loan not included in the MAD 2019-650M securitization).

Application of Payments

The related Co-Lender Agreement sets forth the respective rights of the holders of the 650 Madison Avenue Mortgage Loan and the related Companion Loans with respect to distributions of funds received in respect of the 650 Madison Avenue Whole Loan, and provides, in general, that:

The 650 Madison Avenue Subordinate Companion Loans and the rights of the related holders to receive payments of interest, principal and other amounts with respect to the 650 Madison Avenue Subordinate Companion Loans will at all times be junior, subject and subordinate to the 650 Madison Avenue A Notes and the rights of the related holders to receive payments of interest, principal and other amounts with respect to such 650 Madison Avenue A Notes, in each case as further described below.

All amounts tendered by the related borrower or otherwise available for payment on or with respect to or in connection with the 650 Madison Avenue Whole Loan or the 650 Madison Avenue Mortgaged Property or amounts realized as proceeds of the 650 Madison Avenue Whole Loan or the 650 Madison Avenue Mortgaged Property, after payment of amounts for required reserves or escrows required by the mortgage loan documents and amounts that are then due, payable or reimbursable pursuant to the MAD 2019-650M TSA will be applied and distributed by the related Non-Serviced Master Servicer in the following order of priority without duplication (and payments are required to be made at such times as are set forth in the MAD 2019-650M TSA):

first, on a pro rata and pari passu basis, to the issuing entity, as the holder of the 650 Madison Avenue Mortgage Loan, and each holder of a 650 Madison Avenue Pari Passu Companion Loan, in an amount equal to the accrued and unpaid interest on the principal balance for each 650 Madison Avenue A Note at the applicable net interest rate;

second, on a pro rata and pari passu basis, based on the outstanding principal balances of each 650 Madison Avenue A Note, to the issuing entity, as the holder of the 650 Madison Avenue Mortgage Loan, and each holder of a 650 Madison Avenue Pari Passu Companion Loan, in an amount equal to the principal payments received, if any, with respect to the related payment date with respect to the 650 Madison Avenue Whole Loan until their principal balances have been reduced to zero;

third, on pro rata and pari passu basis, to the issuing entity, as the holder of the 650 Madison Avenue Mortgage Loan, and each holder of a 650 Madison Avenue Pari Passu Companion Loan, up to the amount of any unreimbursed costs and expenses paid by such holder, including any unreimbursed trust fund expenses not previously reimbursed to such holder (or paid or advanced by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer on its behalf and not previously paid or reimbursed) with respect to the 650 Madison Avenue Whole Loan pursuant to the 650 Madison Avenue Co-Lender Agreement or the MAD 2019-650M TSA;

fourth, on a pro rata and pari passu basis, any prepayment premium, to the extent paid by the borrower, to the issuing entity, as the holder of the 650 Madison Avenue Mortgage Loan, and each holder of a 650 Madison Avenue Pari Passu Companion Loan in an amount up to its pro rata interest therein, based on the product of the percentage interest of each such note multiplied by the applicable relative spread (as set forth in the 650 Madison Avenue Co-Lender Agreement);

fifth, on a pro rata and pari passu basis, to each holder of a 650 Madison Avenue Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the principal balance for each 650 Madison Avenue Subordinate Companion Loan at the applicable net interest rate;

sixth, on a pro rata and pari passu basis based on the outstanding principal balances of each 650 Madison Avenue Subordinate Companion Loan, to each holder of a 650 Madison Avenue Subordinate Companion Loan in an amount equal to the principal payments received, if any, with respect to the related payment date with respect to the 650 Madison Avenue Whole Loan, until the principal balance for each 650 Madison Avenue Subordinate Companion Loan has been reduced to zero;

seventh, on a pro rata and pari passu basis, any prepayment premium, to the extent paid by the borrower, to each holder of a 650 Madison Avenue Subordinate Companion Loan in an amount up to its pro rata interest therein, based on the product of the percentage interest of each such note multiplied by the applicable relative spread;

eighth, if the proceeds of any foreclosure sale or any liquidation of the 650 Madison Avenue Whole Loan or the 650 Madison Avenue Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through seventh and, as a result of a workout the principal balance for the 650 Madison Avenue Subordinate Companion Loans has been reduced, such excess amount will be paid, on a pro rata and pari passu basis, based on the outstanding principal balances of each holder of a 650 Madison Avenue Subordinate Companion Loan in an amount up to the reduction, if any, of the principal balance for the 650 Madison Avenue Subordinate Companion Loans as a result of such Workout, plus interest on such amount at the related net interest rate;

ninth, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the MAD 2019-650M TSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the related Non-Serviced Master Servicer or Non-Serviced Special Servicer (in each case provided that such reimbursements or payments relate to the 650 Madison Avenue Whole Loan), any such assumption or transfer fees, to the extent actually paid by the related borrower, will be paid to the issuing entity, as the holder of the 650 Madison Avenue Mortgage Loan, and each holder of the 650 Madison Avenue Pari Passu Companion Loans and the 650 Madison Avenue Subordinate Companion Loans, pro rata, based on their respective percentage interests; and

tenth, if any excess amount is available to be distributed in respect of the 650 Madison Avenue Whole Loan, and not otherwise applied in accordance with the foregoing clauses first through ninth, any remaining amount will be paid pro rata to the issuing entity, as the holder of the 650 Madison Avenue Mortgage Loan, and each holder of the 650 Madison Avenue Pari Passu Companion Loans and the 650 Madison Avenue Subordinate Companion Loans in accordance with their respective initial percentage interests.

All expenses and losses relating to the 650 Madison Avenue Whole Loan and the 650 Madison Avenue Mortgaged Property will be allocated first, pro rata, to the 650 Madison Avenue Subordinate Companion Loans and then, pro rata, to the 650 Madison Avenue Mortgage Loan and the 650 Madison Avenue Pari Passu Companion Loans. Any realized losses (including reductions by a bankruptcy court) applied to reduce the principal balance of the 650 Madison Avenue Whole Loan will, after all amounts of interest and principal have otherwise been paid in full on all the notes comprising the 650 Madison Avenue Whole Loan, be reimbursed first, pro rata, to reduce the principal balances of the 650 Madison Avenue Mortgage Loan and the 650 Madison Avenue Pari Passu Companion Loans, and then, pro rata to reduce the principal balances of the 650 Madison Avenue Trust Subordinate Companion Loans.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the 650 Madison Avenue Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the 650 Madison Avenue Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the 650 Madison Avenue Companion Loans.

Certain costs and expenses allocable to the 650 Madison Avenue Mortgage Loan (such as a pro rata share of a nonrecoverable property protection advance) may, to the extent that are not otherwise paid out of collections on the 650 Madison Avenue Whole Loan may, to the extent allocable to the 650 Madison Avenue Mortgage Loan, be payable or reimbursable out of general collections on the Mortgage Pool. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

Consultation and Control

Pursuant to the 650 Madison Avenue Co-Lender Agreement, the controlling holder with respect to the 650 Madison Avenue Whole Loan (the “650 Madison Avenue Controlling Noteholder”), as of any date of determination, will be the holder of note B-1, unless a 650 Madison Avenue Control Appraisal Period has occurred and is continuing or if a 650 Madison Avenue Control Appraisal Period has occurred and is continuing, the holder of note A-1-1; provided that, if the holder of note B-1 would be the 650 Madison Avenue Controlling Noteholder pursuant to the terms hereof, but any interest in note B-1 is held by a borrower, borrower affiliate or other borrower restricted party, or a borrower, borrower affiliate or other borrower restricted party would otherwise be entitled to exercise the rights of the 650 Madison Avenue Controlling Noteholder, a 650 Madison Avenue Control Appraisal Period will be deemed to have occurred. Further, if the holder of note A-1-1 would be the 650 Madison Avenue Controlling Noteholder, but any interest in note A-1-1 is held by a borrower, borrower affiliate or other borrower restricted party, or a borrower, borrower affiliate or other borrower restricted party would otherwise be entitled to exercise the rights of the 650 Madison Avenue Controlling Noteholder with respect to note A-1-1, there will be no 650 Madison Avenue Controlling Noteholder.

Pursuant to the 650 Madison Avenue Co-Lender Agreement, if any consent, modification, amendment or waiver under or other action in respect of the 650 Madison Avenue Whole Loan (whether or not a servicing transfer event under the MAD 2019-650M TSA has occurred and is continuing) that would constitute a 650 Madison Avenue Major Decision, the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, will be required to provide the 650 Madison Avenue Controlling Noteholder (or its representative) with at least ten (10) Business Days (or, in the case of a determination of an acceptable insurance default, twenty (20) days) prior notice requesting consent to the requested 650 Madison Avenue Major Decision. The related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, is not permitted to take any action with respect to such 650 Madison Avenue Major Decision (or make a determination not to take action with respect to such 650 Madison Avenue Major Decision), unless and until the related Non-Serviced Special Servicer receives the written consent of the 650 Madison Avenue Controlling Noteholder (or its representative) before implementing a decision with respect to such 650 Madison Avenue Major Decision; provided that the provisions of the MAD 2019-650M TSA will govern the consent and consultation rights under the 650 Madison Avenue Co-Lender Agreement. Notwithstanding the foregoing, or if a failure to take any such action at such time would be inconsistent with the servicing standard under the MAD 2019-650M TSA, the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, may take actions with respect to the 650 Madison Avenue Mortgaged Property before obtaining the consent of the 650 Madison Avenue Controlling Noteholder if the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, reasonably determines in accordance with the servicing standard under the MAD 2019-650M TSA that failure to take such actions prior to such consent would materially and adversely affect the interest of the holders of the 650 Madison Avenue Whole Loan as a collective whole, and the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, has made a reasonable effort to contact the 650 Madison Avenue Controlling Noteholder.

Notwithstanding the foregoing, the related Non-Serviced Master Servicer and the Non-Serviced Special Servicer will not be permitted to follow any advice or consultation provided by the 650 Madison Avenue Controlling Noteholder (or its representative) that would require or cause the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, to violate any applicable law, including the REMIC provisions, be inconsistent with the servicing standard under the MAD 2019-650M TSA, require or cause the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, to violate provisions of the 650 Madison Avenue Co-Lender Agreement or the Pooling and Servicing Agreement, require or cause the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, to violate the terms of the 650 Madison Avenue Whole Loan, or materially expand the scope of the related Non-Serviced Master Servicer’s or Non-Serviced Special Servicer’s, as applicable, responsibilities under the 650 Madison Avenue Co-Lender Agreement or the MAD 2019-650M TSA.

The related Non-Serviced Special Servicer will be required to provide copies to the issuing entity and each holder of a 650 Madison Avenue Companion Loan (at any time such holder is not the 650 Madison Avenue Controlling Noteholder) (each, a “650 Madison Avenue Non-Controlling Noteholder”) of any notice, information and report that is required to be provided to the 650 Madison Avenue Controlling Noteholder pursuant to the MAD 2019-650M TSA with respect to any 650 Madison Avenue Major Decisions, or the implementation of any recommended actions outlined in an asset status report, within the same time frame that such notice, information and report is required to be provided to the 650 Madison Avenue Controlling Noteholder and, at any time the 650 Madison Avenue Controlling Noteholder is the holder of note B-1, the related Non-Serviced Special Servicer will be required to consult with each 650 Madison Avenue Non-Controlling Noteholder on a strictly non-binding basis, to the extent having received such notices, information and reports, any 650 Madison Avenue Non-Controlling Noteholder requests consultation with respect to any such 650 Madison Avenue Major Decisions or the implementation of any recommended actions outlined in an asset status report, and consider alternative actions recommended by such 650 Madison Avenue Non-Controlling Noteholder; provided that after the expiration of a period of ten (10) Business Days from the delivery to any 650 Madison Avenue Non-Controlling Noteholder by the related Non- Serviced Special Servicer of written notice of a proposed action, together with copies of the notice, information and reports, the related Non-Serviced Special Servicer will no longer be obligated to consult with such 650 Madison Avenue Non-Controlling Noteholder, whether or not such 650 Madison Avenue Non-Controlling Noteholder has responded within such ten (10) Business Day period.

A “650 Madison Avenue Control Appraisal Period” will exist with respect to the 650 Madison Avenue Whole Loan, if and for so long as (a)(1) the initial principal balance of the 650 Madison Avenue Subordinate Companion Loans minus (2) the sum (without duplication) of (x) any payments of principal allocated to, and received on, the 650 Madison Avenue Subordinate Companion Loans, (y) any appraisal reduction amount for the 650 Madison Avenue Whole Loan that is allocated to such 650 Madison Avenue Subordinate Companion Loans and (z) any losses realized with respect to the 650 Madison Avenue Mortgaged Property or the 650 Madison Avenue Whole Loan that are allocated to the 650 Madison Avenue Subordinate Companion Loans, is less than (b) 25% of the remainder of (i) the initial principal balance of the 650 Madison Avenue Subordinate Companion Loan less (ii) any payments of principal allocated to, and received, by the holders of the 650 Madison Avenue Subordinate Companion Loans.

“650 Madison Avenue Major Decision” means a “Major Decision” under the MAD 2019-650M TSA.

Sale of Defaulted Loan

If the 650 Madison Avenue Whole Loan becomes a defaulted mortgage loan under the MAD 2019-650M TSA and the related Non-Serviced Special Servicer decides to sell the notes included in the MAD 2019-650M securitization, the related Non-Serviced Special Servicer will be required to sell the 650 Madison Avenue Mortgage Loan, the 650 Madison Avenue Pari Passu Companion Loans and the 650 Madison Avenue Subordinate Companion Loans, together as notes evidencing one whole loan in accordance with the MAD 2019-650M TSA. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell the 650 Madison Avenue Mortgage Loan or any 650 Madison Avenue Pari Passu Companion Loan not included in the MAD 2019-650M securitization without the consent of the holders thereof (including the issuing entity, as holder of the 650 Madison Avenue Mortgage Loan) (together, the “650 Madison Avenue Non-Lead Noteholders”) unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the 650 Madison Avenue Mortgage Loan or such 650 Madison Avenue Pari Passu Companion Loan, as applicable, (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if reasonably requested by the 650 Madison Avenue Non-Lead Noteholder), and (c) until the sale is completed, and a reasonable period of time (but no less time than is afforded to the other offerors and the 650 Madison Avenue Controlling Noteholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-

Serviced Special Servicer in connection with the proposed sale, provided that such 650 Madison Avenue Non-Lead Noteholder may waive any of the delivery or timing requirements set forth in this sentence.

Special Servicer Appointment Rights

Pursuant to the 650 Madison Avenue Co-Lender Agreement, the 650 Madison Avenue Controlling Noteholder (or its representative) will be entitled to terminate the rights and obligations of the related Non-Serviced Special Servicer, with or without cause, and appoint a replacement special servicer with respect to the 650 Madison Avenue Whole Loan.

The F5 Tower Whole Loan

General

The F5 Tower Mortgage Loan (4.2%), is part of the F5 Tower Whole Loan (as defined below) comprised of six promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The F5 Tower Whole Loan is evidenced by four senior pari passu notes, Note A-1-B (the “F5 Tower Mortgage Loan”) with an aggregate principal balance as of the Cut-off Date of $40,000,000, Note A-1-A, Note A-1-C, and Note A-2 (collectively, the “F5 Tower Pari Passu Companion Loans”) with an aggregate principal balance as of the Cut-off Date of $145,000,000 and two subordinate companion notes, Note B-1 and Note B-2, with an aggregate principal balance as of the Cut-off Date of $112,600,000 (the “F5 Tower Subordinate Companion Loan”). The F5 Tower Mortgage Loan, the F5 Tower Pari Passu Companion Loans and the F5 Tower Subordinate Companion Loans are collectively referred to in this prospectus as the “F5 Tower Whole Loan”.

The holders of the F5 Tower Whole Loan (the “F5 Tower Noteholders”) entered into a co-lender agreement, prior to the Closing Date (the “F5 Tower Intercreditor Agreement”), which will govern their respective rights and obligations and the allocation of payments to each F5 Tower Noteholder to the extent set forth in the F5 Tower Intercreditor Agreement.

Servicing

The F5 Tower Intercreditor Agreement provides that the administration of the F5 Tower Mortgage Loan will be governed by the F5 Tower Intercreditor Agreement and the BBCMS 2020-C6 PSA. The parties to the BBCMS 2020-C6 PSA identified in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool” will constitute the related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Trustee and Non-Serviced Custodian.

In servicing the F5 Tower Whole Loan, the servicing standard set forth in the BBCMS 2020-C6 PSA will require the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer to take into account the interests of the Certificateholders and the holders of the F5 Tower Companion Loans.

Amounts payable to the issuing entity as holder of the F5 Tower Mortgage Loan pursuant to the F5 Tower Intercreditor Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus.

See “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this prospectus.

Custody of the Mortgage Loan

Wells Fargo Bank, National Association, as custodian under the BBCMS 2020-C6 is the custodian of the mortgage file related to the F5 Tower Whole Loan (other than the promissory note evidencing the F5 Tower Mortgage Loan).

Application of Payments

The F5 Tower Intercreditor Agreement sets forth the respective rights of the holder of the F5 Tower Mortgage Loan and the holders of the F5 Tower Companion Loans with respect to distributions of funds received in respect of the F5 Tower Whole Loan, and provides, in general, that the rights of the holders of the F5 Tower Subordinate Companion Loans to receive payments of interest, principal and other amounts with respect to the F5 Tower Subordinate Companion Loans, will at all times be junior, subject and subordinate to the F5 Tower Pari Passu Companion Loans and the respective rights of the holders of the F5 Tower Pari Passu Companion Loans to receive payments of interest, principal and other amounts with respect to each F5 Tower Pari Passu Companion Loan, respectively, as and to the extent set forth in the F5 Tower Intercreditor Agreement, in each case as further described below.

All amounts tendered by the related borrower or otherwise available for payment on or with respect to or in connection with the F5 Tower Whole Loan or the related Mortgaged Property or amounts realized as proceeds thereof, but excluding (x) all amounts for required reserves or escrows required by the related Mortgage Loan documents to be held as reserves or escrows and (y) all amounts that are then due, payable or reimbursable to the related Non-Serviced Master Servicer, Non- Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee pursuant to the BBCMS 2020-C6 PSA, will be applied and distributed by the Non-Serviced Master Servicer in the following order of priority without duplication:

first, (A) first, to each holder of an F5 Tower Pari Passu Companion Loan (or the Non-Serviced Master Servicer or the Non-Serviced Trustee and, if applicable, the master servicers of the related other securitizations), up to the amount of any property protection advances that are nonrecoverable advances (or in the case of a master servicer of any other securitization trust, if applicable, its pro rata share of any property protection advances that are nonrecoverable advances previously reimbursed to the Non-Serviced Master Servicer or the Non-Serviced Trustee from general collections of the related other securitization trusts) that remain unreimbursed (together with interest thereon at the applicable advance rate), (B) second, to each holder of an F5 Tower Pari Passu Companion Loan (or the Non-Serviced Master Servicer or the Non-Serviced Trustee and the master servicers or trustees of the related other securitization trusts), up to the amount of any monthly payment advance that is a nonrecoverable advance or analogous concept under the related servicing agreement with respect to such F5 Tower Pari Passu Companion Loan, as applicable, on a pro rata and pari passu basis (based on the total outstanding principal balance of such F5 Tower Pari Passu Companion Loan) that remain unreimbursed (together with interest thereon at the applicable advance rate or analogous concept under such other securitization trust), and (C) third, to each holder of an F5 Tower Subordinate Companion Loan (or the Non-Serviced Master Servicer or the Non-Serviced Trustee), up to the amount of any monthly payment advance that is a nonrecoverable advance with respect to such F5 Tower Subordinate Companion Loan, as applicable, on a pro rata and pari passu basis, based on the total outstanding principal balance of the F5 Tower Subordinate Companion Loan, that remain unreimbursed (together with interest thereon at the applicable advance rate);

second, to each holder of an F5 Tower Pari Passu Companion Loan (or any servicer or trustee (if any), as applicable) on a pro rata and pari passu basis (based on the unreimbursed amount of costs paid or payable) up to the amount of any unreimbursed costs paid or any costs currently payable or paid or advanced by the F5 Tower Pari Passu Companion Loans (or any servicer or the trustee (if any), as applicable), with respect to the F5 Tower Whole Loan pursuant to the F5 Tower Intercreditor Agreement or the PSA, including, without limitation, unreimbursed servicing advances and interest thereon at the applicable advance rate, to the extent such costs and servicing advances and interest thereon are then payable or reimbursable under the F5 Tower Intercreditor or under the PSA;

third, to pay accrued and unpaid interest on the F5 Tower Pari Passu Companion Loans to each holder of an F5 Tower Pari Passu Companion Loan, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on the applicable note principal balances at the applicable note interest rate minus the applicable servicing fee rate;

fourth, to pay accrued and unpaid interest on the F5 Tower Subordinate Companion Loans to each holder of an F5 Tower Subordinate Companion Loan, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on the applicable note principal balances at the applicable note interest rate minus the applicable servicing fee rate;

fifth, (A) prior to the anticipated repayment date, to each holder of an F5 Tower Pari Passu Companion Loan, pro rata (based on the principal balances of such notes) in an amount equal to all principal payments received, including any insurance and condemnation proceeding received, if any, with respect to such monthly payment date, allocated as principal on the F5 Tower Whole Loan and payable to the F5 Tower Noteholders, until the respective note principal balances have been reduced to zero and (B) on and after the anticipated repayment date, first (1) to each holder of an F5 Tower Pari Passu Companion Loan, pro rata (based on the principal balances of such notes) in an amount equal to funds sufficient to pay the monthly amount determined by the lender to be required to fully amortize the then outstanding principal balance of the F5 Tower Whole Loan over an amortization schedule of 30 years using an assumed interest rate of the initial F5 Tower Pari Passu Companion Loan interest rate and the initial F5 Tower Subordinate Companion Loan interest rate, and then (2) to each holder of an F5 Tower Pari Passu Companion Loan, pro rata (based on the principal balances of such notes) in an amount equal to all principal payments received with respect to such monthly payment date, allocated as principal on the F5 Tower Whole Loan and payable to the F5 Tower Noteholders, until the respective note principal balances have been reduced to zero;

sixth, to each holder of an F5 Tower Pari Passu Companion Loan, pro rata (based on their respective entitlements) in an amount equal to the product of (i) a fraction, the numerator of which is the principal balance of such F5 Tower Pari Passu Companion Loan and the denominator of which is the sum of the principal balances of all F5 Tower Notes multiplied by (ii) the ratio of the related F5 Tower Pari Passu Companion Loan’s interest rate to the weighted average of the interest rates of the F5 Tower Notes based on their principal balances and (iii) any prepayment premium to the extent paid by the related borrower;

seventh, if the proceeds of any foreclosure sale or any liquidation of the F5 Tower Whole Loan or related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through sixth and, as a result of a workout the aggregate principal balance of the F5 Tower Pari Passu Companion Loans has been reduced, such excess amount to each holder of an F5 Tower Pari Passu Companion Loan, pro rata (based on the principal balances of such F5 Tower Notes) in an aggregate amount up to the reduction, if any, of the principal balance of each F5 Tower Pari Passu Companion Loan as a result of such workout, plus interest on such aggregate amount at the related note rate;

eighth, (A) prior to the anticipated repayment date, to each holder of an F5 Tower Subordinate Companion Loan, pro rata (based on the principal balances of such notes) in an amount equal to all principal payments received, including any insurance and condemnation proceeding received, if any, with respect to such monthly payment date, allocated as principal on the F5 Tower Whole Loan and payable to the F5 Tower Noteholders until the respective note principal balances have been reduced to zero and (B) on and after the anticipated repayment date, first (1) to each holder of an F5 Tower Subordinate Companion Loan, pro rata (based on the principal balances of such notes) in an amount equal to funds sufficient to pay the monthly amount determined by the lender to be required to fully amortize the then outstanding principal balance of the F5 Tower Whole Loan over an amortization schedule of 30 years using an assumed interest rate of the initial F5 Tower Pari Passu Companion Loan interest rate and the initial F5 Tower Subordinate Companion Loan interest rate, and then (2) to each holder of an F5 Tower Subordinate Companion Loan, pro rata (based on the principal balances of such notes) in an amount equal to all principal payments received with respect to such monthly payment date, allocated as principal on the F5 Tower Whole Loan and payable to the F5 Tower Noteholders, until the respective note principal balances have been reduced to zero;

ninth, to each holder of an F5 Tower Subordinate Companion Loan, pro rata (based on their respective entitlements) in an amount equal to the product of (i) a fraction, the numerator of which is the principal balance of such F5 Tower Note and the denominator of which is the sum of the principal balances of all F5 Tower Notes multiplied by (ii) the ratio of the related F5 Tower Note’s interest rate to the weighted average of the interest rates of all F5 Tower Notes based on their principal balances and (iii) any prepayment premium to the extent paid by the Borrower;

tenth, to any holder of an F5 Tower Subordinate Companion Loan that has made any payments or advances to cure defaults pursuant to the F5 Tower Intercreditor Agreement, to such holder of an F5 Tower Subordinate Companion Loan, pro rata (based on their respective entitlements to reimbursements for cure payments) to reimburse them for all such cure payments;

eleventh, if the proceeds of any foreclosure sale or any liquidation of the F5 Tower Whole Loan or related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through tenth and, as a result of a workout the aggregate principal balance of the F5 Tower Subordinate Companion Loans has been reduced, such excess amount to each F5 Tower Note B holder, pro rata, in an amount up to the reduction, if any, of the principal balance of the each F5 Tower Subordinate Companion Loan as a result of such workout, plus interest on such aggregate amount at the related note rate;

twelfth, to each F5 Tower Pari Passu Companion Loan holder, pro rata (based on their respective entitlements to interest) in an amount equal to all anticipated repayment date interest on such F5 Tower Pari Passu Companion Loan;

thirteenth, to each F5 Tower Subordinate Companion Loan holder, pro rata (based on their respective entitlements to interest) in an amount equal to all anticipated repayment date interest on such F5 Tower Subordinate Companion Loan;

fourteenth, to pay default interest and late payment charges then due and owing under the F5 Tower Whole Loan, all of which will be applied in accordance with the PSA; and

fifteenth, if any excess amount is available to be distributed in respect of the F5 Tower Whole Loan, and not otherwise applied in accordance with the foregoing clauses (i)-(xiv), any remaining amount will be paid pro rata to each Note Holder of an F5 Tower Pari Passu Companion Loan and each holder of an F5 Tower Subordinate Companion Loan based on their initial principal balances.

The Directing Holder

The F5 Tower Directing Holder. The controlling noteholder (the “F5 Tower Directing Holder”) under the F5 Tower Intercreditor Agreement, as of any date of determination, is:

●	initially, the holder or holders of a majority of the F5 Tower Subordinate Companion Loans (by Principal Balance) (the “Majority F5 Tower Subordinate Companion Loan Noteholder”), unless an F5 Tower Control Appraisal Period has occurred and is continuing; and

●	if an F5 Tower Control Appraisal Period (as defined below) has occurred and is continuing, the holder of the F5 Tower Mortgage Loan;

At any time the Majority F5 Tower Subordinate Companion Loan Noteholder is the F5 Tower Directing Holder and the F5 Tower Subordinate Companion Loans are included in the BBCMS 2020-C6 securitization, the rights of the F5 Tower Directing Holder may be exercised by the holders of the majority of the class of securities designated as the “controlling class” to the extent provided in the BBCMS 2020-C6 PSA.

Consultation and Consent

Prior to the occurrence and continuation of an F5 Tower Control Appraisal Period, if any consent, modification, amendment or waiver under, or other action in respect of, the F5 Tower Whole Loan or the Mortgage Loan Documents that would constitute a Major Decision has been requested or proposed, at least ten (10) business days prior to taking action with respect to such Major Decision (or making a determination not to take action with respect to such Major Decision), the Non-Serviced Master Servicer and/or Non-Serviced Special Servicer is required to request the written consent of the F5 Tower Directing Holder (or the representative it has appointed to act on its behalf) before implementing a decision with respect to such Major Decision. If the F5 Tower Directing Holder (or the representative it has appointed to act on its behalf) fails to respond to the Non-Serviced Master Servicer and/or Non-Serviced Special Servicer with respect to any such proposed action within ten (10) business days after receipt of such notice, the F5 Tower Directing Holder (or the representative it has appointed to act on its behalf) will have no further consent rights with respect to such action.

During the continuation of an F5 Tower Control Appraisal Period, the related Non-Serviced Master Servicer will be required: (i) to provide copies of any notice, information and report that it is required to provide to the F5 Tower Directing Holder pursuant to the BBCMS 2020-C6 PSA with respect to any Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report relating to the F5 Tower Whole Loan, to the holder of the F5 Tower Pari Passu Companion Loans (or if the F5 Tower Pari Passu Companion Loans are held in a securitization, the controlling class representative, or the equivalent, of such securitization), within the same time frame it is required to provide to the F5 Tower Directing Holder; and (ii) at any time the F5 Tower Directing Holder is the holder of the F5 Tower Mortgage Loan, to consult with the holder of the F5 Tower Pari Passu Companion Loans (or if the F5 Tower Pari Passu Companion Loans are held in a securitization, the controlling class representative, or the equivalent, of such securitization) on a strictly non-binding basis, to the extent having received such notices, information and reports, the holder of the F5 Tower Pari Passu Companion Loans (or if the F5 Tower Pari Passu Companion Loans are held in a securitization, the controlling class representative, or the equivalent, of such securitization) requests consultation with respect to any such Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report relating to the F5 Tower Whole Loan, and consider alternative actions recommended by the holder of the F5 Tower Pari Passu Companion Loans (or if the F5 Tower Pari Passu Companion Loans are held in a securitization, the controlling class representative, or the equivalent, of such securitization); provided that after the expiration of a period of ten (10) business days from the delivery to the holder of the F5 Tower Pari Passu Companion Loans (or if the F5 Tower Pari Passu Companion Loans are held in a securitization, the controlling class representative, or the equivalent, of such securitization) by the Non-Serviced Master Servicer of written notice of a proposed action, together with copies of the notice, information and report required to be provided to the F5 Tower Directing Holder, the Non-Serviced Master Servicer will no longer be obligated to consult with the holder of the F5 Tower Pari Passu Companion Loan (or if the F5 Tower Pari Passu Companion Loans are held in a securitization, the F5 Tower Directing Holder, or the equivalent, of such securitization), whether or not the holders of the F5 Tower Pari Passu Companion Loans (or if the F5 Tower Pari Passu Companion Loans are held in a securitization, the controlling class representative, or the equivalent, of such securitization) have responded within such ten (10) business day period.

“F5 Tower Control Appraisal Period” means any period, with respect to the F5 Tower Whole Loan, if and for so long as: (a) (1) the sum of the aggregate initial principal balance of the F5 Tower Subordinate Companion Loans minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the F5 Tower Subordinate Companion Loans, (y) any Appraisal Reduction Amount for the F5 Tower Whole Loan that is allocated to the F5 Tower Subordinate Companion Loans and (z) any losses realized with respect to the Mortgaged Property or the F5 Tower Whole Loan that are allocated to the F5 Tower Subordinate Companion Loans, is less than (b) twenty-five percent (25%) of the remainder of the (1) sum of the aggregate initial principal balance of the F5 Tower Subordinate Companion Loan less (2) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the holder of the F5 Tower Subordinate Companion Loans.

Special Servicer Appointment Rights

Pursuant to the terms of the F5 Tower Intercreditor Agreement, the F5 Tower Directing Holder (or its representative) with respect to the F5 Tower Whole Loan will have the right, with or without cause, to replace the Non-Serviced Special Servicer and appoint a replacement special servicer with respect to the F5 Tower Whole Loan.

Sale of Defaulted Mortgage Loan

If the F5 Tower Whole Loan becomes a defaulted mortgage loan under the BBCMS 2020-C6 PSA, and the related Non-Serviced Special Servicer decides to sell the notes included in the BBCMS 2020-C6 securitization, the related Non-Serviced Special Servicer will be required to sell the F5 Tower Mortgage Loan and each related F5 Tower Pari Passu Companion Loan and each related F5 Tower Subordinate Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell the F5 Tower Whole Loan without the consent of each F5 Tower Pari Passu Companion Loan and F5 Tower Subordinate Companion Loan unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the F5 Tower Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Special Servicer in connection with the proposed sale.

Posting of Collateral

The F5 Tower Intercreditor Agreement provides that the holders of the F5 Tower Subordinate Companion Loans, acting unanimously, are entitled to avoid an F5 Tower Control Appraisal Period caused by application of an Appraisal Reduction Amount upon satisfaction of certain conditions, including without limitation: (i) delivery of additional collateral and in the form of either (x) cash collateral for the benefit of, and acceptable, to the Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable or (y) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institutions that meets the rating requirements as described in the F5 Tower Intercreditor Agreement (either (x) or (y), the (“F5 Tower Subordinate Companion Loans Threshold Event Collateral”), and (ii) the F5 Tower Subordinate Companion Loans Threshold Event Collateral is in an amount that, when added to the appraised value of the related Mortgaged Property as determined pursuant to the Pooling and Servicing Agreement, would cause the applicable F5 Tower Control Appraisal Period not to exist.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the largest 15 Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, Annex A-2 and Annex A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 C.F.R. § 229.1125), Schedule AL – Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after the hypothetical Determination Date in January 2020 and ending on the hypothetical Determination Date in February 2020. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

Wells Fargo Bank, National Association, Barclays Capital Real Estate Inc., Rialto Mortgage Finance, LLC, Ladder Capital Finance LLC, BSPRT CMBS Finance, LLC, Argentic Real Estate Finance LLC, JPMorgan Chase Bank, National Association, Societe Generale Financial Corporation, Goldman Sachs Bank USA, JPMorgan Chase Bank, National Association, DBR Investments Co. Limited, Citi Real Estate Funding Inc., BMO Harris Bank N.A. and Basis Real Estate Capital, are referred to in this prospectus as the “originators”. The depositor will acquire the Mortgage Loans from Wells Fargo Bank, National Association, Barclays Capital Real Estate Inc., LMF Commercial, LLC, Ladder Capital Finance LLC, Rialto Real Estate Fund IV – Debt, LP and Argentic Real Estate Finance LLC, on or about February 27, 2020 (the “Closing Date”). Each mortgage loan seller is a “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

Wells Fargo Bank, National Association

General

Wells Fargo Bank, National Association (“Wells Fargo Bank”), a national banking association, is a wholly-owned subsidiary of Wells Fargo & Company (NYSE: WFC). The principal office of Wells Fargo Bank’s commercial mortgage origination division is located at 4150 E 42nd Street, 38th Floor, New York, New York 10017, and its telephone number is (212) 214-7468. Wells Fargo Bank is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Wells Fargo Bank is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC. Wells Fargo Bank is also the successor by merger to Wachovia Bank, National Association (“Wachovia Bank”), which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation. On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company. As a result of this transaction, the depositor, Wachovia Bank and Wells Fargo Securities, LLC became wholly-owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo Bank. On March 20, 2010, Wachovia Bank merged with and into Wells Fargo Bank.

Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program

Prior to its merger with Wachovia Bank, Wells Fargo Bank was an active participant in securitizations of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor in securitizations for which unaffiliated entities acted as depositor. Between the inception of its commercial mortgage securitization program in 1995 and December 2007, Wells Fargo Bank originated approximately 5,360 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $32.4 billion, which were included in approximately 61 securitization transactions.

Prior to its merger into Wells Fargo Bank, one of Wachovia Bank’s primary business lines was the underwriting and origination of mortgage loans secured by commercial or multifamily properties. With its commercial mortgage lending affiliates and predecessors, Wachovia Bank began originating and securitizing commercial mortgage loans in 1995. The total amount of commercial mortgage loans originated and securitized by Wachovia Bank from 1995 through November 2007 was approximately $87.9 billion. Approximately $81.0 billion of such commercial mortgage loans were securitized by an affiliate of Wachovia Bank acting as depositor, and approximately $6.9 billion were securitized by an unaffiliated entity acting as depositor.

Since 2010, and following the merger of Wachovia Bank into Wells Fargo Bank, Wells Fargo Bank has resumed its active participation in the securitization of commercial and multifamily mortgage loans. Wells Fargo Bank originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to the depositor or to an unaffiliated securitization depositor. In coordination with its affiliate, Wells Fargo Securities, LLC, and other underwriters, Wells Fargo Bank works with rating agencies, mortgage loan sellers, subordinated debt purchasers and master servicer in structuring securitizations in which it is a sponsor, a mortgage loan seller and an originator. For the twelve-month period ended December 31, 2019, Wells Fargo Bank securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $7.7 billion. Since the beginning of 2010, Wells Fargo Bank originated approximately 2,321 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $47.6 billion, which were included in 154 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality and self storage properties. Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to commercial and multifamily mortgage loans, Wells Fargo Bank and its affiliates have originated and securitized residential mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank and its affiliates have also served as sponsors, issuers, master servicer, servicers, certificate administrators, custodians and trustees in a wide array of securitization transactions.

Wells Fargo Bank’s Commercial Mortgage Loan Underwriting

General. Wells Fargo Bank’s commercial real estate finance group has the authority, with the approval from the appropriate credit authority, to originate fixed-rate, first lien commercial, multifamily or manufactured housing community mortgage loans for securitization. Wells Fargo Bank’s commercial real estate finance operation is staffed by real estate professionals. Wells Fargo Bank’s loan underwriting group is an integral component of the commercial real estate finance group which also includes groups responsible for loan origination and closing mortgage loans.

Upon receipt of an executed loan application, Wells Fargo Bank’s loan underwriters commence a review of the borrower’s financial condition and creditworthiness and the real property which will secure the loan.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, we cannot assure you that the underwriting of any particular multifamily or commercial mortgage loan will conform to each of the general procedures described in this “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” section. For important information about the circumstances that have affected the underwriting of the mortgage loans in the mortgage pool, see the “Risk Factors” and “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” sections of this prospectus and the other subsections of this “Transaction Parties” section.

If a mortgage loan exhibits any one of the following credit positive characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; and (iv) elements of recourse included in the loan.

Loan Analysis. Generally, Wells Fargo Bank performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements (or, in the case of acquisitions, often only current financial statements), rent rolls, certain leases, third-party credit reports, judgments, liens, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Wells Fargo Bank typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities. The collateral analysis typically includes an analysis of the following, to the extent available and applicable based on property type: historical property operating statements, rent rolls, operating budgets, a projection of future performance, and a review of certain tenant leases. Depending on the type of collateral property and other factors, the credit of key tenants may also be reviewed. Each mortgaged property is generally inspected by a Wells Fargo Bank underwriter or qualified designee. Wells Fargo Bank generally requires third-party appraisals, as well as environmental and property condition reports and, if determined by Wells Fargo Bank to be applicable, seismic reports. Each report is reviewed for acceptability by a staff member of Wells Fargo Bank or a third-party consultant. Generally, the results of these reviews are incorporated into the underwriting report. In some instances, one or more of the procedures may be waived or modified by Wells Fargo Bank if it is determined not to adversely affect the mortgage loans originated by it in any material respect.

Loan Approval. Prior to loan closing, all mortgage loans to be originated by Wells Fargo Bank must be approved by one or more officers of Wells Fargo Bank (depending on loan size), who may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratios and Loan-to-Value Ratios. Generally, the debt service coverage ratios for Wells Fargo Bank mortgage loans will be equal to or greater than 1.20x; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, loan-to-value ratio, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Generally, the loan-to-value ratio for Wells Fargo Bank mortgage loans will be equal to or less than 80%; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the related mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the debt service coverage ratio disclosed in this prospectus with respect to the mortgage loans to be sold to the depositor by Wells Fargo Bank for deposit into the trust fund (the “Wells Fargo Bank Mortgage Loans”).

Additional Debt. When underwriting a multifamily or commercial mortgage loan, Wells Fargo Bank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Wells Fargo Bank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The combined debt service coverage ratios and loan-to-value ratios of a mortgage loan and the related additional debt may be significantly below 1.20x and significantly above 80%, notwithstanding that the mortgage loan by itself may satisfy such guidelines.

Assessments of Property Condition. As part of the underwriting process, Wells Fargo Bank will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Wells Fargo Bank will typically inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals. Wells Fargo Bank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state-certified appraiser, an appraiser belonging to the “Appraisal Institute”, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Wells Fargo Bank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Wells Fargo Bank may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessments. Wells Fargo Bank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Wells Fargo Bank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Wells Fargo Bank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Wells Fargo Bank or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Wells Fargo Bank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments. In connection with the origination process, Wells Fargo Bank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Wells Fargo Bank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. In general, prospective borrowers seeking loans secured by properties located in California or in seismic zones 3 or 4 obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario. This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”), probable loss (“PL”), or scenario expected loss (“SEL”). Generally, any of the mortgage loans as to which the property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost, would either be subject to a lower loan-to-value ratio limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance, or be structured with a degree of recourse to a guarantor.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, Wells Fargo Bank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Wells Fargo Bank will consider whether—

●	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

●	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Wells Fargo Bank to be sufficient to pay off the related mortgage loan in full;

●	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Wells Fargo Bank’s judgment constitute adequate security for the related mortgage loan;

●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

●	to require the related borrower to obtain law and ordinance insurance and/or alternative mitigant is in place.

Escrow Requirements. Generally, Wells Fargo Bank requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Wells Fargo Bank are as follows:

●	Taxes—Typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Wells Fargo Bank with sufficient funds to satisfy all taxes and assessments. Tax escrows may not be required if a property is a single tenant property and the tenant is required to pay taxes directly. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Wells Fargo Bank with sufficient funds to pay all insurance premiums. Insurance escrows may not be required if (i) the borrower maintains a blanket insurance policy, or (ii) the property is a single tenant property (which may include ground leased tenants) and the tenant is required to maintain property insurance. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. Replacement reserves may not be required if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the related mortgage loan, Wells Fargo Bank generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related mortgage loan. Wells Fargo Bank may waive this escrow requirement or adjust the timing to complete repairs under certain circumstances.

●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Tenant Improvement/Lease Commissions may not be required for single tenant properties with leases that extend beyond the loan term or where rent at the mortgaged property is considered below market. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

Furthermore, Wells Fargo Bank may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being addressed. In some cases, Wells Fargo Bank may determine that establishing an escrow or reserve is not warranted in the event of the existence of one or more of the credit positive characteristics discussed above, or given the amounts that would be involved and Wells Fargo Bank’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Co-Originated or Third Party-Originated Mortgage Loans. From time to time, Wells Fargo Bank originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Wells Fargo Bank as the payee. Wells Fargo Bank has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts. The Kings Plaza Mortgage Loan (8.6%) is part of a Whole Loan that was co-originated by Wells Fargo Bank, JPMorgan Chase Bank, N.A. and Societe Generale Financial Corporation. The 1633 Broadway Mortgage Loan (7.3%) is part of a Whole Loan that was co-originated by Wells Fargo Bank, JPMorgan Chase Bank, N.A., Goldman Sachs Bank USA and DBR Investments Co. Limited. From time to time, Wells Fargo Bank acquires mortgage loans originated by third parties and deposits such mortgage loans into securitization trusts. None of the Wells Fargo Bank Mortgage Loans included in this securitization was originated by a third party.

Exceptions. One or more of Wells Fargo Bank’s Mortgage Loans may vary from the specific Wells Fargo Bank’s underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of Wells Fargo Bank’s Mortgage Loans, Wells Fargo Bank or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. For any material exceptions to Wells Fargo Bank’s underwriting guidelines described above in respect of the Wells Fargo Bank Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor

Overview. Wells Fargo Bank, in its capacity as the sponsor of the Wells Fargo Bank Mortgage Loans, has conducted a review of the Wells Fargo Bank Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Wells Fargo Bank Mortgage Loans is accurate in all material respects. Wells Fargo Bank determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Wells Fargo Bank Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of Wells Fargo Bank (collectively, the “Wells Fargo Bank Deal Team”) with the assistance of certain third parties. Wells Fargo Bank has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Mortgage Loans that it is selling to the depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Wells Fargo Bank Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were solely relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of the Wells Fargo Bank Deal Team created a database of loan-level and property-level information relating to each Wells Fargo Bank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third-party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by Wells Fargo Bank during the underwriting process. Prior to securitization of each Wells Fargo Bank Mortgage Loan, the Wells Fargo Bank Deal Team may have updated the information in the database with respect to such Wells Fargo Bank Mortgage Loan based on current information provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Wells Fargo Bank Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “Wells Fargo Bank Data Tape”) containing detailed information regarding each Wells Fargo Bank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Wells Fargo Bank Data Tape was used by the Wells Fargo Bank Deal Team to provide the numerical information regarding the Wells Fargo Bank Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor, on behalf of Wells Fargo Bank, engaged a third-party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by Wells Fargo Bank relating to information in this prospectus regarding the Wells Fargo Bank Mortgage Loans. These procedures included:

●	comparing the information in the Wells Fargo Bank Data Tape against various source documents provided by Wells Fargo Bank;

●	comparing numerical information regarding the Wells Fargo Bank Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Wells Fargo Bank Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Wells Fargo Bank Mortgage Loans disclosed in this prospectus.

Legal Review. In anticipation of the securitization of each Wells Fargo Bank Mortgage Loan, mortgage loan seller counsel promulgated a form of legal summary to be completed by origination counsel that, among other things, set forth certain material terms and property diligence information, and elicited information concerning potentially outlying attributes of the mortgage loan as well as any related mitigating considerations. Mortgage loan seller’s counsel reviewed the legal summaries for each Wells Fargo Bank Mortgage Loan, together with pertinent parts of the Mortgage Loan documentation and property diligence materials, in connection with preparing or corroborating the accuracy of certain loan disclosure in this prospectus. In addition, mortgage loan seller’s counsel reviewed Wells Fargo Bank’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the Wells Fargo Bank Mortgage Loans. Such assistance included, among other things, a review of a due diligence questionnaire completed by the Wells Fargo Bank Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each Wells Fargo Bank Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Mortgage loan seller’s counsel or securitization counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex A-3, based on their respective reviews of pertinent sections of the related mortgage loan documents and other loan information.

Other Review Procedures. Prior to securitization, Wells Fargo Bank confirmed with the related servicers for the Wells Fargo Bank Mortgage Loans that, to the best of such servicers’ knowledge and except as previously identified, material events concerning the related Mortgage Loan, the Mortgaged Property and the borrower and guarantor had not occurred since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property, borrower or guarantor, or notice of non-compliance with environmental laws; (v) bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property; and (vi) any existing or incipient material defaults.

The Wells Fargo Bank Deal Team also consulted with Wells Fargo Bank personnel responsible for the origination of the Wells Fargo Bank Mortgage Loans to confirm that the Wells Fargo Bank Mortgage Loans were originated in compliance with the origination and underwriting criteria described above under “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting,” as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Findings and Conclusions. Wells Fargo Bank found and concluded with reasonable assurance that the disclosure regarding the Wells Fargo Bank Mortgage Loans in this prospectus is accurate in all material respects. Wells Fargo Bank also found and concluded with reasonable assurance that the Wells Fargo Bank Mortgage Loans were originated in accordance with Wells Fargo Bank’s origination procedures and underwriting criteria, except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Review Procedures in the Event of a Mortgage Loan Substitution. Wells Fargo Bank will perform a review of any Wells Fargo Bank Mortgage Loan that it elects to substitute for a Wells Fargo Bank Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Wells Fargo Bank, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “Qualification Criteria”). Wells Fargo Bank may engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Wells Fargo Bank and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Wells Fargo Bank to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

The transaction documents for certain prior transactions in which Wells Fargo Bank securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by Wells Fargo Bank (or a predecessor), which activity occurred during the period from October 1, 2016 to September 30, 2019 (the “Rule 15Ga-1 Reporting Period”) or is still outstanding.

Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator(2)(3)			Assets That Were Subject of Demand(3)(4)			Assets That Were Repurchased or Replaced(3)(4)(5)			Assets Pending Repurchase or Replacement (within cure period)(4)(6)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)
Asset Class Commercial Mortgages(1)

Wells Fargo Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates, Series 2015-NXS2	X	Natixis Real Estate Capital LLC(10)	39	503,900,454.00	55.11	1	23,000,000.00	2.52	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	22,585,957.00	2.55	0	0.00	0.00
CIK #: 0001643873		Wells Fargo Bank, National Association	14	293,066,224.00	32.05	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Silverpeak Real Estate Finance LLC	10	117,394,863.00	12.84	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			63	914,361,541.00	100.00	1	23,000,000.00	2.52	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	22,585,957.00	2.55	0	0.00	0.00

WFRBS Commercial Mortgage Trust 2014-C22, Commercial Mortgage Pass-Through Certificates, Series 2014-C22	X	Wells Fargo Bank, National Association	34	660,152,359.00	44.38	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 1616666		The Royal Bank of Scotland	18	311,373,307.00	20.93	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		LMF Commercial, LLC	21	158,381,467.00	10.65	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Prudential Mortgage Capital Company, LLC	9	109,719,609.00	7.38	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		NCB, FSB	20	67,614,088.00	4.55	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		C-III Commercial Mortgage LLC	17	63,291,423.00	4.25	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Basis Real Estate Capital II, LLC(11)	6	58,594,540.00	3.94	1	16,160,000.00	1.09	0	0.00	0.00	0	0.00	0.00	1	15,348,545.00	1.14	0	0.00	0.00	1	15,348,545.00	1.14
		Walker & Dunlop Commercial Property Funding I WF, LLC	4	58,473,000.00	3.93	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			129	1,487,599,794.00	100.00	1	16,160,000.00	1.09	0	0.00	0.00	0	0.00	0.00	1	15,348,545.00	1.14	0	0.00	0.00	1	15,348,545.00	1.14

FRESB 2018-SB48 Mortgage Trust, Multifamily Mortgage Pass-Through Certificates, Series 2018-SB48		Federal Home Loan Mortgage Corporation(12)	236	559,359,841.00	100.00	4	7,228,000.00	1.29	0	0.00	0.00	0	0.00	0.00	4	7,228,000.00	1.29	0	0.00	0.00	4	7,228,000.00	1.29

Issuing Entity Subtotal			236	559,359,841.00	100.00	4	7,228,000.00	1.29	0	0.00	0.00	0	0.00	0.00	4	7,228,000.00	1.29	0	0.00	0.00	4	7,228,000.00	1.29

Commercial Mortgages Asset Class Total			428	2,961,321,176.00		6	46,388,000.00		0	0.00		0	0.00		5	22,576,545.00		1	22,585,957.00		5	22,576,545.00

(1)	In connection with the preparation of this table, Wells Fargo Bank undertook the following steps to gather the information required by Rule 15Ga-1 (“Rule 15Ga-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (i) identifying all asset-backed securities transactions in which Wells Fargo Bank (or a predecessor) acted as a securitizer, (ii) performing a diligent search of the records of Wells Fargo Bank and the records of affiliates of Wells Fargo Bank that acted as securitizers in transactions of commercial mortgage loans for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for breach of a representation or warranty with respect to any relevant transaction. In this effort, Wells Fargo Bank made written requests of all trustees and unaffiliated co-sponsors of applicable commercial mortgage-backed securities transactions. Wells Fargo Bank followed up written requests made of Demand Entities as it deemed appropriate.

The repurchase activity reported herein is described in terms of a particular loan’s status as of the last day of the Rule 15Ga-1 Reporting Period. (For columns j-x)

(2)	“Originator” generally refers to the party identified in securities offering materials at the time of issuance for purposes of meeting applicable SEC disclosure requirements. (For columns d-f)

(3)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the date of the closing of the related securitization. (For columns d-l)

(4)	Includes only new demands received during the Rule 15Ga-1 Reporting Period. (For columns g-i)

In the event demands were received prior to the Rule 15Ga-1 Reporting Period, but activity occurred with respect to one or more loans during the Rule 15Ga-1 Reporting Period, such activity is being reported as assets pending repurchase or replacement within the cure period (columns m/n/o) or as demands in dispute (columns p/q/r), as applicable, until the earlier of the reporting of (i) the repurchase or replacement of such asset (columns j/k/l), (ii) the withdrawal of such demand (columns s/t/u), or (iii) the rejection of such demand (columns v/w/x), as applicable.

(5)	Includes assets for which a reimbursement payment is in process and where the asset has been otherwise liquidated by or on behalf of the issuing entity at the time of initiation of such reimbursement process. Where an underlying asset has paid off or otherwise been liquidated by or on behalf of the issuing entity (other than via a repurchase by the obligated party) during the Rule 15Ga-1 Reporting Period, the corresponding principal balance utilized in calculating columns (g) through (x) will be zero. (For columns j-l)

(6)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the last day of the Rule 15Ga-1 Reporting Period. (For columns m-x)

(7)	Includes assets that are subject to a demand and within the cure period. (For columns m-o)

(8)	Includes assets pending repurchase or replacement outside of the cure period. (For columns p-r)

(9)	Includes assets for which a reimbursement payment is in process, and where the asset has not been repurchased or replaced and remains in the transaction. Also includes assets for which the requesting party rescinds or retracts the demand in writing. (For columns s-u)

(10)	Rialto Capital Advisors, LLC, as special servicer for Loan #8 88 Hamilton Avenue (in such capacity, the “NXS2 Special Servicer”), claimed in a letter dated March 16, 2016, that NREC breached the representations and warranties made in the related mortgage loan purchase agreement due to the existence of a prior $4,000,000 mortgage on the related mortgaged property. On March 31, 2016, NREC rejected the claim for breach of representation or warranty and noted that a title insurance policy was obtained from Chicago Title Insurance Company, which insures the first lien status of such loan. The NXS2 Special Servicer withdrew its repurchase demand on August 15, 2017.

(11)	CWCapital Asset Management LLC, as special servicer for Loan No. 22, Alpha Health Center, claimed in a letter dated December 19, 2017, that Basis Real Estate Capital II, LLC (“Basis”) breached the representations and warranties made in the related mortgage loan purchase agreement due to the existence of a lawsuit that was filed against the sponsor of 300 E. Pulaski, LLC (the “Borrower”). On February 7, 2018, Basis rejected the claim for breach of representation or warranty for several reasons including (i) the lawsuit was filed after Basis had already conducted its due diligence on the Borrower and the sponsor of the Borrower and (ii) the lawsuit in question was served on the sponsor of the Borrower after Basis had originated the Alpha Health Center Loan. Basis has requested that the special servicer rescind its repurchase demand.

(12)	LNR Partners, LLC, as special servicer for Loan No. 57 (4611 S. Drexel), Loan No. 137 (6217 S. Dorchester), Loan No. 179 (6250 S. Mozart), and Loan No. 218 (7255 S. Euclid) claimed in a letter dated September 12, 2019 that Federal Home Loan Mortgage Corporation (“Freddie Mac”, as the mortgage loan seller) breached the representations and warranties made in the related mortgage loan purchase agreement due to an August 18, 2018, securities fraud complaint filed by the SEC against the sponsor of the borrowers of each of the loans. The repurchase request asserts that there have been challenges to the related trust’s lien priority of the loans in the pending SEC receivership proceeding and that title insurance has been denied. On September 24, 2019, Freddie Mac rejected the claim for breach of representation or warranty for several reasons including (i) the priority of the trust’s liens related to the loans remain in dispute and subject to adjudication and (ii) the title insurer has not declined coverage, and, therefore, no defect in any title policy has been established.

The information for Wells Fargo Bank as a securitizer of CRE Loans required to be set forth in a Form ABS 15G for the quarterly reporting period from July 1, 2019 through September 30, 2019 was set forth in (i) a Form ABS-15G filed by Wells Fargo Bank with the SEC on November 12, 2019, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor but Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was not the depositor, and (ii) a Form ABS-15G filed by Wells Fargo Commercial Mortgage Securities, Inc. with the SEC on November 12, 2019, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor and Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was the depositor. Such Forms ABS-15G are available electronically through the SEC’s EDGAR system. The Central Index Key number of Wells Fargo Bank is 0000740906. The Central Index Key number of Wells Fargo Commercial Mortgage Securities, Inc. is 0000850779.

Retained Interests in This Securitization

As of the Closing Date, neither Wells Fargo Bank nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Wells Fargo Bank or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—Wells Fargo Bank, National Association” has been provided by Wells Fargo Bank.

Barclays Capital Real Estate Inc.

General

Barclays Capital Real Estate Inc., a Delaware corporation (“Barclays”), a sponsor and a mortgage loan seller, is an affiliate of Barclays Capital Inc., one of the underwriters. Barclays is an indirect subsidiary of Barclays Capital Holdings Inc., a Delaware corporation (“Barclays Holdings”). The principal offices of Barclays in the United States are located at 745 Seventh Avenue, New York, New York 10019, telephone number (212) 412-4000.

Barclays’ Securitization Program

As a sponsor, Barclays originates or acquires mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor who in turn transfers those mortgage loans to the issuing entity. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria. Barclays’ role also includes leading and participating in the selection of third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies. In coordination with the underwriters for the related offering, Barclays works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

Barclays was engaged in commercial mortgage loan securitization in the United States from 2004 through 2008 and reengaged in commercial mortgage loan securitization in the United States in 2018. Certain affiliates of Barclays have been engaged in commercial mortgage loan securitization in the United States since 2011. The vast majority of commercial mortgage loans originated by Barclays are intended to be either sold through securitization transactions in which Barclays acts as a sponsor or sold to third parties in individual loan sale transactions. The following is a general description of the types of commercial mortgage loans that Barclays originates for securitization:

●	Fixed rate mortgage loans generally having maturities between five and ten years and secured by commercial real estate such as office, retail, hospitality, multifamily, manufactured housing, healthcare, self-storage and industrial properties. These loans are primarily originated for the purpose of securitization.

●	Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties. These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.

●	Subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization and are sold in individual loan sale transactions.

In general, Barclays does not hold the loans it originates until maturity.

Neither Barclays nor any of its affiliates act as servicer of the commercial mortgage loans in its securitization transactions. Instead, Barclays contracts with other entities to service the mortgage loans in the securitization transactions.

Barclays commenced selling commercial mortgage loans into U.S. securitizations in 2004. During the period commencing in 2004 and ending on December 31, 2019, Barclays or its affiliates were the loan sellers in approximately 134 commercial mortgage-backed securitization transactions. Approximately $37.8 billion of the mortgage loans included in those transactions were originated or acquired by Barclays.

The following table sets forth information with respect to originations and securitizations of fixed rate and floating rate commercial and multifamily mortgage loans by Barclays or its affiliates for the years ending on December 31, 2007, 2008, 2009, 2010, 2011, 2012, 2013, 2014, 2015, 2016, 2017, 2018 and through December 31, 2019.

Fixed and Floating Rate Commercial Loans

Year	Aggregate Principal Balance of Fixed and Floating Rate Loans Securitized in CMBS by Barclays or its Affiliates (as loan seller) (approximate)
2019	$4,983,162,802
2018	$3,937,789,900
2017	$4,971,606,254
2016	$3,031,242,500
2015	$5,276,099,519
2014	$3,351,106,750
2013	$2,723,393,594
2012	$2,056,096,250
2011	$0
2010	$0
2009	$0
2008	$196,399,012
2007	$2,470,879,020

Review of Barclays Mortgage Loans

Overview. Barclays has conducted a review of the mortgage loans for which Barclays is a sponsor in this securitization (the “Barclays Mortgage Loans”) in connection with the securitization described in this prospectus. The review of the Barclays Mortgage Loans was performed by a team comprised of real estate and securitization professionals at Barclays’ offices (the “Barclays Review Team”). The review procedures described below were employed with respect to all of the Barclays Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Barclays Review Team created a database of loan-level and property-level information relating to each Barclays Mortgage Loan. The database was compiled from, among other sources, the related loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Barclays Review Team during the underwriting process. After origination of each Barclays Mortgage Loan, the Barclays Review Team updated the information in the database with respect to such Barclays Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Barclays Review Team.

A data tape (the “Barclays Data Tape”) containing detailed information regarding each Barclays Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Barclays Data Tape was used to provide the numerical information regarding the Barclays Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor, on behalf of Barclays, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by Barclays, relating to information in this prospectus regarding the Barclays Mortgage Loans. These procedures included:

●	comparing the information in the Barclays Data Tape against various source documents provided by Barclays that are described above under “—Database”;

●	comparing numerical information regarding the Barclays Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Barclays Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Barclays Mortgage Loans disclosed in this prospectus.

Legal Review. Barclays and the other originators of the Barclays Mortgage Loans engaged various law firms to conduct certain legal reviews of the Barclays Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each Barclays Mortgage Loan, Barclays’ and the other originators’ origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Barclays’ and the other originators’ origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Barclays Mortgage Loans. Such assistance included, among other things, (i) a review of Barclays’ asset summary reports for each Barclays Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the Barclays Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Barclays Review Team of a due diligence questionnaire relating to the Barclays Mortgage Loans, and (iv) the review of certain loan documents with respect to the Barclays Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation of which Barclays was aware at the origination of any Barclays Mortgage Loan, Barclays requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Barclays Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the Barclays Mortgage Loans to determine whether any Barclays Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Barclays’ Underwriting Guidelines and Processes—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, Barclays determined that the disclosure regarding the Barclays Mortgage Loans in this prospectus is accurate in all material respects. Barclays also determined that the Barclays Mortgage Loans were originated in accordance with Barclays’ origination procedures and underwriting criteria, except as described under “—Barclays’ Underwriting Guidelines and Processes—Exceptions” below. Barclays attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. Barclays will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Barclays, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (“Barclays’ Qualification Criteria”). Barclays will engage a third party accounting firm to compare the Barclays’ Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Barclays and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Barclays to render any tax opinion required in connection with the substitution.

Barclays’ Underwriting Guidelines and Processes

After review and participation in the pre-closing due diligence and closing process by Barclays, each of the Barclays Mortgage Loans was generally originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines. For additional information with respect to exceptions to the underwriting guidelines, see “—Exceptions” below. Barclays originates mortgage loans principally for securitization.

General. Barclays originates commercial mortgage loans from its headquarters in New York and its West Coast office. Barclays may use table funding arrangements through third party origination platforms that have origination offices in additional locations. Bankers at Barclays and at any table funded lenders focus on sourcing, structuring, underwriting and performing due diligence on their loans. Structured finance bankers work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria. All mortgage loans, including any originated by table funded lenders, must be approved by Barclays’ credit department, as described below under “—Loan Approval”.

Loan Analysis. Generally, Barclays performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of anti-money laundering or OFAC checks, as well as background checks and the analysis of its loan sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance loan underwriter. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to reduce the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $20 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans originated or table funded by Barclays must be approved by a credit committee. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. Barclays’ underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. A loan-to-value ratio, generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate, is considered. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Barclays may vary from these guidelines.

Escrow Requirements. Generally, Barclays requires most borrowers to fund escrows for expenses such as taxes and insurance, capital expenses and replacement reserves, in some cases upon the occurrence of a trigger event. In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender. Generally, the required escrows for mortgage loans originated or acquired by Barclays are as follows (see Annex A-1 for instances in which reserves were not taken):

●	Taxes – Typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. Barclays may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where there is a low loan-to-value ratio or (iv) any Escrow/Reserve Mitigating Circumstances.

●	Insurance – If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade or creditworthy tenant is responsible for paying all insurance premiums, (iv) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property),(v) where there is a low loan-to-value ratio or (vi) any Escrow/Reserve Mitigating Circumstances.

●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. Barclays relies on information provided by an independent engineer to make this determination. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade or creditworthy tenant is responsible for replacements under the terms of its lease, (ii) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property), (iii) where there is institutional sponsorship or a high net worth individual, (iv) where there is a low loan-to-value ratio or (v) any Escrow/Reserve Mitigating Circumstances.

●	Completion Repair/Environmental Remediation – Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Barclays generally requires that at least 100% – 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade or creditworthy party has agreed to take responsibility, and pay, for any required repair or remediation, (iii) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant is responsible for the repairs, (iv) the amount recommended is less than $50,000, (v) a repair or replacement item that does not materially impact the function, performance or value of the property or (vi) any Escrow/Reserve Mitigating Circumstances.

●	Tenant Improvement/Lease Commissions – In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the Mortgaged Property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated,(v) where there is a low loan-to-value ratio or (vi) any Escrow/Reserve Mitigating Circumstances.

●	For certain mortgage loans, Barclays requires reserves only upon the occurrence of certain trigger events, such as debt service coverage ratios or tenant-specific tests or occurrences.

●	Other Factors – Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Barclays may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) Barclays’ evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) Barclays has structured springing escrows that arise for identified risks, (v) Barclays has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) Barclays believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Servicing. Interim servicing for all loans originated or acquired by Barclays prior to securitization is typically performed by Wells Fargo Bank, National Association.

Exceptions. Notwithstanding the discussion under “—Barclays’ Underwriting Guidelines and Process” above, one or more of the Barclays Mortgage Loans may vary from, or do not comply with, Barclays underwriting guidelines described above. In addition, in the case of one or more of the Barclays Mortgage Loans, Barclays may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors. For any material exceptions to Barclays’ underwriting guidelines described above in respect of the Barclays Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Compliance with Rule 15Ga-1 under the Exchange Act

Barclays has most recently filed a Form ABS-15G on November 7, 2019 in connection with it being a securitizer of certain types of mortgage loans. Barclays’ Central Index Key is 0001549574. It has no history of repurchases or repurchase requests required to be reported by Barclays under Rule 15Ga-1 under the Exchange Act, as amended, with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations.

Retained Interests in This Securitization

As of the Closing Date, neither Barclays nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Barclays or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such certificates at any time.

Neither Barclays nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against Barclays for any losses or other claims in connection with the certificates or the mortgage loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by Barclays in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements”. Barclays Holdings will agree to repurchase or substitute Barclays Mortgage Loans with material document defects or material breaches of representations and warranties to the same extent as Barclays. Notwithstanding the existence of any such agreement, no assurance can be provided that Barclays or Barclays Holdings will have the financial ability to effect or cause any such repurchase or substitution and no other entity will be responsible for doing so if Barclays and Barclays Holdings fail with respect to such obligations.

From time to time, Barclays is engaged in various legal and/or regulatory matters, which may include legal proceedings by or against Barclays, enquiries and examinations, requests for information, audits, investigations and legal and other proceedings by regulators, governmental and other public bodies in connection with areas of banking and business activities in which Barclays is or has been engaged.

The information set forth under “—Barclays Capital Real Estate Inc.” has been provided by Barclays.

LMF Commercial, LLC

General

LMF Commercial, LLC, formerly known as Rialto Mortgage Finance, LLC, a Delaware limited liability company formed in April 2013 (“LMF”), is wholly-owned by Lennar Corporation (“Lennar”). The executive offices of LMF are located at 590 Madison Avenue, 9th Floor, New York, New York 10022.

Wells Fargo Bank is the purchaser under a repurchase agreement with LMF Commercial, LLC or with a wholly-owned subsidiary or other affiliate of the subject mortgage loan seller for the purpose of providing short-term warehousing of mortgage loans originated or acquired by each such mortgage loan seller and/or its respective affiliates. In the case of the repurchase facility provided to LMF Commercial, LLC, Wells Fargo Bank has agreed to purchase mortgage loans from LMF Commercial, LLC on a revolving basis. The dollar amount of the mortgage loans that are expected to be subject to the repurchase facility that will be sold by LMF Commercial, LLC to the depositor in connection with this securitization transaction is projected to equal, as of the Cut-off Date, approximately $167,092,366. Proceeds received by LMF Commercial, LLC in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank each of the mortgage loans subject to that repurchase facility that are to be sold by LMF Commercial, LLC to the depositor in connection with this securitization transaction, which mortgage loans will be transferred to the depositor free and clear of any liens.

In addition, Wells Fargo Bank is the interim custodian with respect to the loan files for all of the LMF Mortgage Loans.

LMF’s Mortgage’s Securitization Program

As a sponsor and mortgage loan seller, LMF originates and acquires commercial real estate mortgage loans with a general focus on stabilized income-producing properties. All of the Mortgage Loans being sold to the depositor by LMF (the “LMF Mortgage Loans”) were originated, co-originated or acquired from an unaffiliated third party by LMF. This is the seventy-third (73rd) commercial real estate debt investment securitization to which LMF is contributing commercial real estate debt investments. The commercial real estate debt investments originated and acquired by LMF may include mortgage loans, mezzanine loans, B notes, participation interests, rake bonds, subordinate mortgage loans and preferred equity investments. LMF securitized approximately $712 million, $1.49 billion, $2.41 billion, $1.93 billion, $1.66 billion, $1.32 billion and $1.54 billion of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2013, 2014, 2015, 2016, 2017, 2018 and 2019, respectively.

Neither LMF nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against LMF for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of representations and warranties made by LMF in the applicable MLPA as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

LMF’s Underwriting Standards and Loan Analysis

Each of the Mortgage Loans originated or acquired by LMF was generally originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines.

Loan Analysis. Generally, LMF performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance credit officer of LMF. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single-purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $30 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans must be approved by a credit committee that includes two officers of LMF and one officer of Lennar. If deemed appropriate, a member of the real estate team will visit the subject property. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Property Analysis. Prior to origination of a loan, LMF typically performs, or causes to be performed, site inspections at each property. Depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan-to-Value Ratio. LMF typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. The loan-to-value ratio of the mortgage loan is generally based on the “as-is” value set forth in the appraisal. In certain cases, an updated appraisal is obtained.

Debt Service Coverage Ratio. In connection with the origination of an asset, LMF will analyze whether cash flow expected to be derived from the related real property will be sufficient to make the required payments under that transaction over its expected term, taking into account, among other things, revenues and expenses for, and other debt currently secured directly or indirectly by, or that in the future may be secured directly or indirectly by, the related real property. The debt service coverage ratio is an important measure of the likelihood of default on a particular asset. In general, the debt service coverage ratio at any given time is the ratio of—

●	the amount of income, net of expenses and required reserves, derived or expected to be derived from the related real property for a given period, to

●	the scheduled payments of principal and interest during that given period on the subject asset and any other loans that are secured by liens of senior or equal priority on, or otherwise have a senior or equal entitlement to be repaid from the income generated by, the related real property.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. Accordingly, based on such subjective assumptions and analysis, we cannot assure you that the underwriting analysis of any particular asset will conform to the foregoing in every respect or to any similar analysis which may be performed by other persons or entities. For example, when calculating the debt service coverage ratio for a particular asset, LMF may utilize net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy. There is no assurance that such assumptions made with respect to any asset or the related real property will, in fact, be consistent with actual property performance.

Generally, the debt service coverage ratio for assets originated by LMF, calculated as described above, will be subject to a minimum standard at origination (generally equal to or greater than 1.20x); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, the associated loan-to-value ratio (as described below), reserves or other factors. For example, LMF may originate an asset with a debt service coverage ratio below the minimum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, LMF’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Loan-to-Value Ratio. LMF also looks at the loan-to-value ratio of a prospective investment related to multi-family or commercial real estate as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of an asset related to multi-family or commercial real estate at any given time is the ratio, expressed as a percentage, of:

●	the then-outstanding principal balance of the asset and any other loans that are secured (directly or indirectly) by liens of senior or equal priority on the related real property, to

●	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for assets originated by LMF, calculated as described above, will be subject to a maximum standard at origination (generally less than or equal to 80%); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, debt service coverage, reserves or other factors. For example, LMF may originate a multifamily or commercial real estate loan with a loan-to-value ratio above the maximum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, LMF’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Additional Debt. When underwriting an asset, LMF will take into account whether the related real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject asset. It is possible that LMF or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it for investment or future sale.

The debt service coverage ratios at origination described above under “—Debt Service Coverage Ratio” and the loan-to-value ratios at origination described above under “—Loan-to-Value Ratio” may be significantly below the minimum standard and/or significantly above the maximum standard, respectively, when calculated taking into account the existence of additional debt secured directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition. As part of the origination and underwriting process, LMF will analyze the condition of the real property for a prospective asset. To aid in that analysis, LMF may, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property reports described below.

Appraisal Report. LMF will in most cases obtain an appraisal or an update of an existing appraisal from an independent appraiser that is state-certified, belonging to the Appraisal

Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. The appraisal reports are conducted in accordance with the Uniform Standards of Professional Appraisal Practices and the appraisal report (or a separate letter accompanying the report) will include a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, were followed in preparing the appraisal report.

Environmental Report. LMF requires that an environmental consultant prepare a Phase I environmental report or that an update of a prior environmental report, a transaction screen or a desktop review is prepared with respect to the real property related to the asset. Alternatively, LMF may forego an environmental report in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Depending on the findings of the initial environmental report, LMF may require additional record searches or environmental testing, such as a Phase II environmental report with respect to the subject real property. In certain cases where an environmental report discloses the existence of, or potential for, adverse environmental conditions, including as a result of the activities of identified tenants, adjacent property owners or previous owners of the subject real property, the related borrower may be required to establish operations and maintenance plans, monitor the real property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or environmental insurance policies.

Engineering Report. LMF generally requires that an engineering firm inspect the real property related to the asset to assess and prepare a report regarding the structure, exterior walls, roofing, interior structure, mechanical systems and/or electrical systems. In some cases, engineering reports are based on, and limited to, information available through visual inspection. LMF will consider the engineering report in connection with determining whether to address any recommended repairs, corrections or replacements in connection with origination and whether any identified deferred maintenance should be addressed in connection with origination. In some cases, LMF uses conclusions in the engineering reports in connection with making a determination about the necessity for escrows related to repairs and the continued maintenance of the real property.

Seismic Report. If the real property related to an asset consists of improvements located in seismic zones 3 or 4, LMF generally requires a seismic report from an engineering firm to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. Generally, if a seismic report concludes that the related real property is estimated to have a probable maximum loss or scenario expected loss in excess of 20%, LMF may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price.

Zoning and Building Code Compliance. In connection with the origination of an asset related to multifamily or commercial real estate, LMF will generally obtain one or more of the following to consider whether the use and occupancy of the related real property is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property: zoning reports, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. In cases where the real property constitutes a legal nonconforming use or structure, LMF may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) the real property, if permitted to be repaired or restored in conformity with current law, would in LMF’s judgment constitute adequate security, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring, (iv) a variance or other similar change in applicable zoning restrictions is potentially available, or the applicable governing entity is unlikely to enforce the related limitations, (v) casualty insurance proceeds together with the value of any additional collateral are expected to be available in an amount estimated by LMF to be sufficient to pay off all relevant indebtedness in full, and/or (vi) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on its analysis of the related real property, the borrower and the principals of the borrower, LMF may require a borrower to fund various escrows for taxes, insurance, capital expenses, replacement reserves, re-tenanting reserves, environmental remediation and/or other matters. LMF conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the underlying documents for some assets do not contain provisions requiring the establishment of escrows and reserves, or only require the establishment of escrows and reserves in limited amounts and/or circumstances. Furthermore, where escrows or reserves are required, LMF may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, LMF may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and LMF’s evaluation of the ability of the real property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Notwithstanding the foregoing discussion, LMF may originate or acquire, and may have originated or acquired, real estate related loans and other investments that vary from, or do not comply with, LMF’s underwriting guidelines as described herein and/or such underwriting guidelines may not have been in place or may have been in place in a modified version at the time LMF or its affiliates originated or acquired certain assets. In addition, in some cases, LMF may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

Exceptions. Notwithstanding the discussion under “—LMF’s Underwriting Standards and Loan Analysis” above, one or more of the LMF Mortgage Loans may vary from, or not comply with, LMF’s underwriting policies and guidelines described above. In addition, in the case of one or more of the LMF Mortgage Loans, LMF or another originator may not have strictly applied the underwriting policies and guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors. None of the LMF Mortgage Loans were originated with any material exceptions to LMF’s underwriting policies, guidelines and procedures described above.

Review of Mortgage Loans for Which LMF is the Sponsor

Overview. LMF has conducted a review of each of the LMF Mortgage Loans. This review was performed by a team comprised of real estate and securitization professionals who are employees of LMF or one or more of its affiliates (the “LMF Review Team”). The review procedures described below were employed with respect to the LMF Mortgage Loans. No sampling procedures were used in the review process. LMF is the mortgage loan seller with respect to seventeen (17) Mortgage Loans.

Set forth below is a discussion of certain current general guidelines of LMF generally applicable with respect to LMF’s underwriting analysis of multi-family and commercial real estate properties which serve as the direct or indirect source of repayment for commercial real estate debt originated by LMF. All or a portion of the underwriting guidelines described below may not be applied exactly as described below at the time a particular asset is originated by LMF.

Database. To prepare for securitization, members of the LMF Review Team reviewed a database of loan-level and property-level information relating to the LMF Mortgage Loans. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the LMF Review Team during the underwriting process. Prior to securitization of the LMF Mortgage Loans, the LMF Review Team may have updated the information in the database with respect to the LMF Mortgage Loans based on updates provided by the related servicer which may include information relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the LMF Review Team, to the extent such updates were provided to, and deemed material by, the LMF Review Team. Such updates, if any, were not intended to be, and do not serve as, a re-underwriting of the LMF Mortgage Loans. A data tape (the “LMF Data Tape”) containing detailed information regarding the LMF Mortgage Loans was created from the information in the database referred to above. The LMF Data Tape was used to provide the numerical information regarding the LMF Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor, on behalf of LMF, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed or provided by LMF and relating to information in this prospectus regarding the LMF Mortgage Loans. These procedures included:

●	comparing the information in the LMF Data Tape against various source documents provided by LMF;

●	comparing numerical information regarding the LMF Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the LMF Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the LMF Mortgage Loans disclosed in this prospectus.

Legal Review. LMF engaged legal counsel to conduct certain legal reviews of the LMF Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization described in this prospectus, LMF’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. LMF’s origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the LMF Mortgage Loans. Such assistance included, among other things, (i) a review of certain of LMF’s asset summary reports, (ii) the review of the representations and warranties and exception reports referred to above relating to the LMF Mortgage Loans prepared by origination counsel, (iii) the review of, and assistance in the completion by the LMF Review Team of, a due diligence questionnaire relating to the LMF Mortgage Loans and (iv) the review of certain provisions in loan documents with respect to the LMF Mortgage Loans.

Other Review Procedures. The LMF Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed each LMF Mortgage Loan to determine whether it materially deviated from the underwriting guidelines set forth under “—LMF’s Underwriting Standards and Loan Analysis” above.

Findings and Conclusions. Based on the foregoing review procedures, LMF determined that the disclosure regarding the LMF Mortgage Loans in this prospectus is accurate in all material respects. LMF also determined that the LMF Mortgage Loans were not originated with any material exceptions from LMF’s underwriting guidelines and procedures, except as described above under “—LMF’s Underwriting Standards and Loan Analysis—Exceptions” above. LMF attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. LMF will perform a review of any LMF Mortgage Loan that it elects to substitute for a LMF Mortgage Loan in the pool in connection with material breach of a representation or warranty or a material document defect. LMF, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “Qualification Criteria”). LMF will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by LMF and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by LMF to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

LMF most recently filed a Form ABS-15G on February 6, 2020. LMF’s Central Index Key number is 0001592182. With respect to the period from and including October 1, 2016 to and including September 30, 2019, LMF does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

As of the Closing Date, neither LMF nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, LMF or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—LMF Commercial, LLC” has been provided by LMF.

Ladder Capital Finance LLC

General

Ladder Capital Finance LLC (“LCF”) is a sponsor of, and a seller of certain Mortgage Loans (the “LCF Mortgage Loans”) into, the securitization described in this prospectus. LCF is a limited liability company organized under the laws of the State of Delaware and an indirect subsidiary of Ladder Capital Finance Holdings LLLP (“Ladder Holdings”), a limited liability limited partnership organized under the laws of the State of Delaware. Series TRS of Ladder Capital Finance Holdings LLLP (“TRS LLLP”) and Series REIT of Ladder Capital Finance Holdings LLLP (“REIT LLLP”) are each a Delaware series of Ladder Holdings. Ladder Capital Corp. (NYSE: LADR) holds a controlling interest in Ladder Holdings.

Ladder Holdings commenced operations in October 2008. Ladder Holdings, together with its direct and indirect subsidiaries, including LCF, are collectively referred to in this prospectus as the “Ladder Capital Group”. The Ladder Capital Group is a vertically integrated, full-service commercial real estate finance and investment management company that primarily originates, underwrites, structures, acquires, manages and distributes commercial, multifamily and manufactured housing community mortgage loans and other real estate debt instruments. The executive offices of the Ladder Capital Group are located at 345 Park Avenue, 8th Floor, New York, New York 10154. As of September 30, 2019, based on unaudited financial statements, Ladder Holdings and its consolidated subsidiaries had total assets of approximately $6.608 billion, total liabilities of approximately $4.973 billion and total capital of approximately $1.635 billion.

Wells Fargo Bank and certain other third party lenders provide warehouse financing to certain affiliates of LCF (the “LCF Financing Affiliates”) through various repurchase facilities, borrowing base facilities or other financing arrangements. Some or all of the LCF Mortgage Loans are (or, as of the Closing Date, may be) subject to those financing arrangements. If such is the case at the time the certificates are issued, then LCF will use the proceeds from its sale of the LCF Mortgage Loans to the depositor to, among other things, acquire the warehoused LCF Mortgage Loans from the related LCF Financing Affiliates, and each related LCF Financing Affiliate will, in turn, use the funds that it receives from LCF to, among other things, reacquire or obtain the release of, as applicable, its warehoused LCF Mortgage Loans from the applicable repurchase agreement counterparty/lender free and clear of any liens. As of February 10, 2020, Wells Fargo Bank was not the repurchase agreement counterparty with respect to any of the LCF Mortgage Loans. However, Wells Fargo Bank may become the repurchase counterparty with respect to one or more LCF Mortgage Loans prior to the Closing Date.

In addition, Wells Fargo Bank acts or has acted, on behalf of LCF and its affiliates, as an interim custodian of the Mortgage Loan documents with respect to all of the LCF Mortgage Loans.

Ladder Capital Group’s Securitization Program

LCF began securitizing commercial, multifamily and manufactured housing community mortgage loans in 2010 and has not been involved in the securitization of any other types of financial assets. During 2010, LCF contributed approximately $329.76 million of commercial, multifamily and manufactured housing community mortgage loans to two commercial mortgage securitizations. During 2011, LCF contributed approximately $1.02 billion of commercial, multifamily and manufactured housing community mortgage loans to three commercial mortgage securitizations. During 2012, LCF contributed approximately $1.6 billion of commercial, multifamily and manufactured housing community mortgage loans to 6 commercial mortgage securitizations. During 2013, LCF contributed approximately $2.23 billion of commercial, multifamily and manufactured housing community mortgage loans to 6 commercial mortgage securitizations. During 2014, LCF contributed approximately $3.49 billion of commercial, multifamily and manufactured housing community mortgage loans to 10 commercial mortgage securitizations. During 2015, LCF contributed approximately $2.59 billion of commercial, multifamily and manufactured housing community mortgage loans to 10 commercial mortgage securitizations. During 2016, LCF contributed approximately $1.327 billion of commercial, multifamily and manufactured housing community mortgage loans to 6 commercial mortgage securitizations. During 2017, LCF contributed approximately $2.367 billion of commercial, multifamily and manufactured housing community mortgage loans to 8 commercial mortgage securitizations. During 2018, LCF contributed approximately $1.304 billion of commercial, multifamily and manufactured housing community mortgage loans to 9 commercial mortgage securitizations. During 2019,

LCF contributed approximately $969.5 million of commercial, multifamily and manufactured housing community mortgage loans to 7 commercial mortgage securitizations.

The Ladder Capital Group originates, and acquires from unaffiliated third party originators, commercial, multifamily and manufactured housing community mortgage loans throughout the United States. The following table sets forth information with respect to originations of fixed rate commercial, multifamily and manufactured housing community mortgage loans by Ladder Capital Group during the calendar years 2010, 2011, 2012, 2013, 2014, 2015, 2016, 2017 and 2018 and the first nine calendar months of 2019.

Originations of Fixed Rate Multifamily,
Manufactured Housing Community and Commercial Mortgage Loans

	No. of Loans	Approximate Aggregate Principal Balance of Loans at Origination
2010	48	$ 663,256,700
2011	65	$1,170,444,775
2012	152	$2,463,328,246
2013	120	$2,269,641,443
2014	158	$3,290,652,162
2015	180	$2,702,198,989
2016	158	$1,345,918,750
2017	119	$1,818,074,760
2018	111	$1,486,151,810
2019*	65	$ 664,800,000

*	Through September 30, 2019.

In connection with commercial mortgage securitization transactions in which it participates as a sponsor, LCF will generally transfer the subject mortgage loans to the applicable depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization. In return for the transfer by the applicable depositor to the issuing entity of those mortgage loans (together with any other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with underwriters or initial purchasers and the applicable depositor, LCF works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

LCF will generally make certain representations and warranties and undertake certain loan document delivery requirements with respect to the mortgage loans that it contributes to a commercial mortgage securitization; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, LCF will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission. LCF has limited assets with which to effect any such repurchase or substitution or make any such estimated loss reimbursement payment. However, as is the case in this securitization, Ladder Holdings, TRS LLLP and REIT LLLP will often guarantee LCF’s payment obligations in connection with a repurchase or substitution of a defective mortgage loan resulting from, or the making of an estimated loss reimbursement payment related to, any such breach of representation or warranty or defective or missing loan documentation. Notwithstanding the existence of any such guarantee, no assurance can be provided that

Ladder Holdings, TRS LLLP, REIT LLLP or LCF will have the financial ability to effect or cause a repurchase or substitution, or to make an estimated loss reimbursement payment with respect to, a defective mortgage loan, and no other member of the Ladder Capital Group will be responsible for doing so if Ladder Holdings, TRS LLLP, REIT LLLP and LCF fail with respect to their obligations.

No member of the Ladder Capital Group acts as a servicer of the commercial, multifamily and manufactured housing community mortgage loans that LCF or its affiliates originates, acquires or securitizes. Instead, LCF sells the right to be appointed servicer of its securitized loans to unaffiliated third party servicers and utilizes unaffiliated third party servicers as interim servicers. Wells Fargo Bank acts or has acted as interim servicer on behalf of LCF and its affiliates with respect to all of the LCF Mortgage Loans except the Villas at Potters Creak Mortgage Loan (0.5%).

Ladder Capital Group’s Underwriting Guidelines and Processes

Each of the LCF Mortgage Loans was originated by LCF or one of its affiliates. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial, multifamily and manufactured housing community mortgage loans originated or co-originated by LCF and its affiliates for securitization.

Notwithstanding the discussion below, given the unique nature of commercial, multifamily and manufactured housing community mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial, multifamily or manufactured housing community mortgage loan may significantly differ from one loan to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial, multifamily or manufactured housing community mortgage loan originated by LCF or one of its affiliates will conform to the general guidelines and processes described below. For important information about the circumstances that have affected the underwriting of particular LCF Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties” in this prospectus.

Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each commercial, multifamily and manufactured housing community mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. Such searches are limited in the time periods that they cover, and often cover no more than the prior 10-year period. Furthermore, in the case of equity holders in the borrowers, such searches would generally be conducted only as to equity holders with at least a 20% interest in the subject borrower or that control the subject borrower. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, the originator also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate the competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment, each commercial, multifamily and manufactured housing community mortgage loan to be originated must be approved by a loan committee that includes senior personnel from the Ladder Capital Group. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan. With respect to loans originated for securitization, the Ladder Capital Group’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 80.0%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by the Ladder Capital Group and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a commercial, multifamily or manufactured housing community mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any prospective commercial, multifamily or manufactured housing community mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity or to any related anticipated repayment date, or for an interest-only period during a portion of the term of the mortgage loan. A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans originated by LCF or one of its affiliates may have or permit in the future certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that a member of the Ladder Capital Group may be the lender on that additional subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below will typically be obtained:

1.    Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

2.    Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or an environmental consultant believes that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

3.    Engineering Assessment. In connection with the origination process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance. An engineering assessment may not be conducted with respect to a mortgaged property that lacks material improvements owned by the related borrower.

4.    Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4. A seismic study may not be conducted with respect to a mortgaged property that lacks material improvements owned by the related borrower. Notwithstanding the foregoing, engineering inspections and seismic reports will generally not be required or obtained by the originator in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

Title Insurance. The borrower is required to provide, and the Ladder Capital Group or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are permitted to obtain insurance or self-insure, or where another third party unrelated to the applicable borrower (such as a condominium association, franchisor or third party property manager, if applicable) is permitted to obtain insurance, or the subject mortgaged property is covered by a blanket policy (which may have been obtained by an affiliate of the related borrower), the Ladder Capital Group typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material borrower-owned improvements in any area identified in the Federal Register by the Federal Emergency Management Agency a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the material borrower-owned improvements at the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the material borrower-owned improvements at the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism.

Generally, except in certain instances where sole or significant tenants (which may include ground tenants) are permitted to obtain insurance or self-insure, or where another third party unrelated to the applicable borrower (such as a condominium association, franchisor or third party property manager, if applicable) is permitted to obtain insurance, or the subject mortgaged property is covered by a blanket policy (which may have been obtained by an affiliate of the related borrower), each of the mortgage loans requires that the related borrower maintain: (i) coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates (although in many cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance); (ii) comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders; and (iii) business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than 12 months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the probable maximum loss (“PML”) or scenario expected loss (“SEL”) is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination of a commercial, multifamily or manufactured housing community mortgage loan, the originator will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, the Ladder Capital Group may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance or a non-recourse carveout in the related loan documents with respect to the particular non-conformity unless: (a) it determines that (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable, or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (b) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses. In general, the Ladder Capital Group does not require zoning protection insurance.

If a material violation exists with respect to a mortgaged property, the Ladder Capital Group may require the borrower to remediate such violation and, subject to the discussion under “—Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on the originator’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions (depending on the property type), deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan originated by a member of the Ladder Capital Group. In certain cases, these reserves may be released to the borrower upon satisfaction of certain conditions in the related loan documents that may include, but are not limited to, achievement of leasing matters, achieving a specified debt service coverage ratio or debt yield or satisfying other conditions. Furthermore, the Ladder Capital Group may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, the Ladder Capital Group may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, the Ladder Capital Group may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated by the Ladder Capital Group are as follows:

1.    Taxes. Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly or to reimburse the landlord/borrower for the payment of such taxes or to deliver to the landlord/borrower funds for purposes of paying such taxes in advance of their due date, (iii) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow or reserve or (iv) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee relating to the payment of real estate taxes.

2.    Insurance. Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower or an affiliate maintains a blanket insurance policy covering the subject mortgaged property, (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is permitted or required, as applicable, to maintain the insurance or to self-insure or to reimburse the landlord/borrower for the payment of insurance premiums or to deliver to the landlord/borrower funds for the purposes of paying insurance premiums in advance of their due date, (iv) if and to the extent that another third party unrelated to the applicable borrower (such as a condominium association, franchisor or third party property manager, if applicable) is permitted to maintain the insurance, (v) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow or reserve or (vi) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee relating to the payment of insurance premiums.

3.    Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan and may be required to be funded either at loan origination and/or during the related mortgage loan term and/or after the occurrence and during the continuance of a specified trigger event. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if and to the extent a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible (either directly or through reimbursing the landlord/borrower) for all repairs and maintenance, (ii) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the related costs and expenses, (iii) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve, or (iv) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow or reserve.

4.    Tenant Improvements / Leasing Commissions. In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or after the occurrence and during the continuance of a specified trigger event to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the related costs and expenses, (iii) if the rent for the space in question is considered below market, or (iv) if the

Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

5.    Deferred Maintenance. A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor, a key principal or an affiliate of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

6.    Environmental Remediation. An environmental remediation reserve may be required at loan origination in an amount typically equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of certain escrows collected with respect to the LCF Mortgage Loans, please see Annex A-1 to this prospectus.

Exceptions. Notwithstanding the discussion under “—Ladder Capital Group’s Underwriting Guidelines and Processes” above, one or more of the LCF Mortgage Loans may vary from, or do not comply with, Ladder Capital Group’s underwriting guidelines described above. In addition, in the case of one or more of the LCF Mortgage Loans, LCF or another originator may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors. For any material exceptions to Ladder Capital Group’s underwriting guidelines described above in respect of the LCF Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of LCF Mortgage Loans

Overview. LCF has conducted a review of the LCF Mortgage Loans in connection with the securitization described in this prospectus. The review of the LCF Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of Ladder Capital Group (the “Ladder Capital Review Team”). The review procedures described below were employed with respect to all of the LCF Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Ladder Capital Review Team created a database of loan-level and property-level information, and prepared an asset summary report, relating to each LCF Mortgage Loan. The database and the respective asset summary reports were compiled from, among other sources, the related loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Ladder Capital Review Team during the underwriting process. After origination of each LCF Mortgage Loan, the Ladder Capital Review Team updated the information in the database and the related asset summary report with respect to such LCF Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Ladder Capital Review Team.

A data tape (the “LCF Data Tape”) containing detailed information regarding each LCF Mortgage Loan was created from the information in the database referred to in the prior paragraph. The LCF Data Tape was used to provide the numerical information regarding the LCF Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor, on behalf of LCF, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by LCF, relating to information in this prospectus regarding the LCF Mortgage Loans. These procedures included:

1.    comparing the information in the LCF Data Tape against various source documents provided by LCF;

2.    comparing numerical information regarding the LCF Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the LCF Data Tape; and

3.    recalculating certain percentages, ratios and other formulae relating to the LCF Mortgage Loans disclosed in this prospectus.

Legal Review. The Ladder Capital Group engaged various law firms to conduct certain legal reviews of the LCF Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of the LCF Mortgage Loans, the Ladder Capital Group’s origination counsel for each LCF Mortgage Loan reviewed securitization representations and warranties presented to them by LCF and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the LCF Mortgage Loans. Such assistance included, among other things, (i) a review of the Ladder Capital Group’s credit memo or asset summary report or a draft thereof for each LCF Mortgage Loan with a Cut-off Date Balance of $10 million or more, (ii) a review of a due diligence questionnaire regarding the LCF Mortgage Loans prepared by the Ladder Capital Group, (iii) a review of various statistical data tapes prepared by the Ladder Capital Group, (iv) a review of the representation and warranty exception reports referred to above relating to certain of the LCF Mortgage Loans prepared by origination counsel, and (v) the review of select provisions in certain loan documents with respect to certain of the LCF Mortgage Loans.

Origination counsel or securitization counsel also assisted in the preparation of the individual LCF Mortgage Loan summaries set forth on Annex A-3 to this prospectus based on their respective reviews of the related asset summary reports and the pertinent sections of the related Mortgage Loan documents.

Other Review Procedures. With respect to any material pending litigation of which the Ladder Capital Group was aware at the origination of any LCF Mortgage Loan, the Ladder Capital Group requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If the Ladder Capital Group became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any LCF Mortgage Loan, the Ladder Capital Group obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The Ladder Capital Review Team also reviewed the LCF Mortgage Loans to determine, with the assistance of counsel engaged in connection with this securitization, whether any LCF Mortgage Loan materially deviated from the underwriting guidelines described under “—Ladder Capital Group’s Underwriting Guidelines and Processes” above.

Findings and Conclusions. Based on the foregoing review procedures, Ladder Capital Group determined that the disclosure regarding the LCF Mortgage Loans in this prospectus is accurate in all material respects. Ladder Capital Group also determined that none of the LCF Mortgage Loans were originated with any material exceptions to Ladder Capital Group’s origination procedures and underwriting criteria described under “—Ladder Capital Group’s Underwriting Guidelines and Processes” above, except as described under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus. LCF attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. The Ladder Capital Group will perform a review of any mortgage loan that it elects to substitute for a LCF Mortgage Loan in the pool in connection with material breach of a representation or warranty or a material document defect. The Ladder Capital Group, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “Ladder Qualification Criteria”). The Ladder Capital Group will engage a third party accounting firm to compare the Ladder Qualification Criteria against the underlying source documentation to verify the accuracy of the review by the Ladder Capital Group and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by the Ladder Capital Group to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

As of the date of this prospectus, LCF most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 11, 2020. LCF’s Central Index Key number is 0001541468. With respect to the period from and including January 1, 2017 to and including December 31, 2019, LCF does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

As of the Closing Date, neither LCF nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, LCF or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—Ladder Capital Finance LLC” has been provided by LCF.

Rialto Real Estate Fund IV – Debt, LP

General

Rialto Real Estate Fund IV – Debt, LP (“RREF”) is a Delaware limited partnership. RREF is managed by Rialto Capital Management, LLC, a Delaware limited liability company (“RCM”), an affiliate of Rialto Capital Advisors, LLC, a Delaware limited liability company (“RCA”), the special servicer. RREF is an affiliate of the expected holder of the VRR Interest, the risk retention consultation party, the expected holder of the eligible horizontal residual interest and the entity that is the initial directing certificateholder (but, for the avoidance of doubt, it is no longer affiliated with LMF Commercial, LLC). RREF’s principal offices are located at 200 S. Biscayne Blvd., Suite 3550, Miami, Florida 33131.

As of September 30, 2019, RREF has approximately $500 million in closed capital commitments, and is a closed-end, commingled fund that seeks superior, risk-adjusted returns from real estate opportunities of all types, which meet RREF’s targeted return. RREF is focused on debt and equity investment opportunities related to assets and businesses involved in the commercial and residential real estate sectors and commercial mortgage-backed securities.

RREF is managed by RCM. RCM, together with its affiliate RCA (together, “Rialto”), is a vertically integrated commercial real estate investment and asset manager. Previously an indirect wholly-owned subsidiary of Lennar Corporation (“Lennar”) (NYSE: LEN and LEN.B), a national homebuilder, Rialto was acquired on November 30, 2018 by investment funds managed by Stone Point Capital LLC (“Stone Point”) in partnership with Rialto’s management team. Stone Point is a financial services and asset management-focused private equity firm based in Greenwich Connecticut. As of September 30, 2019, RCM was the sponsor of, and certain of its affiliates were investors in, nine private equity fund structures, including RREF (collectively, the “Funds”), and RCM also advised several other investment vehicles such as coinvestments, joint ventures and separately managed accounts, having over $5.0 billion of regulatory assets under management in the aggregate. Of the nine Funds, five are focused in whole or in part on investments in commercial mortgage-backed securities, with the remaining Funds focused on distressed and value added real estate related investments, mezzanine debt and/or credit investments.

In addition, RCM has underwritten and purchased, primarily for the Funds, over $7.1 billion in face value of subordinate commercial mortgage-backed securities certificates in approximately 112 securitizations totaling approximately $118 billion in overall transaction size. RCM (or an affiliate) has the right to appoint the special servicer for each of these transactions.

Rialto Management Group, LLC, together with its subsidiaries RCA and RCM (excluding Stone Point), had 234 employees as of September 30, 2019 and is headquartered in Miami with main offices located in New York City and Atlanta and additional offices across the United States and in Europe.

RREF is a sponsor, and the Retaining Sponsor, of this securitization and one of the mortgage loan sellers. RREF is the seller of ten (10) Mortgage Loans (10.1%) (the “RREF Mortgage Loans”). RREF acquired the RREF Mortgage Loans from BSPRT CMBS Finance, LLC, an affiliate of Benefit Street Partners L.L.C., and re-underwrote all of the RREF Mortgage Loans in accordance with the underwriting guidelines and processes described below.

Pursuant to certain interim servicing arrangements, Wells Fargo Bank acts as interim servicer with respect to certain mortgage loans owned by RREF or its affiliates, which may include, prior to their inclusion in the issuing entity, some or all of the RREF Mortgage Loans.

Wells Fargo Bank is the purchaser under a repurchase agreement with RREF or with a wholly-owned subsidiary or other affiliate of the subject mortgage loan seller, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by each such mortgage loan seller and/or its respective affiliates. In the case of the repurchase facility provided to RREF, Wells Fargo Bank has agreed to purchase mortgage loans from RREF on a revolving basis. The dollar amount of the mortgage loans that are expected to be subject to the repurchase facility that will be sold by RREF to the depositor in connection with this securitization transaction is projected to equal, as of the Cut-off Date, approximately $97,371,663. Proceeds received by RREF in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank each of the mortgage loans subject to that repurchase facility that are to be sold by RREF to the depositor in connection with this securitization transaction, which mortgage loans will be transferred to the depositor free and clear of any liens.

RREF’s Securitization Program

This is the second commercial mortgage securitization to which RREF is contributing loans; however, RCM has been engaged in the securitization of assets and related investments, as described above. RREF has not been involved in the securitization of any other types of financial assets. RREF acquires loans from unaffiliated third-party originators, and the commercial mortgage loans acquired by RREF include both fixed- and floating-rate loans throughout the United States secured by, but not limited to, retail, multifamily, hospitality and self-storage properties.

In connection with this commercial mortgage securitization transaction, RREF will transfer the RREF Mortgage Loans to the depositor, who will then transfer the RREF Mortgage Loans to the issuing entity for this securitization. In return for the transfer by the depositor to the issuing entity of the RREF Mortgage Loans (together with the other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with underwriters or initial purchasers and the depositor, RREF will work with rating agencies, the other mortgage loan sellers, servicers and investors and will participate in structuring the securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to a mortgage loan purchase agreement, RREF will make certain representations and warranties, subject to certain exceptions set forth therein, and undertake certain loan document delivery requirements with respect to the RREF Mortgage Loans; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, RREF will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission.

Neither RREF nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against RREF for any losses or other claims in connection with the certificates or the RREF Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by RREF in the related MLPA.

Review of RREF Mortgage Loans

Overview. RREF, in its capacity as a sponsor of the securitization described in this prospectus, has conducted a review of the RREF Mortgage Loans (10.1%) that it will be contributing to this securitization. The review of the RREF Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of RREF or one or more of RREF’s affiliates, or, in certain circumstances, are consultants engaged by RREF (collectively, the “RREF Deal Team”). The review procedures described below were employed with respect to all of the RREF Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. In the case of all of the RREF Mortgage Loans, some or all of the information about such RREF Mortgage Loan may have been prepared by the related originator or originating party and reviewed by RREF. In addition, such originator or originating party, rather than RREF, may have engaged the third parties involved in the review process for the benefit of RREF. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the RREF Deal Team updated its internal database of loan-level and property-level information relating to each RREF Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, third-party appraisals (as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained), zoning reports, if applicable, evidence of insurance coverage or summaries of the same prepared by an outside insurance consultant, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by RREF during the underwriting process. After acquisition of each RREF Mortgage Loan, the RREF Deal Team updated the information in the database with respect to such RREF Mortgage Loan based on updates provided by the applicable servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the RREF Deal Team.

A data tape (the “RREF Data Tape”) containing detailed information regarding the RREF Mortgage Loans was created from the information in the database referred to in the prior paragraph. The RREF Data Tape was used by the RREF Deal Team to provide the numerical information regarding the RREF Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor on behalf of RREF engaged two third-party accounting firms to perform certain data comparison and recalculation procedures designed or provided by RREF relating to information in this prospectus regarding the Mortgage Loans acquired by RREF. These procedures include:

(i)     comparing the information in the RREF Data Tape against various source documents provided by RREF that are described above under “—Database”;

(ii)    comparing numerical information regarding the RREF Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the RREF Data Tape; and

(iii)    recalculating certain percentages, ratios and other formulae relating to the Mortgage Loans disclosed in this prospectus.

Legal Review. RREF engaged various law firms to conduct certain legal reviews of the RREF Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each RREF Mortgage Loan, RREF’s origination counsel prepared a loan and property summary or a due diligence questionnaire that sets forth salient loan terms. In addition, origination counsel for each RREF Mortgage Loan (or RREF’s counsel in connection with the acquisition of the RREF Mortgage Loans) reviewed RREF’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the RREF Mortgage Loans. Such assistance included, among other things, (i) a review of certain sections of the loan agreements relating to certain RREF Mortgage Loans, (ii) a review of the legal data records referred to above relating to the RREF Mortgage Loans prepared by origination counsel and (iii) a review of due diligence questionnaires completed by the RREF Deal Team. Securitization counsel also reviewed the property release provisions, if any, and condemnation provisions for each RREF Mortgage Loan for compliance with the REMIC provisions of the Code.

Securitization counsel also assisted in the preparation of the risk factors and Mortgage Loan summaries set forth in Annex A-2, based on their respective reviews of pertinent sections of the related Mortgage Loan documents.

Other Review Procedures. On a case-by-case basis as deemed necessary by RREF, with respect to any pending litigation that existed at the origination or acquisition of any RREF Mortgage Loan that is material and not covered by insurance, RREF requested updates from the applicable borrower, origination counsel and/or borrower’s litigation counsel. RREF confirmed with the applicable servicer that there has not been any recent material casualty to any improvements located on any Mortgaged Property securing a RREF Mortgage Loan. In addition, if RREF became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a RREF Mortgage Loan, RREF obtained information on the status of the Mortgaged Property from the applicable borrower to confirm no material damage to the Mortgaged Property.

The RREF Deal Team also consulted with RREF personnel responsible for the acquisition of the RREF Mortgage Loans to confirm that the RREF Mortgage Loans were acquired in compliance with the origination and underwriting criteria described below under “—RREF’s Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions to RREF’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, RREF determined that the disclosure regarding the RREF Mortgage Loans in this prospectus is accurate in all material respects. RREF also determined that the RREF Mortgage Loans were acquired in accordance with RREF’s underwriting criteria, except as described under “—Exceptions to RREF’s Disclosed Underwriting Guidelines” below. RREF attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. RREF will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. RREF, and, if appropriate, its legal counsel, will review the Mortgage Loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related MLPA and the PSA (collectively, the “RREF Qualification Criteria”). RREF will engage a third party accounting firm to compare the RREF Qualification Criteria against the underlying source documentation to verify the accuracy of the review by RREF and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by RREF to render any tax opinion required in connection with the substitution.

RREF’s Underwriting Guidelines and Processes

General. Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination or acquisition procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below.

Set forth below is a discussion of certain general underwriting guidelines of RREF with respect to multifamily and commercial mortgage loans acquired by RREF.

Loan Analysis. RREF generally performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan. The credit analysis generally includes a review of reports obtained from third party servicers, including credit reports and judgment, lien, bankruptcy and litigation searches with respect to the guarantor and certain borrower related parties (generally other than borrower related parties with ownership interests of less than 20% of any particular borrower). The collateral analysis generally includes an analysis, other than in the case of newly constructed mortgaged properties, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. RREF’s credit underwriting also generally includes a review of third-party appraisal, environmental, building condition and seismic reports, if applicable. Generally, RREF performs or causes to be performed a site inspection to ascertain the overall quality, functionality and competitiveness of the property. RREF assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends, major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities.

Loan Approval. Prior to commitment or closing, all multifamily and commercial mortgage loans to be acquired by RREF must be approved by an investment committee, which includes senior personnel from RREF or its affiliates. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. RREF’s underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination or acquisition of a loan. In determining a debt service coverage ratio, RREF may review and make adjustments to the underwritten net cash flow based on, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower.

The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the mortgaged property in question as determined by RREF and payments on the loan based on actual principal and/or interest due on the loan. However, determination of underwritten net cash flow is often a highly subjective process based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the applicable mortgaged property. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, RREF may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy. There can be no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. In addition, with respect to certain mortgage loans acquired by RREF, there may exist subordinate mortgage debt or mezzanine debt. RREF may acquire such subordinate mortgage debt or mezzanine debt and may sell such debt to other lenders. Such mortgage loans may have a lower debt service coverage ratio and/or a higher loan-to-value ratio if such subordinate and/or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on a third-party appraisal.

Evaluation of Borrower, Principals and/or Loan Sponsors. RREF evaluates the borrower, its principals and/or the loan sponsors with respect to credit history and prior experience as an owner and operator of commercial real estate properties. This evaluation will generally include obtaining and reviewing a credit report and other reliable indications of the loan sponsor’s financial capacity, and obtaining and reviewing the principal’s and/or loan sponsor’s prior real estate experience. Although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower, certain principals of the borrower and/or certain loan sponsors of the borrower may be required to assume legal responsibility for liabilities arising as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and/or breach of environmental or hazardous materials requirements. Notwithstanding the above described review process, there can be no assurance that a borrower, a principal and/or a loan sponsor has the financial capacity to meet the obligations that may arise with respect to such liabilities.

Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate or mezzanine debt, whether secured or unsecured. It is possible that RREF may be the lender on or acquire that additional debt and may sell such debt to other lenders.

The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional debt.

Third Party Reports. As part of the underwriting process, RREF will obtain the reports described below (or review third party reports obtained on its behalf or in the case of acquired loans, on behalf of the related seller):

(i)        Appraisals. RREF will generally require independent appraisals or an update of an independent appraisal in connection with the origination or acquisition of each mortgage loan that meet the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

(ii)       Environmental Assessment. In connection with the origination or acquisition process, RREF will, in most cases, require a current Phase I environmental assessment with respect to any mortgaged property. However, when circumstances warrant, RREF may utilize an update of a prior environmental assessment or a desktop review. Furthermore, an environmental assessment conducted at any particular mortgaged property will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when RREF or an environmental consultant believes that such an analysis is warranted under the circumstances. Based on the assessment, RREF may (i) determine that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority and/or (ii) require the borrower to do one or more of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit (or other financial assurance acceptable to RREF) at the time of origination of the mortgage loan to complete such remediation within a specified period of time, or (D) obtain the benefits of an environmental insurance policy or a lender insurance policy.

(iii)       Engineering Assessment. In connection with the origination or acquisition process, RREF will, in most cases, require that an engineering firm inspect the mortgaged property to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, RREF will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

(iv)       Seismic Report. In connection with the origination or acquisition process, RREF will, in most cases, require that a seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination or acquisition of a mortgage loan, RREF will generally examine whether the use and occupancy of the related mortgaged property is in material compliance with zoning, land use, building rules, regulations and orders then applicable to such mortgaged property. Evidence of compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering, zoning or consulting reports and/or representations by the applicable borrower.

Escrow Requirements. RREF may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, RREF may identify certain risks that warrant additional escrows or holdbacks for items such as lease-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all mortgage loans acquired by RREF. The required escrows for mortgage loans acquired by RREF are as follows:

(i)       Taxes – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide RREF with sufficient funds to satisfy all taxes and assessments. RREF may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or RREF may waive the escrow for a portion of the mortgaged property which is leased to a tenant that pays taxes for its portion of the mortgaged property directly); or (ii) if any Escrow/Reserve Mitigating Circumstances exist.

(ii)       Insurance – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide RREF with sufficient funds to pay all insurance premiums. RREF may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the borrower maintains a blanket insurance policy; (ii) if the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the mortgaged property which is leased to a tenant that maintains property insurance for its portion of the mortgaged property or self-insures); and/or (iii) if any Escrow/Reserve Mitigating Circumstances exist.

(iii)       Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from the property condition or engineering report or to certain minimum requirements by property type. RREF may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the mortgaged property (or may waive the escrow for a portion of the mortgaged property which is leased to a tenant that repairs and maintains its portion of the mortgaged property); and/or (ii) if any Escrow/Reserve Mitigating Circumstances exist.

(iv)       Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded at loan origination, during the related mortgage loan term and/or springing upon the occurrence of certain events to cover anticipated leasing commissions, free rent periods and/or tenant improvement costs which might be associated with re-leasing the space in the mortgaged property. RREF may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the mortgaged property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; and/or (ii) if any Escrow/Reserve Mitigating Circumstances exist.

(v)        Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of certain material repairs or replacements identified in the property assessment/condition or engineering report. RREF may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) if the deferred maintenance items do not materially impact the function, performance or value of the mortgaged property; (iii) if the mortgaged property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; and/or (iv) if any Escrow/Reserve Mitigating Circumstances exist.

(vi)       Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. RREF may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) if environmental insurance is in place or obtained; and/or (iii) if any Escrow/Reserve Mitigating Circumstances exist.

RREF may determine that establishing any of the foregoing escrows or reserves is not warranted given any one or more of (collectively, the “Escrow/Reserve Mitigating

Circumstances”): (i) the amounts involved are de minimis, (ii) RREF’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) the related mortgaged property maintaining a specified debt service coverage ratio, (iv) the related originator having structured springing escrows that arise for identified risks, (v) RREF having an alternative to a cash escrow or reserve, such as a letter of credit, bond or other financial surety or a guarantee from the borrower or an affiliate of the borrower; (vi) RREF’s belief that there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the mortgaged property that would offset the need for the escrow or reserve; and/or (vii) such reserves are being collected and held by a third party, such as a management company, a franchisor, title company, or an association.

Notwithstanding the foregoing discussion under this caption “—RREF’s Underwriting Guidelines and Processes”, one or more of the Mortgage Loans contributed to this securitization by RREF may vary from, or may not comply with, RREF’s underwriting guidelines described above. In addition, in the case of one or more of the Mortgage Loans contributed to this securitization by RREF, RREF may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

RREF may in the future acquire mortgage loans it has not originated and deposit the related promissory notes into one or more securitization trusts. In addition, affiliates of RCM have in the past and may in the future acquire mortgage loans such affiliates have not originated and engage in the securitization of assets and related investments, as described above.

Exceptions to RREF’s Disclosed Underwriting Guidelines

We have disclosed generally our underwriting guidelines with respect to the Mortgage Loans. However, one or more of RREF’s Mortgage Loans may vary from the specific RREF underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of RREF’s Mortgage Loans, RREF may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases, we may have made exceptions and the underwriting of a particular Mortgage Loan did not comply with all aspects of the disclosed criteria. Finally, in connection with loans acquired by RREF, RREF may have applied its underwriting guidelines based on information, including third party reports and other information, obtained by the related seller in connection with its origination of such loan. For any material exceptions to RREF’s underwriting guidelines described above in respect of the RREF Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

The RREF Mortgage Loans were originated or acquired in accordance with the underwriting standards set forth above.

Certain characteristics of these mortgage loans can be found in Annex A-1.

Compliance with Rule 15Ga-1 under the Exchange Act

RREF’s CIK number is 0001788190. RREF has no history as a securitizer with respect to any offerings settled prior to November 2019. Therefore, RREF has not yet filed, nor is it yet required to file, a Form ABS-15G, and RREF has no history of repurchases or repurchase requests required to be reported by RREF under Rule 15Ga-1 under the Exchange Act, as amended, with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations.

Retained Interests in This Securitization

RREF is an affiliate of (i) RCA, the expected special servicer, (ii) RREF IV-D WFCM 2020-C55 MOA, LLC, the entity expected to be appointed as the Risk Retention Consultation Party and holder of the VRR Interest, (iii) RREF IV-D WFCM 2020-C55, LLC, the entity that is expected to purchase the Class F, Class G, Class X-F and Class X-G certificates and which will receive the Class V certificates (in each case, other than the portion of each such class of certificates that comprise the “VRR Interest” as described in “Credit Risk Retention”) on the Closing Date, (iv) RREF IV-D WFCM 2020-C55 MOA-HRR, LLC, the entity that is expected to be the holder of the “eligible horizontal residual interest” and expected to be the initial Controlling Class Certificateholder and be appointed as the initial Directing Certificateholder and (v) Situs Holdings, LLC, which is the initial special servicer under the BWAY 2019-1633 trust and servicing agreement with respect to the servicing of the 1633 Broadway Whole Loan, through common control by Stone Point. Except as described above, as of the Closing Date, neither RREF nor any of its affiliates will retain any Certificates issued by the issuing entity or any other economic interest in this securitization. However, RREF or its affiliates may retain or own in the future certain other classes of certificates and any such party will have the right to dispose of such certificates at any time.

The information set forth under “—Rialto Real Estate Fund IV – Debt, LP” has been provided by RREF.

Argentic Real Estate Finance LLC

General

Argentic Real Estate Finance LLC (“Argentic”) (formerly known as Silverpeak Real Estate Finance LLC) is a sponsor of, and a seller of certain mortgage loans (the “Argentic Mortgage Loans”) into, the securitization described in this prospectus. Argentic is a limited liability company organized under the laws of the State of Delaware. The primary offices of Argentic are located at 31 West 27th Street, 12th Floor, New York, New York 10001.

Argentic’s Securitization Program

Argentic began originating and acquiring loans in 2014 and has not been involved in the securitization of any other types of financial assets. Argentic originates and acquires from unaffiliated third party originators, commercial and multifamily mortgage loans throughout the United States. Since 2014, Argentic has securitized approximately 446 commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $6,649,914,379.

In connection with this commercial mortgage securitization transaction, Argentic will transfer the Argentic Mortgage Loans to the depositor, who will then transfer the Argentic Mortgage Loans to the issuing entity for this securitization. In return for the transfer by the depositor to the issuing entity of the Argentic Mortgage Loans (together with the other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with underwriters or initial purchasers and the depositor, Argentic will work with rating agencies, the other loan sellers, servicers and investors and will participate in structuring the securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to a MLPA, Argentic will make certain representations and warranties, subject to certain exceptions set forth therein, and undertake certain loan document delivery requirements with respect to the Argentic Mortgage Loans; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, Argentic will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission.

Argentic does not act as a servicer of the commercial and multifamily mortgage loans that Argentic originates or acquires and will not act as servicer in this commercial mortgage securitization transaction. Instead, Argentic sells the right to be appointed servicer of its securitized loans to unaffiliated third party servicers and utilizes unaffiliated third party servicers as interim servicers.

Argentic’s Underwriting Standards and Processes

Each of the Argentic Mortgage Loans was originated or acquired by Argentic. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial and multifamily mortgage loans originated or acquired by Argentic.

Notwithstanding the discussion below, given the unique nature of commercial and multifamily mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial or multifamily mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, the underwriting of certain commercial or multifamily mortgage loan originated or acquired by Argentic may not conform to the general guidelines and processes described below. For important information about the circumstances that have affected the underwriting of particular Argentic Mortgage Loans, see “—Argentic’s Underwriting Standards and Processes—Exceptions” below and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties” in this prospectus.

Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each commercial and multifamily mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, Argentic also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment, each commercial and multifamily mortgage loan to be originated or acquired must be approved by a loan committee that includes senior personnel of Argentic Investment Management LLC, the investment advisor of Argentic Real

Estate Finance LLC. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio. Argentic’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 80.0%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by Argentic and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a commercial or multifamily mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any prospective commercial or multifamily mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that Argentic or an affiliate may be the lender on that subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such subordinate debt and/or mezzanine debt.

Assessment of Property Condition. As part of the underwriting process, the property assessments and reports described below will typically be obtained:

●	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination or acquisition of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

●	Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial or multifamily mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. It should be noted that an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only if it is believed that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

●	Engineering Assessment. In connection with the origination/acquisition process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective commercial or multifamily mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

●	Title Insurance. The borrower is required to provide a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

●	Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, Argentic typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy must contain appropriate endorsements to avoid the application of coinsurance and not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

●	Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination or acquisition included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program Act of 1968, except in some cases where self-insurance was permitted.

●	The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In all (or almost all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

●	Each mortgage instrument typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

●	Each mortgage instrument typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

●	Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the PML or SEL is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination or acquisition of a commercial or multifamily mortgage loan, Argentic will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, Argentic may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, Argentic may require the borrower to remediate such violation and, subject to the discussion under “—Argentic’s Underwriting Standards and Processes—Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on Argentic’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial or multifamily community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial and multifamily mortgage loan. Furthermore, Argentic may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Argentic may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, Argentic may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial and multifamily mortgage loans originated or acquired by Argentic are as follows:

●	Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly.

●	Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, or (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.

●	Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination or acquisition in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

●	Environmental Remediation—An environmental remediation reserve may be required at loan origination or acquisition in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the Argentic Mortgage Loans, see Annex A-1 to this prospectus.

Exceptions. One or more of the Argentic Mortgage Loans may vary from the specific Argentic underwriting guidelines described above when additional credit positive characteristics are present as discussed above. None of the Argentic Mortgage Loans was originated with any material exceptions from Argentic’s underwriting guidelines described above. For any material exceptions to Argentic’s underwriting guidelines described above in respect of the Argentic Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which Argentic is the Sponsor

Overview. Argentic has conducted a review of the Argentic Mortgage Loans in connection with the securitization described in this prospectus. The review of the Argentic Mortgage Loans was performed by a team comprised of real estate and securitization professionals (the

“Argentic Review Team”). The review procedures described below were employed with respect to all of the Argentic Mortgage Loans, except that certain review procedures may only be relevant to the large loan disclosures, if any, in this prospectus. No sampling procedures were used in the review process.

Database. Members of the Argentic Review Team maintain a database of loan-level and property-level information, and prepared an asset summary report, relating to each Argentic Mortgage Loan. The database and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Argentic team during the underwriting process. After origination of each Argentic Mortgage Loan, the Argentic Review Team updated the information in the database and the related asset summary report with respect to such Argentic Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Argentic Review Team.

A data tape (the “Argentic Data Tape”) containing detailed information regarding each Argentic Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Argentic Data Tape was used to provide the numerical information regarding the Argentic Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor, on behalf of Argentic, engaged a third party accounting firm to perform certain data validation and recalculation procedures designed by Argentic, relating to information in this prospectus regarding the Argentic Mortgage Loans. These procedures included:

●	comparing the information in the Argentic Data Tape against various source documents provided by Argentic that are described under “—Review of Argentic Mortgage Loans—Database” above;

●	comparing numerical information regarding the Argentic Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Argentic Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Argentic Mortgage Loans disclosed in this prospectus.

Legal Review. Argentic engaged various law firms to conduct certain legal reviews of the Argentic Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each Argentic Mortgage Loan, Argentic’s origination counsel prepared a due diligence questionnaire that sets forth salient loan terms. In addition, such origination counsel for each Argentic Mortgage Loan reviewed Argentic’s representations and warranties set forth on Annex D-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Argentic Mortgage Loans. Such assistance included, among other things, (i) a review of Argentic’s asset summary report, and its origination counsel’s due diligence questionnaire, for each Argentic Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the Argentic Mortgage Loans prepared by origination counsel, and (iii) the review of select provisions in certain loan documents with respect to certain of the Argentic Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation on the underlying mortgaged properties of which Argentic was aware at the origination of any Argentic Mortgage Loan, the Argentic Review Team requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. Argentic conducted a search with respect to each borrower under the related Argentic Mortgage Loan to determine whether it filed for bankruptcy. If the Argentic Review Team became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any Argentic Mortgage Loan, the Argentic Review Team obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The Argentic Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the Argentic Mortgage Loans to determine whether any Argentic Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Argentic’s Underwriting Standards and Processes” above. See “—Argentic’s Underwriting Standards and Processes—Exceptions” above.

Findings and Conclusions. Based on the foregoing review procedures, the Argentic Review Team determined that the disclosure regarding the Argentic Mortgage Loans in this prospectus is accurate in all material respects. The Argentic Review Team also determined that the Argentic Mortgage Loans were originated in accordance with Argentic’s origination procedures and underwriting criteria, except as described under “—Argentic’s Underwriting Standard and Processes—Exceptions” above. Argentic attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Compliance with Rule 15Ga-1 under the Exchange Act

Argentic most recently filed a Form ABS-15G on February 3, 2020. Argentic’s Central Index Key is 0001624053. With respect to the period from and including September 29, 2014 (the date of the first securitization into which Argentic sold mortgage loans pursuant to which the underlying transaction documents provide a covenant to repurchase an underlying asset for breach of a representation or warranty) to and including December 31, 2019, Argentic does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

As of the Closing Date, neither Argentic nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Argentic or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—Argentic Real Estate Finance LLC” has been provided by Argentic Real Estate Finance LLC.

The Depositor

Wells Fargo Commercial Mortgage Securities, Inc., a North Carolina corporation, is the depositor. The depositor is a special purpose corporation incorporated in the State of North Carolina in 1988, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage loans in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The depositor is a direct, wholly-owned subsidiary of Wells Fargo Bank, a sponsor, an originator, a mortgage loan seller, the master servicer, the certificate administrator, the tax administrator, the custodian and the certificate registrar and an affiliate of Wells Fargo Securities, LLC, one of the underwriters. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” below.

The depositor will have minimal ongoing duties with respect to the certificates and the Mortgage Loans. The depositor’s duties will include, without limitation, (i) appointing a successor trustee in the event of the resignation or removal of the trustee, (ii) providing information in its possession with respect to the certificates to the tax administrator to the extent necessary to perform REMIC tax administration, (iii) indemnifying the trustee, the tax administrator and the issuing entity for any liability, assessment or costs arising from the depositor’s willful misconduct, bad faith or negligence in providing such information, (iv) indemnifying the trustee and the tax administrator against certain securities law liabilities, and (v) signing or contracting with the master servicer, signing any Annual Report on Form 10-K, including the certification required under the Sarbanes-Oxley Act, and any Distribution Reports on Form 10-D and Current Reports on Form 8-K required to be filed by the issuing entity. The depositor is also required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, Wells Fargo Commercial Mortgage Trust 2020-C55 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicer and the trustee may make Advances of delinquent monthly debt service payments and they and the special servicer may make Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be nonrecoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties—The Trustee”, “―The Certificate Administrator”, “—The Master Servicer” and “—The Special Servicer” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer and the operating advisor. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

The Trustee

Wilmington Trust, National Association (“WTNA”) (formerly called M & T Bank, National Association) will act as trustee on behalf of the Certificateholders pursuant to the PSA. WTNA is a national banking association with trust powers incorporated in 1995. The trustee’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation and Wilmington Trust Corporation is a wholly-owned subsidiary of M&T Bank Corporation. Since 1998, Wilmington Trust Company has served as trustee in numerous asset-backed securities transactions. As of December 31, 2019, WTNA served as trustee on over 1,826 mortgage-backed related securities transactions having an aggregate original principal balance in excess of $429 billion, of which approximately 559 transactions were commercial mortgage-backed securities transactions having an aggregate original principal balance of approximately $375 billion.

The transaction parties may maintain banking and other commercial relationships with WTNA and its affiliates. In its capacity as trustee on commercial mortgage securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. In the past three years, WTNA and its affiliates have not been required to make an advance on a commercial mortgage-backed securities transaction.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTNA does not believe that the ultimate resolution of any of these proceedings will have a material adverse effect on its services as trustee for this transaction.

The information set forth under this sub-heading has been provided by WTNA. None of the depositor, the underwriters or any other person, other than WTNA, makes any representation or warranty as to the accuracy or completeness of such information.

The responsibilities of the trustee are set forth in the PSA. A discussion of the role of the trustee and its continuing duties, including: 1) any actions required by the trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the trustee to take action, 2) limitations on the trustee’s liability under the transaction agreements regarding the asset-backed securities transaction, 3) any indemnification provisions that entitle the trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities, and 4) any contractual provisions or understandings regarding the trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one trustee to another trustee will be paid, is set forth in this prospectus under “Pooling and Servicing Agreement”. In its capacity as trustee on commercial mortgage loan securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. See “Pooling and Servicing Agreement—Advances” in this prospectus.

For a description of any material affiliations, relationships and related transactions between the trustee and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

The trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the trustee’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Certificate Administrator

Wells Fargo Bank will act as certificate administrator, REMIC administrator, certificate registrar, and custodian under the PSA. The certificate administrator will also be the REMIC administrator and the 17g-5 Information Provider under the PSA.

Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.9 trillion in assets and approximately 261,000 employees as of September 30, 2019, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsors, the master servicer, the special servicer, the trustee, the operating advisor, the asset representations reviewer and the mortgage loan sellers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045 (among other locations) and its office for certificate transfer services is located at 600 South 4th Street, 7th floor, MAC: N9300-070, Minneapolis, Minnesota 55479.

Under the terms of the PSA, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and related distributions to Certificateholders and the preparation of monthly distribution reports. As certificate administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the issuing entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997. As of September 30, 2019, Wells Fargo Bank was acting as securities administrator with respect to more than $506 billion of outstanding commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian (the “Custodian”) of the mortgage files pursuant to and subject to the PSA. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee for the benefit of the Certificateholders. Wells Fargo Bank maintains each mortgage file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of September 30, 2019, Wells Fargo Bank was acting as custodian of more than 272,000 commercial mortgage files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by a sponsor or an affiliate of a sponsor, and one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

For one CMBS transaction, the Corporate Trust Services Group of Wells Fargo Bank disclosed transaction-level noncompliance on its 2018 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB for such transaction related to its CMBS bond administration function. An administrative error caused an underpayment to one class and a corresponding overpayment to another class on one distribution date in 2018. The affected distributions were revised to correct the error before the next distribution date.

Beginning on June 18, 2014, a group of institutional investors have filed civil complaints in the Supreme Court of the State of New York, New York County, and later the U.S. District Court for the Southern District of New York against Wells Fargo Bank in its capacity as trustee for certain residential mortgage backed securities (“RMBS”) trusts. The complaints against Wells Fargo Bank alleged that the trustee caused losses to investors and asserted causes of action based upon, among other things, the trustee’s alleged failure to: (i) notify and enforce repurchase obligations of mortgage loan sellers for purported breaches of representations and warranties, (ii) notify investors of alleged events of default, and (iii) abide by appropriate standards of care following alleged events of default. Relief sought included money damages in an unspecified amount, reimbursement of expenses, and equitable relief. In November 208, Wells Fargo Bank reached an agreement, in which it denied any wrongdoing, to resolve such claims on a classwide basis for the 271 RMBS trusts currently at issue. On May 6, 2019, the court entered an order approving the settlement agreement. Separate lawsuits against Wells Fargo Bank making similar allegations filed by certain other institutional investors concerning several RMBS trusts in New York federal and state court are not covered by the agreement.

With respect to such litigations, Wells Fargo Bank believes plaintiffs’ claims are without merit and intends to contest the claims vigorously, but there can be no assurances as to the outcome of the litigations or the possible impact of the litigations on Wells Fargo Bank or the RMBS trusts.

As of the Closing Date, neither Wells Fargo Bank nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Wells Fargo Bank or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The foregoing information set forth under this heading “—The Certificate Administrator” has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between the certificate administrator and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The certificate administrator will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Master Servicer

Wells Fargo Bank will act as the master servicer for all of the Mortgage Loans to be deposited into the issuing entity and as the primary servicer for the Serviced Companion Loans (in such capacity, the “Master Servicer”). Wells Fargo Bank is a national banking association organized under the laws of the United States of America, and is a wholly-owned indirect subsidiary of Wells Fargo & Company. Wells Fargo Bank is also a sponsor, an originator, a mortgage loan seller, the certificate administrator and the custodian under this securitization, and an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, an underwriter. Wells Fargo Bank is also the (i) expected to be the certificate administrator, custodian and trustee under the Benchmark 2020-B16 PSA, which is expected to govern the servicing and administration of the Kings Plaza Whole Loan until securitization of the related Control Note, (ii) the certificate administrator, custodian and trustee under the BWAY 2020-1633 TSA, which governs the servicing and administration of the 1633 Broadway Whole Loan, (iii) the master servicer, certificate administrator and custodian under the UBS 2019-C18 PSA, which governs the servicing and administration of the 4041 Central Whole Loan, (iv) expected to be the certificate administrator, custodian and trustee under the BBCMS 2020-C6 PSA, pursuant to which the F5 Tower Whole Loan, the ExchangeRight Net Leased Portfolio #31 Whole Loan, and the Exchange on Erwin Whole Loan are expected to be serviced; (v) the master servicer under the CGCMT 2019-C7 PSA, pursuant to which the Shoppes at Parma Whole Loan is being serviced and (vi) the current holder of one or more of the Companion Loans related to each of the 1633 Broadway Mortgage Loan and the Kings Plaza Mortgage Loan.

Wells Fargo Bank is the purchaser under a repurchase agreement with Argentic or certain of its affiliates, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by Argentic or certain of its affiliates. Pursuant to certain interim servicing agreements between Wells Fargo Bank and Argentic or certain of its affiliates, Wells Fargo Bank acts as interim servicer with respect to certain mortgage loans owned by Argentic or those affiliates from time to time, which may include, prior to their inclusion in the issuing entity, some or all of the Argentic Mortgage Loans. Wells Fargo Bank is the purchaser under a repurchase agreement with LMF or certain of its affiliates, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by LMF or certain of its affiliates. Pursuant to certain interim servicing agreements between Wells Fargo Bank and LMF or certain of its affiliates, Wells Fargo Bank acts as interim servicer with respect to certain mortgage loans owned by LMF or those affiliates from time to time, which may include, prior to their inclusion in the issuing entity, some or all of the LMF Mortgage Loans. Wells Fargo Bank is the purchaser under a repurchase agreement with LCF or certain of its affiliates, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by LCF or certain of its affiliates. Pursuant to certain interim servicing agreements between Wells Fargo Bank and LCF or certain of its affiliates, Wells Fargo Bank acts as interim servicer with respect to certain mortgage loans owned by LCF or those affiliates from time to time, which may include, prior to their inclusion in the issuing entity, some or all of the LCF Mortgage Loans. Pursuant to certain interim servicing agreements between Wells Fargo Bank and Barclays or certain of its affiliates, Wells Fargo Bank acts as interim servicer with respect to certain mortgage loans owned by Barclays or those affiliates from time to time, which may include, prior to their inclusion in the issuing entity, some or all of the Barclays Mortgage Loans. Wells Fargo Bank is the purchaser under a repurchase agreement with RREF or certain of its affiliates, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by RREF or certain of its affiliates. Pursuant to certain interim servicing arrangements between Wells Fargo Bank and RREF or certain of its affiliates, Wells Fargo Bank acts as interim servicer with respect to certain mortgage loans owned by RREF or those affiliates from time to time, which may include, prior to their inclusion in the issuing entity, some or all of the RREF Mortgage Loans. Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans it owns, including, prior to their inclusion in the issuing entity, some or all of the Wells Fargo Bank Mortgage Loans. There are currently no outstanding servicing advances made by Wells Fargo Bank in regards to any Argentic Mortgage Loan, LMF Mortgage Loan, Barclays Mortgage Loan, LCF Mortgage Loan or Wells Fargo Bank Mortgage Loan that is serviced by Wells Fargo Bank prior to its inclusion in the issuing entity.

The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank are located at MAC A0293-080, 2001 Clayton Rd, Concord, California 94520. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank are located at Three Wells Fargo, MAC D1050-084, 401 South Tryon Street, Charlotte, North Carolina 28202.

Wells Fargo Bank has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years. Wells Fargo Bank’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS. Wells Fargo Bank reports to trustees and certificate administrators in the CREFC® format. The following table sets forth information about Wells Fargo Bank’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2016	As of 12/31/2017	As of 12/31/2018	As of 12/31/2019
By Approximate Number:	31,128	30,017	30,491	30,931
By Approximate Aggregate Unpaid Principal Balance (in billions):	$506.83	$527.63	$569.88	$594.17

Within this portfolio, as of December 31, 2019, are approximately 23,285 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $469.6 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo Bank also services whole loans for itself and a variety of investors. The properties securing loans in Wells Fargo Bank’s servicing portfolio, as of December 31, 2019, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin

Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo Bank utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wells Fargo Bank to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo Bank, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo Bank’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2016	$385,516,905,565	$838,259,754	0.22%
Calendar Year 2017	$395,462,169,170	$647,840,559	0.16%
Calendar Year 2018	$426,656,784,434	$509,889,962	0.12%
Calendar Year 2019	$448,683,861,638	$390,136,051	0.09%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Wells Fargo Bank is rated by Fitch, S&P and Morningstar as a primary servicer, a master servicer and a special servicer of commercial mortgage loans in the US. Wells Fargo Bank’s servicer ratings by each of these agencies are outlined below:

US Servicer Ratings	Fitch	S&P	Morningstar
Primary Servicer:	CPS1-	Strong	MOR CS1
Master Servicer:	CMS1-	Strong	MOR CS1
Special Servicer:	CSS2	Above Average	MOR CS2

The long-term issuer ratings of Wells Fargo Bank are rated “A+” by S&P, “Aa2” by Moody’s Investor Service Inc. (“Moody’s”) and “AA-” by Fitch. The short-term issuer ratings of Wells Fargo Bank are rated “A-1” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo Bank has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wells Fargo Bank’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wells Fargo Bank’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo Bank may perform any of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, the Master Servicer will remain responsible for its duties thereunder. Wells Fargo Bank may engage third-party vendors to provide technology or process efficiencies. Wells Fargo Bank monitors its third-party vendors in compliance with its internal procedures and applicable law. Wells Fargo Bank has entered into contracts with third-party vendors for the following functions:

●	provision of Strategy and Strategy CS software;

●	audit services;

●	tracking and reporting of flood zone changes;

●	abstracting of leasing consent requirements contained in mortgage loan documents;

●	legal representation;

●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation and underwriting of loan assumption package for review by Wells Fargo Bank;

●	performance of property inspections;

●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;

●	Uniform Commercial Code searches and filings;

●	insurance tracking and compliance;

●	onboarding-new loan setup;

●	lien release-filing and tracking;

●	credit investigations and background checks; and

●	defeasance calculations.

Wells Fargo Bank may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans and the Serviced Companion Loans. Wells Fargo Bank monitors and reviews the performance of sub-servicers appointed by it. Generally, all amounts received by Wells Fargo Bank on the Mortgage Loans and the Serviced Companion Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo Bank and will then be allocated and transferred to the appropriate account as described in this prospectus. On the day any amount is to be disbursed by Wells Fargo Bank, that amount is transferred to a common disbursement account prior to disbursement.

Wells Fargo Bank (in its capacity as the Master Servicer) will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or Serviced Companion Loans. On occasion, Wells Fargo Bank may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans, Serviced Companion Loans or otherwise. To the extent Wells Fargo Bank performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo Bank proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo Bank is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo Bank, or to which any property of Wells Fargo Bank is subject, that are material to the Certificateholders, nor does Wells Fargo Bank have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The Master Servicer will enter into one or more agreements with the Mortgage Loan Sellers to purchase the master servicing rights to the related Mortgage Loans and the primary servicing rights with respect to certain of the related Mortgage Loans (other than any Non-Serviced Mortgage Loans) and Serviced Companion Loans and/or the right to be appointed as the master servicer or primary servicer, as the case may be, with respect to such Mortgage Loans.

Wells Fargo Bank is the purchaser under a repurchase agreement with Argentic or certain of its affiliates, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by Argentic or certain of its affiliates. Pursuant to certain interim servicing agreements between Wells Fargo Bank and Argentic or certain of its affiliates, Wells Fargo Bank acts as interim servicer with respect to certain mortgage loans owned by Argentic or those affiliates from time to time, which may include, prior to their inclusion in the issuing entity, some or all of the Argentic Mortgage Loans.

Pursuant to certain interim servicing agreements between Wells Fargo Bank and Barclays or certain of its affiliates, Wells Fargo Bank acts as interim servicer with respect to certain mortgage loans owned by Barclays or those affiliates from time to time, which may include, prior to their inclusion in the issuing entity, some or all of the Barclays Mortgage Loans.

Wells Fargo Bank is the purchaser under repurchase agreements with LMF or with a wholly-owned subsidiary or other affiliate of LMF, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by LMF or by its affiliates. Pursuant to certain interim servicing agreements between Wells Fargo Bank and LMF or certain of its affiliates, Wells Fargo Bank acts as interim servicer with respect to certain mortgage loans owned by LMF or those affiliates from time to time, which may include, prior to their inclusion in the issuing entity, some or all of the LMF Mortgage Loans.

Pursuant to certain interim servicing arrangements between Wells Fargo Bank and RREF or certain of its affiliates, Wells Fargo Bank acts as interim servicer with respect to certain mortgage loans owned by RREF or those affiliates from time to time, which may include, prior to their inclusion in the issuing entity, some or all of the RREF Mortgage Loans.

Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans it owns, including, prior to their inclusion in the issuing entity, some or all of the Wells Fargo Bank Mortgage Loans.

As of the Closing Date, neither Wells Fargo Bank nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Wells Fargo Bank or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The foregoing information set forth under this sub-heading regarding Wells Fargo Bank has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between Wells Fargo Bank, in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Wells Fargo Bank will have various duties under the PSA. Certain duties and obligations of Wells Fargo Bank are described under “Pooling and Servicing Agreement—General” and
“—Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions”. The ability of the master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. The master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the master servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

Wells Fargo Bank, in its capacity as master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the master servicer’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”. The master servicer’s rights and obligations with respect to indemnification, and certain limitations on the master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The Special Servicer

RCA, is expected to act as the special servicer and in such capacity is expected to initially be responsible for the servicing and administration of Specially Serviced Loans (other than any Excluded Special Servicer Loan and any non-serviced whole loan) and REO Properties (in such capacity, the “Special Servicer”)as well as the reviewing of certain Major Decisions and other transactions relating to Mortgage Loans and other Special Servicer Decisions for all of the Mortgage Loans (other than any Excluded Special Servicer Loan and any non-serviced whole loan) pursuant to the PSA.

RCA maintains its principal servicing office at 200 S. Biscayne Blvd., Suite 3550, Florida 33131.

RCA has been engaged in the special servicing of commercial mortgage loans for commercial real estate securitizations since approximately May 2012. RCA currently has a commercial mortgage-backed securities special servicer rating of “CSS2” by Fitch, a commercial loan special servicer ranking of “Above Average” by S&P and a commercial mortgage special servicer ranking of “MOR CS2” by Morningstar. RCA is also rated by Kroll Bond Rating Agency and DBRS.

RCA is an affiliate of RCM and Securities and Exchange Commission registered investments adviser. RCM is a vertically integrated commercial real estate investment and asset manager. Previously an indirect wholly-owned subsidiary of Lennar, a national homebuilder, RCM and RCA were acquired on November 30, 2018 by investment funds managed by Stone Point in partnership with RCM’s management team. Stone Point is a financial services and asset management focused private equity firm based in Greenwich, Connecticut. As of September 30, 2019, RCM was the sponsor of, and certain of its affiliates were investors in, nine private equity fund structures (collectively, the “Funds”) and RCM also advised several other investment vehicles such as coinvestments, joint ventures and separately managed accounts, having over $5.0 billion of regulatory assets under management in the aggregate. Of the nine Funds, five are focused in whole or in part on investments in commercial mortgage-backed securities, with the remaining Funds focused on distressed and value add real estate related investments, mezzanine debt and/or credit investments.

In addition, RCM has underwritten and purchased, primarily for the Funds, over $7.1 billion in face value of subordinate commercial mortgage-backed securities certificates in approximately 112 securitizations totaling approximately $118 billion in overall transaction size. RCM (or an affiliate) has the right to appoint the special servicer for each of these transactions.

Rialto Management Group, LLC, together with its subsidiaries RCA and RCM (excluding Stone Point), had 234 employees as of September 30, 2019 and is headquartered in Miami with offices located in New York City and Atlanta and additional offices across the United States and in Europe.

RCA has detailed operating policies and procedures which are reviewed at least annually and updated as appropriate. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act. RCA has developed strategies and procedures for managing delinquent loans, loans subject to bankruptcies of the borrowers and other breaches by borrowers of the underlying loan documents that are designed to maximize value from the assets for the benefit of certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the related servicing standard. The strategy pursued by RCA for any particular property depends upon, among other things, the terms and provisions of the underlying loan documents, the jurisdiction where the underlying property is located and the condition and type of underlying property. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

RCA is subject to an annual external audit. As part of such external audit, auditors perform test work and review internal controls throughout the year. While RCA was a part of Lennar, RCA was determined to be Sarbanes-Oxley compliant.

RCA maintains a web-based asset management system that contains performance information at the portfolio, loan and property levels on the various loan and REO assets that it services. Additionally, RCA has a formal, documented disaster recovery and business continuity plan.

As of September 30, 2019, RCA and its affiliates were actively special servicing approximately 181 portfolio loans (and REO properties) with an unpaid principal balance of approximately $2.68 billion (see footnote 2 to the chart below).

RCA is also currently performing special servicing for approximately 114 commercial real estate securitizations. With respect to such securitization transactions, RCA is administering approximately 7,600 assets with an unpaid principal balance at securitization of approximately $119.5 billion. The asset pools specially serviced by RCA include residential, multifamily/condo, office, retail, hotel, healthcare, industrial, manufactured housing and other income-producing properties as well as residential and commercial land.

The table below sets forth information about RCA’s portfolio of specially serviced commercial and multifamily mortgage loans and REO properties in commercial mortgage-backed securitization transactions as of the dates indicated:

CMBS Pools	As of 12/31/2016	As of 12/31/2017	As of 12/31/2018	As of 9/30/2019
Number of CMBS Pools Named Special Servicer	75	90	105	114
Approximate Aggregate Unpaid Principal Balance(1)	$79 billion	$91.8 billion	$110.9 billion	$119.5 billion
Approximate Number of Specially Serviced Loans or REO Properties(2)	37	77	136	181
Approximate Aggregate Unpaid Principal Balance of Specially Serviced Loans or REO Properties(2)	$320 million	$1.1 billion	$2.02 billion	$2.68 billion

(1)	Includes all commercial and multifamily mortgage loans and related REO properties in RCA’s portfolio for which RCA is the named special servicer, regardless of whether such mortgage loans and related REO properties are, as of the specified date, specially serviced by RCA.

(2)	Includes only those commercial and multifamily mortgage loans and related REO properties in RCA’s portfolio for which RCA is the named special servicer that are, as of the specified date, specially serviced by RCA. Does not include any resolutions during the specified year.

In its capacity as the special servicer, RCA will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. RCA may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular underlying mortgage loans or otherwise. To the extent that RCA has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard (as defined in the PSA).

RCA does not have any material advancing rights or obligations with respect to the commercial mortgage-backed securities pools as to which it acts as special servicer. In certain instances RCA may have the right or be obligated to make property related servicing advances in emergency situations with respect to certain commercial mortgage-backed securities pools as to which it acts as special servicer.

There are, to the actual current knowledge of RCA, no special or unique factors of a material nature involved in special servicing the particular types of assets included in this securitization transaction, as compared to the types of assets specially serviced by RCA in other commercial mortgage-backed securitization pools generally, for which RCA has developed processes and procedures which materially differ from the processes and procedures employed by RCA in connection with its special servicing of commercial mortgage-backed securitization pools generally. There have not been, during the past three years, any material changes to the policies or procedures of RCA in the servicing function it will perform under the PSA for assets of the same type included in this securitization transaction.

No securitization transaction in which RCA was acting as special servicer has experienced a servicer event of default as a result of any action or inaction of RCA as special servicer,

including as a result of a failure by RCA to comply with the applicable servicing criteria in connection with any securitization transaction. RCA has not been terminated as special servicer in any securitization, either due to a servicing default or the application of a servicing performance test or trigger. RCA has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which RCA is acting as special servicer. There has been no previous disclosure of material noncompliance with the applicable servicing criteria by RCA in connection with any securitization in which RCA was acting as special servicer.

RCA does not believe that its financial condition will have any adverse effect on the performance of its duties under the PSA and, accordingly, RCA believes that its financial condition will not have any material impact on the Mortgage Pool performance or the performance of the certificates.

From time to time RCA is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. RCA does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA. There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against RCA or of which any of its property is the subject, that are material to the Certificateholders.

RCA occasionally engages consultants to perform property inspections and to provide surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction with the exception of some outsourced base servicing functions.

In the commercial mortgage-backed securitizations in which RCA acts as special servicer, RCA may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, RCA’s appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace RCA as the special servicer.

RCA is an affiliate of (i) Rialto Real Estate Fund IV – Debt, LP, the Retaining Sponsor and a mortgage loan seller, (ii) RREF IV-D WFCM 2020-C55 MOA, LLC, the entity expected to be appointed as the Risk Retention Consultation Party and expected holder of the VRR Interest, (iii) RREF IV-D WFCM 2020-C55 MOA-HRR, LLC, the entity expected to be the holder of the “eligible horizontal residual interest” and be appointed as the initial Controlling Class Certificateholder and the initial Directing Certificateholder, (iv) RREF IV-D WFCM 2020-C55, LLC, the entity that is expected to purchase the Class F, Class G, Class X-F and Class X-G certificates and which will receive the Class V certificates (in each case, other than the portion of each such class of certificates that comprise “VRR Interest” as described in “Credit Risk Retention”) on the Closing Date and (v)  Situs Holdings, LLC, which is the initial special servicer under the BWAY 2019-1633 trust and servicing agreement with respect to the servicing of the 1633 Broadway Whole Loan, through common control by Stone Point. In addition, RCA was appointed as the initial special servicer under the UBS 2019-C18 pooling and servicing agreement which governs the servicing and administration of the 4041 Central Whole Loan and is an affiliate of the entities that are the controlling class certificateholder, initial directing certificateholder, retaining sponsor and initial risk retention consultation party under the UBS 2019-C18 pooling and servicing agreement. Except as described above, as of the Closing Date, neither RCA nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, RCM or its affiliates may, in the future, retain or own interests in certain other classes of certificates.

Any such party will have the right to dispose of such certificates at any time. RCA or an affiliate assisted RREF IV-D WFCM 2020-C55 MOA-HRR, LLC and/or one or more of its affiliates with its due diligence of the Mortgage Loans prior to the Closing Date. For the avoidance of doubt, the foregoing entities are no longer affiliates of LMF Commercial, LLC, formerly known as Rialto Mortgage Finance, LLC.

From time to time, RCA and/or its affiliates may purchase securities, including CMBS certificates. RCA and/or its affiliates may review this prospectus and purchase certificates issued in this offering, including in the secondary market. Any such party will have the right to dispose of such certificates at any time, except with respect to the VRR Interest and H-RR Certificates.

The foregoing information regarding RCA under this section titled “—The Special Servicer” has been provided by RCA.

The special servicer will be required to pay all expenses incurred in connection with its responsibilities under the PSA (subject to reimbursement as described in this prospectus).

The special servicer may be terminated, with respect to the Mortgage Loans and Serviced Companion Loans, without cause, by (i) the applicable Certificateholders (if a Control Termination Event has occurred and is continuing) and (ii) the Directing Certificateholder (for so long as a Control Termination Event does not exist), as described and to the extent in “Pooling and Servicing Agreement— Replacement of Special Servicer Without Cause” in this prospectus.

The special servicer may resign under the PSA as described under “Pooling and Servicing Agreement—Resignation of the Master Servicer and Special Servicer” in this prospectus.

Certain duties and obligations of RCA as the special servicer and the provisions of the PSA are described under “Pooling and Servicing Agreement”, “—Enforcement of “Due-On-Sale” and “Due-On-Encumbrance” Provisions” and “—Inspections” in this prospectus. RCA’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” below.

The special servicer and various related persons and entities will be entitled to be indemnified by the issuing entity for certain losses and liabilities incurred by the special servicer as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

RCA, in its capacity as special servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the special servicer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”. The special servicer’s rights and obligations with respect to indemnification, and certain limitations on the special servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Affiliated Special Servicer

Situs Holdings, LLC

Situs Holdings, LLC, a Delaware limited liability company (“Situs Holdings”), is the initial special servicer solely with respect to the 1633 Broadway Mortgage Loan (7.3%) under the BWAY 2019-1633 TSA. Situs Holdings is a wholly owned subsidiary of an affiliated entity of Stone Point Capital LLC (“Stone Point”). Stone Point is a global private equity firm that has raised over $13 billion of committed capital. Stone Point targets investments in the global financial services industries, including insurance underwriting and distribution, mortgage services, benefits and healthcare, outsourcing services, specialty lending, asset management and retirement savings, and banking and depository institutions. Situs Holdings and Rialto Capital Advisors, LLC are commonly controlled by Stone Point.

The principal executive office of Situs Holdings is located at 5065 Westheimer, Suite 700E, Houston, Texas 77056 and its telephone number is (713) 328-4400. Situs Holdings maintains its principal special servicing office at 101 Montgomery Street, Suite 2250, San Francisco, California 94104.

Situs Holdings has a current special servicer rating for “CSS2-” from Fitch and is on S&P’s Select Servicer list as a United States Commercial Mortgage Special Servicer ranked “Above Average.” Situs Holdings is approved by Moody’s, Kroll and DBRS as a special servicer for CMBS and SFR transactions. As of December 31, 2019, Situs Holdings is also the named operating advisor for 21 CMBS transactions with an aggregate outstanding principal balance of approximately $18.3 billion.

Situs Holdings and its affiliates (collectively, “Situs”) are involved in the real estate investment, finance and advisory businesses including the commercial real estate advisory business including:

●	Real estate consulting

●	Primary servicing

●	CMBS special servicing

●	Asset management

●	Commercial real estate valuation

●	Due diligence and underwriting

Since 1985, Situs has provided commercial real estate advisory, due diligence and business solutions to the lending and real estate industries. Situs has major offices located across the U.S. in San Francisco, New York, and Houston as well as offices in London and Frankfurt. Situs provides services to financial institutions investors and servicers as well as to agencies of the United States government.

The table below sets forth information about Situs’ portfolio of securitized specially serviced loans as of the dates indicated below:

Special Servicing	12/31/2016	12/31/2017	12/31/2018	12/31/2019
CMBS Pools (exclude SFR)	17	19	22	60
By Approximate Number	926	1,159	1,220	1,912
Named Specially Serviced Portfolio By Approximate UPB(1)	$11,037,436,457	$9,390,884,743	$11,988,515,043	$29,654,019,596
Actively Specially Serviced Portfolio By Number of Loans(2)	13	14	12	3
Actively Specially Serviced Portfolio By Approximate UPB(2)	$120,278,493	$181,792,953	$138,318,128	$12,523,226

SFR Pools	10	6	3	6
By Approximate Number	164	153	249	512
Named Specially Serviced Portfolio By Approximate UPB(1)	$5,567,067,343	$2,423,291,984	$547,140,715	$1,410,421,511
Actively Specially Serviced Portfolio By Number of Loans(2)	0	5	7	17
Actively Specially Serviced Portfolio By Approximate UPB(2)	$0	$9,314,191	$11,115,151	$26,206,600

(1)	Includes all securitized loans in Situs’ portfolio for which Situs is the named special servicer, regardless of whether such loans are, as of the specified date, specially-serviced loans.

(2)	Includes only those securitized loans in the portfolio that, as of the specified date, are specially-serviced loans.

As of December 31, 2019, Situs had 42 personnel involved in the asset management and special servicing of commercial real estate assets, of which 7 were dedicated to the special servicing business unit. As of December 31, 2019, Situs specially serviced a portfolio that included approximately 34 loans throughout the United States with a then current face value in excess of $47.7 million, all of which are commercial or multifamily real estate assets. As of December 31, 2019, Situs had 49 personnel involved in the primary/master servicing of commercial real estate, all of which are commercial or multifamily real estate assets.

Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as those securing the Mortgage Loans backing the Certificates. Additionally certain affiliates of Situs may be invested in, directly or indirectly, commercial real estate assets and commercial mortgage assets that include the same types of loans and properties securing the Mortgage Loans. Accordingly, the assets that Situs services or that its affiliates own, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the mortgage loans for tenants, purchasers, financing and so forth.

Situs has developed policies and procedures for the performance of its servicing and special servicing obligations in compliance with applicable servicing criteria set forth in Item 1122 of Regulation AB, including managing delinquent loans and loans subject to the bankruptcy of the borrower. Situs has recognized that technology can greatly improve its performance as a servicer and special servicer, and Situs’ infrastructure provides improved controls for compliance with pooling and servicing agreements, loan administration and procedures in workout/resolution.

Situs occasionally engages consultants to perform property inspections and provide certain asset management functions. Situs does not have any material primary advancing obligations with respect to the CMBS pools as to which it acts as servicer and/or special servicer and accordingly Situs does not believe that its financial condition will have any adverse effect on the performance of its duties under the pooling and servicing agreement nor any material impact on the loan performance or the performance of the certificates.

Situs will not have primary responsibility for custody services of original documents evidencing the mortgage loans. On occasion, Situs may have custody of certain of such documents as necessary for enforcement actions involving the mortgage loans or otherwise. To the extent that Situs has custody of any such documents, such documents will be maintained in a manner consistent with the servicing standards set forth in the pooling and servicing agreement. There are currently no legal proceedings pending; and no legal proceedings known to be contemplated by governmental authorities, against Situs or of which any of its property is the subject, which is material to the holders of the certificates. Situs Holdings is not an affiliate of the Trust, the master servicer, any special servicer, the operating advisor and asset representations reviewer, the certificate administrator or the trustee.

No securitization transaction involving commercial or multifamily mortgage loans in which Situs was acting as servicer and/or special servicer has experienced an event of default as a result of any action or inaction performed by Situs as special servicer. In addition, there has been no previous disclosure of material non-compliance with servicing criteria by Situs with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which Situs was acting as servicer and/or special servicer.

From time to time, Situs and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. Situs does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to serve as servicer and/or special servicer.

Situs is not an affiliate of the depositor, the issuing entity, the sponsors (other than Rialto Real Estate Fund IV- Debt, LP), the originators, the master servicer, any sub-servicer, the trustee, the certificate administrator, the custodian, the operating advisor or the asset representation reviewer. Situs is affiliated, through common control by Stone Point Capital LLC, with (i) Rialto Real Estate Fund IV-Debt, LP, the retaining sponsor and a mortgage loan seller, (ii) Rialto Capital Advisors, LLC, the expected special servicer, (iii) RREF IV-D WFCM 2020-C55 MOA-HRR, LLC, the expected holder of the “eligible horizontal residual interest”, the initial Controlling Class Certificateholder and the entity expected to be appointed as the initial Directing Certificateholder with respect to each Mortgage Loan (other than (a) any Non-Serviced Mortgage Loan, or (b) any applicable Excluded Loan with respect to the Directing Certificateholder), (iv) RREF IV-D WFCM 2020-C55 MOA, LLC, the expected holder of the VRR Interest and Risk Retention Consultation Party, and (v) RREF IV-D WFCM 2020-C55, LLC, which entity is expected to purchase the Class F, Class G, Class X-F and Class X-G certificates, and which will receive the Class V certificates (in each case, excluding the portion comprising the VRR Interest). From time to time, Situs and/or its affiliates may purchase or sell securities, including CMBS certificates. Except as described in this paragraph, and elsewhere in this prospectus, regarding (i) Rialto Real Estate Fund IV-Debt, LP (ii) RREF IV-D WFCM 2020-C55 MOA-HRR, LLC, (iii) RREF IV-D WFCM 2020-C55 MOA, LLC and (iv) RREF IV-D WFCM 2020-C55, LLC, to Situs’ knowledge neither Situs nor any of its affiliates intends to retain any other certificates issued by the issuing entity on the Closing Date nor any other economic interest in this securitization other than Rialto Capital Advisors, LLC’s and Situs’ rights to special servicer compensation as described in this prospectus. Situs or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

Situs may enter into one or more arrangements with any party entitled to appoint or remove and replace a special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Situs’s appointment as special servicer under the PSA and limitations on such person’s right to replace Situs as a special servicer.

The foregoing information set forth under this sub-heading “—The Affiliated Special Servicer—Situs Holdings, LLC” has been provided by Situs. Situs is providing such information at the depositor’s request to assist it with the preparation of this prospectus and Situs assumes no responsibility or liability for the contents of this prospectus.

The depositor, the mortgage loan sellers, the underwriters, the master servicer, the special servicer, the operating advisor and asset representations reviewer, the trustee and the certificate administrator may maintain banking and other commercial relationships with Situs and its affiliates.

The Benchmark 2020-B16 Special Servicer, the BWAY 2019-1633 Servicer and the MAD 2019-650M Servicer

KeyBank National Association, a national banking association (“KeyBank”), is (i) expected to be the Non-Serviced Special Servicer with respect to the Kings Plaza Whole Loan under the Benchmark 2020-B16 PSA, (ii) the Non-Serviced Master Servicer of the 1633 Broadway Whole Loan under the BWAY 2019-1633 TSA, and (iii) the Non-Serviced Master Servicer of the 650 Madison Whole Loan under the MAD 2019-650M TSA.

KeyBank is a wholly-owned subsidiary of KeyCorp. KeyBank is not an affiliate of the issuing entity, the depositor, the Mortgage Loan Sellers, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor, or the asset representations reviewer. The principal servicing offices of KeyBank are located at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211.

KeyBank has been engaged in the servicing of commercial mortgage loans since 1995 and commercial mortgage loans originated for securitization since 1998. The following table sets forth information about KeyBank’s portfolio of master or primary serviced commercial mortgage loans as of the dates indicated.

Loans	12/31/17	12/31/18	12/31/19
By Approximate Number	16,654	16,281	18,882
By Approximate Aggregate Principal Balance (in billions)	$197.6	$239.0	$289.6

Within this servicing portfolio are, as of December 31, 2019, approximately 11,073 loans with a total principal balance of approximately $203.0 billion that are included in approximately 771 commercial mortgage-backed securitization transactions.

KeyBank’s servicing portfolio includes mortgage loans secured by multifamily, office, retail, hospitality, and other types of income-producing properties that are located throughout the United States. KeyBank also services newly-originated commercial mortgage loans and mortgage loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third parties. Based on the aggregate outstanding principal balance of loans being serviced as of June 30, 2019, the Mortgage Bankers Association of America ranked KeyBank the third largest commercial mortgage loan servicer for loans related to commercial mortgage-backed securities in terms of total master and primary servicing volume.

KeyBank has been a special servicer of commercial mortgage loans and commercial real estate assets included in commercial mortgage-backed securities transactions since 1998. As of December 31, 2019, KeyBank was named as special servicer with respect to commercial mortgage loans in 281 commercial mortgage-backed securities transactions totaling approximately $111.4 billion in aggregate outstanding principal balance and was special servicing a portfolio that included approximately 86 commercial mortgage loans with an aggregate outstanding principal balance of approximately $778.3 million, which portfolio includes multifamily, office, retail, hospitality and other types of income-producing properties that are located throughout the United States.

The following table sets forth information on the size and growth of KeyBank’s managed portfolio of specially serviced commercial mortgage loans for which KeyBank is the named special servicer in CMBS transactions in the United States.

CMBS (US)	As of 12/31/2017	As of 12/31/2018	As of 12/31/2019
By Approximate Number of Transactions	177	211	281
By Approximate Aggregate Principal Balance (in billions)	$71.1	$86.7	$111.4

KeyBank has resolved over $12.7 billion of U.S. commercial mortgage loans over the past 10 years, $2.9 billion of U.S. commercial mortgage loans during 2010, $2.27 billion of U.S. commercial mortgage loans during 2011, $1.89 billion of U.S. commercial mortgage loans during 2012, $2.69 billion U.S. commercial mortgage loans during 2013, $628.5 million of U.S. commercial mortgage loans during 2014, $1.4 billion of U.S. commercial mortgage loans during 2015, $263.6 million of U.S. commercial mortgage loans during 2016, $225 million of U.S. commercial mortgage loans during 2017, $123.4 million of U.S. commercial mortgage loans during 2018 and $318.7 million of U.S. commercial mortgage loans during 2019.

KeyBank is approved as the master servicer, primary servicer, and special servicer for commercial mortgage-backed securities rated by Moody’s, S&P Global Ratings (“S&P”), Fitch, and Morningstar Credit Ratings, LLC (“Morningstar”), a credit rating affiliate of DBRS, Inc. Moody’s does not assign specific ratings to servicers. KeyBank is on S&P’s Select Servicer list as a U.S. Commercial Mortgage Master Servicer and as a U.S. Commercial Mortgage Special Servicer, and S&P has assigned to KeyBank the rating of “Strong” as a master servicer, primary servicer, and special servicer. Fitch has assigned to KeyBank the ratings of “CMS1” as a master servicer, “CPS1” as a primary servicer, and “CSS1-” as a special servicer. Morningstar has assigned to KeyBank the rankings of “MOR CS1” as master servicer, “MOR CS1” as primary servicer, and “MOR CS1” as special servicer. S&P’s, Fitch’s, and Morningstar’s ratings of a servicer are based on an examination of many factors, including the servicer’s financial condition, management team, organizational structure, and operating history.

KeyBank’s servicing system utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows KeyBank to process mortgage servicing activities including: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports. KeyBank generally uses the CREFC® format to report to trustees and certificate administrators of commercial mortgage-backed securities (CMBS) transactions and maintains a website (www.keybank.com/key2cre) that provides access to reports and other information to investors in CMBS transactions that KeyBank is the servicer.

KeyBank maintains the accounts it uses in connection with servicing commercial mortgage loans. The following table sets forth the ratings assigned to KeyBank’s debt obligations and deposits.

	S&P	Fitch	Moody’s
Long-Term Debt Obligations	A-	A-	A3
Short-Term Debt Obligations	A-2	F1	P-2
Long Term Deposits	N/A	A	Aa3
Short Term Deposits	N/A	F1	P-1

KeyBank believes that its financial condition will not have any material adverse effect on the performance of its duties under the applicable Non-Serviced PSA and, accordingly, will not have any material adverse impact on the performance of the underlying mortgage loan or the performance of the Certificates.

KeyBank has developed policies, procedures and controls for the performance of its master servicing and special servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, procedures to (i) notify borrowers of payment delinquencies and other loan defaults, (ii) work with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event, (iii) if a servicing transfer event occurs as a result of a delinquency, loss, bankruptcy or other loan default, transfer the subject loan to the special servicer, and (iv) managing delinquent loans and loans subject to the bankruptcy of the borrowers.

KeyBank’s servicing policies and procedures for the servicing functions it will perform under the applicable Non-Serviced PSA for assets of the same type included in this transaction are updated periodically to keep pace with the changes in the CMBS industry. For example, KeyBank has, in response to changes in federal or state law or investor requirements, (i) made changes in its insurance monitoring and risk-management functions as a result of the Terrorism Risk Insurance Act of 2002 and (ii) established a website where investors and mortgage loan borrowers can access information regarding their investments and mortgage loans. Otherwise, KeyBank’s servicing policies and procedures have been generally consistent for the last three years in all material respects.

As the special servicer, KeyBank is generally responsible for the special servicing functions with respect to certain of the Non-Serviced Whole Loans and any related REO property. Additionally, KeyBank may from time to time perform some of its servicing obligations under the applicable Non-Serviced PSA through one or more third-party vendors that provide servicing functions such as tracking and reporting of flood zone changes, performing UCC searches, filing UCC financing statements and amendments, appraisals, environmental assessments, property condition assessments, property management, real estate brokerage services and other services necessary in the routine course of acquiring, managing and disposing of any REO property. KeyBank will, in accordance with its internal procedures and applicable law, monitor and review the performance of any third-party vendors retained by it to perform servicing functions, and KeyBank will remain liable for its servicing obligations under the applicable Non-Serviced PSA as if KeyBank had not retained any such vendors.

Under the related Non-Serviced PSA, generally, all amounts received by KeyBank in connection with any REO Property held by the related issuing entity are deposited into an REO account.

KeyBank will not have primary responsibility for custody services of original documents evidencing the Non-Serviced Whole Loans it is performing any primary servicing or special servicing. KeyBank may from time to time have custody of certain of such documents as necessary for enforcement actions involving such Non-Serviced Whole Loans or otherwise. To the extent that KeyBank has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the applicable servicing standard.

No securitization transaction involving commercial or multifamily mortgage loans in which KeyBank was acting as primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of KeyBank as primary servicer or special servicer, as applicable, including as a result of KeyBank’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. KeyBank has made all advances required to be made by it under its servicing agreements for commercial and multifamily mortgage loans.

From time to time KeyBank is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer and otherwise arising in the ordinary course of its business. KeyBank does not believe that any lawsuits or legal proceedings that are pending at this time would, individually or in the aggregate, have a material adverse effect on its business or its ability to service the applicable Non-Serviced Whole Loan pursuant to the applicable Non-Serviced PSA.

KeyBank is not aware of any lawsuits or legal proceedings, contemplated or pending, by governmental authorities against KeyBank at this time.

The foregoing information set forth under this sub-heading “—The Benchmark 2020-B16 Special Servicer, the BWAY 2019-1633 Servicer and the MAD 2019-650M Servicer” has been provided by KeyBank. KeyBank is providing such information at the depositor’s request to assist it with the preparation of this prospectus and KeyBank assumes no responsibility or liability for the contents of this prospectus.

The Operating Advisor and Asset Representations Reviewer

Park Bridge Lender Services LLC (“Park Bridge Lender Services”), a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC (“Park Bridge Financial”), will act as operating advisor and asset representations reviewer under the PSA with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan). Park Bridge Lender Services has an address at 600 Third Avenue, 40th Floor, New York, New York 10016 and its telephone number is (212) 230-9090.

Park Bridge Financial is a privately held commercial real estate finance advisory firm headquartered in New York, New York. Since its founding in 2009, Park Bridge Financial and its affiliates have been engaged by commercial banks (community, regional and multi-national), opportunity funds, REITs, investment banks, insurance companies, entrepreneurs and hedge funds on a wide variety of advisory assignments. These engagements have included: mortgage brokerage, loan syndication, contract underwriting, valuations, risk assessments, surveillance, litigation support, expert testimony, loan restructures as well as the disposition of commercial mortgages and related collateral.

Park Bridge Financial’s technology platform is server-based with back-up, disaster-recovery and encryption services performed by vendors and data centers that comply with industry and regulatory standards.

Park Bridge Lender Services satisfies each of the criteria of the definition of “Eligible Operating Advisor” set forth in “Pooling and Servicing Agreement—The Operating Advisor—Eligibility of Operating Advisor”. Park Bridge Lender Services: (a) is an operating advisor on other commercial mortgage-backed securities transactions rated by any of the Rating Agencies and none of the Rating Agencies has qualified, downgraded or withdrawn any of its ratings of one or more classes of certificates for any such transaction citing concerns with Park Bridge Lender Services as the sole or a material factor in such rating action; (b) can and will make the representations and warranties of the operating advisor set forth in the PSA, including to the effect that it possesses sufficient financial strength to fulfill its duties and responsibilities pursuant to the PSA over the life of the issuing entity; (c) is not (and is not affiliated (including Risk Retention Affiliated) with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a sponsor, any borrower party, the third party purchaser, the directing certificateholder, a risk retention consultation party, or a depositor, a trustee, a certificate administrator, a master servicer or a special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates (including Risk Retention Affiliates); (d) has not been paid by the special servicer or any successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the recommendation of the replacement of the special servicer or the appointment of a successor special servicer to become the special servicer; (e) (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and (f) does not directly or indirectly, through one or more affiliates or otherwise, own or have any derivative exposure in any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than its fees from its role as operating advisor and asset representations reviewer.

As of December 31, 2019, Park Bridge Lender Services was acting as operating advisor or trust advisor for commercial mortgage-backed securities transactions or other similar transactions with an approximate aggregate initial principal balance of $235.0 billion issued in 276 transactions.

As of December 31, 2019, Park Bridge Lender Services was acting as asset representations reviewer for commercial mortgage-backed securities transactions or other similar transactions with an approximate aggregate initial principal balance of $107.6 billion issued in 120 transactions.

There are no legal proceedings pending against Park Bridge Lender Services, or to which any property of Park Bridge Lender Services is subject, that are material to the Certificateholders, nor does Park Bridge Lender Services have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The foregoing information under this heading “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” has been provided by Park Bridge Lender Services.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or the asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s or the asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer” in this prospectus.

Credit Risk Retention

General

Pursuant to Section 15G of the Exchange Act as added by Section 931 of the Dodd-Frank Act and implemented by Regulation RR (15 U.S.C. §78o-11) (the “Credit Risk Retention Rules”), a sponsor of certain types of asset-backed securities is required, either directly or through one or more majority-owned affiliates, to retain a portion of the credit risk of the asset-backed securities transaction. As a consequence of the Credit Risk Retention Rules, Rialto Real Estate Fund IV – Debt, LP, one of the sponsors of this transaction (and an affiliate of Rialto Capital Advisors, LLC, the special servicer) has agreed to act as the retaining sponsor (in such capacity, the “Retaining Sponsor”) for purposes of compliance with the Credit Risk Retention Rules (but only for so long as such rules remain in effect). The Retaining Sponsor intends to satisfy its risk retention requirements through a combination of the following on the Closing Date:

●	the purchase by its MOA, which is expected to be RREF IV-D WFCM 2020-C55 MOA-HRR, LLC, of an “eligible horizontal residual interest” (as defined in the Credit Risk Retention Rules), in the form of certificates representing approximately 0.68% of the fair value of all of the ABS interests issued, which will be comprised of the Class H-RR certificates (other than the portion that comprises the VRR Interest), determined in accordance with Generally Accepted Accounting Principles (“GAAP”); and

●	the purchase by its MOA, which is expected to be RREF IV-D WFCM 2020-C55 MOA, LLC (together with RREF IV-D WFCM 2020-C55 MOA-HRR, LLC, the “Retaining Parties”), of an “eligible vertical interest” (as defined in the Credit Risk Retention Rules, the “VRR Interest”) comprised of approximately 4.34% of the Certificate Balance, the Notional Amount or Percentage Interest, as applicable, of each class of certificates (other than the Class R certificates) in such amounts as set forth below:

Class	Approx. Initial Certificate Balance/Notional Amount/Percentage Interest to be Retained(1)
Class A-1	$881,000
Class A-2	$790,000
Class A-3	$1,053,000
Class A-SB	$1,403,000
Class A-4	$7,940,000
Class A-5	$17,184,000
Class X-A	$29,251,000
Class X-B	$7,731,000
Class A-S	$4,179,000
Class B	$1,933,000
Class C	$1,619,000
Class X-D	$1,985,000
Class X-F	$888,000
Class X-G	$418,000
Class D	$1,097,000
Class E	$888,000
Class F	$888,000
Class G	$418,000
Class H-RR	$1,515,000
Class V	4.34%

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

The certificates described above are referred to in this prospectus collectively as the “VRR Interest”. The VRR Interest is intended to meet the definition of an “eligible vertical interest,” as such term is defined in the Credit Risk Retention Rules.

The Class H-RR certificates (other than the portion that comprises the VRR Interest) are referred to in this prospectus collectively as the “Horizontal Risk Retention Certificates”. The Horizontal Risk Retention Certificates are intended to meet the definition of an “eligible horizontal residual interest,” as such term is defined in the Credit Risk Retention Rules.

Rialto Real Estate Fund IV – Debt, LP will acquire and contribute Mortgage Loans with a principal balance of approximately 10.1% of the aggregate Initial Pool Balance.

While the Retaining Sponsor will initially partially satisfy its risk retention requirements through the purchase by RREF IV-D WFCM 2020-C55 MOA-HRR, LLC of the Horizontal Risk Retention Certificates, the Retaining Sponsor is permitted under the Credit Risk Retention Rules under certain circumstances to transfer the Horizontal Risk Retention Certificates to a “third party purchaser” (as defined in the Credit Risk Retention Rules) (for so long as it holds such Horizontal Risk Retention Certificates, a “Subsequent Third Party Purchaser”) at any time on or after February 27, 2025. Any such transfer will be subject to the satisfaction of all applicable provisions under the Credit Risk Retention Rules. See “—Hedging, Transfer and Financing Restrictions” below.

None of the sponsors nor any other party to the transaction intends to retain a material net economic interest in the securitization constituted by the issue of the certificates in a manner prescribed by Article 6 of the EU Securitization Regulation. In particular, no such person undertakes to take any action for purposes of, or in connection with, compliance by any EU Institutional Investor with any applicable EU Risk Retention and Due Diligence Requirement. Furthermore, the arrangements described under “Credit Risk Retention” have not been structured with the objective of ensuring compliance by any person with any requirement of the EU Risk Retention and Due Diligence Requirement. Consequently, the

certificates may not be a suitable investment for any EU Institutional Investor. See “Risk Factors—Other Risks Relating to the Certificates—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates” and “—EU Risk Retention and Due Diligence Requirements”.

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, the Retaining Sponsor, the Retaining Parties and other risk retention related matters, in the event the Credit Risk Retention Rules (or any relevant portion thereof) are modified, repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the Retaining Sponsor, the Retaining Parties or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules (or such relevant portion thereof).

“MOA” means a “majority-owned affiliate” (as defined in the Credit Risk Retention Rules).

Qualifying CRE Loans; Required Credit Risk Retention Percentage

The sponsors have determined that for purposes of this transaction 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of Mortgage Loans that are “qualifying CRE loans” as such term is described in the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5.0%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

Material Terms of the Eligible Vertical Interest

For a description of the material terms of the classes of certificates that comprise the VRR Interest, see “Description of the Certificates” and “Pooling and Servicing Agreement—The Risk Retention Consultation Party”. You are strongly urged to review this prospectus in its entirety.

Material Terms of the Eligible Horizontal Residual Interest

The Retaining Sponsor will purchase (or cause its majority owned affiliate to purchase) the Class H-RR certificates identified in the table below that comprise the eligible horizontal residual interest for cash on the Closing Date.

Eligible Horizontal Residual Interest

Class of Horizontal Risk Retention Certificates	Initial Aggregate Certificate Balance of Horizontal Risk Retention Certificates	Initial Available Certificate Balance of Horizontal Risk Retention Certificates(1)	Fair Value of Horizontal Risk Retention Certificates (in % and $)(2)	Purchase Price(3)
Class H-RR	$ 34,902,711	$ 33,387,711	0.68%/$6,970,185	20.8765%

(1)	This amount does not include the initial Certificate Balance of the Class H-RR certificates that is a part of the VRR Interest. The VRR Interest is not included in the Certificate Balance of any Horizontal Risk Retention Certificates.

(2)	The fair value of the applicable Certificate Balance of the indicated class of certificates expressed as a percentage of the fair value of all of the Classes of certificates (other than the Class R certificates) issued by the issuing entity and as a dollar amount.

(3)	Expressed as a percentage of the initial Certificate Balance of the Class H-RR certificates, excluding accrued interest. The aggregate purchase price to be paid for the Horizontal Risk Retention Certificates to be acquired by RREF IV-D WFCM 2020-C55 MOA-HRR, LLC is approximately $6,970,185, excluding accrued interest.

The aggregate fair value of the Horizontal Risk Retention Certificates is equal to approximately 0.68% of the aggregate fair value, as of the Closing Date, of all of the certificates (other than the Class R certificates).

The sponsors estimate that, if they had relied solely on retaining an “eligible horizontal residual interest” in order to meet the credit risk retention requirements of the Credit Risk Retention Rules with respect to this securitization transaction, the Retaining Sponsor would have retained an eligible horizontal residual interest with an aggregate fair value dollar amount of approximately $51,243,226 representing 5.0% of the aggregate fair value, as of the Closing Date, of all of the Classes of Regular Certificates and the Class V certificates, excluding accrued interest.

The approximate fair value of each Class of Regular Certificates and the Class V certificates (other than the Class R certificates) based on actual sales prices and final tranche sizes is set forth below:

Class of Certificates	Fair Value
Class A-1	$20,309,594
Class A-2	$18,764,340
Class A-3	$24,502,285
Class A-SB	$33,281,384
Class A-4	$184,756,411
Class A-5	$407,815,824
Class X-A	$70,784,286
Class X-B	$12,999,133
Class A-S	$99,169,757
Class B	$45,865,995
Class C	$38,427,099
Class X-D	$5,449,618
Class X-F	$1,854,085
Class X-G	$662,774
Class D	$21,461,670
Class E	$16,510,136
Class F	$11,751,037
Class G	$3,212,639
Class H-RR	$7,286,464
Class V	$0

The aggregate fair value of all of the classes of certificates (other than the Class R certificates) is approximately $1,024,864,530, excluding accrued interest.

As of the date of this prospectus, there are no material differences between (a) the valuation methodology or any of the key inputs and assumptions that were used in calculating the fair value or range of fair values disclosed in the preliminary prospectus under the heading “Credit Risk Retention” prior to the pricing of the certificates and the Retained Interest and (b) the valuation methodology or the key inputs and assumptions that were used in calculating the fair value set forth above under this “Credit Risk Retention” section.

On any Distribution Date, the aggregate amount available for distributions from the Mortgage Loans, net of specified servicing and administrative costs and expenses, will be distributed to the Certificates in sequential order in accordance with their respective principal and interest entitlements (beginning with the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class X-A, Class X-B, Class X-D, Class X-F and Class X-G Certificates), in each case as set forth under “Description of the Certificates—Distributions—Priority of Distributions”. On any Distribution Date, Realized Losses on the Mortgage Loans will be allocated first, to the Class H-RR certificates, second, to the Class G Certificates, third, to the Class F Certificates, fourth, to the Class E Certificates, fifth, to the Class D Certificates, sixth, to the Class C Certificates, seventh, to the Class B Certificates, eighth, to the Class A-S Certificates and ninth, to the Senior Certificates (other than the Class X Certificates), in each case until the Certificate Balance of that Class has been reduced to zero. See “Description of the Certificates—Distributions—Priority of Distributions”.

A reasonable time after the Closing Date, the sponsors will be required to disclose to, or cause to be disclosed to, Certificateholders the following: (a) the fair value of the Horizontal Risk Retention Certificates that will be retained by the Retaining Sponsor based on actual sale prices and finalized tranche sizes, (b) the fair value of the “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules) that the Retaining Sponsor would have been required to retain under the Credit Risk Retention Rules, and (c) to the extent the valuation methodology or any of the key inputs and assumptions that were used in calculating the fair value or range of fair values disclosed above under the heading “—Determination of Amount of Required Horizontal Credit Risk Retention” prior to the pricing of the certificates materially differs from the methodology or key inputs and assumptions used to calculate the fair value at the time of the Closing Date, descriptions of those material differences. Any such disclosures are expected to be included in a Current Report on Form 8-K on, or a reasonable period after, the Closing Date.

For a description of other material terms of the Horizontal Risk Retention Certificates, see “Description of the Certificates” and “Pooling and Servicing Agreement”.

The Retaining Parties

It is anticipated that on the Closing Date, (i) RREF IV-D WFCM 2020-C55 MOA, LLC, a majority-owned affiliate of the Retaining Sponsor and a Delaware limited liability company, will purchase for cash the VRR Interest and (ii) RREF IV-D WFCM 2020-C55 MOA-HRR, LLC, a majority-owned affiliate of the Retaining Sponsor and a Delaware limited liability company, will purchase for cash the remaining Class H-RR certificates.

RREF IV-D WFCM 2020-C55 MOA, LLC and RREF IV-D WFCM 2020-C55 MOA-HRR, LLC are each affiliates of the Retaining Sponsor, which is a sponsor and a mortgage loan seller.

Hedging, Transfer and Financing Restrictions

The Retaining Sponsor will agree to be the “retaining sponsor” (as defined in the Credit Risk Retention Rules) and to hold or cause the VRR Interest and the Horizontal Risk Retention Certificates to be held in accordance with the provisions of the Credit Risk Retention Rules, which includes certain restrictions on hedging, transfer and financing of the VRR Interest and the Horizontal Risk Retention Certificates. These restrictions provide that (i) the Retaining Sponsor may not transfer its VRR Interest, except to a “majority-owned affiliate” (as defined in, and in accordance with, the Credit Risk Retention Rules) and may transfer the Horizontal Risk Retention Certificates to a “third party purchaser” (as defined in, and in accordance with the Credit Risk Retention Rules) or another “majority-owned affiliate”, (ii) the Retaining Sponsor and its affiliates will not be permitted to engage in any hedging transactions if payments on the hedge instrument are materially related to the credit risk of the VRR Interest or the Horizontal Risk Retention Certificates and the hedge position would limit the financial exposure to the credit risk of the VRR Interest or the Horizontal Risk Retention Certificates

and (iii) neither the Retaining Sponsor nor any of its affiliates may pledge the VRR Interest or the Horizontal Risk Retention Certificates as collateral for any obligation unless such obligation is with full recourse to the sponsor or affiliate, respectively.

As of the Closing Date, the Retaining Sponsor expects to obtain financing with respect to, and pledge (directly or indirectly) its interest in, the VRR Interest in a manner that is in compliance with the Credit Risk Retention Rules.

Pursuant to the Credit Risk Retention Rules, the restrictions described under this heading “—Hedging, Transfer and Financing Restrictions” will expire on the date that is the earlier of (a) the latest of (i) the date on which the total unpaid principal balance of the Mortgage Loans has been reduced to 33% of the Initial Pool Balance; (ii) the date on which the total outstanding Certificate Balance of the Certificates has been reduced to 33% of the total outstanding Certificate Balance of the Certificates as of the Closing Date; and (iii) two years after the Closing Date; (b) solely with respect to the Horizontal Risk Retention Certificates to the extent that the Horizontal Risk Retention Certificates have been transferred to a Subsequent Third Party Purchaser, the date on which all of the Mortgage Loans have been defeased in accordance with 17 C.F.R. § 246.7(b)(8)(i) of the Credit Risk Retention Rules and (c) such date on which the Credit Risk Retention Rules cease to require the retention of risk with respect to the securitization of the Mortgage Loans contemplated by the PSA, resulting from the repeal, amendment or modification of all or any applicable portion of the Credit Risk Retention Rules.

Operating Advisor

The operating advisor for the transaction is Park Bridge Lender Services. As described under “Pooling and Servicing Agreement—The Operating Advisor”, the operating advisor will, in general and under certain circumstances described in this prospectus, have the following responsibilities with respect to the Mortgage Loans:

●	review the actions of the special servicer with respect to any Specially Serviced Loans and, for so long as an Operating Advisor Consultation Event exists, with respect to Major Decisions relating to Serviced Mortgage Loans that are not Specially Serviced Loans, to the extent set forth in the PSA;

●	review reports provided by the special servicer to the extent set forth in the PSA;

●	review for accuracy certain calculations made by the special servicer; and

●	issue an annual report generally setting forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans.

In addition, if the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the Servicing Standard and (2) a replacement of the special servicer would be in the best interest of the Certificateholders (as a collective whole), the operating advisor will have the right at any time to recommend the replacement of the special servicer with respect to the Mortgage Loans. See “Pooling and Servicing Agreement—The Operating Advisor—Recommendation of the Replacement of the Special Servicer” and “—Termination of the Master Servicer or Special Servicer for Cause”.

Further, after the occurrence and during the continuance of an Operating Advisor Consultation Event, the operating advisor will be required to consult with the special servicer with respect to Asset Status Reports prepared for each Specially Serviced Loan and with respect to Major Decisions in respect of the Mortgage Loans for which the operating advisor has received a Major Decision Reporting Package. The operating advisor will generally have no obligations or (other than in limited circumstances) consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Mortgage Loan or any related REO Property; provided, however, that the operating advisor may have limited consultation rights with a Non-Serviced Special Servicer pursuant to the Non-Serviced Pooling and Servicing Agreement. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

An “Operating Advisor Consultation Event” will occur when the Certificate Balance of the Horizontal Risk Retention Certificates (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is reduced to 25% or less of the initial Certificate Balance of such class.

The operating advisor will be entitled to compensation in the form of the Operating Advisor Fee, the Operating Advisor Consulting Fee and reimbursement of any Operating Advisor Expenses. For additional information, see “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Operating Advisor Compensation”.

The operating advisor is required to be an Eligible Operating Advisor at all times that it is acting as operating advisor under the PSA. As a result of the experience and independence of Park Bridge Lender Services as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”, the representations and warranties being given by Park Bridge Lender Services under the PSA and satisfaction that no payments have been made by any special servicer to Park Bridge Lender Services of any fees, compensation or other remuneration (x) in respect of its obligations under the PSA, or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer, Park Bridge Lender Services qualifies as an Eligible Operating Advisor under the PSA.

For additional information regarding the operating advisor, a description of how the operating advisor satisfies the requirements of an Eligible Operating Advisor, a description of the material terms of the PSA with respect to the operating advisor’s obligations under the PSA and any material conflicts of interest or material potential conflicts of interest between the operating advisor and another party to this securitization transaction, see “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Operating Advisor”, “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

The disclosures set forth in this prospectus under the headings referenced in the preceding paragraphs are hereby incorporated by reference in this “Credit Risk Retention—Operating Advisor” section.

Representations and Warranties

Each of Wells Fargo Bank, National Association, Barclays Capital Real Estate Inc., LMF Commercial, LLC, Ladder Capital Finance LLC, Rialto Real Estate Fund IV – Debt, LP and Argentic Real Estate Finance LLC will make the representations and warranties identified on Annex D-1 with respect to their respective Mortgage Loans, subject in each case to the exceptions to such representations and warranties set forth on Annex D-2 (the “Exception Schedules”).

At the time the decision to include its Mortgage Loans in this transaction, each of Argentic, LCF and Wells Fargo Bank determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 would not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on its related security interest in such Mortgaged Property, or were mitigated in a manner consistent with customary or otherwise appropriate lending practices by one or more compensating factors, including without limitation: (i) affirmative borrower covenants to effect curative requirements, including the imposition of personal liability to the borrower and guarantor on a losses-only or full recourse basis if risk-related events are triggered, or the requirement to obtain rating agency confirmation prior to taking an action related to such exception; (ii) opinions of legal counsel, or other expert evaluations as to materiality of related risks and remediation, as appropriate; (iii) cash- or letter of credit-funded reserves or the collateral assignments of similar security, or the imposition of cash management controls; (iv) insurance benefiting the loan, including title insurance, property and liability insurance, environmental or lease-related insurance, among other things; (v) positive loan underwriting metrics (such as comparatively low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors); or (vi) other loan underwriting-related facts and circumstances reducing the related risk of default or loss, such as strong sponsorship, desirable property type, favorable sub-market conditions, strong tenancy at the related Mortgaged Property or otherwise favorable lease provisions pertaining to the related risk, or the likelihood of near-term curative action within foreseeable cost parameters. However, there can be no assurance that the compensating factors or other circumstances upon which each of Argentic, LCF and Wells Fargo Bank based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

At the time of the decision to include its Mortgage Loans in this transaction, each of LMF, Barclays and RREF determined either that the risks associated with the matters giving rise to each exception in respect of its Mortgage Loans set forth on Annex D-2 were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan to value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by LMF, Barclays and RREF, as applicable, that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by LMF, Barclays and RREF, as applicable, that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which each of LMF, Barclays and RREF based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

Description of the Certificates

General

The certificates will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The Commercial Mortgage Pass-Through Certificates, Series 2020-C55 will consist of the following classes: the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates (collectively, with the Class A-S certificates, the “Class A Certificates”), Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H-RR, Class V and Class R certificates.

The Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates are referred to collectively in this prospectus as the “Class X Certificates”. The Class A Certificates (other than the Class A-S certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H-RR certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates (other than the Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates) and the Subordinate Certificates are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Class A Certificates and the Class X-A, Class X-B, Class B and Class C certificates are also referred to in this prospectus as the “Offered Certificates”.

Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances, and the Class X Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class	Approx. Initial Certificate Balance or Notional Amount(1)
Offered Certificates
A-1	$20,310,000
A-2	$18,218,000
A-3	$24,260,000
A-SB	$32,314,000
A-4	$182,940,000
A-5	$395,940,000
X-A	$673,982,000
X-B	$178,124,000
A-S	$96,283,000
B	$44,531,000
C	$37,310,000
Non-Offered Certificates
X-D	$45,734,000
X-F	$20,460,000
X-G	$9,629,000
D	$25,274,000
E	$20,460,000
F	$20,460,000
G	$9,629,000
H-RR	$34,902,711
V	NAP
R	NAP

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

The “Certificate Balance” of any class of Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that class of Principal Balance Certificates on that Distribution Date. In the event that Realized Losses previously allocated to a class of Principal Balance Certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Principal Balance Certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A Certificates (other than the Class A-S certificates) outstanding from time to time. The initial Notional Amount of the Class X-A certificates will be approximately $673,982,000. The Notional Amount of the Class X-B certificates will equal the aggregate of the Certificate Balances of the Class A-S, Class B and Class C certificates outstanding from time to time. The initial Notional Amount of the Class X-B certificates will be approximately $178,124,000. The Notional

Amount of the Class X-D certificates will equal the aggregate Certificate Balances of the Class D and Class E certificates outstanding from time to time. The initial Notional Amount of the Class X-D certificates will be approximately $45,734,000. The Notional Amount of the Class X-F certificates will equal the Certificate Balance of the Class F certificates outstanding from time to time. The initial Notional Amount of the Class X-F certificates will be approximately $20,460,000. The Notional Amount of the Class X-G certificates will equal the Certificate Balance of the Class G certificates outstanding from time to time. The initial Notional Amount of the Class X-G certificates will be approximately $9,629,000.

The Class V certificates will not have a Certificate Balance nor will they entitle their holders to distributions of principal, but the Class V certificates will represent the right to receive their allocable portion of Excess Interest received on any ARD Loan allocated as described under “—Distributions—Excess Interest” below.

“Excess Interest” with respect to an ARD Loan is the interest accrued at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

The Mortgage Loans (exclusive of Excess Interest) will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The certificates (other than the Class V certificates and their right to receive a portion of the Excess Interest) will be issued by the upper-tier REMIC (the “Upper-Tier REMIC”) (collectively with the Lower-Tier REMIC, the “Trust REMICs”). The Class V certificates will be issued by the grantor trust (the “Grantor Trust”).

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in March 2020.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class V or Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class.

The master servicer is authorized but not required to direct the investment of funds held in the Collection Account and the Companion Distribution Account, in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the certificates on each Distribution Date (the “Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)  the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the related P&I Advance Date, exclusive of (without duplication):

●	all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan (such amounts, other than any Excess Interest, the “Periodic Payments”), that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;

●	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;

●	with respect to each Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (in each case, unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;

●	all Excess Interest allocable to the Mortgage Loans (which is separately distributed to the Class V certificates);

●	all Yield Maintenance Charges and Prepayment Premiums;

●	all amounts deposited in the Collection Account in error; and

●	any late payment charges or accrued interest on a Mortgage Loan actually collected thereon and allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)  if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Accounts allocable to the Mortgage Loans to the Collection Account for such Distribution Date;

(c)  all Compensating Interest Payments made by the master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders);

(d)  with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA;

(e)  with respect to each Actual/360 Loan and the Distribution Date occurring in March 2020, the related Initial Interest Deposit Amount; and

(f)  the Gain-on-Sale Remittance Amount for such Distribution Date.

The “Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a) the aggregate portion of the Interest Distribution Amount for each Class of Regular Certificates that would remain unpaid as of the close of business on such Distribution Date, and (b) the amount by which the Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on such Distribution Date in respect of such Principal Distribution Amount, and (ii) any Realized Losses outstanding immediately after such Distribution Date, in each case, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Gain-on-Sale Remittance Amount as part of the definition of Available Funds.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period commencing on the day immediately succeeding the Due Date for such Mortgage Loan (including any Companion Loan) in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if such Mortgage Loan (including any Companion Loan) had a Due Date in such preceding month and ending on and including the Due Date for such Mortgage Loan (including any related Companion Loan) occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any Periodic Payments received with respect to Mortgage Loans (including any periodic payments for any Companion Loan) relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

The “Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Gain-on-Sale Entitlement Amount.

Each Mortgage Loan Seller will be required to deliver to the Depositor on the Closing Date for deposit in the Interest Reserve Account, with respect to each of its Mortgage Loans that accrues interest on an Actual/360 Basis, a cash amount (the “Initial Interest Deposit Amount”) equal to one day of interest on the Cut-off Date Balance of such Mortgage Loan at the related Net Mortgage Rate.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Regular Certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, in reduction of the Certificate Balances of those classes, in the following priority:

(i)    prior to the Cross-Over Date:

(a)       to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date until the Certificate Balance of the Class A-SB certificates is reduced to the Class A-SB Planned Principal Balance for such Distribution Date;

(b)       to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made) for such Distribution Date until the Certificate Balance of the Class A-1 certificates is reduced to zero;

(c)       to the Class A-2 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made) for such Distribution Date until the Certificate Balance of the Class A-2 certificates is reduced to zero;

(d)       to the Class A-3 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b) and (c) above have been made) for such Distribution Date until the Certificate Balance of the Class A-3 certificates is reduced to zero;

(e)       to the Class A-4 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c) and (d) above have been made) for such Distribution Date until the Certificate Balance of the Class A-4 certificates is reduced to zero;

(f)        to the Class A-5 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d)

and (e) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-5 certificates is reduced to zero;

(g)       to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d), (e) and (f) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to zero;

(ii)   on or after the Cross-Over Date, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates are reduced to zero;

Third, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, first, (i) up to an amount equal to, and pro rata in accordance with, the aggregate unreimbursed Realized Losses previously allocated to each such class, then, (ii) up to an amount equal to, and pro rata in accordance with, all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Fourth, to the Class A-S certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fifth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates have been reduced to zero, to the Class A-S certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Sixth, to the Class A-S certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Class B certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Ninth, to the Class B certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eleventh, after the Certificate Balances of the Class A Certificates and the Class B certificates have been reduced to zero, to the Class C certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twelfth, to the Class C certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, after the Certificate Balances of the Class A Certificates and the Class B and Class C certificates have been reduced to zero, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, after the Certificate Balances of the Class A Certificates and the Class B, Class C and Class D certificates have been reduced to zero, to the Class E certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Nineteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D and Class E certificates have been reduced to zero, to the Class F certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class F certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-

Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-second, to the Class G certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E and Class F certificates have been reduced to zero, to the Class G certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-fifth, to the Class H-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-sixth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E, Class F and Class G certificates have been reduced to zero, to the Class H-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-seventh, to the Class H-RR certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed; and

Twenty-eighth, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all previously been reduced to zero as a result of the allocation of Realized Losses to those certificates.

Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

If and to the extent that any Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) and previously resulted in a reduction of the Principal Distribution Amount are subsequently recovered on the related Mortgage Loan or REO Property, then (on the Distribution Date related to the Collection Period during which the recovery occurred): (i) the amount of such recovery will be added to the Certificate Balance(s) of the class or classes of Principal Balance Certificates that previously were allocated Realized Losses, in the order of distributions set forth in “—Priority of Distributions” above, in each case up to the lesser of (A) the unallocated portion of such recovery and (B) the amount of the unreimbursed Realized Losses previously allocated to the subject class of certificates; and (ii) the Interest

Shortfall with respect to each affected class of Certificates for the next Distribution Date will be increased by the amount of interest that would have accrued through the then-current Distribution Date if the restored write-down for the reimbursed class of Principal Balance Certificates had never been written down. If the Certificate Balance of any class of Principal Balance Certificates is so increased, the amount of unreimbursed Realized Losses of such class of certificates will be decreased by such amount.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of Regular Certificates for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate on the Class A-1 certificates will be a per annum rate equal to 1.8560%.

The Pass-Through Rate on the Class A-2 certificates will be a per annum rate equal to 2.7660%.

The Pass-Through Rate on the Class A-3 certificates will be a per annum rate equal to 2.4620%.

The Pass-Through Rate on the Class A-SB certificates will be a per annum rate equal to 2.6510%.

The Pass-Through Rate on the Class A-4 certificates will be a per annum rate equal to 2.4740%.

The Pass-Through Rate on the Class A-5 certificates will be a per annum rate equal to 2.7250%.

The Pass-Through Rate on the Class A-S certificates will be a per annum rate equal to 2.9370%.

The Pass-Through Rate on the Class B certificates will be a per annum rate equal to 3.1390%.

The Pass-Through Rate on the Class C certificates will be a per annum rate equal to 3.5420%, subject to a maximum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class D certificates will be a per annum rate equal to 2.5000%.

The Pass-Through Rate on the Class E certificates will be a per annum rate equal to 2.5000%.

The Pass-Through Rate on the Class F certificates will be a per annum rate equal to 2.5870%.

The Pass-Through Rate on the Class G certificates will be a per annum rate equal to 2.5870%.

The Pass-Through Rate on the Class H-RR certificates will be a per annum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal to the excess, if any of (a) the WAC Rate for the related Distribution Date,

over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-S, Class B and Class C certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-D certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class D and Class E certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-F certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class F certificates for the related Distribution Date.

The Pass-Through Rate for the Class X-G certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class G certificates for the related Distribution Date.

The Class V certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than the Excess Interest, if any, with respect to any ARD Loan.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Collection Period (after giving effect to any payments received during any applicable grace period).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) and any REO Loan (other than the portion of the REO Loan related to any Companion Loan) is equal to the related Mortgage Rate then in effect (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date), minus the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the master servicer, the special servicer, a Non-Serviced Master Servicer or a Non-Serviced Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rates and the WAC Rate, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date)

will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates will be equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on a 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates will be equal to the sum of (a) the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of certificates with a Notional Amount, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for the current Distribution Date and (ii) in the case of the certificates with a Notional Amount, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)  the Scheduled Principal Distribution Amount for that Distribution Date,

(b)  the Unscheduled Principal Distribution Amount for that Distribution Date, and

(c)  the Principal Shortfall for such Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A) Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and

(B) Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the related P&I Advance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the related P&I Advance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees,

Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account during the related Collection Period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Principal Distribution Amount.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex E. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life”. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex E. We cannot assure you, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)     the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Due Date in the related month of substitution), to the extent received from the borrower or advanced by the master servicer;

(ii)    all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution);

(iii)    the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution); and

(iv)    any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then-outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i)     the principal portion of any P&I Advance made with respect to such REO Loan; and

(ii)    the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of any Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan or REO Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or REO Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses, as well as for purposes of calculating the Servicing Fee, Certificate Administrator/Trustee Fee, Operating Advisor Fee and Asset Representations Reviewer Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (including related Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (including related Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or the special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to any Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute any Excess Interest received with respect to an ARD Loan on or prior to the related Determination Date to the holders of the Class V certificates. Excess Interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to any Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of any Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest and Excess Interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) (x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or, to the extent required under the loan documents, escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) may be required to be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner required by such REMIC provisions.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of any Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest and Excess Interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) (x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination by the Master Servicer that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest.

Allocation of Yield Maintenance Charges and Prepayment Premiums

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular Collection Period with respect to any Mortgage Loan, then on the Distribution Date corresponding to that Collection Period, the certificate administrator will pay that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees or workout fees payable therefrom) in the following manner: (1) to each of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-S, Class B, Class C, Class D and Class E certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, (2) to the Class X-A certificates, the excess, if any, of (a) the product of (i) such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates as described above, and (3) to the Class X-B certificates, any remaining portion of such Yield Maintenance Charge or Prepayment Premium not distributed as described above.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any class of Principal Balance Certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, however, that:

●	under no circumstances will the Base Interest Fraction be greater than one;

●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the pass-through rate on that class, then the Base Interest Fraction will equal zero; and

●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium:

●	if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, that discount rate, converted (if necessary) to a monthly equivalent yield, or

●	if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)–Selected Interest Rates under the heading “U.S. government securities/treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date or Anticipated Repayment Date, as applicable of that Mortgage Loan or REO Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class X-D, Class X-F, Class X-G, Class F, Class G, Class H-RR, Class V or Class R certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the aggregate Certificate Balance of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows:

Class	Assumed Final Distribution Date
Class A-1	December 2024
Class A-2	January 2025
Class A-3	January 2027
Class A-SB	October 2029
Class A-4	December 2029
Class A-5	January 2030
Class X-A	NAP
Class X-B	NAP
Class A-S	January 2030
Class B	February 2030
Class C	February 2030

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Structuring Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in February 2053. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any

Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part after the Determination Date (or, with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Pari Passu Companion Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) in any calendar month and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and any Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan will be retained by the master servicer as additional servicing compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on each P&I Advance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, equal to the lesser of:

(i)    the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)    the aggregate of (A) that portion of the master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid to the master servicer in such Collection Period, calculated at a rate of 0.00250% per annum, (B) all Prepayment Interest Excesses received by the master servicer during such Collection Period with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to the master servicer for such Collection Period received by the master servicer during such Collection Period with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance with the Servicing

Standard, (y)(i) at the request or with the consent of the special servicer or, (ii) so long as no Control Termination Event has occurred or is continuing, and with respect to the Mortgage Loans other than an Excluded Loan as to the Directing Certificateholder, at the request or with the consent of the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the master servicer will pay, without regard to clause (ii) of the definition of “Compensating Interest Payment” above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) of the definition of “Compensating Interest Payment” above in connection with such Prohibited Prepayments.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan and any related Serviced Pari Passu Companion Loans in accordance with their respective principal amounts, and the master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan to the related Other Master Servicer.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the master servicer’s Compensating Interest Payment for the related Distribution Date and the portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer is referred to in this prospectus as the “Excess Prepayment Interest Shortfall” and will be allocated on that Distribution Date among each class of Regular Certificates, pro rata, in accordance with their respective Interest Accrual Amounts for that Distribution Date.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H-RR certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class E, Class F, Class G and Class H-RR certificates. The Class B certificates will likewise be protected by the subordination of the Class C, Class D, Class E, Class F, Class G and Class H-RR certificates. The Class C certificates will likewise be protected by the subordination of the Class D, Class E, Class F, Class G and Class H-RR certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of certificates to receive on any Distribution Date the amounts of interest and/or principal distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal will be made as described under “—Distributions—Priority of Distributions” above. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates that are still outstanding, pro rata (based upon their respective Certificate

Balances), without regard to the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H-RR certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to the Class H-RR certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the Realized Loss for such Distribution Date.

The “Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) expected to be outstanding immediately following that Distribution Date is less than (ii) the then aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date. The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to the Class H-RR certificates;

second, to the Class G certificates;

third, to the Class F certificates;

fourth, to the Class E certificates;

fifth, to the Class D certificates;

sixth, to the Class C certificates;

seventh, to the Class B certificates; and

eighth, to the Class A-S certificates.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Senior Certificates (other than the Class X-A, Class X-B, Class X-D, Class X-F and Class X-G Certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the Class V or Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if the related classes of Principal Balance Certificates are reduced by such Realized Losses.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan-specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Trustee” or “—The Certificate Administrator”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

Losses on each Whole Loan will be allocated, pro rata, between the related Mortgage Loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances. With respect to any Whole Loan that has a related Subordinate Companion Loan, losses will be allocated first to each related Subordinate Companion Loan in accordance with the related Intercreditor Agreement until each such Subordinate Companion Loan is reduced to zero and then to the related Mortgage Loan and the related Pari Passu Companion Loans (if any), pro rata, based upon their respective principal balances.

A class of Regular Certificates will be considered outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses are required thereafter to be made to a class of Principal Balance Certificates in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” above.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on information delivered to it by the master servicer or special servicer, as applicable, the certificate administrator will be required to prepare and make available to each Certificateholder of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional debt, identifying (A) the amount of any additional debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the master servicer, the certificate administrator or the special servicer, as applicable (substantially in the form provided in the PSA, in the case of the Distribution Date Statement, which form is subject to change, and as required in the PSA in the case of the CREFC® Reports) and including substantially the following information:

(1)        a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B (the “Distribution Date Statement”);

(2)        a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)        a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)        a CREFC® advance recovery report;

(5)        a CREFC® total loan report;

(6)        a CREFC® operating statement analysis report;

(7)        a CREFC® comparative financial status report;

(8)        a CREFC® net operating income adjustment worksheet;

(9)        a CREFC® real estate owned status report;

(10)      a CREFC® servicer watch list;

(11)        a CREFC® loan level reserve and letter of credit report;

(12)        a CREFC® property file;

(13)        a CREFC® financial file;

(14)        a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15)        a CREFC® loan periodic update file.

The master servicer or special servicer, as applicable, may omit any information from these reports that the master servicer or special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause” and “—Limitation on Liability; Indemnification”, none of the master servicer, the special servicer, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under any Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;

●	a CREFC® financial file;

●	a CREFC® loan setup file (to the extent delivery is required under the PSA);

●	a CREFC® loan periodic update file;

●	a CREFC® appraisal reduction template (to the extent received by the master servicer from the special servicer); and

●	a CREFC® Schedule AL file.

In addition, the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan, an REO Loan or a Non-Serviced Mortgage Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property securing a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and REO Property:

●	Within 45 days after receipt of a quarterly operating statement, if any, commencing within 45 days of receipt of such quarterly operating statement for the quarter ending March 31, 2020, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then-current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property or REO Property unless such Mortgaged Property or REO Property is analyzed on a trailing 12-month basis, or if the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) is on the CREFC® Servicer Watch List).

●	Within 45 days after receipt by the special servicer (with respect to Specially Serviced Loans and REO Properties) or the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan, an REO Loan or a Non-Serviced Mortgage Loan) of any annual operating statements or rent rolls (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines) commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31, 2020, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners and any holder of a Serviced Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer (including, for the avoidance of doubt any Excluded Special Servicer), the trustee, the certificate administrator, any additional servicer designated by the master servicer or the special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any Non-Serviced Special Servicer, any Other Master Servicer, any Other Special Servicer and any person (including the Directing Certificateholder or the Risk Retention Consultation Party) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is the Risk Retention Consultation Party or the special servicer) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loans, and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, further, however, that, if the special servicer obtains knowledge that it has become a Borrower Party, the special servicer will not directly or indirectly provide any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan to the related Borrower Party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, however, that the special servicer will at all times be a Privileged Person, despite such restriction on information; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain from the master servicer or the special servicer, in accordance with terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information). Notwithstanding any provision to the contrary herein, neither the master servicer nor the certificate administrator will have any obligation to restrict access by the special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

The “Risk Retention Consultation Party” will be the party selected by the holder or holders of more than 50% of the VRR Interest by Certificate Balance. The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Risk Retention Consultation Party has not changed until such parties receive written notice of (including the identity and contact information for) a replacement of the Risk Retention Consultation Party from a party holding the requisite interest in the VRR Interest (as confirmed by the certificate registrar). The initial Risk Retention Consultation Party with respect to the Mortgage Loans is expected to be RREF IV-D WFCM 2020-C55 MOA, LLC.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by the master servicer, the special servicer, a mortgage loan seller or the operating advisor, as the case may be.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

A “Certificateholder” is the person in whose name a certificate is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate registered in the name of or beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, or any affiliate of any of such persons will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by the special servicer or an affiliate thereof will not be deemed to be outstanding as to the special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA, waive a Servicer Termination Event or trigger an Asset Review (with respect to an Asset Review and any mortgage loan seller, solely with respect to any related Mortgage Loan subject to the Asset Review); provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or the special servicer, as applicable, the master servicer or special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or any Controlling Class Certificateholder is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans conducted by the special servicer or any Excluded Special Servicer and such other information as may be specified in the PSA specifically pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Controlling Class Loan(s) that is aggregated with information of other Mortgage Loans at a pool level.

“Excluded Loan” means a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, (a) with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party or (b) with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans with respect to this securitization.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the Directing Certificateholder or the Risk Retention Consultation Party (in each case, to the extent such person is not a Certificateholder), a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA or (2) if such person is not the Directing Certificateholder or a Controlling Class Certificateholder, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) (other than with respect to a Companion Holder) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to reasonably request and obtain from the master servicer or the special servicer, as applicable, in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan. The certificate administrator may require that Investor Certifications be re-submitted from time to time in accordance with its policies and procedures and will restrict access to the certificate administrator’s website to any mezzanine lender upon notice from any party to the PSA that such mezzanine lender has become an Accelerated Mezzanine Loan Lender.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the master servicer or the special servicer, as applicable, is required to provide or make available to the holders of any Serviced Companion Loan (or their designee, including the Other Master Servicer or Other Special Servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Moody’s Analytics, MBS Data, LLC, RealInsight and Thomson Reuters Corporation, pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification to the master servicer or special servicer, as applicable, the master servicer (with respect to non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans) may provide (or make available electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer or special servicer, as the case may be, at the expense of such Certificateholder; provided that in connection with such request, the master servicer or special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer or special servicer, as applicable, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Upon the request of any Privileged Person (other than the NRSROs) to receive copies of annual operating statements, budgets and rent rolls either collected by the master servicer or the special servicer or caused to be prepared by the special servicer in respect of each REO Property, the master servicer or the special servicer, as the case may be, will be required to deliver copies of such items to the certificate administrator to be posted on the certificate administrator’s website. Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information to be Provided to Risk Retention Consultation Party

In addition to the reports and other information to be delivered or made available to the Risk Retention Consultation Party, the PSA will provide that, with respect to a Specially Serviced Loan, for so long as a Control Termination Event has occurred and is continuing, all information to be delivered or made available to the Operating Advisor will also be delivered or made available to the Risk Retention Consultation Party (except for information related to an Excluded Loan as to such party).

The information provided to the Risk Retention Consultation Party with respect to an Excluded Loan as to such party for which it has become a Borrower Party will be limited as described under “—Information Available Electronically” and “Pooling and Servicing Agreement—Restrictions on a Certificateholder or Risk Retention Consultation Party that is a Borrower Party”.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website initially located at www.ctslink.com (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:

●	this prospectus;

●	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPAs and any amendments and exhibits to those agreements; and

●	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;

●	the following “SEC EDGAR filings”:

●	any reports on Forms 10-D, ABS-EE, 10-K and 8-K -EE that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system; and

●	any notice delivered to the certificate administrator by the depositor relating to the filing of a Form 8-K/A;

●	the following documents, which will be made available under a tab or heading designated “periodic reports”:

●	the Distribution Date Statements;

●	the CREFC® bond level files;

●	the CREFC® collateral summary files;

●	the CREFC® Reports, other than the CREFC® loan setup file and the special servicer loan file (provided that they are received by the certificate administrator); and

●	the annual reports as provided by the operating advisor;

●	the following documents, which will be made available under a tab or heading designated “additional documents”:

●	the summary of any Final Asset Status Report as provided by the special servicer;

●	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;

●	any appraisals delivered in connection with any Asset Status Report;

●	a detailed worksheet showing the calculation of each Appraisal Reduction Amount, Collateral Deficiency Amount, and Cumulative Appraisal Reduction Amount on a current and cumulative basis (provided that it is received by the certificate administrator); and

●	any CREFC® appraisal reduction template received by the certificate administrator;

●	the following documents, which will be made available under a tab or heading designated “special notices”:

●	notice of any release based on an environmental release under the PSA;

●	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

●	notice of final payment on the certificates;

●	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of the master servicer or the special servicer;

●	any notice of resignation or termination of the master servicer or special servicer;

●	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;

●	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;

●	any notice to Certificateholders of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;

●	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;

●	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;

●	any notice of termination of a sub-servicer by a successor master servicer or trustee;

●	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

●	any notice of the termination of the issuing entity;

●	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred or is terminated (provided that with respect to a Control Termination Event or a Consultation Termination Event deemed to exist due solely to the existence of an Excluded Loan with respect to the Directing Certificateholder, the certificate administrator will only be required to make available such notice of the occurrence and continuance of a Control Termination Event or the notice of the occurrence and continuance of a Consultation Termination Event to the extent the certificate administrator has been notified of such Excluded Loan);

●	any notice that an Operating Advisor Consultation Event has occurred or is terminated;

●	any notice of the occurrence of an Operating Advisor Termination Event;

●	any notice of the occurrence of an Asset Representations Reviewer Termination Event;

●	any Proposed Course of Action Notice;

●	any assessment of compliance delivered to the certificate administrator;

●	any Attestation Reports delivered to the certificate administrator;

●	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below; and

●	any notice or documents provided to the certificate administrator by the depositor or the master servicer directing the certificate administrator to post to the “special notices” tab;

●	the “Investor Q&A Forum”;

●	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and

●	the “U.S. Risk Retention Special Notices” tab, which will contain any notices relating to ongoing compliance by the Retaining Sponsor with the Credit Risk Retention Rules and the certificate administrator will, in addition to posting the applicable notices on the “U.S. Risk Retention Special Notices” tab, provide email notification to any Privileged Person (other than market data providers) that has registered to receive access to the certificate administrator’s website that a notice has been posted to the “U.S. Risk Retention Special Notices” tab;

provided that with respect to a Control Termination Event or a Consultation Termination Event that is deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to provide notice of the occurrence and continuance of such event if it has been notified of or has knowledge of the existence of such Excluded Loan.

In the event that the Retaining Sponsor determines that the Retaining Parties or a Third Party Purchaser no longer complies with certain specified provisions of the Credit Risk Retention Rules, it will be required to send written notice of such non-compliance to the certificate administrator, who will be required to post such notice on its website under the “U.S. Risk Retention Special Notices” tab.

Notwithstanding the description set forth above, for purposes of obtaining information or access to the certificate administrator’s website, all Excluded Information will be made available under one separate tab or heading rather than under the headings described above in the preceding paragraph.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available via the certificate administrator’s website on account of it constituting Excluded Information, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to obtain such information in accordance with the terms of the PSA.

Any reports on Form 10-D filed by the certificate administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) contain a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer, (iii) contain certain account balances to the extent available to the certificate administrator and (iv) incorporate the most recent Form ABS-EE filing by reference (which such Form ABS-EE will be filed on or prior to the filing of the applicable report on Form 10-D).

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) the master servicer or special servicer relating to servicing reports prepared by that party, the Mortgage Loans (excluding each Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or disclosure of attorney work product or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder or the Risk Retention Consultation Party as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will permit the master servicer and the special servicer, at their respective sole cost and expense, to make available by electronic media, bulletin board service or internet website any reports or other information the master servicer or the special servicer, as applicable, is required or permitted to provide to any party to the PSA, the Rating Agencies or any Certificateholder or any prospective Certificateholder that has provided the master servicer or the special servicer, as applicable, with an Investor Certification or has executed a “click-through” confidentiality agreement in accordance with the PSA to the extent such action does not conflict with the terms of the PSA (including, without limitation, any requirements to keep Privileged Information confidential), the terms of the Mortgage Loans or applicable law. However, the availability of such information or reports on the internet or similar electronic media will not be deemed to satisfy any specific delivery requirements in the PSA except as set forth therein.

Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)        2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)        in the case of any Principal Balance Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates, determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

The Class V and Class R certificates will not be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories (collectively, the “Depositories”), which in turn will hold such positions in customers’ securities accounts in the Depositories’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the

other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositories.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of the Special Servicer Without Cause”, “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective

Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

The portions of the classes of certificates evidencing the VRR Interest and the Class H-RR certificates may only be issued as Definitive Certificates and held by the certificate administrator pursuant to the PSA. Any request for release of all or a portion of a certificate evidencing the VRR Interest and the Class H-RR certificates must be consented to by the retaining sponsor and the depositor and may be subject to any additional requirements pursuant to the PSA.

The Class R certificates may only be issued as Definitive Certificates.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator (a “Certifying Certificateholder”), the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group – WFCM 2020-C55

With a copy to:
trustadministrationgroup@wellsfargo.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the related mortgage loan seller and the depositor.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, generally the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)      the original Mortgage Note, endorsed on its face or by allonge to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the related mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)      the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)    an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)     the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)     an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi)      the original assignment of all unrecorded documents relating to the Mortgage Loan or Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)    originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)    the original or a copy of the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)     any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the related mortgage loan seller;

(x)     an original assignment in favor of the trustee of any financing statement executed and filed in favor of the related mortgage loan seller or an affiliate thereof in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)     the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)    the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)   the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)   the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)    the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and/or request for the issuance of a new comfort letter in favor of the trustee, in each case as applicable;

(xvi)   the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii)   the original or a copy of any related mezzanine intercreditor agreement;

(xviii)  the original or a copy of all related environmental insurance policies; and

(xix)   a list related to such Mortgage Loan indicating the related Mortgage Loan documents included in the related Mortgage File as of the Closing Date;

provided that with respect to any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date.

In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans to the depositor by uploading such Diligence Files to the designated website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan or Companion Loan, if applicable, generally the following documents in electronic format:

(a)  A copy of each of the following documents:

(i)      the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)      the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)     any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)     all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)      the policy or certificate of lender’s title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)     any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)    any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)   any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)     any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)      any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)    any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or a Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or a Serviced Whole Loan;

(xii)    any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)   all related environmental reports; and

(xiv)   all related environmental insurance policies;

(b)  a copy of any engineering reports or property condition reports;

(c)  other than with respect to a hospitality property (except with respect to tenanted commercial space within a hospitality property), copies of a rent roll;

(d)  for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)   a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller or an affiliate thereof, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)    a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)   a copy of the appraisal for the related Mortgaged Property(ies);

(h)   for any Mortgage Loan that the related Mortgaged Property(ies) is leased to a single tenant, a copy of the lease;

(i)    a copy of the applicable mortgage loan seller’s asset summary;

(j)    a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)   a copy of all zoning reports;

(l)    a copy of financial statements of the related mortgagor;

(m) a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)  a copy of all UCC searches;

(o)  a copy of all litigation searches;

(p)  a copy of all bankruptcy searches;

(q)  a copy of any origination settlement statement;

(r)  a copy of the insurance summary report;

(s)  a copy of organizational documents of the related mortgagor and any guarantor;

(t)   a copy of all escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u)  a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)  a copy of any closure letter (environmental); and

(w) a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties;

in each case, to the extent that the originator received such documents or information in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of a Mortgage Loan of that structure or type), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents or information as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents or information are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included by the related mortgage loan seller in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or is defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage” (a “Material Defect”), the applicable mortgage loan seller (or Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays) will be required to, no later than 90 days following:

(a)  such mortgage loan seller’s discovery of the Material Defect or receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (b); or

(b)  in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of (A) discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or (B) receipt of a Breach Notice by the mortgage loan seller,

(A) cure such Material Defect in all material respects, at its own expense,

(B) repurchase the affected Mortgage Loan or REO Loan at the Purchase Price, or

(C) substitute a Qualified Substitute Mortgage Loan (other than with respect to any Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan, and pay a shortfall amount in connection with such substitution;

provided that no such substitution may occur on or after the second anniversary of the Closing Date; provided, however, that the applicable mortgage loan seller (or Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays) will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan or REO Loan or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to any related Whole Loan, for which no substitution will be permitted)), if it is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period; provided that if any such Material Defect is not cured after the initial cure period and any such extended cure period solely due to the failure of the mortgage loan seller to have received the recorded document, then the mortgage loan seller will be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of such Material Defect until eighteen (18) months after the closing date so long as the mortgage loan seller certifies to the trustee, the master servicer, the special servicer, the Directing Certificateholder (prior to the occurrence and continuance of a Consultation Termination Event) and the certificate administrator no less than every ninety (90) days beginning at the end of such extended cure period, that the Material Defect is still in effect solely because of its failure to have received the recorded document and that the mortgage loan seller is diligently pursuing the cure of such Material Defect (specifying the actions being taken). Notwithstanding the foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

However, a delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller (or Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays) of its obligation to cure, repurchase or substitute for (or make a Loss of Value Payment with respect to) the related Mortgage Loan if (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a notice of such Material Defect as required by the terms of the MLPA or the PSA after such party has actual knowledge of such Material Defect (knowledge will not be deemed to exist by reason of the custodian’s exception report), (iii) such Material Defect does not relate to the applicable Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, and (iv) such delay or failure to provide notice (as required by the terms of the MLPA or PSA) prevented the mortgage loan seller from curing such Material Defect and such Material Defect was otherwise curable. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller (and Barclays Holdings, with respect to the repurchase obligations of Barclays to the same extent as Barclays) will not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released pursuant to such terms), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release in lieu of repurchase would not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller (or Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays, to the same extent as Barclays) repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller (or, in the case of Barclays, Barclays Holdings, to the same extent as Barclays) and the master servicer or the special servicer, as applicable (in either case (with the consent of the Directing Certificateholder in respect of any Mortgage Loan that is not an Excluded Loan with regard to the Directing Certificateholder and for so long as no Control Termination Event has occurred and is continuing) are able to agree upon a cash payment payable by the mortgage loan seller (or, in the case of Barclays, Barclays Holdings, to the same extent as Barclays) to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller (or, in the case of Barclays, Barclays Holdings, to the same extent as Barclays) may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller (or, in the case of Barclays, Barclays Holdings, to the same extent as Barclays) will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

In addition, each MLPA provides that, with respect to any Non-Serviced Whole Loan, if a material document defect exists under the related Non-Serviced PSA, and the related seller (or Barclays Holdings, with respect to the repurchase obligations of Barclays, to the same extent as Barclays) repurchases the related Non-Serviced Companion Loan from the related non-serviced securitization trust, such mortgage loan seller (or Barclays Holdings, with respect to the repurchase obligations of Barclays, to the same extent as Barclays) is required to repurchase the related Non-Serviced Mortgage Loan; provided, however, that no such repurchase obligation will apply to any material document defect related solely to the promissory notes for any Companion Loan contained in the related non-serviced securitization trust.

With respect to any Mortgage Loan, the “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan (or related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or any related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest on an ARD Loan), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan or related REO Loan (excluding, for such purposes, any Companion Loan, if any), (4) solely in the case of a repurchase or substitution by a mortgage loan seller (or Barclays Holdings, with respect to the repurchase obligations of Barclays, to the same extent as Barclays), all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation (or, in the case of LCF, enforcement of the payment guarantee obligations of Ladder Holdings, REIT LLLP and TRS LLLP pursuant to the MLPA to which LCF is a party), including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or related REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Asset Review vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or related REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased or a Loss of Value Payment is received during the initial 90-day period or, if applicable, prior to the expiration of the additional 90-day period immediately following the initial 90-day period) and (6) solely in the case of a repurchase or substitution by the related mortgage loan seller (or Barclays Holdings, with respect to the repurchase obligations of Barclays, to the same extent as Barclays), the Asset Representations Reviewer Asset Review Fee for such Mortgage Loan, to the extent not previously paid by the related mortgage loan seller.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to any Whole Loan, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)   have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)   have a fixed Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)   have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d)   accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)   have a remaining term to stated maturity not greater than, and not more than five years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)    have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)   comply as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h)   have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)    have a then-current debt service coverage ratio at least equal to the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

(j)    constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the related mortgage loan seller’s expense);

(k)   not have a maturity date or an amortization period that extends to a date that is after the date five years prior to the Rated Final Distribution Date;

(l)    have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)  not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the related mortgage loan seller);

(n)  have been approved, so long as no Control Termination Event has occurred and is continuing and the affected Mortgage Loan is not an Excluded Loan with respect to the Directing Certificateholder, by the Directing Certificateholder;

(o)  prohibit defeasance within two years of the Closing Date;

(p)  not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on the Trust or any Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel at the cost of the related mortgage loan seller;

(q)  have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)   be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect; provided that with respect to the obligations of LCF, pursuant to the related MLPA, Ladder Holdings, REIT LLLP and TRS LLLP will agree to guarantee payment in connection with the performance of such obligations; provided, further, that, if any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller (or, (i) in the case of LCF, any of that mortgage loan seller, Ladder Holdings, REIT LLLP and TRS LLLP or (ii) in the case of Barclays, either of that mortgage loan seller and Barclays Holdings) may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable mortgage loan seller (or Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays, to the same extent as Barclays) will have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses. The applicable mortgage loan seller (or Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays, to the same extent as Barclays) will remit the amount of these costs and expenses and upon its making such remittance, the applicable mortgage loan seller (or other applicable party) will be deemed to have cured the breach in all respects. The applicable mortgage loan seller (or Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays, to the same extent as Barclays) will be the sole warranting party in respect of the Mortgage Loans sold by that mortgage loan seller to the depositor, and (subject to the discussion above regarding LCF) none of its affiliates and no other person will be obligated to repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so.

Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Serviced Companion Loan and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties. In the case of any Serviced Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans, the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” above and “—Servicing of the Non-Serviced Mortgage Loans” below.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA, the Directing Certificateholder (for so long as no Consultation Termination Event has occurred and is continuing and other than in respect of an Excluded Loan with respect to the Directing Certificateholder) and the related mortgage loan seller.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver the Diligence File for each of its Mortgage Loans to the depositor by uploading such Diligence File to the designated website within 60 days following the Closing Date, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements” above.

Servicing Standard

The master servicer and the special servicer will be required to diligently service and administer the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Serviced Pari Passu Companion Loan and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan) for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or any Serviced Whole Loan or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Pari Passu Companion Loan, and the best interests of the issuing entity and the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder of the related Companion Loan (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loan constituted a single lender), taking into account the subordinate or pari passu nature, as applicable, of the related Companion Loan), as determined by the master servicer or special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial and multifamily mortgage loan servicers, but without regard to any conflict of interest arising from:

(A)    any relationship that the master servicer or special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B)    the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C)    the obligation, if any, of the master servicer to make advances;

(D)    the right of the master servicer or special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E)   the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of its affiliates;

(F)    any debt that the master servicer or special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G)   any option to purchase any Mortgage Loan or the related Companion Loan the master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H)   any obligation of the master servicer or special servicer, or any of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if the master servicer or special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Companion Loan or sale by the special servicer of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of each Non-Serviced Mortgage Loan, the master servicer and the special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

The master servicer and the special servicer may delegate and/or assign some or all of its respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any Serviced Pari Passu Companion Loan to one or more third-party sub-servicers, provided that the master servicer and the special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer. Notwithstanding the foregoing, the special servicer may not enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the PSA without, with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder and prior to the occurrence and continuance of a Control Termination Event, the consent of the Directing Certificateholder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement to which the depositor is a party. The master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and, subject to the terms of the related Sub-Servicing Agreement, will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of Certificateholders. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer or special servicer, as applicable.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, only to the same extent the master servicer is reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “P&I Advance Date”), except as otherwise described below, the master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I

Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection Account that are not required to be part of the Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)        all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) during the related Collection Period and not received as of the business day preceding the P&I Advance Date; and

(2)        in the case of each Mortgage Loan that is delinquent in respect of its balloon payment as of the P&I Advance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. However, no interest will accrue on any P&I Advance made with respect to a Mortgage Loan unless the related Periodic Payment is received after the related Due Date has passed and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the Remittance Date. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan (or, in the case of a Non-Serviced Whole Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

Neither the master servicer nor the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges, Prepayment Premiums or Excess Interest or with respect to any Companion Loan.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or REO Property (other than REO Property related to a Non-Serviced Mortgage Loan), in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, none of the master servicer, the special servicer or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Companion Loan under the related Intercreditor Agreement or the PSA.

The special servicer will have no obligation to make any Servicing Advances. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the special servicer, in its sole discretion, may make such Servicing Advance, and the master servicer will be required to reimburse the special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the master servicer in its reasonable judgment (in which case it will be reimbursed out of the Collection Account). Once the special servicer is reimbursed, the master servicer will be deemed to have made the special servicer’s Servicing Advance as of the date made by the special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loans under the PSA. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

The master servicer will also be obligated to make Servicing Advances with respect to any Serviced Whole Loan. With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be obligated to make any Advance that the master servicer or the special servicer, in accordance with the Servicing Standard, or the trustee, in its good faith business judgment, determines would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, the special servicer may, at its option make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer (and, with respect to a Serviced Pari Passu Mortgage Loan, to the master servicer or special servicer under the pooling and servicing agreement governing any securitization trust into which a related Serviced Pari Passu Companion Loan is deposited, and, with respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer and Non-Serviced Special Servicer), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination will be conclusive and binding upon the master servicer and the trustee. The special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the special servicer that such an Advance is nonrecoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is nonrecoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is nonrecoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) (i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries, and (d) the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is nonrecoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders. The master servicer and the trustee will be entitled to rely conclusively on and will be bound by any non-recoverability determination of the special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

With respect to a Non-Serviced Whole Loan, if any servicer under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be nonrecoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to such Non-Serviced Mortgage Loan. Similarly, with respect to a Non-Serviced Mortgage Loan, if the master servicer or the special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be nonrecoverable, such determination will not be binding on the related Non-Serviced Master Servicer and Non-Serviced Trustee as such determination relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

The master servicer, the special servicer and the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). The master servicer, the special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account (first from principal collections and then from any other collections). Amounts payable in respect of any Serviced Pari Passu Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the master servicer or the special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the master servicer, the special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loan, as applicable, the master servicer, the special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account.

If the funds in the Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, with respect to any Mortgage Loan other than in the case of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the Collection Period for any Distribution Date, the master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such Collection Period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time the master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a Collection Period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in the Collection Account for such Distribution Date, then the master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5

Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, which means (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such Nonrecoverable Advance, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination or whether any Advance is a Nonrecoverable Advance or whether to deter reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) in the case of the master servicer, it has not timely received from the trustee information required by the master servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the master servicer or trustee, as applicable, must give the 17g-5 Information Provider notice (in accordance with the procedures regarding Rule 17g-5 set forth in the PSA) of the anticipated reimbursement as soon as reasonably practicable. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement or right to obtain reimbursement.

The master servicer, the special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Account, interest at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances if the related Periodic Payment is received on or before the related Due Date and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the P&I Advance Date. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. The master servicer is required to deposit in the Collection Account on a daily basis (and in no event later than the 2nd business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, the special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation (including any full, partial or discounted payoff) of any Mortgage Loan that is defaulted and any related defaulted Companion Loan or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on any Whole Loan will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The master servicer will also be required to establish and maintain a segregated custodial account (the “Companion Distribution Account”) with respect to any Serviced Companion Loan, which may be a sub-account of the Collection Account, and deposit amounts collected in respect of the Serviced Companion Loans in the Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in the Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in the Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to the Collection Account.

With respect to each Distribution Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account, to the extent of funds on deposit in the Collection Account, on the related P&I Advance Date, the Available Funds for such Distribution Date and any Yield Maintenance Charges or Prepayment Premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and a “Upper-Tier REMIC Distribution Account”, both of which may be sub-accounts of a single account, (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account, plus, among other things, any P&I Advances less amounts, if any, distributable to the Class V and Class R certificates) as set forth in the PSA generally to make distributions of interest and principal from Available Funds to the holders of the Regular Certificates as described under “Description of the Certificates—Distributions—Priority of Distributions”.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the P&I Advance Date occurring each February and on any P&I Advance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Due Date in the month preceding the month in which the P&I Advance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the P&I Advance Date occurring each March (or February, if the related Distribution Date is the final

Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator is also required to establish and maintain an account (the “Excess Interest Distribution Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the holders of the Class V certificates. Prior to the applicable Distribution Date, the master servicer is required to remit to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the master servicer on or prior to the related Determination Date.

The certificate administrator may be required to establish and maintain an account (the “Gain-on-Sale Reserve Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be deposited into the Gain-on-Sale Reserve Account. Amounts in the Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Regular Certificates (including to reimburse for Realized Losses previously allocated to such certificates). Any remaining amounts will be held in the Gain-on-Sale Reserve Account and applied to offset shortfalls and losses incurred on subsequent Distribution Dates as described above. Any remaining amounts not necessary to offset any shortfalls or losses on the final Distribution Date will be distributed on the Class R certificates after all amounts payable to the Regular Certificates have been made.

Other accounts to be established pursuant to the PSA are one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties for which the special servicer is responsible. Each REO Account will be maintained by the special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders.

The Collection Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account, the Companion Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds.

Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account, exclusive of the Companion Distribution Account that may be a subaccount of the Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to any Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)    to remit on each P&I Advance Date (A) to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Available Funds and any Prepayment Premiums or Yield Maintenance Charges attributable to the Mortgage Loans on the related Distribution Date or (B) to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the master servicer in the applicable one-month period ending on the related Determination Date, if any;

(ii)   to pay or reimburse the master servicer, the special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (the master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to any Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)   to pay to the master servicer and special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)   to pay to the operating advisor the Operating Advisor Consulting Fee (but, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)    to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (but only to the extent such Asset Representations Reviewer Asset Review Fee is to be paid by the issuing entity);

(vi)   to reimburse the trustee, the special servicer and the master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)  to reimburse the master servicer, the special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii) to reimburse the master servicer or the special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)  to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)   to pay itself and the special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest;

(xi)       to recoup any amounts deposited in the Collection Account in error;

(xii)      to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiii)      to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xiv)      to pay any applicable federal, state or local taxes imposed on any Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

(xv)      to pay the CREFC® Intellectual Property Royalty License Fee;

(xvi)     to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xvii)     to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xviii)    to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xix)     to reimburse the operating advisor for any Operating Advisor Expenses incurred by and reimbursable to it by the issuing entity pursuant to the PSA;

(xx)      to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xxi)     to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the master servicer makes, with respect to any related Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Pari Passu Companion Loan’s share of any cost, expense, indemnity, Servicing

Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or the special servicer (with respect to Specially Serviced Loans and REO Properties) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Pari Passu Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Pari Passu Companion Loan.

The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Companion Loan. Likewise, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Serviced Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1) Fees	Amount(1)	Source(1)	Frequency
Master Servicing Fee / Master Servicer	With respect to the Mortgage Loans and any related Serviced Companion Loan, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and any	Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loan) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection	Monthly

Type/Recipient(1) Fees	Amount(1)	Source(1)	Frequency
	related Serviced Companion Loan.	Account with respect to the other Mortgage Loans.
Special Servicing Fee / Special Servicer	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Specially Serviced Loans, the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan.	First, from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loan), and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Workout Fee / Special Servicer(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Corrected Loans, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan and the related Serviced Companion Loan for so long as they remain a Corrected Loan.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Liquidation Fee /Special Servicer(2)	With respect to (a) each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that is a Specially Serviced Loan (or REO Property) for which the special servicer obtains (i) a full, partial or discounted payoff or (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds, or (b) Loss of Value Payments or Purchase Price paid by a mortgage loan seller, an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).	From any Liquidation Proceeds, Insurance and Condemnation Proceeds, Loss of Value Payments and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time

Type/Recipient(1) Fees	Amount(1)	Source(1)	Frequency
Additional Servicing Compensation / Master Servicer and/or Special Servicer(3)	All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest, review fees and other similar fees actually collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan.	Related payments made by borrowers with respect to the related Mortgage Loans and any related Serviced Companion Loan.	Time to time
Certificate Administrator / Trustee Fee / Certificate Administrator	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Certificate Administrator / Trustee Fee / Trustee	With respect to each Distribution Date, an amount equal to the monthly portion of the annual Certificate Administrator/Trustee Fee.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Operating Advisor Upfront Fee / Operating Advisor	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan but excluding each related Companion Loan).	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan and each related Companion Loan) or, with respect to the	Payable by the related borrower when incurred during the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as	Time to time

Type/Recipient(1) Fees	Amount(1)	Source(1)	Frequency
	period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, such lesser amount as the related borrower agrees to pay with respect to such Mortgage Loan.	a result of the allocation of Realized Losses to such certificates; and when incurred subsequent to such period, out of general collections on deposit in the Collection Account.
Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding each Companion Loan).	Out of general collections on deposit in the Collection Account.	Monthly
Asset Representations Reviewer Upfront Fee	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Asset Representations Reviewer Asset Review Fee	For each Delinquent Loan, the sum of: (i) $16,300 multiplied by the number of Subject Loans, plus (ii) $1,650 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,150 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,150 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers, or other similar index if the	Payable by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90-days of written request by the asset representations reviewer, such fee will be paid by the trust out of general collections on deposit in the Collection Account.	In connection with each Asset Review with respect to a Delinquent Loan.

Type/Recipient(1) Fees	Amount(1)	Source(1)	Frequency
Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review.
Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loan), and then with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections with respect to Mortgage Loans on deposit in the Collection Account, subject to certain limitations.	Time to time
Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loan), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in the Collection Account, subject to certain limitations.	Time to time
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Account.	Time to time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly

Type/Recipient(1) Fees	Amount(1)	Source(1)	Frequency
Indemnification Expenses / Trustee, Certificate Administrator, Depositor, Master Servicer, Special Servicer, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account (and, under certain circumstances, from collections on any Serviced Companion Loan).	Time to time
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account.	Monthly
Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the operating advisor or asset representations reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in the Collection Account (and custodial accounts with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

(1)	With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans. With respect to each Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor, if any, and/or asset representations reviewer, if any, under the related Non-Serviced PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related

Non-Serviced Whole Loan. In connection with the servicing and administration of any Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the master servicer and special servicer will be entitled to servicing compensation, without duplication, with respect to the related Serviced Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.

(2)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.

(3)	Allocable between the master servicer and the special servicer as provided in the PSA.

Master Servicing Compensation

The fee of the master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan, Serviced Companion Loan (to the extent not prohibited under the related Intercreditor Agreement) and REO Loan (other than the portion of any REO Loan related to any Non-Serviced Companion Loan) (including Specially Serviced Loans and any Non-Serviced Mortgage Loan constituting a “specially serviced loan” under any related Non-Serviced PSA), and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan, Serviced Companion Loan or REO Loan, equal to a per annum rate ranging from 0.00375% to 0.05250%. The Servicing Fee payable to the master servicer with respect to any related Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, the master servicer will be entitled to retain, as additional servicing compensation (other than with respect to a Non-Serviced Mortgage Loan), the following amounts to the extent collected from the related borrowers:

●	100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any such Mortgage Loans (other than a Non-Serviced Mortgage Loan) that are not Specially Serviced Loans and any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement that are Master Servicer Decisions and for any matter for a Mortgage Loan (including any related Companion Loan) that is not a Specially Serviced Loan which matter involves a Major Decision or a Special Servicer Decision, then the master servicer will be entitled to 50% of such Excess Modification Fees (whether or not processed by the special servicer);

●	100% of all assumption application fees and other similar items received on any such Mortgage Loans that are non-Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) (whether or not the consent of the special servicer is required) to the extent the master servicer is processing the underlying transaction and 100% of all defeasance fees (provided that for the avoidance of doubt, any such defeasance fee will not include any modification fees or waiver fees in connection with a defeasance that the special servicer is entitled to under the PSA);

●	100% of assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) pursuant to the PSA on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) relating to Master Servicer Decisions and for any matter for a Mortgage Loan (including any related Companion Loan) that is not a Specially Serviced Loan which matter involves a Major Decision or a Special Servicer Decision, then the master servicer will be entitled to 50% of such assumption, waiver, consent and earnout fees and other similar fees (whether or not processed by the master servicer);

●	100% of charges by the master servicer collected for checks returned for insufficient funds with respect to accounts held by the master servicer;

●	100% of charges for beneficiary statements or demands actually paid by the related borrowers under such Mortgage Loans (and any related Serviced Companion Loan) to the extent such beneficiary statements or demands are prepared by the master servicer;

●	the excess, if any, of Prepayment Interest Excesses over Prepayment Interest Shortfalls arising from any principal prepayments on such Mortgage Loans and any related Serviced Companion Loan; and

●	late payment charges, demand charges and default interest paid by such borrowers (that were accrued while the related Serviced Mortgage Loans or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such late payment charges, demand charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (excluding Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

With respect to any of the preceding fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof (other than a split fee with respect to penalty charges), the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee (other than with respect to penalty charges), the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee, and the master servicer will not be entitled to any of such fee charged by the special servicer. Similarly, if the special servicer decides not to charge any fee (other than with respect to penalty charges), the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee, and the special servicer will not be entitled to any portion of such fee charged by the master servicer.

In addition, the master servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account and Companion Distribution Account in Permitted Investments, and the master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. The master servicer also is entitled to retain any interest earned on any servicing escrow account maintained by the master servicer, to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to the master servicer and the special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan and any successor REO Loan) and any related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loan. The Servicing Fee for each Mortgage Loan and any successor REO Loan is included in the Administrative Cost Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

The master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. The master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

With respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or primary servicer) will be entitled to a primary servicing fee shown in the table titled “Non-Serviced Mortgage Loans” in “Summary of Terms”.

Special Servicing Compensation

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to the greater of (i) a per annum rate of 0.25000% and (ii) the per annum rate that would result in a special servicing fee of $3,500 for the related month (the “Special Servicing Fee Rate”), calculated on the basis of the Stated Principal Balance of the related Mortgage Loan (including any REO Loan) and Companion Loan, as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any REO Properties. Each Non-Serviced Whole Loan will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be calculated by application of a “Workout Fee Rate” of 1.00% to each collection (other than penalty charges and Excess Interest) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments, and payments at maturity or on the Anticipated Repayment Date) received on the Corrected Loan for so long as it remains a Corrected Loan; provided, however, that after receipt by the special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) equal to $25,000. The “Excess Modification Fee Amount” with respect to the master servicer or special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the master servicer or special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. Each Non-Serviced Whole Loan will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

The special servicer will not be entitled to any Workout Fee with respect to a Non-Serviced Mortgage Loan.

If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A Liquidation Fee will be payable to the special servicer with respect to (a) each Specially Serviced Loan or REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which the special servicer obtains (i) a full, partial or discounted payoff from the related borrower or (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds including with respect to the related Companion Loan, if applicable or (b) Loss of Value Payments or Purchase Price paid by a Mortgage Loan Seller with respect to any Mortgage Loan (except as such Mortgage Loan Seller makes such Loss of Value Payment in connection with a breach of document defect within the 90-day initial cure period or, if applicable, with the subsequent 90-day extended cure period (including with respect to the related Companion Loan, if applicable).

A “Liquidation Fee”, with respect to each Specially Serviced Loan (and each related Serviced Companion Loan) or an REO Property or Loss of Value Payment or Purchase Price will be payable from, and will be calculated by application of a “Liquidation Fee Rate” of 1.0% to the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to the lesser of (i) 3.0% and (ii) such lower rate as would result in an aggregate liquidation fee equal to $25,000); provided that the Liquidation Fee with respect to any Specially Serviced Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Companion Loan) or REO Property and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds or a Loss of Value Payment received in connection with:

(i)      (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation within the time period (or extension of such time period) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, or

(B) the payment of a Loss of Value Payment in connection with any such breach or document defect if the applicable mortgage loan seller makes such Loss of Value Payment within the 90-day initial cure period or, if applicable, within the subsequent 90-day extended cure period,

(ii)     the purchase of any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)    the purchase of all of the Mortgage Loans and REO Properties in connection with any termination of the issuing entity,

(iv)    (A) a repurchase of a Serviced Pari Passu Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of a Serviced Pari Passu Companion Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)     the purchase of any Specially Serviced Loan by the special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the special servicer delivers to such Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, the special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates), or

(vi)     if a Mortgage Loan or a Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “Pooling and Servicing Agreement—General” and the related Liquidation Proceeds are received within 90-days following the related maturity date as a result of the related Mortgage Loan or a Serviced Whole Loan being refinanced or otherwise repaid in full.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. Each Non-Serviced Whole Loan will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The special servicer will also be entitled to additional servicing compensation relating to each Mortgage Loan in the form of:

(i)     100% of Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Loans;

(ii)     100% of assumption application fees and other similar items received with respect to Specially Serviced Loans and 100% of assumption application fees and other similar items received with respect to Mortgage Loans (other than Non-Serviced Mortgage Loans) and Serviced Companion Loans that are not Specially Serviced Loans to the extent the special servicer is processing the underlying transaction;

(iii)    100% of waiver, consent and earnout fees on any Specially Serviced Loan or certain other similar fees paid by the related borrower;

(iv)    100% of assumption fees and other related fees as further described in the PSA, received with respect to Specially Serviced Loans; and

(v)     50% of all Excess Modification Fees and assumption, waiver, consent and earnout fees and other similar fees received with respect to any Mortgage Loans (other than Non-Serviced Mortgage Loans, but including any related Serviced Companion Loan(s)) that are not Specially Serviced Loans to the extent that the matter involves a Major Decision or a Special Servicer Decision regardless as to who processes such request.

In addition, the special servicer will also be entitled to late payment charges, demand charges and default interest paid by the borrowers and accrued while the related Mortgage Loans (including the related Companion Loan, if applicable) were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses (excluding Special Servicing Fees, Liquidation Fees and Workout Fees) with respect to the related Mortgage Loan (including the related Companion Loan, if applicable) since the Closing Date.

Furthermore, the special servicer will also be entitled to charges collected by the special servicer for checks returned for insufficient funds with respect to accounts held by the special servicer.

The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Accounts and any loss of value reserve fund in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

With respect to any of the preceding fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof (other than a split fee with respect to penalty charges), the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee (other than with respect to penalty charges), the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee and the master servicer will not be entitled to any of such fee charged by the special servicer. Similarly if the special servicer decides not to charge any fee (other than with respect to penalty charges), the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee and the special servicer will not be entitled to any portion of such fee charged by the master servicer.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including on those occasions under such Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as the special servicer under the PSA, the special servicer will not be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any such Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any related Non-Serviced Whole Loan.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

Disclosable Special Servicer Fees

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Pari Passu Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, the special servicer must deliver or cause to be delivered to the master servicer within two (2) business days following the Determination Date, and the master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the P&I Advance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Serviced Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Companion Loan and any purchaser of such Mortgage Loan or Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which the special servicer is entitled pursuant to the PSA or any Non-Serviced PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title insurance (or title agency) and/or other fees, insurance commissions or fees and appraisal fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loan (including any related REO Property) in accordance with the PSA.

The special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee, and the certificate administrator will pay the trustee fee to the trustee in an amount equal to $290 per month. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.00774% per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans or REO Loans.

Operating Advisor Compensation

The operating advisor will be paid a fee of $5,000 (the “Operating Advisor Upfront Fee”) on the Closing Date. The fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan but excluding any Companion Loan) and REO Loan, and will be equal to the product of a per annum rate equal to 0.00131% (the “Operating Advisor Fee Rate”), and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on Mortgage Loans and REO Loans.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower agrees to pay) with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan and any related Companion Loan); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision; provided, further, however, that to the extent such fee is incurred after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the allocation of Realized Losses to such certificates, such fee will be payable in full to the operating advisor as a trust fund expense.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower (other than as described above). If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision that are consistent with the efforts in accordance with the Servicing Standard that the master servicer or the special servicer, as applicable, would use to collect any borrower-paid fee not specified in the Mortgage Loan documents owed to it, and only to the extent not prohibited by the related Mortgage Loan documents, and in no event will the master servicer or the special servicer take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that the master servicer or special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan) and REO Loan, and will be equal to the product of a rate equal to 0.00026% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of each such Mortgage Loan, Non-Serviced Mortgage Loan and REO Loan, and will be calculated in the same manner as interest is calculated on such Mortgage Loans. In connection with each Asset Review with respect to each Delinquent Loan (a “Subject Loan”), the asset representations reviewer will be required to be paid a fee equal to the sum of (i) $16,300 multiplied by the number of Subject Loans, plus (ii) $1,650 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,150 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,150 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end “Consumer Price Index for All Urban Consumers” as published by the U.S. Department of Labor, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review (any such fee, the “Asset Representations Reviewer Asset Review Fee”).

The Asset Representations Reviewer Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written request by the asset representations reviewer, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the master servicer of such insolvency or failure to pay such amount (which evidence may be an officer’s certificate of the asset representations reviewer); provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the Enforcing Servicer will be required to pursue remedies against such mortgage loan seller to recover any such amounts to the extent paid by the issuing entity. The Asset Representations Reviewer Asset Review

Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for any such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Pari Passu Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan and REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan and REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)        120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2)        the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or Companion Loan, as applicable (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by the special servicer;

(3)        30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)        30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

(5)        60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)        90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such Mortgage Loan or Companion Loan, except where a refinancing is anticipated within 120 days after the maturity date of the Mortgage Loan and related Companion Loan in which case 120 days after such uncured delinquency; and

(7)        immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan), Serviced Companion Loan or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the special servicer (and, prior to the occurrence and continuance of a Consultation Termination Event, in consultation with the Directing Certificateholder (except in the case of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class) and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the Directing Certificateholder (except with respect to an Excluded Loan) and the operating advisor and, after the occurrence and during the continuance of a Consultation Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the date the special servicer receives an appraisal (together with information requested by the special servicer from the master servicer in accordance with the PSA that is in the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount) or conducts a valuation described below equal to the excess of:

(a)  the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)  the excess of

1.       the sum of

a)       90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) by an internal valuation performed by the special servicer (or at the special servicer’s election, by one or more MAI appraisals obtained by the special servicer) with respect to any Mortgage Loan or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant; and

b)       all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; over

2.       the sum as of the Due Date occurring in the month of the date of determination of

a)       to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate,

b)       all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and

c)       all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer, the special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loans, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount that would impact any Serviced Mortgage Loan will be allocated, pro rata, between the related Serviced Mortgage Loan and the related Serviced Pari Passu Companion Loans based upon their respective outstanding principal balances.

The special servicer will be required to use reasonable efforts to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the receipt of the MAI appraisal or the completion of the valuation, the special servicer will be required to calculate and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and receipt of information requested by the special servicer from the master servicer that is in the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount.

Each such report of the Appraisal Reduction Amount will also be forwarded by the special servicer to the extent any related Serviced Pari Passu Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold, or to the holder of any related Serviced Pari Passu Companion Loan.

Following the master servicer’s receipt from the special servicer of the calculation of the Appraisal Reduction Amounts, the master servicer will be required to provide such information to the certificate administrator in the form of the CREFC® loan periodic update file and CREFC® appraisal reduction template provided to it by the special servicer.

In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the definition of Appraisal Reduction Event above, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal is received by the special servicer and the Appraisal Reduction Amount is calculated by the special servicer as of the first Determination Date that is at least 10 business days after the special servicer’s receipt of such MAI appraisal or completion of its internal valuation. The master servicer will provide (via electronic delivery) the special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within four business days of the special servicer’s reasonable request; provided, however, that the special servicer’s failure to timely make such a request will not relieve the master servicer of its obligation to use reasonable efforts to provide such information to the special servicer within 4 business days following the special servicer’s reasonable request. The master servicer will not calculate Appraisal Reduction Amounts.

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for 3 consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan, any related Serviced Pari Passu Companion Loan or Serviced Whole Loan)), the special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the special servicer from the master servicer necessary to calculate the Appraisal Reduction Amount, the special servicer is required to determine or redetermine, as applicable, and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, and other than with respect to an Excluded Loan with respect to the Directing Certificateholder, the Directing Certificateholder, the amount and calculation or recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction, or to the holder of any related Serviced Companion Loan, by the special servicer. Prior to the occurrence and continuance of a Consultation Termination Event other than with respect to an Excluded Loan as to the Directing Certificateholder, the special servicer will consult with the Directing Certificateholder, with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that the special servicer is not aware of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the related Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction amount calculated with respect to a Non-Serviced Whole Loan will generally be allocated to the related Non-Serviced Mortgage Loan and the related Non-Serviced Pari Passu Companion Loan(s) on a pro rata basis based upon their respective Stated Principal Balances. Any appraisal reduction amount determined under such Non-Serviced PSA and allocable to such Non-Serviced Mortgage Loan pursuant to the related intercreditor agreement will constitute an “Appraisal Reduction Amount” under the terms of the PSA with respect to the Non-Serviced Mortgage Loan.

If any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Mortgage Loan or Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the allocable amount of interest available to the most subordinate class of certificates then-outstanding (i.e., first, to the Class H-RR certificates, second, to the Class G certificates, third, to the Class F certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, to the Class C certificates, seventh, to the Class B certificates, eighth, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). See “—Advances”.

As of the first Determination Date following a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becoming an AB Modified Loan, the special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the special servicer with respect to such Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by the special servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the special servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the special servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the special servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the special servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining actual knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the special servicer thereof. None of the master servicer, the trustee or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The master servicer and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan). With respect to a Non-Serviced Mortgage Loan, the special servicer, the master servicer and the certificate administrator will be entitled to conclusively rely on the calculation or determination of any Appraisal Reduction Amount or Collateral Deficiency Amount with respect to such Mortgage Loan performed by the applicable servicer responsible therefor pursuant to the related Non-Serviced PSA.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an AB note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of a Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the special servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts. The master servicer and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Collateral Deficiency Amount.

For purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event or an Operating Advisor Consultation Event, Cumulative Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated to each class of Principal Balance Certificates in reverse sequential order to notionally reduce their Certificate

Balances until the Certificate Balances of each such class is notionally reduced to zero (i.e., first, to the Class H-RR certificates, second, to the Class G certificates, third, to the Class F certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, to the Class C certificates, seventh, to the Class B certificates, eighth, to the Class A-S certificates and finally, pro rata based on their respective interest entitlements, to the Senior Certificates (other than the Class X-A, Class X-B, Class X-D, Class X-F and Class X-G Certificates)).

In addition, for purposes of determining the Controlling Class and whether a Control Termination Event has occurred and is continuing or an Operating Advisor Consultation Event has occurred and is continuing, Collateral Deficiency Amounts allocated to a related AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class H-RR certificates and second, to the Class G certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event or Operating Advisor Consultation Event, any Class of Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable “Cumulative Appraisal Reduction Amount”), as described in this paragraph.

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event or an Operating Advisor Consultation Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The special servicer will be required to promptly notify the master servicer and the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. Any Appraised-Out Class will no longer be the Controlling Class; provided, however, that if at any time, the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Appraisal Reduction Amounts. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order (or, with respect to a Non-Serviced Mortgage Loan, require the master servicer to request from the applicable Non-Serviced Special Servicer) a second appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The special servicer will use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and will ensure that such appraisal is prepared on an “as is” basis by an MAI appraiser. With respect to any such Non-Serviced Mortgage Loan, the master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable Non-Serviced Special Servicer and to forward such second appraisal to the special servicer. Upon receipt of such supplemental appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted, will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and receipt of information that is in the possession of the master servicer and reasonably requested by the special servicer from the master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Any Appraised-Out Class for which the Requesting Holders are challenging the special servicer’s Appraisal Reduction Amount or Collateral Deficiency Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that the master servicer (with respect to Mortgage Loans and any related Serviced Companion Loan) will not be required to cause the borrower to maintain and the special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the master servicer (with respect to such Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that if any Mortgage Loan documents permit the holder thereof to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the master servicer or, with respect to REO Property, the special servicer will impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, further, that with respect to the immediately preceding proviso the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the master servicer (with respect to a non-Specially Serviced Loan) or the special servicer (with respect to a Specially Serviced Loan) with (unless a Control Termination Event has occurred and is continuing and other than with respect to an Excluded Loan with respect to the Directing Certificateholder) the consent of the Directing Certificateholder or (after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, and other than with respect to any Excluded Loan with respect to the Directing Certificateholder) after consultation with the Directing Certificateholder. In addition, upon request of the Risk Retention Consultation Party with respect to any individual triggering event, the special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party (only with respect to a Specially Serviced Loan and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party) within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder in connection with any such determination by the special servicer of an Acceptable Insurance Default. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicer will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicer and special servicer will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the master servicer determines that a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by the master servicer in accordance with the Servicing Standard but only to the extent that the related Mortgage Loan permits the lender to require the coverage) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Companion Loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that the master servicer and the special servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) if the related Mortgage Loan is a Specially Serviced Loan, notify the special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the master servicer pursuant to clause (B) above. If the master servicer (with respect to a non-Specially Serviced Loan) or the special servicer (with respect to a Specially Serviced Loan) determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the special servicer (with regard to such determination made by the special servicer) will be required to notify the master servicer and the master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the master servicer (with respect to a non-Specially Serviced Loan) or the special servicer (with respect to a Specially Serviced Loan) determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the master servicer and the special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder and/or the consultation rights of the Risk Retention Consultation Party (solely with respect to Specially Serviced Loans), or the holder of any Companion Loan, the master servicer (with respect to a non-Specially Serviced Loan) or the special servicer (with respect to a Specially Serviced Loan) has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate.

During the period that the master servicer or the special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder or the holder of any Companion Loan and/or (solely with respect to Specially Serviced Loans) upon the request of the Risk Retention Consultation Party, consulting (on a non-binding basis) with the Risk Retention Consultation Party, neither the master servicer nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain (or its failure to maintain) such insurance and neither will be in default of its obligations as a result of such failure.

The special servicer will be required to maintain (or cause to be maintained) fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan) for which it is acting as special servicer, to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related Mortgage Loan and any related Serviced Companion Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer (prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder) (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party)) and, with respect to a Specially Serviced Loan and upon request of the Risk Retention Consultation Party, upon non-binding consultation with the Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood insurance with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

The PSA provides that the master servicer may satisfy its obligation to cause each applicable borrower to maintain a hazard insurance policy and the master servicer or special servicer may satisfy its obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the applicable Mortgage Loans and related Serviced Companion Loan and REO Properties (other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the special servicer will be paid out of the applicable REO Account or advanced by the master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by the special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the master servicer to the special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance and otherwise will be paid to the special servicer from general collections in the Collection Account.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

Modifications, Waivers and Amendments

The master servicer will be responsible for processing waivers, modifications, amendments and consents that are not Major Decisions or Special Servicer Decisions with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any related Serviced Companion Loan that, in either case, is not a Specially Serviced Loan, without the consent or approval of the Directing Certificateholder (except as specified in the definition of “Master Servicer Decision”) or consultation with the Risk Retention Consultation Party or the consent or approval of the special servicer. The special servicer will be responsible for processing waivers, modifications, amendments and consents with respect to Specially Serviced Loans and will also be responsible for processing waivers, modifications, amendments and consents that are Major Decisions or Special Servicer Decisions with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan. However, except as otherwise set forth in this paragraph, neither the special servicer nor the master servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment more than 3 months after the Closing Date that would not be a “significant modification” of the Mortgage Loan and/or related Serviced Companion Loan within the meaning of Treasury regulations Section 1.860G-2(b) or otherwise cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust, or the Trust, the Grantor Trust or the Trust or any Trust REMIC to be subject to tax. Prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder, the special servicer will only be permitted under the PSA to agree to any modifications, waivers and amendments that constitute Major Decisions with the consent of the Directing Certificateholder (which consent will be deemed given (unless earlier objected to by the Directing Certificateholder or holder of a Subordinate Companion Loan, as applicable, and such objection is communicated to the special servicer) within 10 business days plus, if applicable, any additional time period provided under the related Intercreditor Agreement, of the Directing Certificateholder’s receipt from the special servicer of the special servicer’s recommendation and analysis with respect to such Major Decision); provided that after the occurrence and during the continuance of a Control Termination Event, but prior to a Consultation Termination Event, the special servicer will not be permitted to agree to any such matter without the special servicer’s consultation with the Directing Certificateholder as provided in the PSA and described in this prospectus.

Upon receiving a request for any matter described in the first paragraph of this section that constitutes a Major Decision or a Special Servicer Decision with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is not a Specially Serviced Loan, the master servicer will be required to promptly forward such request to the special servicer and, unless the master servicer and the special servicer mutually agree that the master servicer will process such request with respect to a non-Specially Serviced Loan, the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or the Major Decision or Special Servicer Decision. The master servicer will deliver to the special servicer any additional information in the master servicer’s possession reasonably requested by the special servicer relating to such

Major Decision or Special Servicer Decision. Unless the master servicer and the special servicer mutually agree that the master servicer will process such request with respect to a Non-Specially Serviced Loan, the master servicer will not be permitted to process any Major Decision or Special Servicer Decision and will not be required to interface with the borrower or provide a written recommendation and/or analysis with respect to any Major Decision or Special Servicer Decision. If the master servicer and special servicer mutually agree that the master servicer will process a Major Decision or Special Servicer Decision with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan that is a non-Specially Serviced Loan, the Master Servicer will be required to obtain the special servicer’s prior consent (or deemed consent) to the Major Decision or Special Servicer Decision, as applicable.

In connection with the processing by the master servicer of the matters described in the second preceding paragraph, the master servicer will deliver notice thereof to the special servicer after completion (and the special servicer will promptly, prior to the occurrence and continuance of a Consultation Termination Event and other than in respect of any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, will deliver such notice to the Directing Certificateholder (except to the extent that the special servicer or the Directing Certificateholder, as applicable, notifies the master servicer that the special servicer or the Directing Certificateholder, as applicable, does not desire to receive copies of such items)).

With respect to a Mortgage Loan that is not a Specially Serviced Loan, the following actions will be performed by the master servicer (each such action, a “Master Servicer Decision”) and, in connection with each such action, the master servicer will not be required (other than as provided below in this paragraph) to seek or obtain the consent or approval of (or consult with) the Directing Certificateholder, the special servicer or the Risk Retention Consultation Party: (i) grant waivers of non-material covenant defaults (other than financial covenants and receipt of financial statements, but including immaterial timing waivers such as with respect to late financial statements); (ii) consents to releases of non-material, non-income producing parcels of a Mortgaged Property that do not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the Mortgage Loan as and when due, provided such releases are required by the related Mortgage Loan documents and there is no lender discretion permitted under the Mortgage Loan documents; (iii) approve or consent to grants of easements or rights of way (including, without limitation for utilities, access, parking, public improvements or another purpose) or subordination of the lien of the Mortgage Loan to easements if the special servicer has determined, in accordance with the proviso to the definition of “Special Servicer Decision”, that such easements or rights of way do not materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan; (iv) grant subordination, non-disturbance and attornment agreements and consents involving leasing activities that do not involve a ground lease and affect an area less than or equal to the lesser of (a) 30% of the net rentable area of the improvements at the Mortgaged Property and (b) 30,000 square feet of the improvements at the Mortgaged Property, including approval of new leases and amendments to current leases; (v) consent to actions and releases related to condemnation of parcels of a Mortgaged Property if the special servicer has determined, in accordance with the proviso to the definition of “Special Servicer Decision”, that such condemnation is not with respect to a material parcel or a material income producing parcel and such condemnation does not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or Companion Loan when due; (vi) consent to a change in property management relating to any Mortgage Loan if the replacement property manager is not a Borrower Party and the Mortgage Loan has an outstanding principal balance less than $10,000,000; (vii) approve annual operating budgets for Mortgage Loans; (viii) grant any extension or enter into any forbearance with respect to the anticipated refinancing of a Mortgage Loan or sale of a Mortgaged Property after the related maturity date of such Mortgage Loan so long as (1) such extension or forbearance does not extend beyond 120 days after the related maturity date and (2) the related borrower has delivered documentation reasonably satisfactory in form and substance to the master servicer or the special servicer which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due; (ix) any non-material modification, amendment, consent to a non-material modification or waiver of any term of any Intercreditor Agreement, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Companion Holder related to a Mortgage Loan or Whole Loan if the special servicer has determined, in accordance with the proviso to the definition of “Major Decision”, that such modification, amendment or consent is administrative in nature, provided, that if any such modification or amendment would adversely impact the special servicer, such modification or amendment will additionally require the consent of the special servicer as a condition to its effectiveness; (x) any determination of Acceptable Insurance Default, except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required in accordance with the terms of the PSA for any such determination; (xi) approve or consent to any defeasance of the related Mortgage Loan or Serviced Companion Loan other than agreeing to (A) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the Mortgage Loan or Serviced Whole Loan documents do not otherwise permit such principal prepayment; (xii) any determination to bring a Mortgaged Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property subject, prior to the occurrence and continuance of a Control Termination Event and other than with respect to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, to the consent (or deemed consent) of the Directing Certificateholder, (xiii) any transfer of the Mortgaged Property that the Mortgage Loan documents allow without the consent of the mortgagee but subject to satisfaction of conditions specified in the Mortgage Loan documents where no lender discretion is necessary in order to determine if such conditions are satisfied; (xiv) to the extent not a Major Decision or a Special Servicer Decision pursuant to clause (x) of the definition of “Major Decision” or clause (iii) of the definition of “Special Servicer Decision”, respectively, any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit held as “performance”, “earn-out”, “holdback” or similar escrows or reserves where such request is for the funding or disbursement of ordinary course impounds, repair and replacement reserves, lender approved budget and operating expenses, and tenant improvements pursuant to an approved lease, each in accordance with the Mortgage Loan documents (all such fundings and disbursements being collectively referred to as “Routine Disbursements”) or any other funding or disbursement as mutually agreed upon by the master servicer and the special servicer; provided, however, that in the case of any Mortgage Loan whose escrows, reserves, holdbacks and related letters of credit exceed, in the aggregate, at the related origination date, 10% of the initial principal balance of such Mortgage Loan, no such funding or disbursement of such escrows, reserves, holdbacks or letters of credit will be deemed to constitute a Routine Disbursement, and will instead constitute Special Servicer Decisions, except for the routine funding of tax payments and insurance premiums when due; and (xv) grant or agree to any other waiver, modification, amendment and/or consent that does not constitute a Major Decision or a Special Servicer Decision; provided that (A) any such action would not in any way affect a payment term of the Certificates, (B) any such action would not constitute a “significant modification” of such Mortgage Loan or Companion Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise cause either Trust REMIC to fail to qualify as a REMIC for federal income tax purposes (as evidenced by an opinion of counsel (at the issuing entity’s expense), to the extent requesting such opinion is consistent with the Servicing Standard), (C) agreeing to such action would be consistent with the Servicing Standard, and (D) agreeing to such action would not violate the terms, provisions or limitations of the PSA or any Intercreditor Agreement.

In the case of any Master Servicer Decision that requires the consent of the Directing Certificateholder, such consent will be deemed given if a response to the request for consent is not provided within 10 business days after receipt of the master servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the master servicer in order to grant or withhold such consent.

In connection with the processing by the master servicer of the matters described in the two preceding paragraphs, the master servicer will deliver notice thereof to the special servicer after completion (and the special servicer will promptly, prior to the occurrence and continuance of a Consultation Termination Event and other than in respect of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, deliver notice thereof to the Directing Certificateholder), except to the extent that the special servicer or the Directing Certificateholder, as applicable, notifies the master servicer that the special servicer or the Directing Certificateholder, as applicable, does not desire to receive copies of such items.

If, and only if, the special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater (or equivalent) recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then the special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (w) the restrictions and limitations described below, (x) with respect to any Major Decision, (a) with respect to any Mortgage Loan other than any Excluded Loan as to such party, the approval of the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event upon consultation with the Directing Certificateholder) and (b) upon request of the Risk Retention Consultation Party, with respect to a Specially Serviced Loan other than any Excluded Loan as to such party, non-binding consultation with the Risk Retention Consultation Party (within the same time period as it would obtain the approval of, or consult with, the Directing Certificateholder), in each case as provided in the PSA and described in this prospectus, and with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with the special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the master servicer or special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC provisions, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

The special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a Specially Serviced Loan prior to the Rated Final Distribution Date. The special servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Loan if that modification, waiver or amendment would:

(1)        extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and, (a) prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder and (b) upon request of the Risk Retention Consultation Party, with non-binding consultation with the Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), 10 years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)        provide for the deferral of interest unless interest accrues on the Mortgage Loan or any Serviced Whole Loan, generally, at the related Mortgage Rate.

If the special servicer gives notice of any modification, waiver or amendment of any term of any Specially Serviced Loan (other than a Non-Serviced Whole Loan) or related Companion Loan, the special servicer will be required to notify the master servicer, the holder of any related Companion Loan, the related mortgage loan seller (so long as such mortgage loan seller is not the master servicer or sub-servicer of such Mortgage Loan or the Directing Certificateholder or the Risk Retention Consultation Party), the operating advisor, the certificate administrator, the trustee, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing), the Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party), and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If the master servicer gives notice of any modification, waiver or amendment of any term of any such Mortgage Loan or related Companion Loan, the master servicer will be required to notify the certificate administrator, the trustee, the special servicer (and the special servicer will forward such notice to the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing)) and the Risk Retention

Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party), the related mortgage loan seller (so long as such mortgage loan seller is not the master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder or the Risk Retention Consultation Party), the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, the master servicer of such securitization transaction) and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the applicable master servicer and to the holder of any related Companion Loan, all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

The modification, waiver, amendment or consent of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Each of the following is a “Special Servicer Decision”:

(i)      approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements);

(ii)     subject to the proviso at the end of this definition, consent to actions and releases related to condemnation of parcels of a Mortgaged Property;

(iii)    any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit held as “performance”, “earn-out”, “holdback” or similar escrows or reserves, including the funding or disbursement of any such amounts with respect to any Mortgage Loan, but excluding, as to Mortgage Loans that are not Specially Serviced Loans, any routine and/or customary escrow and reserve fundings or disbursements for which the satisfaction of performance-related criteria or lender discretion is not required or permitted pursuant to the terms of the related Mortgage Loan documents (for the avoidance of doubt, any request with respect to a Mortgage Loan that is not a Specially Serviced Loan for Routine Disbursements or any other funding or disbursement as mutually agreed upon by the master servicer and the special servicer, will not constitute a Special Servicer Decision; provided, however, that in the case of any such Mortgage Loan whose escrows, reserves, holdbacks and related letters of credit exceed, in the aggregate, at the related origination date, 10% of the initial principal balance of such Mortgage Loan, no such funding or disbursement of such escrows, reserves, holdbacks or letters of credit will be deemed to constitute a Routine Disbursement, and will instead constitute Special Servicer Decisions, except for the routine funding of tax payments and insurance premiums when due and payable (provided that the Mortgage Loan is not a Specially Serviced Loan));

(iv)    requests to incur additional debt in accordance with the terms of the Mortgage Loan documents;

(v)     subject to the proviso at the end of this definition, any approval or consent to grants of easements or rights of way (including, without limitation, for utilities, access, parking, public improvements or another purpose) or subordination of the lien of the Mortgage Loan to easements, that materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan;

(vi)    determining whether to cure any default by a borrower under a ground lease or permit any Ground Lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new Ground Lease; and

(vii)    other than with respect to a ground lease, any modification, waiver or amendment of any lease, the execution of a new lease or the granting of a subordination, non-disturbance and attornment agreement in connection with any lease at a Mortgaged Property or REO Property if the lease affects an area greater than the lesser of (1) 30% of the net rentable area of the improvements at the Mortgaged Property and (2) 30,000 square feet of the improvements at the Mortgaged Property; provided that the special servicer will be required to reach a decision on any such Special Servicer Decision within twenty (20) business days of its receipt from the borrower of all information reasonably requested by the Special Servicer in order to process the Special Servicer Decision (such twenty (20) business days being inclusive of the five (5) business day period within which the Directing Certificateholder is required to grant or withhold its consent);

provided that, with respect to a non-Specially Serviced Loan, if the special servicer determines (a) with respect to clause (ii) above, that a condemnation is not with respect to a material parcel or a material income producing parcel and that such condemnation does not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or Companion Loan when due, or (b) with respect to clause (v) above that an easement or right of way will not materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan, it is required to provide written notice of such determination to the master servicer, in which case, the master servicer will process such decision and such decision will be deemed to be a Master Servicer Decision not a Special Servicer Decision; provided, further, that the special servicer will be required to make any such determination and provide any such notice within two (2) business days of its receipt of a request related to any such decision; provided, further, that if the special servicer does not provide such notice within two (2) business days, such matter will be a Special Servicer Decision and not a Master Servicer Decision.

Notwithstanding the foregoing, the master servicer and the special servicer may mutually agree as contemplated in the PSA that the master servicer will process any of the foregoing matters with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan that is a non-Specially Serviced Loan. If the master servicer and special servicer mutually agree that the master servicer will process a Major Decision or Special Servicer Decision with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan that is a non-Specially Serviced Loan, the Master Servicer will be required to obtain the special servicer’s prior consent (or deemed consent) to the Major Decision or Special Servicer Decision, as applicable.

Except as otherwise described under “—The Directing Certificateholder—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” and “—Servicing Override”, prior to the occurrence and continuance of a Control Termination Event, the special servicer will only be permitted to take any of the Special

Servicer Decisions in clauses (iv), (v), (vi) and (vii) of the definition of “Special Servicer Decision” as to which the Directing Certificateholder has consented in writing within 10 business days (or, with respect to clause (vii) of the definition of “Special Servicer Decision”, 5 business days) after receipt of the special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer in order to grant or withhold such consent (provided that if such written consent has not been received by the special servicer within such 10 business day (or 5 business day) period, the Directing Certificateholder will be deemed to have approved such action).

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

Other than with respect to an action that constitutes a Master Servicer Decision pursuant to clause (xiii) of the definition thereof, the special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right the lender may have with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold the lender’s consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive the lender’s right to exercise such rights; provided, however, that with respect to such consent or waiver of rights that is a Major Decision, (i)(x) prior to the occurrence and continuance of any Control Termination Event and other than with respect to an applicable Excluded Loan with respect to the Directing Certificateholder, the special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder (or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an applicable Excluded Loan with respect to the Directing Certificateholder, the special servicer has consulted with the Directing Certificateholder), which consent will be deemed given 10 business days after the Directing Certificateholder’s receipt of the special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer with respect to such proposed waiver or proposed granting of consent, and (y) after the occurrence and during the continuance of an Operating Advisor Consultation Event, the special servicer has consulted with the operating advisor on a non-binding basis and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, a Rating Agency Confirmation is received by the master servicer or the special servicer, as the case may be, from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Companion Loan (if any).

For the avoidance of doubt, with respect to any “due-on-sale” matter described above that is a Major Decision related to any Mortgage Loan that is not an Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest upon request of the Risk Retention Consultation Party, the special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party with respect to (i) prior to the occurrence and continuance of a Consultation Termination Event, Specially Serviced Loans; and (ii) following the occurrence and during the continuance of a Consultation Termination Event, all Mortgage Loans, within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder with respect to such Major Decision.

With respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan with a “due-on-encumbrance” clause (and other than with respect to an action that constitutes a Master Servicer Decision pursuant to clause (xiii) or clause (xv) of the definition thereof), the special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right the lender may have with respect to a Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold the lender’s consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive the lender’s right to exercise such rights, provided, however, that if such matter is a Major Decision (i) the special servicer, other than with respect to any waiver of a “due-on-encumbrance” clause, which such waiver constitutes a Master Servicer Decision pursuant to clause (xiii) or clause (xv) of the definition thereof (x) prior to the occurrence and continuance of any Control Termination Event, has obtained the prior written consent (or deemed consent) of the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), or (y) after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, the special servicer has consulted with the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), which consent will be deemed given 10 business days after the Directing Certificateholder’s receipt of the special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer with respect to such proposed waiver or proposed granting of consent and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, the applicable master servicer or the special servicer has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

For the avoidance of doubt, with respect to any “due-on-encumbrance” matter described above that is a Major Decision related to any Mortgage Loan that is not an Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest upon request of the Risk Retention Consultation Party, the special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party with respect to (i) prior to the occurrence and continuance of a Consultation Termination Event, Specially Serviced Loans; and (ii) following the occurrence and during the continuance of a Consultation Termination Event, all Mortgage Loans, within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder with respect to such Major Decision.

Upon receiving a request for any matter described in the first and third paragraphs of this section that constitutes a consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan that is not a Specially Serviced Loan and other than any transfers provided for in clause (xiii) of the definition of “Master Servicer Decision” and other than any waiver of a “due-on-encumbrance” clause which waiver constitutes a Master Servicer Decision pursuant to clause (xiii) or clause (xv) of the definition thereof, the master servicer will be required to promptly forward such request to the special servicer and, unless the master servicer and the special servicer mutually agree that the master servicer will process such request with respect to a non-Specially Serviced Loan, the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, the related master servicer will have no further obligation with respect to such request or such waiver of “due-

on-sale” or “due-on-encumbrance” clause. The master servicer will continue to cooperate with the special servicer by delivering any additional information in the master servicer’s possession to the special servicer requested by the special servicer relating to such consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause. Unless the master servicer and the special servicer mutually agree that the master servicer will process such request with respect to a non-Specially Serviced Loan, the master servicer will not be permitted to process any request relating to such consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause (other than any transfers provided for in clause (xiii) of the definition of “Master Servicer Decision” and other than any waiver of a “due-on-encumbrance” clause which waiver constitutes a Master Servicer Decision pursuant to clause (xiii) or clause (xv) of the definition thereof) and will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any such request.

If the master servicer and the special servicer mutually agree that the master servicer will process a consent or waiver relating to a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan that is not a Specially Serviced Loan (other than any transfers provided for in clause (xiii) of the definition of Master Servicer Decision and other than any waiver of a “due-on-encumbrance” clause which waiver constitutes a Master Servicer Decision pursuant to clause (xiii) or clause (xv) of the definition thereof), the master servicer will be required to obtain the special servicer’s prior consent (or deemed consent) to process such consent or waiver.

Any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the servicing standard under the related Non-Serviced PSA and the allocation and payment priorities in the related mortgage loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of any related Non-Serviced Companion Loan gains a priority over the other holder that is not reflected in the related mortgage loan documents and the related Intercreditor Agreement.

Inspections

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense) a physical inspection of each Mortgaged Property relating to a Mortgage Loan (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, or a Specially Serviced Loan, and other than an REO Property) with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2021 (and each Mortgaged Property is required to be inspected on or prior to December 31, 2022) unless a physical inspection has been performed by the special servicer within the previous 12 months; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan or an REO Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan or an REO Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Account as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement. The special servicer or master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report has knowledge and the master servicer or special servicer, as applicable, deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the master servicer or special servicer, as applicable, deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), the special servicer or the master servicer, as applicable, will be required to use reasonable efforts to collect and review quarterly and annual operating statements, financial statements, budgets and rent rolls of the related Mortgaged Property commencing with the calendar quarter ending on March 31, 2020 and the calendar year ending on December 31, 2020. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan. In addition, the special servicer will be required to cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and to collect all such items promptly following their preparation.

Special Servicing Transfer Event

The Mortgage Loans (other than a Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the master servicer are transferred to the special servicer as described below. Such Mortgage Loans and related Companion Loan (including those loans related to Mortgaged Properties that have become REO Properties) serviced by the special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer its servicing responsibilities to the special servicer with respect to any Mortgage Loan (including any related Companion Loan) if:

(1)        the related borrower has failed to make when due any balloon payment, and the borrower has not delivered to the master servicer or the special servicer, as applicable, on or before the date on which the subject payment was due, a written and fully executed (subject only to customary final closing conditions) refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the master servicer or the special servicer, as applicable (and the master servicer or the special servicer, as applicable, will be required to promptly forward such commitment to the special servicer or the master servicer, as applicable), which provides that such refinancing will occur within 120 days after the date on which such balloon payment will become due (provided that if such refinancing does not occur before the expiration of the time period for refinancing specified in such refinancing commitment or the master servicer is required during that time to make any P&I Advance in respect of the Mortgage Loan (or, in the case of any Serviced Whole Loan, in respect of the Mortgage Loan included in the same Whole Loan) at any time prior to such refinancing, a special servicing transfer event will occur immediately);

(2)        the related borrower fails to make when due any Periodic Payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

(3)        the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party), unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan as to such party), unless a Consultation Termination Event has occurred and is continuing that a default in making any Periodic Payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party), unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party), unless a Consultation Termination Event has occurred and is continuing that a default in making a balloon payment is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which such balloon payment will become due (or, if the borrower has delivered a written and fully executed (subject only to customary final closing conditions) refinancing commitment from an acceptable lender, reasonably satisfactory in form and substance to the master servicer or the special servicer (and the master servicer or the special servicer, as applicable, will be required to promptly forward such documentation to the special servicer or the master servicer, as applicable) which provides that a refinancing will occur within 120 days after the date on which such balloon payment will become due, the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party), unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party), unless a Consultation Termination Event has occurred and is continuing) that (a) the borrower is likely not to make one or more assumed Periodic Payments as described under “Pooling and Servicing Agreement—Advances—P&I Advances” in this prospectus prior to such a refinancing or (b) such refinancing is not likely to occur within 120 days following the date on which the balloon payment will become due);

(4)        a default has occurred (including, in the master servicer’s or the special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the related Mortgage Loan documents, other than as described in clause (1) or (2) above, that may, in the good faith and reasonable judgment of the master servicer or the special servicer (and, in the case of the special servicer (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party), unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party), unless a Consultation Termination Event has occurred and is continuing), materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or Serviced Whole Loan or otherwise materially and adversely affect the interests of Certificateholders (or, in the case of a Serviced Whole Loan, the interests of any holder of a related Serviced Companion Loan), which default has continued unremedied for the applicable cure period under the terms of such Mortgage Loan or Serviced Whole Loan (or, if no cure period is specified, 60 days);

(5)        a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days;

(6)        the related borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property;

(7)        the related borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations;

(8)        the master servicer or the special servicer, as applicable, receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding Mortgaged Property; or

(9)        the master servicer or the special servicer (and in the case of the special servicer, with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan as to such party), unless a Control Termination Event has occurred and is continuing) determines that (i) a default (including, in the master servicer’s or the special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the Mortgage Loan documents (other than as described in clause 3 above) is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or Serviced Pari Passu Companion Loan (if any) or otherwise materially and adversely affect the interests of Certificateholders (or the holder of the related Serviced Pari Passu Companion Loan) and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Mortgage Loan documents, or, if no cure period is specified and the default is capable of being cured, for 60 days.

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will continue to be responsible for its operation and management. If any Serviced Pari Passu Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. The master servicer will not have any responsibility for the performance by the special servicer of its duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan) that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least 3 consecutive Periodic Payments (provided that no other special servicing transfer event has occurred with respect to such Mortgage Loan or Companion Loan during such preceding three months, no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other event or circumstance exists that causes such Mortgage Loan or related Companion Loan to otherwise constitute a Specially Serviced Loan), the special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the master servicer.

With respect to a Mortgage Loan as to which the Directing Certificateholder or the Risk Retention Consultation Party has become a Borrower Party, the Directing Certificateholder or the Risk Retention Consultation Party, as applicable, (i) will not be entitled to exercise any control or consultation rights and (ii) will be limited as to the information that it will be entitled to receive from the master servicer and the special servicer, as described under “—Restrictions on a Certificateholder or Risk Retention Consultation Party that is a Borrower Party”.

Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to the special servicer (the “Initial Delivery

Date”) and will be required to amend, update or create a new Asset Status Report to the extent that during the course of the resolution of such Specially Serviced Loan material changes in the circumstances and/or strategy reflected in any current Final Asset Status Report are necessary to reflect the then current circumstances and recommendation as to how the Specially Serviced Loan might be returned to performing status or otherwise liquidated in accordance with the Servicing Standard (each such report a “Subsequent Asset Status Report”). Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party and prior to the occurrence and continuance of a Consultation Termination Event);

●	the Risk Retention Consultation Party (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party)

●	with respect to any related Serviced Pari Passu Companion Loan, the holder of the related Serviced Pari Passu Companion Loan or, to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold;

●	the operating advisor (but, other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, only after the occurrence and during the continuance of an Operating Advisor Consultation Event);

●	the master servicer; and

●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the certificate administrator will be required to post the summary of the Final Asset Status Report to the certificate administrator’s website.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

●	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;

●	a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;

●	the most current rent roll and income or operating statement available for the related Mortgaged Property;

●	(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the special servicer in connection with the proposed or taken actions;

●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;

●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;

●	the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth the special servicer’s rationale for its proposed decision, including its rejection of the alternatives;

●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;

●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and

●	such other information as the special servicer deems relevant in light of the Servicing Standard.

●	With respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to the special servicer within 10 business days) is not in the best interest of all the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan), the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 10 business day period and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report or until the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any

Companion Loan); provided that, if the Directing Certificateholder or the holder of the related Subordinate Companion Loan, if applicable has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, the special servicer may act upon the most recently submitted form of Asset Status Report, if consistent with the Servicing Standard; provided, however, that if the Directing Certificateholder’s direction or the holder of the related Subordinate Companion Loan, if applicable, would cause the special servicer to violate the Servicing Standard, the special servicer may act upon the most recently submitted form of Asset Status Report. The procedures described in this paragraph are collectively referred to as the “Directing Holder Approval Process”.

A “Final Asset Status Report” means, with respect to any Specially Serviced Loan, the initial Asset Status Report (together with such other data or supporting information provided by the special servicer to the Directing Certificateholder or the Risk Retention Consultation Party that does not include any communication (other than the related Asset Status Report) between the special servicer and the Directing Certificateholder or the Risk Retention Consultation Party with respect to such Specially Serviced Loan required to be delivered by the special servicer by the Initial Delivery Date and any Subsequent Asset Status Report, in each case, in the form fully approved or deemed approved, if applicable, by the Directing Certificateholder pursuant to the Directing Holder Approval Process or following completion of the ASR Consultation Process, as applicable. For the avoidance of doubt, the special servicer may issue more than one Final Asset Status Report with respect to any Specially Serviced Loan in accordance with the procedures described above. Each Final Asset Status Report will be labeled or otherwise identified as being final.

Prior to an Operating Advisor Consultation Event, the special servicer will be required to promptly deliver each Final Asset Status Report to the operating advisor following completion of the Directing Holder Approval Process. See “—The Directing Certificateholder” and “—Major Decisions—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” below for a discussion of the operating advisor’s ability to ask the special servicer reasonable questions with respect to such Final Asset Status Report. If an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor and to the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party and for so long as no Consultation Termination Event has occurred). The operating advisor will be required to provide comments to the special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the operating advisor (and, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder (other than with respect to an Excluded Loan as to such party)) in connection with the special servicer’s preparation of any Asset Status Report. The special servicer may revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor (and, so long as no Consultation Termination Event has occurred, the Directing Certificateholder (other than with respect to an Excluded Loan as to such party)), to the extent the special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loans)) Promptly upon determining whether or not to revise any Asset Status Report to take into account any input and/or comments from the operating advisor or the Directing Certificateholder, the special servicer will be required to revise the Asset Status Report, if applicable, and deliver to the operating advisor and the Directing Certificateholder the revised Asset Status Report (until a Final Asset Status Report is issued) or provide notice that the special servicer has decided not to revise such Asset Status Report, as applicable.

The special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor. The procedures described in this and the foregoing two paragraphs are collectively referred to as the “ASR Consultation Process”. For additional information, see “—The Operating Advisor—Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing”.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, each of the Directing Certificateholder (other than with respect to an Excluded Loan the operating advisor will be entitled to consult on a non-binding basis with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholder will have no right to consult with the special servicer with respect to Asset Status Reports and the special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”. See also “—Servicing of the Non-Serviced Mortgage Loans” below.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than a Non-Serviced Mortgage Loan) has occurred, then, pursuant to the PSA, the special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)       such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)       there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) a qualifying extension of time to sell the Mortgaged Property or (2) the special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC longer than the above-referenced 3 year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The special servicer will also be required to cause any Mortgaged Property acquired by the issuing entity to be administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from non-permitted assets as described in Code Section 860F(a)(2)(B). If any Lower-Tier REMIC acquires title to any Mortgaged Property, the special servicer, on behalf of such Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hospitality property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to a REMIC at the federal corporate rate (currently 21%) and may also be subject to state or local taxes. The PSA provides that the special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders, and with respect to a Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the applicable REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property for which it is acting as special servicer, but only to the extent that amounts on deposit in the applicable REO Account relate to such REO Property. To the extent that amounts in the applicable REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of (x) the date that is on or prior to each Determination Date or (y) two (2) business days after such amounts are received and properly identified and determined to be available, the special servicer is required to deposit (or remit to the master servicer for it to deposit) all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any amounts withdrawn to make any permitted disbursements, into the Collection Account; provided that the special servicer may retain in the applicable REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments on a Defaulted Loan (as defined below) and a sale of such Defaulted Loan would be in the best economic interests of the Certificateholders or, in the case of a Serviced Whole Loan, Certificateholders and any Companion Holder (as a collective whole as if such Certificateholders and Companion Holder constituted a single lender and, taking into account the pari passu or subordinate nature of any related Serviced Companion Loan) and the special servicer attempts to sell such Defaulted Loan and any related Serviced Companion Loan as described below, the special servicer will be required to use reasonable efforts to solicit offers for such Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. In the event that any Non-Serviced Special Servicer fails to comply with the terms of the related Intercreditor Agreement requiring the sale of the related Non-Serviced Mortgage Loan with each related Companion Loan, as a collective whole, under certain limited circumstances to the extent permitted under the related Intercreditor Agreement, the special servicer will be entitled to sell ((i) with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing and (ii) after consulting on a non-binding basis with the Risk Retention Consultation Party, in each case, with respect to any Mortgage Loan other than an Excluded Loan as to such party) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders and, subject to the terms of the related Intercreditor Agreement (and provided that the related Non-Serviced Special Servicer will not be entitled to a liquidation fee with respect to liquidation of such Non-Serviced Mortgage Loan), the special servicer will be entitled to the liquidation fee that the related Non-Serviced Special Servicer would have otherwise been entitled to in connection with the sale of such Non-Serviced Mortgage Loan. In the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the PSA (a “Par Purchase Price”), the special servicer may purchase the Defaulted Loan for the Par Purchase Price or may accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. The special servicer is required to give the trustee, the certificate administrator, the master servicer, the operating advisor and (other than in respect of any Excluded Loan) the Directing Certificateholder (but only prior to the occurrence and continuance of a Consultation Termination Event), the holder of the related Subordinate Companion Loan and the Risk Retention Consultation Party not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan (i) that is delinquent at least 60 days in respect of its Periodic Payments (other than a balloon payment) or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days if the related borrower has provided the special servicer with a written and fully executed commitment for refinancing of the related Mortgage Loan from an acceptable lender reasonably satisfactory in form and substance to the special servicer; and such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, the special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee will be required to (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and to the extent not collected from such Interested Person within 30 days of request therefor, by the master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if the special servicer determines in consultation with (i) the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing) and (ii) the Risk Retention Consultation Party, in each case, other than with respect to any Excluded Loan as to such party and subject to the limitations on consultation under this “Pooling and Servicing Agreement” and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender (taking into account the pari passu or subordinate nature of any related Companion Loan)). In addition, the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in its reasonable judgment consistent with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender (taking into account the pari passu or subordinate nature of any related Companion Loan)). The special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person”, as of the date of any determination, is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, the Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by the special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by the special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to any Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then the special servicer will be required to sell each related Companion Loan together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the special servicer in writing. The special servicer will not be permitted to sell the related Mortgage Loan together with each related Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder(s) of the related Pari Passu Companion Loan(s), unless the special servicer complies with certain notice and delivery requirements set forth in the PSA and any related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, and the related Non-Serviced Special Servicer decides to sell the related Companion Loan contributed to the non-serviced securitization trust, such Non-Serviced Special Servicer will generally be required to sell such Mortgage Loan together with the related Companion Loan(s) as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that the Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the special servicer will be entitled to exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreements as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans” below, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to advise (1) the special servicer, with respect to all Major Decisions for all Serviced Mortgage Loans (other than any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class), (2) the special servicer, with respect to all Serviced Mortgage Loans, as to the Special Servicer Decisions described in clauses (iv), (v), (vi) and (vii) of the definition of “Special Servicer Decision”, and (3) the master servicer to the extent the Directing Certificateholder’s consent is required by clauses (x) and (xii) of the definition of “Master Servicer Decision” and (4) the special servicer with respect to non-Specially Serviced Loans as to all Major Decisions for which the master servicer must obtain the consent of the special servicer, and will have the right to replace the special servicer with or without cause and have certain other rights under the PSA, each as described below. With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, upon the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholders will not have any consent or consultation rights, as further described below.

The “Directing Certificateholder” will be, with respect to each Mortgage Loan (other than any Excluded Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that (1) absent that selection, or (2) until a Directing Certificateholder is so selected, or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder, provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then-current Directing Certificateholder.

The initial Directing Certificateholder with respect to each Mortgage Loan (other than any Excluded Loans as to the Directing Certificateholder) is expected to be RREF IV-D WFCM 2020-C55 MOA-HRR, LLC or another affiliate of Rialto Capital Advisors, LLC and Rialto Real Estate Fund IV – Debt, LP.

In no event will the master servicer or the special servicer be required to consult with or obtain the consent of the holder of a Subordinate Companion Loan unless the holder of such Subordinate Companion Loan has delivered notice of its identity and contact information in accordance with the terms of the applicable Intercreditor Agreement (upon which notice the master servicer and the special servicer will be conclusively entitled to rely). The identity of and contact information for the holder of each Subordinate Companion Loan, as of the Closing Date, will be set forth in an exhibit to the PSA (each, an “Initial Subordinate Companion Loan Holder”). The master servicer and the special servicer will be required to consult with or obtain the consent of the applicable Initial Subordinate Companion Loan Holder, in accordance with the terms of the PSA and the applicable Intercreditor Agreement, and will be entitled to assume that the identity of the holder of the applicable Subordinate Companion Loan has not changed until written notice of the transfer of such Subordinate Companion Loan, including the identity of and contact information for the new holder thereof, is provided in accordance with the terms of the applicable Intercreditor Agreement.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided, however, that if at any time the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class H-RR certificates.

The “Control Eligible Certificates” will be any of the Class G and Class H-RR certificates.

The master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, the master servicer, the special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class at the expense of the issuing entity. The trustee, the certificate administrator, the master servicer, the special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder or the Risk Retention Consultation Party, as applicable, has been appointed or identified to the master servicer or special servicer, as applicable, and the master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or special servicer, as applicable, then until such time as the new Directing Certificateholder or the Risk Retention Consultation Party, as applicable, is identified to the master servicer and special servicer, the master servicer or special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder or the Risk Retention Consultation Party, as applicable, as the case may be.

With respect to any matter for which the consent or consultation of the Directing Certificateholder or Risk Retention Consultation Party is required, to the extent no specific time period for deemed consent or deemed waiver of consultation rights is expressly stated in the PSA, in the event no response from the Directing Certificateholder or the Risk Retention Consultation Party, as applicable, is received within ten (10) business days following the written request for input or any required consent or consultation, the Directing Certificateholder or the Risk Retention Consultation Party, as applicable, will be deemed to have consented or approved on the specific matter; provided, however, that the failure of the Directing Certificateholder or Risk Retention Consultation Party, as applicable, to respond will not affect any future matters with respect to the applicable Mortgage Loan or any other Mortgage Loan.

The F5 Tower Whole Loan is being serviced pursuant to the BBCMS 2020-C6 PSA. With respect to the F5 Tower Whole Loan, (i) for so long as no F5 Tower Control Appraisal Period is continuing, the holder of the related Subordinate Companion Loan will be the controlling holder of such Whole Loan and the issuing entity will have consultation rights over, among other things, F5 Tower Major Decisions, and (ii) for so long as a F5 Tower Control Appraisal Period is continuing, the issuing entity will be the controlling holder of such Whole Loan and will have consent rights with respect to, among other things, F5 Tower Major Decisions. The Controlling Class Certificateholder will be entitled to exercise such consultation rights (for so long as no Consultation Termination Event is continuing) and such consent rights (for so long as no Control Termination Event is continuing). Regardless of whether a F5 Tower Control Appraisal Period is continuing, the F5 Tower Whole Loan is expected to continue to be serviced pursuant to the BBCMS 2020-C6 PSA.

Major Decisions

Except as otherwise described under “—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” and “—Servicing Override” below and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans” below, prior to the occurrence and continuance of a Control Termination Event, the special servicer will only be permitted to take any of the following actions as to which the Directing Certificateholder has consented in writing within 10 business days after receipt of the special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer in order to grant or withhold such consent (provided that if such written consent has not been received by the special servicer within such 10 business day period, the Directing Certificateholder will be deemed to have approved such action).

Upon request, the special servicer, other than with respect to an Excluded Loan as to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest (except to the extent set forth above in “—Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions”), will also be required to consult on a non-binding basis with the Risk Retention Consultation Party with respect to such Major Decision (1) prior to the occurrence and continuance of a Consultation Termination Event, in respect of a Specially Serviced Loan, and (2) after the occurrence and during the continuance of a Consultation Termination Event, in respect of any Mortgage Loan.

Each of the following is a “Major Decision”:

(i)    any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing any Mortgage Loan (other than a Non-Serviced Mortgage Loan) and Serviced Companion Loan that comes into and continues in default;

(ii)   any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan other than in connection with a maturity default if a refinancing or sale is expected within 120 days as provided in clause (viii) of the definition of Master Servicer Decision;

(iii)   following a default or an event of default with respect to a Mortgage Loan or Serviced Whole Loan, any exercise of remedies, including the acceleration of the Mortgage Loan or Serviced Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(iv)   any sale of a Defaulted Loan and any related defaulted Companion Loan, or any REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”) or a defaulted Non-Serviced Mortgage Loan that the special servicer is permitted to sell in accordance with the PSA, in each case, for less than the applicable Purchase Price;

(v)    any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(vi)   any release of material collateral or any acceptance of substitute or additional collateral for a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion;

(vii)  any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan, or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower, other than any such transfer as described under clause (xiii) of the definition of “Master Servicer Decision”;

(viii)  any property management company changes with respect to a Mortgage Loan, including, without limitation, approval of the termination of a manager and appointment of a new property manager, in each case, if the replacement property manager is a Borrower Party or the Mortgage Loan has an outstanding principal balance equal to or greater than $10,000,000;

(ix)   any franchise changes with respect to a Mortgage Loan for which the lender is required to consent or approve such changes under the related Mortgage Loan documents;

(x)   releases of any material amounts from escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan and for which there is no lender discretion, and other than those that are permitted to be undertaken by the master servicer without the consent of the special servicer under the PSA;

(xi)  any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(xii)  subject to the proviso at the end of this definition, any modification, amendment, consent to a modification or waiver of any material term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto; provided, however, that any such modification or amendment that would adversely impact the master servicer will additionally require the consent of the master servicer as a condition to its effectiveness; provided that an amendment to split notes or re-allocate note balances of Pari Passu Companion Loans effected in accordance with the related co-lender agreement shall be deemed administrative in nature;

(xiii) agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (A) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment;

(xiv) other than with respect to a non-Specially Serviced Loan, any determination of Acceptable Insurance Default; and

(xv)  any consent to incurrence of additional debt by a borrower or mezzanine debt by a direct or indirect parent of a borrower, to the extent the mortgagee’s approval is required under the related Mortgage Loan documents.

provided that with respect to any non-Specially Serviced Loan, if the special servicer determines, with respect to clause (xii) above, that a modification, amendment or waiver is administrative in nature, it is required to provide written notice of such determination to the master servicer, in which case, the master servicer will process such decision and such decision will be deemed to be a Master Servicer Decision not a Major Decision; provided, further, that the special servicer will be required to make any such determination and provide any such notice within two (2) business days of its receipt of a request related to any such decision; provided, further, that if the special servicer does not provide such notice within two (2) business days, such matter will be a Major Decision and not a Master Servicer Decision.

Subject to the terms and conditions of this section, the special servicer will be required to process all requests for any matter that constitutes a “Major Decision” with respect to all Mortgage Loans (other than any Non-Serviced Mortgage Loans) and Serviced Companion Loans, unless the master servicer and the special servicer mutually agree that the master servicer will process such request with respect to a non-Specially Serviced Loan. Further, upon receiving a request for any matter described in this section that constitutes a Major Decision with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any Serviced Companion Loan that is not a Specially Serviced Loan, the master servicer will be required to promptly forward such request to the special servicer and, unless the master servicer and the special servicer mutually agree that the master servicer will process such request, the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or the Major Decision. With respect to such request, the master servicer will continue to cooperate with the special servicer by delivering any additional information in the master servicer’s possession to the special servicer requested by the special servicer relating to such Major Decision. Unless the master servicer and the special servicer mutually agree that the master servicer will process such request, the master servicer will not be permitted to process any Major Decision and will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any Major Decision.

With respect to (i) prior to the occurrence and continuance of a Consultation Termination Event, any Major Decision relating to a Specially Serviced Loan, and (ii) after the occurrence and during the continuance of a Consultation Termination Event, any Major Decision relating to a Mortgage Loan (in each case, other than with respect to an Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest), the special servicer will be required to provide copies of any notice, information and report that it is required to provide to the Directing Certificateholder pursuant to the PSA with respect to such Major Decision to the Risk Retention Consultation Party, within the same time frame it is required to provide such notice, information or report to the Directing Certificateholder (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder under the PSA due to the occurrence of a Control Termination Event or a Consultation Termination Event).

Prior to the occurrence and continuance of an Operating Advisor Consultation Event, the special servicer will be required to provide each Major Decision Reporting Package to the operating advisor promptly after the special servicer receives the Directing Certificateholder’s approval or deemed approval of such Major Decision Reporting Package; provided, however, that with respect to any non-Specially Serviced Loan no Major Decision Reporting Package will be required to be delivered (and the special servicer will use reasonable efforts not to deliver such Major Decision Reporting Package) prior to the occurrence and continuance of an Operating Advisor Consultation Event. After the occurrence and during the continuance of an Operating Advisor Consultation Event (whether or not a Control Termination Event is continuing), the master servicer or the special servicer, as applicable, will be required to provide each Major Decision Reporting Package to the operating advisor simultaneously with the master servicer’s or the special servicer’s written request, as applicable, for the operating advisor’s input regarding the related Major Decision (which written request and Major Decision Reporting Package may be delivered in one notice), as set forth under “—Control Termination

Event, Consultation Termination Event and Operating Advisor Consultation Event” below. With respect to any particular Major Decision and/or related Major Decision Reporting Package or any Asset Status Report required to be delivered by the master servicer or special servicer to the operating advisor, the master servicer or the special servicer, as applicable, will be required to make available to the operating advisor a servicing officer with the relevant knowledge regarding the applicable Mortgage Loan and such Major Decision and/or Asset Status Report in order to address reasonable questions that the operating advisor may have relating to, among other things, such Major Decision and/or Asset Status Report.

“Major Decision Reporting Package” means, with respect to any Major Decision for which it is processing, a written report by the master servicer or the special servicer, as applicable, describing in reasonable detail (i) the background and circumstances requiring action of the master servicer or the special servicer, as applicable, and (ii) the proposed course of action recommended, which may, in the case of a Major Decision processed by the special servicer, at the special servicer’s discretion take the form of an Asset Status Report.

Asset Status Report

With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan. If a Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will have no right to consult with the special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Replacement of the Special Servicer

With respect to any Mortgage Loan other than an Excluded Loan, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to replace the special servicer with or without cause as described under “—Replacement of the Special Servicer Without Cause” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan and subject to the rights of any Companion Holder under an Intercreditor Agreement, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred and is continuing, the special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct the special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder, in respect of such Major Decision or Asset Status Report (or such other matter). Additionally, upon request, the special servicer will be required to consult with the Risk Retention Consultation Party in connection with any Major Decision not relating to an Excluded Loan as to such party and consider alternative actions recommended by the Risk Retention Consultation Party. Any such consultation will not be binding on the special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan. In the event the special servicer receives no response from the Directing Certificateholder or the Risk Retention Consultation Party, as applicable, within 10 business days following its written request for input on any required consultation, the special servicer will not be obligated to consult with the Directing Certificateholder or the Risk Retention Consultation Party, as applicable, on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve the special servicer from consulting with the Directing Certificateholder on any future matters with respect to the related Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan. With respect to any Excluded Special Servicer Loan (that is not also an applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an applicable Excluded Loan or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The resigning special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer. The special servicer will be required to provide each Major Decision Reporting Package to the operating advisor (a) prior to the occurrence of an Operating Advisor Consultation Event, promptly after the special servicer receives the Directing Certificateholder’s approval or deemed approval with respect to such Major Decision or (b) following the occurrence and during the continuance of an Operating Advisor Consultation Event, simultaneously upon providing such Major Decision Reporting Package to the Directing Certificateholder; provided, however, that with respect to any non-Specially Serviced Loan no Major Decision Reporting Package will be required to be delivered prior to the occurrence and continuance of an Operating Advisor Consultation Event. With respect to any particular Major Decision and/or related Major Decision Reporting Package or any Asset Status Report required to be delivered by the special servicer to the operating advisor, the special servicer will be required to make available to the operating advisor a servicing officer with the relevant knowledge regarding any Mortgage Loan and such Major Decision and/or Asset Status Report in order to address reasonable questions that the operating advisor may have relating to, among other things, such Major Decision and/or Asset Status Report and potential conflicts of interest with respect to such Major Decision and/or Asset Status Report.

In addition, if an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will also be required to consult with the operating advisor in connection with any Major Decision processed by the special servicer and for which it has delivered to the operating advisor a Major Decision Reporting Package (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the special servicer receives no response from the operating advisor within 10 business days following the later of (i) its written request for input (which request is required to include the related Major Decision Reporting Package) on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, the special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve the special servicer from consulting with the operating advisor on any future matters with respect to the related Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class (regardless of whether an Operating Advisor Consultation Event has occurred and is continuing), the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred and is continuing, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will not have any consultation or consent rights under the PSA or any right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, Asset Status Reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to Asset Status Reports or material special servicer actions.

A “Control Termination Event” will occur when (i) the Class G certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class or (ii) a holder of the Class G certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder as described below; provided, that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; or (ii) a holder of the Class G certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the PSA; provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class G certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder; provided, that a Consultation Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

With respect to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, none of the Directing Certificateholder or any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan and a Control Termination Event and Consultation

Termination Event will be deemed to have occurred with respect to an Excluded Loan. Notwithstanding the proviso to each of the definitions of “Control Termination Event” and “Consultation Termination Event”, in respect of the servicing of any such Excluded Loan, a Control Termination Event and a Consultation Termination Event will each be deemed to have occurred with respect to any such Excluded Loan.

The certificate administrator will be required to notify the operating advisor, the master servicer and the special servicer of the commencement or cessation of any Operating Advisor Consultation Event.

At any time that the Controlling Class Certificateholder is the holder of a majority of the Class G certificates and the Class G certificates are the Controlling Class, it may waive its right (a) to appoint the Directing Certificateholder and (b) to exercise any of the Directing Certificateholder’s rights set forth in the PSA by irrevocable written notice delivered to the depositor, certificate administrator, master servicer, special servicer and operating advisor. During such time that such waivers have been made, (i) the master servicer will no longer be obligated to consult with the Directing Certificateholder and (ii) the special servicer will be required to consult with only the operating advisor in connection with Asset Status Reports and material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to replace the special servicer or approve or be consulted with respect to Asset Status Reports or material special servicer actions. Any such waiver will remain effective until such time as the majority Controlling Class Certificateholder sells or transfers all or a portion of its interest in the certificates to an unaffiliated third party if such unaffiliated third party then holds the majority of the Controlling Class after giving effect to such transfer. Following any such sale or transfer of Class G certificates, the successor Class G certificateholder that is the majority Controlling Class Certificateholder will be reinstated as, and will again have the rights of, the Controlling Class Certificateholder without regard to any prior waiver by the predecessor certificateholder that was the majority Controlling Class Certificateholder. The successor Class G certificateholder that is the Controlling Class Certificateholder will also have the right to irrevocably waive its right to appoint the Directing Certificateholder and to exercise any of the rights of the Controlling Class Certificateholder. In the event of any transfer of the Class G certificates by a Controlling Class Certificateholder that had irrevocably waived its rights as described in this paragraph, the successor Controlling Class Certificateholder that purchased such Class G certificates, even if it does not waive its rights as described in the preceding sentence, will not have any consent rights with respect to any Mortgage Loan that became a Specially Serviced Loan prior to such successor Controlling Class Certificateholder’s purchase of such Class G certificates and had not become a Corrected Loan prior to such purchase until such Mortgage Loan becomes a Corrected Loan.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Master Servicer Decision or Major Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, and with respect to the Directing Certificateholder, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of any related Serviced Pari Passu Companion Loan), as a collective whole (taking into account the pari passu nature of any Companion Loan), the master servicer or special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor, as the case may be); provided that the special servicer or master servicer, as applicable, provides the Directing Certificateholder and the Risk Retention Consultation Party (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or (ii) may follow any advice or consultation provided by the Directing Certificateholder, the Operating Advisor, the Risk Retention Consultation Party or the holder of a Serviced Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of the master servicer or special servicer, as applicable, under the PSA or (4) cause the master servicer or special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans

With respect to any Non-Serviced Whole Loan (other than with respect to the F5 Tower Mortgage Loan during a F5 Tower Control Appraisal Period), the Directing Certificateholder for this securitization will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder, as applicable. The issuing entity, as the holder of the Non-Serviced Mortgage Loans, has consultation rights with respect to certain major decisions relating to the related Non-Serviced Whole Loan and, other than in respect of an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, other than in respect of an Excluded Loan as to the Directing Certificateholder, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan that has become a defaulted loan under the PSA or the related Non-Serviced PSA, as applicable. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Rights of the Holders of Serviced Pari Passu Companion Loans

With respect to a Serviced Pari Passu Mortgage Loan that has a related Pari Passu Companion Loan, the holder of the related Pari Passu Companion Loan has consultation rights with respect to certain Major Decisions and consent rights in connection with the sale of the related Serviced Whole Loan if it has become a Defaulted Loan to the extent described in

“Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Directing Certificateholder:

(a)  may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)  may act solely in the interests of the holders of the Controlling Class;

(c)  does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d)  may take actions that favor the interests of the holders of one or more classes including the Controlling Class over the interests of the holders of one or more other classes of certificates; and

(e)  will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or special servicer.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the holders of any Non-Serviced Companion Loan or their respective designees (e.g., the related Non-Serviced Directing Certificateholder) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder or any third party. The operating advisor is not the special servicer or a sub-servicer and will not be charged with changing the outcome on any particular decision with respect to a Specially Serviced Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended, or a broker or dealer within the meaning of the Exchange Act. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan (each of which will be serviced pursuant to the related Non-Serviced PSA) or any related REO Properties. In addition, the operating advisors or equivalent parties under the Non-Serviced PSAs have certain obligations and consultation rights with respect to the related Non-Serviced Whole Loan, which are substantially similar to those of the operating advisor under the PSA for this transaction.

Furthermore, the operating advisor will have no obligation or responsibility at any time to review the actions of the master servicer for compliance with the Servicing Standard. Except with respect to a waiver of the Operating Advisor Consulting Fee by the master servicer, the operating advisor will have no obligation or responsibility at any time to consult with the master servicer.

Duties of Operating Advisor at All Times

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan or Serviced Whole Loan), the operating advisor’s obligations will generally consist of the following:

(a)  reviewing (i) the actions of the special servicer with respect to any Specially Serviced Loan to the extent described in this prospectus and required under the PSA and (ii) after the occurrence and during the continuance of an Operating Advisor Consultation Event, the actions of the special servicer with respect to Major Decisions relating to a Mortgage Loan when it is not a Specially Serviced Loan when a Major Decision Reporting Package has been delivered, as described in “—The Directing Certificateholder—Major Decisions” above;

(b)  reviewing (i) all reports by the special servicer made available to Privileged Persons that are posted on the certificate administrator’s website and (ii) each Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

(c)  reviewing for accuracy and consistency with the PSA the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency Amounts and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan, as described below; and

(d)  preparing an annual report (if any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or if the operating advisor was entitled to consult with the special servicer with respect to any Major Decision during the prior calendar year) generally in the form attached as Annex C, to be provided to the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website), as described below under “—Annual Report”; below.

In connection with the performance of the duties described in clause (d) above:

(i)    after the calculation has been finalized (and, if an Operating Advisor Consultation Event has occurred and is continuing, prior to the utilization by the special servicer), prior to the utilization by the special servicer, the special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)    if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and the special servicer will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)   if the operating advisor and the special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the special servicer and the operating advisor and determine which calculation is to apply and will provide such parties prompt written notice of its determination.

Prior to the occurrence and continuance of an Operating Advisor Consultation Event, the operating advisor’s review will be limited to an after-the-action review of the reports, calculations and materials described above (together with any additional information and material reviewed by the operating advisor), and, therefore, it will have no involvement with respect to the determination and execution of Major Decisions and other similar actions that the special servicer may perform under the PSA and will have no obligations at any time with respect to any Non-Serviced Mortgage Loan. In addition, with respect to the operating advisor’s review of net present value calculations as described above, Appraisal Reduction Amounts or Collateral Deficiency Amounts, the operating advisor’s recalculation will not take into account the reasonableness of special servicer’s property and borrower performance assumptions or other similar discretionary portions of the net present value calculation.

With respect to the determination of whether an Operating Advisor Consultation Event has occurred and is continuing, or has terminated, the Operating Advisor is entitled to rely solely on its receipt from the Certificate Administrator of notice thereof pursuant to the PSA, and, with respect to any obligations of the Operating Advisor that are performed only after the occurrence and continuation of an Operating Advisor Consultation Event, the Operating

Advisor will have no obligation to perform any such duties until the receipt of such notice or actual knowledge of the occurrence of an Operating Advisor Consultation Event.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan, for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Holders constituted a single lender), and not in the best interest of nor for the benefit of holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, any sponsor, any mortgage loan seller, the depositor, the master servicer, the special servicer, the asset representations reviewer, the Directing Certificateholder, any Certificateholder, the Risk Retention Consultation Party, or any of their respective affiliates. The operating advisor will perform its duties under the PSA in accordance with the Operating Advisor Standard.

Annual Report

Based on the operating advisor’s review of (i) any Assessment of Compliance report, any Attestation Report and other information delivered to the operating advisor by the special servicer or made available to Privileged Persons that are posted on the certificate administrator’s website during the prior calendar year, (ii) prior to the occurrence and continuance of an Operating Advisor Consultation Event, with respect to any Specially Serviced Loan, any related Final Asset Status Report or any approved or deemed approved Major Decision Reporting Package provided to the operating advisor with respect to any Mortgage Loan and (iii) after the occurrence and continuance of an Operating Advisor Consultation Event, any Asset Status Report and any Major Decision Reporting Package provided to the operating advisor (i) if any Mortgage Loans were Specially Serviced Loans at any time during the prior calendar year and a Final Asset Status Report was delivered to the operating advisor or (ii) if the operating advisor was entitled to consult with the special servicer with respect to any Major Decision, prepare an annual report generally in the form attached to this prospectus as Annex C (the “Operating Advisor Annual Report”) to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year that (a) sets forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, also with respect to Major Decisions on non-Specially Serviced Loans) during the prior calendar year on an “asset-level basis” and (b) identifies (1) which, if any, standards the operating advisor believes, in its sole discretion exercised in good faith, the special servicer has failed to comply with and (2) any material deviations from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan); provided, however, that in the event the special servicer is replaced, the Operating Advisor Annual Report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such Operating Advisor Annual Report. In preparing any Operating Advisor Annual Report, the operating advisor will not be required to (i) report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the PSA that the operating advisor determines, in its sole discretion exercised in good faith, to be immaterial or (ii) provide or obtain a legal opinion, legal review or legal conclusion.

Only as used in connection with the Operating Advisor Annual Report, the term “asset-level basis” refers to the special servicer’s performance of its duties with respect to the resolution or liquidation of Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to Major Decisions on non-Specially Serviced Loans) under the PSA, taking into account the special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any assessment of compliance report, Attestation Report, Major Decision Reporting Package, Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event), Final Asset Status Report and any other information delivered to the operating advisor by the special servicer (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) pursuant to the PSA.

The special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by the special servicer.

In each Operating Advisor Annual Report, the operating advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that the special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to a Non-Serviced Mortgage Loan) based on the limited review required in the PSA. Each Operating Advisor Annual Report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information.

The ability to perform the duties of the operating advisor and the quality and the depth of any Operating Advisor Annual Report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any Operating Advisor Annual Report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, after the operating advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the operating advisor will be required to perform the following additional duties:

●	to consult (on a non-binding basis) with the special servicer (telephonically or electronically) in respect of the Asset Status Reports, as described under “—Asset Status Report”; and

●	to consult (on a non-binding basis) with the special servicer to the extent it has received a Major Decision Reporting Package (telephonically or electronically) with respect to Major Decisions processed by the special servicer as described under “—The Directing Certificateholder—Major Decisions”.

To facilitate the consultation above, the Special Servicer will be required to send to the Operating Advisor an Asset Status Report or Major Decision Reporting Package, as applicable, before the action is implemented.

Recommendation of the Replacement of the Special Servicer

If at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, and (2) the replacement of the special servicer would be in the best interest of the Certificateholders as a collective whole, then the operating advisor may recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an entity:

(i)    that is the special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been the special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the operating advisor in its capacity as the special servicer or operating advisor, as applicable, as the sole or a material factor in such rating action;

(ii)    that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)   that is not (and is not affiliated (including Risk Retention Affiliated) with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, a Borrower Party, the Directing Certificateholder, the Retaining Parties, a Subsequent Third Party Purchaser, the Risk Retention Consultation Party or a depositor, a trustee, a certificate administrator, the master servicer or the special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates (including Risk Retention Affiliates);

(iv)   that has not been paid by the special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer;

(v)    that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and

(vi)   that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any Mortgage Loan, any Companion Loan or securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer).

“Risk Retention Affiliate” or “Risk Retention Affiliated” means “affiliate of” or “affiliated with”, as such terms are defined in 17 C.F.R. 246.2 of the Credit Risk Retention Rules.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled as “Privileged Information” received from the special servicer or the Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder or the Risk Retention Consultation Party and the special servicer related to any Specially Serviced Loan (in each case, other than with respect to an Excluded Loan as to such party) or the exercise of the Directing Certificateholder’s consent or consultation rights or the Risk Retention Consultation Party’s consultation rights under the PSA, (ii) any strategically sensitive information that the special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party that is labeled or otherwise identified as Privileged Information by the special servicer and (iii) information subject to attorney-client privilege.

The operating advisor is required to keep all such labeled Privileged Information confidential and may not disclose such labeled Privileged Information to any person (including Certificateholders other than the Directing Certificateholder and the Risk Retention Consultation Party), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception, or (3) where necessary to support specific findings or conclusions concerning allegations of deviations from the Servicing Standard (i) in the Operating Advisor Annual Report or (ii) in connection with a recommendation by the operating advisor to replace the special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer and, unless a Control Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any Excluded Loan as to such party) other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the

Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the operating advisor or (ii) investments by an affiliate of the operating advisor if the operating advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the operating advisor under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the operating advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Operating Advisor’s Duties

The operating advisor may delegate its duties to agents or subcontractors in accordance with the PSA to the extent such agents or subcontractors satisfy clauses (iii), (iv) and (vi) of the definition of “Eligible Operating Advisor”; however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)  any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure that is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)  any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(c)  any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(d)  a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, was entered against the operating advisor, and such decree or order remained in force undischarged or unstayed for a period of 60 days;

(e)  the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)  the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicer, the master servicer, the certificate administrator, the depositor, the Directing Certificateholder (for so long as no Consultation Termination Event has occurred and is continuing), the Risk Retention Consultation Party, any Companion Loan holder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within twenty (20) days of the receipt of notice from the trustee of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of at least 75% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the asset representations reviewer, the Directing Certificateholder and the Risk Retention Consultation Party, if applicable, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. No such resignation will become effective until the replacement operating advisor has assumed the resigning operating advisor’s responsibilities and obligations. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® delinquent loan status report and/or the CREFC® loan periodic update file delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide notice to the asset representations reviewer and to provide notice to all Certificateholders by posting a notice of its determination on its internet website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register. On each Distribution Date after providing such notice to the Certificateholders, the certificate administrator, based on information provided to it by the master servicer or the special servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver such information in a written notice (which may be via email) within 2 business days to the master servicer, the special servicer, the operating advisor and the asset representations reviewer. An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2) at least 15 Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. In general, upon a Delinquent Loan becoming a Specially Serviced Loan, as part of the special servicer’s initial investigation into the circumstances that caused the Mortgage Loan to become delinquent and be transferred to the special servicer, the special servicer will typically conduct a review of the Delinquent Loan for possible breaches of representations and warranties. Given that the special servicer will commonly have already conducted such a review and discussed any findings with the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) prior to the occurrence of an Asset Review

Trigger, to avoid additional fees, costs and expenses to the issuing entity, we set the Delinquent Loan percentage based on an outstanding principal balance in clause (1) of the definition of Asset Review Trigger to exceed a delinquency rate that would result in estimated losses that exceed the subordination provided by the Control Eligible Certificates. For purpose of this calculation, we assumed an average loss severity of 40%, however, we cannot assure you that any actual loss severity will equal that assumed percentage. On the other hand, a significant number of Delinquent Loans by loan count, but representing a smaller percentage of the aggregate outstanding principal balance of the Mortgage Loans than the percentage set forth in clause (1) of the definition of Asset Review Trigger, could also indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have an alternative test as set forth in clause (2) of the definition of Asset Review Trigger, namely to have the Asset Review Trigger be met if Mortgage Loans representing 15 of the Mortgage Loans (by loan count) are Delinquent Loans so long as those Mortgage Loans represent at least 20% of the aggregate outstanding principal balance of the Mortgage Loans. With respect to the 104 prior pools of commercial mortgage loans for which Wells Fargo Bank (or its predecessors) was sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2008 (excluding zero of such 104 pools with an outstanding balance that is equal to or less than 20% of the Initial Pool Balance), the highest percentage of mortgage loans, based on the aggregate outstanding principal balance of delinquent mortgage loans in an individual CMBS transaction, that were delinquent at least 60 days at the end of any reporting period between January 1, 2014 and December 31, 2019, was 14.5%; however, the average of the highest delinquency percentages based on the aggregate outstanding principal balance of delinquent mortgage loans in the reviewed transactions was 1.1%; and the highest percentage of delinquent mortgage loans, based upon the number of mortgage loans in the reviewed transactions was 7.8% and the average of the highest delinquency percentages based on the number of mortgage loans in the reviewed transactions was 1.2%.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will promptly provide written notice of such direction to all Certificateholders (with a copy to the asset representations reviewer), and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by Certificateholders evidencing at least (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder, the Risk Retention Consultation Party and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until, as applicable, (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for all Mortgage Loans), the master servicer (with respect to clauses (vi) and (vii) for non-Specially Serviced Loans) and the special servicer (with respect to clauses (vi) and (vii) for Specially Serviced Loans), in each case, to the extent in such party’s possession, will be required to promptly, but in no event later than within 10 business days, provide the following materials in electronic format to the extent in their possession to the asset representations reviewer (collectively, with the Diligence Files posted to the secure data room by the certificate administrator, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)    a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)    a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)   a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)   copies of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)    a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(vi)   a copy of any notice previously delivered by the master servicer or special servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

(vii)  copies of any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that the asset representations reviewer has determined are necessary in connection with its completion of any Asset Review and that are requested by the asset representations reviewer, in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of a Mortgage Loan, the asset representations reviewer determines that it is missing any document that is required to be part of the Review Materials for such Mortgage Loan and that is necessary in connection with its completion of the Asset Review, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing document(s), and request the master servicer or special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of notification from the asset representations reviewer, deliver to the asset representations reviewer such missing document(s) to the extent in its possession. In the event any missing documents are not provided by the master servicer or special servicer, as applicable, within such 10 business day period, the asset representations reviewer will request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent such documents are in the possession of such party but in any event excluding any documents that contain information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable mortgage loan seller with respect to such Delinquent Loan. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the

Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer must prepare a preliminary report with respect to each delinquent loan within 56 days after the date on which access to the secure data room is provided by the certificate administrator. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the master servicer (with respect to non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) to the extent in the possession of the master servicer or special servicer, as applicable, or from the related mortgage loan seller within 10 business days following the request by the asset representations reviewer to the master servicer, the special servicer or the related mortgage loan seller, as the case may be, as described above, the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will be required to provide such preliminary report to the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents or explanations to support the related mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be sent by the related mortgage loan seller to the asset representations reviewer. For the avoidance of doubt, the asset representations reviewer will not be required to prepare a preliminary report in the event the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA, the related mortgage loan seller for each Delinquent Loan and the Directing Certificateholder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee, the special servicer, the master servicer and the certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller (or (i) Ladder Holdings, REIT LLLP and TRS LLLP, as guarantors of the payment obligations of LCF or (ii) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays, to the same extent as Barclays) which, in each such case, will be the responsibility of the Enforcing Servicer. See “—

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from the master servicer (with respect to non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an entity that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc. (“DBRS”), Fitch, Kroll Bond Rating Agency, Inc. (“KBRA”), Moody’s or S&P and that has not been the special servicer, operating advisor or asset representations reviewer on a transaction for which DBRS, Fitch, KBRA, Moody’s or S&P has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer, operating advisor or asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated (including Risk Retention Affiliated) with) any sponsor, any mortgage loan seller, any originator, the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder, the Risk Retention Consultation Party, a Subsequent Third Party Purchaser or any of their respective affiliates (including Risk Retention Affiliates), (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, the Risk Retention Consultation Party, a Subsequent Third Party Purchaser, any party to the PSA, the Directing Certificateholder or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)    any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates evidencing greater than 25% of the Voting Rights; provided that with respect to any such failure that is not curable within such 30-day period, the asset representations reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)    any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)   any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)   a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)    the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)   the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders (which is required to be simultaneously delivered to the asset representations reviewer) electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the certificates evidencing at least 75% of the Voting Rights elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

The Risk Retention Consultation Party

General

The “Risk Retention Consultation Party” will be the party selected by the holder or holders of more than 50% of the VRR Interest by Certificate Balance, as determined by the certificate registrar from time to time. The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Risk Retention Consultation Party has not changed until such parties receive written notice of a replacement of the Risk Retention Consultation Party from a party holding the requisite interest in the VRR Interest (as confirmed by the certificate registrar). The initial Risk Retention Consultation Party is expected to be RREF IV-D WFCM 2020-C55 MOA, LLC, a “majority-owned affiliate” (as defined in the Credit Risk Retention Rules) of Rialto Real Estate Fund IV – Debt, LP.

The Risk Retention Consultation Party will have certain non-binding consultation rights with respect to Major Decisions relating to Specially Serviced Loans, REO Loans or REO Properties as described in this prospectus.

Limitation on Liability of Risk Retention Consultation Party

The Risk Retention Consultation Party will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Risk Retention Consultation Party will not be protected against any liability to the holders of the VRR Interest that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the holders of the VRR Interest.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Risk Retention Consultation Party:

(a)	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)	may act solely in the interests of the holders of the VRR Interest;

(c)	does not have any liability or duties to the holders of any class of certificates other than the holders of the VRR Interest that appointed the Risk Retention Consultation Party;

(d)	may take actions that favor the interests of the holders of one or more classes including the VRR Interest over the interests of the holders of one or more other classes of certificates; and

(e)	will have no liability whatsoever (other than to a holder of the VRR Interest) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Risk Retention Consultation Party or any director, officer, employee, agent or principal of the Risk Retention Consultation Party for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the recommendation of the Risk Retention Consultation Party, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or special servicer.

Restrictions on a Certificateholder or Risk Retention Consultation Party that is a Borrower Party

The Directing Certificateholder or majority Controlling Class Certificateholder will not have any consent or consultation rights with respect to the servicing of any Excluded Loan with respect to such party, and a Control Termination Event and Consultation Termination Event will be deemed to have occurred with respect to an Excluded Loan with respect to such party.

If the Directing Certificateholder or the majority Controlling Class Certificateholder, as applicable, becomes aware that it is a Borrower Party, such holder will be required to promptly notify the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (and with respect to a loan-by-loan segregation that is later performed by the certificate administrator, such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

If the Risk Retention Consultation Party or the holder of the majority of the VRR Interest is a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan, the Risk Retention Consultation Party will not have any consultation rights with respect to such Excluded Loan.

The Directing Certificateholder and the Risk Retention Consultation Party will not be entitled to receive a Final Asset Status Report with respect to any Excluded Loan for which it is a Borrower Party.

Replacement of the Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of any related Companion Holder under a related Intercreditor Agreement, the special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates requesting a vote to replace the special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating

Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities, the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates on an aggregate basis.

Notwithstanding the foregoing, if the special servicer obtains knowledge that it has become a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the resigning special servicer will be required to use commercially reasonable efforts to appoint the Excluded Special Servicer. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Loan (including, without limitation, as a result of the related Mortgaged Property becoming REO Property), (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to the special servicer in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer (and, if appointed by the Directing Certificateholder or with the approval of the requisite vote of certificateholders following the operating advisor’s recommendation to replace the special servicer as described in “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote” below, is not the originally replaced special servicer or its affiliate), (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless such fee is expressly approved by 100% of the Certificateholders, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) is currently acting as a special servicer in a commercial mortgage-backed securities transaction rated by Moody’s on a transaction-level basis (as to which a commercial mortgage-backed securities transaction there are outstanding a commercial mortgage-backed securities rated by Moody’s), and has not been publicly cited by Moody’s as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination and (viii) is currently acting as a special servicer in a transaction rated by DBRS and has not been publicly cited by DBRS as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote

If the operating advisor determines, in its sole discretion exercised in good faith, that (i) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written report detailing the reasons supporting its recommendation (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation. Approval by the Certificateholders of such Qualified Replacement Special Servicer will not preclude the Directing Certificateholder from appointing a replacement, so long as such replacement is a Qualified Replacement Special Servicer and is not the originally replaced special servicer or its affiliate.

The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of Certificates evidencing at least a majority of a quorum of Certificateholders (which, for this purpose, is the holders of Certificates that (i) evidence at least 20% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis, and (ii) consist of at least three Certificateholders or Certificate Owners that are not Risk Retention Affiliated with each other). In the event the holders of Principal Balance Certificates, evidencing at least a majority of a quorum of Certificateholders, elect to remove and replace the special servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the operating advisor’s recommendation to replace the special servicer to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time, and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of the special servicer under the PSA and to appoint the successor special servicer approved by the holders of Certificates evidencing at least a majority of a quorum of Certificateholders, provided such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

In the event the special servicer is terminated as a result of the recommendation of the operating advisor described in this “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”, the Directing Certificateholder may not subsequently reappoint as special servicer such terminated special servicer or any affiliate of such terminated special servicer.

No appointment of a special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder (and not by the Directing Certificateholder for this transaction) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation

Upon the occurrence of (i) a servicing officer of the master servicer or a responsible officer of the certificate administrator or the trustee, as applicable, obtaining actual knowledge that the master servicer, the certificate administrator or the trustee, as applicable, is or has become Risk Retention Affiliated with or a Risk Retention Affiliate of the Subsequent Third Party Purchaser (in such case, an “Impermissible TPP Affiliate”), or (ii) the operating advisor or the asset representations reviewer becoming Risk Retention Affiliated with or a Risk Retention Affiliate of the Subsequent Third Party Purchaser or any other party to the PSA (other than the operating advisor and asset representations reviewer) (such operating advisor or asset representations reviewer together with an Impermissible TPP Affiliate, an “Impermissible Risk Retention Affiliate”), then, in each case, such Impermissible Risk Retention Affiliate is required to promptly notify the Sponsors and the other parties to the PSA and resign in accordance with the terms of the PSA. The resigning Impermissible Risk Retention Affiliate will be required to bear all reasonable out-of-pocket costs and expenses of each other party to the PSA, the issuing entity and each Rating Agency in connection with such resignation as and to the extent required under the PSA, provided however, if the affiliation causing an Impermissible Risk Retention Affiliate is the result of the Subsequent Third Party Purchaser acquiring an interest in such Impermissible Risk Retention Affiliate or an affiliate of such Impermissible Risk Retention Affiliate, then such costs and expenses will be an expense of the issuing entity.

Termination of the Master Servicer or Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or the special servicer, as the case may be, will include, without limitation:

(a)  (i) any failure by the master servicer to make a deposit required to be made by the master servicer to the Collection Account or remit to the companion paying agent for deposit into the Companion Distribution Account on the day and by the time such deposit or remittance was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)  any failure by the special servicer to deposit into the applicable REO Account within two business days after the day such deposit is required to be made, or to remit to the master servicer for deposit in the Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by the special servicer pursuant to, and at the time specified by, the PSA;

(c)  any failure by the master servicer or the special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of the master servicer’s or special servicer’s obligations, as the case may be, under the PSA in respect of Exchange Act reporting items (after any applicable grace periods), (ii) 15 days in the case of the master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given (A) to the master servicer or special servicer, as the case may be, by any other party to the PSA, or (B) to the master servicer or special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that failure is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)  any breach on the part of the master servicer or special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Pari Passu Companion Loan and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the master servicer or special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, the special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured and the master servicer or special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)  certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or special servicer, and certain actions by or on behalf of the master servicer or special servicer indicating its insolvency or inability to pay its obligations;

(f)   either Moody’s or KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) (i) has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates (or Serviced Pari Passu Companion Loan Securities, as applicable), or (ii) has placed one or more classes of certificates (or Serviced Pari Passu Companion Loan Securities, as applicable) on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), such rating action has not been withdrawn by Moody’s or DBRS, as applicable (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency), within 60 days of such rating action) and, in the case of either of clauses (i) or (ii), such Rating Agency publicly cited servicing concerns with the master servicer or the special servicer, as the case may be, as the sole or a material factor in such rating action; or

(g)  the master servicer or the special servicer, as the case may be, is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and the master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting.

“Serviced Pari Passu Companion Loan Securities” means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to the master servicer or the special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to more than 25% of the Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder (solely with respect to the special servicer and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or special servicer, as the case may be (other than certain rights in respect of indemnification and certain items of servicing compensation), under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to a majority of the Voting Rights, or, for so long as no Control Termination Event has occurred and is continuing and other than in respect of an Excluded Loan as to the Directing Certificateholder, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section above, if a Servicer Termination Event on the part of the special servicer remains unremedied and affects the holder of a Serviced Companion Loan, and the special servicer has not otherwise been terminated, the holder of such Serviced Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate the special servicer solely with respect to the related Serviced Whole Loan. The appointment (or replacement) of the special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. A replacement special servicer with respect to the related Serviced Whole Loan will be selected by the trustee or, prior to the occurrence and continuance of a Consultation

Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Companion Loan, without the prior written consent of such holder of the related Serviced Companion Loan.

Notwithstanding anything to the contrary contained in the section above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the issuing entity, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee, acting at the direction of the Directing Certificateholder, will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer, solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination Event described in clause (f) or (g) under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of the master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation and the Companion Loan Securities Rating Agencies have provided a confirmation (or deemed confirmation) from the applicable rating agencies that such sale will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the master servicer, the master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the master servicer affects a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, and if the master servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the master servicer affects only a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, then the master servicer may not be terminated by or at the direction of the related holder of such Serviced Companion Loan or the holders of any Serviced Pari Passu Companion Loan Securities, but upon the written direction of the related holder of such Serviced Companion Loan, the master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least 66-2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event; provided, however, that a Servicer Termination Event under clause (a), (b) or (f) of the definition of “Servicer Termination Event” may be waived only with the consent of all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement actions taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of the Master Servicer or Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor (which may be appointed by the resigning master servicer or special servicer, as applicable) and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, for so long as no Control Termination Event has occurred and is continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law. In the event that the master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all reasonable out-of-pocket costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if the master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in any capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicer (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. For the purposes of indemnification of the master servicer or the special servicer and limitation of liability, the master servicer or special servicer will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if the master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because the master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or potentially would (i) cause any Trust REMIC to fail to qualify as a REMIC, (ii) cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code or (iii) cause a tax to be imposed on the trust or any Trust REMIC or the Grantor Trust under the relevant provisions of the Code (for any such determination in clauses (i), (ii) or (iii), the master servicer and special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense). The PSA will also provide that the master servicer, (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses (including, without limitation, costs and expenses of litigation and of enforcement of this indemnity, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with any actual or threatened legal or administrative action or claim that relates to the PSA, the Mortgage Loans, any related Serviced Companion Loan, the issuing entity or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The PSA will also provide that any master servicer, depositor, special servicer, operating advisor (or the equivalent), asset representations reviewer, paying agent, certificate administrator or trustee under any Non-Serviced PSA with respect to a Non-Serviced Mortgage Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share (subject to the applicable Intercreditor Agreement) of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related Mortgaged Property (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of such Non-Serviced PSA).

In addition, the PSA will provide that none of the master servicer (including in any capacity as the paying agent for any Companion Loan), the special servicer, the depositor, operating advisor or asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not recoverable from the issuing entity. However, each of the master servicer, the special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Companion Loan (as a collective whole), taking into account the pari passu or subordinate nature of such Serviced Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor under the PSA. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent with a qualified insurer that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, the special servicer, the depositor, operating advisor, or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA, subject to certain conditions set forth in the PSA. The master servicer, the special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the Mortgage Loans to the issuing entity, or any funds deposited in or withdrawn from the Collection Account or any other account by or on behalf of the depositor, the master servicer, the special servicer or, in the case of the trustee, the certificate administrator. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees, costs of enforcement and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply in addition to each other capacity in which it serves under the PSA.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Certificateholder to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer and the special servicer, and the master servicer or the special servicer, as applicable, will be required to promptly forward it to the related mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 45 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the Enforcing Servicer will be required to determine, based on the Servicing Standard, whether there exists a Material Defect with respect to such Mortgage Loan. If the Enforcing Servicer determines that a Material Defect exists, it will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the Enforcing Servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Certificateholder. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the master servicer and the special servicer. The Enforcing Servicer will then be required to promptly forward it to the applicable mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute

Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

The “Enforcing Servicer” will be the special servicer.

An “Enforcing Party” is the person obligated to, or that elects pursuant to the terms of the PSA to, enforce the rights of the issuing entity against the related mortgage loan seller with respect to a Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor (solely in its capacity as operating advisor) or the Directing Certificateholder for this securitization has knowledge of a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA and the applicable mortgage loan seller, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”), and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the related mortgage loan seller. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the master servicer (in the case of non-Specially Serviced Loans) or the special servicer (in the case of Specially Serviced Loans) from exercising any of their respective rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller makes a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder, a party to the PSA or the Directing Certificateholder), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, at the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator, indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (a “Proposed Course of Action”). The certificate administrator will be required to make the

Proposed Course of Action Notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website). The Proposed Course of Action Notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action, by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days after the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that if any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer will be compelled to follow (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, in accordance with the procedures described below relating to the delivery of Preliminary Dispute Resolution Election Notices and Final Dispute Resolution Election Notices, (c) a statement that the responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for the responding Certificateholders to send their responses to the Enforcing Servicer and the certificate administrator.

Within 15 business days after the expiration of the 30-day response period, the certificate administrator will be required to tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received and clearly indicating agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer any questions from the Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating the Certificateholders’ responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the responses of the responding Certificateholders. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days after the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation (including nonbinding arbitration) or arbitration. In the event that (a) the Enforcing Servicer’s initial Proposed Course of Action indicated a recommendation to undertake mediation (including nonbinding arbitration) or arbitration, (b) any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice and (c) the Enforcing Servicer also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial

Proposed Course of Action indicating a recommendation to undertake mediation or arbitration, such additional responses from other Certificateholders or Certificate Owners will also be considered Preliminary Dispute Resolution Election Notices supporting such Proposed Course of Action for purposes of determining the course of action approved by the majority of responding Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there is more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration (including whether to refer the matter to mediation (including nonbinding arbitration) or arbitration). If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related

MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice was delivered to the Enforcing Servicer and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller as further described below. For the avoidance of doubt, none of the depositor, the mortgage loan seller(s) with respect to the subject mortgage loan or any of their respective affiliates (other than the special servicer or a Controlling Class Certificateholder) will be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder or to act as a Certificateholder for purposes of delivering any Preliminary Dispute Resolution Election Notice or Final Dispute Resolution Election Notice or otherwise to vote Certificates owned by it or such affiliate(s) with respect to a course of action proposed or undertaken pursuant to the procedures described under this “—Dispute Resolution Provisions” heading.

Subject to the other provisions of this section, the Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller within thirty (30) days of written notice of the Enforcing Party’s selection of mediation or arbitration, as applicable. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder (provided that no Consultation Termination Event has occurred and is continuing and subject to the time periods for such consultation set forth in the PSA), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, that the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the Enforcing Servicer to perform its obligations with respect to a Mortgage Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of a Directing Certificateholder.

Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration or related responsibilities under the PSA will be reimbursable as trust fund expenses.

Servicing of the Non-Serviced Mortgage Loans

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or

Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

General

Each Mortgage Loan that will be a Non-Serviced Mortgage Loan as of the Closing Date will be serviced pursuant to the related Non-Serviced PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The servicing terms of each such Non-Serviced PSA as it relates to the servicing of the related Non-Serviced Whole Loan will be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.

●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the WFCM 2020-C55 mortgage pool, if necessary).

●	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are similar to the corresponding fees payable under the PSA.

●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation will, in certain circumstances, be less than is the case under the PSA.

●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to master servicer or special servicer under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between the master servicer and special servicer for this transaction.

●	The Non-Serviced Directing Certificateholder under the related Non-Serviced PSA will have rights substantially similar to the Directing Certificateholder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Special Servicer and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA will differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ. The related Non-Serviced PSA also provides for the removal of the Non-Serviced Special Servicer by the related Non-Serviced Directing Certificateholder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Certificateholder is permitted to replace the special servicer under the PSA.

●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are substantially similar to, but not identical to, the Servicer Termination Events under the PSA applicable to the master servicer and special servicer, as applicable.

●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be substantially similar to, but not identical to, the corresponding provisions under the PSA.

●	The servicing decisions which the related Non-Serviced Master Servicer will perform, and in certain cases for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Directing Certificateholder’s or Non-Serviced Special Servicer’s consent, differ in certain respects from those decisions that constitute Master Servicer Decisions and Major Decisions, respectively, under the PSA.

●	The related Non-Serviced Special Servicer is required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.

●	Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the special servicer under the PSA in respect of Serviced Mortgage Loans.

●	Other than with respect to the 1633 Broadway Mortgage Loan (as to which, in each case, compensating interest payments are not required to be made), the requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the master servicer to make Compensating Interest Payments in respect of the Serviced Pari Passu Companion Loans under the PSA (although the portion of the servicing fee to make such payments under the Non-Serviced PSA may be less).

●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are substantially similar but not necessarily identical to those of the PSA.

●	While the special servicer under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must each resign as special servicer with respect to a mortgage loan if it becomes affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.

●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the WFCM 2020-C55 mortgage pool, if necessary).

●	The matters as to which notice to, or rating agency confirmation from, the rating agencies under the related Non-Serviced PSA are required are similar, but not identical to, matters with respect to which notice to, or Rating Agency Confirmation from, the Rating Agencies under the PSA are required (and such agreements may differ as to whether it is notice or rating agency confirmation that is required and as to whether a notice to, or a confirmation from, the rating agencies under the related Non-Serviced PSA in connection with an action involving the subject Non-Serviced Whole Loan would also be required to be made to or obtained from the Rating Agencies under the PSA).

●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.

●	Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.

●	With respect to each Non-Serviced Mortgage Loan as to which the related securitization that includes the Control Note involves the issuance of “eligible vertical interests” (as defined in the Credit Risk Retention Rules), the related Non-Serviced PSA may provide for one or more “risk retention consultation parties” with certain consultation rights.

●	The provisions of the related Non-Serviced PSA will also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which, if available, can be obtained by requesting copies from the underwriters.

Servicing of the Kings Plaza Mortgage Loan

The Kings Plaza Mortgage Loan is expected to be serviced pursuant to the Benchmark 2020-B16 PSA only until the securitization of the related Control Note, at which time the Kings Plaza Mortgage Loan will be serviced in accordance with the pooling and servicing agreement related to that securitization.  The servicing terms of the Benchmark 2020-B16 PSA are expected to be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements are expected to differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer is expected to earn a primary servicing fee with respect to the Kings Plaza Mortgage Loan that is to be calculated at 0.00125% per annum.

●	Upon the Kings Plaza Whole Loan becoming a specially serviced loan under the Benchmark 2020-B16 PSA, the related Non-Serviced Special Servicer is expected to earn a special servicing fee payable monthly respect to such Whole Loan accruing at a rate equal to 0.25% per annum.

●	In connection with a workout of the Kings Plaza Whole Loan, the related Non-Serviced Special Servicer is expected to be entitled to a workout fee equal to 1.0% of each payment of principal and interest (other than any amount for which a liquidation fee would be paid) made by the related borrower on a corrected Whole Loan. Such workout fee is expected to be subject to a floor of $25,000 and a ceiling of $1,000,000 with respect to any particular workout of such Whole Loan.

●	The related Non-Serviced Special Servicer is expected to be entitled to a liquidation fee equal to 1.0% of the related payment or proceeds. Such liquidation fee is expected to be subject to a floor of $25,000 and a ceiling of $1,000,000 with respect to any particular workout of such Whole Loan.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in this prospectus.

Servicing of the 1633 Broadway Mortgage Loan

The 1633 Broadway Mortgage Loan is serviced pursuant to the BWAY 2019-1633 TSA. The servicing terms of the BWAY 2019-1633 TSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The 1633 Broadway Master Servicer earns a servicing fee with respect to the 1633 Broadway Mortgage Loan equal to 0.00125% per annum.

●	Upon the 1633 Broadway Mortgage Loan becoming a specially serviced loan under the BWAY 2019-1633 TSA, the 1633 Broadway Special Servicer will earn a special servicing fee payable monthly with respect to the 1633 Broadway Mortgage Loan accruing at a rate equal to 0.12500% per annum, until such time as the 1633 Broadway Whole Loan is no longer specially serviced.

●	The 1633 Broadway Special Servicer under the BWAY 2019-1633 TSA will be entitled to a workout fee determined, with respect to each applicable principal and interest collection, at a workout fee rate equal to the lesser of 0.375% and such percentage as would result in a workout fee of $1,000,000.

●	The 1633 Broadway Special Servicer under the BWAY 2019-1633 TSA will be entitled to a liquidation fee determined, with respect to the applicable liquidation proceeds, at a liquidation fee rate equal to the lesser of 0.375% and such percentage as would result in a liquidation fee of $1,000,000.

●	The BWAY 2019-1633 TSA does not provide for any asset representations review procedures or for any dispute resolution procedures similar to those described under “—Dispute Resolution Provisions”. There is no asset representations reviewer (or equivalent party) with respect to the securitization trust created pursuant to the BWAY 2019-1633 TSA.

●	The BWAY 2019-1633 TSA does not require the 1633 Broadway Master Servicer to make the equivalent of compensating interest payments in respect of the 1633 Broadway Whole Loan.

Prospective investors are encouraged to review the full provisions of the BWAY 2019-1633 TSA, which is available by requesting a copy from the underwriters.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The 1633 Broadway Whole Loan” in this prospectus.

Servicing of the 650 Madison Avenue Mortgage Loan

The 650 Madison Avenue Mortgage Loan is being serviced pursuant to the MAD 2019-650M TSA. The servicing terms of the MAD 2019-650M TSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Whole Loans; however, the servicing arrangements under such agreements will differ in certain respects, including as set forth above under “—General” and the following:

●	The related Non-Serviced Master Servicer under the MAD 2019-650M TSA earns a primary servicing fee with respect to the 650 Madison Avenue Mortgage Loan equal to 0.00125% per annum.

●	Upon the 650 Madison Avenue Mortgage Loan becoming a specially serviced loan under the MAD 2019-650M TSA, the related Non-Serviced Special Servicer under the MAD 2019-650M TSA will earn a special servicing fee payable monthly with respect to the Mortgage Loan accruing at a rate equal to 0.25000% per annum.

●	The related Non-Serviced Special Servicer under the MAD 2019-650M TSA will be entitled to a workout fee determined, with respect to each applicable principal and interest collection, at a workout fee rate equal to 0.50%.

●	The related Non-Serviced Special Servicer under the MAD 2019-650M TSA will be entitled to a liquidation fee determined, with respect to the applicable liquidation proceeds, at a liquidation fee rate equal to 0.50%.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The 650 Madison Avenue Whole Loan” in this prospectus.

Servicing of the F5 Tower Mortgage Loan

The F5 Tower Mortgage Loan will be serviced pursuant to the BBCMS 2020-C6 PSA. The servicing terms of the BBCMS 2020-C6 PSA are expected to be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer under the BBCMS 2020-C6 PSA earns a primary servicing fee with respect to the F5 Tower Mortgage Loan equal to 0.00125% per annum.

●	Upon the F5 Tower Whole Loan becoming a specially serviced loan under the BBCMS 2020-C6 PSA, the related Non-Serviced Special Servicer thereunder will earn a special servicing fee payable monthly with respect to the F5 Tower Whole Loan accruing at a rate equal to 0.20000% per annum.

●	The related Non-Serviced Special Servicer under the BBCMS 2020-C6 PSA will be entitled to a workout fee equal to 0.45000% with respect to the F5 Tower Whole Loan.

●	The related Non-Serviced Special Servicer under the BBCMS 2020-C6 PSA will be entitled to a liquidation fee equal to 0.45000% in connection with the liquidation of the F5 Tower Whole Loan.

Prospective investors are encouraged to review the full provisions of the BBCMS 2020-C6 PSA, which will be available by requesting a copy from the underwriters. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in this prospectus.

Servicing of the ExchangeRight Net Leased Portfolio #31 Mortgage Loan and the Exchange on Erwin Mortgage Loan

The ExchangeRight Net Leased Portfolio #31 Mortgage Loan and the Exchange on Erwin Mortgage Loan will each be serviced pursuant to the BBCMS 2020-C6 PSA. The servicing terms of the BBCMS 2020-C6 PSA are expected to be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer under the BBCMS 2020-C6 PSA earns a primary servicing fee with respect to the ExchangeRight Net Leased Portfolio #31 Mortgage Loan and the Exchange on Erwin Mortgage Loan equal to 0.00125% per annum.

●	Upon the ExchangeRight Net Leased Portfolio #31 Whole Loan and the Exchange on Erwin Whole Loan becoming a specially serviced loan under the BBCMS 2020-C6 PSA, the related Non-Serviced Special Servicer thereunder will earn a special servicing fee payable monthly with respect to the applicable Whole Loan accruing at a rate equal to the greater of (i) 0.25000% per annum or (ii) the rate that would result in a special servicing fee of $3,500 per month. Such fee will be payable until such time as the applicable Whole Loan is no longer specially serviced.

●	The related Non-Serviced Special Servicer under the BBCMS 2020-C6 PSA will be entitled to a workout fee equal to the lesser of (i) 1.0% and (b) such lower rate as would result in a workout fee of $1,000,000 in the aggregate with respect to the ExchangeRight Net Leased Portfolio #31 Whole Loan and the Exchange on Erwin Whole Loan; provided that no workout fee will be less than $25,000.

●	The related Non-Serviced Special Servicer under the BBCMS 2020-C6 PSA will be entitled to a liquidation fee equal to (a) 1.0% or (b) such lesser rate as would result in a liquidation fee of $1,000,000 in connection with the liquidation of the ExchangeRight Net Leased Portfolio #31 Whole Loan and the Exchange on Erwin Whole Loan; provided, however, that if such rate would result in an aggregate liquidation fee less than $25,000, then the liquidation fee rate will be equal to the such lower rate as would result in an aggregate liquidation fee equal to $25,000.

Prospective investors are encouraged to review the full provisions of the BBCMS 2020-C6 PSA, which will be available by requesting a copy from the underwriters. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in this prospectus.

Servicing of the 4041 Central Mortgage Loan

The 4041 Central Mortgage Loan is serviced pursuant to the UBS 2019-C18 PSA.  The servicing terms of the UBS 2019-C18 PSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer under the UBS 2019-C18 PSA earns a primary servicing fee with respect to the 4041 Central Mortgage Loan equal to 0.00125% per annum.

●	Upon the 4041 Central Whole Loan becoming a specially serviced loan under the UBS 2019-C18 PSA, the related Non-Serviced Special Servicer thereunder will earn a special servicing fee payable monthly with respect to the 4041 Central Whole Loan accruing at a rate equal to the greater of (i) 0.25% per annum or (ii) the rate that would result in a special servicing fee of $3,500 per month. Such fee will be payable until such time as the 4041 Central Whole Loan is no longer specially serviced.

●	The related Non-Serviced Special Servicer under the UBS 2019-C18 PSA will be entitled to a workout fee equal to 1.00% of each collection (other than penalty charges and excess interest) of principal and interest made by the related borrower after any workout of the 4041 Central Whole Loan; provided that no workout fee will be less than $25,000.

●	The related Non-Serviced Special Servicer under the UBS 2019-C18 PSA will be entitled to a liquidation fee equal to 1.00% of net liquidation proceeds received in connection with the liquidation of the 4041 Central Whole Loan; provided that if such rate would result in an aggregate liquidation fee less than $25,000, then the liquidation fee rate will be equal to the such lower rate as would result in an aggregate liquidation fee equal to $25,000.

Prospective investors are encouraged to review the full provisions of the UBS 2019-C18 PSA, which is available by requesting a copy from the underwriters.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in this prospectus.

Servicing of the Shoppes at Parma Mortgage Loan

The Shoppes at Parma Mortgage Loan is serviced pursuant to the CGCMT 2019-C7 PSA. The servicing terms of the CGCMT 2019-C7 PSA are substantially similar to the servicing terms of the PSA applicable to the Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The Non-Serviced Master Servicer under the CGCMT 2019-C7 PSA is entitled to earn a primary servicing fee with respect to the Shoppes at Parma Mortgage Loan that is calculated at 0.00125% per annum.

●	The Non-Serviced Special Servicer under the CGCMT 2019-C7 PSA will be entitled to earn a special servicing fee with respect to the Shoppes at Parma Whole Loan at any time that it is being specially serviced and with respect to any related REO Property that will be comparable to the Special Servicing Fee under the PSA and calculated at a rate equal to 0.25% per annum; provided that if the rate of 0.25% per annum would result in a special servicing fee that would be less than $3,500 in any given month (or, if the applicable risk retention consultation party consulted with the related Non-Serviced Special Servicer with respect to such specially serviced Whole Loan or REO Property during the occurrence and continuance of the equivalent of a Consultation Termination Event, $5,000 for the month in which such consultation occurred), then the special servicing fee rate for such month for such specially serviced Whole Loan or REO Property will be such higher per annum rate as would result in a special servicing fee equal to $3,500 (or $5,000, if applicable) for such month with respect to such specially serviced Whole Loan or REO Property.

●	If the Non-Serviced Special Servicer under the CGCMT 2019-C7 PSA receives a full or discounted payoff (or an unscheduled partial payment to the extent such prepayment is required as a condition to a workout) with respect to the Shoppes at Parma Whole Loan while it is being specially serviced, or if the related Non-Serviced Special Servicer receives any liquidation proceeds, insurance proceeds or condemnation proceeds with respect to the Shoppes at Parma Whole Loan while it is being specially serviced or with respect to any related REO Property, then the related Non-Serviced Special Servicer will be entitled to a liquidation fee comparable to the Liquidation Fee payable under the PSA, but calculated at a rate equal to the lesser of (a) 1.0% or (b) such lesser rate as would result in a liquidation fee of $1,000,000;

provided, however, that with limited exception, no liquidation fee will be less than $25,000.

●	If the Non-Serviced Special Servicer under the CGCMT 2019-C7 PSA works out the Shoppes at Parma Whole Loan following or in anticipation of a default, the related Non-Serviced Special Servicer will be entitled a workout fee out of each collection of interest (other than default interest) and principal subsequently received on such Whole Loan while it remains corrected, which workout fee will be comparable to the Workout Fee under the PSA, but calculated at a rate equal to the lesser of (a) 1.0% and (b) such lower rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than default interest) on the subject Whole Loan from the date such Whole Loan is corrected, through and including the then-related maturity date; provided that, if the rate in clause (a) above would result in a workout fee that would be less than $25,000 when applied to each expected payment of principal and interest (other than default interest) on the subject Whole Loan from the date such Whole Loan becomes corrected through and including the then-related maturity date, then the workout fee rate will be such higher rate as would result in a workout fee equal to $25,000 when so applied.

●	Although collections on the Shoppes at Parma Whole Loan may initially be deposited into a clearing account, the Non-Serviced Master Servicer under the CGCMT 2019-C7 PSA is required to establish a separate account or sub-account to retain collections on such Whole Loan.

●	The Non-Serviced Directing Certificateholder under the CGCMT 2019-C7 PSA may not terminate the Non-Serviced Special Servicer for the Shoppes at Parma Whole Loan unless (a) the equivalent of a Control Termination Event does not exist and (b) either (i) LNR Partners, LLC or its affiliate is no longer such Non-Serviced Special Servicer or (ii) LNR Securities Holdings, LLC or an affiliate thereof owns, as of the date of the termination, less than 25% of the certificate balance of the CGCMT 2019-C7 controlling class of certificates.

●	With respect to the Shoppes at Parma Whole Loan, the related Non-Serviced Special Servicer may not be terminated based on the recommendation of the operating advisor under the CGCMT 2019-C7 PSA unless the equivalent of a Consultation Termination Event has occurred and is continuing.

●	The rating agencies for this securitization transaction do not exactly match the rating agencies for the CGCMT 2019-C7 securitization transaction resulting in some differences between the rating agency requirements for various aspects of the two transactions.

●	Under the CGCMT 2019-C7 PSA, the portion of the related Non-Serviced Master Servicer’s servicing fee available to make compensating interest payments to cover prepayment interest shortfalls is calculated at 0.00125% per annum.

●	Although the CGCMT 2019-C7 PSA contemplates the receipt of financial information from the borrower under the Shoppes at Parma Whole Loan, there is no provision expressly imposing an affirmative duty to collect such financial information.

Prospective investors are encouraged to review the full provisions of the CGCMT 2019-C7 PSA, which is available by requesting a copy from the underwriters.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in this prospectus.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) attempting and/or required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or the special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the replacement master servicer or replacement special servicer has been appointed and currently serves as the master servicer or special servicer, as applicable, on a transaction-level basis on a transaction currently rated by Moody’s that currently has securities outstanding and for which Moody’s has not cited servicing concerns with respect to such replacement as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a commercial mortgage-backed securitization transaction serviced by the applicable replacement master servicer or special servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating Agency or (iii) KBRA has not publicly cited servicing concerns with respect to the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by such master servicer or special servicer prior to the time of determination, if KBRA is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above as to which a Rating Agency Confirmation is required, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean Kroll Bond Rating Agency, Inc. (“KBRA”), Fitch Ratings, Inc. (“Fitch”) and Moody’s Investors Service, Inc. (“Moody’s”).

Any Rating Agency Confirmation requests made by the master servicer, the special servicer, the certificate administrator, or the trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any Serviced Pari Passu Companion Loan Securities, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

The master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any Mortgage Loan), the trustee (but only if an advance was made by the trustee in the calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to each Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§ 229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless (except in the case of a default by the trustee) the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Each Certificateholder will be deemed under the PSA to have expressly covenanted with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of the holders of any other certificates, or to obtain or seek to obtain priority over or preference to any other Certificateholder, or to enforce any right under the PSA or the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding certificates (other than the Class V and Class R certificates) for the Mortgage Loans and REO Properties remaining in the issuing entity (provided, however, that (a) the aggregate certificate balance of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-S, Class B, Class C, Class D and Class E certificates is reduced to zero, (b) there is only one holder (or multiple holders acting unanimously) of the then-outstanding Certificates (other than the Class V and Class R certificates) and (c) the master servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each holder of a Serviced Companion Loan and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The holders of the Controlling Class, the special servicer, the master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity. This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the Termination Purchase Amount, plus (b)  the reasonable out-of-pocket expenses of the master servicer and the special servicer related to such purchase, unless the master servicer or the special servicer, as applicable, is the purchaser less (c) solely in the case where the master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to the master servicer (which items will be deemed to have been paid or reimbursed to the master servicer in connection with such purchase). This purchase will effect early retirement of the then-outstanding certificates, but the rights of the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates to effect the termination is subject to the requirements that the then aggregate Stated Principal Balance of the pool of Mortgage Loans be less than 1.0% of the Initial Pool Balance. The voluntary exchange of certificates (other than the Class V and Class R certificates), for the remaining Mortgage Loans is not subject to the above described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

The “Termination Purchase Amount” will equal the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the Appraised Value (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan) of the issuing entity’s portion of each REO Property, if any, then included in the issuing entity (such appraisals in clause (2) to be conducted by an independent MAI-designated appraiser selected by the special servicer and approved by the master servicer and the Controlling Class) (prior to the occurrence and continuance of a Control Termination Event, with respect to the Controlling Class approval)

and (3)  if a Mortgaged Property secures a Non-Serviced Mortgage Loan and is an “REO property” under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related Mortgaged Property, as determined by the related Non-Serviced Master Servicer in accordance with clauses (2) and (3) above.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates or holders of any Companion Loan:

(a)  to correct any defect or ambiguity in the PSA;

(b)  to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)  to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account, provided that (A) the P&I Advance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)  to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity, any Trust REMIC or the Grantor Trust; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any Certificateholder or holder of a Companion Loan;

(e)  to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)  to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition) as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)  to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h)  to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and, (with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder and for so long as no Control Termination Event has occurred and is continuing) the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any related Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus) has been received;

(i)   to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website;

(j)   to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in 17 C.F.R. § 239.45(b)(1)(ii), (iii) or (iv); or

(k)  to modify, eliminate or add to any of its provisions in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the provision related to the risk retention requirements in the event of such repeal, upon the consent of the Retaining Sponsor, such consent not to be unreasonably withheld, conditioned or delayed.

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or Whole Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA or change any rights of any mortgage loan seller as a third-party beneficiary under the PSA without the consent of the related mortgage loan seller, or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations or rights of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third-party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement or that otherwise materially and adversely affects the holder of a Companion Loan without the consent of the holder of the related Companion Loan.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of the master servicer or special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or special servicer, as the case may be), (ii) an institution insured by the Federal Deposit Insurance Corporation, (iii) an institution whose long-term senior unsecured debt is rated at least “A2” by Moody’s, “A-” by Fitch and, if rated by DBRS, “A” by DBRS; provided that the trustee will not become ineligible to serve based on a failure to satisfy such rating requirements as long as (a) it maintains a long-term unsecured debt rating of no less than “Baa2” by Moody’s, “A-” by Fitch and “A(low)” by DBRS, (b) its short-term debt obligations have a short-term rating of not less than “P-2” from Moody’s, “F1” by Fitch and “R-1(low)” by DBRS and (c) the master servicer maintains a long-term unsecured debt rating of at least “A2” by Moody’s, “A+” by Fitch and “A” by DBRS (provided that nothing in this proviso will impose on the master servicer any obligation to maintain such rating or any other rating); provided, further, that if any such institution is not rated by DBRS, it maintains an equivalent (or higher) rating by any two other NRSROs (which may include Moody’s and/or Fitch), or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation, and (iv) an entity that is not on the depositor’s “prohibited party” list.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to the master servicer and, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicer. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 75% of the Voting Rights may upon 30 days prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hotel properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotel properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Foreclosure—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hotel properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers.

The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal Bankruptcy Code in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”) and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then-current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided that no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called

“ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed 3 years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single-purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single-purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partner’s only entities that are single-purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single-purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single-purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator,” however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotel properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

Wells Fargo Bank and its affiliates are playing several roles in this transaction. Wells Fargo Bank, a sponsor, an originator and a mortgage loan seller, and the holder of one or more of the companion loans related to each of the 1633 Broadway Mortgage Loan and the Kings Plaza Mortgage Loan, is also the master servicer, the certificate administrator and the custodian under this securitization and is an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, one of the underwriters. In addition, Wells Fargo Bank is (i) expected to be the certificate administrator, custodian and trustee under the Benchmark 2020-B16 PSA, which is expected to govern the servicing and administration of the Kings Plaza Whole Loan until securitization of the related Control Note, (ii) the master servicer under the CGCMT 2019-C7 PSA which governs the servicing of the Shoppes at Parma Whole Loan, (iii) the certificate administrator, custodian and trustee under the BWAY 2020-1633 TSA, which governs the servicing and administration of the 1633 Broadway Whole Loan,(iv) expected to be the certificate administrator, custodian and trustee under the BBCMS 2020-C6 PSA, pursuant to which the F5 Tower Whole Loan, the ExchangeRight Net Leased Portfolio #31 Whole Loan, and the Exchange on Erwin Whole Loan are expected to be serviced, and (v) the master servicer, certificate administrator and custodian under the UBS 2019-C18 PSA, which governs the servicing and administration of the 4041 Central Whole Loan.

In addition, Wells Fargo Bank is the purchaser under separate repurchase agreements with each of LCF, LMF, RREF and Argentic or, in each case, with wholly-owned subsidiaries or other affiliates thereof, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by LCF, LMF, RREF or Argentic, as applicable, or in any such case by its subsidiaries or other affiliates.

Wells Fargo Bank and an LCF Financing Affiliate have entered into a repurchase facility, pursuant to which Wells Fargo Bank has agreed to purchase mortgage loans from LCF and its affiliates on a revolving basis. As of February 10, 2020, none of the LCF Mortgage Loans were subject to that repurchase facility. However, one or more LCF Mortgage Loans may become subject to that repurchase facility prior to the Closing Date. Proceeds received by LCF in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank any LCF Mortgage Loans subject to that repurchase facility that are to be sold by LCF to the depositor in connection with this securitization transaction, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

In the case of the repurchase facility provided by Wells Fargo Bank to LMF, Wells Fargo Bank has agreed to purchase mortgage loans from LMF on a revolving basis. The aggregate Cut-off Date Balance of the LMF Mortgage Loans that are (or, as of the Closing Date, are expected to be) subject to that repurchase facility is projected to equal approximately $167,092,366. Proceeds received by LMF in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank the LMF Mortgage Loans subject to that repurchase facility, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

In the case of the repurchase facility provided by Wells Fargo Bank to RREF, Wells Fargo Bank has agreed to purchase mortgage loans from RREF on a revolving basis. The aggregate Cut-off Date Balance of the RREF Mortgage Loans that are (or, as of the Closing Date, are expected to be) subject to that repurchase facility is projected to equal approximately $97,371,663. Proceeds received by RREF in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank the RREF Mortgage Loans subject to that repurchase facility, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

In the case of the repurchase facilities provided to Argentic, Wells Fargo Bank has agreed to purchase mortgage loans from Argentic’s subsidiaries on a revolving basis. Argentic guarantees the performance by its wholly-owned subsidiaries of certain obligations under the repurchase facilities. The aggregate Cut-off Date Balance of the Argentic Mortgage Loans that are (or, as of the Closing Date, are expected to be) subject to these repurchase facilities is projected to equal approximately $47,087,278. Proceeds received by Argentic in connection with this securitization transaction will be used, in part, to repurchase, through its subsidiaries, from Wells Fargo Bank, each of the Argentic Mortgage Loans subject to such repurchase facilities, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

Additionally, Argentic or a wholly-owned subsidiary or other affiliate of Argentic, is party to an interest rate hedging arrangement with Wells Fargo Bank with respect to some or all of the Mortgage Loans that Argentic will transfer to the depositor. This hedging arrangement will terminate in connection with the contribution of those Mortgage Loans to this securitization transaction.

As a result of the matters discussed above, this securitization transaction will reduce the economic exposure of Wells Fargo Bank to the Mortgage Loans that are to be transferred by LCF, LMF and Argentic, respectively, to the depositor.

Wells Fargo Bank is (or, as of the Closing Date, is expected to be) the interim custodian of the loan files for some or all of the LCF Mortgage Loans, the LMF Mortgage Loans, the Barclays Mortgage Loans, the RREF Mortgage Loans and the Argentic Mortgage Loans.

While Wells Fargo Bank may have undertaken some evaluation of the Mortgage Loans originated or acquired by such mortgage loan sellers, any such review was undertaken by it solely for the purpose of determining whether such Mortgage Loans were eligible for financing under the terms of the related warehouse financing and was unrelated to this offering. In addition, we cannot assure you that such review was undertaken and, if undertaken, any such review was limited in scope to that specific purpose. The related mortgage loan sellers are solely responsible for the underwriting of their Mortgage Loans as well as the Mortgage Loan representations and warranties related thereto.

LCF is affiliated with the respective borrowers under the Dollar General Clinton, IN, Dollar General Wardsville, MO and Dollar General Saginaw, MI Mortgage Loans (0.3%). LCF or an affiliate thereof originated each of those Mortgage Loans, and LCF is the mortgage loan seller with respect to each of those Mortgage Loans. Each such Mortgage Loan may contain provisions and terms that are more favorable to the related borrower thereunder than would otherwise have been the case if the lender and related borrower were not affiliated, including: (i) the related loan documents permit transfers of the related Mortgaged Property and interests in the related borrower without the lender’s consent by the related borrower and by or to certain affiliates of Ladder Capital Finance Holdings LLLP or Ladder Capital Corp.; (ii) the related loan documents permit future mezzanine financing; (iii) there is no separate environmental indemnitor other than the related borrower; (iv) the related loan documents do not require that a borrower-related property manager be terminated in connection with a Mortgage Loan default; and (v) the lender will accept insurance coverage (which, in some cases, may be self-insurance) provided by the tenant under its lease, which may not include insurance coverage against acts of terrorism.

Pursuant to certain interim servicing agreements between Wells Fargo Bank, on the one hand, and Barclays, each a sponsor, an originator and a mortgage loan seller, and certain affiliates of Barclays, on the other hand, Wells Fargo Bank acts, from time to time, as primary servicer with respect to certain mortgage loans owned by Barclays and/or such affiliates of Barclays, including, prior to their inclusion in the issuing entity, some or all of the Barclays Mortgage Loans.

Pursuant to certain interim servicing agreements between Wells Fargo Bank and LMF, each a sponsor, an originator and a mortgage loan seller, or certain affiliates of LMF, Wells Fargo Bank acts, from time to time, as primary servicer with respect to certain mortgage loans owned by LMF or such affiliates of LMF (subject, in some cases, to the repurchase facility described above), including, prior to their inclusion in the issuing entity, some or all of the LMF Mortgage Loans.

Pursuant to certain interim servicing agreements between Wells Fargo Bank, on the one hand, and Argentic, each a sponsor, an originator and a mortgage loan seller, and certain affiliates of Argentic, on the other hand, Wells Fargo Bank acts, from time to time, as primary servicer with respect to certain mortgage loans owned by Argentic and/or such affiliates of Argentic, including, prior to their inclusion in the issuing entity, some or all of the Argentic Mortgage Loans.

Pursuant to certain interim servicing agreements between LCF, a sponsor, an originator and a mortgage loan seller, and certain affiliates of LCF, on the one hand, and Wells Fargo Bank, on the other hand, Wells Fargo Bank acts from time to time as interim servicer with respect to certain mortgage loans owned from time to time by LCF and such affiliates of LCF (subject, in some cases, to various repurchase facilities and other financing arrangements, including the repurchase facility provided by Wells Fargo Bank), including, prior to their inclusion in the issuing entity, some or all of the LCF Mortgage Loans.

Pursuant to certain interim servicing agreements between Wells Fargo and RREF or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by RREF or those affiliates from time to time, which may include, prior to their inclusion in the issuing entity, some or all of the RREF Mortgage Loans.

Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans it owns, which may include, prior to their inclusion in the issuing entity, some or all of the Wells Fargo Bank Mortgage Loans.

Wells Fargo Bank is expected to enter into one or more agreements with the other sponsors to purchase the master servicing rights to the related Mortgage Loans and/or the right to be appointed as the master servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Mortgage Loans.

Rialto Capital Advisors, LLC is an affiliate of (i) Rialto Real Estate Fund IV – Debt, LP, the Retaining Sponsor and a Mortgage Loan Seller, (ii) RREF IV-D WFCM 2020-C55 MOA, LLC, the entity that is expected to be appointed as the Risk Retention Consultation Party and holder of the VRR Interest, (iii) RREF IV-D WFCM 2020-C55 MOA-HRR, LLC, the entity that is expected to be the holder of the H-RR Interest and initial Controlling Class Certificateholder and be appointed as the initial directing certificateholder, (iv) RREF IV-D WFCM 2020-C55, LLC, the entity that is expected to purchase the Class F, Class G, Class X-F and Class X-G certificates and will receive the Class V certificates (in each case, excluding the portion comprising the

VRR Interest) and (v) Situs Holdings, LLC, which is the initial special servicer under the BWAY 2019-1633 trust and servicing agreement with respect to the servicing of the 1633 Broadway Whole Loan, through common control by Stone Point Capital LLC. For the avoidance of doubt, the foregoing entities are no longer affiliated with LMF Commercial, LLC, formerly known as Rialto Mortgage Finance, LLC. In addition, Rialto Capital Advisors, LLC was appointed as the initial special servicer under the UBS 2019-C18 pooling and servicing agreement, which governs the servicing and administration of the 4041 Central Whole Loan, and is an affiliate of the entities that are the controlling class certificateholder, initial directing certificateholder, retaining sponsor and initial risk retention consultation party under the UBS 2019-C18 pooling and servicing agreement. In addition, an affiliate of RREF is the holder of the Vernon Tower Pari Passu Companion Loan.

Barclays, a sponsor, an originator, and a mortgage loan seller is an affiliate of the holder of certain of the 650 Madison Avenue Pari Passu Companion Loans, certain of the F5 Tower Pari Passu Companion Loans, the ExchangeRight Net Lease #31 Pari Passu Companion Loan, the One Stockton Pari Passu Companion Loans and the Exchange on Erwin Pari Passu Companion Loan, is an affiliate of Barclays Capital Inc., one of the underwriters.

Rialto Real Estate Fund IV – Debt, LP is also an affiliate of (i) Rialto Capital Advisors, LLC, the expected special servicer, (ii) RREF IV-D WFCM 2020-C55 MOA-HRR, LLC, the entity that is expected to be the holder of the H-RR Interest and the initial Controlling Class Certificateholder and be appointed as the initial directing certificateholder, (iii) RREF IV-D WFCM 2020-C55 MOA, LLC, the entity that is expected to be the holder of the VRR Interest and to be appointed as the Risk Retention Consultation Party,(iv) RREF IV-D WFCM 2020-C55, LLC, the entity that is expected to purchase the Class F, Class G, Class X-F and Class X-G certificates, and which will receive the Class V certificates (in each case, excluding the portion comprising the VRR Interest) and (v) Situs Holdings, LLC, which is the initial special servicer under the BWAY 2019-1633 trust and servicing agreement with respect to the servicing of the 1633 Broadway Whole Loan, through common control by Stone Point Capital LLC. For the avoidance of doubt, the foregoing entities are no longer affiliated with LMF Commercial LLC, formerly known as Rialto Mortgage Finance, LLC. In addition, an affiliate of RREF is the holder of the Vernon Tower Pari Passu Companion Loan.

In the case of certain Mortgage Loans, a mezzanine loan secured by equity interests in the related borrower may be held by the related mortgage loan seller or one of its affiliates.

Wilmington Trust, National Association, the trustee, is also the trustee under (i) the MAD 2019-650M TSA, which governs the servicing of the 650 Madison Avenue Whole Loan, (ii) the UBS 2019-C18 PSA, which governs the servicing of the 4041 Central Whole Loan and (iii) the CGCMT 2019-C7 PSA, which governs the servicing of the Shoppes at Parma Whole Loan.

Park Bridge Lender Services, the operating advisor and asset representations reviewer, is also the operating advisor and asset representations reviewer under the Benchmark 2020-B16 PSA, which governs the servicing of the Kings Plaza Whole Loan, and the UBS 2019-C18 PSA, which governs the servicing of the 4041 Central Whole Loan.

Situs Holdings is the Affiliated Special Servicer with respect to the 1633 Broadway Whole Loan. Through common control by Stone Point Capital LLC, Situs Holdings is an affiliate of (i) Rialto Real Estate Fund IV – Debt, LP, the Retaining Sponsor and a mortgage loan seller, (ii) Rialto Capital Advisors, LLC, the expected special servicer, (iii) RREF IV-D WFCM 2020-C55 MOA, LLC, the entity that is expected to be appointed as the Risk Retention Consultation Party and holder of the VRR Interest, (iv) RREF IV-D WFCM 2020-C55 MOA-HRR, LLC, the entity that is expected to be the holder of the Class H-RR certificates, initial Controlling Class Certificateholder and initial Directing Certificateholder and (v) RREF IV-D WFCM 2020-

C55, LLC, the entity that is expected to purchase the Class F, Class G, Class X-F and Class X-G certificates, and will receive the Class V certificates (in each case excluding the VRR Interest).

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal

(both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, incentives for a borrower to repay an ARD Loan by the related Anticipated Repayment Date, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the master servicer or special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements” or purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, and the exercise of purchase options by the holder of a mezzanine loan, if any. Additionally, in some cases, a borrower is required to apply a holdback reserve to prepayment of the related Mortgage Loan if certain release conditions are not satisfied. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Escrows”. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans allocated to the certificates to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. In addition, although the borrower under an ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay such ARD Loan on its related Anticipated Repayment Date. The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the PSA, neither the master servicer nor the special servicer will be permitted to take any enforcement action with respect to the borrower’s failure to pay Excess Interest until the scheduled maturity of such ARD Loan; provided that the master servicer or special servicer, as the case may be, may take action to enforce the issuing entity’s right to apply excess cash flow to principal in accordance with the terms of the respective ARD Loan documents. Moreover, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans allocated to the certificates will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans allocated to the certificates than they were when the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates were outstanding.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X-A or Class X-B certificates with a Notional Amount, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans allocated to the certificates could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Balances of the certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of certificates indicated in the table below as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes
Class X-A	$ 673,982,000	Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates
Class X-B	$ 178,124,000	Class A-S, Class B and Class C certificates

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received.

Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods, Yield Maintenance Charges or Prepayment Premiums, release of property provisions, amortization terms that require balloon payments, performance reserves being applied to repay a mortgage loan if certain criteria are not timely satisfied and incentives for a borrower to repay its mortgage loan by an anticipated repayment date), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge or Prepayment Premium would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans allocated to the certificates and other factors described above.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes
Class X-A	$ 673,982,000	Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates
Class X-B	$ 178,124,000	Class A-S, Class B and Class C certificates

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with a Notional Amount because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with a Notional Amount should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is paid to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed

CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The depositor also may utilize the “CPP” model, which represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted, any applicable yield maintenance period and after any fixed penalty period. The model used in this prospectus is the CPP model. As used in each of the following tables, the column headed “0% CPP” assumes that none of the Mortgage Loans is prepaid before its maturity date or Anticipated Repayment Date, as the case may be. The columns headed “25% CPP”, “50% CPP”, “75% CPP” and “100% CPP” assume that prepayments on the Mortgage Loans are made at those levels of CPP. We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPP, and we make no representation that the Mortgage Loans will prepay at the levels of CPP shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each class of Offered Certificates that are also Principal Balance Certificates that would be outstanding after each of the dates shown at various CPPs and the corresponding weighted average life of each such class of Offered Certificates. The tables have been prepared on the basis of the following assumptions (the “Structuring Assumptions”), among others:

●	except as otherwise set forth below, the Mortgage Loans have the characteristics set forth on Annex A-1 to this prospectus and the aggregate Cut-off Date Balance of the Mortgage Loans is as described in this prospectus;

●	the initial aggregate certificate balance or notional amount, as the case may be, of each interest-bearing class of certificates is as described in this prospectus;

●	the pass-through rate for each interest-bearing class of certificates is as described in this prospectus;

●	no delinquencies, defaults or losses occur with respect to any of the Mortgage Loans;

●	no additional trust fund expenses (including Operating Advisor Expenses) arise, no Servicing Advances are made under the PSA and the only expenses of the issuing entity consist of the Certificate Administrator/Trustee Fees, the Servicing Fees, the CREFC® Intellectual Property Royalty License Fees, the Asset Representations Reviewer Fees and the Operating Advisor fees, each as set forth on Annex A-1;

●	there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the Mortgage Loans;

●	each of the Mortgage Loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;

●	all monthly debt service or balloon payments on the Mortgage Loans are timely received by the master servicer on behalf of the issuing entity on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;

●	each ARD Loan in the trust fund is paid in full on its Anticipated Repayment Date;

●	no involuntary prepayments are received as to any Mortgage Loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);

●	except as described in the next two succeeding bullets, no voluntary prepayments are received as to any Mortgage Loan during that Mortgage Loan’s prepayment lockout period, any period when defeasance is permitted, or during any period when principal prepayments on that Mortgage Loan are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge;

●	except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the Mortgage Loans at the indicated CPPs set forth in the subject tables or other relevant part of this prospectus, without regard to any limitations in those Mortgage Loans on partial voluntary principal prepayments;

●	all prepayments on the Mortgage Loans are assumed to be accompanied by a full month’s interest and no Prepayment Interest Shortfalls occur;

●	no Yield Maintenance Charges or Prepayment Premiums are collected;

●	no person or entity entitled thereto exercises its right of optional termination as described in this prospectus;

●	no Mortgage Loan is required to be repurchased, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any Subordinate Companion Loan, mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;

●	distributions on the Offered Certificates are made on the 15th day of each month, commencing in March 2020; and

●	the Offered Certificates are settled with investors on February 27, 2020.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Principal Balance Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPP percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPPs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
February 2021	84%	84%	84%	84%	84%
February 2022	68%	68%	68%	68%	68%
February 2023	46%	46%	46%	46%	46%
February 2024	21%	21%	21%	21%	21%
February 2025 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.67	2.66	2.66	2.66	2.66

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
February 2021	100%	100%	100%	100%	100%
February 2022	100%	100%	100%	100%	100%
February 2023	100%	100%	100%	100%	100%
February 2024	100%	100%	100%	100%	100%
February 2025 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.86	4.85	4.83	4.81	4.63

Percent of the Initial Certificate Balance
of the Class A-3 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
February 2021	100%	100%	100%	100%	100%
February 2022	100%	100%	100%	100%	100%
February 2023	100%	100%	100%	100%	100%
February 2024	100%	100%	100%	100%	100%
February 2025	100%	100%	100%	100%	100%
February 2026	100%	100%	100%	100%	100%
February 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	6.82	6.78	6.74	6.68	6.36

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
February 2021	100%	100%	100%	100%	100%
February 2022	100%	100%	100%	100%	100%
February 2023	100%	100%	100%	100%	100%
February 2024	100%	100%	100%	100%	100%
February 2025	98%	98%	98%	98%	98%
February 2026	78%	78%	78%	78%	78%
February 2027	57%	57%	57%	57%	58%
February 2028	36%	36%	36%	36%	36%
February 2029	14%	14%	14%	14%	14%
February 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	7.32	7.32	7.32	7.32	7.33

Percent of the Initial Certificate Balance
of the Class A-4 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
February 2021	100%	100%	100%	100%	100%
February 2022	100%	100%	100%	100%	100%
February 2023	100%	100%	100%	100%	100%
February 2024	100%	100%	100%	100%	100%
February 2025	100%	100%	100%	100%	100%
February 2026	100%	100%	100%	100%	100%
February 2027	100%	100%	100%	100%	100%
February 2028	100%	100%	100%	100%	100%
February 2029	100%	100%	100%	100%	100%
February 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.77	9.70	9.62	9.53	9.31

Percent of the Initial Certificate Balance
of the Class A-5 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
February 2021	100%	100%	100%	100%	100%
February 2022	100%	100%	100%	100%	100%
February 2023	100%	100%	100%	100%	100%
February 2024	100%	100%	100%	100%	100%
February 2025	100%	100%	100%	100%	100%
February 2026	100%	100%	100%	100%	100%
February 2027	100%	100%	100%	100%	100%
February 2028	100%	100%	100%	100%	100%
February 2029	100%	100%	100%	100%	100%
February 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.84	9.83	9.82	9.79	9.55

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
February 2021	100%	100%	100%	100%	100%
February 2022	100%	100%	100%	100%	100%
February 2023	100%	100%	100%	100%	100%
February 2024	100%	100%	100%	100%	100%
February 2025	100%	100%	100%	100%	100%
February 2026	100%	100%	100%	100%	100%
February 2027	100%	100%	100%	100%	100%
February 2028	100%	100%	100%	100%	100%
February 2029	100%	100%	100%	100%	100%
February 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.88	9.88	9.88	9.88	9.63

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
February 2021	100%	100%	100%	100%	100%
February 2022	100%	100%	100%	100%	100%
February 2023	100%	100%	100%	100%	100%
February 2024	100%	100%	100%	100%	100%
February 2025	100%	100%	100%	100%	100%
February 2026	100%	100%	100%	100%	100%
February 2027	100%	100%	100%	100%	100%
February 2028	100%	100%	100%	100%	100%
February 2029	100%	100%	100%	100%	100%
February 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.89	9.88	9.88	9.88	9.65

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
February 2021	100%	100%	100%	100%	100%
February 2022	100%	100%	100%	100%	100%
February 2023	100%	100%	100%	100%	100%
February 2024	100%	100%	100%	100%	100%
February 2025	100%	100%	100%	100%	100%
February 2026	100%	100%	100%	100%	100%
February 2027	100%	100%	100%	100%	100%
February 2028	100%	100%	100%	100%	100%
February 2029	100%	100%	100%	100%	100%
February 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.97	9.95	9.93	9.88	9.72

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPPs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from February 1, 2020 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPPs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPP model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
97.0000%	3.030%	3.031%	3.031%	3.032%	3.033%
98.0000%	2.626%	2.626%	2.627%	2.627%	2.627%
99.0000%	2.227%	2.228%	2.228%	2.228%	2.228%
100.0000%	1.835%	1.835%	1.835%	1.835%	1.835%
101.0000%	1.448%	1.448%	1.448%	1.448%	1.447%
102.0000%	1.067%	1.066%	1.066%	1.066%	1.066%
103.0000%	0.691%	0.690%	0.690%	0.690%	0.689%

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
100.0000%	2.758%	2.758%	2.758%	2.758%	2.757%
101.0000%	2.537%	2.536%	2.536%	2.535%	2.525%
102.0000%	2.318%	2.317%	2.316%	2.314%	2.296%
103.0000%	2.102%	2.101%	2.099%	2.096%	2.070%
104.0000%	1.888%	1.886%	1.884%	1.880%	1.846%
105.0000%	1.676%	1.674%	1.671%	1.667%	1.625%
106.0000%	1.467%	1.465%	1.461%	1.456%	1.406%

Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
98.0000%	2.785%	2.786%	2.788%	2.791%	2.805%
99.0000%	2.621%	2.622%	2.623%	2.624%	2.631%
100.0000%	2.459%	2.459%	2.459%	2.459%	2.458%
101.0000%	2.299%	2.298%	2.297%	2.296%	2.288%
102.0000%	2.141%	2.139%	2.137%	2.135%	2.119%
103.0000%	1.985%	1.982%	1.979%	1.975%	1.952%
104.0000%	1.830%	1.827%	1.823%	1.817%	1.787%

Pre-Tax Yield to Maturity for the Class A-SB Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-SB certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
100.0000%	2.650%	2.650%	2.650%	2.650%	2.650%
101.0000%	2.499%	2.499%	2.499%	2.499%	2.499%
102.0000%	2.349%	2.349%	2.349%	2.349%	2.349%
103.0000%	2.201%	2.201%	2.201%	2.201%	2.201%
104.0000%	2.055%	2.055%	2.055%	2.055%	2.055%
105.0000%	1.910%	1.910%	1.910%	1.910%	1.910%
106.0000%	1.767%	1.767%	1.767%	1.767%	1.767%

Pre-Tax Yield to Maturity for the Class A-4 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
98.0000%	2.711%	2.712%	2.714%	2.716%	2.721%
99.0000%	2.593%	2.593%	2.594%	2.595%	2.597%
100.0000%	2.476%	2.476%	2.475%	2.475%	2.475%
101.0000%	2.360%	2.359%	2.358%	2.357%	2.354%
102.0000%	2.245%	2.244%	2.242%	2.240%	2.235%
103.0000%	2.132%	2.130%	2.127%	2.124%	2.117%
104.0000%	2.020%	2.017%	2.014%	2.010%	2.000%

Pre-Tax Yield to Maturity for the Class A-5 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-5 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
100.0000%	2.728%	2.728%	2.728%	2.728%	2.728%
101.0000%	2.612%	2.612%	2.611%	2.611%	2.608%
102.0000%	2.496%	2.496%	2.496%	2.495%	2.490%
103.0000%	2.383%	2.382%	2.382%	2.381%	2.373%
104.0000%	2.270%	2.270%	2.269%	2.268%	2.257%
105.0000%	2.159%	2.158%	2.158%	2.156%	2.143%
106.0000%	2.048%	2.048%	2.047%	2.045%	2.030%

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
10.1250%	4.269%	4.222%	4.160%	4.070%	3.616%
10.2500%	3.989%	3.940%	3.878%	3.788%	3.330%
10.3750%	3.713%	3.664%	3.601%	3.510%	3.049%
10.5000%	3.442%	3.393%	3.329%	3.238%	2.774%
10.6250%	3.176%	3.126%	3.062%	2.970%	2.503%
10.7500%	2.914%	2.864%	2.800%	2.707%	2.237%
10.8750%	2.657%	2.607%	2.542%	2.449%	1.975%

Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
6.8750%	4.412%	4.408%	4.406%	4.404%	4.053%
7.0000%	4.015%	4.011%	4.009%	4.007%	3.652%
7.1250%	3.628%	3.625%	3.622%	3.620%	3.262%
7.2500%	3.252%	3.248%	3.245%	3.243%	2.881%
7.3750%	2.884%	2.881%	2.878%	2.876%	2.510%
7.5000%	2.526%	2.522%	2.520%	2.518%	2.147%
7.6250%	2.176%	2.172%	2.170%	2.168%	1.794%

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
100.0000%	2.942%	2.942%	2.942%	2.942%	2.941%
101.0000%	2.824%	2.824%	2.824%	2.824%	2.821%
102.0000%	2.708%	2.708%	2.708%	2.708%	2.703%
103.0000%	2.594%	2.594%	2.594%	2.594%	2.585%
104.0000%	2.480%	2.480%	2.480%	2.480%	2.470%
105.0000%	2.368%	2.368%	2.368%	2.368%	2.355%
106.0000%	2.257%	2.257%	2.257%	2.257%	2.241%

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
100.0000%	3.145%	3.145%	3.145%	3.145%	3.145%
101.0000%	3.027%	3.027%	3.027%	3.027%	3.024%
102.0000%	2.909%	2.909%	2.909%	2.909%	2.904%
103.0000%	2.794%	2.794%	2.794%	2.794%	2.786%
104.0000%	2.679%	2.679%	2.679%	2.679%	2.669%
105.0000%	2.566%	2.566%	2.566%	2.566%	2.553%
106.0000%	2.454%	2.454%	2.454%	2.454%	2.439%

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
100.0000%	3.552%	3.552%	3.552%	3.551%	3.551%
101.0000%	3.431%	3.431%	3.431%	3.431%	3.429%
102.0000%	3.313%	3.312%	3.312%	3.311%	3.307%
103.0000%	3.195%	3.195%	3.194%	3.193%	3.187%
104.0000%	3.079%	3.079%	3.078%	3.076%	3.069%
105.0000%	2.965%	2.964%	2.963%	2.960%	2.952%
106.0000%	2.851%	2.850%	2.849%	2.846%	2.836%

Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or different interpretations, and any such change or interpretation can apply retroactively. This discussion reflects the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “Income Tax Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans (excluding entitlement to collections of Excess Interest) and certain other assets and will issue (i) certain classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H-RR certificates (the “Regular Interests”), each representing a regular interest in the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and the Intercreditor Agreements, (iii) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, the entitlement to Excess Interest and the related distribution account will be treated as held by an arrangement classified as a trust under Section 301.7701-4(c) of the Income Tax Regulations and the holders of the Class V certificates will be treated as the owners of such assets under Code Section 671 (the “Grantor Trust”).

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The Income Tax Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. It is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split-note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, thirteen (13) of the Mortgaged Properties securing thirteen (13) Mortgage Loans representing approximately 14.9% of the Initial Pool Balance, are multifamily properties or mixed use properties with respect to which over 80% of the related Mortgaged Property is multifamily. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests (whether held directly or indirectly) represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Notwithstanding the following, under legislation enacted on December 22, 2017, and commonly referred to as the “Tax Cuts and Jobs Act” (the “Tax Cuts and Jobs Act”), Regular Interestholders may be required to accrue amounts of original issue discount, Yield Maintenance Charges, Prepayment Premiums and other amounts no later than the year they include such amounts as revenue on their applicable financial statements. However, recent proposed Treasury regulations, on which taxpayers may rely, exclude from the application of this rule any item of income for which a taxpayer uses a special method of accounting, including, among other things, income subject to original issue discount timing rules and the market discount timing rules. Prospective investors are urged to consult their tax counsel regarding the potential application of the Tax Cuts and Jobs Act to their particular situation.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position on matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are encouraged to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date).

It is anticipated that the certificate administrator will treat the Class X-A and Class X-B certificates as having no qualified stated interest. Such classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A or Class X-B certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity or anticipated repayment date of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, namely, 0% CPR; provided that it is assumed that any ARD Loan repays on its anticipated repayment date (the “Prepayment Assumption”. See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X-A or Class X-B certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X-A or Class X-B certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule will not apply. The election, if made, will apply to all market discount instruments acquired by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all market discount instruments acquired thereafter. It is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 1278 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. The election, if made, will apply to all premium bonds (other than tax exempt bonds) held by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all premium bonds acquired thereafter. It is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-S, Class B and Class C certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held, or market discount bonds acquired by the holder on the first day of the year of the election, and for all premium bonds or market discount bonds acquired thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. A Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion does not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the certificate balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of such classes of certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of such classes of certificates. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount, market discount or other amounts (other than qualified stated interest) previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by either Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within 3 months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The Income Tax Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of an REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

Bipartisan Budget Act of 2015

The Bipartisan Budget Act of 2015 (the “2015 Budget Act”), included new audit rules affecting entities treated as partnerships, their partners and the persons that are authorized to represent entities treated as partnerships in IRS audits and related procedures. These rules, which became effective for taxable years starting after December 31, 2017, also apply to REMICs, the holders of their residual interests and the trustees authorized to represent REMICs in IRS audits and related procedures (“partnership representatives”).

In addition to other changes, under the 2015 Budget Act, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) a REMIC appoints one person (the partnership representative) to act as its sole representative in connection with IRS audits and related procedures and that representative’s actions, including agreeing to adjustments to REMIC taxable income, will be more binding on residual interest holders than were the actions of the “tax matters person’s” under prior law and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The certificate administrator will be designated as the partnerships representative of both Trust REMICs and will have the authority to utilize, and will be directed to utilize, any elections available under the new provisions (including any changes) and IRS regulations so that holders of the Class R certificates, to the fullest extent possible, rather than either Trust REMIC itself, will be liable for any taxes arising from audit adjustments to either Trust REMIC’s taxable income. It is unclear how any such elections may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such elections. Investors should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after 3 full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

A “U.S. Person” is a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person” means a person other than a U.S. Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”), a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest, made to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders that are subject to the FATCA requirements and that fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the Offered Certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder is (1) a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number, (2) a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person or (3) can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates are refundable by the IRS or allowable as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders that are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be reported annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular

Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the Upper-Tier Trust REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

In addition, the Grantor Trust may be subject to Treasury regulations providing specific reporting rules for “widely-held fixed investment trusts”. Under these regulations, the certificate administrator will be required to file IRS Form 1099 (or any successor form) with the IRS with respect to holders of Regular Certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report the issuing entity’s gross income and, in certain circumstances, unless the certificate administrator reports under the safe harbor as described in the last sentence of this paragraph, if any assets of the issuing entity were disposed of or certificates are sold in secondary market sales, the portion of the gross proceeds relating to the assets of the issuing entity that are attributable to such holder. The same requirements would be imposed on middlemen holding such certificates on behalf of the related holders. Under certain circumstances, the certificate administrator may report under the safe harbor for widely-held mortgage trusts, as such term is defined under Treasury Regulations Section 1.671-5.

These regulations also require that the certificate administrator make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) Certificateholders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before the later of the 44th day after the close of the calendar year to which the request relates and 28 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15 of the calendar year for which the statement is being furnished.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Method of Distribution (Conflicts of Interest)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor, Wells Fargo Bank and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Underwriter	Class A-1	Class A-2	Class A-3	Class A-SB
Wells Fargo Securities, LLC	$16,166,760	$14,501,528	$19,310,960	$25,721,944
Barclays Capital Inc.	$4,143,240	$3,716,472	$4,949,040	$6,592,056
Academy Securities, Inc.	$0	$0	$0	$0
Drexel Hamilton, LLC	$0	$0	$0	$0
Total	$20,310,000	$18,218,000	$24,260,000	$32,314,000

Underwriter	Class A-4	Class A-5	Class X-A	Class X-B
Wells Fargo Securities, LLC	$145,620,240	$315,168,240	$536,489,672	$141,786,704
Barclays Capital Inc.	$37,319,760	$80,771,760	$137,492,328	$36,337,296
Academy Securities, Inc.	$0	$0	$0	$0
Drexel Hamilton, LLC	$0	$0	$0	$0
Total	$182,940,000	$395,940,000	$673,982,000	$178,124,000

Underwriter	Class A-S	Class B	Class C
Wells Fargo Securities, LLC	$76,641,268	$35,446,676	$29,698,760
Barclays Capital Inc.	$19,641,732	$9,084,324	$7,611,240
Academy Securities, Inc.	$0	$0	$0
Drexel Hamilton, LLC	$0	$0	$0
Total	$96,283,000	$44,531,000	$37,310,000

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have severally agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately 112.3% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from February 1, 2020, before deducting expenses payable by the depositor (such expenses estimated at $5,085,215, excluding underwriting discounts and commissions). The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates offered by this prospectus, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. See “Risk Factors—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Pursuant to Rule 15c6-1 under the Exchange Act as in effect on the date of this prospectus, trades in the secondary market generally are required to settle in two (2) business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Wells Fargo Securities, LLC, one of the underwriters, is an affiliate of Wells Fargo Bank, which is a sponsor, an originator, a mortgage loan seller, the holder of one or more of the Kings Plaza Pari Passu Companion Loans and 1633 Broadway Pari Passu Companion Loans, the master servicer, the certificate administrator, the custodian and the certificate registrar under this securitization. Barclays Capital Inc., one of the underwriters, is an affiliate of Barclays Capital Real Estate Inc., which is an originator, a sponsor, and a mortgage loan seller, and is an affiliate of the holder of certain of the 650 Madison Avenue Pari Passu Companion Loans, certain of the F5 Tower Pari Passu Companion Loans, the ExchangeRight

Net Lease #31 Pari Passu Companion Loans, the One Stockton Pari Passu Companion Loans and the Exchange on Erwin Pari Passu Companion Loan.

A portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Wells Fargo Securities, LLC, which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, and affiliates of Barclays Capital Inc., which is one of the underwriters, a co-lead manager and joint bookrunner. That direction will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Wells Fargo Securities, LLC, of the purchase price for the Offered Certificates and the following payments:

(1)       the payment by the depositor to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Wells Fargo Bank Mortgage Loans;

(2)       the payment by the depositor to Barclays, an affiliate of Barclays Capital Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Barclays Mortgage Loans; and

(3) the payment by each of LMF, RREF, Argentic and LCF (if applicable) or, in each case, an affiliate thereof, to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in Wells Fargo Bank’s capacity as the purchaser under a repurchase agreement with the subject mortgage loan seller or an affiliate thereof, of the repurchase price for the Mortgage Loans to be repurchased by the subject mortgage loan seller, or an affiliate thereof, under that facility prior to or simultaneously with their sale to the depositor, which payment will be made using a portion of the purchase price to be paid by the depositor to the subject mortgage loan seller in connection with the sale of those Mortgage Loans to the depositor by the subject mortgage loan seller.

As a result of the circumstances described above in this paragraph and the prior paragraph, each of Wells Fargo Securities, LLC and Barclays Capital Inc. has a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of the New York Stock Exchange, the Financial Industry Regulatory Authority (“FINRA”), the National Futures Association (“NFA”) and the Securities Investor Protection Corporation (“SIPC”), Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

Incorporation of Certain Information by Reference

The disclosures filed as exhibits to the most recent Form ABS-EE filed on or prior to the date of the filing of this prospectus by or on behalf of the depositor with respect to the Issuing Entity (file number 333-226486-13)—in accordance with Item 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. §§ 601(b)(102) and 601(b)(103))—are hereby incorporated by reference into this prospectus.

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 301 South College Street, Charlotte, North Carolina 28202, or by telephone at (704) 374-6161.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-226486) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, Form ABS-EE and any amendments to these reports may be accessed electronically at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or to Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, the special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has issued to the predecessor of Wells Fargo Securities, LLC an individual prohibited transaction exemption, PTE 96-22, 61 Fed. Reg. 14,828 (April 3, 1996), as amended by PTE 97-34, 62 Fed. Reg. 39,021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg. 67,765 (November 13, 2000), PTE 2002-41, 67 Fed. Reg. 54,487 (August 22, 2002), PTE 2007-05, 72 Fed. Reg. 13,130 (March 20, 2007) and PTE 2013-08, 78 Fed. Reg. 41,090 (July 9, 2013) (the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Wells Fargo Securities, LLC, provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Each purchaser of Offered Certificates that is a Plan will be deemed to have represented and warranted that (i) none of the depositor, the mortgage loan sellers, the Trust, the trustee, the certificate administrator, the certificate registrar, the asset representations reviewer, the operating advisor, the underwriters, the master servicer, the special servicer, or any of their respective affiliated entities, has provided any investment recommendation or investment advice on which the Plan or the fiduciary making the investment decision for the Plan has relied in connection with the decision to acquire Offered Certificates, and they are not otherwise acting as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to the Plan in connection with the Plan’s acquisition of Offered Certificates (unless an applicable prohibited transaction exemption is available (all of the conditions of which are satisfied) to cover the purchase and holding of the Offered Certificates or the transaction is not otherwise prohibited), and (ii) the Plan fiduciary making the decision to acquire the Offered Certificates is exercising its own independent judgment in evaluating the investment in the Offered Certificates.

The sale of the Offered Certificates to a Plan is in no respect a representation or warranty by the depositor, the underwriters, the trustee, the certificate administrator, the special servicer or the master servicer that this investment meets any relevant legal requirements with respect to investments by Plans generally or any particular Plan, that the Exemption would apply to the acquisition of this investment by ERISA Plans in general or any particular ERISA Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of Offered Certificates specified to be “mortgage related securities” for purposes of SMMEA may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina, and certain other legal matters will be passed upon for the underwriters by Sidley Austin LLP, New York, New York.

Ratings

It is a condition to their issuance that the Offered Certificates (other than the Class X-B, Class B and Class C certificates) receive investment grade credit ratings from the three (3) NRSROs engaged by the depositor to rate the Offered Certificates, and it is a condition to their issuance that the Class X-B, Class B and Class C certificates receive investment grade credit ratings from the two (2) of the NRSROs engaged by the depositor to rate such Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that is not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date will be the Distribution Date in February 2053. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties, default interest or post-anticipated repayment date additional interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, (i) Excess Interest, or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage

Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to five (5) NRSROs. Based on preliminary feedback from those five (5) NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other three NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of Offered Certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Certificates. In the case of one NRSRO hired by the depositor, the depositor only requested ratings for certain classes of rated Offered Certificates, due in part to the final subordination levels provided by that NRSRO for the classes of Offered Certificates. If the depositor had selected that NRSRO to rate those other classes of Offered Certificates not rated by it, its ratings of those other Offered Certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other two NRSROs hired by the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Index of Defined Terms

@
@% or D(#)	164
1
1633 Broadway Certificate Administrator	244
1633 Broadway Control Shift Event	243
1633 Broadway Directing Certificateholder	243
1633 Broadway Master Servicer	241
1633 Broadway Mortgage Loan	241
1633 Broadway Mortgaged Property	241
1633 Broadway Non-Standalone Pari Passu Companion Loans	241
1633 Broadway Pari Passu Companion Loans	241
1633 Broadway Special Servicer	241
1633 Broadway Standalone Pari Passu Companion Loans	241
1633 Broadway Subordinate Companion Loans	241
17g-5 Information Provider	380
1986 Act	564
1996 Act	540
2
2015 Budget Act	573
3
30/360 Basis	418
4
401(c) Regulations	585
6
650 Madison Avenue A Notes	245
650 Madison Avenue Co-Lender Agreement	245
650 Madison Avenue Controlling Noteholder	248
650 Madison Avenue Non-Controlling Noteholder	249
650 Madison Avenue Non-Lead Noteholders	250
650 Madison Avenue Pari Passu Companion Loans	245
650 Madison Avenue Subordinate Companion Loans	245
A
AB Modified Loan	431
Accelerated Mezzanine Loan Lender	372
Acceptable Insurance Default	435
Acting General Counsel’s Letter	153
Actual/360 Basis	210
Actual/360 Loans	406
ADA	543
Additional Exclusions	435
Administrative Cost Rate	355
ADR	158
Advances	401
Affiliate Preferred Equity Holder	227
Affirmative Asset Review Vote	482
Annual Debt Service	158
Anticipated Repayment Date	211
Appraisal Institute	262
Appraisal Reduction Amount	427
Appraisal Reduction Event	426
Appraised Value	158
Appraised-Out Class	432
ARD	211
ARD Loan	211
Argentic	305
Argentic Data Tape	312
Argentic Mortgage Loans	305
Argentic Review Team	312
Assessment of Compliance	520
Asset Representations Reviewer Asset Review Fee	425
Asset Representations Reviewer Fee	425
Asset Representations Reviewer Fee Rate	425
Asset Representations Reviewer Termination Event	487
Asset Representations Reviewer Upfront Fee	425
Asset Review	484
Asset Review Notice	483
Asset Review Quorum	483
Asset Review Report	485

Asset Review Report Summary	485
Asset Review Standard	484
Asset Review Trigger	481
Asset Review Vote Election	482
Asset Status Report	450
Assumed Final Distribution Date	364
Assumed Scheduled Payment	357
Attestation Report	521
Available Funds	347
B
Balloon or ARD LTV Ratio	163
Balloon or ARD Payment	163
Bankruptcy Code	534
Barclays	270
Barclays Data Tape	272
Barclays Holdings	270
Barclays Mortgage Loans	272
Barclays Review Team	272
Barclays’ Qualification Criteria	273
Base Interest Fraction	363
BBCMS 2020-C6 PSA	32, 229
Beds	169
Beitler	196
Benchmark 2020-B16 PSA	229
Borrower Party	372
Borrower Party Affiliate	372
Breach Notice	391
BUSTR	189
BWAY 2019-1633 TSA	229
C
C(WUMP)O	21
Cash Flow Analysis	159
CERCLA	540
Certificate Administrator/Trustee Fee	424
Certificate Administrator/Trustee Fee Rate	424
Certificate Balance	345
Certificate Owners	383
Certificateholder	372
Certificateholder Quorum	492
Certificateholder Repurchase Request	503
Certifying Certificateholder	385
CGCMT 2019-C7 PSA	229
Class A Certificates	344
Class A-SB Planned Principal Balance	357
Class X Certificates	344
Clearstream	382
Clearstream Participants	384
Clinton Hill Historic District	205
Closing Date	157, 258
CMBS	62
Code	562
Collateral Deficiency Amount	431
Collection Account	405
Collection Period	348
Communication Request	386
Companion Distribution Account	406
Companion Holder	229
Companion Holders	229
Companion Loan Rating Agency	229
Companion Loans	155
Compensating Interest Payment	365
Condominium Conversion	182
Condominium Documents	182
Condominium Unit	182
Condominium Units	182
Constant Prepayment Rate	553
Consultation Termination Event	468
Contraction Date	198
Contraction Space	198
Control Eligible Certificates	461
Control Note	229
Control Termination Event	468
Controlling Class	461
Controlling Class Certificateholder	461
Controlling Holder	229
Corrected Loan	450
CPP	554
CPR	553
CPY	553
CRE Loans	267
CREC	185
Credit Risk Retention Rules	336
CREFC®	369
CREFC® Intellectual Property Royalty License Fee	426
CREFC® Intellectual Property Royalty License Fee Rate	426
CREFC® Reports	369
Cross-Over Date	352
Cumulative Appraisal Reduction Amount	431, 432
Cure/Contest Period	485
Custodian	317
Cut-off Date	155
Cut-off Date Balance	160
Cut-off Date Loan-to-Value Ratio	161
Cut-off Date LTV Ratio	161

D
D(#)	164
DBRS	486
Debt Service Coverage Ratio	162
Defaulted Loan	457
Defeasance Deposit	215
Defeasance Lock-Out Period	215
Defeasance Option	215
Definitive Certificate	382
Delegated Directive	18
Delinquent Loan	482
Depositories	382
Determination Date	346
Diligence File	389
Directing Certificateholder	460
Directing Holder Approval Process	453
Disclosable Special Servicer Fees	423
Discount Rate	363
Dispute Resolution Consultation	506
Dispute Resolution Cut-off Date	505
Distribution Accounts	406
Distribution Date	346
Distribution Date Statement	369
Dodd-Frank Act	134
DOL	581
DSCR	162
DTC	382
DTC Participants	382
DTC Rules	383
Due Date	210, 348
E
EDGAR	580
EEA	18
Effective Gross Income	159
Eligible Asset Representations Reviewer	486
Eligible Operating Advisor	476
Enforcing Party	504
Enforcing Servicer	504
ESA	184
Escrow/Reserve Mitigating Circumstances	276, 304
EU Institutional Investors	135
EU Risk Retention and Due Diligence Requirements	135
EU Securitization Regulation	135
Euroclear	382
Euroclear Operator	384
Euroclear Participants	384
Exception Schedules	342
Excess Interest	346
Excess Interest Distribution Account	407
Excess Modification Fee Amount	419
Excess Modification Fees	418
Excess Prepayment Interest Shortfall	366
Excess TIF Revenues	208
Exchange Act	258
Excluded Controlling Class Holder	371
Excluded Controlling Class Loan	373
Excluded Information	373
Excluded Loan	373
Excluded Plan	583
Excluded Special Servicer	492
Excluded Special Servicer Loan	492
Exemption	582
Exemption Rating Agency	582
Expansion Space	190
F
F5 Tower Control Appraisal Period	256
F5 Tower Directing Holder	255
F5 Tower Intercreditor Agreement	251
F5 Tower Mortgage Loan	251
F5 Tower Noteholders	251
F5 Tower Pari Passu Companion Loans	251
F5 Tower Subordinate Companion Loan	251
F5 Tower Subordinate Companion Loans Threshold Event Collateral	257
F5 Tower Whole Loan	251
FATCA	574
FDIA	152
FDIC	152
FIEL	23
Final Asset Status Report	453
Final Dispute Resolution Election Notice	506
Financial Promotion Order	20
FINRA	579
FIRREA	153
Fitch	519
FPO Persons	20
FSMA	19
Funds	296, 324
G
GAAP	336
Gain-on-Sale Entitlement Amount	348

Gain-on-Sale Remittance Amount	349
Gain-on-Sale Reserve Account	407
Garn Act	542
GLA	162
Government Securities	213
Grantor Trust	346, 562
GRTR of @% or YM or D(#)	165
GRTR of @% or YM(#)	165
H
Horizontal Risk Retention Certificates	337
HSTP Act	76
I
IDEM	187
IDOT	103
IEMA	186
IEPA	186
Impermissible Risk Retention Affiliate	495
Impermissible TPP Affiliate	495
Income Tax Regulations	562
Indirect Participants	382
Initial Delivery Date	451
Initial Interest Deposit Amount	349
Initial Pool Balance	155
Initial Rate	211
Initial Requesting Certificateholder	503
Initial Subordinate Companion Loan Holder	461
In-Place Cash Management	162
Institutional Investor	22
Insurance and Condemnation Proceeds	405
Intercreditor Agreement	229
Interest Accrual Amount	355
Interest Accrual Period	355
Interest Distribution Amount	355
Interest Reserve Account	406
Interest Shortfall	355
Interested Person	459
Investor Certification	373
J
JAPANESE RETENTION REQUIREMENT	23
JFSA	23
JRR Rule	23
K
KBRA	486, 519
KeyBank	331
L
L(#)	164
Ladder Capital Group	285
Ladder Capital Review Team	293
Ladder Holdings	284
Ladder Qualification Criteria	295
LCF	284
LCF Data Tape	294
LCF Financing Affiliates	285
LCF Mortgage Loans	284
Lease	184
Leasehold Collateral	184
Lennar	277, 296
Lessor	184
Liquidation Fee	420
Liquidation Fee Rate	420
Liquidation Proceeds	406
LMF	277
LMF Data Tape	283
LMF Mortgage Loans	278
LMF Review Team	282
Loan Per Unit	162
Lock-out Period	212
Loss of Value Payment	393
Lower-Tier Regular Interests	562
Lower-Tier REMIC	346, 562
LTV Ratio	160
LTV Ratio at Maturity or Anticipated Repayment Date	163
LTV Ratio at Maturity or ARD	163
LUST	185
M
MAD 2019-650M TSA	230
MAI	395
Major Decision	463
Major Decision Reporting Package	466
Majority F5 Tower Subordinate Companion Loan Noteholder	255
MAS	22
Master Servicer	318
Master Servicer Decision	438
Material Defect	391
Maturity Date Balloon or ARD Payment	163
Mendelsohn	193
MIFID II	18, 19

Minimum Service Payments	208
MLPA	387
MOA	338
Modification Fees	418
Moody’s	320, 519
Morningstar	332
Mortgage	156
Mortgage File	387
Mortgage Loans	155
Mortgage Note	156
Mortgage Pool	155
Mortgage Rate	355
Mortgaged Property	156
MSCCs	189
N
NCDENR	188
NCDEQ	188
Net Mortgage Rate	354
Net Operating Income	163
NFA	579
NFR	186
NI 33-105	24
Non-Control Note	230
Non-Controlling Holder	230
Nonrecoverable Advance	402
Non-Serviced AB Whole Loan	230
Non-Serviced Certificate Administrator	230
Non-Serviced Companion Loan	230
Non-Serviced Directing Certificateholder	230
Non-Serviced Master Servicer	230
Non-Serviced Mortgage Loan	230
Non-Serviced Pari Passu Companion Loan	230
Non-Serviced Pari Passu Mortgage Loan	230
Non-Serviced Pari Passu Whole Loan	230
Non-Serviced PSA	230
Non-Serviced Special Servicer	231
Non-Serviced Trustee	231
Non-Serviced Whole Loan	231
Non-U.S. Person	574
Notional Amount	345
NRA	163
NRSRO	371
NRSRO Certification	374
NXS2 Special Servicer	269
NYSDEC	193
O
O(#)	164
OCC	258
Occupancy As Of Date	164
Occupancy Rate	163
Offered Certificates	344
Office Parcel	217
OID Regulations	566
OLA	153
Operating Advisor Annual Report	474
Operating Advisor Consultation Event	342
Operating Advisor Consulting Fee	424
Operating Advisor Expenses	425
Operating Advisor Fee	424
Operating Advisor Fee Rate	424
Operating Advisor Standard	474
Operating Advisor Termination Event	478
Operating Advisor Upfront Fee	424
Other Master Servicer	231
Other PSA	231
Other Special Servicer	231
Outparcel	217
Outparcel Release	218
P
P&I Advance	401
P&I Advance Date	400
PACE	227
Pads	169
Par Purchase Price	457
Pari Passu Companion Loans	155
Pari Passu Mortgage Loan	231
Park Bridge Financial	334
Park Bridge Lender Services	334
Participants	382
Parties in Interest	581
partnership representatives	573
Pass-Through Rate	353
Patriot Act	544
PCE	185
PCIS Persons	20
Percentage Interest	346
Periodic Payments	347
Permitted Investments	347, 407
Permitted Special Servicer/Affiliate Fees	423
PIPs	189
PL	262
Plaintiffs	193

Plans	581
PML	262, 290
Port Authority	208
PRC	20
Preliminary Dispute Resolution Election Notice	505
Prepayment Assumption	567
Prepayment Interest Excess	365
Prepayment Interest Shortfall	365
Prepayment Premium	363
Prepayment Provisions	164
PRIIPS Regulation	18
Prime Rate	405
Principal Balance Certificates	344
Principal Distribution Amount	355
Principal Shortfall	357
Privileged Information	477
Privileged Information Exception	477
Privileged Person	371
Professional Investors	21
Prohibited Prepayment	365
Promotion of Collective Investment Schemes Exemptions Order	20
Proposed Course of Action	504
Proposed Course of Action Notice	504
Prospectus	21
Prospectus Regulation	18, 19
PRPs	193
PSA	344
PSA Party Repurchase Request	504
PTCE	584
Purchase Price	393
Q
Qualification Criteria	267, 284
Qualified Investor	18
Qualified Replacement Special Servicer	493
Qualified Substitute Mortgage Loan	394
Qualifying CRE Loan Percentage	338
R
RAC No-Response Scenario	518
RACER Trust	193
Rated Final Distribution Date	364
Rating Agencies	519
Rating Agency Confirmation	519
RCA	296
RCM	296
REA	74
Realized Loss	367
REC	185
Record Date	346
Registration Statement	580
Regular Certificates	344
Regular Interestholder	565
Regular Interests	562
Regulation AB	521
Reimbursement Rate	405
REIT LLLP	284
Related Proceeds	404
Release Date	215
Release Parcel	217
Relevant Investor	22
Relevant Persons	20
Relief Act	543
Remaining Term to Maturity or ARD	165
REMIC	562
REO Account	407
REO Loan	358
REO Property	450
Repurchase Request	504
Requesting Certificateholder	506
Requesting Holders	432
Requesting Investor	386
Requesting Party	518
Required Credit Risk Retention Percentage	338
Requirements	544
Residual Certificates	344
Resolution Failure	504
Resolved	504
Restricted Group	582
Restricted Party	477
Retail Parcel	217
Retaining Parties	336
Retaining Sponsor	336
Review Materials	483
Revised Rate	211
RevPAR	165
Rialto	296
Risk Retention Affiliate	477
Risk Retention Affiliated	477
Risk Retention Consultation Party	372, 489
RMBS	317
ROFO	202
ROFR	202
Rooms	169
Routine Disbursements	439
RREF	296
RREF Data Tape	298
RREF Deal Team	298
RREF Mortgage Loans	296

RREF Qualification Criteria	299
Rule 15Ga-1 Reporting Period	267
Rule 17g-5	374
S
S&P	332
Scheduled Principal Distribution Amount	356
SEC	258
Securities Act	520
Securitization Accounts	344, 407
SEL	262, 290
Senior Certificates	344
Service Payments	208
serviced companion loan	49
Serviced Companion Loan	231
serviced mortgage loan	49
Serviced Mortgage Loan	231
Serviced Pari Passu Companion Loan	231
Serviced Pari Passu Companion Loan Securities	497
Serviced Pari Passu Mortgage Loan	231
Serviced Pari Passu Whole Loan	231
serviced whole loan	49
Serviced Whole Loan	231
Servicer Termination Event	495
Servicing Advances	401
Servicing Fee	416
Servicing Fee Rate	416
Servicing Standard	399
SF	165
SFA	22
SFO	21
SIA	185
Similar Law	581
SIPC	579
Situs	328
Situs Holdings	328
SMMEA	585
Special Servicer	323
Special Servicer Decision	442
Special Servicing Fee	419
Special Servicing Fee Rate	419
Specially Serviced Loans	447
Sq. Ft.	165
Square Feet	165
SRP	186
Startup Day	563
Stated Principal Balance	357
Stone Point	296, 328
Structured Product	21
Structuring Assumptions	554
Subject Loan	425
Subordinate Certificates	344
Subordinate Companion Loan	231
Subordinate Companion Loans	155
Subsequent Asset Status Report	451
Subsequent Third Party Purchaser	337
Sub-Servicing Agreement	400
T
T-12	165
Tax Cuts and Jobs Act	565
Termination Purchase Amount	522
Terms and Conditions	384
Tests	484
TIF	208
TIF Bonds	208
Title V	543
Total Operating Expenses	159
TRIPRA	95
TRS LLLP	284
Trust	314
Trust REMICs	346, 562
TTM	165
U
U.S. Person	574
U/W DSCR	162
U/W Expenses	165
U/W NCF	165
U/W NCF Debt Yield	168
U/W NCF DSCR	162
U/W Net Cash Flow	165
U/W Net Operating Income	168
U/W NOI	168
U/W NOI Debt Yield	169
U/W NOI DSCR	168
U/W Revenues	169
UBS 2019-C18 PSA	232
UCC	528
UK	18
Underwriter Entities	121
Underwriting Agreement	577
Underwritten Debt Service Coverage Ratio	162
Underwritten Expenses	165
Underwritten NCF	165
Underwritten NCF Debt Yield	168
Underwritten Net Cash Flow	165
Underwritten Net Cash Flow Debt Service Coverage Ratio	162

Underwritten Net Operating Income	168
Underwritten Net Operating Income Debt Service Coverage Ratio	168
Underwritten NOI	168
Underwritten NOI Debt Yield	169
Underwritten Revenues	169
Units	169
Unscheduled Principal Distribution Amount	356
Unsolicited Information	484
Upper-Tier REMIC	346, 562
V
Volcker Rule	134
Voting Rights	381
VRR Interest	336, 337
W
WAC Rate	354
Wachovia Bank	258
Weighted Average Mortgage Rate	169
weighted averages	169
Wells Fargo Bank	258
Wells Fargo Bank Data Tape	265
Wells Fargo Bank Deal Team	265
Wells Fargo Bank Mortgage Loans	261
Whole Loan	155
Withheld Amounts	406
Workout Fee	419
Workout Fee Rate	419
Workout-Delayed Reimbursement Amount	405
WTNA	315
Y
Yield Maintenance Charge	363
YM or D(#)	165
YM(#)	164

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Cross Collateralized and Cross Defaulted Loan Flag	Address(2)	City	State	Zip Code	General Property Type(3)	Specific Property Type	Year Built	Year Renovated	Number of Units(3)	Unit of Measure	Cut-off Date Balance Per Unit/SF	Original Balance ($)	Cut-off Date Balance ($)	% of Aggregate Cut-off Date Balance	Maturity Date or ARD Balloon Payment ($)	ARD Loan
1	Kings Plaza	WFB		5100 Kings Plaza	Brooklyn	NY	11234	Retail	Super Regional Mall	1969	2018	811,797	Sq. Ft.	600	82,945,946	82,945,946	8.6%	82,945,946	N
2	1633 Broadway	WFB		1633 Broadway	New York	NY	10019	Office	CBD	1972	2013	2,561,512	Sq. Ft.	391	70,000,000	70,000,000	7.3%	70,000,000	N
3	650 Madison Avenue	Barclays		650 Madison Avenue	New York	NY	10022	Mixed Use	Office/Retail	1957	2015	600,415	Sq. Ft.	977	40,000,000	40,000,000	4.2%	40,000,000	N
4	F5 Tower	Barclays		801 5th Avenue	Seattle	WA	98104	Office	CBD	2019		515,518	Sq. Ft.	359	40,000,000	40,000,000	4.2%	40,000,000	Y
5	Silver City Plaza	LCF		3001 South Las Vegas Boulevard	Las Vegas	NV	89109	Retail	Anchored	2005		41,583	Sq. Ft.	926	38,520,000	38,520,000	4.0%	38,520,000	N
6	Axalta Navy Yard	LCF		1050 Constitution Avenue	Philadelphia	PA	19112	Office	R&D	2017		175,000	Sq. Ft.	210	36,720,000	36,720,000	3.8%	36,720,000	N
7	ExchangeRight Net Leased Portfolio #31	Barclays		Various	Various	Various	Various	Various	Various	Various		547,761	Sq. Ft.	135	33,875,000	33,875,000	3.5%	33,875,000	N
7.01	Hy-Vee - Savage, MN	Barclays		6150 Egan Drive	Savage	MN	55378	Retail	Single Tenant	2016		101,278	Sq. Ft.		6,465,482	6,465,482	0.7%
7.02	Giant Eagle - New Albany, OH	Barclays		5461 New Albany Road West	New Albany	OH	43054	Retail	Single Tenant	2006		71,050	Sq. Ft.		4,257,589	4,257,589	0.4%
7.03	BioLife Plasma Services L.P. - Columbus, GA	Barclays		6301 Veterans Parkway	Columbus	GA	31909	Office	Medical	2019		14,181	Sq. Ft.		2,531,168	2,531,168	0.3%
7.04	Walgreens - Des Plaines, IL	Barclays		17 West Golf Road	Des Plaines	IL	60016	Retail	Single Tenant	2000		15,120	Sq. Ft.		2,013,012	2,013,012	0.2%
7.05	Tractor Supply - Yulee, FL	Barclays		463180 State Hwy 200	Yulee	FL	32097	Retail	Single Tenant	2019		18,800	Sq. Ft.		1,696,616	1,696,616	0.2%
7.06	Hobby Lobby - Belton, MO	Barclays		520 East Markey Parkway	Belton	MO	64012	Retail	Single Tenant	2016		55,000	Sq. Ft.		1,478,807	1,478,807	0.2%
7.07	Tractor Supply - Oregon, OH	Barclays		3942 Navarre Avenue	Oregon	OH	43616	Retail	Single Tenant	2004		18,795	Sq. Ft.		1,260,998	1,260,998	0.1%
7.08	Hobby Lobby - Marion, OH	Barclays		280 McMahan Boulevard	Marion	OH	43616	Retail	Single Tenant	2007		55,020	Sq. Ft.		1,238,071	1,238,071	0.1%
7.09	Tractor Supply - New Lenox, IL	Barclays		2161 East Laraway Road	New Lenox	IL	60451	Retail	Single Tenant	2019		19,097	Sq. Ft.		1,169,289	1,169,289	0.1%
7.10	Tractor Supply - Danville, IN	Barclays		16 Ridge Avenue	Danville	IN	46122	Retail	Single Tenant	2019		19,097	Sq. Ft.		1,146,362	1,146,362	0.1%
7.11	CVS Pharmacy - Milford, OH	Barclays		921 Lila Avenue	Milford	OH	45150	Retail	Single Tenant	1999		10,118	Sq. Ft.		1,031,726	1,031,726	0.1%
7.12	CVS Pharmacy - Alton, IL	Barclays		2422 College Avenue	Alton	IL	62002	Retail	Single Tenant	2000		10,157	Sq. Ft.		1,008,799	1,008,799	0.1%
7.13	Walgreens - Chicago Heights, IL	Barclays		3120 Chicago Road	South Chicago Heights	IL	60411	Retail	Single Tenant	2000		14,725	Sq. Ft.		956,066	956,066	0.1%
7.14	Walgreens - Wheeling, IL	Barclays		1199 West Dundee Road	Wheeling	IL	60090	Retail	Single Tenant	2000		14,250	Sq. Ft.		942,310	942,310	0.1%
7.15	Tractor Supply - Kankakee, IL	Barclays		506 Riverstone Parkway	Kankakee	IL	60901	Retail	Single Tenant	2019		19,097	Sq. Ft.		848,308	848,308	0.1%
7.16	Dollar General - Fayetteville, GA	Barclays		1437 Highway 92 North	Fayetteville	GA	30214	Retail	Single Tenant	2018		9,002	Sq. Ft.		641,963	641,963	0.1%
7.17	CVS Pharmacy - Mobile, AL	Barclays		3100 Dauphin Island Parkway	Mobile	AL	36605	Retail	Single Tenant	2000		10,125	Sq. Ft.		630,499	630,499	0.1%
7.18	Advance Auto Parts - Richmond, VA	Barclays		7216 Brook Road	Richmond	VA	23227	Retail	Single Tenant	2005		7,000	Sq. Ft.		619,036	619,036	0.1%
7.19	Dollar General - Roanoke, VA	Barclays		2227 Garden City Boulevard Southeast	Roanoke	VA	24014	Retail	Single Tenant	2012		10,542	Sq. Ft.		619,036	619,036	0.1%
7.20	Dollar General - McDonough, GA	Barclays		2370 Highway 155 North	McDonough	GA	30252	Retail	Single Tenant	2019		9,026	Sq. Ft.		607,572	607,572	0.1%
7.21	Dollar General - Alvin, TX	Barclays		1109 South Gordon Street	Alvin	TX	77511	Retail	Single Tenant	2011		9,026	Sq. Ft.		561,717	561,717	0.1%
7.22	CVS Pharmacy - Lawrenceville, GA	Barclays		2650 Cruse Road	Lawrenceville	GA	30044	Retail	Single Tenant	1999		10,127	Sq. Ft.		543,376	543,376	0.1%
7.23	Dollar General - Prattville, AL	Barclays		1455 Martin Luther King Drive	Prattville	AL	36067	Retail	Single Tenant	2019		9,026	Sq. Ft.		541,083	541,083	0.1%
7.24	Dollar General - Mobile, AL	Barclays		5768 Three Notch Road	Mobile	AL	36619	Retail	Single Tenant	2019		9,002	Sq. Ft.		538,790	538,790	0.1%
7.25	Dollar General - Evansville, IN	Barclays		3101 Mount Vernon Avenue	Evansville	IN	47712	Retail	Single Tenant	2019		9,100	Sq. Ft.		527,327	527,327	0.1%
8	One Stockton	Barclays		1 Stockton Street	San Francisco	CA	94108	Retail	Single Tenant	1973	2016	16,987	Sq. Ft.	3,885	30,000,000	30,000,000	3.1%	30,000,000	N
9	Walgreens - Las Vegas Strip	WFB		3765 South Las Vegas Boulevard	Las Vegas	NV	89109	Retail	Single Tenant	1999		14,688	Sq. Ft.	1,886	27,700,000	27,700,000	2.9%	27,700,000	N
10	Highland Village Townhomes	AREF		140 Pinehurst Drive	Pittsburgh	PA	15229	Multifamily	Garden	2016		161	Units	164,596	26,500,000	26,500,000	2.8%	26,500,000	N
11	Vernon Tower	RREF		31-43 Vernon Boulevard	Astoria	NY	11106	Multifamily	Mid Rise	2015		103	Units	419,903	26,450,000	26,450,000	2.7%	26,450,000	N
12	Exchange on Erwin	Barclays		2610 Erwin Road	Durham	NC	27705	Mixed Use	Multifamily/Office/Retail	2007		316,061	Sq. Ft.	239	25,450,000	25,450,000	2.6%	25,450,000	N
13	Pinnacle Self Storage Portfolio	LMF		Various	Various	NC	Various	Self Storage	Self Storage	Various	Various	306,700	Sq. Ft.	67	20,500,000	20,500,000	2.1%	18,838,401	N
13.01	Cedar Point	LMF		1057, 1059 & 1061 Cedar Point Boulevard	Cedar Point	NC	28584	Self Storage	Self Storage	1994		80,113	Sq. Ft.		7,100,000	7,100,000	0.7%
13.02	Morehead City	LMF		1136 and 1140 Highway 24	Newport	NC	28570	Self Storage	Self Storage	1985		67,957	Sq. Ft.		5,100,000	5,100,000	0.5%
13.03	Highway 70	LMF		5002 East U.S. 70 Highway	New Bern	NC	28560	Self Storage	Self Storage	2007		102,180	Sq. Ft.		4,700,000	4,700,000	0.5%
13.04	Neuse Blvd	LMF		3403 Neuse Boulevard	New Bern	NC	28560	Self Storage	Self Storage	1987		56,450	Sq. Ft.		3,600,000	3,600,000	0.4%
14	Delta Hotels by Marriott - Detroit Metro Airport	LMF		31500 Wick Road	Romulus	MI	48174	Hospitality	Full Service	1980	2018	271	Rooms	75,646	20,500,000	20,500,000	2.1%	16,820,418	N
15	4041 Central	WFB		4041 North Central Avenue	Phoenix	AZ	85012	Office	CBD	1980	2016	406,453	Sq. Ft.	104	19,500,000	19,386,052	2.0%	15,298,991	N
16	Hilton Garden Inn Charleston / Mt. Pleasant	WFB		300 Wingo Way	Mount Pleasant	SC	29464	Hospitality	Select Service	2015		133	Rooms	139,692	18,579,000	18,579,000	1.9%	18,579,000	N
17	1888 Westchester Avenue	LMF		1888 Westchester Avenue	Bronx	NY	10472	Office	Medical	1993	2018	12,400	Sq. Ft.	1,468	18,200,000	18,200,000	1.9%	18,200,000	N
18	Scenic Tree Apartments	RREF		10205 86th Terrace	Palos Hills	IL	60465	Multifamily	Garden	1968	2019	254	Units	66,929	17,000,000	17,000,000	1.8%	14,415,595	N
19	Coast Aluminum Industrial Portfolio	RREF		Various	Various	Various	Various	Industrial	Warehouse	Various	Various	232,479	Sq. Ft.	72	16,750,000	16,750,000	1.7%	16,750,000	N
19.01	Coast Aluminum Portfolio - Santa Fe Springs	RREF		10628 Fulton Wells Avenue	Santa Fe Springs	CA	90670	Industrial	Warehouse	2003		110,791	Sq. Ft.		11,517,795	11,517,795	1.2%
19.02	Coast Aluminum Portfolio - Phoenix	RREF		4455 West Magnolia Street	Phoenix	AZ	85043	Industrial	Warehouse	2007	2019	80,000	Sq. Ft.		3,611,610	3,611,610	0.4%
19.03	Coast Aluminum Portfolio - Fresno	RREF		1360 East North Avenue	Fesno	CA	93725	Industrial	Warehouse	2000		41,688	Sq. Ft.		1,620,594	1,620,594	0.2%
20	Columbus Office Portfolio	AREF		Various	Various	OH	Various	Office	Suburban	Various	Various	223,531	Sq. Ft.	72	16,172,500	16,135,706	1.7%	13,172,700	N
20.01	4151 Executive Parkway	AREF		4151 Executive Parkway	Westerville	OH	43081	Office	Suburban	1986	2006	119,925	Sq. Ft.		8,972,500	8,952,086	0.9%
20.02	6530 West Campus Oval	AREF		6530 West Campus Oval	New Albany	OH	43054	Office	Suburban	1998		103,606	Sq. Ft.		7,200,000	7,183,619	0.7%
21	Springhill Suites Miramar	WFB		10880 Marks Way	Miramar	FL	33025	Hospitality	Limited Service	2018		124	Rooms	123,043	15,300,000	15,257,388	1.6%	12,061,848	N
22	Hampton Inn Ft. Lauderdale Airport	LMF		2301 Southwest 12th Avenue	Fort Lauderdale	FL	33315	Hospitality	Limited Service	2001	2017	109	Rooms	137,615	15,000,000	15,000,000	1.6%	13,087,455	N
23	Aloft Bolingbrook	RREF		500 North Janes Avenue	Bolingbrook	IL	60440	Hospitality	Select Service	2009	2016	155	Rooms	91,613	14,200,000	14,200,000	1.5%	11,376,752	N
24	Springdale Apartments	AREF		2415 Springdale Road	Waukesha	WI	53186	Multifamily	Garden	1972		199	Units	70,477	14,025,000	14,025,000	1.5%	14,025,000	N
25	Pleasant Run	LMF		2525 West Pleasant Run Road	Lancaster	TX	75146	Multifamily	Garden	1984	2016	240	Units	57,083	13,700,000	13,700,000	1.4%	12,240,072	N
26	Louisville Self Storage Portfolio	LMF		Various	Louisville	KY	Various	Self Storage	Self Storage	Various	Various	134,387	Sq. Ft.	93	12,500,000	12,500,000	1.3%	11,934,153	N
26.01	Main Street Storage	LMF		913 & 925 East Main Street	Louisville	KY	40206	Self Storage	Self Storage	1975	2010	44,154	Sq. Ft.		4,800,000	4,800,000	0.5%
26.02	Mellwood Storage	LMF		1731 & 1747 Mellwood Avenue	Louisville	KY	40206	Self Storage	Self Storage	1967	2015	34,602	Sq. Ft.		4,000,000	4,000,000	0.4%
26.03	J-Town Storage	LMF		9807 Taylorsville Road	Louisville	KY	40299	Self Storage	Self Storage	1982	2016	55,631	Sq. Ft.		3,700,000	3,700,000	0.4%
27	6000 Parkwood	LCF		6000 Parkwood Place	Dublin	OH	43016	Office	Suburban	1997	2019	158,044	Sq. Ft.	76	12,000,000	11,968,515	1.2%	9,557,608	N
28	Amazon Distribution Center Tucson	LCF		775 West Silverlake Road	Tucson	AZ	85713	Industrial	Warehouse Distribution	2019		49,500	Sq. Ft.	237	11,750,000	11,750,000	1.2%	11,750,000	N
29	Hampton Inn Pompano Beach	WFB		900 South Federal Highway	Pompano Beach	FL	33062	Hospitality	Limited Service	2017		102	Rooms	113,653	11,625,000	11,592,623	1.2%	9,164,640	N
30	Waterside Center 3200	WFB		3200 East Guasti Road	Ontario	CA	91761	Office	Suburban	2007		67,735	Sq. Ft.	171	11,550,000	11,550,000	1.2%	10,440,645	N
31	Fairfield Inn & Suites - Nashville Airport	Barclays		511 Royal Parkway	Nashville	TN	37214	Hospitality	Limited Service	2018		104	Rooms	110,577	11,500,000	11,500,000	1.2%	8,719,972	N
32	Pittsburgh Multifamily Portfolio	LCF		Various	Pittsburgh	PA	Various	Multifamily	Various	Various	Various	180	Units	58,333	10,500,000	10,500,000	1.1%	8,890,239	N
33	Metroplex Apartments	LMF		2302 South 137th East Avenue	Tulsa	OK	74134	Multifamily	Garden	1975	2013	217	Units	46,083	10,000,000	10,000,000	1.0%	8,464,125	N
34	Green Orchards Shopping Center	LMF		745 Center Drive NW	Walker	MI	49544	Retail	Anchored	1996		156,633	Sq. Ft.	62	9,750,000	9,750,000	1.0%	8,861,825	N
35	Myrtle and Saint James Portfolio	AREF		Various	Various	NY	Various	Various	Various	1930		17,564	Sq. Ft.	541	9,500,000	9,500,000	1.0%	9,500,000	N
35.01	Saint James Place	AREF		205 Saint James Place	Brooklyn	NY	11238	Multifamily	Low Rise	1930		8	Units		5,100,000	5,100,000	0.5%
35.02	Myrtle Avenue	AREF		58-23 Myrtle Avenue	Ridgewood	NY	11385	Mixed Use	Retail/Multifamily/Office	1930		7,800	Sq. Ft.		4,400,000	4,400,000	0.5%
36	Atlantic Storage	Barclays		3434 Monroe Road	Charlotte	NC	28205	Self Storage	Self Storage	1957	2016	113,379	Sq. Ft.	75	8,500,000	8,500,000	0.9%	8,500,000	N
37	Comfort Inn New Mexico Portfolio	LMF		Various	Various	NM	Various	Hospitality	Limited Service	Various	Various	156	Rooms	52,564	8,200,000	8,200,000	0.9%	6,110,527	N
37.01	Comfort Inn Santa Rosa	LMF		2524 Historic Route 66	Santa Rosa	NM	88435	Hospitality	Limited Service	1974	2019	74	Rooms		4,800,000	4,800,000	0.5%
37.02	Comfort Inn & Suites Albuquerque Downtown	LMF		411 McKnight Avenue Northwest	Albuquerque	NM	87102	Hospitality	Limited Service	1991	2017	82	Rooms		3,400,000	3,400,000	0.4%
38	The Commerce Building	AREF		950 Pacific Avenue	Tacoma	WA	98402	Office	CBD	1920	1986	84,842	Sq. Ft.	97	8,200,000	8,200,000	0.9%	8,200,000	N
39	Grand Bay Plaza	LMF		19100 South Tamiami Trail	Fort Myers	FL	33908	Retail	Anchored	2000	2018	77,810	Sq. Ft.	105	8,150,000	8,150,000	0.8%	7,427,405	N
40	5242 West Adams Boulevard	WFB		5242 West Adams Boulevard	Los Angeles	CA	90016	Office	Suburban	2018		16,512	Sq. Ft.	491	8,100,000	8,100,000	0.8%	8,100,000	N
41	Shoppes at Parma	LCF		8303 West Ridgewood Drive	Parma	OH	44129	Retail	Anchored	1955	2016	726,275	Sq. Ft.	78	8,075,000	8,054,306	0.8%	6,456,569	N
42	Hampton Inn Cumming	RREF		915 Ronald Reagan Boulevard	Cumming	GA	30041	Hospitality	Limited Service	2002	2013	71	Rooms	112,551	8,000,000	7,991,093	0.8%	6,534,211	N
43	Hagerstown Plaza Office	LMF		1710 Underpass Way	Hagerstown	MD	21740	Office	Suburban	1978	2012	70,043	Sq. Ft.	112	7,850,000	7,850,000	0.8%	6,326,769	N
44	Lincoln Center	LMF		403 North Generals Boulevard	Lincolnton	NC	28092	Retail	Anchored	1988	2019	82,205	Sq. Ft.	88	7,300,000	7,273,715	0.8%	5,932,570	N
45	Comfort Suites Woodland - Sacramento Airport	LMF		2080 Freeway Drive	Woodland	CA	95776	Hospitality	Limited Service	2015		66	Rooms	108,218	7,150,000	7,142,366	0.7%	5,874,795	N
46	Holiday Inn & Suites – Peachtree City	WFB		203 Newgate Road	Peachtree City	GA	30269	Hospitality	Select Service	1997	2017	88	Rooms	69,318	6,100,000	6,100,000	0.6%	5,681,240	N
47	Stoney Creek Apartments	LMF		265 Ronald Avenue	Ashland	OH	44805	Multifamily	Garden	1972	2018	156	Units	38,462	6,000,000	6,000,000	0.6%	5,230,256	N
48	West Phoenix Self Storage	LMF		9220 West Indian School Road	Phoenix	AZ	85037	Self Storage	Self Storage	2006		74,740	Sq. Ft.	71	5,300,000	5,300,000	0.6%	5,300,000	N
49	Chandler Self Storage	Barclays		2015 South Arizona Avenue	Chandler	AZ	85286	Self Storage	Self Storage	2017		71,910	Sq. Ft.	70	5,000,000	5,000,000	0.5%	5,000,000	N
50	Fairfield Inn by Marriott Lexington Park Patuxent River Naval Air Station	RREF		22119 Three Notch Road	Lexington Park	MD	20653	Hospitality	Limited Service	2003	2017	78	Rooms	64,103	5,000,000	5,000,000	0.5%	4,024,192	N
51	The Storage Center	WFB		1387 East Pine Log Road	Aiken	SC	29803	Self Storage	Self Storage	2007	2014	78,888	Sq. Ft.	59	4,650,000	4,650,000	0.5%	4,022,915	N
52	Villas at Potters Creek	LCF		2010 Judy Rae Avenue	Alliance	OH	44601	Multifamily	Garden	2017		48	Units	96,354	4,625,000	4,625,000	0.5%	4,132,996	N
53	5600 Northwest Central	LCF		5600 Northwest Central Drive	Houston	TX	77092	Office	Suburban	1982	2019	62,101	Sq. Ft.	74	4,600,000	4,588,364	0.5%	3,685,873	N
54	Carrier Circle Business Complex	AREF		6500 New Venture Gear Drive	East Syracuse	NY	13057	Industrial	Flex	1969		244,376	Sq. Ft.	18	4,500,000	4,481,926	0.5%	3,590,238	N
55	Johnson Estates MHC	LMF		4101 South Western Avenue	Sioux Falls	SD	57105	Manufactured Housing Community	Manufactured Housing Community	1949		150	Pads	28,667	4,300,000	4,300,000	0.4%	3,751,768	N
56	Willow Park Apartments	AREF		1230 South Battlement Parkway	Parachute	CO	81635	Multifamily	Garden	1982		216	Units	19,651	4,250,000	4,244,646	0.4%	3,406,421	N
57	Star Vale MHC	LCF		3616 Highway 260	Star Valley	AZ	85541	Manufactured Housing Community	Manufactured Housing/Recreational Vehicle Community	1980	2009	154	Pads	25,974	4,000,000	4,000,000	0.4%	4,000,000	N
58	The Reserve Apartments at Statesboro	RREF		100 Reserve Lane	Statesboro	GA	30458	Multifamily	Garden	2013		39	Units	76,923	3,000,000	3,000,000	0.3%	2,515,391	N
59	Walgreens Albuquerque	RREF		4700 4th Street Northwest	Albuquerque	NM	87107	Retail	Single Tenant	2003		14,490	Sq. Ft.	180	2,612,500	2,605,570	0.3%	2,076,953	N
60	CVS Mechanicsville	RREF		9498 Charter Gate Drive	Mechanicsville	VA	23116	Retail	Single Tenant	2000		10,107	Sq. Ft.	235	2,375,000	2,375,000	0.2%	2,375,000	N
61	AmeriPark Storage	LMF		21639 East Ocotillo Road	Queen Creek	AZ	85142	Other	RV Parking	1985		480	Units	4,682	2,250,000	2,247,495	0.2%	1,837,747	N
62	Village Apartments	RREF		1721-1759 Rowan Lane	Evans	CO	80620	Multifamily	Garden	2003		20	Units	100,000	2,000,000	2,000,000	0.2%	1,711,301	N
63	Bank of America - Trophy Club, TX	Barclays		353 Trophy Lake Drive	Trophy Club	TX	76262	Retail	Single Tenant	2000		4,127	Sq. Ft.	460	1,900,000	1,900,000	0.2%	1,900,000	N
64	Dollar General Clinton, IN	LCF		209 South 11th Street	Clinton	IN	47842	Retail	Single Tenant	2019		10,640	Sq. Ft.	97	1,029,000	1,029,000	0.1%	1,029,000	Y
65	Dollar General Wardsville, MO	LCF		1523 Ashbury Way	Wardsville	MO	65101	Retail	Single Tenant	2019		9,002	Sq. Ft.	108	973,000	973,000	0.1%	973,000	Y
66	Dollar General Saginaw, MI	LCF		1330 Tittabawassee Road	Kochville	MI	48604	Retail	Single Tenant	2019		9,100	Sq. Ft.	104	945,000	945,000	0.1%	945,000	Y

 A-1-1

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Origination Date	First Pay Date	Last IO Pay Date	First P&I Pay Date	Maturity Date or Anticipated Repayment Date	ARD Loan Maturity Date	Gross Mortgage Rate	Trust Advisor Fee	Certificate Administrator Fee Rate	Servicing Fee	CREFC® IP Royalty License Fee Rate	Asset Representations Reviewer Fee Rate	Net Mortgage Rate	Interest Accrual Method	Monthly P&I Payment ($)	Amortization Type	Interest Accrual Method During IO	Original Term to Maturity or ARD (Mos.)	Remaining Term to Maturity or ARD (Mos.)	Original IO Period (Mos.)	Remaining IO Period (Mos.)
1	Kings Plaza	12/3/2019	2/1/2020	1/1/2030		1/1/2030		3.35880%	0.00131%	0.00774%	0.00375%	0.00050%	0.00026%	3.34524%	Actual/360	236,035.13	Interest-only, Balloon	Actual/360	120	119	120	119
2	1633 Broadway	11/25/2019	1/6/2020	12/6/2029		12/6/2029		2.99000%	0.00131%	0.00774%	0.00375%	0.00050%	0.00026%	2.97644%	Actual/360	177,323.61	Interest-only, Balloon	Actual/360	120	118	120	118
3	650 Madison Avenue	11/26/2019	1/8/2020	12/8/2029		12/8/2029		3.48600%	0.00131%	0.00774%	0.00375%	0.00050%	0.00026%	3.47244%	Actual/360	118,136.67	Interest-only, Balloon	Actual/360	120	118	120	118
4	F5 Tower	12/19/2019	2/6/2020	1/6/2030		1/6/2030	9/6/2033	3.69868%	0.00131%	0.00774%	0.00375%	0.00050%	0.00026%	3.68512%	Actual/360	125,344.16	Interest-only, ARD	Actual/360	120	119	120	119
5	Silver City Plaza	12/27/2019	2/6/2020	1/6/2030		1/6/2030		4.15500%	0.00131%	0.00774%	0.00500%	0.00050%	0.00026%	4.14019%	Actual/360	135,598.43	Interest-only, Balloon	Actual/360	120	119	120	119
6	Axalta Navy Yard	1/16/2020	3/6/2020	2/6/2030		2/6/2030		3.63200%	0.00131%	0.00774%	0.00500%	0.00050%	0.00026%	3.61719%	Actual/360	112,991.52	Interest-only, Balloon	Actual/360	120	120	120	120
7	ExchangeRight Net Leased Portfolio #31	12/9/2019	1/6/2020	12/6/2029		12/6/2029		3.49400%	0.00131%	0.00774%	0.00375%	0.00050%	0.00026%	3.48044%	Actual/360	100,276.59	Interest-only, Balloon	Actual/360	120	118	120	118
7.01	Hy-Vee - Savage, MN
7.02	Giant Eagle - New Albany, OH
7.03	BioLife Plasma Services L.P. - Columbus, GA
7.04	Walgreens - Des Plaines, IL
7.05	Tractor Supply - Yulee, FL
7.06	Hobby Lobby - Belton, MO
7.07	Tractor Supply - Oregon, OH
7.08	Hobby Lobby - Marion, OH
7.09	Tractor Supply - New Lenox, IL
7.10	Tractor Supply - Danville, IN
7.11	CVS Pharmacy - Milford, OH
7.12	CVS Pharmacy - Alton, IL
7.13	Walgreens - Chicago Heights, IL
7.14	Walgreens - Wheeling, IL
7.15	Tractor Supply - Kankakee, IL
7.16	Dollar General - Fayetteville, GA
7.17	CVS Pharmacy - Mobile, AL
7.18	Advance Auto Parts - Richmond, VA
7.19	Dollar General - Roanoke, VA
7.20	Dollar General - McDonough, GA
7.21	Dollar General - Alvin, TX
7.22	CVS Pharmacy - Lawrenceville, GA
7.23	Dollar General - Prattville, AL
7.24	Dollar General - Mobile, AL
7.25	Dollar General - Evansville, IN
8	One Stockton	11/15/2019	1/6/2020	12/6/2029		12/6/2029		4.04000%	0.00131%	0.00774%	0.00500%	0.00050%	0.00026%	4.02519%	Actual/360	102,683.33	Interest-only, Balloon	Actual/360	120	118	120	118
9	Walgreens - Las Vegas Strip	12/19/2019	2/11/2020	1/11/2030		1/11/2030		4.18000%	0.00131%	0.00774%	0.00500%	0.00050%	0.00026%	4.16519%	Actual/360	98,096.47	Interest-only, Balloon	Actual/360	120	119	120	119
10	Highland Village Townhomes	12/27/2019	2/6/2020	1/6/2030		1/6/2030		3.92000%	0.00131%	0.00774%	0.00500%	0.00050%	0.00026%	3.90519%	Actual/360	88,009.44	Interest-only, Balloon	Actual/360	120	119	120	119
11	Vernon Tower	12/4/2019	1/6/2020	12/6/2029		12/6/2029		4.07000%	0.00131%	0.00774%	0.00500%	0.00050%	0.00026%	4.05519%	Actual/360	91,204.74	Interest-only, Balloon	Actual/360	120	118	120	118
12	Exchange on Erwin	11/21/2019	1/6/2020	12/6/2029		12/6/2029		3.42100%	0.00131%	0.00774%	0.00375%	0.00050%	0.00026%	3.40744%	Actual/360	73,762.94	Interest-only, Balloon	Actual/360	120	118	120	118
13	Pinnacle Self Storage Portfolio	12/23/2019	2/6/2020	1/6/2025	2/6/2025	1/6/2030		4.77000%	0.00131%	0.00774%	0.00500%	0.00050%	0.00026%	4.75519%	Actual/360	107,184.97	Interest-only, Amortizing Balloon	Actual/360	120	119	60	59
13.01	Cedar Point
13.02	Morehead City
13.03	Highway 70
13.04	Neuse Blvd
14	Delta Hotels by Marriott - Detroit Metro Airport	1/14/2020	3/6/2020		3/6/2020	2/6/2030		4.94000%	0.00131%	0.00774%	0.00500%	0.00050%	0.00026%	4.92519%	Actual/360	109,297.94	Amortizing Balloon		120	120	0	0
15	4041 Central	10/3/2019	11/11/2019		11/11/2019	10/11/2029		3.66000%	0.00131%	0.00774%	0.00375%	0.00050%	0.00026%	3.64644%	Actual/360	89,314.58	Amortizing Balloon		120	116	0	0
16	Hilton Garden Inn Charleston / Mt. Pleasant	12/4/2019	1/11/2020	12/11/2026		12/11/2026		3.86800%	0.00131%	0.00774%	0.00500%	0.00050%	0.00026%	3.85319%	Actual/360	60,884.42	Interest-only, Balloon	Actual/360	84	82	84	82
17	1888 Westchester Avenue	12/31/2019	2/6/2020	1/6/2030		1/6/2030		4.54000%	0.00131%	0.00774%	0.00500%	0.00050%	0.00026%	4.52519%	Actual/360	70,004.28	Interest-only, Balloon	Actual/360	120	119	120	119
18	Scenic Tree Apartments	1/21/2020	3/1/2020	2/1/2022	3/1/2022	2/1/2030		4.24000%	0.00131%	0.00774%	0.00500%	0.00050%	0.00026%	4.22519%	Actual/360	83,530.29	Interest-only, Amortizing Balloon	Actual/360	120	120	24	24
19	Coast Aluminum Industrial Portfolio	1/22/2020	3/6/2020	2/6/2030		2/6/2030		4.57000%	0.00131%	0.00774%	0.00500%	0.00050%	0.00026%	4.55519%	Actual/360	64,852.74	Interest-only, Balloon	Actual/360	120	120	120	120
19.01	Coast Aluminum Portfolio - Santa Fe Springs
19.02	Coast Aluminum Portfolio - Phoenix
19.03	Coast Aluminum Portfolio - Fresno
20	Columbus Office Portfolio	11/25/2019	1/6/2020		1/6/2020	12/6/2029		4.71500%	0.00131%	0.00774%	0.00500%	0.00050%	0.00026%	4.70019%	Actual/360	84,022.57	Amortizing Balloon		120	118	0	0
20.01	4151 Executive Parkway
20.02	6530 West Campus Oval
21	Springhill Suites Miramar	12/6/2019	1/11/2020		1/11/2020	12/11/2029		3.79000%	0.00131%	0.00774%	0.00500%	0.00050%	0.00026%	3.77519%	Actual/360	71,204.41	Amortizing Balloon		120	118	0	0
22	Hampton Inn Ft. Lauderdale Airport	12/30/2019	2/6/2020	1/6/2023	2/6/2023	1/6/2030		4.36000%	0.00131%	0.00774%	0.00500%	0.00050%	0.00026%	4.34519%	Actual/360	74,760.14	Interest-only, Amortizing Balloon	Actual/360	120	119	36	35
23	Aloft Bolingbrook	1/21/2020	3/6/2020		3/6/2020	2/6/2030		4.24000%	0.00131%	0.00774%	0.00500%	0.00050%	0.00026%	4.22519%	Actual/360	69,772.36	Amortizing Balloon		120	120	0	0
24	Springdale Apartments	11/4/2019	12/6/2019	11/6/2029		11/6/2029		4.08800%	0.00131%	0.00774%	0.00500%	0.00050%	0.00026%	4.07319%	Actual/360	48,574.81	Interest-only, Balloon	Actual/360	120	117	120	117
25	Pleasant Run	12/19/2019	2/6/2020	1/6/2024	2/6/2024	1/6/2030		4.37000%	0.00131%	0.00774%	0.05250%	0.00050%	0.00026%	4.30769%	Actual/360	68,361.68	Interest-only, Amortizing Balloon	Actual/360	120	119	48	47
26	Louisville Self Storage Portfolio	12/13/2019	2/6/2020	1/6/2022	2/6/2022	1/6/2025		4.88000%	0.00131%	0.00774%	0.00500%	0.00050%	0.00026%	4.86519%	Actual/360	66,188.97	Interest-only, Amortizing Balloon	Actual/360	60	59	24	23
26.01	Main Street Storage
26.02	Mellwood Storage
26.03	J-Town Storage
27	6000 Parkwood	12/5/2019	1/6/2020		1/6/2020	12/6/2029		4.07100%	0.00131%	0.00774%	0.00500%	0.00050%	0.00026%	4.05619%	Actual/360	57,782.11	Amortizing Balloon		120	118	0	0
28	Amazon Distribution Center Tucson	12/13/2019	2/6/2020	1/6/2030		1/6/2030		4.16900%	0.00131%	0.00774%	0.00500%	0.00050%	0.00026%	4.15419%	Actual/360	41,501.82	Interest-only, Balloon	Actual/360	120	119	120	119
29	Hampton Inn Pompano Beach	12/6/2019	1/11/2020		1/11/2020	12/11/2029		3.79000%	0.00131%	0.00774%	0.00500%	0.00050%	0.00026%	3.77519%	Actual/360	54,101.39	Amortizing Balloon		120	118	0	0
30	Waterside Center 3200	12/10/2019	1/11/2020	12/11/2024	1/11/2025	12/11/2029		3.77200%	0.00131%	0.00774%	0.00500%	0.00050%	0.00026%	3.75719%	Actual/360	53,634.14	Interest-only, Amortizing Balloon	Actual/360	120	118	60	58
31	Fairfield Inn & Suites - Nashville Airport	1/21/2020	3/6/2020		3/6/2020	2/6/2030		3.91100%	0.00131%	0.00774%	0.00500%	0.00050%	0.00026%	3.89619%	Actual/360	56,936.52	Amortizing Balloon		120	120	0	0
32	Pittsburgh Multifamily Portfolio	10/31/2019	12/6/2019	11/6/2021	12/6/2021	11/6/2029		4.18300%	0.00131%	0.00774%	0.00500%	0.00050%	0.00026%	4.16819%	Actual/360	51,242.67	Interest-only, Amortizing Balloon	Actual/360	120	117	24	21
33	Metroplex Apartments	11/18/2019	1/6/2020	12/6/2021	1/6/2022	12/6/2029		4.17000%	0.00131%	0.00774%	0.00500%	0.00050%	0.00026%	4.15519%	Actual/360	48,726.78	Interest-only, Amortizing Balloon	Actual/360	120	118	24	22
34	Green Orchards Shopping Center	12/9/2019	1/6/2020	12/6/2024	1/6/2025	12/6/2029		4.09000%	0.00131%	0.00774%	0.00500%	0.00050%	0.00026%	4.07519%	Actual/360	47,055.30	Interest-only, Amortizing Balloon	Actual/360	120	118	60	58
35	Myrtle and Saint James Portfolio	12/12/2019	2/6/2020	1/6/2030		1/6/2030		4.42000%	0.00131%	0.00774%	0.00500%	0.00050%	0.00026%	4.40519%	Actual/360	35,574.86	Interest-only, Balloon	Actual/360	120	119	120	119
35.01	Saint James Place
35.02	Myrtle Avenue
36	Atlantic Storage	1/17/2020	3/6/2020	2/6/2030		2/6/2030		3.42000%	0.00131%	0.00774%	0.00500%	0.00050%	0.00026%	3.40519%	Actual/360	24,628.75	Interest-only, Balloon	Actual/360	120	120	120	120
37	Comfort Inn New Mexico Portfolio	1/17/2020	3/6/2020		3/6/2020	2/6/2030		4.91000%	0.00131%	0.00774%	0.00500%	0.00050%	0.00026%	4.89519%	Actual/360	47,507.39	Amortizing Balloon		120	120	0	0
37.01	Comfort Inn Santa Rosa
37.02	Comfort Inn & Suites Albuquerque Downtown
38	The Commerce Building	12/20/2019	2/6/2020	1/6/2030		1/6/2030		3.88000%	0.00131%	0.00774%	0.00500%	0.00050%	0.00026%	3.86519%	Actual/360	26,955.22	Interest-only, Balloon	Actual/360	120	119	120	119
39	Grand Bay Plaza	12/11/2019	1/6/2020	12/6/2024	1/6/2025	12/6/2029		4.25000%	0.00131%	0.00774%	0.00500%	0.00050%	0.00026%	4.23519%	Actual/360	40,093.10	Interest-only, Amortizing Balloon	Actual/360	120	118	60	58
40	5242 West Adams Boulevard	1/22/2020	3/11/2020	2/11/2030		2/11/2030		3.84200%	0.00131%	0.00774%	0.00500%	0.00050%	0.00026%	3.82719%	Actual/360	26,365.73	Interest-only, Balloon	Actual/360	120	120	120	120
41	Shoppes at Parma	11/15/2019	1/6/2020		1/6/2020	12/6/2029		4.18000%	0.00131%	0.00774%	0.00375%	0.00050%	0.00026%	4.16644%	Actual/360	39,393.93	Amortizing Balloon		120	118	0	0
42	Hampton Inn Cumming	12/30/2019	2/6/2020		2/6/2020	1/6/2030		4.80000%	0.00131%	0.00774%	0.00500%	0.00050%	0.00026%	4.78519%	Actual/360	41,973.23	Amortizing Balloon		120	119	0	0
43	Hagerstown Plaza Office	1/21/2020	3/6/2020		3/6/2020	2/6/2030		4.41000%	0.00131%	0.00774%	0.00500%	0.00050%	0.00026%	4.39519%	Actual/360	39,356.11	Amortizing Balloon		120	120	0	0
44	Lincoln Center	10/30/2019	12/6/2019		12/6/2019	11/6/2029		4.65000%	0.00131%	0.00774%	0.00500%	0.00050%	0.00026%	4.63519%	Actual/360	37,641.49	Amortizing Balloon		120	117	0	0
45	Comfort Suites Woodland - Sacramento Airport	12/20/2019	2/6/2020		2/6/2020	1/6/2030		4.98000%	0.00131%	0.00774%	0.00500%	0.00050%	0.00026%	4.96519%	Actual/360	38,295.40	Amortizing Balloon		120	119	0	0
46	Holiday Inn & Suites – Peachtree City	12/17/2019	2/11/2020	1/11/2023	2/11/2023	1/11/2027		4.30800%	0.00131%	0.00774%	0.00500%	0.00050%	0.00026%	4.29319%	Actual/360	30,215.82	Interest-only, Amortizing Balloon	Actual/360	84	83	36	35
47	Stoney Creek Apartments	11/27/2019	1/6/2020	12/6/2022	1/6/2023	12/6/2029		4.32000%	0.00131%	0.00774%	0.00500%	0.00050%	0.00026%	4.30519%	Actual/360	29,762.79	Interest-only, Amortizing Balloon	Actual/360	120	118	36	34
48	West Phoenix Self Storage	11/22/2019	1/6/2020	12/6/2024		12/6/2024		4.86000%	0.00131%	0.00774%	0.00500%	0.00050%	0.00026%	4.84519%	Actual/360	21,822.75	Interest-only, Balloon	Actual/360	60	58	60	58
49	Chandler Self Storage	12/10/2019	1/6/2020	12/6/2029		12/6/2029		3.69000%	0.00131%	0.00774%	0.00500%	0.00050%	0.00026%	3.67519%	Actual/360	15,631.25	Interest-only, Balloon	Actual/360	120	118	120	118
50	Fairfield Inn by Marriott Lexington Park Patuxent River Naval Air Station	1/16/2020	3/6/2020		3/6/2020	2/6/2030		4.37000%	0.00131%	0.00774%	0.00500%	0.00050%	0.00026%	4.35519%	Actual/360	24,949.52	Amortizing Balloon		120	120	0	0
51	The Storage Center	12/10/2019	1/11/2020	12/11/2022	1/11/2023	12/11/2029		4.00500%	0.00131%	0.00774%	0.00500%	0.00050%	0.00026%	3.99019%	Actual/360	22,213.22	Interest-only, Amortizing Balloon	Actual/360	120	118	36	34
52	Villas at Potters Creek	1/17/2020	3/6/2020	2/6/2024	3/6/2024	2/6/2030		4.38200%	0.00131%	0.00774%	0.04500%	0.00050%	0.00026%	4.32719%	Actual/360	23,111.04	Interest-only, Amortizing Balloon	Actual/360	120	120	48	48
53	5600 Northwest Central	12/6/2019	1/6/2020		1/6/2020	12/6/2029		4.24000%	0.00131%	0.00774%	0.00500%	0.00050%	0.00026%	4.22519%	Actual/360	22,602.31	Amortizing Balloon		120	118	0	0
54	Carrier Circle Business Complex	10/31/2019	12/6/2019		12/6/2019	11/6/2029		4.12000%	0.00131%	0.00774%	0.00500%	0.00050%	0.00026%	4.10519%	Actual/360	21,796.17	Amortizing Balloon		120	117	0	0
55	Johnson Estates MHC	11/8/2019	12/6/2019	11/6/2022	12/6/2022	11/6/2029		4.36000%	0.00131%	0.00774%	0.00500%	0.00050%	0.00026%	4.34519%	Actual/360	21,431.24	Interest-only, Amortizing Balloon	Actual/360	120	117	36	33
56	Willow Park Apartments	12/11/2019	2/6/2020		2/6/2020	1/6/2030		4.25000%	0.00131%	0.00774%	0.00500%	0.00050%	0.00026%	4.23519%	Actual/360	20,907.45	Amortizing Balloon		120	119	0	0
57	Star Vale MHC	1/23/2020	3/6/2020	2/6/2030		2/6/2030		4.47200%	0.00131%	0.00774%	0.00500%	0.00050%	0.00026%	4.45719%	Actual/360	15,155.11	Interest-only, Balloon	Actual/360	120	120	120	120
58	The Reserve Apartments at Statesboro	12/11/2019	2/6/2020	1/6/2021	2/6/2021	1/6/2030		4.77000%	0.00131%	0.00774%	0.00500%	0.00050%	0.00026%	4.75519%	Actual/360	15,685.61	Interest-only, Amortizing Balloon	Actual/360	120	119	12	11
59	Walgreens Albuquerque	12/5/2019	1/6/2020		1/6/2020	12/6/2029		4.02000%	0.00131%	0.00774%	0.00500%	0.00050%	0.00026%	4.00519%	Actual/360	12,502.62	Amortizing Balloon		120	118	0	0
60	CVS Mechanicsville	1/7/2020	3/6/2020	2/6/2030		2/6/2030		4.39000%	0.00131%	0.00774%	0.00500%	0.00050%	0.00026%	4.37519%	Actual/360	8,833.35	Interest-only, Balloon	Actual/360	120	120	120	120
61	AmeriPark Storage	12/18/2019	2/6/2020		2/6/2020	1/6/2030		4.80000%	0.00131%	0.00774%	0.00500%	0.00050%	0.00026%	4.78519%	Actual/360	11,804.97	Amortizing Balloon		120	119	0	0
62	Village Apartments	12/6/2019	1/6/2020	12/6/2021	1/6/2022	12/6/2029		4.57000%	0.00131%	0.00774%	0.00500%	0.00050%	0.00026%	4.55519%	Actual/360	10,217.06	Interest-only, Amortizing Balloon	Actual/360	120	118	24	22
63	Bank of America - Trophy Club, TX	12/30/2019	2/6/2020	1/6/2030		1/6/2030		4.31900%	0.00131%	0.00774%	0.00500%	0.00050%	0.00026%	4.30419%	Actual/360	6,952.39	Interest-only, Balloon	Actual/360	120	119	120	119
64	Dollar General Clinton, IN	1/21/2020	3/6/2020	2/6/2030		2/6/2030	9/6/2034	4.72000%	0.00131%	0.00774%	0.00500%	0.00050%	0.00026%	4.70519%	Actual/360	4,114.86	Interest-only, ARD	Actual/360	120	120	120	120
65	Dollar General Wardsville, MO	1/21/2020	3/6/2020	2/6/2030		2/6/2030	7/6/2034	4.71000%	0.00131%	0.00774%	0.00500%	0.00050%	0.00026%	4.69519%	Actual/360	3,882.68	Interest-only, ARD	Actual/360	120	120	120	120
66	Dollar General Saginaw, MI	1/21/2020	3/6/2020	2/6/2030		2/6/2030	7/6/2034	4.69000%	0.00131%	0.00774%	0.00500%	0.00050%	0.00026%	4.67519%	Actual/360	3,754.93	Interest-only, ARD	Actual/360	120	120	120	120

 A-1-2

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Original Amort Term (Mos.)	Remaining Amort Term (Mos.)	Seasoning	Prepayment Provisions	Grace Period Default (Days)	Grace Period Late (Days)	Appraised Value ($)(4)	Appraisal Date	Coop -Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Units	Coop - Sponsor Carry	Coop - Committed Secondary Debt	U/W NOI DSCR (x)	U/W NCF DSCR (x)	Cut-off Date LTV Ratio(4)	LTV Ratio at Maturity or ARD(4)	Cut-off Date U/W NOI Debt Yield
1	Kings Plaza	0	0	1	L(25),GRTR 1% or YM(90),O(5)	0	5	900,000,000	10/17/2019									3.13	3.06	54.1%	54.1%	10.7%
2	1633 Broadway	0	0	2	L(26),D(87),O(7)	0	0	2,400,000,000	10/24/2019									3.92	3.83	41.7%	41.7%	11.9%
3	650 Madison Avenue	0	0	2	L(26),D(87),O(7)	0	3	1,210,000,000	10/31/2019									2.81	2.73	48.5%	48.5%	10.0%
4	F5 Tower	0	0	1	L(24),GRTR 1% or YM(1),GRTR 1% or YM or D(88),O(7)	0	0	470,000,000	11/5/2019									3.45	3.32	39.4%	39.4%	13.0%
5	Silver City Plaza	0	0	1	L(25),D(90),O(5)	0	0	60,500,000	11/26/2019									1.76	1.73	63.7%	63.7%	7.5%
6	Axalta Navy Yard	0	0	0	L(23),GRTR 1% or YM(93),O(4)	0	0	61,800,000	10/18/2019									2.60	2.58	59.4%	59.4%	9.6%
7	ExchangeRight Net Leased Portfolio #31	0	0	2	L(26),D(90),O(4)	0	0	119,040,000	Various									2.65	2.56	62.1%	62.1%	9.4%
7.01	Hy-Vee - Savage, MN							22,400,000	11/12/2019
7.02	Giant Eagle - New Albany, OH							16,480,000	11/25/2019
7.03	BioLife Plasma Services L.P. - Columbus, GA							7,950,000	10/24/2019
7.04	Walgreens - Des Plaines, IL							6,300,000	11/1/2019
7.05	Tractor Supply - Yulee, FL							5,560,000	11/13/2019
7.06	Hobby Lobby - Belton, MO							5,300,000	10/22/2019
7.07	Tractor Supply - Oregon, OH							4,180,000	10/19/2019
7.08	Hobby Lobby - Marion, OH							4,200,000	10/19/2019
7.09	Tractor Supply - New Lenox, IL							4,050,000	10/31/2019
7.10	Tractor Supply - Danville, IN							3,900,000	10/24/2019
7.11	CVS Pharmacy - Milford, OH							3,450,000	10/25/2019
7.12	CVS Pharmacy - Alton, IL							3,390,000	10/25/2019
7.13	Walgreens - Chicago Heights, IL							4,100,000	11/1/2019
7.14	Walgreens - Wheeling, IL							5,600,000	11/1/2019
7.15	Tractor Supply - Kankakee, IL							3,000,000	10/31/2019
7.16	Dollar General - Fayetteville, GA							1,920,000	10/22/2019
7.17	CVS Pharmacy - Mobile, AL							2,100,000	10/28/2019
7.18	Advance Auto Parts - Richmond, VA							2,180,000	10/28/2019
7.19	Dollar General - Roanoke, VA							1,850,000	10/27/2019
7.20	Dollar General - McDonough, GA							1,870,000	10/22/2019
7.21	Dollar General - Alvin, TX							1,670,000	10/24/2019
7.22	CVS Pharmacy - Lawrenceville, GA							2,830,000	10/22/2019
7.23	Dollar General - Prattville, AL							1,575,000	11/9/2019
7.24	Dollar General - Mobile, AL							1,625,000	10/28/2019
7.25	Dollar General - Evansville, IN							1,560,000	10/26/2019
8	One Stockton	0	0	2	L(26),D(90),O(4)	0	0	111,000,000	10/21/2019									1.84	1.79	59.5%	59.5%	7.6%
9	Walgreens - Las Vegas Strip	0	0	1	L(25),D(91),O(4)	0	0	38,000,000	11/21/2019									1.69	1.69	72.9%	72.9%	7.2%
10	Highland Village Townhomes	0	0	1	L(25),D(91),O(4)	0	0	42,400,000	10/23/2019									2.02	1.99	62.5%	62.5%	8.1%
11	Vernon Tower	0	0	2	L(26),D(90),O(4)	0	0	70,100,000	11/6/2019									1.79	1.77	61.7%	61.7%	7.4%
12	Exchange on Erwin	0	0	2	L(24),GRTR 1% or YM(92),O(4)	0	0	117,000,000	10/31/2019									2.26	2.23	64.5%	64.5%	7.9%
13	Pinnacle Self Storage Portfolio	360	360	1	L(25),D(91),O(4)	0	0	40,200,000	11/15/2019									1.48	1.44	51.0%	46.9%	9.3%
13.01	Cedar Point							12,000,000	11/15/2019
13.02	Morehead City							9,940,000	11/15/2019
13.03	Highway 70							9,810,000	11/15/2019
13.04	Neuse Blvd							6,760,000	11/15/2019
14	Delta Hotels by Marriott - Detroit Metro Airport	360	360	0	L(24),D(92),O(4)	0	0	33,000,000	10/1/2019									2.11	1.85	62.1%	51.0%	13.5%
15	4041 Central	360	356	4	L(28),D(85),O(7)	0	0	58,000,000	9/9/2019									1.84	1.73	72.8%	57.5%	10.2%
16	Hilton Garden Inn Charleston / Mt. Pleasant	0	0	2	L(24),GRTR 1% or YM(53),O(7)	0	5	29,700,000	11/12/2019									3.40	3.04	62.6%	62.6%	13.4%
17	1888 Westchester Avenue	0	0	1	L(25),D(91),O(4)	0	0	28,900,000	10/30/2019									1.89	1.89	63.0%	63.0%	8.7%
18	Scenic Tree Apartments	360	360	0	L(24),D(95),O(1)	5	5	22,800,000	11/5/2019									1.51	1.45	74.6%	63.2%	8.9%
19	Coast Aluminum Industrial Portfolio	0	0	0	L(24),D(92),O(4)	0	0	28,940,000	Various									2.02	1.84	57.9%	57.9%	9.4%
19.01	Coast Aluminum Portfolio - Santa Fe Springs							19,900,000	12/4/2019
19.02	Coast Aluminum Portfolio - Phoenix							6,240,000	12/2/2019
19.03	Coast Aluminum Portfolio - Fresno							2,800,000	12/3/2019
20	Columbus Office Portfolio	360	358	2	L(26),D(90),O(4)	0	0	23,260,000	10/23/2019									1.97	1.76	69.4%	56.6%	12.3%
20.01	4151 Executive Parkway							12,900,000	10/23/2019
20.02	6530 West Campus Oval							10,360,000	10/23/2019
21	Springhill Suites Miramar	360	358	2	L(26),D(90),O(4)	0	0	23,000,000	10/30/2019									2.42	2.18	66.3%	52.4%	13.5%
22	Hampton Inn Ft. Lauderdale Airport	360	360	1	L(25),D(90),O(5)	0	0	22,000,000	10/28/2019									2.36	2.12	68.2%	59.5%	14.1%
23	Aloft Bolingbrook	360	360	0	L(24),D(92),O(4)	0	0	21,000,000	12/1/2019									2.21	1.96	67.6%	54.2%	13.0%
24	Springdale Apartments	0	0	3	L(27),D(89),O(4)	0	0	18,800,000	10/10/2019									2.03	1.95	74.6%	74.6%	8.4%
25	Pleasant Run	360	360	1	L(25),D(91),O(4)	0	0	20,000,000	10/22/2019									1.52	1.44	68.5%	61.2%	9.1%
26	Louisville Self Storage Portfolio	360	360	1	L(25),D(31),O(4)	0	0	19,420,000	Various									1.48	1.44	64.4%	61.5%	9.4%
26.01	Main Street Storage							6,900,000	10/16/2019
26.02	Mellwood Storage							6,500,000	10/16/2019
26.03	J-Town Storage							5,260,000	8/29/2019
27	6000 Parkwood	360	358	2	L(26),D(90),O(4)	0	0	19,100,000	11/7/2019									1.93	1.72	62.7%	50.0%	11.2%
28	Amazon Distribution Center Tucson	0	0	1	L(25),D(91),O(4)	0	0	17,718,000	11/1/2019									1.92	1.89	66.3%	66.3%	8.2%
29	Hampton Inn Pompano Beach	360	358	2	L(26),D(90),O(4)	0	0	19,000,000	10/29/2019									2.35	2.09	61.0%	48.2%	13.1%
30	Waterside Center 3200	360	360	2	L(26),GRTR 1% or YM(90),O(4)	0	0	16,500,000	10/4/2019									1.75	1.74	70.0%	63.3%	9.8%
31	Fairfield Inn & Suites - Nashville Airport	330	330	0	L(24),D(92),O(4)	0	0	17,000,000	11/26/2019									2.23	2.03	67.6%	51.3%	13.2%
32	Pittsburgh Multifamily Portfolio	360	360	3	L(27),D(90),O(3)	0	0	15,190,000	Various									1.84	1.75	69.1%	58.5%	10.8%
33	Metroplex Apartments	360	360	2	L(26),D(90),O(4)	0	0	15,300,000	10/23/2019									1.99	1.89	65.4%	55.3%	11.6%
34	Green Orchards Shopping Center	360	360	2	L(24),GRTR 1% or YM(92),O(4)	0	0	16,950,000	10/29/2019									2.41	2.23	57.5%	52.3%	14.0%
35	Myrtle and Saint James Portfolio	0	0	1	L(25),D(91),O(4)	0	0	14,100,000	10/2/2019									1.48	1.48	67.4%	67.4%	6.7%
35.01	Saint James Place							7,600,000	10/2/2019
35.02	Myrtle Avenue							6,500,000	10/2/2019
36	Atlantic Storage	0	0	0	L(24),D(92),O(4)	0	0	18,150,000	12/13/2019									3.42	3.33	46.8%	46.8%	11.9%
37	Comfort Inn New Mexico Portfolio	300	300	0	L(24),D(92),O(4)	0	0	13,200,000	9/23/2019									1.99	1.76	62.1%	46.3%	13.8%
37.01	Comfort Inn Santa Rosa							6,900,000	9/23/2019
37.02	Comfort Inn & Suites Albuquerque Downtown							6,300,000	9/23/2019
38	The Commerce Building	0	0	1	L(25),D(92),O(3)	0	0	12,750,000	11/21/2019									2.81	2.58	64.3%	64.3%	11.1%
39	Grand Bay Plaza	360	360	2	L(26),D(87),O(7)	0	0	11,800,000	10/4/2019									1.73	1.61	69.1%	62.9%	10.2%
40	5242 West Adams Boulevard	0	0	0	L(24),D(92),O(4)	0	0	12,700,000	2/1/2020									2.11	2.02	63.8%	63.8%	8.2%
41	Shoppes at Parma	360	358	2	L(38),D(78),O(4)	0	0	87,300,000	8/29/2019									1.89	1.74	65.2%	52.3%	11.1%
42	Hampton Inn Cumming	360	359	1	L(25),D(91),O(4)	0	0	11,500,000	11/21/2019									1.99	1.78	69.5%	56.8%	12.6%
43	Hagerstown Plaza Office	360	360	0	L(24),D(92),O(4)	0	0	14,400,000	10/31/2019									2.08	1.87	54.5%	43.9%	12.5%
44	Lincoln Center	360	357	3	L(27),D(89),O(4)	0	0	10,800,000	7/21/2019									1.72	1.53	67.3%	54.9%	10.7%
45	Comfort Suites Woodland - Sacramento Airport	360	359	1	L(25),D(91),O(4)	0	0	11,900,000	10/16/2019									2.19	1.97	60.0%	49.4%	14.1%
46	Holiday Inn & Suites – Peachtree City	360	360	1	L(25),D(54),O(5)	0	0	10,000,000	11/7/2019									2.51	2.21	61.0%	56.8%	14.9%
47	Stoney Creek Apartments	360	360	2	L(26),D(90),O(4)	0	0	8,700,000	10/28/2019									1.71	1.60	69.0%	60.1%	10.2%
48	West Phoenix Self Storage	0	0	2	L(26),D(30),O(4)	0	0	8,960,000	10/16/2019									1.95	1.91	59.2%	59.2%	9.7%
49	Chandler Self Storage	0	0	2	L(26),D(90),O(4)	0	0	9,500,000	11/22/2019									2.58	2.54	52.6%	52.6%	9.7%
50	Fairfield Inn by Marriott Lexington Park Patuxent River Naval Air Station	360	360	0	L(24),D(92),O(4)	0	0	8,700,000	10/9/2019									2.52	2.17	57.5%	46.3%	15.1%
51	The Storage Center	360	360	2	L(26),D(90),O(4)	0	0	6,600,000	11/1/2019									1.75	1.72	70.5%	61.0%	10.0%
52	Villas at Potters Creek	360	360	0	L(24),D(93),O(3)	0	0	6,300,000	10/22/2019									1.43	1.39	73.4%	65.6%	8.5%
53	5600 Northwest Central	360	358	2	L(26),D(90),O(4)	0	0	6,800,000	10/23/2019									1.73	1.57	67.5%	54.2%	10.2%
54	Carrier Circle Business Complex	360	357	3	L(27),D(89),O(4)	0	0	6,500,000	8/14/2019									1.91	1.54	69.0%	55.2%	11.2%
55	Johnson Estates MHC	360	360	3	L(27),D(89),O(4)	0	0	6,200,000	9/25/2019									1.51	1.49	69.4%	60.5%	9.1%
56	Willow Park Apartments	360	359	1	L(25),D(91),O(4)	0	0	10,550,000	11/7/2019									2.35	2.14	40.2%	32.3%	13.9%
57	Star Vale MHC	0	0	0	L(24),D(93),O(3)	0	0	7,560,000	11/1/2019									1.91	1.87	52.9%	52.9%	8.7%
58	The Reserve Apartments at Statesboro	360	360	1	L(25),D(91),O(4)	0	0	4,500,000	10/4/2019									1.55	1.49	66.7%	55.9%	9.7%
59	Walgreens Albuquerque	360	358	2	L(26),D(90),O(4)	0	0	5,430,000	9/26/2019									2.40	2.33	48.0%	38.2%	13.8%
60	CVS Mechanicsville	0	0	0	L(24),D(92),O(4)	0	0	4,000,000	11/10/2019									1.90	1.90	59.4%	59.4%	8.5%
61	AmeriPark Storage	360	359	1	L(25),D(91),O(4)	0	0	5,110,000	7/30/2019									2.11	2.03	44.0%	36.0%	13.3%
62	Village Apartments	360	360	2	L(26),D(90),O(4)	0	0	3,250,000	10/27/2019									1.51	1.47	61.5%	52.7%	9.3%
63	Bank of America - Trophy Club, TX	0	0	1	L(25),D(91),O(4)	0	0	3,310,000	12/10/2019									1.86	1.77	57.4%	57.4%	8.2%
64	Dollar General Clinton, IN	0	0	0	YM(24),YM or D(89),O(7)	0	0	1,470,000	9/17/2019									1.87	1.84	70.0%	70.0%	9.0%
65	Dollar General Wardsville, MO	0	0	0	YM(24),YM or D(89),O(7)	0	0	1,390,000	10/2/2019									1.88	1.85	70.0%	70.0%	9.0%
66	Dollar General Saginaw, MI	0	0	0	YM(24),YM or D(89),O(7)	0	0	1,350,000	9/4/2019									1.89	1.86	70.0%	70.0%	9.0%

 A-1-3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Cut-off Date U/W NCF Debt Yield	U/W Revenues ($)(3)	U/W Expenses ($)	U/W Net Operating Income ($)	U/W Replacement ($)	U/W TI/LC ($)	U/W Net Cash Flow ($)	Occupancy Rate(3)(5)	Occupancy as-of Date	U/W Hotel ADR	U/W Hotel RevPAR	Most Recent Period	Most Recent Revenues ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent Capital Expenditures	Most Recent NCF ($)	Most Recent Hotel ADR	Most Recent Hotel RevPAR	Second Most Recent Period	Second Most Recent Revenues ($)
1	Kings Plaza	10.5%	81,045,187	29,004,262	52,040,925	139,559	995,395	50,905,970	96.7%	10/31/2019			TTM 9/30/2019	76,315,642	28,858,298	47,457,344	0	47,457,344			Actual 2018	69,684,148
2	1633 Broadway	11.7%	190,585,947	71,435,784	119,150,163	461,072	2,011,364	116,677,727	98.4%	10/31/2019			TTM 9/30/2019	182,760,348	71,951,033	110,809,315	0	110,809,315			Actual 2018	179,219,236
3	650 Madison Avenue	9.7%	87,327,989	28,901,495	58,426,495	150,104	1,500,000	56,776,391	97.4%	10/1/2019			TTM 9/30/2019	78,288,218	27,326,681	50,961,537	0	50,961,537			Actual 2018	75,039,495
4	F5 Tower	12.5%	32,787,852	8,792,416	23,995,436	103,104	773,277	23,119,056	100.0%	2/1/2020			Annualized 1 12/31/2019	31,110,161	8,731,929	22,378,232	0	22,378,232			NAV	NAV
5	Silver City Plaza	7.3%	3,363,071	492,778	2,870,293	6,237	51,979	2,812,077	100.0%	11/20/2019			TTM 10/31/2019	3,090,910	429,921	2,660,989	0	2,660,989			Actual 2018	3,066,026
6	Axalta Navy Yard	9.5%	3,628,502	108,855	3,519,647	17,500	0	3,502,147	100.0%	2/1/2020			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
7	ExchangeRight Net Leased Portfolio #31	9.1%	7,588,539	627,046	6,961,493	35,581	214,480	6,711,432	100.0%	2/1/2020			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
7.01	Hy-Vee - Savage, MN		1,274,823	34,153	1,240,670	0	59,332	1,181,338	100.0%	2/1/2020			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
7.02	Giant Eagle - New Albany, OH		991,892	33,309	958,582	0	44,155	914,428	100.0%	2/1/2020			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
7.03	BioLife Plasma Services L.P. - Columbus, GA		499,955	14,385	485,569	0	0	485,569	100.0%	2/1/2020			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
7.04	Walgreens - Des Plaines, IL		393,743	9,267	384,475	2,268	13,885	368,322	100.0%	2/1/2020			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
7.05	Tractor Supply - Yulee, FL		326,482	8,207	318,275	2,820	13,246	302,209	100.0%	2/1/2020			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
7.06	Hobby Lobby - Belton, MO		491,508	187,838	303,670	8,250	23,730	271,690	100.0%	2/1/2020			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
7.07	Tractor Supply - Oregon, OH		250,506	7,566	242,940	0	10,564	232,376	100.0%	2/1/2020			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
7.08	Hobby Lobby - Marion, OH		380,690	126,958	253,731	8,253	23,085	222,393	100.0%	2/1/2020			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
7.09	Tractor Supply - New Lenox, IL		236,951	6,090	230,861	2,865	11,188	216,809	100.0%	2/1/2020			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
7.10	Tractor Supply - Danville, IN		227,014	5,929	221,085	2,865	10,961	207,259	100.0%	2/1/2020			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
7.11	CVS Pharmacy - Milford, OH		204,091	4,873	199,218	0	7,910	191,308	100.0%	2/1/2020			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
7.12	CVS Pharmacy - Alton, IL		200,557	5,068	195,489	0	7,880	187,609	100.0%	2/1/2020			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
7.13	Walgreens - Chicago Heights, IL		253,037	6,347	246,689	2,209	10,375	234,105	100.0%	2/1/2020			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
7.14	Walgreens - Wheeling, IL		369,292	8,678	360,614	2,138	0	358,477	100.0%	2/1/2020			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
7.15	Tractor Supply - Kankakee, IL		175,635	4,822	170,812	2,865	10,106	157,842	100.0%	2/1/2020			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
7.16	Dollar General - Fayetteville, GA		132,422	14,974	117,448	0	0	117,448	100.0%	2/1/2020			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
7.17	CVS Pharmacy - Mobile, AL		124,218	3,202	121,016	0	5,893	115,123	100.0%	2/1/2020			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
7.18	Advance Auto Parts - Richmond, VA		133,351	9,668	123,683	1,050	5,203	117,430	100.0%	2/1/2020			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
7.19	Dollar General - Roanoke, VA		131,051	16,074	114,977	0	0	114,977	100.0%	2/1/2020			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
7.20	Dollar General - McDonough, GA		136,005	24,730	111,276	0	0	111,276	100.0%	2/1/2020			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
7.21	Dollar General - Alvin, TX		129,398	28,494	100,904	0	0	100,904	100.0%	2/1/2020			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
7.22	CVS Pharmacy - Lawrenceville, GA		167,060	4,151	162,909	0	6,967	155,942	100.0%	2/1/2020			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
7.23	Dollar General - Prattville, AL		105,759	5,994	99,765	0	0	99,765	100.0%	2/1/2020			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
7.24	Dollar General - Mobile, AL		118,943	19,424	99,520	0	0	99,520	100.0%	2/1/2020			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
7.25	Dollar General - Evansville, IN		134,156	36,842	97,314	0	0	97,314	100.0%	2/1/2020			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
8	One Stockton	7.3%	6,109,060	1,114,258	4,994,801	2,548	146,433	4,845,821	100.0%	2/1/2020			TTM 10/31/2019	5,850,129	919,775	4,930,354	0	4,930,354			Actual 2018	5,806,891
9	Walgreens - Las Vegas Strip	7.2%	2,007,983	20,080	1,987,903	1,469	0	1,986,435	100.0%	2/1/2020			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
10	Highland Village Townhomes	7.9%	3,611,383	1,472,949	2,138,434	40,250	0	2,098,184	95.7%	1/23/2020			TTM 9/30/2019	2,932,359	1,312,680	1,619,679	0	1,619,679			NAV	NAV
11	Vernon Tower	7.3%	3,827,249	624,852	3,202,397	26,080	5,500	3,170,817	96.1%	11/15/2019			TTM 10/31/2019	1,744,367	503,232	1,241,135	0	1,241,135			NAV	NAV
12	Exchange on Erwin	7.8%	8,935,023	2,992,779	5,942,244	83,869	0	5,858,374	97.0%	Various			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
13	Pinnacle Self Storage Portfolio	9.1%	2,718,044	816,786	1,901,258	46,005	0	1,855,253	75.7%	11/30/2019			TTM 10/31/2019	2,953,325	1,100,434	1,852,891	0	1,852,891			Actual 2018	2,303,754
13.01	Cedar Point		899,048	242,252	656,795	12,017	0	644,779	87.3%	11/30/2019			TTM 10/31/2019	981,785	342,878	638,907	0	638,907			Actual 2018	810,184
13.02	Morehead City		664,195	190,699	473,496	10,194	0	463,302	84.1%	11/30/2019			TTM 10/31/2019	773,613	278,059	495,554	0	495,554			Actual 2018	548,827
13.03	Highway 70		647,144	210,841	436,303	15,327	0	420,976	61.9%	11/30/2019			TTM 10/31/2019	652,932	269,973	382,959	0	382,959			Actual 2018	481,681
13.04	Neuse Blvd		507,657	172,994	334,663	8,468	0	326,196	73.8%	11/30/2019			TTM 10/31/2019	544,995	209,524	335,471	0	335,471			Actual 2018	463,062
14	Delta Hotels by Marriott - Detroit Metro Airport	11.9%	8,422,507	5,653,740	2,768,768	336,900	0	2,431,867	71.4%	12/31/2019	92	66	Actual 2019	8,422,507	5,571,089	2,851,418	341,144	2,510,274	92	66	NAV	NAV
15	4041 Central	9.6%	6,984,424	2,684,938	4,299,487	73,162	181,453	4,044,872	68.1%	10/1/2019			TTM 9/30/2019	6,746,409	2,783,632	3,962,776	0	3,962,776			Actual 2018	5,669,535
16	Hilton Garden Inn Charleston / Mt. Pleasant	11.9%	6,577,609	4,096,259	2,481,350	263,104	0	2,218,245	77.0%	11/30/2019	158	122	TTM 11/30/2019	6,577,609	4,271,746	2,305,863	0	2,305,863	158	122	Actual 2018	6,825,554
17	1888 Westchester Avenue	8.7%	2,052,156	465,625	1,586,531	0	0	1,586,531	100.0%	2/1/2020			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
18	Scenic Tree Apartments	8.5%	3,098,830	1,581,884	1,516,946	63,500	0	1,453,446	92.9%	12/31/2019			TTM 11/30/2019	3,013,226	1,568,000	1,445,225	0	1,445,225			Actual 2018	2,809,652
19	Coast Aluminum Industrial Portfolio	8.5%	2,222,478	653,760	1,568,718	23,248	116,240	1,429,231	100.0%	2/1/2020			TTM 9/30/2019	1,842,389	652,783	1,189,606	0	1,189,606			Actual 2018	1,827,469
19.01	Coast Aluminum Portfolio - Santa Fe Springs		1,321,960	327,943	994,017	11,079	55,396	927,542	100.0%	2/1/2020			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
19.02	Coast Aluminum Portfolio - Phoenix		628,041	229,095	398,945	8,000	40,000	350,945	100.0%	2/1/2020			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
19.03	Coast Aluminum Portfolio - Fresno		272,478	96,722	175,756	4,169	20,844	150,744	100.0%	2/1/2020			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
20	Columbus Office Portfolio	11.0%	3,915,276	1,925,437	1,989,839	44,706	173,531	1,771,601	88.5%	9/11/2019			TTM 9/30/2019	3,652,743	1,943,279	1,709,463	0	1,709,463			Actual 2018	3,538,676
20.01	4151 Executive Parkway		2,079,095	955,332	1,123,763	23,985	93,100	1,006,679	89.2%	9/11/2019			TTM 9/30/2019	2,104,619	969,910	1,134,710	0	1,134,710			Actual 2018	2,006,269
20.02	6530 West Campus Oval		1,836,180	970,105	866,075	20,721	80,431	764,923	87.8%	9/11/2019			TTM 9/30/2019	1,548,123	973,370	574,754	0	574,754			Actual 2018	1,532,408
21	Springhill Suites Miramar	12.2%	5,044,141	2,979,403	2,064,738	201,766	0	1,862,972	85.7%	11/30/2019	126	108	TTM 11/30/2019	5,044,141	2,793,478	2,250,663	0	2,250,663	126	108	Annualized 3 12/31/2018	3,036,173
22	Hampton Inn Ft. Lauderdale Airport	12.7%	5,438,346	3,319,988	2,118,358	217,534	0	1,900,824	90.7%	11/30/2019	148	134	TTM 11/30/2019	5,438,346	3,317,396	2,120,950	217,535	1,903,415	148	134	Actual 2018	5,375,487
23	Aloft Bolingbrook	11.5%	5,262,477	3,414,245	1,848,232	210,499	0	1,637,733	70.3%	11/30/2019	114	84	TTM 11/30/2019	5,087,585	3,312,181	1,775,404	203,503	1,571,900	115	81	Actual 2018	4,912,690
24	Springdale Apartments	8.1%	2,215,541	1,030,538	1,185,003	49,750	0	1,135,253	95.0%	10/31/2019			TTM 6/30/2019	2,224,740	1,000,447	1,224,293	59,700	1,164,593			NAV	NAV
25	Pleasant Run	8.6%	2,146,449	903,094	1,243,355	60,000	0	1,183,355	96.7%	10/1/2019			TTM 11/30/2019	2,187,846	846,192	1,341,653	0	1,341,653			Actual 2018	2,107,976
26	Louisville Self Storage Portfolio	9.2%	1,966,871	795,047	1,171,824	24,314	0	1,147,510	87.2%	10/31/2019			TTM 10/31/2019	1,949,637	863,240	1,086,397	0	1,086,397			Actual 2018	1,892,119
26.01	Main Street Storage		733,880	292,795	441,085	8,248	0	432,837	88.5%	10/31/2019			TTM 10/31/2019	711,191	285,976	425,215	0	425,215			Actual 2018	682,576
26.02	Mellwood Storage		656,946	282,940	374,006	7,721	0	366,285	80.6%	10/31/2019			TTM 10/31/2019	658,710	282,276	376,434	0	376,434			Actual 2018	610,402
26.03	J-Town Storage		576,044	219,311	356,733	8,345	0	348,388	90.3%	10/31/2019			TTM 10/31/2019	579,736	294,988	284,748	0	284,748			Actual 2018	599,141
27	6000 Parkwood	10.0%	2,977,880	1,641,141	1,336,739	23,707	118,533	1,194,500	79.6%	10/1/2019			Annualized 10 10/31/2019	2,046,078	1,482,743	563,335	0	563,335			Actual 2018	2,000,545
28	Amazon Distribution Center Tucson	8.0%	958,671	0	958,671	4,950	12,372	941,349	100.0%	2/1/2020			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
29	Hampton Inn Pompano Beach	11.7%	4,141,638	2,618,001	1,523,637	165,666	0	1,357,971	88.0%	11/30/2019	125	110	TTM 11/30/2019	4,141,638	2,647,340	1,494,298	0	1,494,298	125	110	Actual 2018	4,298,877
30	Waterside Center 3200	9.7%	1,822,794	696,481	1,126,312	20,793	-15,331	1,120,850	94.2%	11/20/2019			TTM 8/31/2019	1,786,029	671,407	1,114,622	0	1,114,622			Actual 2018	1,616,722
31	Fairfield Inn & Suites - Nashville Airport	12.0%	3,414,959	1,893,159	1,521,800	136,598	0	1,385,201	67.1%	12/31/2019	133	89	Actual 2019	3,414,959	1,850,914	1,564,045	0	1,564,045	133	89	NAV	NAV
32	Pittsburgh Multifamily Portfolio	10.3%	1,951,738	821,774	1,129,964	52,800	0	1,077,164	95.6%	10/17/2019			Actual 2019	1,951,738	842,898	1,108,840	0	1,108,840			Actual 2018	1,742,842
33	Metroplex Apartments	11.1%	1,935,452	774,672	1,160,780	54,250	0	1,106,530	96.8%	10/15/2019			TTM 11/30/2019	1,845,274	713,860	1,131,414	0	1,131,414			Actual 2017	1,450,412
34	Green Orchards Shopping Center	12.9%	2,032,434	669,705	1,362,730	23,495	78,316	1,260,918	97.1%	9/17/2019			Actual 2018	2,153,090	802,007	1,351,083	0	1,351,083			Actual 2017	2,245,640
35	Myrtle and Saint James Portfolio	6.6%	794,119	160,212	633,907	3,660	0	630,247	100.0%	9/20/2019			TTM 8/31/2019	767,312	143,917	623,396	0	623,396			Actual 2018	737,178
35.01	Saint James Place		384,046	65,783	318,263	2,000	0	316,263	100.0%	9/20/2019			TTM 8/31/2019	365,810	62,160	303,650	0	303,650			Actual 2018	355,189
35.02	Myrtle Avenue		410,073	94,429	315,644	1,660	0	313,984	100.0%	9/20/2019			TTM 8/31/2019	401,502	81,756	319,746	0	319,746			Actual 2018	381,988
36	Atlantic Storage	11.6%	1,573,638	562,245	1,011,393	26,796	0	984,597	82.5%	12/5/2019			TTM 10/31/2019	1,540,972	500,854	1,040,118	0	1,040,118			Actual 2018	1,455,453
37	Comfort Inn New Mexico Portfolio	12.3%	3,177,536	2,045,194	1,132,343	127,101	0	1,005,241	60.5%	10/31/2019	90	55	TTM 10/31/2019	3,177,536	2,042,436	1,135,100	127,509	1,007,592	90	55	Actual 2018	2,859,252
37.01	Comfort Inn Santa Rosa		1,787,509	1,099,148	688,362	71,500	0	616,861	68.0%	10/31/2019	96	65	TTM 10/31/2019	1,787,509	1,103,603	683,906	71,907	611,999	96	65	Actual 2018	1,817,121
37.02	Comfort Inn & Suites Albuquerque Downtown		1,390,027	946,046	443,981	55,601	0	388,380	53.7%	10/31/2019	84	45	TTM 10/31/2019	1,390,027	938,833	451,194	55,601	395,593	84	45	Actual 2018	1,042,131
38	The Commerce Building	10.2%	1,557,988	648,055	909,933	16,968	59,842	833,123	92.5%	12/4/2019			TTM 10/31/2019	1,445,885	667,830	778,055	0	778,055			Actual 2018	1,404,028
39	Grand Bay Plaza	9.5%	1,207,014	374,793	832,221	11,672	44,062	776,488	94.8%	10/16/2019			TTM 9/30/2019	1,111,203	327,511	783,692	0	783,692			Actual 2018	1,105,803
40	5242 West Adams Boulevard	7.9%	913,401	245,834	667,568	4,128	24,768	638,672	100.0%	2/1/2020			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
41	Shoppes at Parma	10.2%	9,956,513	3,633,806	6,322,706	145,255	363,138	5,814,314	93.2%	10/3/2019			TTM 9/30/2019	8,009,611	3,153,863	4,855,749	0	4,855,749			Actual 2018	6,884,652
42	Hampton Inn Cumming	11.2%	2,675,238	1,670,833	1,004,405	107,010	0	897,395	79.2%	11/30/2019	128	101	TTM 11/30/2019	2,675,238	1,655,404	1,019,834	107,010	912,824	128	101	Actual 2018	2,774,970
43	Hagerstown Plaza Office	11.2%	1,454,459	473,431	981,028	14,009	84,052	882,967	72.1%	1/1/2020			Actual 2019	1,078,716	433,639	645,077	0	645,077			Actual 2018	906,319
44	Lincoln Center	9.5%	1,047,462	269,025	778,437	12,331	73,984	692,122	92.9%	10/3/2019			TTM 8/31/2019	441,700	123,120	318,580	0	318,580			Actual 2018	616,886
45	Comfort Suites Woodland - Sacramento Airport	12.6%	2,549,855	1,544,809	1,005,046	101,994	0	903,052	82.2%	10/31/2019	127	104	TTM 10/31/2019	2,549,855	1,558,829	991,026	0	991,026	127	104	Actual 2018	2,444,729
46	Holiday Inn & Suites – Peachtree City	13.1%	2,740,985	1,829,419	911,566	109,639	0	801,926	80.3%	11/30/2019	100	80	TTM 11/30/2019	2,740,985	1,877,469	863,516	0	863,516	100	80	Actual 2018	2,299,349
47	Stoney Creek Apartments	9.5%	1,183,558	573,926	609,632	39,000	0	570,632	96.8%	11/7/2019			Actual 2019	1,032,917	508,938	523,979	0	523,979			Actual 2018	755,391
48	West Phoenix Self Storage	9.4%	771,504	259,991	511,513	11,211	0	500,302	96.1%	11/6/2019			TTM 10/31/2019	741,928	218,843	523,085	0	523,085			Actual 2018	672,883
49	Chandler Self Storage	9.5%	865,012	381,981	483,031	7,191	0	475,840	88.3%	11/5/2019			TTM 10/31/2019	800,665	329,149	471,516	0	471,516			Actual 2018	602,373
50	Fairfield Inn by Marriott Lexington Park Patuxent River Naval Air Station	13.0%	2,091,287	1,337,032	754,255	104,564	0	649,690	67.5%	12/31/2019	107	72	Actual 2019	2,091,287	1,332,007	759,280	104,564	654,716	107	72	Actual 2018	1,994,718
51	The Storage Center	9.9%	642,218	176,993	465,225	6,058	0	459,167	90.2%	10/29/2019			TTM 9/30/2019	548,099	187,126	360,973	0	360,973			Actual 2018	538,323
52	Villas at Potters Creek	8.3%	559,420	164,013	395,407	9,600	0	385,807	97.9%	12/31/2019			TTM 11/30/2019	563,102	132,251	430,851	0	430,851			Actual 2018	417,378
53	5600 Northwest Central	9.3%	880,767	411,197	469,570	12,420	30,127	427,023	86.9%	10/31/2019			TTM 10/31/2019	753,706	399,955	353,751	0	353,751			Actual 2018	673,353
54	Carrier Circle Business Complex	9.0%	1,182,942	683,071	499,871	47,807	48,875	403,189	92.8%	10/31/2019			TTM 8/31/2019	1,059,098	618,882	440,216	0	440,216			Actual 2018	1,107,732
55	Johnson Estates MHC	8.9%	600,784	211,305	389,479	7,500	0	381,979	84.0%	11/1/2019			TTM 8/31/2019	582,101	236,035	346,066	0	346,066			Actual 2018	573,089
56	Willow Park Apartments	12.6%	1,550,053	959,461	590,591	54,000	0	536,591	97.2%	1/13/2020			TTM 10/31/2019	1,181,811	938,352	243,459	0	243,459			Actual 2018	504,953
57	Star Vale MHC	8.5%	558,513	210,877	347,636	7,800	0	339,836	77.3%	11/30/2019			Actual 2019	556,862	215,129	341,733	0	341,733			Actual 2018	501,840
58	The Reserve Apartments at Statesboro	9.3%	389,726	97,836	291,890	11,700	0	280,190	100.0%	11/25/2019			TTM 10/31/2019	409,412	72,303	337,109	0	337,109			Actual 2018	392,902
59	Walgreens Albuquerque	13.4%	370,708	11,121	359,587	2,174	7,245	350,169	100.0%	2/1/2020			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
60	CVS Mechanicsville	8.5%	205,752	4,115	201,636	0	0	201,636	100.0%	2/1/2020			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
61	AmeriPark Storage	12.8%	427,245	127,731	299,514	12,000	0	287,514	94.0%	11/22/2019			TTM 10/31/2019	398,036	122,361	275,676	0	275,676			Actual 2018	331,034
62	Village Apartments	9.0%	329,303	143,562	185,741	5,453	0	180,287	95.0%	10/1/2019			TTM 9/30/2019	333,359	143,748	189,611	5,453	184,158			Actual 2018	335,181
63	Bank of America - Trophy Club, TX	7.8%	158,146	3,163	154,983	619	6,686	147,679	100.0%	2/1/2020			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
64	Dollar General Clinton, IN	8.8%	95,252	2,858	92,394	1,596	0	90,798	100.0%	2/1/2020			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
65	Dollar General Wardsville, MO	8.8%	90,097	2,703	87,394	1,350	0	86,044	100.0%	2/1/2020			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
66	Dollar General Saginaw, MI	8.9%	87,812	2,634	85,177	1,365	0	83,812	100.0%	2/1/2020			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV

 A-1-4

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent Capital Expenditures	Second Most Recent NCF ($)	Second Most Recent Hotel ADR	Second Most Recent Hotel RevPAR	Third Most Recent Period	Third Most Recent Revenues ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent Capital Expenditures	Third Most Recent NCF ($)	Third Most Recent Hotel ADR	Third Most Recent Hotel RevPAR	Master Lease (Y/N)(6)	Largest Tenant Name(5)(7)(8)	Largest Tenant Sq. Ft.	Largest Tenant % of NRA	Largest Tenant Exp. Date
1	Kings Plaza	27,595,961	42,088,187	0	42,088,187			Actual 2017	64,923,243	25,486,495	39,436,748	0	39,436,748			N	Lowe’s Home Centers	114,000	14.0%	5/31/2028
2	1633 Broadway	70,120,786	109,098,450	0	109,098,450			Actual 2017	159,464,803	65,274,796	94,190,007	0	94,190,007			N	Allianz Asset Mgmt of America	320,911	12.5%	1/31/2031
3	650 Madison Avenue	26,481,999	48,557,496	0	48,557,496			Actual 2017	72,488,704	25,947,358	46,541,346	0	46,541,346			N	Ralph Lauren Corporation	277,016	46.1%	12/31/2024
4	F5 Tower	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	F5 Networks, Inc.	515,518	100.0%	9/30/2033
5	Silver City Plaza	436,860	2,629,166	0	2,629,166			Actual 2017	3,059,362	453,227	2,606,135	0	2,606,135			N	Ross Dress for Less	32,000	77.0%	1/31/2025
6	Axalta Navy Yard	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			Y	Axalta Coating Systems, LLC	175,000	100.0%	10/31/2037
7	ExchangeRight Net Leased Portfolio #31	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	Various	Various	Various	Various
7.01	Hy-Vee - Savage, MN	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	Hy-Vee	101,278	100.0%	11/30/2039
7.02	Giant Eagle - New Albany, OH	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	Giant Eagle	71,050	100.0%	8/31/2032
7.03	BioLife Plasma Services L.P. - Columbus, GA	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	BioLife Plasma Services L.P.	14,181	100.0%	9/30/2034
7.04	Walgreens - Des Plaines, IL	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	Walgreens	15,120	100.0%	9/30/2029
7.05	Tractor Supply - Yulee, FL	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	Tractor Supply	18,800	100.0%	9/15/2034
7.06	Hobby Lobby - Belton, MO	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	Hobby Lobby	55,000	100.0%	2/28/2031
7.07	Tractor Supply - Oregon, OH	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	Tractor Supply	18,795	100.0%	12/31/2029
7.08	Hobby Lobby - Marion, OH	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	Hobby Lobby	55,020	100.0%	3/31/2031
7.09	Tractor Supply - New Lenox, IL	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	Tractor Supply	19,097	100.0%	10/31/2034
7.10	Tractor Supply - Danville, IN	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	Tractor Supply	19,097	100.0%	10/31/2034
7.11	CVS Pharmacy - Milford, OH	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	CVS Pharmacy	10,118	100.0%	1/30/2030
7.12	CVS Pharmacy - Alton, IL	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	CVS Pharmacy	10,157	100.0%	1/30/2030
7.13	Walgreens - Chicago Heights, IL	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	Walgreens	14,725	100.0%	10/31/2030
7.14	Walgreens - Wheeling, IL	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	Walgreens	14,250	100.0%	6/30/2031
7.15	Tractor Supply - Kankakee, IL	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	Tractor Supply	19,097	100.0%	10/31/2034
7.16	Dollar General - Fayetteville, GA	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	Dollar General	9,002	100.0%	11/30/2033
7.17	CVS Pharmacy - Mobile, AL	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	CVS Pharmacy	10,125	100.0%	1/30/2030
7.18	Advance Auto Parts - Richmond, VA	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	Advance Auto Parts	7,000	100.0%	2/28/2030
7.19	Dollar General - Roanoke, VA	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	Dollar General	10,542	100.0%	5/31/2032
7.20	Dollar General - McDonough, GA	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	Dollar General	9,026	100.0%	10/31/2034
7.21	Dollar General - Alvin, TX	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	Dollar General	9,026	100.0%	2/29/2032
7.22	CVS Pharmacy - Lawrenceville, GA	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	CVS Pharmacy	10,127	100.0%	1/31/2030
7.23	Dollar General - Prattville, AL	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	Dollar General	9,026	100.0%	11/30/2034
7.24	Dollar General - Mobile, AL	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	Dollar General	9,002	100.0%	11/30/2034
7.25	Dollar General - Evansville, IN	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	Dollar General	9,100	100.0%	7/31/2034
8	One Stockton	895,766	4,911,125	0	4,911,125			Actual 2017	5,734,859	863,806	4,871,053	0	4,871,053			N	T-Mobile	16,987	100.0%	11/30/2026
9	Walgreens - Las Vegas Strip	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	Walgreen Co.	14,688	100.0%	12/31/2034
10	Highland Village Townhomes	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N
11	Vernon Tower	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N
12	Exchange on Erwin	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	Duke University	37,290	11.8%	8/31/2024
13	Pinnacle Self Storage Portfolio	973,164	1,330,590	0	1,330,590			Actual 2017	1,874,897	773,885	1,101,013	0	1,101,013			N
13.01	Cedar Point	311,398	498,786	0	498,786			Actual 2017	641,296	261,881	379,415	0	379,415			N
13.02	Morehead City	236,021	312,806	0	312,806			Actual 2017	456,665	156,680	299,985	0	299,985			N
13.03	Highway 70	222,851	258,831	0	258,831			Actual 2017	351,088	176,517	174,570	0	174,570			N
13.04	Neuse Blvd	202,894	260,168	0	260,168			Actual 2017	425,848	178,806	247,042	0	247,042			N
14	Delta Hotels by Marriott - Detroit Metro Airport	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	N
15	4041 Central	2,829,055	2,840,480	0	2,840,480			Actual 2017	5,392,094	2,936,666	2,455,428	0	2,455,428			N	U.S. Government (IRS)	116,507	28.7%	6/11/2029
16	Hilton Garden Inn Charleston / Mt. Pleasant	4,241,186	2,584,368	0	2,584,368	155	125	Actual 2017	6,805,615	4,130,863	2,674,752	0	2,674,752	156	128	N
17	1888 Westchester Avenue	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	Zwanger Pesiri Radiology	12,400	100.0%	4/30/2044
18	Scenic Tree Apartments	1,552,678	1,256,974	0	1,256,974			Actual 2017	2,889,616	1,642,344	1,247,272	0	1,247,272			N
19	Coast Aluminum Industrial Portfolio	652,298	1,175,171	0	1,175,171			Actual 2017	1,742,296	587,339	1,154,957	0	1,154,957			Y	Coast Aluminum	Various		1/31/2035
19.01	Coast Aluminum Portfolio - Santa Fe Springs	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			Y	Coast Aluminum	110,791	100.0%	1/31/2035
19.02	Coast Aluminum Portfolio - Phoenix	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			Y	Coast Aluminum	80,000	100.0%	1/31/2035
19.03	Coast Aluminum Portfolio - Fresno	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			Y	Coast Aluminum	41,688	100.0%	1/31/2035
20	Columbus Office Portfolio	1,917,234	1,621,442	0	1,621,442			Actual 2017	3,298,353	2,037,973	1,260,380	0	1,260,380			N	Various	Various	Various	Various
20.01	4151 Executive Parkway	976,025	1,030,244	0	1,030,244			Actual 2017	1,786,175	1,047,768	738,407	0	738,407			N	Fortis College	48,081	40.1%	6/30/2026
20.02	6530 West Campus Oval	941,209	591,199	0	591,199			Actual 2017	1,512,178	990,205	521,973	0	521,973			N	The Brickman Group Ltd., LLC	30,502	29.4%	9/30/2024
21	Springhill Suites Miramar	1,935,411	1,100,762	0	1,100,762	120	66	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	N
22	Hampton Inn Ft. Lauderdale Airport	3,226,622	2,148,865	215,019	1,933,845	148	133	Actual 2017	5,339,137	3,236,246	2,102,891	213,565	1,889,326	147	132	N
23	Aloft Bolingbrook	3,242,652	1,670,038	196,508	1,473,530	114	78	Actual 2017	4,955,410	3,364,226	1,591,184	198,216	1,392,968	114	78	N
24	Springdale Apartments	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N
25	Pleasant Run	841,957	1,266,019	0	1,266,019			Actual 2017	2,033,931	833,592	1,200,339	0	1,200,339			N
26	Louisville Self Storage Portfolio	829,709	1,062,410	0	1,062,410			Actual 2017	1,739,173	789,725	949,448	0	949,448			N
26.01	Main Street Storage	292,023	390,553	0	390,553			Actual 2017	668,816	262,758	406,058	0	406,058			N
26.02	Mellwood Storage	270,481	339,921	0	339,921			Actual 2017	501,046	268,627	232,419	0	232,419			N
26.03	J-Town Storage	267,205	331,936	0	331,936			Actual 2017	569,311	258,340	310,971	0	310,971			N
27	6000 Parkwood	1,494,576	505,969	0	505,969			Actual 2017	2,809,853	1,170,166	1,639,687	0	1,639,687			N	Nexeo Solutions, LLC	123,831	78.4%	6/30/2030
28	Amazon Distribution Center Tucson	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	Amazon.com Services Inc.	49,500	100.0%	5/31/2029
29	Hampton Inn Pompano Beach	2,703,034	1,595,843	0	1,595,843	132	114	Annualized 6 12/31/2017	3,617,531	1,996,258	1,621,273	0	1,621,273	116	96	N
30	Waterside Center 3200	664,352	952,370	0	952,370			Actual 2017	1,780,855	699,991	1,080,864	0	1,080,864			N	Brady Corp. (Personnel Concepts)	23,324	34.4%	9/30/2023
31	Fairfield Inn & Suites - Nashville Airport	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	N
32	Pittsburgh Multifamily Portfolio	926,108	816,734	0	816,734			Actual 2017	1,806,575	847,716	958,859	0	958,859			N
33	Metroplex Apartments	732,982	717,429	21,602	695,828			Actual 2016	1,420,799	587,355	833,445	48,070	785,374			N
34	Green Orchards Shopping Center	780,411	1,465,229	0	1,465,229			Actual 2016	2,150,055	766,456	1,383,599	0	1,383,599			N	Kohl’s	104,508	66.7%	7/31/2028
35	Myrtle and Saint James Portfolio	162,251	574,927	0	574,927			Actual 2017	735,971	148,807	587,164	0	587,164			N	Various	Various	Various	Various
35.01	Saint James Place	71,260	283,930	0	283,930			Actual 2017	341,773	67,115	274,659	0	274,659			N
35.02	Myrtle Avenue	90,991	290,997	0	290,997			Actual 2017	394,197	81,692	312,506	0	312,506			N	Investors Bank	1,500	19.2%	2/28/2030
36	Atlantic Storage	501,770	953,683	0	953,683			Actual 2017	1,285,760	485,263	800,497	0	800,497			N
37	Comfort Inn New Mexico Portfolio	1,843,667	1,015,585	114,490	901,095	91	49	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	N
37.01	Comfort Inn Santa Rosa	1,057,870	759,250	72,685	686,565	98	66	Actual 2017	1,777,163	1,248,280	528,884	71,087	457,797	96	65	N
37.02	Comfort Inn & Suites Albuquerque Downtown	785,796	256,335	41,805	214,530	81	34	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	N
38	The Commerce Building	650,676	753,353	0	753,353			Actual 2017	1,310,106	667,818	642,289	0	642,289			N	Kaiser Permanente (Group Health Cooperative)	10,356	12.2%	7/31/2024
39	Grand Bay Plaza	326,544	779,259	0	779,259			Actual 2017	1,056,320	336,326	719,994	0	719,994			N	Publix	47,720	61.3%	12/31/2023
40	5242 West Adams Boulevard	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	Cashmere Agency	16,512	100.0%	3/31/2027
41	Shoppes at Parma	3,169,192	3,715,460	0	3,715,460			Actual 2017	6,331,731	2,666,119	3,665,611	0	3,665,611			N	Wal-Mart	179,982	24.8%	2/28/2031
42	Hampton Inn Cumming	1,646,815	1,128,155	110,999	1,017,156	126	105	Actual 2017	2,638,631	1,595,356	1,043,275	105,545	937,730	126	100	N
43	Hagerstown Plaza Office	364,496	541,823	0	541,823			Actual 2017	1,032,765	348,870	683,895	0	683,895			N	Verizon	19,243	27.5%	3/31/2025
44	Lincoln Center	201,816	415,069	0	415,069			Actual 2017	843,261	207,528	635,733	0	635,733			N	Marshalls of MA, Inc.	22,000	26.8%	1/31/2030
45	Comfort Suites Woodland - Sacramento Airport	1,586,530	858,199	0	858,199	119	100	Actual 2017	2,260,572	1,450,981	809,591	0	809,591	112	92	N
46	Holiday Inn & Suites – Peachtree City	1,648,503	650,846	0	650,846	102	67	Actual 2017	1,772,929	1,439,421	333,508	0	333,508	97	53	N
47	Stoney Creek Apartments	470,642	284,749	0	284,749			NAV	NAV	NAV	NAV	NAV	NAV			N
48	West Phoenix Self Storage	196,059	476,824	0	476,824			Actual 2017	620,730	209,919	410,811	0	410,811			N
49	Chandler Self Storage	279,656	322,717	0	322,717			Actual 2017	231,219	237,014	-5,795	0	-5,795			N
50	Fairfield Inn by Marriott Lexington Park Patuxent River Naval Air Station	1,287,010	707,708	99,736	607,973	101	69	Actual 2017	1,725,718	1,251,083	474,634	86,286	388,349	95	60	N
51	The Storage Center	205,753	332,570	0	332,570			NAV	NAV	NAV	NAV	NAV	NAV			N
52	Villas at Potters Creek	105,586	311,792	0	311,792			Actual 2017	185,631	48,252	137,380	0	137,380			N
53	5600 Northwest Central	378,246	295,107	0	295,107			Actual 2017	688,535	410,068	278,467	0	278,467			N	Co-Nexus Communication Systems	6,527	10.5%	8/31/2023
54	Carrier Circle Business Complex	714,248	393,484	0	393,484			Actual 2017	1,025,730	720,751	304,978	0	304,978			N	Comfort Systems USA	73,325	30.0%	12/31/2026
55	Johnson Estates MHC	222,440	350,649	0	350,649			Actual 2017	539,935	207,234	332,701	0	332,701			N
56	Willow Park Apartments	609,239	-104,286	0	-104,286			NAV	NAV	NAV	NAV	NAV	NAV			N
57	Star Vale MHC	188,480	313,359	0	313,359			Actual 2017	469,176	200,257	268,919	0	268,919			N
58	The Reserve Apartments at Statesboro	59,414	333,489	0	333,489			NAV	NAV	NAV	NAV	NAV	NAV			N
59	Walgreens Albuquerque	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	Walgreens Co.	14,490	100.0%	6/30/2028
60	CVS Mechanicsville	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	Virginia CVS Pharmacy, LLC	10,107	100.0%	1/31/2040
61	AmeriPark Storage	106,774	224,260	0	224,260			Actual 2017	278,437	93,906	184,531	0	184,531			N
62	Village Apartments	136,088	199,093	5,453	193,640			Actual 2017	316,050	123,215	192,834	5,453	187,381			N
63	Bank of America - Trophy Club, TX	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	Bank of America	4,127	100.0%	12/31/2030
64	Dollar General Clinton, IN	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	Dollar General	10,640	100.0%	9/30/2034
65	Dollar General Wardsville, MO	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	Dollar General	9,002	100.0%	7/31/2034
66	Dollar General Saginaw, MI	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	Dollar General	9,100	100.0%	7/31/2034

 A-1-5

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	2nd Largest Tenant Name(7)(8)	2nd Largest Tenant Sq. Ft.	2nd Largest Tenant % of NRA	2nd Largest Tenant Exp. Date	3rd Largest Tenant Name(8)	3rd Largest Tenant Sq. Ft.	3rd Largest Tenant % of NRA	3rd Largest Tenant Exp. Date	4th Largest Tenant Name(8)	4th Largest Tenant Sq. Ft.	4th Largest Tenant % of NRA	4th Largest Tenant Exp. Date	5th Largest Tenant Name(8)	5th Largest Tenant Sq. Ft.	5th Largest Tenant % of NRA
1	Kings Plaza	Primark	102,805	12.7%	7/31/2038	JCPenney	94,895	11.7%	7/31/2038	Burlington	55,078	6.8%	7/31/2028	Best Buy	53,371	6.6%
2	1633 Broadway	WMG Acquisition Corp	293,888	11.5%	7/31/2029	Showtime Networks Inc	261,196	10.2%	1/31/2026	Morgan Stanley & Co	260,829	10.2%	3/31/2032	Kasowitz Benson Torres	203,394	7.9%
3	650 Madison Avenue	Memorial Sloan Kettering Cancer Center	100,700	16.8%	7/31/2023	Sotheby’s Int’l Realty Inc	37,772	6.3%	10/31/2035	Willett Advisors LLC	25,732	4.3%	12/31/2024	BC Partners Inc.	19,380	3.2%
4	F5 Tower
5	Silver City Plaza	Denny’s	4,765	11.5%	3/25/2025	#Hashtag Vegas	2,418	5.8%	1/31/2025	7-Eleven	2,200	5.3%	10/31/2024	Las Vegas Tickets	200	0.5%
6	Axalta Navy Yard
7	ExchangeRight Net Leased Portfolio #31
7.01	Hy-Vee - Savage, MN
7.02	Giant Eagle - New Albany, OH
7.03	BioLife Plasma Services L.P. - Columbus, GA
7.04	Walgreens - Des Plaines, IL
7.05	Tractor Supply - Yulee, FL
7.06	Hobby Lobby - Belton, MO
7.07	Tractor Supply - Oregon, OH
7.08	Hobby Lobby - Marion, OH
7.09	Tractor Supply - New Lenox, IL
7.10	Tractor Supply - Danville, IN
7.11	CVS Pharmacy - Milford, OH
7.12	CVS Pharmacy - Alton, IL
7.13	Walgreens - Chicago Heights, IL
7.14	Walgreens - Wheeling, IL
7.15	Tractor Supply - Kankakee, IL
7.16	Dollar General - Fayetteville, GA
7.17	CVS Pharmacy - Mobile, AL
7.18	Advance Auto Parts - Richmond, VA
7.19	Dollar General - Roanoke, VA
7.20	Dollar General - McDonough, GA
7.21	Dollar General - Alvin, TX
7.22	CVS Pharmacy - Lawrenceville, GA
7.23	Dollar General - Prattville, AL
7.24	Dollar General - Mobile, AL
7.25	Dollar General - Evansville, IN
8	One Stockton
9	Walgreens - Las Vegas Strip
10	Highland Village Townhomes
11	Vernon Tower
12	Exchange on Erwin	Duke University Health Systems	24,250	7.7%	5/31/2024	Hook & Reel	7,254	2.3%	12/31/2029	Smashburger	2,974	0.9%	3/31/2024	The Noodle Shop	2,925	0.9%
13	Pinnacle Self Storage Portfolio
13.01	Cedar Point
13.02	Morehead City
13.03	Highway 70
13.04	Neuse Blvd
14	Delta Hotels by Marriott - Detroit Metro Airport
15	4041 Central	Maricopa County Dept of Public Health	50,810	12.5%	6/30/2023	U.S. Government GSA	36,523	9.0%	9/30/2028	Native American Community Health Center	34,023	8.4%	10/31/2024	Maricopa County (SOS)	32,610	8.0%
16	Hilton Garden Inn Charleston / Mt. Pleasant
17	1888 Westchester Avenue
18	Scenic Tree Apartments
19	Coast Aluminum Industrial Portfolio
19.01	Coast Aluminum Portfolio - Santa Fe Springs
19.02	Coast Aluminum Portfolio - Phoenix
19.03	Coast Aluminum Portfolio - Fresno
20	Columbus Office Portfolio	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various
20.01	4151 Executive Parkway	EDG, Inc.	19,491	16.3%	10/31/2025	OCLC Online Computer Library Center	8,272	6.9%	1/31/2025	Ohio Petroleum Underground Storage	8,138	6.8%	8/31/2023	Northwest Title Family of Companies	6,069	5.1%
20.02	6530 West Campus Oval	McKesson Corporation	14,928	14.4%	8/31/2022	Power Engineers	10,544	10.2%	8/31/2025	Total Renal Care, Inc. (Davita)	7,096	6.8%	8/31/2026	National Education Seminars	5,671	5.5%
21	Springhill Suites Miramar
22	Hampton Inn Ft. Lauderdale Airport
23	Aloft Bolingbrook
24	Springdale Apartments
25	Pleasant Run
26	Louisville Self Storage Portfolio
26.01	Main Street Storage
26.02	Mellwood Storage
26.03	J-Town Storage
27	6000 Parkwood	Jellybean LLC	1,991	1.3%	2/28/2022
28	Amazon Distribution Center Tucson
29	Hampton Inn Pompano Beach
30	Waterside Center 3200	Regus	20,996	31.0%	5/31/2021	Parsons Services Company	10,907	16.1%	10/31/2023	GSA - TSA	8,554	12.6%	10/9/2022
31	Fairfield Inn & Suites - Nashville Airport
32	Pittsburgh Multifamily Portfolio
33	Metroplex Apartments
34	Green Orchards Shopping Center	Office Depot	23,500	15.0%	12/31/2028	Shoe Carnival	14,100	9.0%	9/30/2024	Asian Buffet	10,000	6.4%	6/30/2025
35	Myrtle and Saint James Portfolio	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various
35.01	Saint James Place
35.02	Myrtle Avenue	Beata Wiltos- The Closet Outlet	750	9.6%	2/28/2025	Evergreen Realty & Investments LLC	700	9.0%	8/31/2020	Malgorzata Calderon	700	9.0%	8/31/2024	Saccente Hair Salon	375	4.8%
36	Atlantic Storage
37	Comfort Inn New Mexico Portfolio
37.01	Comfort Inn Santa Rosa
37.02	Comfort Inn & Suites Albuquerque Downtown
38	The Commerce Building	Chamber of Commerce	9,021	10.6%	9/1/2027	Greater Tacoma Comm Foundation	7,324	8.6%	5/31/2022	Innova Architects	4,035	4.8%	1/1/2022	BHC Consultants	3,778	4.5%
39	Grand Bay Plaza	The Sherwin- Williams Company	4,492	5.8%	9/30/2025	Tracee’s Dance Impact	3,933	5.1%	10/31/2023	Coast Dental	2,622	3.4%	9/30/2024	Pinch-A-Penny	2,480	3.2%
40	5242 West Adams Boulevard
41	Shoppes at Parma	J.C. Penney	160,961	22.2%	11/30/2023	Dick’s Sporting Goods, Inc.	50,000	6.9%	1/31/2026	Marc’s	48,688	6.7%	12/31/2027	Burlington Coat Factory	45,079	6.2%
42	Hampton Inn Cumming
43	Hagerstown Plaza Office	GSA / Social Security Regional Office	9,416	13.4%	8/8/2035	GSA / U. S. Census Bureau	7,704	11.0%	1/2/2021	Navy Career Center - Recruiting	6,333	9.0%	3/31/2025	WSP USA, Inc	3,335	4.8%
44	Lincoln Center	Burke’s Outlet Store	20,000	24.3%	1/31/2030	The Cato Corporation	6,000	7.3%	1/31/2024	Shoe Show, Inc.	5,640	6.9%	1/31/2023	Fitness Time	5,330	6.5%
45	Comfort Suites Woodland - Sacramento Airport
46	Holiday Inn & Suites – Peachtree City
47	Stoney Creek Apartments
48	West Phoenix Self Storage
49	Chandler Self Storage
50	Fairfield Inn by Marriott Lexington Park Patuxent River Naval Air Station
51	The Storage Center
52	Villas at Potters Creek
53	5600 Northwest Central	FFA Group, Inc.	4,691	7.6%	10/31/2021	Terralab Landscape Architects, LLC	2,902	4.7%	10/31/2023	StarCrest Realty	2,261	3.6%	10/31/2021	B.R. Lawson & Co.	2,195	3.5%
54	Carrier Circle Business Complex	AAI - A PowerFlo Technologies Co.	29,135	11.9%	6/30/2024	Industrial Tire of CNY, LLC	27,000	11.0%	9/30/2025	Associated Materials	26,000	10.6%	9/30/2022	Jacobs3, LLC	17,000	7.0%
55	Johnson Estates MHC
56	Willow Park Apartments
57	Star Vale MHC
58	The Reserve Apartments at Statesboro
59	Walgreens Albuquerque
60	CVS Mechanicsville
61	AmeriPark Storage
62	Village Apartments
63	Bank of America - Trophy Club, TX
64	Dollar General Clinton, IN
65	Dollar General Wardsville, MO
66	Dollar General Saginaw, MI

 A-1-6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	5th Largest Tenant Exp. Date	Engineering Report Date	Environmental Report Date (Phase I)	Environmental Report Date (Phase II)	Seismic Report Date	Seismic PML %	Seismic Insurance Required (Y/N)	Terrorism Insurance (Y/N)	Loan Purpose	Engineering Escrow / Deferred Maintenance ($)	Tax Escrow (Initial)	Monthly Tax Escrow ($)	Tax Escrow - Cash or LoC	Tax Escrow - LoC Counterparty	Insurance Escrow (Initial)	Monthly Insurance Escrow ($)	Insurance Escrow - Cash or LoC	Insurance Escrow - LoC Counterparty	Upfront Replacement Reserve ($)
1	Kings Plaza	1/31/2032	10/22/2019	11/22/2019				N	Y	Refinance	0	0	Springing			0	Springing			0
2	1633 Broadway	3/31/2037	10/30/2019	10/30/2019				N	Y	Refinance	0	0	Springing			0	Springing			0
3	650 Madison Avenue	1/31/2027	10/29/2019	10/29/2019				N	Y	Refinance	0	0	Springing			0	Springing			0
4	F5 Tower		11/20/2019	11/26/2019		11/20/2019	9.0%	N	Y	Acquisition	0	644,935	214,978	Cash		0	Springing			0
5	Silver City Plaza	10/31/2020	12/6/2019	12/5/2019				N	Y	Acquisition	0	38,976	7,795	Cash		11,082	Springing	Cash		0
6	Axalta Navy Yard		10/24/2019	10/24/2019				N	Y	Acquisition	0	0	Springing			20,078	6,693	Cash		0
7	ExchangeRight Net Leased Portfolio #31		Various	Various				N	Y	Acquisition	69,781	499,357	Springing	Cash		0	Springing			406,650
7.01	Hy-Vee - Savage, MN		11/18/2019	11/18/2019				N	Y
7.02	Giant Eagle - New Albany, OH		10/11/2019	10/15/2019				N	Y
7.03	BioLife Plasma Services L.P. - Columbus, GA		11/12/2019	11/8/2019				N	Y
7.04	Walgreens - Des Plaines, IL		11/25/2019	11/25/2019				N	Y
7.05	Tractor Supply - Yulee, FL		11/5/2019	11/5/2019				N	Y
7.06	Hobby Lobby - Belton, MO		11/25/2019	11/25/2019				N	Y
7.07	Tractor Supply - Oregon, OH		11/18/2019	11/18/2019				N	Y
7.08	Hobby Lobby - Marion, OH		11/12/2019	11/8/2019				N	Y
7.09	Tractor Supply - New Lenox, IL		11/18/2019	11/18/2019				N	Y
7.10	Tractor Supply - Danville, IN		10/30/2019	10/25/2019				N	Y
7.11	CVS Pharmacy - Milford, OH		10/25/2019	10/25/2019				N	Y
7.12	CVS Pharmacy - Alton, IL		10/23/2019	10/30/2019				N	Y
7.13	Walgreens - Chicago Heights, IL		11/18/2019	11/18/2019				N	Y
7.14	Walgreens - Wheeling, IL		11/25/2019	11/25/2019				N	Y
7.15	Tractor Supply - Kankakee, IL		11/18/2019	11/18/2019				N	Y
7.16	Dollar General - Fayetteville, GA		11/18/2019	11/18/2019				N	Y
7.17	CVS Pharmacy - Mobile, AL		10/23/2019	10/30/2019				N	Y
7.18	Advance Auto Parts - Richmond, VA		11/13/2019	11/13/2019				N	Y
7.19	Dollar General - Roanoke, VA		11/25/2019	11/25/2019				N	Y
7.20	Dollar General - McDonough, GA		11/18/2019	11/18/2019				N	Y
7.21	Dollar General - Alvin, TX		11/18/2019	11/18/2019				N	Y
7.22	CVS Pharmacy - Lawrenceville, GA		10/24/2019	10/25/2019				N	Y
7.23	Dollar General - Prattville, AL		11/27/2019	11/26/2019				N	Y
7.24	Dollar General - Mobile, AL		11/18/2019	11/18/2019				N	Y
7.25	Dollar General - Evansville, IN		10/18/2019	10/17/2019				N	Y
8	One Stockton		10/28/2019	10/24/2019		10/28/2019	12.0%	N	Y	Refinance	0	166,351	55,450	Cash		0	Springing			0
9	Walgreens - Las Vegas Strip		12/4/2019	10/5/2019				N	N	Acquisition	0	0	Springing			0	Springing			0
10	Highland Village Townhomes		10/25/2019	10/28/2019				N	Y	Refinance	0	572,875	52,080	Cash		19,692	9,846	Cash		0
11	Vernon Tower		11/14/2019	11/14/2019				N	Y	Refinance	0	2,858	2,858	Cash		12,593	6,296	Cash		0
12	Exchange on Erwin	6/30/2023	11/18/2019	11/18/2019				N	Y	Acquisition	30,000	0	Springing			0	Springing			0
13	Pinnacle Self Storage Portfolio		11/21/2019	Various				N	Y	Acquisition	44,254	4,760	4,534	Cash		14,863	2,359	Cash		0
13.01	Cedar Point		11/21/2019	11/21/2019				N	Y
13.02	Morehead City		11/21/2019	11/21/2019				N	Y
13.03	Highway 70		11/21/2019	12/19/2019				N	Y
13.04	Neuse Blvd		11/21/2019	11/21/2019				N	Y
14	Delta Hotels by Marriott - Detroit Metro Airport		1/3/2020	1/3/2020				N	Y	Refinance	7,500	38,061	18,124	Cash		98,667	18,794	Cash		0
15	4041 Central	6/30/2023	9/23/2019	9/23/2019				N	Y	Refinance	0	68,387	68,387	Cash		219,773	19,979	Cash		0
16	Hilton Garden Inn Charleston / Mt. Pleasant		10/30/2019	9/26/2019				N	Y	Acquisition	0	0	20,072	Cash		0	Springing			0
17	1888 Westchester Avenue		11/18/2019	11/20/2019				N	Y	Refinance	0	31,999	30,475	Cash		19,517	2,323	Cash		0
18	Scenic Tree Apartments		11/12/2019	11/11/2019				N	Y	Refinance	6,000	67,161	33,580	Cash		25,014	3,573	Cash		0
19	Coast Aluminum Industrial Portfolio		12/6/2019	Various		Various	Various	N	Y	Refinance	370,000	0	15,339	Cash		0	Springing			0
19.01	Coast Aluminum Portfolio - Santa Fe Springs		12/6/2019	12/9/2019		12/6/2019	13.0%	N	Y
19.02	Coast Aluminum Portfolio - Phoenix		12/6/2019	12/6/2019				N	Y
19.03	Coast Aluminum Portfolio - Fresno		12/6/2019	12/12/2019		12/6/2019	6.0%	N	Y
20	Columbus Office Portfolio	Various	11/1/2019	11/1/2019				N	Y	Refinance	0	314,968	44,995	Cash		0	Springing			0
20.01	4151 Executive Parkway	5/31/2024	11/1/2019	11/1/2019				N	Y
20.02	6530 West Campus Oval	12/31/2023	11/1/2019	11/1/2019				N	Y
21	Springhill Suites Miramar		11/1/2019	11/4/2019				N	Y	Refinance	0	73,308	36,654	Cash		0	Springing			0
22	Hampton Inn Ft. Lauderdale Airport		11/22/2019	11/22/2019				N	Y	Acquisition	18,630	88,205	28,002	Cash		13,101	Springing	Cash		0
23	Aloft Bolingbrook		12/9/2019	12/9/2019				N	Y	Refinance	0	235,595	33,656	Cash		9,640	Springing	Cash		0
24	Springdale Apartments		10/17/2019	10/15/2019				N	Y	Acquisition	36,490	272,086	24,735	Cash		9,974	4,987	Cash		0
25	Pleasant Run		10/31/2019	10/31/2019				N	Y	Refinance	26,875	22,694	21,614	Cash		61,727	8,398	Cash		0
26	Louisville Self Storage Portfolio		Various	Various				N	Y	Acquisition	0	24,633	11,730	Cash		9,708	1,541	Cash		0
26.01	Main Street Storage		10/22/2019	10/24/2019				N	Y
26.02	Mellwood Storage		10/22/2019	10/24/2019				N	Y
26.03	J-Town Storage		9/3/2019	9/3/2019				N	Y
27	6000 Parkwood		11/11/2019	11/11/2019				N	Y	Refinance	55,000	373,579	53,368	Cash		8,241	1,030	Cash		0
28	Amazon Distribution Center Tucson		11/11/2019	11/21/2019				N	Y	Acquisition	0	45,045	7,508	Cash		5,831	2,915	Cash		0
29	Hampton Inn Pompano Beach		11/1/2019	11/4/2019				N	Y	Refinance	0	50,755	25,377	Cash		0	Springing			0
30	Waterside Center 3200		10/21/2019	10/18/2019		10/18/2019	9.0%	N	Y	Acquisition	42,000	46,155	15,385	Cash		0	Springing			0
31	Fairfield Inn & Suites - Nashville Airport		12/9/2019	12/9/2019				N	Y	Refinance	0	38,804	12,935	Cash		0	Springing			0
32	Pittsburgh Multifamily Portfolio		10/28/2019	10/9/2019				N	Y	Refinance	205,625	99,513	16,586	Cash		23,182	3,312	Cash		0
33	Metroplex Apartments		10/25/2019	10/25/2019				N	Y	Refinance	0	12,866	12,613	Cash		46,194	6,470	Cash		0
34	Green Orchards Shopping Center		11/4/2019	10/31/2019				N	Y	Acquisition	0	121,305	19,255	Cash		3,331	3,172	Cash		0
35	Myrtle and Saint James Portfolio	Various	10/8/2019	10/8/2019				N	Y	Refinance	0	15,615	5,205	Cash		5,809	1,936	Cash		0
35.01	Saint James Place		10/8/2019	10/8/2019				N	Y
35.02	Myrtle Avenue	5/31/2021	10/8/2019	10/8/2019				N	Y
36	Atlantic Storage		12/23/2019	12/20/2019				N	Y	Refinance	0	63,672	12,734	Cash		8,944	1,118	Cash		0
37	Comfort Inn New Mexico Portfolio		9/26/2019	Various				N	Y	Refinance	11,875	28,069	5,346	Cash		50,127	4,774	Cash		0
37.01	Comfort Inn Santa Rosa		9/26/2019	9/26/2019				N	Y
37.02	Comfort Inn & Suites Albuquerque Downtown		9/26/2019	9/27/2019				N	Y
38	The Commerce Building	3/31/2026	11/4/2019	11/5/2019		11/5/2019	18.0%	N	Y	Acquisition	24,512	38,609	9,652	Cash		6,139	2,046	Cash		0
39	Grand Bay Plaza	2/28/2022	10/9/2019	10/9/2019				N	Y	Acquisition	0	25,013	11,911	Cash		7,782	5,963	Cash		0
40	5242 West Adams Boulevard		12/3/2019	12/3/2019		12/3/2019	9.0%	N	Y	Refinance	0	3,172	793	Cash		5,568	696	Cash		0
41	Shoppes at Parma	2/28/2030	11/6/2019	9/6/2019				N	Y	Acquisition	30,000	1,005,412	143,630	Cash		33,183	11,061	Cash		0
42	Hampton Inn Cumming		12/3/2019	12/3/2019				N	Y	Acquisition	0	17,878	5,959	Cash		28,142	2,558	Cash		0
43	Hagerstown Plaza Office	8/31/2024	11/5/2019	11/6/2019				N	Y	Refinance	37,500	30,422	7,243	Cash		2,120	1,009	Cash		0
44	Lincoln Center	1/31/2026	8/5/2019	8/5/2019				N	Y	Refinance	15,000	0	6,582	Cash		0	Springing			0
45	Comfort Suites Woodland - Sacramento Airport		10/30/2019	10/30/2019		10/30/2019	6.0%	N	Y	Refinance	0	28,028	6,673	Cash		25,762	2,231	Cash		0
46	Holiday Inn & Suites – Peachtree City		11/20/2019	11/21/2019				N	Y	Refinance	0	17,704	5,903	Cash		5,825	5,826	Cash		0
47	Stoney Creek Apartments		11/1/2019	11/1/2019				N	Y	Refinance	37,813	25,258	4,009	Cash		61,817	4,906	Cash		0
48	West Phoenix Self Storage		10/18/2019	10/22/2019				N	Y	Acquisition	0	24,019	7,625	Cash		1,755	334	Cash		0
49	Chandler Self Storage		11/26/2019	11/26/2019				N	Y	Refinance	6,250	20,131	10,065	Cash		4,720	590	Cash		0
50	Fairfield Inn by Marriott Lexington Park Patuxent River Naval Air Station		10/18/2019	10/21/2019				N	Y	Refinance	0	11,073	3,691	Cash		9,542	954	Cash		0
51	The Storage Center		10/29/2019	10/29/2019				N	Y	Acquisition	0	4,300	4,300	Cash		0	Springing			0
52	Villas at Potters Creek		11/11/2019	11/7/2019				N	Y	Refinance	0	59,698	6,633	Cash		8,202	1,640	Cash		0
53	5600 Northwest Central	12/31/2021	11/4/2019	11/4/2019				N	Y	Refinance	0	15,400	7,700	Cash		6,737	674	Cash		24,840
54	Carrier Circle Business Complex	5/31/2023	8/14/2019	8/15/2019				N	Y	Refinance	70,438	24,150	8,050	Cash		20,532	4,106	Cash		0
55	Johnson Estates MHC		9/27/2019	10/2/2019				N	Y	Acquisition	11,250	7,660	3,648	Cash		656	779	Cash		65,000
56	Willow Park Apartments		11/20/2019	11/20/2019				N	Y	Refinance	1,495	11,689	1,169	Cash		0	Springing			0
57	Star Vale MHC		11/5/2019	11/5/2019				N	Y	Acquisition	0	0	2,005	Cash		843	422	Cash		21,420
58	The Reserve Apartments at Statesboro		10/9/2019	10/8/2019				N	Y	Acquisition	0	4,787	2,394	Cash		1,381	1,381	Cash		0
59	Walgreens Albuquerque		10/8/2019	10/7/2019				N	Y	Acquisition	0	0	Springing			0	Springing			0
60	CVS Mechanicsville		11/19/2019	11/15/2019				N	N	Acquisition	0	0	Springing			0	Springing			0
61	AmeriPark Storage		8/2/2019	8/2/2019				N	Y	Refinance	0	8,956	2,132	Cash		1,006	192	Cash		0
62	Village Apartments		10/28/2019	10/29/2019				N	Y	Refinance	5,475	13,390	1,913	Cash		2,296	765	Cash		0
63	Bank of America - Trophy Club, TX		12/16/2019	12/16/2019				N	Y	Acquisition	0	2,994	2,994	Cash		567	567	Cash		25,000
64	Dollar General Clinton, IN		10/2/2019	9/27/2019				N	Y	Acquisition	0	4,000	Springing	Cash		0	Springing			0
65	Dollar General Wardsville, MO		10/11/2019	10/11/2019				N	Y	Acquisition	0	4,000	Springing	Cash		0	Springing			0
66	Dollar General Saginaw, MI		9/19/2019	9/20/2019				N	Y	Acquisition	0	4,000	Springing	Cash		0	Springing			0

 A-1-7

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Monthly Replacement Reserve ($)(9)	Replacement Reserve Cap ($)	Replacement Reserve Escrow - Cash or LoC	Replacement Reserve Escrow - LoC Counterparty	Upfront TI/LC Reserve ($)(8)(10)	Monthly TI/LC Reserve ($)(9)	TI/LC Reserve Cap ($)	TI/LC Escrow - Cash or LoC	TI/LC Escrow - LoC Counterparty
1	Kings Plaza	Springing	0			0	Springing	0
2	1633 Broadway	Springing	1,024,605			0	Springing	5,123,024
3	650 Madison Avenue	Springing	0			0	Springing	0
4	F5 Tower	Springing	0			0	0	0
5	Silver City Plaza	520	0	Cash		0	4,332	0	Cash
6	Axalta Navy Yard	1,458	87,500	Cash		0	0	0
7	ExchangeRight Net Leased Portfolio #31	2,965	0	Cash		500,000	Springing	0	Cash
7.01	Hy-Vee - Savage, MN
7.02	Giant Eagle - New Albany, OH
7.03	BioLife Plasma Services L.P. - Columbus, GA
7.04	Walgreens - Des Plaines, IL
7.05	Tractor Supply - Yulee, FL
7.06	Hobby Lobby - Belton, MO
7.07	Tractor Supply - Oregon, OH
7.08	Hobby Lobby - Marion, OH
7.09	Tractor Supply - New Lenox, IL
7.10	Tractor Supply - Danville, IN
7.11	CVS Pharmacy - Milford, OH
7.12	CVS Pharmacy - Alton, IL
7.13	Walgreens - Chicago Heights, IL
7.14	Walgreens - Wheeling, IL
7.15	Tractor Supply - Kankakee, IL
7.16	Dollar General - Fayetteville, GA
7.17	CVS Pharmacy - Mobile, AL
7.18	Advance Auto Parts - Richmond, VA
7.19	Dollar General - Roanoke, VA
7.20	Dollar General - McDonough, GA
7.21	Dollar General - Alvin, TX
7.22	CVS Pharmacy - Lawrenceville, GA
7.23	Dollar General - Prattville, AL
7.24	Dollar General - Mobile, AL
7.25	Dollar General - Evansville, IN
8	One Stockton	Springing	0			0	7,078	424,675	Cash
9	Walgreens - Las Vegas Strip	Springing	0			0	Springing	0
10	Highland Village Townhomes	2,415	0	Cash		0	0	0
11	Vernon Tower	2,173	0	Cash		150,000	459	0	Cash
12	Exchange on Erwin	0	0			2,500,000	0	0	Cash
13	Pinnacle Self Storage Portfolio	3,834	0	Cash		0	0	0
13.01	Cedar Point
13.02	Morehead City
13.03	Highway 70
13.04	Neuse Blvd
14	Delta Hotels by Marriott - Detroit Metro Airport	27,766	0	Cash		0	0	0
15	4041 Central	6,774	243,864	Cash		2,250,000	33,817	4,000,000	Cash
16	Hilton Garden Inn Charleston / Mt. Pleasant	21,958	0	Cash		0	0	0
17	1888 Westchester Avenue	0	0			0	0	0
18	Scenic Tree Apartments	5,292	0	Cash		0	0	0
19	Coast Aluminum Industrial Portfolio	1,935	0	Cash		0	9,674	0	Cash
19.01	Coast Aluminum Portfolio - Santa Fe Springs
19.02	Coast Aluminum Portfolio - Phoenix
19.03	Coast Aluminum Portfolio - Fresno
20	Columbus Office Portfolio	3,726	0	Cash		500,000	18,628	1,500,000	Cash
20.01	4151 Executive Parkway
20.02	6530 West Campus Oval
21	Springhill Suites Miramar	Springing	0			0	0	0
22	Hampton Inn Ft. Lauderdale Airport	18,128	1,305,203	Cash		0	0	0
23	Aloft Bolingbrook	1/12th of 4% of the greater of (i) gross revenues in the preceding calendar year or (ii) the projected gross revenues for the current calendar year	0	Cash		0	0	0
24	Springdale Apartments	$3,067.92 through and including 11/6/2022; $4,145.84 thereafter	0	Cash		0	0	0
25	Pleasant Run	5,000	0	Cash		0	0	0
26	Louisville Self Storage Portfolio	2,026	0	Cash		0	0	0
26.01	Main Street Storage
26.02	Mellwood Storage
26.03	J-Town Storage
27	6000 Parkwood	1,975	0	Cash		0	9,878	0	Cash
28	Amazon Distribution Center Tucson	413	9,900	Cash		0	1,031	61,875	Cash
29	Hampton Inn Pompano Beach	13,639	0	Cash		0	0	0
30	Waterside Center 3200	Springing	0			1,000,000	5,650	0	Cash
31	Fairfield Inn & Suites - Nashville Airport	5,691	0	Cash		0	0	0
32	Pittsburgh Multifamily Portfolio	4,400	0	Cash		0	0	0
33	Metroplex Apartments	4,521	162,750	Cash		0	0	0
34	Green Orchards Shopping Center	1,958	0	Cash		0	6,526	500,000	Cash
35	Myrtle and Saint James Portfolio	305	0	Cash		50,000	1/12 of the product of $1.00 and the aggregate NRSF	50,000	Cash
35.01	Saint James Place
35.02	Myrtle Avenue
36	Atlantic Storage	Springing	0			0	0	0
37	Comfort Inn New Mexico Portfolio	10,592	0	Cash		0	0	0
37.01	Comfort Inn Santa Rosa
37.02	Comfort Inn & Suites Albuquerque Downtown
38	The Commerce Building	1,414	0	Cash		250,000	7,070	300,000	Cash
39	Grand Bay Plaza	973	35,015	Cash		0	4,863	175,073	Cash
40	5242 West Adams Boulevard	344	0	Cash		0	2,064	0	Cash
41	Shoppes at Parma	12,105	0	Cash		0	30,261	1,500,000	Cash
42	Hampton Inn Cumming	Springing	0			0	0	0
43	Hagerstown Plaza Office	1,167	0	Cash		400,000	7,004	400,000	Cash
44	Lincoln Center	1,028	49,323	Cash		0	6,165	295,938	Cash
45	Comfort Suites Woodland - Sacramento Airport	8,500	0	Cash		0	0	0
46	Holiday Inn & Suites – Peachtree City	9,036	0	Cash		0	0	0
47	Stoney Creek Apartments	3,250	0	Cash		0	0	0
48	West Phoenix Self Storage	934	0	Cash		0	0	0
49	Chandler Self Storage	Springing	0			0	0	0
50	Fairfield Inn by Marriott Lexington Park Patuxent River Naval Air Station	1/12 of 4.0% of gross revenues	0	Cash		0	0	0
51	The Storage Center	505	0	Cash		0	0	0
52	Villas at Potters Creek	800	0	Cash		0	0	0
53	5600 Northwest Central	Springing	24,840	Cash		93,152	Springing	93,152	Cash
54	Carrier Circle Business Complex	4,075	0	Cash		0	4,075	0	Cash
55	Johnson Estates MHC	625	0	Cash		0	0	0
56	Willow Park Apartments	4,500	216,000	Cash		0	0	0
57	Star Vale MHC	688	0	Cash		0	0	0
58	The Reserve Apartments at Statesboro	975	0	Cash		0	0	0
59	Walgreens Albuquerque	Springing	0			0	604	0	Cash
60	CVS Mechanicsville	Springing	0			0	Springing	0
61	AmeriPark Storage	1,000	0	Cash		0	0	0
62	Village Apartments	454	0	Cash		0	0	0
63	Bank of America - Trophy Club, TX	52	0	Cash		0	430	0	Cash
64	Dollar General Clinton, IN	0	0			0	0	0
65	Dollar General Wardsville, MO	0	0			0	0	0
66	Dollar General Saginaw, MI	0	0			0	0	0

 A-1-8

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Debt Service Escrow (Initial) ($)	Debt Service Escrow (Monthly) ($)	Debt Service Escrow - Cash or LoC	Debt Service Escrow - LoC Counterparty	Other Escrow I Reserve Description(9)	Other Escrow I (Initial) ($)(4)(8)(9)	Other Escrow I (Monthly) ($)	Other Escrow I Cap ($)	Other Escrow I Escrow - Cash or LoC	Other Escrow I - LoC Counterparty
1	Kings Plaza	0	0			Springing Ground Rent Reserve	0	Springing	0
2	1633 Broadway	0	0			Unfunded Obligations Reserve	36,389,727	0	0	Cash
3	650 Madison Avenue	0	0			Free Rent Reserve	6,378,315	0	0	Cash
4	F5 Tower	0	0			Lease Sweep Reserve	0	Springing	38,663,850
5	Silver City Plaza	0	0			#Hashtag TI/LC Funds	120,900	0	0	Cash
6	Axalta Navy Yard	0	0				0	0	0
7	ExchangeRight Net Leased Portfolio #31	0	0			SNDA Reserve	750,000	0	0	Cash
7.01	Hy-Vee - Savage, MN
7.02	Giant Eagle - New Albany, OH
7.03	BioLife Plasma Services L.P. - Columbus, GA
7.04	Walgreens - Des Plaines, IL
7.05	Tractor Supply - Yulee, FL
7.06	Hobby Lobby - Belton, MO
7.07	Tractor Supply - Oregon, OH
7.08	Hobby Lobby - Marion, OH
7.09	Tractor Supply - New Lenox, IL
7.10	Tractor Supply - Danville, IN
7.11	CVS Pharmacy - Milford, OH
7.12	CVS Pharmacy - Alton, IL
7.13	Walgreens - Chicago Heights, IL
7.14	Walgreens - Wheeling, IL
7.15	Tractor Supply - Kankakee, IL
7.16	Dollar General - Fayetteville, GA
7.17	CVS Pharmacy - Mobile, AL
7.18	Advance Auto Parts - Richmond, VA
7.19	Dollar General - Roanoke, VA
7.20	Dollar General - McDonough, GA
7.21	Dollar General - Alvin, TX
7.22	CVS Pharmacy - Lawrenceville, GA
7.23	Dollar General - Prattville, AL
7.24	Dollar General - Mobile, AL
7.25	Dollar General - Evansville, IN
8	One Stockton	0	0				0	0	0
9	Walgreens - Las Vegas Strip	0	0			Excess Cash Flow Reserve	0	Springing	0
10	Highland Village Townhomes	0	0			Ground Rent Reserve	20,000	0	0	Cash
11	Vernon Tower	0	0				0	0	0
12	Exchange on Erwin	0	0				0	0	0
13	Pinnacle Self Storage Portfolio	0	0				0	0	0
13.01	Cedar Point
13.02	Morehead City
13.03	Highway 70
13.04	Neuse Blvd
14	Delta Hotels by Marriott - Detroit Metro Airport	0	0			PIP Reserve	187,000	0	0	Cash
15	4041 Central	0	0			Common Area Reserve	250,000	0	0	Cash
16	Hilton Garden Inn Charleston / Mt. Pleasant	0	0				0	0	0
17	1888 Westchester Avenue	0	0				0	0	0
18	Scenic Tree Apartments	0	0				0	0	0
19	Coast Aluminum Industrial Portfolio	0	0				0	0	0
19.01	Coast Aluminum Portfolio - Santa Fe Springs
19.02	Coast Aluminum Portfolio - Phoenix
19.03	Coast Aluminum Portfolio - Fresno
20	Columbus Office Portfolio	0	0			Outstanding TI/LC Reserve	516,126	0	0	Cash
20.01	4151 Executive Parkway
20.02	6530 West Campus Oval
21	Springhill Suites Miramar	0	0			PIP Reserve	0	Springing	0
22	Hampton Inn Ft. Lauderdale Airport	0	0			PIP Reserve	2,400,000	0	0	Cash
23	Aloft Bolingbrook	0	0			PIP Reserve	0	Springing	0	Cash
24	Springdale Apartments	0	0				0	0	0
25	Pleasant Run	0	0				0	0	0
26	Louisville Self Storage Portfolio	0	0				0	0	0
26.01	Main Street Storage
26.02	Mellwood Storage
26.03	J-Town Storage
27	6000 Parkwood	0	0			Outstanding TI/LC ($3,852,495.34); Free Rent Reserve ($829,049.00)	4,681,544	0	0	Cash
28	Amazon Distribution Center Tucson	0	0				0	0	0
29	Hampton Inn Pompano Beach	0	0			PIP Reserve	0	Springing	0
30	Waterside Center 3200	0	0			Existing TI/LC Reserve	24,541	0	0	Cash
31	Fairfield Inn & Suites - Nashville Airport	0	0			PIP Reserve	0	Springing	0
32	Pittsburgh Multifamily Portfolio	0	0				0	0	0
33	Metroplex Apartments	0	0				0	0	0
34	Green Orchards Shopping Center	0	0			Critical Tenant Downgrade Funds	0	Springing	1,000,000
35	Myrtle and Saint James Portfolio	0	0				0	0	0
35.01	Saint James Place
35.02	Myrtle Avenue
36	Atlantic Storage	0	0				0	0	0
37	Comfort Inn New Mexico Portfolio	0	0			Debt Yield Reserve	400,000	0	0	Cash
37.01	Comfort Inn Santa Rosa
37.02	Comfort Inn & Suites Albuquerque Downtown
38	The Commerce Building	0	0			Outstanding TI/LC Reserve	207,120	0	0	Cash
39	Grand Bay Plaza	0	0			Sherwin Williams Reimbursement Reserve	31,063	0	0	Cash
40	5242 West Adams Boulevard	0	0			Rent Concession Reserve	175,314	0	0	Cash
41	Shoppes at Parma	0	0			Chick Fil A Reserve ($772,692); JCP Roof Reserve ($250,000)	1,022,692	0	0	Cash
42	Hampton Inn Cumming	0	0			PIP Reserve	1,785,060	Springing	0	Cash
43	Hagerstown Plaza Office	0	0			TI - Navy Career Center ($126,180); LC - Navy Career Center ($26,752.19)	152,932	0	0	Cash
44	Lincoln Center	0	0			Leasing Commissions - Marshalls ($66,000); Leasing Commissions - Burke’s ($60,000)	126,000	0	0	Cash
45	Comfort Suites Woodland - Sacramento Airport	0	0				0	0	0
46	Holiday Inn & Suites – Peachtree City	0	0				0	0	0
47	Stoney Creek Apartments	0	0				0	0	0
48	West Phoenix Self Storage	0	0				0	0	0
49	Chandler Self Storage	0	0				0	0	0
50	Fairfield Inn by Marriott Lexington Park Patuxent River Naval Air Station	0	0			PIP Reserve	376,040	1/12 of 1.0% of gross revenues	0	Cash
51	The Storage Center	0	0				0	0	0
52	Villas at Potters Creek	0	0				0	0	0
53	5600 Northwest Central	0	0				0	0	0
54	Carrier Circle Business Complex	0	0			Reassessment Deposit	0	Springing	0
55	Johnson Estates MHC	0	0				0	0	0
56	Willow Park Apartments	0	0				0	0	0
57	Star Vale MHC	0	0				0	0	0
58	The Reserve Apartments at Statesboro	0	0				0	0	0
59	Walgreens Albuquerque	0	0				0	0	0
60	CVS Mechanicsville	0	0				0	0	0
61	AmeriPark Storage	0	0				0	0	0
62	Village Apartments	0	0				0	0	0
63	Bank of America - Trophy Club, TX	0	0				0	0	0
64	Dollar General Clinton, IN	0	0				0	0	0
65	Dollar General Wardsville, MO	0	0				0	0	0
66	Dollar General Saginaw, MI	0	0				0	0	0

 A-1-9

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow II Reserve Description(9)	Other Escrow II (Initial) ($)(4)(5)(8)(9)	Other Escrow II (Monthly) ($)	Other Escrow II Cap ($)	Other Escrow II Escrow - Cash or LoC	Other Escrow II - LoC Counterparty	Holdback	Ownership Interest	Ground Lease Initial Expiration Date	Annual Ground Rent Payment	Annual Ground Rent Increases
1	Kings Plaza		0	0	0				Fee and Leasehold	5/28/2028	$122,957	1st option: $147,548.44; 2nd option: $177,058.12; 3rd option: $212,469.74; 4th option: $254,963.68
2	1633 Broadway		0	0	0				Fee
3	650 Madison Avenue	Outstanding TI/LC Reserve	3,197,699	0	0	Cash			Fee
4	F5 Tower		0	0	0				Fee
5	Silver City Plaza	#Hashtag Prepaid Rent	24,077	0	0	Cash			Fee
6	Axalta Navy Yard		0	0	0				Fee
7	ExchangeRight Net Leased Portfolio #31		0	0	0				Fee
7.01	Hy-Vee - Savage, MN								Fee
7.02	Giant Eagle - New Albany, OH								Fee
7.03	BioLife Plasma Services L.P. - Columbus, GA								Fee
7.04	Walgreens - Des Plaines, IL								Fee
7.05	Tractor Supply - Yulee, FL								Fee
7.06	Hobby Lobby - Belton, MO								Fee
7.07	Tractor Supply - Oregon, OH								Fee
7.08	Hobby Lobby - Marion, OH								Fee
7.09	Tractor Supply - New Lenox, IL								Fee
7.10	Tractor Supply - Danville, IN								Fee
7.11	CVS Pharmacy - Milford, OH								Fee
7.12	CVS Pharmacy - Alton, IL								Fee
7.13	Walgreens - Chicago Heights, IL								Fee
7.14	Walgreens - Wheeling, IL								Fee
7.15	Tractor Supply - Kankakee, IL								Fee
7.16	Dollar General - Fayetteville, GA								Fee
7.17	CVS Pharmacy - Mobile, AL								Fee
7.18	Advance Auto Parts - Richmond, VA								Fee
7.19	Dollar General - Roanoke, VA								Fee
7.20	Dollar General - McDonough, GA								Fee
7.21	Dollar General - Alvin, TX								Fee
7.22	CVS Pharmacy - Lawrenceville, GA								Fee
7.23	Dollar General - Prattville, AL								Fee
7.24	Dollar General - Mobile, AL								Fee
7.25	Dollar General - Evansville, IN								Fee
8	One Stockton		0	0	0				Fee
9	Walgreens - Las Vegas Strip		0	0	0				Fee
10	Highland Village Townhomes		0	0	0				Fee and Leasehold	9/30/2049	Various	$24,000 on January 1, 2030 and $24,000 on January 1, 2040
11	Vernon Tower		0	0	0				Fee
12	Exchange on Erwin		0	0	0				Fee
13	Pinnacle Self Storage Portfolio		0	0	0				Fee
13.01	Cedar Point								Fee
13.02	Morehead City								Fee
13.03	Highway 70								Fee
13.04	Neuse Blvd								Fee
14	Delta Hotels by Marriott - Detroit Metro Airport		0	0	0				Fee
15	4041 Central		0	0	0				Fee
16	Hilton Garden Inn Charleston / Mt. Pleasant		0	0	0				Fee
17	1888 Westchester Avenue		0	0	0				Fee
18	Scenic Tree Apartments		0	0	0				Fee
19	Coast Aluminum Industrial Portfolio		0	0	0				Fee
19.01	Coast Aluminum Portfolio - Santa Fe Springs								Fee
19.02	Coast Aluminum Portfolio - Phoenix								Fee
19.03	Coast Aluminum Portfolio - Fresno								Fee
20	Columbus Office Portfolio		0	0	0				Fee
20.01	4151 Executive Parkway								Fee
20.02	6530 West Campus Oval								Fee
21	Springhill Suites Miramar		0	0	0				Fee
22	Hampton Inn Ft. Lauderdale Airport		0	0	0				Fee
23	Aloft Bolingbrook	Seasonality Reserve	0	Springing	0	Cash			Fee
24	Springdale Apartments		0	0	0				Fee
25	Pleasant Run		0	0	0				Fee
26	Louisville Self Storage Portfolio		0	0	0				Fee
26.01	Main Street Storage								Fee
26.02	Mellwood Storage								Fee
26.03	J-Town Storage								Fee
27	6000 Parkwood		0	0	0				Fee
28	Amazon Distribution Center Tucson		0	0	0				Fee
29	Hampton Inn Pompano Beach		0	0	0				Fee
30	Waterside Center 3200		0	0	0				Fee
31	Fairfield Inn & Suites - Nashville Airport		0	0	0				Fee
32	Pittsburgh Multifamily Portfolio		0	0	0				Fee
33	Metroplex Apartments		0	0	0				Fee
34	Green Orchards Shopping Center		0	0	0				Fee
35	Myrtle and Saint James Portfolio		0	0	0				Fee
35.01	Saint James Place								Fee
35.02	Myrtle Avenue								Fee
36	Atlantic Storage		0	0	0				Fee and Leasehold	7/31/2050	$152,100	CPI-adjusted increases for each lease year starting May 1, 2020
37	Comfort Inn New Mexico Portfolio	Seasonality Reserve ($170,000); PIP Reserve ($156,150.59); Television Capex Deposit ($31,720.07)	357,871	0	0	Cash			Fee
37.01	Comfort Inn Santa Rosa								Fee
37.02	Comfort Inn & Suites Albuquerque Downtown								Fee
38	The Commerce Building	Chamber of Commerce Unfunded Obligations Reserve	44,538	0	0	Cash			Fee
39	Grand Bay Plaza	Publix Outstanding Reimbursement Reserve	2,742	0	0	Cash			Fee
40	5242 West Adams Boulevard	Existing TI/LC Reserve	254,311	0	0	Cash			Fee
41	Shoppes at Parma		0	0	0				Fee
42	Hampton Inn Cumming		0	0	0				Fee
43	Hagerstown Plaza Office	Gap Rent - Navy Career Center	85,640	0	0	Cash			Fee
44	Lincoln Center	Gap Rent - Marshalls ($74,122.58); Gap Rent - Burke’s ($41,757.74)	115,880	0	0	Cash			Fee
45	Comfort Suites Woodland - Sacramento Airport		0	0	0				Fee
46	Holiday Inn & Suites – Peachtree City		0	0	0				Fee
47	Stoney Creek Apartments		0	0	0				Fee
48	West Phoenix Self Storage		0	0	0				Fee
49	Chandler Self Storage		0	0	0				Fee
50	Fairfield Inn by Marriott Lexington Park Patuxent River Naval Air Station		0	0	0				Fee
51	The Storage Center		0	0	0				Fee
52	Villas at Potters Creek		0	0	0				Fee
53	5600 Northwest Central		0	0	0				Fee
54	Carrier Circle Business Complex		0	0	0				Fee
55	Johnson Estates MHC		0	0	0				Fee
56	Willow Park Apartments		0	0	0				Fee
57	Star Vale MHC		0	0	0				Fee
58	The Reserve Apartments at Statesboro		0	0	0				Fee
59	Walgreens Albuquerque		0	0	0				Fee
60	CVS Mechanicsville		0	0	0				Fee
61	AmeriPark Storage		0	0	0				Fee
62	Village Apartments		0	0	0				Fee
63	Bank of America - Trophy Club, TX		0	0	0				Fee
64	Dollar General Clinton, IN		0	0	0				Fee
65	Dollar General Wardsville, MO		0	0	0				Fee
66	Dollar General Saginaw, MI		0	0	0				Fee

 A-1-10

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Lockbox	Whole Loan Cut-off Date Balance ($)	Whole Loan Debt Service ($)	Subordinate Secured Debt Original Balance ($)	Subordinate Secured Debt Cut-off Date Balance ($)	Whole Loan U/W NOI DSCR (x)	Whole Loan U/W NCF DSCR (x)	Whole Loan Cut-off Date LTV Ratio	Whole Loan Cut-off Date U/W NOI Debt Yield	Whole Loan Cut-off Date U/W NCF Debt Yield	Mezzanine Debt Cut-off Date Balance($)	Pari Passu (Y/N)	Pari Passu Note Control (Y/N)	Pari Passu Piece In-Trust Cut-Off Balance
1	Kings Plaza	Hard/Springing Cash Management										53,000,000	Y	N	82,945,946
2	1633 Broadway	Hard/Springing Cash Management	1,250,000,000	3,166,493	249,000,000	249,000,000	3.14	3.07	52.1%	9.5%	9.3%		Y	N	70,000,000
3	650 Madison Avenue	Hard/Springing Cash Management	800,000,000	2,362,733	213,200,000	213,200,000	2.06	2.00	66.1%	7.3%	7.1%		Y	N	40,000,000
4	F5 Tower	Hard/Springing Cash Management	297,600,000	932,561	112,600,000	112,600,000	2.14	2.07	63.3%	8.1%	7.8%	48,500,000	Y	N	40,000,000
5	Silver City Plaza	Hard/Springing Cash Management											N
6	Axalta Navy Yard	Hard/Springing Cash Management											N
7	ExchangeRight Net Leased Portfolio #31	Hard/Springing Cash Management											Y	N	33,875,000
7.01	Hy-Vee - Savage, MN
7.02	Giant Eagle - New Albany, OH
7.03	BioLife Plasma Services L.P. - Columbus, GA
7.04	Walgreens - Des Plaines, IL
7.05	Tractor Supply - Yulee, FL
7.06	Hobby Lobby - Belton, MO
7.07	Tractor Supply - Oregon, OH
7.08	Hobby Lobby - Marion, OH
7.09	Tractor Supply - New Lenox, IL
7.10	Tractor Supply - Danville, IN
7.11	CVS Pharmacy - Milford, OH
7.12	CVS Pharmacy - Alton, IL
7.13	Walgreens - Chicago Heights, IL
7.14	Walgreens - Wheeling, IL
7.15	Tractor Supply - Kankakee, IL
7.16	Dollar General - Fayetteville, GA
7.17	CVS Pharmacy - Mobile, AL
7.18	Advance Auto Parts - Richmond, VA
7.19	Dollar General - Roanoke, VA
7.20	Dollar General - McDonough, GA
7.21	Dollar General - Alvin, TX
7.22	CVS Pharmacy - Lawrenceville, GA
7.23	Dollar General - Prattville, AL
7.24	Dollar General - Mobile, AL
7.25	Dollar General - Evansville, IN
8	One Stockton	Hard/Springing Cash Management											Y	Y	30,000,000
9	Walgreens - Las Vegas Strip	Soft/Springing Cash Management											N
10	Highland Village Townhomes	Soft/Springing Cash Management											N
11	Vernon Tower	Springing											Y	Y	26,450,000
12	Exchange on Erwin	Hard/Springing Cash Management											Y	N	25,450,000
13	Pinnacle Self Storage Portfolio	Springing											N
13.01	Cedar Point
13.02	Morehead City
13.03	Highway 70
13.04	Neuse Blvd
14	Delta Hotels by Marriott - Detroit Metro Airport	Hard/Springing Cash Management											N
15	4041 Central	Hard/Upfront Cash Management											Y	N	19,386,052
16	Hilton Garden Inn Charleston / Mt. Pleasant	Springing											N
17	1888 Westchester Avenue	Springing											N
18	Scenic Tree Apartments	Springing											N
19	Coast Aluminum Industrial Portfolio	Hard/Springing Cash Management											N
19.01	Coast Aluminum Portfolio - Santa Fe Springs
19.02	Coast Aluminum Portfolio - Phoenix
19.03	Coast Aluminum Portfolio - Fresno
20	Columbus Office Portfolio	Hard/Upfront Cash Management											N
20.01	4151 Executive Parkway
20.02	6530 West Campus Oval
21	Springhill Suites Miramar	Springing											N
22	Hampton Inn Ft. Lauderdale Airport	Springing											N
23	Aloft Bolingbrook	Springing											N
24	Springdale Apartments	Soft/Springing Cash Management											N
25	Pleasant Run	Springing											N
26	Louisville Self Storage Portfolio	Springing											N
26.01	Main Street Storage
26.02	Mellwood Storage
26.03	J-Town Storage
27	6000 Parkwood	Hard/Springing Cash Management											N
28	Amazon Distribution Center Tucson	Hard/Springing Cash Management											N
29	Hampton Inn Pompano Beach	Springing											N
30	Waterside Center 3200	Springing											N
31	Fairfield Inn & Suites - Nashville Airport	Springing											N
32	Pittsburgh Multifamily Portfolio	Soft/Springing Cash Management											N
33	Metroplex Apartments	Springing											N
34	Green Orchards Shopping Center	Springing											N
35	Myrtle and Saint James Portfolio	Soft/Springing Cash Management											N
35.01	Saint James Place
35.02	Myrtle Avenue
36	Atlantic Storage	Springing											N
37	Comfort Inn New Mexico Portfolio	Springing											N
37.01	Comfort Inn Santa Rosa
37.02	Comfort Inn & Suites Albuquerque Downtown
38	The Commerce Building	Hard/Springing Cash Management											N
39	Grand Bay Plaza	Springing											N
40	5242 West Adams Boulevard	Soft/Springing Cash Management											N
41	Shoppes at Parma	Hard/Springing Cash Management											Y	N	8,054,306
42	Hampton Inn Cumming	Springing											N
43	Hagerstown Plaza Office	Springing											N
44	Lincoln Center	Springing											N
45	Comfort Suites Woodland - Sacramento Airport	Springing											N
46	Holiday Inn & Suites – Peachtree City	Springing											N
47	Stoney Creek Apartments	Springing											N
48	West Phoenix Self Storage	Springing											N
49	Chandler Self Storage	Springing											N
50	Fairfield Inn by Marriott Lexington Park Patuxent River Naval Air Station	Springing											N
51	The Storage Center	None											N
52	Villas at Potters Creek	Springing											N
53	5600 Northwest Central	Springing											N
54	Carrier Circle Business Complex	Hard/Springing Cash Management											N
55	Johnson Estates MHC	Springing											N
56	Willow Park Apartments	Springing											N
57	Star Vale MHC	Soft/Springing Cash Management											N
58	The Reserve Apartments at Statesboro	Springing											N
59	Walgreens Albuquerque	Springing											N
60	CVS Mechanicsville	Springing											N
61	AmeriPark Storage	Springing											N
62	Village Apartments	Springing											N
63	Bank of America - Trophy Club, TX	Hard/Upfront Cash Management											N
64	Dollar General Clinton, IN	Hard/Upfront Cash Management											N
65	Dollar General Wardsville, MO	Hard/Upfront Cash Management											N
66	Dollar General Saginaw, MI	Hard/Upfront Cash Management											N

 A-1-11

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Pari Passu Piece Non-Trust Cut-Off Balance	Total Cut-off Date Pari Passu Debt	Sponsor(11)	Affiliated Sponsors	Mortgage Loan Number
1	Kings Plaza	404,054,054	487,000,000	The Macerich Partnership, L.P.		1
2	1633 Broadway	931,000,000	1,001,000,000	Paramount Group Operating Partnership LP		2
3	650 Madison Avenue	546,800,000	586,800,000	Vornado Realty L.P.; OPG Investment Holdings (US), LLC		3
4	F5 Tower	145,000,000	185,000,000	FS KKR Capital Corp., FS KKR Capital Corp. II		4
5	Silver City Plaza			Elyahu Cohen		5
6	Axalta Navy Yard			Rasmala Managers Limited		6
7	ExchangeRight Net Leased Portfolio #31	40,000,000	73,875,000	ExchangeRight Real Estate, LLC; David Fisher; Joshua Ungerecht; Warren Thomas		7
7.01	Hy-Vee - Savage, MN					7.01
7.02	Giant Eagle - New Albany, OH					7.02
7.03	BioLife Plasma Services L.P. - Columbus, GA					7.03
7.04	Walgreens - Des Plaines, IL					7.04
7.05	Tractor Supply - Yulee, FL					7.05
7.06	Hobby Lobby - Belton, MO					7.06
7.07	Tractor Supply - Oregon, OH					7.07
7.08	Hobby Lobby - Marion, OH					7.08
7.09	Tractor Supply - New Lenox, IL					7.09
7.10	Tractor Supply - Danville, IN					7.10
7.11	CVS Pharmacy - Milford, OH					7.11
7.12	CVS Pharmacy - Alton, IL					7.12
7.13	Walgreens - Chicago Heights, IL					7.13
7.14	Walgreens - Wheeling, IL					7.14
7.15	Tractor Supply - Kankakee, IL					7.15
7.16	Dollar General - Fayetteville, GA					7.16
7.17	CVS Pharmacy - Mobile, AL					7.17
7.18	Advance Auto Parts - Richmond, VA					7.18
7.19	Dollar General - Roanoke, VA					7.19
7.20	Dollar General - McDonough, GA					7.20
7.21	Dollar General - Alvin, TX					7.21
7.22	CVS Pharmacy - Lawrenceville, GA					7.22
7.23	Dollar General - Prattville, AL					7.23
7.24	Dollar General - Mobile, AL					7.24
7.25	Dollar General - Evansville, IN					7.25
8	One Stockton	36,000,000	66,000,000	Ben Ashkenazy		8
9	Walgreens - Las Vegas Strip			Ryan Tedder; Keith Kantrowitz		9
10	Highland Village Townhomes			F. Daniel Caste; E. Martin Gillespie		10
11	Vernon Tower	16,800,000	43,250,000	Mikhael Heletz; Evelyn Kenigsberg; Jacob Kenigsberg		11
12	Exchange on Erwin	50,000,000	75,450,000	Starwood REIT Operating Partnership, L.P.		12
13	Pinnacle Self Storage Portfolio			Robert Moser	Y - Group 1	13
13.01	Cedar Point				Y - Group 1	13.01
13.02	Morehead City				Y - Group 1	13.02
13.03	Highway 70				Y - Group 1	13.03
13.04	Neuse Blvd				Y - Group 1	13.04
14	Delta Hotels by Marriott - Detroit Metro Airport			Jeff Katofsky		14
15	4041 Central	22,865,599	42,251,651	Zaya S. Younan		15
16	Hilton Garden Inn Charleston / Mt. Pleasant			Noble Hospitality Fund IV - Income, L.P.		16
17	1888 Westchester Avenue			Steven Feldman		17
18	Scenic Tree Apartments			Brian Lash		18
19	Coast Aluminum Industrial Portfolio			Thomas C. Clark		19
19.01	Coast Aluminum Portfolio - Santa Fe Springs					19.01
19.02	Coast Aluminum Portfolio - Phoenix					19.02
19.03	Coast Aluminum Portfolio - Fresno					19.03
20	Columbus Office Portfolio			A. Mathew Kiriluk, II		20
20.01	4151 Executive Parkway					20.01
20.02	6530 West Campus Oval					20.02
21	Springhill Suites Miramar			Sanjaykumar Patel; Sadhanaben Patel	Y - Group 2	21
22	Hampton Inn Ft. Lauderdale Airport			Javier Rabinovich; Mariano Karner		22
23	Aloft Bolingbrook			Malay H. Thakkar; Neel D, Desai		23
24	Springdale Apartments			Justin Spaulding; Scott Spaulding; Randy Bimes		24
25	Pleasant Run			Young Ho Kim; Jana Stock		25
26	Louisville Self Storage Portfolio			Robert Moser	Y - Group 1	26
26.01	Main Street Storage				Y - Group 1	26.01
26.02	Mellwood Storage				Y - Group 1	26.02
26.03	J-Town Storage				Y - Group 1	26.03
27	6000 Parkwood			Raymond Massa		27
28	Amazon Distribution Center Tucson			Eliot Spitzer		28
29	Hampton Inn Pompano Beach			Sanjaykumar Patel; Sadhanaben Patel	Y - Group 2	29
30	Waterside Center 3200			Michael G. Rademaker		30
31	Fairfield Inn & Suites - Nashville Airport			Nimesh Patel; Nitesh Patel		31
32	Pittsburgh Multifamily Portfolio			Meredith Cohen		32
33	Metroplex Apartments			Jeffrey M. Weinzweig		33
34	Green Orchards Shopping Center			Y&O Investment Inc.		34
35	Myrtle and Saint James Portfolio			Yitzchak Meyer Green		35
35.01	Saint James Place					35.01
35.02	Myrtle Avenue					35.02
36	Atlantic Storage			Tim Kiernan; Frank Arey; Steve Hopper		36
37	Comfort Inn New Mexico Portfolio			Kalpesh B. Bhakta		37
37.01	Comfort Inn Santa Rosa					37.01
37.02	Comfort Inn & Suites Albuquerque Downtown					37.02
38	The Commerce Building			Jeffrey A. Mincheff; Garry Vallaster		38
39	Grand Bay Plaza			Jared Brunnabend; David Lombardi; Daniel Lombardi		39
40	5242 West Adams Boulevard			Stanley Gerlach, Jr.; Mory Barak; Jeffrey M. Weller		40
41	Shoppes at Parma	48,874,426	56,928,732	Mehrdad Mottahedeh; David Mottahedeh		41
42	Hampton Inn Cumming			Anilkumar K. Maniklal; Preyesh K. Maniklal		42
43	Hagerstown Plaza Office			Robert A. Blaker		43
44	Lincoln Center			Boysie Siew; Ram Gupta; Mark M. Salomon		44
45	Comfort Suites Woodland - Sacramento Airport			Ram N. Sah		45
46	Holiday Inn & Suites – Peachtree City			Dipan Patel		46
47	Stoney Creek Apartments			Jeffrey Zuckerman; Yaron Goldberg		47
48	West Phoenix Self Storage			Robert Moser	Y - Group 1	48
49	Chandler Self Storage			David Lu; Devan Wastchak; Robert Kerwin		49
50	Fairfield Inn by Marriott Lexington Park Patuxent River Naval Air Station			Cherry Cove Group, LLC; Brian K. Norris		50
51	The Storage Center			Joseph V. Fonti Irrevocable 2016 Trust; Vincent W. Fonti, Jr. Irrevocable 2016 Trust; William P. Fonti Irrevocable 2019 Trust; Mark J. Bradley		51
52	Villas at Potters Creek			Kevin Price		52
53	5600 Northwest Central			Andrew J. Segal		53
54	Carrier Circle Business Complex			Mark Sonnenschein; Avrohom Wilhelm		54
55	Johnson Estates MHC			John Anthony Boord; Daniel Boord; Carlos Hellmund Blohm		55
56	Willow Park Apartments			Matthew B. Lester		56
57	Star Vale MHC			Daniel and Alexandra Williamson Trust; Daniel Williamson		57
58	The Reserve Apartments at Statesboro			Marisa Nguyen		58
59	Walgreens Albuquerque			Yun Chi		59
60	CVS Mechanicsville			Norman A. Mirne		60
61	AmeriPark Storage			Whitney Jurjevich		61
62	Village Apartments			Stephan James Daniel; William Morgan Reynolds		62
63	Bank of America - Trophy Club, TX			Paolo Colletti; Deanna Colletti		63
64	Dollar General Clinton, IN			Ladder Capital CRE Equity LLC	Y - Group 3	64
65	Dollar General Wardsville, MO			Ladder Capital CRE Equity LLC	Y - Group 3	65
66	Dollar General Saginaw, MI			Ladder Capital CRE Equity LLC	Y - Group 3	66

 A-1-12

     FOOTNOTES TO ANNEX A-1

See “Annex A-3: Summaries of the Fifteen Largest Mortgage Loans” in the Prospectus for additional information on the 15 largest mortgage loans.

(1)

“WFB” denotes Wells Fargo Bank, National Association, “Barclays” denotes Barclays Capital Real Estate Inc., “LMF” denotes LMF Commercial, LLC, “LCF” denotes Ladder Capital Finance LLC, “RREF” denotes Rialto Real Estate Fund IV - Debt, LP  and “AREF” denotes Argentic Real Estate Finance LLC.

(2)

For mortgage loan #32 (Pittsburgh Multifamily Portfolio), the street addresses of the portfolio of mortgaged properties were removed for spacing purposes. The addresses are: 101 Mt Lebanon Blvd; 106 S 14th St; 1127-1133 McNeilly; 127 S 17th St; 1303 E Carson St; 1311 S Braddock Ave; 1317-1321 S Braddock Ave; 134 Pius St; 37 Gregory St; 1401 Mervin Ave; 1470 Mohican Dr; 1480 Dormont Ave; 1531-1533 Dormont Ave; 2730 Broadway Ave; 2735 Shelly St; 2740 Voelkel Ave; 2838 Broadway Ave; 2910 Voelkel Ave; 322 Lehigh Ave; 430 Atwood St; 473 Wall Ave; 5552 Phillips Ave; 607 E Carson St; 666 Florida Ave; and 760-782 Shady Dr E.

(3)

For mortgage loan #3 (650 Madison Avenue), the Number of Units consists of 564,255 square feet of office space and 36,160 square feet of retail space. The retail component accounts for 24.4% of underwritten gross potential income.

For mortgage loan #12 (Exchange on Erwin), the Number of Units consists of 219,112 square feet of multifamily space and 96,949 square feet of commercial space. The commercial space account for 37.2% of underwritten gross potential income.

For mortgage loan #32 (Pittsburgh Multifamily Portfolio), the Number of Units reflects residential units. The mortgaged property also includes 5,000 square feet of commercial space.

For mortgage loan #35 (Myrtle and Saint James Portfolio), one of the mortgaged properties, Myrtle Avenue, is comprised of 3,400 square feet (43.6% of net rentable area) of multifamily space (4 units), 3,000 square feet (38.5% of net rentable area) of retail space and 1,400 square feet (17.9% of net rentable area) of office space.

(4)

For mortgage loan #3 (650 Madison Avenue), the As-Is Appraised Value assumes payment of all rent concessions and TI/LC obligations. At origination, the borrower deposited upfront reserves totaling $9,576,014 for such contractual TI/LC obligations and free rent.

For mortgage loan #12 (Exchange on Erwin), the As-Is Appraised Value assumes payment of all rent concessions, tenant improvement and leasing commission (“TI/LC”) obligations. The borrower deposited upfront reserves totaling $2,500,000 for such contractual TI/LC obligations.

For mortgage loan #13 (Pinnacle Self Storage Portfolio), the Appraised Value reflects an “as-bulk” appraised value, which includes a diversity premium based on an assumption that all of the mortgaged properties would be sold together as a portfolio. The Appraised Value assuming no portfolio level diversity premium is $38,510,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD assuming the $38,510,000 value are 53.2% and 48.9%, respectively.

For mortgage loan #26 (Louisville Self Storage Portfolio), the Appraised Value reflects an “as-bulk” appraised value, which includes a diversity premium based on an assumption that all of the mortgaged properties would be sold together as a portfolio. The Appraised Value assuming no portfolio level diversity premium is $18,660,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD assuming the $18,660,000 value are 67.0% and 64.0%, respectively.

For mortgage loan #40 (5242 West Adams Boulevard), the Appraised Value assumes the sole tenant (16,512 square feet), representing 100% of net rentable square feet, is in occupancy and paying rent as of February 2020. At origination, all outstanding free rent was reserved. The appraised value

 A-1-13

assuming the sole tenant is not in occupancy and paying rent is $11,700,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the $11,700,000 appraised value is 69.2%.

For mortgage loan #42 (Hampton Inn Cumming), the “As-Is” appraised value of $11,500,000 is a hypothetical as-stabilized market value assuming completion of a franchise required PIP. The estimated cost in improvements to complete the items identified in the PIP is approximately $1,555,000 and is estimated to be completed prior to February 28, 2021. At Mortgage Loan origination, the borrower reserved approximately $1,785,060 (approximately 115% of the costs to complete the PIP).

For mortgage loan #50 (Fairfield Inn by Marriott Lexington Park Patuxent River Naval Air Station), the “As-Is” appraised value of $8,700,000 is a hypothetical as-stabilized market value assuming completion of a franchise required PIP.  The estimated cost in improvements to complete the items identified in the PIP is approximately $353,029 and is estimated to be completed prior to December 31, 2020. At Mortgage Loan origination, the borrower reserved approximately $376,040 (approximately 107% of the cost to complete the PIP).

(5)

Certain tenants may not be in occupancy or may be in free rent periods. In particular, with respect to (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 mortgage loans and (iii) tenants that, or affiliated tenants that (in the aggregate), occupy 50% or more of the net rentable area of, or represent 50% or more of the underwritten revenues of related Mortgage Properties, certain of such tenants have not taken possession or commenced paying rent or are not yet fully operational or may have subleased a portion of the leased space. For more information see “Description of the Mortgage Pool—Tenant Issues—Other” and the Annex A-3 in this prospectus for additional information.

For mortgage loan #17 (1888 Westchester Avenue), the sole tenant (12,400 square feet), representing 100% of net rentable square feet, is currently expanding into 39% of the net rentable area which was recently vacated. The tenant has been paying rent on the expansion space since November 1, 2019 and is expected to take occupancy in early 2020.

For mortgage loan #27 (6000 Parkwood), the largest tenant (123,831 square feet), representing approximately 78.4% of net rentable square feet, has free rent through June 2020. At origination, $829,049 was reserved with the lender in respect of free rent for this tenant. Approximately 32,222 square feet of the tenant’s space is expansion space under a recently signed lease. The tenant has partially moved into its expansion space and has begun doing business in part of that space. Additionally, the largest tenant (123,831 square feet), representing 78.4% of net rentable square footage, subleases 25,000 square feet of space for a total annual base rent of $562,500 ($22.50 per square foot expiring on March 29, 2020).

(6)

For mortgage loan #6 (Axalta Navy Yard), the borrower organizational structure is structured as Shari’ah compliant. In order to facilitate a Shari’ah compliant borrower organizational structure, the borrower master leased the Axalta Navy Yard Property to an unaffiliated entity controlled by the sponsor, Rasmala Managers Limited.

(7)

For mortgage loan #2 (1633 Broadway), the second largest tenant (293,888 square feet), representing 11.5% of net rentable square feet, has multiple lease expiration dates. The tenant has 293,487 square feet expiring on July 31, 2029 and 401 square feet that expires month-to-month.

For mortgage loan #12 (Exchange on Erwin), the largest tenant (37,290 square feet), representing 11.8% of net rentable square feet, has multiple lease expiration dates. The tenant has 32,493 square feet expiring on August 31, 2024 and 4,797 square feet expiring on May 31, 2024.

For mortgage loan #38 (The Commerce Building), the second largest tenant (9,021 square feet), representing 10.6% of net rentable square feet, has multiple lease expiration dates. The tenant has 7,716 square feet expiring on September 1, 2027 and 1,305 square feet that expires month-to-month.

 A-1-14

For mortgage loan #39 (Grand Bay Plaza), the largest tenant (47,720 square feet), representing 61.3% of the net rentable square feet, has multiple lease expiration dates. The tenant has 44,840 square feet expiring on December 31, 2023 and 2,880 square feet expiring on January 31, 2022.

(8)

Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease. In particular, with respect to (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 mortgage loans and (iii) tenants that, or affiliated tenants that (in the aggregate), occupy 50% or more of the net rentable area of, or represent 50% or more of the underwritten revenues of related Mortgaged Properties, certain of such tenants have unilateral termination options or termination options related to lack of appropriations with respect to all or a portion of their space. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Terminations” in this prospectus for additional information, as well as the charts entitled “Major Tenants” and “Lease Expiration Schedules” for the 15 largest mortgage loans or groups of cross-collateralized mortgage loans presented on Annex A-3 to this prospectus.

For mortgage loan #20 (Columbus Office Portfolio), the largest tenant has the right to terminate the lease in respect of the entire premises on June 30, 2024, provided the tenant gives written notice to the landlord on or prior to September 30, 2023. In addition, the tenant will be required to pay the landlord the sum of the unamortized amount of the costs incurred by the landlord as of the early termination date. The third largest tenant has the right to terminate the lease as it pertains only to approximately 5,329 square feet located on the 3rd floor on August 31, 2023 provided the tenant gives written notice to the landlord upon 270 days prior to date. In addition, the tenant is required to pay to the landlord, as a termination fee, an additional amount equal to one month’s total base rent and all additional rent due for the month in which the early termination date falls applicable to the premises.

For mortgage loan #30 (Waterside Center 3200), the largest tenant (23,324 square feet), representing 34.4% of net rentable square feet, may terminate its lease at any time after October 31, 2022 upon providing nine months’ written notice and payment of a termination fee equal to all unamortized base rent abatements, tenant improvements and leasing commissions. The fourth largest tenant (8,554 square feet), representing 12.6% of net rentable square feet, may terminate its lease at any time upon providing 30 days’ written notice.

For mortgage loan #38 (The Commerce Building), the largest tenant has the right to terminate the lease in respect of the entire premises anytime on or after August 1, 2023, provided the tenant gives written notice to the landlord six months in advance. In addition, the tenant will pay to the landlord an amount equal to the unamortized portion of leasing commissions and tenant improvements, plus a penalty equal to four months of base rent. The fourth largest tenant will be allowed to terminate the lease, without penalty, at any time after January 31, 2019 as long as 30 days’ written notice is provided, if the tenant needs to expand and the landlord cannot provide more space on the same floor as the tenant’s current space and at a rate commensurate to the rate currently being charged.

For mortgage loan #43 (Hagerstown Plaza Office), the second largest tenant (9,416 square feet), representing 13.4% of net rentable square feet, can terminate the lease any time after August 9, 2030 by giving 120 days’ prior written notice. The third largest tenant, (7,704 square feet), representing 11.0% of net rentable square feet, can terminate the lease any time on or after May 2, 2020 by giving 90 days’ prior written notice. The fourth largest tenant, (6,333 square feet), representing 9.0% of net rentable square feet, is in the process of having its space built out with an anticipated completion and rent commencement date of April 2020. The tenant can terminate the lease after the first 3 years by giving a 12-month prior written notice. At loan origination, the borrower deposited $152,932 into a TI/LC reserve account for the tenant and $85,640 into a rent gap reserve account for the tenant. The fifth largest tenant (3,335 square feet), representing 4.8% of net rentable square feet, has an option to terminate its lease after July 31, 2022 by providing 9 months’ prior written notice, paying a termination fee equal to three months of lease rent and reimbursing landlord for any unamortized improvement-related costs and real estate commissions amortized at a rate of 8% over the original lease term.

 A-1-15

For mortgage loan #44 (Lincoln Center), the second largest tenant (20,000 square feet), representing 24.3% of the net rentable square feet, may terminate its lease at the end of the seventh year of the term (January 31, 2027), provided that: (i) the tenant has not achieved annual sales in excess of $2,000,000 in the sixth year of the term (January 31, 2026 – January 31, 2027), and (ii) the tenant provides the landlord with written notice 90 days prior to termination.

For mortgage loan #53 (5600 Northwest Central), the largest tenant (6,527 square feet), representing approximately 10.5% of net rentable area, has a termination option in December 2021 with six months prior notice and payment of a termination fee. The fourth largest tenant (2,261 square feet), representing approximately 3.6% of net rentable area, has a termination option in May 2020 with prior notice in March 2020 and payment of a termination fee.

For mortgage loan #59 (Walgreens Albuquerque), the sole tenant, has a right to terminate its lease effective June 30, 2028 and every five years thereafter through and including June 30, 2073, upon 6 months’ prior written notice.

(9)

For mortgage loan #14 (Delta Hotels by Marriott - Detroit Metro Airport), the monthly capital expenditure deposit equals the greater of (a) an amount equal to 1/12 of (i) for each payment date occurring during the 12 calendar months, 1% of gross income from operations during the calendar year immediately preceding the calendar year in which such payment date occurs, (ii) for each payment date occurring from and 13th calendar month through the 24th calendar month, 2% of gross income from operations during the calendar year immediately preceding the calendar year in which such payment date occurs, (iii) for each payment date occurring from the 25th calendar month through the 36th calendar month, 3% of gross income from operations during the calendar year immediately preceding the calendar year in which such payment date occurs, and (iv) for each payment date occurring after the 36th calendar month, four percent (4%) of gross income from operations during the calendar year immediately preceding the calendar year in which such payment date occurs, and (b) the aggregate amount, if any, required to be reserved under the management agreement and the franchise agreement.

For mortgage loan #16 (Hilton Garden Inn Charleston / Mt. Pleasant), the Monthly Replacement Reserve will be adjusted based on annual operating statements for the mortgaged property and will be the greater of the Monthly Replacement Reserves immediately prior to the adjustment and 1/12th of 4% of operating income from the prior fiscal year.

For mortgage loan #22 (Hampton Inn Ft. Lauderdale Airport), the monthly capital expenditure deposit equals the greater of (a) an amount equal to 1/12 of (i) for each payment date on or prior to January 6, 2021, 1% of gross income from operations during the calendar year immediately preceding the calendar year in which such payment date occurs, (ii) for each payment date occurring between January 6, 2021 and January 6, 2022, 2% of gross income from operations during the calendar year immediately preceding the calendar year in which such payment date occurs, (iii) for each payment date occurring between January 6, 2022 and January 6, 2023, 3% of gross income from operations during the calendar year immediately preceding the calendar year in which such payment date occurs, and (iv) for each payment date occurring thereafter, four percent (4%) of gross income from operations during the calendar year immediately preceding the calendar year in which such payment date occurs, and (b) the aggregate amount, if any, required to be reserved under the management agreement and the franchise agreement.

For mortgage loan #23 (Aloft Bolingbrook), commencing at loan origination and during the months of June through September, the related borrower is required to deposit a monthly seasonality reserves of $31,480 in the first three years after origination and $26,100 per month for the remainder of the loan term to ensure that there are sufficient funds on deposit to fund each monthly debt service payment for the off-season months.

For mortgage loan #29 (Hampton Inn Pompano Beach), the Monthly Replacement Reserve will be adjusted based on annual operating statements for the mortgaged property and will be the greater of the Monthly Replacement Reserves immediately prior to the adjustment and 1/12th of 4% of underwritten revenue from the prior fiscal year

 A-1-16

For mortgage loan #31 (Fairfield Inn & Suites - Nashville Airport), the FF&E deposit will equate to the greater of (i) 1/12 of (a) 2.0% of total gross revenues for the first year of loan term, (b) 3.0% of total gross revenues for the second year of loan term, and (c) 4.0% of total gross revenues for years three through ten, and (ii) any amount required by the Franchisor pursuant to the Franchise Agreement.

For mortgage loan #37 (Comfort Inn New Mexico Portfolio), during the months from April through November of each year, the borrower is required to deposit on each payment day an amount equal to the quotient obtained by dividing seasonality reserve aggregate shortfall amount by 8; however, the borrower is not required to do so when the seasonality reserve balance exceeds the seasonality reserve aggregate shortfall amount.

For mortgage loan #46 (Holiday Inn & Suites – Peachtree City), the Monthly Replacement Reserve will be adjusted based on annual operating statements for the mortgaged property and will be the greater of the Monthly Replacement Reserves immediately prior to the adjustment and 1/12th of 4% of underwritten revenue from the prior fiscal year.  Commencing on the monthly payment date in January 202 the Monthly Replacement Reserve will be equal to $25,000.

(10)	For mortgage loan #2 (1633 Broadway), an additional $4,000,000 of existing tenant improvements and leasing commissions are fully guaranteed by the guarantor.

(11)	For mortgage loan #17 (1888 Westchester Avenue), the sole tenant (12,400 square feet), representing 100% of net rentable square feet, is owned by an affiliate of the borrower.

For mortgage loan #19 (Coast Aluminum Industrial Portfolio), the sole tenant (232,479 square feet), representing 100% of net rentable square feet, is leased by an affiliate of the borrower.

 A-1-17

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ANNEX A-2

MORTGAGE POOL INFORMATION (TABLES)

(THIS PAGE INTENTIONALLY LEFT BLANK)

Wells Fargo Commercial Mortgage Trust 2020-C55

Annex A-2: Mortgage Pool Information

Mortgage Loans by Mortgage Loan Seller

				Weighted Average
Loan Seller	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
Wells Fargo Bank, National Association	11	$275,861,009	28.7%	3.508%	115	358	2.81	x	11.0%	10.6%	57.1%	54.2%
Barclays Capital Real Estate Inc.	9	196,225,000	20.4	3.642	118	330	2.58		10.1	9.7	54.0	53.0
LMF Commercial, LLC	17	176,613,576	18.3	4.584	113	357	1.76		11.2	10.5	62.2	55.0
Ladder Capital Finance LLC	12	133,673,185	13.9	4.041	119	359	1.97		9.1	8.8	63.5	60.0
Rialto Real Estate Fund IV – Debt, LP	10	97,371,663	10.1	4.324	119	360	1.78		10.0	9.2	64.3	58.0
Argentic Real Estate Finance LLC	7	83,087,278	8.6	4.184	118	358	1.92		9.6	8.9	65.8	62.2
Total/Weighted Average:	66	$962,831,712	100.0%	3.948%	117	357	2.27	x	10.4%	9.9%	59.8%	56.0%

Mortgaged Properties by Property Type(1)(2)

				Weighted Average
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
Office	14	$255,229,804	26.5%	3.677%	119	358	2.74	x	11.1%	10.7%	54.3%	50.8%
CBD	4	137,586,052	14.3	3.343	118	356	3.31		11.9	11.5	46.8	44.6
Suburban	7	60,192,585	6.3	4.213	119	359	1.78		10.9	10.0	65.3	55.7
R&D	1	36,720,000	3.8	3.632	120	0	2.58		9.6	9.5	59.4	59.4
Medical	2	20,731,168	2.2	4.412	119	0	1.97		8.8	8.7	62.9	62.9
Retail	38	253,565,370	26.3	3.826	119	359	2.29		9.4	9.1	60.8	59.5
Single Tenant	32	98,871,402	10.3	3.939	118	358	2.02		8.3	8.1	64.0	63.8
Super Regional Mall	1	82,945,946	8.6	3.359	119	0	3.06		10.7	10.5	54.1	54.1
Anchored	5	71,748,021	7.5	4.210	118	359	1.77		9.4	8.9	64.0	59.9
Multifamily	13	143,144,646	14.9	4.168	118	360	1.74		8.9	8.6	66.4	61.7
Garden	10	101,094,646	10.5	4.180	119	360	1.74		9.2	8.8	67.4	61.7
Mid Rise	1	26,450,000	2.7	4.070	118	0	1.77		7.4	7.3	61.7	61.7
Various	1	10,500,000	1.1	4.183	117	360	1.75		10.8	10.3	69.1	58.5
Low Rise	1	5,100,000	0.5	4.420	119	0	1.48		6.7	6.6	67.4	67.4
Hospitality	13	141,062,471	14.7	4.309	113	353	2.14		13.6	12.1	64.3	53.8
Limited Service	9	81,683,471	8.5	4.263	119	349	2.03		13.6	12.2	64.9	52.1
Select Service	3	38,879,000	4.0	4.073	96	360	2.52		13.5	11.9	64.2	58.6
Full Service	1	20,500,000	2.1	4.940	120	360	1.85		13.5	11.9	62.1	51.0
Mixed Use	3	69,850,000	7.3	3.521	118	0	2.47		9.0	8.8	55.5	55.5
Office/Retail	1	40,000,000	4.2	3.486	118	0	2.73		10.0	9.7	48.5	48.5
Multifamily/Office/Retail	1	25,450,000	2.6	3.421	118	0	2.23		7.9	7.8	64.5	64.5
Retail/Multifamily/Office	1	4,400,000	0.5	4.420	119	0	1.48		6.7	6.6	67.4	67.4
Self Storage	11	56,450,000	5.9	4.441	100	360	1.89		9.8	9.6	55.9	52.9
Self Storage	11	56,450,000	5.9	4.441	100	360	1.89		9.8	9.6	55.9	52.9
Industrial	5	32,981,926	3.4	4.366	119	357	1.82		9.2	8.4	62.4	60.5
Warehouse	3	16,750,000	1.7	4.570	120	0	1.84		9.4	8.5	57.9	57.9
Warehouse Distribution	1	11,750,000	1.2	4.169	119	0	1.89		8.2	8.0	66.3	66.3
Flex	1	4,481,926	0.5	4.120	117	357	1.54		11.2	9.0	69.0	55.2
Manufactured Housing Community	2	8,300,000	0.9	4.414	118	360	1.67		8.9	8.7	61.4	56.8
Manufactured Housing Community	1	4,300,000	0.4	4.360	117	360	1.49		9.1	8.9	69.4	60.5
Manufactured Housing/Recreational Vehicle Community	1	4,000,000	0.4	4.472	120	0	1.87		8.7	8.5	52.9	52.9
Other	1	2,247,495	0.2	4.800	119	359	2.03		13.3	12.8	44.0	36.0
RV Parking	1	2,247,495	0.2	4.800	119	359	2.03		13.3	12.8	44.0	36.0
Total/Weighted Average:	100	$962,831,712	100.0%	3.948%	117	357	2.27	x	10.4%	9.9%	59.8%	56.0%

(1) A mortgaged property is classified as shadow anchored if it is located in close proximity to an anchored retail property.

(2) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property  is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or in such other manner as the related mortgage loan seller deemed appropriate).

A-2-1

Wells Fargo Commercial Mortgage Trust 2020-C55

Annex A-2: Mortgage Pool Information

Mortgaged Properties by Location(1)(2)

				Weighted Average
State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
New York	8	$251,577,872	26.1%	3.490%	118	357	2.91	x	10.3%	10.1%	52.0%	51.7%
Pennsylvania	3	$73,720,000	7.7%	3.814%	119	360	2.25	x	9.2%	9.0%	61.9%	60.4%
California	6	$69,930,756	7.3%	4.168%	119	360	1.84	x	9.0%	8.5%	61.5%	59.3%
Northern California	3	38,762,961	4.0	4.235	118	359	1.83		8.9	8.3	59.5	57.6
Southern California	3	31,167,795	3.2	4.085	119	360	1.85		9.2	8.8	63.9	61.4
Nevada	2	$66,220,000	6.9%	4.165%	119	0	1.71	x	7.4%	7.3%	67.5%	67.5%
North Carolina	7	$61,723,715	6.4%	4.014%	118	359	2.04	x	9.2%	9.0%	57.9%	55.1%
Ohio	10	$54,571,910	5.7%	4.249%	118	358	1.81	x	10.9%	10.0%	66.6%	56.5%
Florida	5	$51,696,628	5.4%	4.018%	118	359	2.07	x	12.9%	11.7%	66.0%	55.5%
Arizona	7	$51,295,157	5.3%	4.081%	112	356	1.90	x	9.6%	9.2%	64.1%	57.9%
Washington	2	$48,200,000	5.0%	3.730%	119	0	3.19	x	12.7%	12.1%	43.6%	43.6%
Illinois	8	$38,137,783	4.0%	4.104%	120	360	1.84	x	10.5%	9.7%	69.7%	59.6%
Michigan	3	$31,195,000	3.2%	4.667%	119	360	1.97	x	13.5%	12.1%	60.9%	52.0%
South Carolina	2	$23,229,000	2.4%	3.895%	89	360	2.78	x	12.7%	11.5%	64.2%	62.3%
Georgia	7	$21,415,171	2.2%	4.392%	109	360	2.02	x	12.2%	11.1%	65.2%	57.7%
Texas	4	$20,750,082	2.2%	4.313%	119	359	1.53	x	9.3%	8.7%	67.1%	59.3%
Wisconsin	1	$14,025,000	1.5%	4.088%	117	0	1.95	x	8.4%	8.1%	74.6%	74.6%
Maryland	2	$12,850,000	1.3%	4.394%	120	360	1.99	x	13.5%	11.9%	55.7%	44.8%
Kentucky	3	$12,500,000	1.3%	4.880%	59	360	1.44	x	9.4%	9.2%	64.4%	61.5%
Tennessee	1	$11,500,000	1.2%	3.911%	120	330	2.03	x	13.2%	12.0%	67.6%	51.3%
New Mexico	3	$10,805,570	1.1%	4.695%	120	314	1.90	x	13.8%	12.6%	58.7%	44.3%
Oklahoma	1	$10,000,000	1.0%	4.170%	118	360	1.89	x	11.6%	11.1%	65.4%	55.3%
Minnesota	1	$6,465,482	0.7%	3.494%	118	0	2.56	x	9.4%	9.1%	62.1%	62.1%
Colorado	2	$6,244,646	0.6%	4.352%	119	359	1.93	x	12.4%	11.4%	47.0%	38.8%
South Dakota	1	$4,300,000	0.4%	4.360%	117	360	1.49	x	9.1%	8.9%	69.4%	60.5%
Virginia	3	$3,613,071	0.4%	4.083%	119	0	2.13	x	8.8%	8.7%	60.3%	60.3%
Indiana	3	$2,702,689	0.3%	3.961%	119	0	2.29	x	9.2%	9.0%	65.1%	65.1%
Missouri	2	$2,451,807	0.3%	3.977%	119	0	2.28	x	9.2%	9.0%	65.2%	65.2%
Alabama	3	$1,710,372	0.2%	3.494%	118	0	2.56	x	9.4%	9.1%	62.1%	62.1%
Total/Weighted Average:	100	$962,831,712	100.0%	3.948%	117	357	2.27	x	10.4%	9.9%	59.8%	56.0%

(1) For purposes of determining whether a mortgaged property is in Northern California or Southern California, Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.

(2) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or in such other manner as the related mortgage loan seller deemed appropriate).

Range of Cut-off Date Balances

				Weighted Average
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
945,000 - 1,000,000	2	$1,918,000	0.2%	4.700%	120	0	1.85	x	9.0%	8.8%	70.0%	70.0%
1,000,001 - 2,000,000	3	4,929,000	0.5	4.505	119	360	1.66		8.8	8.5	61.7	58.1
2,000,001 - 3,000,000	4	10,228,065	1.1	4.497	119	359	1.92		11.3	10.9	55.3	47.8
3,000,001 - 4,000,000	1	4,000,000	0.4	4.472	120	0	1.87		8.7	8.5	52.9	52.9
4,000,001 - 5,000,000	8	36,889,936	3.8	4.172	118	359	1.83		11.0	10.1	62.5	53.5
5,000,001 - 6,000,000	2	11,300,000	1.2	4.573	90	360	1.75		10.0	9.5	64.4	59.7
6,000,001 - 7,000,000	1	6,100,000	0.6	4.308	83	360	2.21		14.9	13.1	61.0	56.8
7,000,001 - 8,000,000	4	30,257,175	3.1	4.705	119	359	1.79		12.5	11.1	62.8	51.2
8,000,001 - 9,000,000	6	49,204,306	5.1	4.076	119	339	2.18		11.1	10.3	61.8	56.0
9,000,001 - 10,000,000	3	29,250,000	3.0	4.225	118	360	1.87		10.8	10.2	63.4	58.2
10,000,001 - 15,000,000	11	138,286,138	14.4	4.179	113	357	1.83		11.0	10.2	67.4	59.2
15,000,001 - 20,000,000	7	121,308,145	12.6	4.187	113	358	1.99		10.9	10.0	66.7	59.2
20,000,001 - 30,000,000	7	177,100,000	18.4	4.148	119	360	1.83		8.5	8.2	62.4	60.6
30,000,001 - 50,000,000	5	189,115,000	19.6	3.697	119	0	2.59		9.9	9.7	54.2	54.2
50,000,001 - 80,000,000	1	70,000,000	7.3	2.990	118	0	3.83		11.9	11.7	41.7	41.7
80,000,001 - 82,945,946	1	82,945,946	8.6	3.359	119	0	3.06		10.7	10.5	54.1	54.1
Total/Weighted Average:	66	$962,831,712	100.0%	3.948%	117	357	2.27	x	10.4%	9.9%	59.8%	56.0%

A-2-2

Wells Fargo Commercial Mortgage Trust 2020-C55

Annex A-2: Mortgage Pool Information

Range of Underwritten Net Cash Flow Debt Service Coverage Ratios

				Weighted Average
Range of Underwritten NCF DSCRs (x)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
1.39 - 1.40	1	$4,625,000	0.5%	4.382%	120	360	1.39	x	8.5%	8.3%	73.4%	65.6%
1.41 - 1.50	8	82,500,000	8.6	4.545	110	360	1.45		8.9	8.6	64.5	58.4
1.51 - 1.60	4	22,344,005	2.3	4.371	117	358	1.56		10.6	9.4	68.1	56.2
1.61 - 1.70	2	35,850,000	3.7	4.196	119	360	1.67		7.9	7.7	72.0	70.6
1.71 - 1.80	13	195,305,671	20.3	4.154	118	353	1.75		9.4	8.9	65.1	58.8
1.81 - 1.90	11	94,372,000	9.8	4.535	119	360	1.87		10.4	9.7	61.6	57.2
1.91 - 2.00	5	67,167,366	7.0	4.210	114	360	1.97		10.0	9.3	65.6	61.6
2.01 - 2.50	12	116,847,723	12.1	3.916	117	355	2.15		12.1	11.1	62.4	54.8
2.51 - 3.50	9	273,819,946	28.4	3.539	116	0	2.91		10.8	10.5	53.5	53.5
3.51 - 3.83	1	70,000,000	7.3	2.990	118	0	3.83		11.9	11.7	41.7	41.7
Total/Weighted Average:	66	$962,831,712	100.0%	3.948%	117	357	2.27	x	10.4%	9.9%	59.8%	56.0%

Range of Underwritten Net Operating Income Debt Yields

				Weighted Average
Range of Underwritten NOI Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
6.7 - 8.0	6	$157,620,000	16.4%	4.021%	118	0	1.81	x	7.5%	7.3%	64.5%	64.5%
8.1 - 9.0	13	111,422,000	11.6	4.188	119	360	1.84		8.4	8.2	66.6	64.5
9.1 - 10.0	14	209,845,000	21.8	3.979	114	360	2.16		9.6	9.3	58.7	56.7
10.1 - 11.0	7	138,844,077	14.4	3.654	118	358	2.50		10.6	10.2	60.5	55.7
11.1 - 12.0	7	121,204,746	12.6	3.405	118	358	3.12		11.7	11.2	50.2	46.7
12.1 - 13.0	5	86,176,799	9.0	4.145	119	359	2.53		12.8	11.8	53.8	47.1
13.1 - 14.0	10	104,476,723	10.9	4.205	112	349	2.21		13.5	12.1	61.2	51.3
14.1 - 15.0	3	28,242,366	2.9	4.506	111	360	2.10		14.3	12.8	64.6	56.4
15.1	1	5,000,000	0.5	4.370	120	360	2.17		15.1	13.0	57.5	46.3
Total/Weighted Average:	66	$962,831,712	100.0%	3.948%	117	357	2.27	x	10.4%	9.9%	59.8%	56.0%

Range of Underwritten Net Cash Flow Debt Yields

				Weighted Average
Range of Underwritten NCF Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
6.6 - 8.0	10	$205,870,000	21.4%	4.012%	119	0	1.84	x	7.6%	7.5%	64.3%	64.3%
8.1 - 9.0	14	104,403,926	10.8	4.380	119	360	1.70		9.0	8.5	67.0	62.7
9.1 - 10.0	16	230,461,646	23.9	3.923	114	359	2.12		9.8	9.5	60.4	56.2
10.1 - 11.0	5	125,835,957	13.1	3.688	119	359	2.67		11.0	10.5	58.7	55.3
11.1 - 12.0	10	180,712,717	18.8	3.737	115	356	2.84		12.5	11.7	54.4	48.7
12.1 - 13.0	9	106,841,896	11.1	4.095	119	352	2.55		13.6	12.5	53.0	46.4
13.1 - 13.4	2	8,705,570	0.9	4.222	93	359	2.25		14.6	13.2	57.1	51.2
Total/Weighted Average:	66	$962,831,712	100.0%	3.948%	117	357	2.27	x	10.4%	9.9%	59.8%	56.0%

A-2-3

Wells Fargo Commercial Mortgage Trust 2020-C55

Annex A-2: Mortgage Pool Information

Range of Loan-to-Value Ratios as of the Cut-off Date

				Weighted Average
Range of Cut-off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
39.4 - 40.0	1	$40,000,000	4.2%	3.699%	119	0	3.32	x	13.0%	12.5%	39.4%	39.4%
40.1 - 45.0	3	76,492,141	7.9	3.113	118	359	3.68		12.1	11.8	41.7	41.0
45.1 - 50.0	3	51,105,570	5.3	3.502	118	358	2.81		10.5	10.2	48.2	47.7
50.1 - 55.0	5	120,295,946	12.5	3.719	119	360	2.65		10.5	10.2	53.5	52.1
55.1 - 60.0	9	114,937,366	11.9	4.114	116	360	2.12		9.9	9.4	59.0	57.4
60.1 - 65.0	16	276,735,138	28.7	4.065	113	353	2.06		9.7	9.1	62.8	60.1
65.1 - 70.0	23	195,879,498	20.3	4.267	118	357	1.79		11.1	10.3	67.9	58.2
70.1 - 74.6	6	87,386,052	9.1	4.063	118	358	1.68		8.6	8.3	73.4	66.8
Total/Weighted Average:	66	$962,831,712	100.0%	3.948%	117	357	2.27	x	10.4%	9.9%	59.8%	56.0%

Range of Loan-to-Value Ratios as of the Maturity Date or ARD

				Weighted Average
Range of Balloon or ARD LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
32.3 - 35.0	1	$4,244,646	0.4%	4.250%	119	359	2.14	x	13.9%	12.6%	40.2%	32.3%
35.1 - 40.0	3	44,853,065	4.7	3.773	119	358	3.20		13.1	12.6	40.1	39.2
40.1 - 45.0	2	77,850,000	8.1	3.133	118	360	3.63		12.0	11.6	43.0	41.9
45.1 - 50.0	8	112,903,504	11.7	4.044	119	352	2.22		11.2	10.5	53.7	48.0
50.1 - 55.0	12	185,069,720	19.2	3.864	119	355	2.45		11.7	10.9	59.4	53.2
55.1 - 60.0	15	185,639,776	19.3	4.153	116	359	1.98		10.4	9.7	63.9	58.2
60.1 - 65.0	17	281,724,000	29.3	4.007	114	360	1.98		8.9	8.6	64.8	62.7
65.1 - 70.0	6	28,822,000	3.0	4.341	119	360	1.67		7.8	7.7	68.2	66.9
70.1 - 74.6	2	41,725,000	4.3	4.149	118	0	1.78		7.6	7.5	73.5	73.5
Total/Weighted Average:	66	$962,831,712	100.0%	3.948%	117	357	2.27	x	10.4%	9.9%	59.8%	56.0%

Range of Mortgage Rates

				Weighted Average
Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
2.990 - 3.250	1	$70,000,000	7.3%	2.990%	118	0	3.83	x	11.9%	11.7%	41.7%	41.7%
3.251 - 3.500	5	190,770,946	19.8	3.421	119	0	2.80		10.0	9.8	55.4	55.4
3.501 - 3.750	4	101,106,052	10.5	3.667	119	356	2.71		11.1	10.7	53.7	50.8
3.751 - 4.000	8	111,279,012	11.6	3.855	113	352	2.23		11.2	10.3	64.4	58.8
4.001 - 4.250	19	258,638,327	26.9	4.140	118	359	1.78		9.2	8.7	65.6	61.0
4.251 - 4.500	12	80,350,000	8.3	4.374	116	360	1.77		10.9	10.0	64.8	58.2
4.501 - 4.750	8	63,306,421	6.6	4.614	119	358	1.79		10.1	9.3	64.1	59.1
4.751 - 4.980	9	87,380,955	9.1	4.865	107	354	1.69		11.6	10.7	59.8	51.8
Total/Weighted Average:	66	$962,831,712	100.0%	3.948%	117	357	2.27	x	10.4%	9.9%	59.8%	56.0%

A-2-4

Wells Fargo Commercial Mortgage Trust 2020-C55

Annex A-2: Mortgage Pool Information

Mortgage Loans by Original Term to Maturity or ARD

				Weighted Average
Original Terms to Maturity or ARD (mos.)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
60	2	$17,800,000	1.8%	4.874%	59	360	1.58	x	9.5%	9.3%	62.9%	60.8%
84	2	24,679,000	2.6	3.977	82	360	2.83		13.8	12.2	62.2	61.2
120	62	920,352,712	95.6	3.929	119	357	2.27		10.3	9.8	59.6	55.7
Total/Weighted Average:	66	$962,831,712	100.0%	3.948%	117	357	2.27	x	10.4%	9.9%	59.8%	56.0%

Range of Remaining Terms to Maturity or ARD as of the Cut-off Date

				Weighted Average
Range of Remaining Terms to Maturity or ARD (mos.)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
58 - 60	2	$17,800,000	1.8%	4.874%	59	360	1.58	x	9.5%	9.3%	62.9%	60.8%
61 - 120	64	945,031,712	98.2	3.930	118	357	2.28		10.4	9.9	59.7	55.9
Total/Weighted Average:	66	$962,831,712	100.0%	3.948%	117	357	2.27	x	10.4%	9.9%	59.8%	56.0%

Mortgage Loans by Original Amortization Term

				Weighted Average
Original Amortization Terms (mos.)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
Non-Amortizing	29	$613,286,946	63.7%	3.732%	117	0	2.55	x	9.7%	9.4%	56.8%	56.8%
300	1	8,200,000	0.9	4.910	120	300	1.76		13.8	12.3	62.1	46.3
330	1	11,500,000	1.2	3.911	120	330	2.03		13.2	12.0	67.6	51.3
360	35	329,844,766	34.3	4.327	116	359	1.78		11.5	10.6	65.0	54.9
Total/Weighted Average:	66	$962,831,712	100.0%	3.948%	117	357	2.27	x	10.4%	9.9%	59.8%	56.0%

Range of Remaining Amortization Terms as of the Cut-off Date(1)

				Weighted Average
Range of Remaining Amortization Terms (mos.)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
Non-Amortizing	29	$613,286,946	63.7%	3.732%	117	0	2.55	x	9.7%	9.4%	56.8%	56.8%
300	1	8,200,000	0.9	4.910	120	300	1.76		13.8	12.3	62.1	46.3
330 - 360	36	341,344,766	35.5	4.313	116	358	1.78		11.6	10.6	65.1	54.8
Total/Weighted Average:	66	$962,831,712	100.0%	3.948%	117	357	2.27	x	10.4%	9.9%	59.8%	56.0%

(1)The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

A-2-5

Wells Fargo Commercial Mortgage Trust 2020-C55

Annex A-2: Mortgage Pool Information

Mortgage Loans by Amortization Type

				Weighted Average
Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
Interest-only, Balloon	25	$570,339,946	59.2%	3.729%	117	0	2.50	x	9.5%	9.2%	57.9%	57.9%
Amortizing Balloon	20	190,219,766	19.8	4.307	119	354	1.87		12.5	11.2	64.4	51.4
Interest-only, Amortizing Balloon	17	159,325,000	16.5	4.350	113	360	1.68		10.6	10.0	65.7	58.3
Interest-only, ARD	4	42,947,000	4.5	3.768	119	0	3.22		12.7	12.2	41.5	41.5
Total/Weighted Average:	66	$962,831,712	100.0%	3.948%	117	357	2.27	x	10.4%	9.9%	59.8%	56.0%

Mortgage Loans by Loan Purpose

				Weighted Average
Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
Refinance	37	$583,439,742	60.6%	3.901%	118	356	2.33	x	10.7%	10.1%	58.7%	53.8%
Acquisition	29	379,391,969	39.4	4.020	114	360	2.19		10.0	9.5	61.4	59.4
Total/Weighted Average:	66	$962,831,712	100.0%	3.948%	117	357	2.27	x	10.4%	9.9%	59.8%	56.0%

Mortgage Loans by Lockbox Type

				Weighted Average
Type of Lockbox	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
Hard/Springing Cash Management	16	$479,215,692	49.8%	3.662%	119	359	2.66	x	10.3%	9.9%	54.7%	53.6%
Springing	36	338,272,262	35.1	4.276	113	356	1.92		11.2	10.4	63.1	55.8
Soft/Springing Cash Management	7	100,325,000	10.4	4.106	119	360	1.83		8.1	7.9	67.9	66.8
Hard/Upfront Cash Management	6	40,368,757	4.2	4.189	117	357	1.75		10.9	10.0	70.5	58.0
None	1	4,650,000	0.5	4.005	118	360	1.72		10.0	9.9	70.5	61.0
Total/Weighted Average:	66	$962,831,712	100.0%	3.948%	117	357	2.27	x	10.4%	9.9%	59.8%	56.0%

A-2-6

Wells Fargo Commercial Mortgage Trust 2020-C55

Annex A-2: Mortgage Pool Information

Mortgage Loans by Escrow Type

	Initial			Monthly			Springing
Type of Escrow	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
Tax Escrow	54	$628,432,481	65.3%	54	$638,213,196	66.3%	12	$324,618,516	33.7%
Insurance Escrow	43	$487,400,117	50.6%	40	$419,680,117	43.6%	26	$543,151,595	56.4%
Replacement Reserve	5	$48,663,364	5.1%	47	$567,721,350	59.0%	16	$373,999,414	38.8%
TI/LC Reserve(1)	9	$136,535,122	22.1%	19	$231,925,789	37.6%	7	$261,484,310	42.4%

(1)The percentage of Cut-off Date Pool Balance for loans with TI/LC reserves is based on the aggregate principal balance of loans secured in whole or in part by office, retail, industrial and mixed-use properties.

A-2-7

Wells Fargo Commercial Mortgage Trust 2020-C55

Annex A-2: Mortgage Pool Information

Percentage of Mortgage Pool by Prepayment Restriction(1)(2)

	February	February	February	February	February	February	February	February	February	February	February
Prepayment Restriction	2020	2021	2022	2023	2024	2025	2026	2027	2028	2029	2030
Locked Out	99.69%	99.69%	0.81%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Defeasance	0.00	0.00	75.35	76.05	75.92	75.33	75.20	76.47	76.33	76.18	0.00
Yield Maintenance	0.31	0.31	23.84	23.95	24.08	24.67	24.80	23.53	23.67	23.82	0.00
Prepayment Premium	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Open	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total:	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%

Mortgage Pool Balance
Outstanding (in millions)	$962.83	$959.68	$956.24	$951.84	$946.71	$923.80	$917.32	$886.31	$879.36	$872.14	$0.00

Percent of Aggregate
Cut-off Date Pool Balance	100.00%	99.67%	99.32%	98.86%	98.33%	95.95%	95.27%	92.05%	91.33%	90.58%	0.00%

(1) Prepayment provisions in effect as a percentage of outstanding Mortgage Loan balances as of the indicated date assuming no prepayments on the Mortgage Loans, if any.

(2) Assumes yield maintenance for each Mortgage Loan with the option to defease or pay yield maintenance.

A-2-8

ANNEX A-3

SUMMARIES OF THE FIFTEEN LARGEST MORTGAGE LOANS

A-3-1

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$82,945,946
5100 Kings Plaza	Kings Plaza	Cut-off Date LTV:	54.1%
Brooklyn, NY 11234		U/W NCF DSCR:	3.06x
		U/W NOI Debt Yield:	10.7%

KINGS PLAZA
BEST BUY
MODELL'S

PRIMARK

MICHAEL KORS

Foot Locker

PRIMARK
Burlington
JCPenney

A-3-2

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$82,945,946
5100 Kings Plaza	Kings Plaza	Cut-off Date LTV:	54.1%
Brooklyn, NY 11234		U/W NCF DSCR:	3.06x
		U/W NOI Debt Yield:	10.7%

A-3-3

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$82,945,946
5100 Kings Plaza	Kings Plaza	Cut-off Date LTV:	54.1%
Brooklyn, NY 11234		U/W NCF DSCR:	3.06x
		U/W NOI Debt Yield:	10.7%

A-3-4

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$82,945,946
5100 Kings Plaza	Kings Plaza	Cut-off Date LTV:	54.1%
Brooklyn, NY 11234		U/W NCF DSCR:	3.06x
		U/W NOI Debt Yield:	10.7%

Anchor
Non Anchor / In-line
Peripheral
Not Part of Collateral
N
MARINA BUILDING
PARKING GARAGE
FLATBUSH AVENUE
MALL STORES 2 LEVELS
MALL STORES 2 LEVELS
MALL STORES 2 LEVELS
jcpenney
3 LEVELS
PRIMARK
4 LEVELS
MALL STORES 2 LEVELS
LOWE'S
3 LEVELS
macy's
4 LEVELS
MALL STORES 2 LEVELS
MALL STORES 2 LEVELS
ZARA
2 LEVELS
MALL STORES 1 LEVEL
MALL STORES 2 LEVELS
MALL STORES 2 LEVELS
2 LEVELS
BEST BUY
AVENUE U

LOWE'S
MARINA
MACY'S
AVENUE U (VEHICULAR TRAFFIC 25,367)
ZARA
PRIMARK
BURLINGTON
JCPENNEY
PARKING GARAGE
BEST BUY
FLATBUSH AVENUE (VEHICULAR TRAFFIC 44,285)

A-3-5

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$82,945,946
5100 Kings Plaza	Kings Plaza	Cut-off Date LTV:	54.1%
Brooklyn, NY 11234		U/W NCF DSCR:	3.06x
		U/W NOI Debt Yield:	10.7%

JERSEY CITY
MANHATTAN
Hudson River
East River
Williamsburg
1 WTC
NY Stock Exchange
Ellis Island
Governors Island
BROOKLYN BATTERY TUNNEL
BROOKLYN NAVY YARD
Flushing Ave.
Brooklyn Heights
LIU-Brooklyn Campus
Brooklyn Hospital Ctr.
Pratt Institute
DeKalb Ave.
Lafayette Ave.
Downtown Brooklyn
Cobble Hill
Bklyn-Qns Expwy
Barclays Center
Red Hook
Upper New York Bay
STATEN ISLAND FERRY
Park Slope
Brooklyn Botanic Gardens
Prospect Park Zoo
Prospect Park
Prospect Park Lake
South Brooklyn Marine Terminal
Gowanus Bay
Gowanus Expwy
5th Ave.
GREENWOOD CEMETERY
Kings County Hospital
Linden Blvd.
SUNY Downstate Medical Ctr.
HOLY CROSS CEMETERY
Bedford Ave.
Remsen Ave.
Rockaway Pkwy.
East New York
Pennsylvania Ave.
Caton Ave.
Flatbush
Canarsie Plaza
Sunset Park
BROOKLYN
Ave. D
Kings Hwy.
JFK Intl. Airport 5 miles
Bay Ridge Ave.
Ft. Hamilton Pkwy.
Ditmas Ave.
Ocean Pkwy.
Brooklyn College
Flatlands
Flatbush Ave.
Utica Ave.
Flatlands Ave.
Canarsie
Canarsie Beach Park
Bay Ridge
Borough Park
18th Ave.
65th St.
Bay Ridge Pkwy.
Coney Island Ave.
Ocean Ave.
Nostrand Ave.
Ralph Ave.
Jamaica Bay
Belt Parkway
New Utrecht Ave.
86th St.
7th Ave.
Dyker Beach Golf Course
Bay Pkwy.
Ave. P
Sheepshead Bay
Mill Basin Plaza
Kings Plaza
5100 Kings Plaza
Brooklyn, NY 11234
Fort Hamilton
VA Medical Ctr.-Brooklyn
Bensonhurst
Bath Beach
Kings Hwy.
Ave. U
Marine Park Golf Course
VERRAZZANO-NARROWS BRIDGE
Gravesend Bay
Stillwell Ave.
Gravesend
Brooklyn Marine Park
Floyd Bennett Field
Cropsey Ave.
Gerritsen Beach
Verrazano Sports Complex
Coney Island Hospital
Calvert Vaux Park
Belt Parkway
Sheepshead Bay Plaza
CUNY Kingsborough Comm. College
Brighton Beach
Seagate
Neptune Ave.
Oriental Blvd.
Coney Island
Manhattan Beach
MCU Park
New York Aquarium
MARINE PARKWAY BRIDGE
Atlantic Ocean
Rockaway Point
Rockaway Point Blvd
Jacob Riis Park
Fort Tilden
Breezy Point
Point Breezy Tip
BRONX
NEW JERSEY
MANHATTAN
Astoria
LaGuardia Airport
Flushing
Union City
Hoboken
JERSEY CITY
NEW YORK CITY
QUEENS
Long Island City
Williamsburg
Jamaica
Elmont
Valley Stream
BROOKLYN
Flatbush
Canarsie
Bensonhurst
Sheepshead Bay
STATEN ISLAND
Jamaica Bay
John F. Kennedy Intl. Airport
Woodmere
Lawrence
Far Rockaway
Rockaway Beach
Belt Pkwy
Atlantic Ocean
Great Neck
Port Washington

A-3-6

No. 1 – Kings Plaza

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Original Principal Balance(1):	$82,945,946		Property Type – Subtype:	Retail – Super Regional Mall
	Cut-off Date Balance(1):	$82,945,946		Location:	Brooklyn, NY
	% of Initial Pool Balance:	8.6%		Size:	811,797 SF
	Loan Purpose:	Refinance		Cut-off Date Balance Per SF(1):	$599.90
	Borrower Sponsor:	The Macerich Partnership, L.P.		Maturity Date Balance Per SF(1):	$599.90
	Guarantor:	The Macerich Partnership, L.P.		Year Built/Renovated:	1969 / 2018
	Mortgage Rate:	3.3588%		Title Vesting(5):	Fee / Leasehold
	Note Date:	December 3, 2019		Property Manager:	Self-managed
	Seasoning:	1 month		Current Occupancy (As of):	96.7% (10/31/2019)
	Maturity Date:	January 1, 2030		YE 2018 Occupancy:	97.9%
	IO Period:	120 months		YE 2017 Occupancy:	96.6%
	Loan Term (Original):	120 months		YE 2016 Occupancy:	95.2%
	Amortization Term (Original):	NAP		YE 2015 Occupancy:	92.3%
	Loan Amortization Type:	Interest-only, Balloon		As-Is Appraised Value:	$900,000,000
	Call Protection(2):	L(25),GRTR 1% or YM(90),O(5)		As-Is Appraised Value Per SF:	$1,108.65
	Lockbox Type:	Hard/Springing Cash Management		As-Is Appraisal Valuation Date:	October 17, 2019
	Additional Debt(1)(3):	Yes
	Additional Debt Type (Balance)(1)(3):	Pari Passu ($404,054,054); Mezzanine ($53,000,000)		Underwriting and Financial Information
				TTM NOI (9/30/2019):	$47,457,344
				YE 2018 NOI:	$42,088,187
				YE 2017 NOI:	$39,436,748
				YE 2016 NOI:	$42,598,711
				U/W Revenues:	$81,045,187
				U/W Expenses:	$29,004,262
Escrows and Reserves(4)				U/W NOI:	$52,040,925
	Initial	Monthly	Cap	U/W NCF:	$50,905,970
Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1)(3):	3.13x / 3.06x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1)(3):	10.7% / 10.5%
Replacement Reserve	$0	Springing	(4)	U/W Debt Yield at Maturity based on NOI/NCF(1)(3):	10.7% / 10.5%
TI/LC	$0	Springing	(4)	Cut-off Date LTV Ratio(1)(3):	54.1%
Ground Rent	$0	Springing	NAP	LTV Ratio at Maturity(1)(3):	54.1%

Sources and Uses
Sources			Uses
Original whole loan amount(1)	$487,000,000	90.2%	Loan payoff(6)	$428,649,060	79.4%
Mezzanine loan	53,000,000	9.8	Closing costs	6,113,399	1.1
			Return of equity	105,237,541	19.5
Total Sources	$540,000,000	100.0%	Total Uses	$540,000,000	100.0%

(1)

The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the Kings Plaza Whole Loan (as defined below).

(2)

The Kings Plaza Borrower (as defined below) has the right to prepay the Kings Plaza Whole Loan in full, together with a yield maintenance premium equal to the greater of yield maintenance or 1% of the outstanding principal balance, at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Kings Plaza Whole Loan to be securitized and (b) February 1, 2023. The assumed lockout period of 25 payments is based on the closing date of this transaction in February 2020.

(3)

The equity interest in the Kings Plaza Borrower has been pledged to secure mezzanine indebtedness with an outstanding principal balance of $53,000,000 (the “Kings Plaza Mezzanine Loan”). The Cut-off Date Balance Per SF, U/W Debt Yield Based on NOI, U/W DSCR based on NCF, and Cut-off Date LTV Ratio based on the Kings Plaza Whole Loan and the Kings Plaza Mezzanine Loan are $665, 9.6%, 1.73x, and 60.0%, respectively. See “Additional Secured Indebtedness (not including trade debts)” below.

(4)	See “Escrows” section below.
(5)	A portion of the Kings Plaza Property totaling approximately 10,278 square feet is subject to a ground lease with the City of New York (see “Ground Lease” section below).
(6)	The Kings Plaza Property was previously securitized in the GSMS 2013-KING securitization trust.

The Mortgage Loan.  The mortgage loan (the “Kings Plaza Mortgage Loan”) is part of a whole loan (the “Kings Plaza Whole Loan”) that is evidenced by 12 pari passu promissory notes in the aggregate original principal amount of $487,000,000.  The Kings Plaza Whole Loan is secured by a first priority mortgage encumbering the fee simple and leasehold interests in a super regional mall located in Brooklyn, New York (the “Kings Plaza Property”).  The Kings Plaza Whole Loan was co-originated on December 3, 2019 by Wells Fargo Bank, National Association (“WFB”), Societe Generale Financial Corporation (“SocGen”) and JPMorgan Chase Bank, National Association (“JPMorgan”).  The Kings Plaza Mortgage Loan is evidenced by the non-controlling promissory notes A-3-2 and A-3-3. The remaining notes are expected to be contributed to future securitization trusts or may be otherwise transferred at any time. The Kings Plaza Whole Loan is expected to be initially serviced pursuant to the pooling and servicing agreement for the Benchmark 2020-B16

A-3-7

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$82,945,946
5100 Kings Plaza	Kings Plaza	Cut-off Date LTV:	54.1%
Brooklyn, NY 11234		U/W NCF DSCR:	3.06x
		U/W NOI Debt Yield:	10.7%

securitization.  Following the securitization of Note A-1-1, the Kings Plaza Whole Loan will be serviced under the pooling and servicing agreement governing such securitization. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans“ and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Prospectus.

Note Summary

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$70,000,000	$70,000,000	JPMorgan	Yes
A-1-2	$50,000,000	$50,000,000	Benchmark 2020-B16(1)	No
A-1-3	$30,000,000	$30,000,000	JPMorgan	No
A-1-4	$21,108,108	$21,108,108	JPMorgan	No
A-2-1	$60,000,000	$60,000,000	BBCMS 2020-C6(2)	No
A-2-2	$50,000,000	$50,000,000	SocGen	No
A-2-3	$35,000,000	$35,000,000	SocGen	No
A-2-4	$12,945,946	$12,945,946	SocGen	No
A-3-1	$50,000,000	$50,000,000	BANK 2020-BNK25(3)	No
A-3-2	$50,000,000	$50,000,000	WFCM 2020–C55	No
A-3-3	$32,945,946	$32,945,946	WFCM 2020–C55	No
A-3-4	$25,000,000	$25,000,000	BANK 2020-BNK25(3)	No
Total	$487,000,000	$487,000,000

(1)	Benchmark 2020-B16 is expected to close on or about February 12, 2020.
(2)	BBCMS 2020-C6 is expected to close on or about February 19, 2020.
(3)	BANK 2020-BNK25 is expected to close on or about February 13, 2020.

The Borrowers and Borrower Sponsor. The borrowers are Brooklyn Kings Plaza LLC and Kings Plaza Ground Lease LLC (collectively, the “Kings Plaza Borrower”), each organized as a Delaware limited liability company and structured to be bankruptcy remote with two independent directors.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Kings Plaza Whole Loan.  The borrower sponsor and non-recourse carve-out guarantor of the Kings Plaza Whole Loan is The Macerich Partnership, L.P. (the “Kings Plaza Guarantor”).  The Macerich Partnership, L.P. is part of the parent organization The Macerich Company (“Macerich”). Founded in 1964, Macerich has a portfolio containing 47 properties in 15 states with a large concentration in California, Arizona and New York. Additionally, Macerich (NYSE:MAC), an S&P 500 company, reported total revenues of approximately $960 million as of December 31, 2018 and approximately $9.0 billion in total assets under management.

The Property.  The Kings Plaza Property contains 811,797 square feet of a larger four-story super regional mall containing 1,146,035 square feet.  Built in 1969 and renovated in 2018, the Kings Plaza Property is situated on a 19.1-acre parcel and also contains total of 3,739 parking spaces (including a parking garage), resulting in a parking ratio of approximately 4.6 spaces per 1,000 square feet.  A portion of the Kings Plaza Property totaling approximately 10,278 square feet is subject to a ground lease with the City of New York as the ground lessor (see “Ground Lease” section below).  The Kings Plaza Property was 96.7% occupied as of October 31, 2019 and has averaged 95.4% occupancy since 2012.  For the trailing 12-month period ending September 30, 2019, the Kings Plaza Property reported comparable sales for in-line tenants less than 10,000 square feet of approximately $753 per square foot, which is up approximately 2.6% from full year 2018 ($734 per square foot) and 9.9% from full year 2017 ($685 per square foot)(see “Historical Sales” table below).

According to the appraisal, the Kings Plaza Property is the largest enclosed shopping center in Brooklyn. The Kings Plaza Property is anchored by Primark, Best Buy, Lowe’s Home Centers, Burlington, JCPenney and Macy’s (Macy’s is not part of the collateral) with additional major tenants including H&M, Old Navy, Zara, ULTA Beauty and Victoria’s Secret.  According to the appraisal, the Kings Plaza Macy’s store was selected as one of Macy’s “Growth 100” locations for 2020 where Macy’s is experimenting with new concepts and improving store fixtures and facilities.  Forever 21 currently occupies a 22,828 square foot space at the Kings Plaza Property but was underwritten as vacant due to a September 2019 Chapter 11 bankruptcy filing.  Forever 21 has been in occupancy at the Kings Plaza Property since 2010, is currently open for business and has a lease expiration date of January 31, 2020.

Since acquiring the property in 2012, the borrower sponsor has invested approximately $290.3 million in capital improvements including renovations of the mall and parking garage, leasing capital and power plant upgrades. In mid-2016, the borrower sponsor recaptured the former Sears box and completed an approximately $144.7 million redevelopment with a four-story glass atrium, new façade, exterior improvements and new entry with connections to all four levels.  The redeveloped space re-opened in summer 2018 and comprises retailers including Primark (the first location in Brooklyn), Zara, Burlington and JCPenney.  In 2014-2015, the Kings Plaza Property underwent approximately $22.0 million in interior renovations, including LED lighting, new flooring, improved ambient lighting, new signage, updated seating areas and security upgrades.

The Kings Plaza Property includes a stand-alone power plant located on the roof, which provides all electricity to the shopping center.  Tenants at the Kings Plaza Property purchase their utilities directly from the power plant at prevailing Consolidated Edison (ConEd) rates and due to operating cost efficiencies, expenses are kept below the billed rates.  In 2019, the borrower sponsor completed a two-year project totaling approximately $17.5 million, which allowed the power plant to interconnect with the local ConEd grid.  This interconnection allows the Kings Plaza Property to export its surplus electric capacity during peak load demands.  This system went

A-3-8

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$82,945,946
5100 Kings Plaza	Kings Plaza	Cut-off Date LTV:	54.1%
Brooklyn, NY 11234		U/W NCF DSCR:	3.06x
		U/W NOI Debt Yield:	10.7%

live in July 2019 and generates participation revenue as well as operating cost savings through reduced man-hours and engine operation.

The following table presents certain information relating to the tenancy at the Kings Plaza Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Non-Collateral Anchor Tenant
Macy’s	BBB/Baa3/BBB-	339,000		ANCHOR-OWNED – NOT PART OF THE COLLATERAL

Anchor Tenants – Collateral
Primark	NR/NR/NR	102,805	12.7%	$35.17	$3,615,390	9.2%	7/31/2038	3, 5-year	Y(3)
Best Buy	NR/Baa1/BBB	53,371	6.6%	$52.80	$2,817,989	7.2%	1/31/2032	None	N
Lowe’s Home Centers	NR/Baa1/BBB+	114,000	14.0%	$19.30	$2,200,000	5.6%	5/31/2028	(4)	N
Burlington	BB+/NR/BB+	55,078	6.8%	$22.25	$1,225,485	3.1%	7/31/2028	3, 5-year	N
JCPenney(5)	CCC+/Caa3/CCC	94,895	11.7%	$7.57(5)	$718,054(5)	1.8%	7/31/2038	4, 5-year	N
Total Anchor Tenants		420,149	51.8%	$25.17	$10,576,918	27.0%

Major Tenants
H&M	NR/NR/NR	25,151	3.1%	$88.44	$2,224,409	5.7%	1/31/2024	1, 5-year	N
Old Navy	NR/Baa2/BB	18,256	2.2%	$68.94	$1,258,638	3.2%	1/31/2025	None	N
Zara	NR/NR/NR	33,771	4.2%	$34.22	$1,155,688	2.9%	7/31/2028	1, 5-year	N
ULTA Beauty	NR/NR/NR	10,924	1.3%	$82.50	$901,230	2.3%	10/31/2027	1, 5-year	N
Victoria’s Secret	NR/Ba2/BB-	12,034	1.5%	$69.60	$837,566	2.1%	1/31/2023	None	N
Total Major Tenants		100,136	12.3%	$63.69	$6,377,530	16.3%

Non-Major Tenants(6)		264,831	32.6%	$83.98	$22,239,665	56.7%

Occupied Collateral Total		785,116	96.7%	$49.92	39,194,113	100.0%

Vacant Space(7)		26,681	3.3%

Collateral Total		811,797	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)

Annual U/W Base Rent PSF and Annual U/W Base Rent shown include (i) contractual rent bumps through February 2021 totaling $1,139,421 and (ii) percent-in-lieu totaling $1,189,076 (for three tenants including JCPenney, Charlotte Russe and Parfois).  The lender’s underwriting gave separate credit totaling $735,253 for straight-line rent averaging for investment grade tenants including Best Buy, Old Navy, Michael Kors, Chase, Vans, Verizon Wireless, Haagen-Dazs, Starbucks Coffee and Aeropostale (see “Operating History and Underwritten Net Cash Flow” section below).

(3)

Primark has the right to terminate its lease on July 7, 2028 with 12 months’ notice provided that, as of the termination date, (i)   the Primark tenant is not in default and (ii) there is not another Primark store within a defined market area set forth in the lease.

(4)	Lowe’s Home Centers has 5, 5-year renewal options and one 47-month renewal option.
(5)

Per JCPenney’s lease, the tenant’s base rent is equal to 5.0% of the tenant’s net retail sales. JCPenney’s underwritten base rent is on 5.0% of the tenant’s sales for the 12-month period ending September 30, 2019. JCPenney’s lease commenced in July 2018.

(6)	Includes All Seasons Marine Corp. which is a ground lease tenant and has no underwritten base rent.
(7)

Forever 21 currently occupies a 22,828 square foot space at the Kings Plaza Property but was underwritten as vacant.  Forever 21 has been in occupancy at the Kings Plaza Property since 2010, is currently open for business and has a lease expiring in January 2020.  The retailer filed for Chapter 11 bankruptcy in September 2019.

A-3-9

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$82,945,946
5100 Kings Plaza	Kings Plaza	Cut-off Date LTV:	54.1%
Brooklyn, NY 11234		U/W NCF DSCR:	3.06x
		U/W NOI Debt Yield:	10.7%

The following table presents certain information relating to the historical sales at the Kings Plaza Property:

Historical Sales(1)

	2015 (PSF)	2016 (PSF)	2017 (PSF)	2018 (PSF)	TTM September 2019 Sales (Gross)	TTM September 2019 Sales (PSF)	Occupancy Cost(2)
Lowe’s Home Center	$406	$398	$396	$390	$44,601,794	$391	6.3%
H&M	$587	$601	$544	$459	$11,101,789	$441	19.2%
Victoria’s Secret	$839	$771	$677	$704	$8,479,695	$705	20.5%
Old Navy	$454	$435	$445	$412	$7,352,403	$403	19.6%
JCPenney(3)	NAP	NAP	NAP	NAP	$14,361,075	$159	9.8%
ULTA Beauty(4)	NAP	NAP	NAP	$593	$6,960,000	$637	19.3%
Zara(5)	NAP	NAP	NAP	NAP	$17,275,825	$512	7.3%

Comparable In-Line Sales (<10,000 SF)	$695	$718	$685	$734	$137,113,597	$753	19.0%

(1)	Information obtained from the borrower and underwritten rent roll.
(2)	Occupancy costs shown are based on each tenant’s actual base rent and reimbursements for the trailing 12-month period ending September 30, 2019.
(3)	JCPenney’s lease commenced in July 2018.
(4)	ULTA Beauty’s lease commenced in October 2017.
(5)	Zara’s lease commenced in September 2018.

The following table presents certain information relating to the lease rollover schedule at the Kings Plaza Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent(3)	Annual U/W Base Rent PSF(3)(4)
MTM	1	1,260	0.2%	1,260	0.2%	$0	0.0%	$0.00
2020(5)	40	50,406	6.2%	51,666	6.4%	$3,051,598	7.8%	$60.54
2021	13	21,346	2.6%	73,012	9.0%	$1,511,585	3.9%	$70.81
2022	19	26,624	3.3%	99,636	12.3%	$2,485,936	6.3%	$93.37
2023	13	24,161	3.0%	123,797	15.2%	$2,299,178	5.9%	$95.16
2024	11	43,309	5.3%	167,106	20.6%	$3,868,632	9.9%	$89.33
2025	9	40,150	4.9%	207,256	25.5%	$3,153,268	8.0%	$78.54
2026	13	41,603	5.1%	248,859	30.7%	$3,894,646	9.9%	$93.61
2027	8	29,981	3.7%	278,840	34.3%	$2,567,137	6.5%	$85.63
2028	10	219,491	27.0%	498,331	61.4%	$6,129,071	15.6%	$27.92
2029	13	35,714	4.4%	534,045	65.8%	$3,081,629	7.9%	$86.29
2030	0	0	0.0%	534,045	65.8%	$0	0.0%	$0.00
Thereafter	3	251,071	30.9%	785,116	96.7%	$7,151,433	18.2%	$28.48
Vacant(6)	0	26,681	3.3%	811,797	100.0%	$0	0.0%	NAP
Total/Weighted Average	153	811,797	100.0%			$39,194,113	100.0%	$49.92

(1)	Information obtained from the underwritten rent roll.
(2)

Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)

Annual U/W Base Rent PSF and Annual U/W Base Rent shown include (i) contractual rent bumps through February 2021 totaling $1,139,421 and (ii) percent-in-lieu totaling $1,189,076 (for three tenants including JCPenney, Charlotte Russe and Parfois).

(4)	Total/Weighted Average Annual U/W Base Rent and Annual U/W Base Rent PSF exclude vacant space.
(5)	Includes All Seasons Marine Corp, which is a ground lease tenant at the Kings Plaza Property and has no underwritten base rent.
(6)

Forever 21 currently occupies a 22,828 square foot space at the Kings Plaza Property but was underwritten as vacant.  Forever 21 has been in occupancy at the Kings Plaza Property since 2010, is currently open for business and has a lease expiring in January 2020.  The retailer filed for Chapter 11 bankruptcy in September 2019.

A-3-10

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$82,945,946
5100 Kings Plaza	Kings Plaza	Cut-off Date LTV:	54.1%
Brooklyn, NY 11234		U/W NCF DSCR:	3.06x
		U/W NOI Debt Yield:	10.7%

The following table presents historical occupancy percentages at the Kings Plaza Property:

Historical Occupancy(1)

12/31/2015(2)	12/31/2016(2)	12/31/2017(2)	12/31/2018(2)	10/31/2019(3)
92.3%	95.2%	96.6%	97.9%	96.7%

(1)	Occupancy includes all signed leases and specialty leasing greater than 6 months.
(2)	Information obtained from the borrower.
(3)	Information obtained from the underwritten rent roll. Current occupancy includes temporary tenants which account for 9,065 square feet at the Kings Plaza Property.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating statements and underwritten net cash flow at the Kings Plaza Property:

Cash Flow Analysis

	2016	2017	2018	TTM 9/30/2019(1)	U/W(1)	%(2)	U/W $ per SF
Base Rent	$32,606,560	$28,991,086	$33,095,904	$36,690,592	$38,005,038	46.9%	$46.82
Straight-Line Rent(3)	0	0	0	0	735,253	0.9	0.91
Grossed Up Vacant Space	0	0	0	0	2,227,628	2.7	2.74
Gross Potential Rent	32,606,560	28,991,086	$33,095,904	36,690,592	$40,967,919	50.5%	$50.47
Other Reimbursements	29,793,723	28,145,401	28,424,111	30,047,457	30,961,099	38.2	38.14
% in Lieu/Percentage Rent(4)	293,672	201,320	735,279	1,476,667	2,195,355	2.7	2.70
Gross Potential Income	$62,693,955	$57,337,807	$62,255,294	$68,214,717	$74,124,373	91.5%	$91.31
Bad Debt	(265,786)	(597,346)	(612,614)	(338,749)	0	0.0	0.00
Vacancy & Credit Loss	0	0	0	0	(3,678,863)(5)	(5.0)	(4.53)
Temporary Specialty Leasing	3,312,047	2,761,118	2,254,340	2,411,429	2,411,429	3.0	2.97
Power Plant Income	0	0	0	960,000	1,804,680(6)	2.2	2.22
Other Income(7)	6,019,024	5,421,663	5,787,129	5,068,245	6,383,568	7.9	7.86
Effective Gross Income	$71,759,240	$64,923,243	$69,684,148	$76,315,642	$81,045,187	100.0%	$99.83

Real Estate Taxes	13,832,938	10,772,620	12,489,143	14,498,321	15,242,004	18.8	18.78
Insurance	329,601	266,664	243,524	273,222	320,964	0.4	0.40
Other Operating Expenses	14,997,990	14,447,211	14,863,294	14,086,756	13,441,294(8)	16.6	16.56
Total Operating Expenses	$29,160,529	$25,486,495	$27,595,961	$28,858,298	$29,004,262	35.8%	$35.73

Net Operating Income	$42,598,711	$39,436,748	$42,088,187	$47,457,344	$52,040,925	64.2%	$64.11
Replacement Reserves	0	0	0	0	139,559	0.2	0.17
TI/LC	0	0	0	0	995,395	1.2	1.23
Net Cash Flow	$42,598,711	$39,436,748	$42,088,187	$47,457,344	$50,905,970	62.8%	$62.71

NOI DSCR(9)	2.56x	2.37x	2.53x	2.85x	3.13x
NCF DSCR(9)	2.56x	2.37x	2.53x	2.85x	3.06x
NOI Debt Yield(9)	8.7%	8.1%	8.6%	9.7%	10.7%
NCF Debt Yield(9)	8.7%	8.1%	8.6%	9.7%	10.5%

(1)

Net Operating Income increased from 2018 to TTM 9/30/2019 and from TTM 9/30/2019 to U/W partially due to (i) leasing activity in 2018 representing 314,661 square feet of rentable area and approximately $9.2 million of base rent (including tenants related to the redevelopment of the former Sears space), (ii) leasing activity in 2019 representing 39,044 square feet of rentable area and approximately $2.5 million of base rent, (iii) Power Plant Income related to the power plant operated at the Kings Plaza Property that went live in July 2019, (iv) utility cost savings related to the power plant operated at the Kings Plaza Property (see “The Property” section above), (v) underwritten straight-line rent averaging for investment grade tenants ($735,253) and (vi) underwritten contractual rent bumps through February 2021 totaling $1,139,421.

(2)	Represents (i) percent of Gross Potential Income for Vacancy & Credit Loss and (ii) percent of Effective Gross Income for all other fields.
(3)

Represents straight-line rent averaging credit through the lesser of the loan term and remaining lease term for investment grade rated tenants including Best Buy, Old Navy, Michael Kors, Chase, Vans, Verizon Wireless, Haagen-Dazs, Starbucks Coffee and Aeropostale.

(4)	Includes percent-in-lieu totaling $1,189,076 for JCPenney, Charlotte Russe and Parfois per the tenants’ leases as well as overage percentage rent totaling $1,006,279 related to 11 tenants.
(5)	The underwritten economic vacancy is 5.0%. The Kings Plaza Property was 96.7% physically occupied as of October 31, 2019.
(6)	Power Plant Income is underwritten to the borrower sponsor’s 2020 projection. The power plant system went live in July 2019 (see “The Property” section above).
(7)	Other Income includes business development, storage income, ground rent income, parking income and other miscellaneous income.
(8)

U/W Other Operating Expenses are lower than TTM 9/30/2019 partially due to underwritten cost savings related to the power plant operated at the Kings Plaza Property, which went live in July 2019 (see “The Property” section above).

(9)	Metrics shown are based on the Kings Plaza Whole Loan.

A-3-11

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$82,945,946
5100 Kings Plaza	Kings Plaza	Cut-off Date LTV:	54.1%
Brooklyn, NY 11234		U/W NCF DSCR:	3.06x
		U/W NOI Debt Yield:	10.7%

Appraisal.  The appraiser concluded to an “as-is” Appraised Value of $900,000,000 as of October 17, 2019.

Environmental Matters.  Based on a Phase I environmental report dated November 22, 2019, the environmental consultant did not identify any recognized environmental conditions at the Kings Plaza Property.  The Phase I ESA consultant identified an open spill case affecting the Kings Plaza Property, and provided an opinion of probable cost for related remedial activity with an upper range cost estimate of $500,000. The borrower has submitted a groundwater remediation plan to the New York State Department of Environmental Conservation that is currently under review. Pursuant to the terms of the Kings Plaza Whole Loan documents, the borrower sponsor is required to continue to perform all remediation work required to obtain final, non-appealable regulatory closure.

Market Overview and Competition.  The Kings Plaza Property is situated at the intersection of Flatbush Avenue and Avenue U in Brooklyn, New York. Primary access to the Kings Plaza Property is provided via the Belt Parkway, the region’s primary north-south route, approximately 3.9 miles northeast of the Kings Plaza Property. The Kings Plaza Property is located approximately 1.4 miles southeast of Kings Highway and 10.6 miles southwest of the John F. Kennedy International Airport. Per the appraisal, the estimated 2019 population within a one-, three- and five-mile radius of the Kings Plaza Property was 51,596, 601,221 and 1,737,025, respectively; and the average household income within the same radii was approximately $117,474, $89,529, and $78,194, respectively.

The Kings Plaza Property is located in the South Brooklyn submarket of the New York retail market. According to a third party market research report, as of the fourth quarter of 2019, the New York retail market had an inventory of approximately 593.4 million square feet with a 4.0% vacancy rate and average asking rents of $42.34 per square foot.  As of August 2019, the South Brooklyn submarket had an inventory of approximately 42.9 million square foot with a 3.1% vacancy rate and average asking rents of approximately $42.31 per square foot.

The following table presents certain information relating to the primary competition for the Kings Plaza Property:

Competitive Set(1)
	Distance to Subject (mi.)	Property Type	Year Built/ Renovated	Total GLA	Total Occupancy	Sales per square foot	Anchors
Kings Plaza	--	Super Regional Mall	1969/2018	811,797	96.7%(2)	$753(3)	Macy’s (non-collateral), Lowe’s Home Centers, Primark, JC Penney, Burlington, Best Buy, Forever 21, H&M, Zara
Primary Competition

Gateway Center I & II	6.4	Power Center	2001/NAP	1,200,000	97.0%	$450	BJ’s Wholesale Club, Burlington, Home Depot, JC Penney, Shoprite, Target
Queens Center	16.4	Super Regional Mall	1973/2004	1,172,180	99.0%	$1,430	JC Penney, Macy’s

Green Acres Mall	14.3	Super Regional Mall	1956/2016	2,075,000	96.0%	$615	JC Penney, Macy’s, Sears, Kohl’s (Vacant)
Secondary Competition

Staten Island Mall	19.0	Super Regional Mall	1972/2018	1,700,000	92.0%	NAV	JC Penney, Macy’s, Primark, Sears (Vacant)
Roosevelt Field	28.7	Super Regional Mall	1956/2014	2,330,000	97.0%	$1,200	Bloomingdales, Dick’s Sporting Goods, JC Penney, Macy’s, Neiman Marcus, Nordstrom

(1)	Information obtained from the appraisal.
(2)	Occupancy as of October 31, 2019.
(3)	Represents comparable in-line sales for stores less than 10,000 square feet for the trailing 12-month period ending September 30, 2019.

Escrows.

Real Estate Taxes – The Kings Plaza Whole Loan documents require ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next 12 months upon (i) the occurrence and continuance of a Cash Trap Event Period (see “Lockbox and Cash Management” section below) and (ii) the Kings Plaza Borrower failing to deliver evidence reasonably satisfactory to the lender that all taxes have been paid in a timely manner.

Insurance – The Kings Plaza Whole Loan documents require ongoing monthly insurance reserves in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable during the next 12 months upon (i) the occurrence and continuance of a Cash Trap Event Period and (ii) the Kings Plaza Borrower failing to deliver evidence reasonably satisfactory to the lender that all insurance premiums have been paid in a timely manner.

Replacement Reserve – Upon the occurrence and continuance of a Cash Trap Event Period, the Kings Plaza Whole Loan documents require ongoing monthly replacement reserve deposits equal to the gross leasable area of the Kings Plaza Property (excluding the portion that is occupied by Lowe’s Home Centers and any other tenant that is required to pay for all repairs and maintenance costs for its entire leased premises) multiplied by $0.25 and divided by 12 (subject to a cap of 24 months’ collection).

A-3-12

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$82,945,946
5100 Kings Plaza	Kings Plaza	Cut-off Date LTV:	54.1%
Brooklyn, NY 11234		U/W NCF DSCR:	3.06x
		U/W NOI Debt Yield:	10.7%

TI/LC Reserve – Upon the occurrence and continuance of a Cash Trap Event Period, the Kings Plaza Whole Loan documents require ongoing monthly TI/LC reserve deposits equal to the gross leasable area of the Kings Plaza Property multiplied by $1.50 and divided by 12 (subject to a cap of 24 months’ collection).

Ground Rent Reserve – Upon the occurrence and continuance of a Cash Trap Event Period, the Kings Plaza Whole Loan documents require ongoing monthly deposits equal to one-twelfth of the annual amounts due by the King Plaza Borrower, as applicable, under the ground leases (see “Ground Lease” section below).

Lockbox and Cash Management. The Kings Plaza Whole Loan is structured with a hard lockbox and springing cash management. The Kings Plaza Borrower was required at loan origination to deliver tenant direction letters to the tenants at the Kings Plaza Property to deposit all rents and payments directly into a lender-controlled lockbox account.  In addition, Kings Plaza Energy LLC (“KPE”) is required to deposit amounts received by KPE directly into a lockbox account established and maintained by KPE. The Kings Plaza Borrower, the related managers, and KPE are required to deposit any additional funds received into the applicable lockbox account within three business days of receipt. As long as no Cash Trap Event Period (as defined below) is continuing, all funds deposited into each lockbox account are required to be transferred to or at the direction of the Kings Plaza Borrower. Upon the commencement of a Cash Trap Event Period, all funds on deposit in the lockbox accounts are required to be swept on a weekly basis and on the second business day preceding each payment date into a lender-controlled cash management account.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	an event of default under the Kings Plaza Whole Loan;
(ii)	the commencement of a Low Debt Service Period (as defined below); or
(iii)	the occurrence of an event of default under the Kings Plaza Mezzanine Loan (as defined below).

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i) above, the cure of such event of default;
●	with regard to clause (ii) above, a Low Debt Service Period Cure Event (as defined below); or
●	with regard to clause (iii) above, the lender has received notice from the applicable mezzanine lender that no event of default under the Kings Plaza Mezzanine Loan is continuing.

A “Low Debt Service Period” will commence upon the earlier of the following:

(i)	the net cash flow DSCR (based on a hypothetical 30-year amortization term) under the Kings Plaza Whole Loan being less than 1.43x, or
(ii)	the combined DSCR (based on a hypothetical 30-year amortization term) under the Kings Plaza Whole Loan and the Kings Plaza Mezzanine Loan being less than 1.25x.

A “Low Debt Service Period Cure Event” will occur upon the occurrence of the following:

●	with regard to clause (i) above, the amortizing DSCR under the Kings Plaza Whole Loan being equal to or greater than 1.48x for two consecutive calendar quarters, or
●

with regard to clause (ii) above, the combined amortizing DSCR under the Kings Plaza Whole Loan and the Kings Plaza Mezzanine Loan being equal to or greater than 1.30x for two consecutive calendar quarters.

Property Management.  The Kings Plaza Property is managed by Macerich Property Management Company, LLC, a Delaware limited liability company and an affiliate of the Kings Plaza Borrower.

Partial Release.  Provided no event of default is ongoing, the Kings Plaza Borrower has the right to transfer and obtain a release of all or a portion of the parking garage structure, provided that, among other conditions outlined in the Kings Plaza Whole Loan  documents:

●	the release parcel is transferred to an affiliate of the Kings Plaza Borrower;

●	the Kings Plaza Borrower certifies to the lender that the release will not materially and adversely affect the use, value or revenue produced by the remaining improvements at the Kings Plaza Property;

●	the net revenue generated by parking operations at the Kings Plaza Property is not diminished by more than a de minimis amount (other than temporary loss of net revenue during any construction);

●	the remaining Kings Plaza Property constitutes a separate tax lot;

●	the number of parking spaces at the Kings Plaza Property is not reduced below the number of parking spaces required to satisfy zoning requirements;

●	the Kings Plaza Borrower certifies that the development of the release parcel will not materially impair the use of and/or the access to the garage by customers of the mall; and

●

the development of the release parcel is restricted to the development for a non-retail use, provided, however, that up to 10% of the gross leasable area of the completed development may be used for retail purposes, provided, further, that none of the Kings Plaza Borrower (nor any affiliate) or Kings Plaza Guarantor will cause or solicit any existing retail tenant at the Kings Plaza Property to lease space at the release parcel.

A-3-13

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$82,945,946
5100 Kings Plaza	Kings Plaza	Cut-off Date LTV:	54.1%
Brooklyn, NY 11234		U/W NCF DSCR:	3.06x
		U/W NOI Debt Yield:	10.7%

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness.  Concurrently with the funding of the Kings Plaza Loan, JPMorgan, SocGen and WFB funded a mezzanine loan in the amount of $53,000,000 (the “Kings Plaza Mezzanine Loan”), which is held by Prima Capital Advisors LLC. The Kings Plaza Mezzanine Loan is secured by the pledge of the equity interest in the Kings Plaza Borrower and is coterminous with the Kings Plaza Whole Loan. The Kings Plaza Mezzanine Loan accrues interest at a rate of 6.00000% per annum and following a five-year interest only period, is fully amortized by the maturity date of January 1, 2030 pursuant to a fixed amortization schedule.

Mezzanine Debt Summary
	Original Principal Balance	Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cutoff Date LTV
Kings Plaza Mezzanine Loan	$53,000,000	6.0000%	120	(1)	60	1.73x	9.6%	60.0%

(1)	Following a five-year interest only period, the Kings Plaza Mezzanine Loan will fully amortize by the maturity date of January 1, 2030 pursuant to a fixed amortization schedule.

Ground Lease.  A portion of the Kings Plaza Property, comprising the parking garage ingress/egress, the marina building (the “Marina Building”) and a portion of the ground under the parking garage covering a total of approximately 10,278 square feet, is subject to a ground lease with the City of New York. The original lease term expired on May 28, 2018 and the Kings Plaza Borrower exercised its 10-year extension option. Three 10-year, and one 9-year extension options remain with a fully-extended expiration date of May 28, 2067.  The current annual ground rent payment is $122,957 through the payment date occurring in May 2028, at which point the ground rent will reset to $147,548 through the payment date in May 2038.  All Seasons Marine Corp. (the “Ground Lease Subtenant”) currently subleases the Marina Building from the Kings Plaza Borrower. The initial ground sublease term expired in 2005, subsequent to which the Ground Lease Subtenant extended its sublease on a one- and two-year basis. A one-year extension through November 30, 2020 was recently executed by the Ground Lease Subtenant.

Terrorism Insurance. The Kings Plaza Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Kings Plaza Property, as well as business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the Kings Plaza Borrower will not be obligated to pay terrorism insurance premiums in excess of two times the annual premium for the casualty and business interruption coverage).

A-3-14

(THIS PAGE INTENTIONALLY LEFT BLANK)

A-3-15

Office – CBD	Loan #2	Cut-off Date Balance:	$70,000,000
1633 Broadway New York, NY 10019	1633 Broadway	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	41.7% 3.83x 11.9%

A-3-16

Office – CBD	Loan #2	Cut-off Date Balance:	$70,000,000
1633 Broadway New York, NY 10019	1633 Broadway	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	41.7% 3.83x 11.9%

Vacant

Floor	Tenant
48	New Mountain Capital, LLC
47	New Mountain Capital, LLC
46	Allianz Asset Management of America L.P.
45	Allianz Asset Management of America L.P.
44	Allianz Asset Management of America L.P.
43	Allianz Asset Management of America L.P.
42	Allianz Asset Management of America L.P.
41	Allianz Asset Management of America L.P.
40	Charter Communications Holding
39	Charter Communications Holding
38	MongoDB, Inc
37	MongoDB, Inc
36	Travel Leaders Group, LLC
35	Travel Leaders Group, LLC
34	Mechanical
33	Morgan Stanley & Co
32	Sullivan & Worcester LLP
31	Vedder Price PC
30	Morgan Stanley & Co
29	Morgan Stanley & Co
28	Industrial and Commercial Bank of China
27	Morgan Stanley & Co
26	Morgan Stanley & Co
25	Gannett Co., Inc.
24	Assured Guaranty Municipal
23	Assured Guaranty Municipal
22	Kasowitz Benson Torres
21	Kasowitz Benson Torres
20	Kasowitz Benson Torres
19	Kasowitz Benson Torres
18	Paramount Group, Inc. Industrial and Commercial Bank of China
17	Showtime Networks Inc.
16	Showtime Networks Inc.
15	Showtime Networks Inc.
14	Showtime Networks Inc.
13	Showtime Networks Inc.
12	Mechanical
11	WMG Acquisition Corp
10	WMG Acquisition Corp
9	WMG Acquisition Corp
8	WMG Acquisition Corp
7	WMG Acquisition Corp
6	Extreme Reach Inc
5	Extreme Reach Inc
4	WMG Acquisition Corp
3	Bleacher Report
2	Bleacher Report
Ground	Princi Bakery TD Bank Azalea Restaurant Equinox Gateway News Property Management Office
Concourse Theater	U T Associates Thespian Theatre Inc.
Storage	
Parking

A-3-17

Office – CBD	Loan #2	Cut-off Date Balance:	$70,000,000
1633 Broadway New York, NY 10019	1633 Broadway	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	41.7% 3.83x 11.9%

1633 Broadway
1633 Broadway
New York, NY 10019
MANHATTAN
Upper West Side
West Side
Midtown
Hell's Kitchen
Theater District
CENTRAL PARK
Heckscher Playground
The Pond
ROCKEFELLER CENTER
TIMES SQUARE
COLUMBUS CIRCLE
Bryant Park
Central Park South
Broadway
W. 64th St.
W. 63rd St.
W. 62nd St.
W. 61st St.
W. 60th St.
W. 58th St.
W. 57th St.
W. 56th St.
W. 55th St.
W. 54th St.
W. 53rd St.
W. 52nd St.
W. 51st St.
W. 50th St.
W. 49th St.
W. 48th St.
W. 47th St.
W. 46th St.
W. 45th St.
W. 44th St.
W. 43rd St.
W. 42nd St.
W. 40th St.
W. 39th St.
W. 38th St.
Amsterdam Ave.
Columbus Ave.
Central Park West
8th Ave.
7th Ave.
6th Ave.
5th Ave.
9th Ave.
10th Ave.
West Drive
East Drive
Center Drive
Metropolitan Opera House
Avery Fisher Hall
Damrosch Park
David H. Koch Theater
Quinn Library
Fordham Univ. School of Law
NYIT Auditorium on Broadway
Leon Lowenstein Center
Church of St. Paul the Apostle
John Jay College of Criminal Justice
Mt. Sinai Hospital West
Gerald W. Lynch Theater
Time Warner Center/ Shops at Columbus Ctr.
Museum of Arts & Design
222 Central Park South
JW Marriott Essex House
The Ritz-Carlton New York
Plaza Hotel
Park Lane Hotel
Grand Army Plaza
One57
9 West 57th
CBS Broadcast Center
CBS News
Hotel The Watson
Hearst Tower
Alvin Ailey American Dance Theater
Carnegie Hall
Viceroy Central Park
The Moderne Hotel
Hilton Garden Inn Central Park South
Park Central Hotel NY
Wellington Hotel
The London NYC
Warwick New York
The Peninsula
New York Hilton Midtown
Museum of Modern Art
Ed Sullivan Theater
Ensemble Studio Theatre
Broadway Theater
Sheraton NY Times Sq.
Baccarat
666 Fifth Avenue
Irish Cultural Center
Hampton Inn Manhattan-Times Sq North
UBS
AXA Center
75 Rockefeller Plaza
Gershwin Theatre
The Michelangelo
Time-Life Building
Radio City Music Hall
45 Rockefeller Plaza
Nomura Securities
Ambassador Theatre
Barclays
Exxon Building
Carolines on Broadway
Holiday Inn Express Midtown West
Comfort Inn Midtown West
Eugene O'Neill Theater
Crowne Plaza Times Sq.
McGraw-Hill Building
GE Building
1 Rockefeller Plaza
Union Hall
Longacre Theatre
Morgan Stanley Global HQ
News Corp. Building
Cranky Cabaret
Riu Plaza
DoubleTree Hilton NY-Times Sq.
Kimpton Muse Hotel
Richard Rogers Theatre
Imperial Theatre
NY Marriott Marquis
Lyceum Theatre
Hyatt Centric Times Square
Al Hirschfeld Theatre
Jacobs Theatre
Row NYC
Majestic Theatre
Viacom Intl.
Millennium
Belasco Theatre
Paramount Building
Casablanca Hotel
Conde Nast Bldg. (4 Times Sq.)
Bank of America Tower
SUNY College of Optometry
The Westin Times Square
Port Authority Bus Terminal
Hilton Times Sq.
New Amsterdam Theatre
The Knickerbocker
Salesforce Tower
New York Public Library
New York Times Building
452 5th Ave
GO Studios
Bricken Arcade Bldg.
The Dairy
Central Park Zoo
Wollman Rink
59TH ST/ COLUMBUS CIRCLE
5TH AVE/ 59TH ST
57TH ST
7TH AVE/ 53RD ST
50TH ST
49TH ST
ROCKEFELLER CTR.
TIMES SQ SHUTTLE
42ND ST/ PORT AUTHORITY
42ND ST/ TIMES SQ.
BRYANT PARK
5TH AVE
Upper West Side
Upper East Side
Central Park
QUEENS
West New York
North Bergen
Weehawken
West Side
East Side
Astoria
Long Island City
Midtown
Union City
Chelsea
MANHATTAN
Greenpoint
East River
Williamsburg
Hoboken
Hudson River
Greenwich Village
SoHo
Little Italy
Lower East Side
NEW JERSEY
Tribeca
Chinatown
JERSEY CITY
Financial District
Downtown Brooklyn
BROOKLYN
Brooklyn Heights
Park Slope
Liberty State Park

A-3-18

No. 2 – 1633 Broadway

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Original Principal Balance(1):	$70,000,000		Property Type – Subtype:	Office – CBD
	Cut-off Date Balance(1):	$70,000,000		Location:	New York, NY
	% of Initial Pool Balance:	7.3%		Size:	2,561,512 SF
	Loan Purpose:	Refinance		Cut-off Date Balance Per SF(1):	$390.78
	Borrower Sponsor:	Paramount Group Operating Partnership LP		Maturity Date Balance Per SF(1):	$390.78
	Guarantor:	NAP		Year Built/Renovated:	1972/2013
	Mortgage Rate:	2.9900%		Title Vesting:	Fee
	Note Date:	November 25, 2019		Property Manager:	Paramount Group Property-Asset Management LLC
	Seasoning:	2 months		Current Occupancy (As of):	98.4% (10/31/2019)
	Maturity Date:	December 6, 2029		YE 2018 Occupancy:	95.4%
	IO Period:	120 months		YE 2017 Occupancy:	95.4%
	Loan Term (Original):	120 months		YE 2016 Occupancy:	86.3%
	Amortization Term (Original):	NAP		YE 2015 Occupancy:	92.7%
	Loan Amortization Type:	Interest-only, Balloon		As-Is Appraised Value:	$2,400,000,000
	Call Protection(2):	L(26),D(87),O(7)		As-Is Appraised Value Per SF:	$936.95
	Lockbox Type:	Hard/Springing Cash Management		As-Is Appraisal Valuation Date:	October 24, 2019
	Additional Debt(1)(3):	Yes		Underwriting and Financial Information
	Additional Debt Type (Balance) (1) (3):	Pari Passu ($931,000,000)/ Subordinate ($249,000,000)/ Future Mezzanine/ Future Unsecured		TTM NOI (9/30/2019):	$110,809,315
				YE 2018 NOI:	$109,098,450
				YE 2017 NOI:	$94,190,007
				YE 2016 NOI:	$93,821,386
				U/W Revenues:	$190,585,947
				U/W Expenses:	$71,435,784
Escrows and Reserves(4)				U/W NOI:	$119,150,163
	Initial	Monthly	Cap	U/W NCF:	$116,677,727
Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	3.92x / 3.83x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	11.9% / 11.7%
Replacement Reserve	$0	Springing	$1,024,605	U/W Debt Yield at Maturity based on NOI/NCF(1):	11.9% / 11.7%
TI/LC Reserve	$0	Springing	$5,123,024	Cut-off Date LTV Ratio(1):	41.7%
Unfunded Obligations Reserve	$36,389,727	$0	NAP	LTV Ratio at Maturity(1):	41.7%

Sources and Uses
Sources			Uses
Original senior loan amount	$1,001,000,000	80.1%	Loan payoff	$1,052,884,467	84.2%
Subordinate companion loan amount	249,000,000	19.9	Closing costs	20,840,154	1.7
			Reserves	36,389,727	2.9
			Return of equity	139,885,652	11.2
Total Sources	$1,250,000,000	100.0%	Total Uses	$1,250,000,000	100.0%

(1)

The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the 1633 Broadway Senior Loan (as defined below). The U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity based upon the 1633 Broadway Whole Loan (as defined below) are 3.14x/3.07x, 9.5%/9.3%, 9.5%/9.3%, 52.1% and 52.1%, respectively.

(2)

Defeasance of the 1633 Broadway Whole Loan is permitted, in whole or in part without any partial release, at any time after the earlier to occur of (a) the end of the two year period commencing on the closing date of the securitization of the last promissory note representing a portion of the 1633 Broadway Whole Loan to be securitized and (b) November 25, 2022. The assumed defeasance lockout period of 26 payments is based on the closing date of this transaction in February 2020.

(3)	See “Subordinate and Mezzanine Indebtedness” and “Permitted Equityholder Debt” below for a further discussion of additional debt.
(4)	See “Escrows” section.

A-3-19

Office – CBD	Loan #2	Cut-off Date Balance:	$70,000,000
1633 Broadway New York, NY 10019	1633 Broadway	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	41.7% 3.83x 11.9%

The Mortgage Loan. The mortgage loan (the “1633 Broadway Mortgage Loan”) is part of a whole loan (the “1633 Broadway Whole Loan”) that is evidenced by 34 pari passu senior promissory notes in the aggregate original principal amount of $1,001,000,000 (the “1633 Broadway Senior Loan”) and four pari passu subordinate promissory notes in the aggregate original principal amount of $249,000,000 (the “1633 Broadway Subordinate Companion Loan”). The 1633 Broadway Whole Loan is secured by a first priority fee mortgage encumbering a 48-story office tower located in New York, New York (the “1633 Broadway Property”). The 1633 Broadway Whole Loan was co-originated on November 25, 2019 by Goldman Sachs Bank USA, JPMorgan Chase Bank, National Association, DBR Investments Co. Limited and Wells Fargo Bank, National Association. The 1633 Broadway Mortgage Loan is evidenced by the non-controlling promissory notes A-4-C-4 and A-4-C-5 in the aggregate original principal amount of $70,000,000. The remaining 1633 Broadway Senior Loan pari passu notes are referred to herein as the “1633 Broadway Pari Passu Companion Loans”. As shown in the “Note Summary” table below, eight promissory notes in the original aggregate principal amount of $250,000,000 were contributed to the BWAY 2019-1633 securitization trust. The 1633 Broadway Whole Loan will be serviced pursuant to the trust and servicing agreement for the BWAY 2019-1633 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The 1633 Broadway Whole Loan“ and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Prospectus.

A-3-20

Office – CBD	Loan #2	Cut-off Date Balance:	$70,000,000
1633 Broadway New York, NY 10019	1633 Broadway	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	41.7% 3.83x 11.9%

Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
1633 Broadway Senior Loan
A-1-S-1	$250,000	$250,000	BWAY 2019-1633	No
A-2-S-1	$250,000	$250,000	BWAY 2019-1633	No
A-3-S-1	$250,000	$250,000	BWAY 2019-1633	No
A-4-S-1	$250,000	$250,000	BWAY 2019-1633	No
A-1-C-1	$50,000,000	$50,000,000	Goldman Sachs Bank USA	No(3)
A-1-C-2	$45,000,000	$45,000,000	GSMS 2020-GC45	No
A-1-C-3	$45,000,000	$45,000,000	Goldman Sachs Bank USA	No
A-1-C-4	$40,000,000	$40,000,000	Goldman Sachs Bank USA	No
A-1-C-5	$30,000,000	$30,000,000	Goldman Sachs Bank USA	No
A-1-C-6	$20,000,000	$20,000,000	Goldman Sachs Bank USA	No
A-1-C-7	$20,000,000	$20,000,000	Goldman Sachs Bank USA	No
A-2-C-1-A	$27,500,000	$27,500,000	DBR Investments Co. Limited	No
A-2-C-1-B	$22,500,000	$22,500,000	Benchmark 2020-B16(1)	No
A-2-C-2	$50,000,000	$50,000,000	DBR Investments Co. Limited	No
A-2-C-3	$40,000,000	$40,000,000	DBR Investments Co. Limited	No
A-2-C-4	$40,000,000	$40,000,000	DBR Investments Co. Limited	No
A-2-C-5	$15,000,000	$15,000,000	GSMS 2020-GC45	No
A-2-C-6	$35,000,000	$35,000,000	DBR Investments Co. Limited	No
A-2-C-7	$20,000,000	$20,000,000	DBR Investments Co. Limited	No
A-3-C-1-A	$27,500,000	$27,500,000	JPMorgan Chase Bank, National Association	No
A-3-C-1-B	$22,500,000	$22,500,000	Benchmark 2020-B16(1)	No
A-3-C-2	$50,000,000	$50,000,000	JPMorgan Chase Bank, National Association	No
A-3-C-3	$40,000,000	$40,000,000	JPMorgan Chase Bank, National Association	No
A-3-C-4	$40,000,000	$40,000,000	JPMorgan Chase Bank, National Association	No
A-3-C-5	$30,000,000	$30,000,000	JPMorgan Chase Bank, National Association	No
A-3-C-6	$20,000,000	$20,000,000	JPMorgan Chase Bank, National Association	No
A-3-C-7	$20,000,000	$20,000,000	JPMorgan Chase Bank, National Association	No
A-4-C-1	$50,000,000	$50,000,000	BANK 2020-BNK25(2)	No
A-4-C-2	$50,000,000	$50,000,000	BANK 2020-BNK25(2)	No
A-4-C-3	$40,000,000	$40,000,000	Wells Fargo Bank, National Association	No
A-4-C-4	$40,000,000	$40,000,000	WFCM 2020-C55	No
A-4-C-5	$30,000,000	$30,000,000	WFCM 2020-C55	No
A-4-C-6	$20,000,000	$20,000,000	Wells Fargo Bank, National Association	No
A-4-C-7	$20,000,000	$20,000,000	Wells Fargo Bank, National Association	No
Total (Senior Loan)	$1,001,000,000	$1,001,000,000

1633 Broadway Subordinate Companion Loan
B-1	$62,250,000	$62,250,000	BWAY 2019-1633	Yes(3)(4)
B-2	$62,250,000	$62,250,000	BWAY 2019-1633	Yes(3)(4)
B-3	$62,250,000	$62,250,000	BWAY 2019-1633	Yes(3)(4)
B-4	$62,250,000	$62,250,000	BWAY 2019-1633	Yes(3)(4)
Total (Subordinate Companion Loan)	$249,000,000	$249,000,000
Total (Whole Loan)	$1,250,000,000	$1,250,000,000
(1)	Benchmark 2020-B16 is expected to close on or about February 12, 2020.
(2)	BANK 2020-BNK25 is expected to close on or about February 13, 2020.
(3)

The initial controlling notes are Note B-1, Note B-2, Note B-3 and Note B-4. During the continuance of a control shift event relating to the BWAY 2019-1633 securitization transaction, Note A-1-C-1 will be the controlling note.

(4)	The 1633 Broadway Subordinate Companion Loan is subordinate to the 1633 Broadway Senior Loan.

The Borrowers and Borrower Sponsor. The borrowers are PGREF I 1633 Broadway Tower, L.P. and PGREF I 1633 Broadway Land, L.P., each a Delaware limited partnership with two independent directors (the “1633 Broadway Borrower”). PGREF I 1633 Broadway Land, L.P. owns the 1633 Broadway Property entirely in fee and also ground leases the 1633 Broadway Property to PGREF I 1633 Broadway Tower, L.P. (i.e., both landlord and tenant interests in the ground lease are pledged as collateral, in addition to the fee interest in the 1633 Broadway Property). Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the 1633 Broadway Whole Loan. There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the 1633 Broadway Loan.

A-3-21

Office – CBD	Loan #2	Cut-off Date Balance:	$70,000,000
1633 Broadway New York, NY 10019	1633 Broadway	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	41.7% 3.83x 11.9%

The borrower sponsor is Paramount Group Operating Partnership LP, which indirectly owns and controls the borrowers. Paramount Group, Inc. (NYSE: PGRE), an approximately 91% general partner of the borrower sponsor, is a real estate investment trust that currently owns and/or manages a 13.4 million square foot portfolio of 18 Class A office and retail buildings in New York, Washington, D.C., and San Francisco. Paramount Group, Inc. has a New York portfolio that includes: 1633 Broadway, 1301 Avenue of the Americas, 1325 Avenue of the Americas, 31 West 52nd Street, 900 Third Avenue, 712 Fifth Avenue, 60 Wall Street, 745 Fifth Avenue, 718 Fifth Avenue, and 0 Bond Street.

The Property.

The 1633 Broadway Property is an approximately 2.6 million square foot, 48-story office tower that is situated with a full block of Broadway frontage between 50th and 51st Streets in Midtown Manhattan. The 1633 Broadway Property contains views of the Hudson River, Central Park, and Midtown from above the 36th floor. In addition to the office space, the 1633 Broadway Property includes retail space (anchored by Equinox), a parking garage across three levels below grade, two theaters comprising a total of 145,192 square feet (the Gershwin Theatre and Circle in the Square) and storage space comprising 18,384 square feet.

The 1633 Broadway Property is located on a 90,400 square foot parcel comprising the entire western block front of Broadway between West 50th and West 51st Streets within the Westside office submarket of Midtown. The 1633 Broadway Property was constructed in 1972 and was most recently renovated in 2013. Since 2010, the borrower sponsor has invested a total of approximately $41.6 million in lobby renovations, plaza redevelopment, and retail renovations. In addition, the borrower sponsor has invested approximately $230 million in tenant improvements and leasing commissions since 2010. The borrower sponsor provided a 10-year renovation budget which totals approximately $55.98 million; the renovation budget is anticipated to be utilized for items including a roof replacement, structural upgrades, fire alarm system upgrades, Gershwin Theatre upgrades, completion of the terrace on the 47th and 48th floors, and development of the retail space. Such renovations are not required by the 1633 Broadway Whole Loan documents, and have not been reserved for. The lender can provide no assurances that such renovation will proceed as expected or at all.

The 1633 Broadway Property comprises 2,561,512 square feet and was 98.4% leased as of October 31, 2019. The office component of the 1633 Broadway Property is currently 100.0% leased to 17 tenants and represents approximately 93.4% of underwritten base rent. The retail space within the 1633 Broadway Property totals approximately 80,000 square feet of net rentable area and is anchored by Equinox (25,458 square feet) with a lease expiration date in February 2040.

The 1633 Broadway Property features two theatres that comprise 5.7% of the total net rentable area and account for 1.2% of the underwritten rental revenue. The larger of the two theatres is UT Associates (“Gershwin Theatre”), which is notable for having hosting Wicked since 2003. The Gershwin Theatre’s lease contains three, five-year renewal options that could potentially extend the term through May 2042. The 1633 Broadway Property contains an additional theatre known as the Circle in the Square, which encompasses 34,570 square feet and currently hosts the show OKLAHOMA! The 1633 Broadway Property also houses the Circle in the Square Theatre School, the only accredited training conservatory associated with a Broadway theatre, which offers two, two-year training programs, in acting and musical theatre. The tenant currently pays a total contract rent of $864,250, or $25.00 PSF through September 2021.

The parking component within the 1633 Broadway Property consists of a 250-space parking garage across three levels below grade and comprises 64,158 square feet of net rentable area. The space is currently leased to ABM Parking Services, Inc., a parking garage operator, which has a lease expiration date in July 2026. The operator is responsible for a contract rent of approximately $2.39 million, or $10,168 per space, which will increase by at least 1.50% per annum throughout the remainder of the lease.

Major Tenants.

Largest Tenant by UW Base Rent: Allianz Asset Mgmt of America (“Allianz”; AA-/Aa3/AA by Fitch/Moody’s/S&P; 320,911 square feet; 12.5% of net rentable area; 15.7% of underwritten base rent; 1/31/2031 lease expiration) – Allianz occupies six suites with leases expiring in January 2031. Allianz is an asset manager with over 800 investment professionals in 25 offices worldwide and manages assets for individuals, families and institutions. The 1633 Broadway Property serves as the United States headquarters for Allianz.

2nd Largest Tenant by UW Base Rent: Morgan Stanley & Co (“Morgan Stanley”; A/A3/BBB+ by Fitch/Moody’s/S&P; 260,829 square feet; 10.2% of net rentable area; 11.1% of underwritten base rent; 3/31/2032 lease expiration) – Morgan Stanley occupies five suites with leases expiring in March 2032. Morgan Stanley, a financial holding company, provides various financial products and services to corporations, governments, financial institutions and individuals in the Americas, Europe, the Middle East, Africa and Asia. The company operates through three segments: Institutional Securities, Wealth Management and Investment Management.

3rd Largest Tenant by UW Base Rent: WMG Acquisition Corp (“Warner Music Group”; 293,888 square feet; 11.5% of net rentable area; 10.4% of underwritten base rent; 7/31/2029 lease expiration and month-to-month storage space) – Warner Music Group is an American multinational entertainment and record label conglomerate. It is one of the “Big Three” recording companies and the third largest in the global music industry, next to Universal Music Group and Sony Music Entertainment. Warner Music Group is headquartered at the 1633 Broadway Property.

The following table presents certain information relating to the tenancy at the 1633 Broadway Property:

A-3-22

Office – CBD	Loan #2	Cut-off Date Balance:	$70,000,000
1633 Broadway New York, NY 10019	1633 Broadway	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	41.7% 3.83x 11.9%

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Term. Option (Y/N)
Major Tenants
Allianz(3)	AA-/Aa3/AA	320,911	12.5%	$82.66(3)	$26,527,064(3)	15.7%	1/31/2031	5 or 10 years(4)	N
Morgan Stanley	A/A3/BBB+	260,829	10.2%	$71.61	$18,677,050	11.1%	3/31/2032	2, 5-year or 1, 10-year	Y(5)
WMG Acquisition Corp(6)	NR/NR/NR	293,888	11.5%	$59.62(6)	$17,520,179(6)	10.4%	Various	1, 5-year or 10-year	N
Showtime Networks Inc	BBB/Baa2/BBB	261,196	10.2%	$55.28	$14,438,861	8.6%	1/31/2026	1, 5-year or 10-year	N
Kasowitz Benson Torres(7)	NR/NR/NR	203,394	7.9%	$68.00(7)	$13,830,452(7)	8.2%	3/31/2037	2, 5-year	Y(8)
New Mountain Capital, LLC(9)	NR/NR/NR	108,374	4.2%	$86.00(9)	$9,320,164(9)	5.5%	10/15/2035	1, 5-year	N
Charter Communications Holding	NR/Ba2/BB+	106,176	4.1%	$84.00	$8,918,784	5.3%	12/15/2025	None	N
MongoDB, Inc.	NR/NR/NR	106,230	4.1%	$76.00	$8,073,480	4.8%	12/31/2029	1, 5-year	N
Travel Leaders Group, LLC	NR/NR/B+	107,205	4.2%	$74.58	$7,994,846	4.7%	12/31/2033	1, 5-year	N
Assured Guaranty Municipal	NR/NR/A	103,838	4.1%	$69.88	$7,256,550	4.3%	Various	1, 5-year	N
Total Major Tenants		1,872,041	73.1%	$70.81	$132,557,430	78.5%

Non-Major Tenant		649,710	25.4%	$55.74	$36,213,171	21.5%

Occupied Collateral Total		2,521,751	98.4%	$66.93	$168,770,601	100.0%

Vacant Space		39,761	1.6%

Collateral Total		2,561,512	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)

Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through November 2020 totaling $1,272,795. The lender’s underwriting gives separate credit for the net present value of contractual rent step increments over the lease term using a discount rate of 7.0% (for investment grade tenants) totaling $7,558,579 (see “Operating History and Underwritten Net Cash Flow” below). The Annual U/W Base Rent PSF and Annual U/W Base Rent shown in the table above do not include credit given for such investment grade tenants.

(3)

Allianz Asset Mgmt of America subleases 20,600 square feet of suite 4600 (totaling 54,118 square feet) to Triumph Hospitality at a base rent of $46.80 PSF through December 30, 2030. Triumph Hospitality further subleases 3,000 square feet of suite 4600 to Stein Adler Dabah & Zelkowitz at a base rent of $41.33 PSF through July 31, 2022. Underwritten base rent is based on the contractual rent under the prime lease.

(4)	Subject to a maximum of 15 years in the aggregate.
(5)

Morgan Stanley has the option to terminate its lease as to all or any portion (but not less than one full floor) of its space at any time after April 1, 2027, upon 18 months’ notice and payment of a termination fee.

(6)

WMG Acquisition Corp subleases 3,185 square feet of suite 0400 (totaling 36,854 square feet) to Cooper Investment Partners LLC at a base rent of $58.37 PSF on a month-to-month basis. Underwritten base rent is based on the contractual rent under the prime lease.

(7)

Kasowitz Benson Torres subleases a collective 32,487 square feet of Suite 2200 (totaling 50,718 square feet) to three tenants. Delcath Systems, Inc. subleases 6,877 square feet and pays a rent of $68.50 PSF through February 28, 2021; Avalonbay Communities subleases 12,145 square feet through October 31, 2026 and pays a current rent of $74.00 PSF; Cresa New York subleases 13,195 square feet and pays a rent of $65.00 PSF through April 30, 2021. Underwritten base rent is based on the contractual rent under the prime lease.

(8)	Kasowitz Benson Torres has the right to terminate one full floor of the premises located on the uppermost or lowermost floors, effective as of March 31, 2024, upon notice by March 31, 2023.
(9)	New Mountain Capital, LLC has executed a lease but has not yet taken occupancy or begun paying rent. We cannot assure you that they will take occupancy or begin paying rent as expected or at all.

A-3-23

Office – CBD	Loan #2	Cut-off Date Balance:	$70,000,000
1633 Broadway New York, NY 10019	1633 Broadway	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	41.7% 3.83x 11.9%

The following table presents certain information relating to the lease rollover schedule at the 1633 Broadway Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	13	9,482	0.4%	9,482	0.4%	$638,145	0.4%	$67.30
2020	2	960	0.0%	10,442	0.4%	$28,800	0.0%	$30.00
2021	3	86,460	3.4%	96,902	3.8%	$4,756,000	2.8%	$55.01
2022	4	116,337	4.5%	213,239	8.3%	$2,813,374	1.7%	$24.18
2023	7	38,550	1.5%	251,789	9.8%	$1,299,854	0.8%	$33.72
2024	1	51,276	2.0%	303,065	11.8%	$4,666,116	2.8%	$91.00
2025	4	106,176	4.1%	409,241	16.0%	$8,918,784	5.3%	$84.00
2026	11	383,584	15.0%	792,825	31.0%	$20,397,741	12.1%	$53.18
2027	3	55,247	2.2%	848,072	33.1%	$4,584,436	2.7%	$82.98
2028	4	90,001	3.5%	938,073	36.6%	$6,043,229	3.6%	$67.15
2029	10	399,717	15.6%	1,337,790	52.2%	$25,579,624	15.2%	$63.99
2030	0	0	0.0%	1,337,790	52.2%	$0	0.0%	$0.00
Thereafter	28	1,183,961	46.2%	2,521,751	98.4%	$89,044,498	52.8%	$75.21
Vacant	0	39,761	1.6%	2,561,512	100.0%	$0	0.0%	$0.00
Total/Weighted Average	90	2,561,512	100.0%			$168,770,601	100.0%	$66.93

(1)	Information obtained from the underwritten rent roll.
(2)

Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Total/Weighted Average Annual U/W Base Rent and Annual U/W Base Rent PSF exclude vacant space.

The following table presents historical occupancy percentages at the 1633 Broadway Property:

Historical Occupancy

12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	12/31/2018(1)	10/31/2019(2)
92.7%	86.3%	95.4%	95.4%	98.4%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

A-3-24

Office – CBD	Loan #2	Cut-off Date Balance:	$70,000,000
1633 Broadway New York, NY 10019	1633 Broadway	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	41.7% 3.83x 11.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the 1633 Broadway Property:

Cash Flow Analysis

	2016	2017	2018	TTM 9/30/2019	U/W	%(1)	U/W $ per SF
Base Rent	$141,156,682	$143,219,431	$160,621,035	$161,646,240	$167,497,806	84.3%	$65.39
Contractual Rent Steps(2)	0	0	0	0	1,272,795	0.6	0.50
Credit Tenant Rent Average(3)	0	0	0	0	7,558,579	3.8	2.95
Grossed Up Vacant Space	0	0	0	0	2,879,875	1.4	1.12
Gross Potential Rent	$141,156,682	$143,219,431	$160,621,035	$161,646,240	$179,209,055	90.2%	$69.96
Other Income(4)	5,692,549	5,017,065	4,645,691	4,240,034	4,279,853	2.2	1.67
Total Recoveries	9,150,315	11,228,307	13,952,510	16,874,074	15,267,588	7.7	5.96
Net Rental Income	$155,999,546	$159,464,803	$179,219,236	$182,760,348	$198,756,496	100.0%	$77.59
(Vacancy & Credit Loss)	(309,756)	0	0	0	(8,170,549)(5)	(4.6)	(3.19)
Effective Gross Income	$155,689,790	$159,464,803	$179,219,236	$182,760,348	$190,585,947	95.9%	$74.40

Real Estate Taxes	35,413,254	38,391,946	41,366,170	43,693,114	45,478,153	23.9	17.75
Insurance	1,061,417	908,564	1,009,544	1,082,131	1,069,190	0.6	0.42
Management Fee	2,507,162	2,981,306	3,149,432	3,287,347	1,000,000	0.5	0.39
Other Operating Expenses	22,886,571	22,992,980	24,595,640	23,888,441	23,888,441	12.5	9.33
Total Operating Expenses	$61,868,404	$65,274,796	$70,120,786	$71,951,033	$71,435,784	37.5%	$27.89

Net Operating Income	$93,821,386	$94,190,007	$109,098,450	$110,809,315	$119,150,163	62.5%	$46.52
Replacement Reserves	0	0	0	0	461,072	0.2	0.18
TI/LC	0	0	0	0	2,011,364	1.1	0.79
Net Cash Flow	$93,821,386	$94,190,007	$109,098,450	$110,809,315	$116,677,727	61.2%	$45.55

NOI DSCR(6)	3.08x	3.10x	3.59x	3.64x	3.92x
NCF DSCR(6)	3.08x	3.10x	3.59x	3.64x	3.83x
NOI Debt Yield(6)	9.4%	9.4%	10.9%	11.1%	11.9%
NCF Debt Yield(6)	9.4%	9.4%	10.9%	11.1%	11.7%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(2)	Includes contractual rent steps through November 30, 2020.
(3)	Reflects the net present value of contractual rent step increments over the lease term using a discount rate of 7.0% (for investment grade tenants).
(4)	Other Income consists of overage rent, storage income, parking income, lease termination income, tenant work order income and other miscellaneous income.
(5)	The underwritten economic vacancy is 4.6%. The 1633 Broadway Property was 98.4% occupied as of October 31, 2019.
(6)	The debt service coverage ratios and debt yields are based on the 1633 Broadway Senior Loan and excludes subordinate debt.

Appraisal. The appraiser concluded to an “as-is” Appraised Value for the 1633 Broadway Property of $2,400,000,000 as of October 24, 2019.

Environmental Matters. According to the Phase I environmental site assessment dated October 30, 2019, there was no evidence of any recognized environmental conditions at the 1633 Broadway Property.

A-3-25

Office – CBD	Loan #2	Cut-off Date Balance:	$70,000,000
1633 Broadway New York, NY 10019	1633 Broadway	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	41.7% 3.83x 11.9%

Market Overview and Competition. The 1633 Broadway Property is located in the Times Square neighborhood of Midtown Manhattan, a high traffic commercial corridor that produces 15% of New York City’s economic output. The neighborhood is bounded by 41st Street to the south and 52nd Street to the north between Avenue of the Americas and Eighth Avenue. The 1633 Broadway Property is located within one block of the 50th Street/Broadway, 50th Street and 49th Street subway stations, which serve the 1, 2, C, E, N, R and W lines.

According to the appraisal, the 1633 Broadway Property is located within the Westside office submarket of Midtown within the Manhattan market. Historically, the submarket has benefitted from the office space located around the boundaries of Central Park along major corridors such as West 57th Street, Broadway and Seventh Avenue, which consist primarily of Class A office product that take advantage of protected Central Park views. The area’s proximity to these locations has assisted with the historically low vacancy and availability rates exhibited by this submarket since 2010. As of the third quarter of 2019, the Westside office submarket had an existing inventory of approximately 25.7 million square feet, a vacancy rate of 5.4% and an average asking rent of $66.21 PSF. As of the third quarter of 2019, the Manhattan office market had an existing inventory of approximately 456.1 million square feet, a vacancy rate of 5.9% and an average asking rent of $79.25 PSF.

The following table presents certain information relating to the appraiser’s market rent conclusions for the 1633 Broadway Property:

Market Rent Summary(1)

	Office Floors 2 to 9	Office Floors 10 to 18	Office Floors 19 to 26	Office Floors 27 to 35	Office Floors 36 to 43	Office Floors 44 to 48
Market Rent (PSF)	$65.00	$68.00	$72.00	$76.00	$85.00	$90.00
Lease Term (Years)	15	15	15	15	15	15
Lease Type (Reimbursements)	MG	MG	MG	MG	MG	MG
Rent Increase Projection	10% increase every 5 years	10% increase every 5 years	10% increase every 5 years	$10% increase every 5 years	10% increase every 5 years	10% increase every 5 years

(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales pertaining to the 1633 Broadway Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
150 East 42nd Street	New York, NY	1,698,603	Oct-19	$1,300,000,000	$765.33
330 Madison Avenue	New York, NY	855,000	Jul-19	$900,000,000	$1,052.63
30 Hudson Yards	New York, NY	1,463,234	Apr-19	$2,155,000,000	$1,472.77
237 Park Avenue	New York, NY	1,260,160	Jan-19	$1,200,000,000	$952.26
425 Lexington Avenue	New York, NY	728,171	Nov-18	$701,000,000	$962.69
666 Fifth Avenue	New York, NY	1,437,546	Aug-18	$1,286,082,681	$894.64
1515 Broadway	New York, NY	1,897,131	Nov-17	$1,950,000,000	$1,027.87
825 Eighth Avenue	New York, NY	2,080,000	Oct-17	$1,700,000,000	$817.31
245 Park Avenue	New York, NY	1,779,515	May-17	$2,210,000,000	$1,241.91

(1)	Information obtained from the appraisal.

A-3-26

Office – CBD	Loan #2	Cut-off Date Balance:	$70,000,000
1633 Broadway New York, NY 10019	1633 Broadway	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	41.7% 3.83x 11.9%

The following tables present certain information relating to comparable office leases for the 1633 Broadway Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Occupancy	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term	Annual Base Rent PSF	Lease Type
1155 Avenue of the Americas New York, NY	1984/2016	752,996	1.0 mile	74.8%	BKD, LLC	20,899	Sep-19	13.5 Yrs	$77.00	MG
1 Rockefeller Plaza New York, NY	1936/NAV	603,397	0.5 miles	99.1%(2)	Veteran Advisers, Inc.	2,552	Sep-19	7.7 Yrs	$83.50	MG
1675 Broadway New York, NY	1990/NAV	878,321	0.4 miles	96.9%	Davis & Gilbert LLP	85,852	Aug-19	16.0 Yrs	$72.00	MG
142 West 57th Street New York, NY	1986/NAV	255,586	0.7 miles	88.2%(2)	Wedbush Securities Inc.	15,626	Aug-19	10.8 Yrs	$65.00	MG
1251 Avenue of the Americas New York, NY	1971/NAV	2,364,000	0.2 miles	94.4%	IHI Americas, Inc.	9,438	Jul-19	10.3 Yrs	$70.50	MG
1345 Avenue of the Americas New York, NY	1969/1988	1,998,994	0.5 miles	94.8%	Global Infrastructure Partners	84,856	Jun-19	17.0 Yrs	$89.50	MG
810 Seventh Avenue New York, NY	1970/NAV	765,000	0.5 miles	93.3%	Colonial Consulting LLC	17,320	May-19	12.5 Yrs	$71.00	MG
1271 Avenue of the Americas New York, NY	1957/2019	2,100,000	0.2 miles	98.0%	Greenhill & Company AIG – American International Group, Inc.	77,622 320,237	May-19 Apr-19	15.3 Yrs 16.5 Yrs	$91.00 $97.13	MG MG
1700 Broadway New York, NY	1968/2003	625,000	0.6 miles	81.5%(2)	Excel Sports Management, LLC M. Arthur Gensler, Jr. & Associates, Inc.	17,078 13,237	Apr-19 Jan-19	7.6 Yrs 9.9 Yrs	$79.00 $71.00	MG MG
1325 Avenue of the Americas New York, NY	1989/NAV	808,998	0.5 miles	88.3%	Dominus Capital, L.P.	9,361	Mar-19	10.5 Yrs	$75.00	MG
1290 Avenue of the Americas New York, NY	1963/1996	2,113,000	0.3 miles	100.0%	Linklaters, LLP	90,508	Mar-19	16.1 Yrs	$84.00	MG
1177 Avenue of the Americas New York, NY	1992/2013	1,000,000	0.9 miles	90.2%	Mill Point Capital	11,644	Jan-19	10.5 Yrs	$87.00	MG
114 West 47th Street New York, NY	1989/NAV	658,000	0.8 miles	96.3%(2)	IFM Investments	18,000	Oct-18	15.0 Yrs	$68.00	MG

(1)	Information obtained from the appraisal.
(2)	Information obtained from a third party market research provider.

Escrows.

Real Estate Taxes – Upon the occurrence and continuance of a Cash Trap Event Period (see “Lockbox and Cash Management” section), the 1633 Broadway Whole Loan documents require ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender reasonably estimates will be payable during the next 12 months.

Insurance – Upon the occurrence and continuance of a Cash Trap Event Period, the 1633 Broadway Whole Loan documents require ongoing monthly insurance reserves in an amount equal to one-twelfth of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage during the next 12 months; provided, however, that, notwithstanding any prior springing conditions, the reserve will not be required if the 1633 Broadway Borrower maintains a blanket insurance policy reasonably acceptable to the lender and no event of default is continuing.

A-3-27

Office – CBD	Loan #2	Cut-off Date Balance:	$70,000,000
1633 Broadway New York, NY 10019	1633 Broadway	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	41.7% 3.83x 11.9%

Replacement Reserve – Upon the occurrence and continuance of a Cash Trap Event Period, the 1633 Broadway Whole Loan documents require ongoing monthly replacement reserves of $42,692 subject to a cap of $1,024,605.

TI/LC Reserve – Upon the occurrence and continuance of a Cash Trap Event Period, the 1633 Broadway Whole Loan documents require ongoing monthly rollover reserves of $213,459 subject to a cap of $5,123,024.

Unfunded Obligations Reserve – The 1633 Broadway Whole Loan documents require an upfront deposit of $36,389,727, along with a $4,000,000 guaranty made by Paramount Group Operating Partnership LP, for outstanding tenant improvements, leasing commissions and free rent pertaining to 11 tenants at the 1633 Broadway Property at the time of origination of the 1633 Broadway Whole Loan.

Lockbox and Cash Management. The 1633 Broadway Whole Loan documents require that the 1633 Broadway Borrower establish and maintain a lender-controlled lockbox account, which is already in place, and that the borrower direct all tenants to pay rent directly into such lockbox account and the 1633 Broadway Borrower or property manager deposit any rent received within one business day. Prior to the occurrence of a Cash Trap Event Period (as defined below), all funds on deposit in the lockbox account will be disbursed to the 1633 Broadway Borrower. During a Cash Trap Event Period, all funds in the lockbox account are required to be swept each business day into the cash management account controlled by the lender and, on each payment date, all funds in the cash management account are required to be applied in accordance with the 1633 Broadway Whole Loan documents. During a Cash Trap Event Period, any excess cash flow remaining after satisfaction of the waterfall items is required to be swept to an excess cash flow subaccount to be held by the lender as additional security for the 1633 Broadway Whole Loan and, provided no event of default exists, disbursed for budgeted operating expenses, reserves or to the lender and/or the 1633 Broadway Borrower in accordance with the 1633 Broadway Whole Loan documents.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default;
(ii)	the net operating income debt yield (“NOI DY”) for the 1633 Broadway Whole Loan falling below 5.75% at the end of two consecutive calendar quarters; or
(iii)	the failure to deliver financial reports to the lender as and when required pursuant to the 1633 Broadway Whole Loan documents.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i) above, the cure of such event of default;
●	with regard to clause (ii) above:
○	(a) the NOI DY for the 1633 Broadway Whole Loan being greater than or equal to 5.75% for two consecutive calendar quarters;
○

(b) provided no event of default is continuing, the 1633 Broadway Borrower delivering to the lender as additional collateral and security a combination of one or more of the following reasonably acceptable to the lender: (x) borrower sponsor guarantees (not to exceed an aggregate notional amount of $4,000,000), (y) letters of credit (subject in the aggregate notional amount, along with any borrower sponsor guarantees, to a cap of 10% of the outstanding principal balance of the 1633 Broadway Whole Loan) and/or (z) cash collateral, which, if applied to the principal balance, would cause the NOI DY to equal or exceed 5.75%; or

●	with regard to clause (iii), such financial reports having been received by the lender and indicating that no Cash Trap Event Period is ongoing.

Property Management. The 1633 Broadway Property is managed by an affiliate of the borrower sponsor.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The 1633 Broadway Property also secures the 1633 Broadway Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $931,000,000 and the 1633 Broadway Subordinate Companion Loans, which have an aggregate Cut-off Date principal balance of $249,000,000. The 1633 Broadway Pari Passu Companion Loans and the 1633 Broadway Subordinate Companion Loan are coterminous with the 1633 Broadway Mortgage Loan. The 1633 Broadway Pari Passu Companion Loans accrue interest at the same rate as the 1633 Broadway Mortgage Loan, and the 1633 Broadway Subordinate Companion Loan accrues interest at an interest rate of 2.9900%. The 1633 Broadway Mortgage Loan and the 1633 Broadway Pari Passu Companion Loans are each pari passu in right of payment and together are senior in right of payment to the 1633 Broadway Subordinate Companion Loan. The holders of the 1633 Broadway Mortgage Loan, the 1633 Broadway Pari Passu Companion Loans and the 1633 Broadway Subordinate Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the 1633 Broadway Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The 1633 Broadway Whole Loan “ in the Prospectus.

A-3-28

Office – CBD	Loan #2	Cut-off Date Balance:	$70,000,000
1633 Broadway New York, NY 10019	1633 Broadway	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	41.7% 3.83x 11.9%

The following table presents certain information relating to the 1633 Broadway Subordinate Companion Loan:

Subordinate Note Summary

	B-Note Original Principal Balance	B-Note Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cut-off Date LTV
1633 Broadway Subordinate Companion Loan	$249,000,000	2.9900%	120	0	120	3.07x	9.5%	52.1%

Ground Lease. None.

Permitted Equityholder Debt. The direct or indirect equity owners of the 1633 Broadway Borrower are permitted to incur equityholder debt from an institutional lender secured by a pledge of their direct or indirect equity interests in the 1633 Broadway Borrower so long as, among other conditions pursuant to the 1633 Broadway Whole Loan documents: (a) the lender and such institutional lender have entered into a customary subordination and intercreditor agreement reasonably acceptable to the lender, (b) such loan is coterminous with the 1633 Broadway Whole Loan or is freely pre-payable without premium or penalty from and after the maturity date, (c) immediately after giving effect to the origination of such loan, the net operating income debt yield (as calculated in the 1633 Broadway Whole Loan documents) is not less than 9.35%, (d) immediately after giving effect to the origination of such loan, the loan-to-value ratio (as calculated in the 1633 Broadway Whole Loan documents) does not exceed 52.08%, (e) immediately after giving effect to the origination of such debt, the net operating income debt service coverage ratio (as calculated in the 1633 Broadway Whole Loan documents) is not less than 3.08x, (f) such loan is current-pay only, with no “pay-in-kind” or similar accrual feature, (g) if the permitted equityholder debt bears a floating rate of interest, the borrower acquires and maintains an interest rate cap or swap agreement from a counterparty acceptable to the lender in its reasonable discretion with a notional amount that is not less than the outstanding principal balance of the permitted equityholder debt and with a reasonable strike price; (h) rating agency confirmation is obtained; and (i) the permitted equityholder debt is not closed prior to the date that is at least one year after the origination date of the 1633 Broadway Whole Loan. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Prospectus.

Terrorism Insurance. The 1633 Broadway Whole Loan documents require that the “all risk” insurance policy required to be maintained by the 1633 Broadway Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the 1633 Broadway Property, as well as business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the 1633 Broadway Borrower will not be obligated to pay terrorism insurance premiums in excess of two times the premium for the casualty and business interruption coverage on a stand-alone basis).

A-3-29

Mixed Use – Office/Retail	Loan #3	Cut-off Date Balance:	$40,000,000
650 Madison Avenue	650 Madison Avenue	Cut-off Date LTV:	48.5%
New York, NY 10022		U/W NCF DSCR:	2.73x
		U/W NOI Debt Yield:	10.0%

A-3-30

Mixed Use – Office/Retail	Loan #3	Cut-off Date Balance:	$40,000,000
650 Madison Avenue	650 Madison Avenue	Cut-off Date LTV:	48.5%
New York, NY 10022		U/W NCF DSCR:	2.73x
		U/W NOI Debt Yield:	10.0%

FLOOR	SF	TENANT	LEASE EXP.
27	6,871	Ralph Lauren Corporation	12/31/24
26	6,647	Ocean Road Advisors Inc	8/31/27
	4,002	Carson Family Charit. Trust	8/31/27
25	7,456	Lakewood Capital Mgmt LP	12/31/20
	3,218	Navigator Gas US L.L.C.	6/30/22
24	5,406	Caledonia (Private) Invest	12/31/24
23	12,866	BC Partners Inc.	1/31/27
22	5,096	Mid-Atlantic Strategies LLC	12/31/24
	7,770	GMF Capital LLC	12/31/26
21	12,861	Lee Equity Partners LLC	8/31/20
20	12,861	Spring Mountain Capital	9/30/30
19	6,514	BC Partners Inc.	1/31/27
	6,341	WP Global Partners Inc.	8/31/25
18	10,221	Key Square Group LP	3/31/21
	2,667	Key Square Group LP	3/31/21
17	12,866	Willett Advisors LLC	12/31/24
16	12,866	Willett Advisors LLC	12/31/24
15	6,338	Lomas Capital Mgmt LLC	1/31/23
14	12,861	Ralph Lauren Corporation	12/31/24
12	12,861	Ralph Lauren Corporation	12/31/24
11	12,657	Ralph Lauren Corporation	12/31/24
10	28,047	Ralph Lauren Corporation	12/31/24
9	31,221	Ralph Lauren Corporation	12/31/24
8	30,627	Ralph Lauren Corporation	12/31/24
7	44,439	Ralph Lauren Corporation	12/31/24
6	44,412	Ralph Lauren Corporation	12/31/24
5	44,435	Ralph Lauren Corporation	12/31/24
4	44,524	Memorial Sloan Kettering Cancer Center	7/31/23
3	44,504	Memorial Sloan Kettering Cancer Center	7/31/23
2	37,772	Sotheby's Int'l Realty Inc	10/31/35
	154	Memorial Sloan Kettering Cancer Center	7/31/23
G	4,250	Tod's	10/13/23
	3,005	B.A.P.E.	7/31/30
	1,202	Domenico Vacca	1/1/30
	4,650	Moncler	8/31/26
	6,396	Celine	2/28/29
	878	Memorial Sloan Kettering Cancer Center	7/31/23
C1	3,915	Ralph Lauren Corp (storage)	12/31/24
	10,640	Memorial Sloan Kettering Cancer Center (storage)	7/31/23
	97	Tod's (storage)	10/13/23
	4,335	Moncler (storage)	8/31/26
	3,827	Celine (storage)	2/28/29
	700	B.A.P.E. (storage)	7/31/30
C2	4,670	Ralph Lauren Corp (storage)	12/31/24
	3,520	Tod's (storage)	10/13/23
	1,196	Property MGMT Office	12/31/50

500C
2602A
2605A
2501A
2504A
2401A
2304A
2203A
2204A
2100A
2000A
1903A
2304B
1803A
1803B
1601A
1601A
1506A
500B
500B
500B
500D
500A
500A
500A
500A
500A
300A
300A
201A
101C
116A
109A
102A
109A
Storage/Miscellaneous
Storage/Miscellaneous
27
26
25
24
23
22
21
20
19
18
17
16
15
14
12
11
10
9
8
7
6
5
4
3
2
G
C1
C2

VACANT | 2019 – 2020 | 2021 – 2022 | 2023 – 2024 | 2025+

A-3-31

Mixed Use – Office/Retail	Loan #3	Cut-off Date Balance:	$40,000,000
650 Madison Avenue	650 Madison Avenue	Cut-off Date LTV:	48.5%
New York, NY 10022		U/W NCF DSCR:	2.73x
		U/W NOI Debt Yield:	10.0%

650 Madison Avenue
650 Madison Avenue
New York, NY 10022
MANHATTAN
Upper East Side
Midtown
East Side
Sutton Place
Murray Hill
CENTRAL PARK
The Lake
Boat House
Conservatory Pond
Strawberry Fields
Bethesda Fountain
Rumsey Playfield
The Mall
Sheep Meadow
East Green
The Dairy
Central Park Zoo
Wollman Rink
Heckscher Playground
The Pond
Central Park South
Museum of American Art
Frick Collection
Asia Society
Hunter College
Park Ave. Armory
Temple Emanu-El
Broadway 1602
Academy Mansion
Elizabeth Wang Gallery
Barneys New York
Mt. Vernon Hotel Museum and Garden
Bloomingdale's
Bloomberg
Plaza Hotel
Grand Army Plaza
GM Building
9 West 57th
Fuller Building
Bergdorf Goodman, Louis Vuitton
The War Museum
Carnegie Hall
The Peninsula New York
St. Regis New York
Museum of Modern Art
Lever House
399 Park
Citigroup Center
Lipstick Building
666 Fifth Avenue
Park Avenue Plaza
Wells Fargo
599 Lexington Avenue
875 Third
AXA Center
75 Rockefeller Plaza
Time-Life Building
345 Park
Radio City Music Hall
45 Rockefeller Plaza
St. Patrick's Cathedral
Mutual of Omaha Building
Gershwin Theatre
Exxon Building
GE Building
ROCKEFELLER CENTER
Saks Fifth Avenue
ITT-American Building
Palmolive Building
Paramount Plaza
1 Rockefeller Plaza
Tower 49
US Plywood Building
Morgan Stanley Building
News Corp. Building
JPMorgan Chase Tower
Japan Society
245 Park Avenue
485 Lexington Avenue
747 Third Avenue
Imperial Theatre
TIMES SQUARE
Viacom Intl.
MetLife Building
Grand Central Terminal (Metro North)
450 Lexington Avenue
2 Grand Central Tower
UNITED NATIONS HEADQUARTERS
Bank of America Tower
Winstar Building
Conde Nast Bldg. (4 Times Sq.)
SUNY College of Optometry
Chrysler Building
Bryant Park
New York Public Library
Daily News
Republic Bank Tower
New York Times Building
QUEENSBORO BRIDGE
QUEENS MIDTOWN TUNNEL
East River
FDR Drive
Broadway
5th Ave.
Madison Ave.
Park Ave.
Lexington Ave.
3rd Ave.
2nd Ave.
1st Ave.
York Ave.
6th Ave.
7th Ave.
METRO NORTH
E. 72nd St.
E. 71st St.
E. 70th St.
E. 69th St.
E. 68th St.
E. 67th St.
E. 66th St.
E. 65th St.
E. 64th St.
E. 63rd St.
E. 62nd St.
E. 61st St.
E. 60th St.
E. 59th St.
E. 58th St.
E. 57th St.
E. 56th St.
E. 55th St.
E. 54th St.
E. 53rd St.
E. 52nd St.
E. 51st St.
E. 50th St.
E. 49th St.
E. 48th St.
E. 47th St.
E. 46th St.
E. 45th St.
E. 44th St.
E. 43rd St.
E. 42nd St.
E. 41st St.
E. 40th St.
E. 39th St.
E. 38th St.
W. 58th St.
W. 57th St.
W. 55th St.
W. 54th St.
W. 53rd St.
W. 52nd St.
W. 51st St.
W. 50th St.
W. 49th St.
W. 48th St.
W. 47th St.
W. 46th St.
W. 45th St.
W. 44th St.
W. 43rd St.
W. 42nd St.
W. 40th St.
W. 39th St.
W. 38th St.
5TH AVE/ 59TH ST
59TH ST/ LEXINGTON
63RD ST/ LEXINGTON
68TH ST/ HUNTER COLLEGE
57TH ST
7TH AVE/ 53RD ST
5TH AVE/ 53RD ST
53RD ST
51ST ST/ LEXINGTON
50TH ST/ BROADWAY
49TH STREET
ROCKEFELLER CTR.
42ND ST/ TIMES SQ.
BRYANT PARK
5TH AVE
GRAND CENTRAL
GRAND CENTRAL/ 42ND ST
N Q R W
N R W
495
QUEENS
Astoria
Long Island City
BROOKLYN
Greenpoint
Williamsburg
North Bergen
West New York
Weehawken
Union City
HUDSON COUNTY
Hoboken
NEW JERSEY
JERSEY CITY
Liberty State Park
Upper West Side
Upper East Side
Central Park
West Side
East Side
Midtown
Chelsea
MANHATTAN
Greenwich Village
SoHo
Little Italy
Lower East Side
Tribeca
Chinatown
Financial District
Downtown Brooklyn
Brooklyn Heights
Park Slope
Hudson River
East River

A-3-32

No. 3 – 650 Madison Avenue

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Barclays Capital Real Estate Inc.		Single Asset/Portfolio:	Single Asset
	Original Principal Balance(1):	$40,000,000		Property Type – Subtype:	Mixed Use – Office/Retail
	Cut-off Date Balance(1):	$40,000,000		Location:	New York, NY
	% of Initial Pool Balance:	4.2%		Size:	600,415 SF
	Loan Purpose:	Refinance		Cut-off Date Balance Per SF(1):	$977.32
	Borrower Sponsors:	Vornado Realty L.P.; OPG Investment Holdings (US), LLC		Maturity Date Balance Per SF(1):	$977.32
	Guarantors:	Vornado Realty L.P.; OPG Investment Holdings (US), LLC		Year Built/Renovated:	1957 / 2015
	Mortgage Rate:	3.48600%		Title Vesting:	Fee
	Note Date:	November 26, 2019		Property Manager:	Self-managed
	Seasoning:	2 months		Current Occupancy (As of):	97.4% (10/1/2019)
	Maturity Date:	December 8, 2029		YE 2018 Occupancy:	92.2%
	IO Period:	120 months		YE 2017 Occupancy:	92.6%
	Loan Term (Original):	120 months		YE 2016 Occupancy:	94.3%
	Amortization Term (Original):	NAP		YE 2015 Occupancy(4):	89.8%
	Loan Amortization Type:	Interest-only, Balloon		Appraised Value(5):	$1,210,000,000
	Call Protection(2):	L(26),D(87),O(7)		Appraised Value Per SF(5):	$2,015.27
	Lockbox Type:	Hard/Springing		Appraisal Valuation Date:	October 31, 2019
	Additional Debt(1):	Yes		Underwriting and Financial Information
	Additional Debt Type (Balance)(1):	Pari Passu ($546,800,000); Subordinate Notes ($213,200,000)		TTM NOI (9/30/2019):	$50,961,537
				YE 2018 NOI:	$48,557,496
				YE 2017 NOI:	$46,541,346
				YE 2016 NOI:	$42,701,194
				U/W Revenues:	$87,327,989
				U/W Expenses:	$28,901,495
Escrows and Reserves(3)				U/W NOI:	$58,426,495
	Initial	Monthly	Cap	U/W NCF:	$56,776,391
Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	2.81x / 2.73x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	10.0% / 9.7%
Replacement Reserve	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	10.0% / 9.7%
TI/LC Reserve	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	48.5%
Outstanding TI/LC	$3,197,699	$0	NAP	LTV Ratio at Maturity(1):	48.5%
Free Rent	$6,378,315	$0	NAP

Sources and Uses
Sources			Uses
Senior loan	$586,800,000	70.7%	Payoff existing debt	$800,000,000	96.4%
Junior loan	213,200,000	25.7	Defeasance costs	14,157,786	1.7
Existing debt reserve accounts	20,051,781	2.4	Upfront reserves	9,576,014	1.2
Borrower Sponsor equity	9,510,787	1.1	Closing costs	5,828,767	0.7
Total Sources	$829,562,568	100.0%	Total Uses	$829,562,568	100.0%
(1)

The 650 Madison Avenue Mortgage Loan (as defined below) is part of the 650 Madison Avenue Whole Loan (as defined below), which is evidenced by (i) 22 pari passu notes with an aggregate original balance of $586,800,000 and (ii) four subordinate B-notes with an aggregate original principal balance of $213,200,000 (the “650 Madison Avenue B-Notes”). The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W NOI Debt Yield, U/W NCF Debt Yield, U/W NOI DSCR, U/W NCF DSCR, Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD numbers presented above are based on the aggregate principal balance of the promissory notes comprising the 650 Madison Avenue Senior Loan, without regard to the 650 Madison Avenue B-Notes. The Cut-off Date Balance Per SF, Maturity or ARD Date Balance Per SF, U/W Debt Yield based on NOI/NCF, U/W DSCR based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD numbers based on the combined balance of the entire 650 Madison Avenue Whole Loan are $1,332.41, 1,332.41, 7.3%, 7.1%, 2.06x, 2.00x, 66.1% and 66.1% respectively.

(2)

Defeasance of the 650 Madison Avenue Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last 650 Madison Avenue pari passu companion loan to be securitized and (b) November 26, 2022. The assumed lockout period of 26 payments is based on the WFCM 2020-C55 closing date in February 2020. The actual lockout period may be longer.

(3)	See “Escrows” below for a full description of the Escrows and Reserves.
(4)

2015 occupancy was mainly attributable to Crate & Barrel vacating 61,351 square feet of ground level retail and second floor office space. Since then, the borrower sponsors have executed leases with multiple luxury retailers including Celine, Moncler USA Inc. (each utilizing its space as its respective brand’s flagship location) and B.A.P.E. in the ground floor retail space and an institutional tenant, Sotheby’s, in the second floor office space.

(5)

The appraised value is based on the hypothetical “as-is” appraised value of $1,210,000,000 ($2,015 per square foot), which assumes all outstanding free rent and tenant improvements are funded in upfront reserve accounts by the borrower on the origination date. The “as-is” appraised value is $1,200,000,000 ($1,999 per square foot) and results in Cut-off Date LTV and Maturity Date LTV of 48.9% on the 650 Madison Avenue Senior Loan and a Cut-off Date LTV and Maturity Date LTV of 66.7% on the 650 Madison Avenue Whole Loan.

A-3-33

Mixed Use – Office/Retail	Loan #3	Cut-off Date Balance:	$40,000,000
650 Madison Avenue	650 Madison Avenue	Cut-off Date LTV:	48.5%
New York, NY 10022		U/W NCF DSCR:	2.73x
		U/W NOI Debt Yield:	10.0%

The Mortgage Loan. The 650 Madison Avenue mortgage loan (the “650 Madison Avenue Mortgage Loan”) is part of a whole loan evidenced by (i) 22 senior pari passu promissory notes with an aggregate original principal balance of $586,800,000 (the “650 Madison Avenue Senior Loan”) and (ii) four B-notes with an aggregate original principal balance of $213,200,000, which are subordinate to the 650 Madison Avenue Senior Loan (the “650 Madison Avenue B-Notes,” and together with the 650 Madison Avenue Senior Loan, the “650 Madison Avenue Whole Loan”). The 650 Madison Avenue Whole Loan was co-originated by Barclays Capital Real Estate Inc., Citi Real Estate Funding Inc., Goldman Sachs Bank USA and BMO Harris Bank N.A. The 650 Madison Avenue Whole Loan is secured by a first lien mortgage encumbering the borrower’s fee interest in a 600,415 square-foot Class A office and retail property located at 650 Madison Avenue in New York City (the “650 Madison Avenue Property”). Promissory Note A-3-3, with an original principal balance of $40,000,000 will be included in the WFCM 2020-C55 securitization trust. The 650 Madison Avenue Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MAD 2019-650M securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The 650 Madison Avenue Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Prospectus.

Note Summary

Notes	Original Principal Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1-1	$50,000,000	$50,000,000	CGCMT 2019-C7	No(1)
A-2-1, A-1-3	$50,000,000	$50,000,000	GSMS 2020-GC45	No
A-1-4, A-2-2, A-2-5,A-2-7	$115,000,000	$115,000,000	GSMS 2020-GC46(2)	No
A-1-5	$45,000,000	$45,000,000	Benchmark 2020-B16(3)	No
A-1-7	$37,900,000	$37,900,000	Benchmark 2020-IG1(4)	No
A-1-2-1	$40,000,000	$40,000,000	Cantor Commercial Real Estate Lending L.P.	No
A-2-3	$20,000,000	$20,000,000	Goldman Sachs Mortgage Company	No
A-2-4	$20,000,000	$20,000,000	Goldman Sachs Mortgage Company	No
A-2-6	$6,450,000	$6,450,000	Goldman Sachs Mortgage Company	No
A-2-8	$5,000,000	$5,000,000	Goldman Sachs Mortgage Company	No
A-3-1	$60,000,000	$60,000,000	BBCMS 2020-C6	No
A-3-2	$46,450,000	$46,450,000	An affiliate of Barclays	No
A-3-3	$40,000,000	$40,000,000	WFCM 2020-C55	No
A-4, A-5, A-6, A-7	$1,000,000	$1,000,000	MAD 2019-650M	No
B-1, B-2, B-3, B-4	$213,200,000	$213,200,000	MAD 2019-650M	Yes(1)
Total	$800,000,000	$800,000,000

(1)

The initial controlling note is note B-1, so long as no related control appraisal period has occurred and is continuing. If and for so long as a control appraisal period has occurred and is continuing, then the controlling note will be note A-1-1. See “Description of the Mortgage Pool— The Whole Loans—The Non-Serviced AB Whole Loans—The 650 Madison Avenue Whole Loan” in the Prospectus.

(2)	The GSMS 2020-GC46 trust is expected to close on February 26, 2020.

(3)	The Benchmark 2020-B16 trust is expected to close on February 12, 2020.

(4)	The Benchmark 2020-IG1 trust is expected to close on February 28, 2020.

The Borrower and Borrower Sponsors. The borrower for the 650 Madison Avenue Whole Loan is 650 Madison Owner LLC, a Delaware limited liability company and special purpose entity with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 650 Madison Avenue Whole Loan. The non-recourse carveout guarantors are Vornado Realty L.P. (“Vornado”) and OPG Investment Holdings (US), LLC (“Oxford”). Vornado and Oxford are liable on a several basis, 50% with respect to Vornado and 50% with respect to Oxford, subject to, with respect to each guarantor, an $80,000,000 cap on the full recourse carve-outs relating to bankruptcy and substantive consolidation and a $400,000,000 cap on all other guaranteed obligations.

The borrower sponsors of the 650 Madison Avenue Whole Loan are Vornado and Oxford. Vornado is one of the largest owners and operators of commercial real estate in the United States with a portfolio of Class A office, high-value street retail and other property types, primarily located in New York City, aggregating over 34.6 million square feet. Oxford is a global real estate investor with approximately $45.0 billion of assets under management on behalf of Ontario Municipal Employees Retirement System, one of Canada’s largest pension plans. In New York City, Oxford partnered with Crown Acquisitions to acquire Olympic Tower (a 380,000 square-foot office tower with retail space, which includes the Cartier Mansion, Versace townhouse, Furla and Armani Exchange), and with Related Companies in the development of Hudson Yards. The joint venture of Vornado and Oxford includes other investors, such as Crown Acquisitions. Crown Acquisitions is a real estate firm focused on luxury retail and has previously served as the 650 Madison Avenue Property’s retail operating advisor. The borrower sponsors are subject to pending lawsuits, the majority of which are based on tort. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus.

A-3-34

Mixed Use – Office/Retail	Loan #3	Cut-off Date Balance:	$40,000,000
650 Madison Avenue	650 Madison Avenue	Cut-off Date LTV:	48.5%
New York, NY 10022		U/W NCF DSCR:	2.73x
		U/W NOI Debt Yield:	10.0%

The Property. The 650 Madison Avenue Property is a 27-story, 600,415 square feet Class A office building with grade level retail located in Midtown Manhattan on Madison Avenue between 59th and 60th Streets. The 650 Madison Avenue Property consists of 564,255 square feet of Class A office space and 36,160 square feet of ground floor retail space, which is inclusive of below-grade storage and flex space. The 650 Madison Avenue Property was originally constructed in 1957 as an eight-story building and in 1987 underwent a significant expansion and renovation that added the office tower and was most recently renovated in 2015. Based on the underwritten rent roll dated October 1, 2019, the 650 Madison Avenue Property is currently 97.4% leased (based on net rentable area (“NRA”)) to a diverse tenant roster including fashion (Ralph Lauren Corporation (“Ralph Lauren”)), healthcare (S.K.I. Realty Inc. doing business as Memorial Sloan Kettering Cancer Center (“MSKCC”)) and luxury goods (Celine Inc. (“Celine”)), as well as finance (“Willett Advisors LLC”). Each of the top three tenants by underwritten rent (see “Major Tenants” below) are investment grade rated and account for 64.6% of NRA and 56.1% of UW rent.

Office (94.5% of Occupied NRA; 72.0% of UW Rent)

The 564,255 square feet of Class A office space at the 650 Madison Avenue Property is currently 97.9% occupied by 17 tenants that collectively contribute 72.0% of underwritten rent (inclusive of storage rent derived from office tenants). 358,491 square feet of the office space (65.9% of Class A office NRA) at the 650 Madison Avenue Property is leased to two investment grade-rated office tenants (Ralph Lauren and MSKCC). The largest office tenant at the 650 Madison Avenue Property, Ralph Lauren (rated A2/A- by Moody’s/S&P), occupies 46.1% of the 650 Madison Avenue Property’s NRA and accounts for 32.5% of underwritten rent. The tenant has occupied space in the 650 Madison Avenue Property since 1989 and has expanded several times. The 650 Madison Avenue Property serves as Ralph Lauren’s international headquarters. Ralph Lauren designs, markets and distributes apparel, accessories, fragrances and home furnishings under a wide range of brands and its operations include wholesale, retail, and licensing.

The second largest office tenant at the 650 Madison Avenue Property, MSKCC (rated AA/Aa3/AA- by Moody’s/Fitch/S&P), occupies 16.8% of the 650 Madison Avenue Property’s NRA and accounts for 12.3% of underwritten rent. MSKCC signed a 10-year lease in 2013 to take over the approximately 100,000 square foot medical office space that was previously occupied by Columbia Doctors, a faculty-run medical practice of Columbia University. The tenant has a separate entrance on the 60th Street side of the 650 Madison Avenue Property and uses the space for medical purposes. MSKCC is a cancer treatment and research institution in New York City and was founded in 1884 as the New York Cancer Hospital. According to the appraisal, MSKCC is the largest and oldest private cancer center in the world, and is one of 50 National Cancer Institute-designated Comprehensive Cancer Centers.

Retail (5.5% of Occupied NRA; 28.0% of UW Rent)

The 36,160 square feet of ground floor retail space at the 650 Madison Avenue Property is currently 88.4% occupied by five tenants that collectively contribute 28.0% of underwritten rent (inclusive of storage rent derived from retail tenants).

The ground floor retail space spans an entire block of the Madison Avenue retail corridor and, along with the second floor office space, was previously primarily occupied by Crate & Barrel until 2015. Since then, the borrower sponsors have executed leases with multiple luxury retailers including Celine, Moncler USA Inc (“Moncler”) (each utilizing its space as its respective brand’s flagship location) and USAPE LLC (“B.A.P.E.”) in the ground floor retail space and an institutional tenant, Sotheby’s Int’l Realty Inc (“Sotheby’s”), in the second floor office space. The re-leasing has further diversified the rent roll at the 650 Madison Avenue Property and, based on UW gross rent, the new leases have extended the weighted average lease expiration date of the space previously occupied by Crate & Barrel (excluding Tod’s, which has been a ground floor retail tenant at the 650 Madison Avenue Property since 1998) to August 2029.

The largest retail tenant by underwritten rent, Celine, is a wholly owned subsidiary of LVMH (rated A1/A+ by Moody’s/S&P), occupies 1.7% of NRA and accounts for 11.3% of underwritten rent. Founded in 1945 by Céline Vipiana, Celine is a French ready-to-wear and leather luxury goods brand that has been owned by LVMH group (OTCMKTS: LVMUY) since 1996. Celine owns approximately 140 stores worldwide and is distributed through a network including department stores such as Saks Fifth Avenue (New York), Harrods (London) and Galeries Lafayette (Paris).The retail space showcases Celine’s NYC flagship store as well as the world’s largest Celine store.

A-3-35

Mixed Use – Office/Retail	Loan #3	Cut-off Date Balance:	$40,000,000
650 Madison Avenue	650 Madison Avenue	Cut-off Date LTV:	48.5%
New York, NY 10022		U/W NCF DSCR:	2.73x
		U/W NOI Debt Yield:	10.0%

The following table presents certain information relating to the tenancy at the 650 Madison Avenue Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF(2)	% of NRSF	Annual U/W Base Rent PSF(3)	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Ralph Lauren	NR/A2/A-	277,016	46.1%	$89.41	$24,767,403	32.5%	12/31/2024	1, 10-year	N
MSKCC	AA/Aa3/AA-	100,700	16.8%	$92.97	$9,362,079	12.3%	7/31/2023	1, 5-year	Y(4)
Willett Advisors LLC	NR/NR/NR	25,732	4.3%	$155.00	$3,988,460	5.2%	12/31/2024	None	N
Sotheby’s	NR/B3/B+	37,772	6.3%	$91.60	$3,459,915	4.5%	10/31/2035	1, 5-year	N
BC Partners Inc.	NR/NR/NR	19,380	3.2%	$118.58	$2,298,086	3.0%	1/31/2027	None	N
Top 5 Office Tenants		460,600	76.7%	$95.26	$43,875,943	57.6%

Other Office Tenants(5)		92,080	15.3%	$119.11	$10,967,991	14.4%

Office Tenants Subtotal/Wtd. Avg.		552,680	92.0%	$99.23	$54,843,935	72.0%

Celine	NR/A1/A+	10,223	1.7%	$841.24	$8,600,017	11.3%	2/28/2029	None	N
Moncler	NR/NR/NR	8,985	1.5%	667.78	$6,000,000	7.9%	8/31/2026	1, 5-year	N
Deva Inc. (“Tod’s”)	NR/NR/NR	7,867	1.3%	680.90	$5,356,615	7.0%	10/13/2023	None	N
B.A.P.E.(6)	NR/NR/NR	3,705	0.6%	298.52	$1,106,000	1.5%	7/31/2030	None	N
MB Worldwide LLC(“Domenico Vacca”)(6)	NR/NR/NR	1,202	0.2%	239.60	$288,000	0.4%	1/1/2030	None	N
Retail Subtotal		31,982	5.3%	$667.58	$21,350,632	28.0%

Occupied Collateral Total		584,662	97.4%	$130.32	$76,194,567	100.0%
Vacant Space(7)		15,753	2.6%

Collateral Total		600,415	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Certain office tenants and retail tenants have storage/miscellaneous square feet included in their respective space.
(3)

Annual U/W Base Rent includes contractual rent steps through July 2020 for non-investment grade rated tenants and the straight-line average for investment grade rated tenants through the lease term totaling $1,406,588 Other Office Tenants Annual U/W Base Rent includes an elevator marketing contract with Captivate LLC of $10,080 per year, but with no attributable square footage. Vacant Space includes a 1,616 square foot café tenant that is leased on a month-to-month basis with no attributable underwritten base rent.

(4)

MSKCC has a one-time option to terminate its lease upon at least 18 months prior written notice to the landlord, provided that (a) the termination date is not earlier than July 1, 2020 or not later than June 30, 2022, (b) the termination date is at least 18 months after the termination notice is received by the landlord, and (c) MSKCC has paid to the landlord the termination payment simultaneously with the giving of such termination notice.

(5)	Other Office Tenants Net Rentable Area (SF) includes a 1,196 square-foot property management office with no attributable U/W Base Rent.
(6)	B.A.P.E. and Domenico Vacca are currently completing the build-out of their respective spaces and are expected to take occupancy in early 2020.
(7)	Vacant Net Rentable Area (SF) includes 11,575 square feet of office space and 4,178 square feet of retail space.

A-3-36

Mixed Use – Office/Retail	Loan #3	Cut-off Date Balance:	$40,000,000
650 Madison Avenue	650 Madison Avenue	Cut-off Date LTV:	48.5%
New York, NY 10022		U/W NCF DSCR:	2.73x
		U/W NOI Debt Yield:	10.0%

The following table presents certain information relating to the lease rollover schedule at the 650 Madison Avenue Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	0	0.0%	$0.00
2020	2	20,317	3.4%	20,317	3.4%	$2,479,060	3.3%	$122.02
2021	2	12,888	2.1%	33,205	5.5%	$1,538,559	2.0%	$119.38
2022	1	3,218	0.5%	36,423	6.1%	$353,980	0.5%	$110.00
2023	4	114,905	19.1%	151,328	25.2%	$15,320,804	20.1%	$133.33
2024	10	313,250	52.2%	464,578	77.4%	$30,121,123	39.5%	$96.16
2025	1	6,341	1.1%	470,919	78.4%	$729,215	1.0%	$115.00
2026	2	16,755	2.8%	487,674	81.2%	$6,971,250	9.1%	$416.07
2027	4	30,029	5.0%	517,703	86.2%	$3,866,158	5.1%	$128.75
2028(4)	1	0	0.0%	517,703	86.2%	$10,080	0.0%	$0.00
2029	1	10,223	1.7%	527,926	87.9%	$8,600,017	11.3%	$841.24
2030	4	17,768	3.0%	545,694	90.9%	$2,744,405	3.6%	$154.46
Thereafter(5)	1	38,968	6.5%	584,662	97.4%	$3,459,915	4.5%	$88.79
Vacant	0	15,753	2.6%	600,415	100.0%	$0	0.0%	$0.00
Total/Weighted Average	33	600,415	100.0%			$76,194,567	100.0%	$130.32

(1)	Information obtained from the underwritten rent roll.
(2)

Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)

U/W Base Rent includes contractual rent steps through July 2020 for non-investment grade rated tenants and the straight-line average for investment grade rated tenants through the lease term and excludes vacant space.

(4)	2028 includes an elevator marketing contract with Captivate LLC with $10,080 of attributable Annual U/W Base Rent, but no attributable square footage.
(5)	Thereafter includes a property management office that has no attributable underwritten base rent.

The following table presents historical occupancy percentages at the 650 Madison Avenue Property:

Historical Occupancy

12/31/2015(1)(2)	12/31/2016(1)(2)	12/31/2017(2)	12/31/2018(2)	10/1/2019(3)
89.8%	94.3%	92.6%	92.2%	97.4%

(1)

2015 occupancy was mainly attributable to Crate & Barrel vacating 61,351 square feet of ground level retail and second floor office space. Since then, the borrower sponsors have executed leases with multiple luxury retailers including Celine, Moncler (each utilizing its space as its respective brand’s flagship location) and B.A.P.E. in the ground floor retail space and an institutional tenant, Sotheby’s, in the second floor office space.

(2)	Information obtained from the borrower.
(3)	Information obtained from the underwritten rent roll.

A-3-37

Mixed Use – Office/Retail	Loan #3	Cut-off Date Balance:	$40,000,000
650 Madison Avenue	650 Madison Avenue	Cut-off Date LTV:	48.5%
New York, NY 10022		U/W NCF DSCR:	2.73x
		U/W NOI Debt Yield:	10.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 650 Madison Avenue Property:

Cash Flow Analysis

	2016	2017	2018	TTM 9/30/2019(1)	U/W(1)	%(2)	U/W $ per SF
Base Rent	$60,021,833	$65,301,771	$65,936,214	$68,490,075	$74,787,979	82.5%	$124.56
Contractual Rent Steps(3)	0	0	0	0	1,406,588	1.6	2.34
Grossed Up Vacant Space	0	0	0	0	3,327,410	3.7	5.54
Gross Potential Rent	$60,021,833	$65,301,771	$65,936,214	$68,490,075	$79,521,977	87.7%	$132.45
Other Income	222,390	265,643	319,055	362,098	371,407	0.4	0.62
Total Recoveries	7,020,651	7,750,395	8,784,226	9,361,042	10,762,016	11.9	17.92
Net Rental Income	$67,264,874	$73,317,809	$75,039,495	$78,213,215	$90,655,399	100.0%	$150.99
(Vacancy & Credit Loss)	(86,339)	(829,105)	0	75,003	(3,327,410)(4)	(3.7)	(5.54)
Effective Gross Income	$67,178,535	$72,488,704	$75,039,495	$78,288,218	$87,327,989	96.3%	$145.45

Real Estate Taxes	15,935,782	16,699,910	17,606,496	18,301,078	19,659,925	22.5	32.74
Insurance	396,387	393,355	378,835	380,309	382,942	0.4	0.64
Management Fee	1,117,542	1,475,379	1,413,137	1,402,802	873,280	1.0	1.45
Other Operating Expenses	7,027,630	7,378,714	7,083,531	7,242,492	7,985,348	9.1	13.30
Total Operating Expenses	$24,477,341	$25,947,358	$26,481,999	$27,326,681	$28,901,495	33.1%	$48.14

Net Operating Income	$42,701,194	$46,541,346	$48,557,496	$50,961,537	$58,426,495	66.9%	$97.31
Replacement Reserves	0	0	0	0	150,104	0.2	0.25
TI/LC	0	0	0	0	1,500,000	1.7	2.50
Net Cash Flow	$42,701,194	$46,541,346	$48,557,496	$50,961,537	$56,776,391	65.0%	$94.56

NOI DSCR(5)	2.05x	2.24x	2.33x	2.45x	2.81x
NCF DSCR(5)	2.05x	2.24x	2.33x	2.45x	2.73x
NOI Debt Yield(5)	7.3%	7.9%	8.3%	8.7%	10.0%
NCF Debt Yield(5)	7.3%	7.9%	8.3%	8.7%	9.7%

(1)	The increase in Base Rent from TTM 9/30/2019 to Underwritten is primarily attributable to the signing of six new leases since December 2018.
(2)	Represents (i) percent of Net Rental Income for all revenue fields and for Vacancy & Credit Loss and (ii) percent of Effective Gross Income for all other fields.
(3)	Contractual Rent Steps includes contractual rent steps through July 2020 for non-investment grade rated tenants and the straight-line average for investment grade rated tenants through the lease term.
(4)	The underwritten economic vacancy is 3.7%. The 650 Madison Property was 97.4% physically occupied as of October 1, 2019.

(5)	The debt service coverage ratios and debt yields are based on the 650 Madison Avenue Senior Loan and excludes the 650 Madison Avenue B-Notes.

Appraisal.  The appraiser concluded to an “as-is” appraised value of $1,210,000,000 as of October 31, 2019 inclusive of the assumption that the borrower reserved for all outstanding tenant improvements and leasing commissions at loan origination. The borrower reserved $6,378,315 to fund remaining free rent for tenants and $3,197,699 for outstanding tenant improvements and leasing commissions at the 650 Madison Property.

Environmental Matters.  According to the Phase I environmental site assessment dated October 29, 2019, there was no evidence of any recognized environmental conditions at the 650 Madison Property.

Market Overview and Competition. The 650 Madison Avenue Property occupies a full block along Madison Avenue between East 59th and 60th Streets within the Plaza District office submarket and the Madison Avenue retail submarket. According to a third party research report, the Plaza District is the largest office submarket by square feet in the country and is bounded by 65th Street to the north, the East River to the east, 47th Street on the south, and Avenue of the Americas on the west. The Madison Avenue retail submarket is located on Madison Avenue between 57th and 72nd Streets. According to the appraisal, Class A office space in the Plaza District had an inventory of approximately 78.2 million square feet of office space, direct asking rents of $99.29 per square foot and a direct vacancy rate of 8.1% as of the third quarter of 2019. According to the appraisal, the 650 Madison Avenue Property is located within the Madison/Fifth Avenue Class A office micro-market. As of the third quarter of 2019, the Madison/Fifth Avenue Class A office micro-market had an inventory of approximately 18.9 million square feet of office space and direct asking rents of $102.23 per square foot. The 650 Madison Avenue Property’s weighted average office underwritten rent per square foot equals $99.21.

A-3-38

Mixed Use – Office/Retail	Loan #3	Cut-off Date Balance:	$40,000,000
650 Madison Avenue	650 Madison Avenue	Cut-off Date LTV:	48.5%
New York, NY 10022		U/W NCF DSCR:	2.73x
		U/W NOI Debt Yield:	10.0%

The appraiser concluded blended market rents of $108.87 per square foot and $986.96 per square foot for the office and ground level retail space, respectively. Based on the appraisal’s market rents, the 650 Madison Avenue Property’s in place rent is approximately 8.0% below market rent.

Market Rent Analysis (Office)		Market Rent Analysis (Retail)
Floors	Rent PSF	Tenant Category	Rent PSF
Concourse	$50.00	Below Grade	$35.00
2 to 7	$97.00	60th Corner	$1,250.00
8 to 10	$106.00	60th Street	$250.00
11 to 15	$116.00	59th Corner	$1,250.00
16 to 18	$127.00	59th Street	$350.00
19 to 22	$137.00	59th Midblock	$550.00
23 to 27	$147.00	Inline	$1,250.00

The following table presents certain information relating to comparable office properties to 650 Madison Avenue Property:

Comparable Office Leases(1)

Property Name/Location	Year Built	NRA (SF)	Tenant	Lease Size (SF)	Rent PSF(2)	Commencement	Lease Term (Years)	Lease Type
12 East 49th Street	1967	899,000	Echo Street Capital	16,200	$128.15	Sep-2019	10	Gross
535 Madison Avenue	1981	444,293	AGL Credit Management	9,493	$123.12	Sep-2019	5	Gross
320 Park Avenue	1994	656,436	Windrose Health Investors	8,714	$92.72	Aug-2019	10	Gross
65 East 55th Street	1986	528,552	Addition Financial	14,901	$177.11	Aug-2019	12	Gross
660 Madison Avenue	1958	475,893	Trevi Health Capital	8,320	$119.92	Jul-2019	8	Gross
450 Park Avenue	1972	247,242	Nitorum Capital	10,338	$93.58	May-2019	10	Gross
65 East 55th Street	1986	528,552	Clear	10,185	$115.00	May-2019	11	Gross
499 Park Avenue	1980	265,000	Cornell Capital	11,606	$109.50	Apr-2019	6	Gross
510 Madison Avenue	2009	350,000	Stone Ridge Asset Management	5,575	$148.75	Apr-2019	5	Gross
450 Park Avenue	1972	247,242	Jones Day	10,338	$107.20	Mar-2019	10	Gross

(1)	Information obtained from appraisal.
(2)	Comparable Rent PSF reflects the appraisal net rent PSF and accounts for certain appraisal adjustments.

Comparable Retail Leases(1)

Property Name/Location	Tenant	Lease Size (SF)	Grade Floor Rent PSF(2)	Average Rent PSF(2)	Commencement	Lease Term (Years)	Lease Type
645 Madison Avenue	Byredo	1,192	$1,154.39	NAP	Sep-2019	10	Gross
680 Madison Avenue	Missoni	4,125	$1,052.62	$890.07	Apr-2019	15	Gross
432 Park Avenue	Amaffi	4,000	$429.96	NAP	Mar-2019	10	Gross
680 Madison Avenue	Sergio Rossi	1,200	$1,150.49	$874.50	Jan-2019	10	Gross
706 Madison Avenue	Hermes	34,688	$1,409.78	$375.44	Jan-2019	20	Gross
57 East 57th Street	Zilli	2,500	$550.80	NAP	Nov-2018	10	Gross
620 Madison Avenue	Balenciaga	7,600	$852.53	$655.34	Jul-2018	15	Gross
655 Madison Avenue	Schutz	1,656	$1,309.16	$945.03	Jul-2018	10	Gross
611 Madison Avenue	Deciem	400	$1,160.44	NAP	Jan-2018	10	Gross
680 Madison Avenue	Ralph & Russo	5,950	$1,136.27	$545.97	Jan-2018	15	Gross

(1)	Source: Appraisal.
(2)	Comparable Average Rent PSF reflects the appraisal net rent PSF and accounts for certain appraisal adjustments.

A-3-39

Mixed Use – Office/Retail	Loan #3	Cut-off Date Balance:	$40,000,000
650 Madison Avenue	650 Madison Avenue	Cut-off Date LTV:	48.5%
New York, NY 10022		U/W NCF DSCR:	2.73x
		U/W NOI Debt Yield:	10.0%

Escrows.

Real Estate Taxes – On a monthly basis during a Trigger Period (as defined below) or Specified Tenant Trigger Period (as defined below), the borrower is required to escrow 1/12th of the annual estimated tax payments for the next ensuing 12 months.

Insurance – On a monthly basis during a Trigger Period or Specified Tenant Trigger Period, the borrower is required to escrow 1/12th of the annual estimated insurance premiums. The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as the 650 Madison Avenue Property is insured under a blanket insurance policy in accordance with the 650 Madison Avenue Whole Loan documents.

Replacement Reserve – On a monthly basis during a Trigger Period, the borrower is required to escrow 1/12th of $0.25 multiplied by the aggregate number of rentable square feet then contained in the 650 Madison Avenue Property (excluding rentable square footage contained in any Condominium Unit (as defined below) that was previously released from the collateral for the 650 Madison Avenue Whole Loan).

TI/LC Reserve – On a monthly basis during a Trigger Period, the borrower is required to escrow $125,000 for ongoing TI/LC reserves.

Outstanding TI/LC Reserve – The borrower was required to deposit $3,197,699 for outstanding tenant improvements and leasing commissions at loan origination.

Outstanding Free Rent  – The borrower was required to deposit $6,378,315 into a free rent reserve to fund remaining free rent for tenants at the 650 Madison Avenue Property.

Lockbox and Cash Management. The 650 Madison Avenue Whole Loan documents require a hard lockbox with springing cash management. At origination, the borrower was required to deliver written instructions to tenants directing them to deposit all rents payable under such leases directly into a lender-controlled lockbox account. During the continuance of a Trigger Period or a Specified Tenant Trigger Period, funds on deposit in the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied on each payment date to the payment of debt service, the funding of required reserves, budgeted monthly operating expenses, and other accounts as required by the 650 Madison Avenue Whole Loan documents. Provided no Trigger Period is continuing, excess cash in the deposit account will be disbursed to the borrower in accordance with the 650 Madison Avenue Whole Loan documents. If a Trigger Period is continuing, excess cash in the deposit account will be transferred to an account held by the lender as additional collateral for the 650 Madison Avenue Whole Loan.

A “Trigger Period” means a period (A) commencing upon the earliest to occur of: (i) the debt yield falling below 6.00% for two consecutive quarters or (ii) an event of default , and (B) terminating upon (x) with respect to clause (i) above, the debt yield being equal or greater than 6.00% for two consecutive quarters or the delivery by borrower to lender of cash collateral or a letter of credit in order to achieve such debt yield or (y) with respect to clause (ii) above, the event of default has been cured.

A “Specified Tenant Trigger Period” means a period commencing upon the earliest of: (i) any bankruptcy of Ralph Lauren (together with any single tenant replacing Ralph Lauren and paying no less than 30% of the total gross rent payable at the 650 Madison Avenue Property (a “Specified Tenant”)), (ii) delivery of any notice of termination or cancellation by a Specified Tenant for all or any portion of the Specified Tenant’s lease and/or if any Specified Tenant’s lease fails to otherwise be in full force and effect, (iii) the Specified Tenant being in monetary default of base rent or any material non-monetary default under the Specified Tenant’s lease beyond applicable notice and cure periods, (iv) the Specified Tenant failing to be in actual, physical possession and operating or dark in the Specified Tenant’s space, provided that it will not be a trigger under this clause (iv) if such Specified Tenant is rated an investment grade rated tenant by at least one of Moody’s, S&P and/or Fitch, or (v) a Specified Tenant’s failure to provide written notice to the borrower of renewal of its lease upon the earlier to occur of 18 months prior to its then current applicable lease expiration and the renewal notice period required under the applicable lease, and ending upon the occurrence of an applicable Specified Tenant Trigger Period Cure.

For the avoidance of doubt, the existence of a Specified Tenant Trigger Period will not, by itself, cause a Trigger Period.

Upon a Specified Tenant Trigger Period and prior to a Specified Tenant Trigger Period Cure (as defined below), a Specified Tenant reserve will be funded monthly until the lender has swept up to $80.00 per square foot for the vacating Specified Tenant space into the Specified Tenant reserve. Funds in the Specified Tenant reserve will be released to the borrower upon the occurrence of an applicable Specified Tenant Trigger Period Cure.

A “Specified Tenant Trigger Period Cure” means as applicable, (a) the Specified Tenant affirming its lease in the applicable bankruptcy proceeding pursuant to a final, non-appealable order, (b) the lender’s receipt of reasonably satisfactory evidence that, among other things, the applicable vacant or dark space referred to in clause (iv) of the definition of “Specified Tenant Trigger Period” is leased, open for business and the applicable tenant is paying full unabated rent, (c) the lender’s receipt of evidence reasonably satisfactory to it that the default under the Specified Tenant’s lease has been cured, (d) the Specified Tenant’s revocation or rescission of all termination or cancellation notices with respect to the Specified Tenant’s lease and reaffirmation that the Specified Tenant’s lease is in full force and effect and/or (e) the lender receives reasonably satisfactory evidence that (i) the Specified Tenant has renewed its lease prior to its then applicable lease expiration or (ii) the Specified Tenant’s space is leased for a minimum term of five years, the replacement tenant has taken actual physical possession of the Specified Tenant’s space and the replacement tenant is paying full unabated rent. A Specified Tenant Trigger Period Cure will also be deemed to have occurred if the debt yield is equal to or greater than

A-3-40

Mixed Use – Office/Retail	Loan #3	Cut-off Date Balance:	$40,000,000
650 Madison Avenue	650 Madison Avenue	Cut-off Date LTV:	48.5%
New York, NY 10022		U/W NCF DSCR:	2.73x
		U/W NOI Debt Yield:	10.0%

7.5% (excluding gross revenue from any Specified Tenant who is then subject to a Specified Tenant Trigger Period, but including revenue on a pro forma basis from any new lease with respect to all or any portion of the space demised to such Specified Tenant that was entered into in accordance with the terms of the 650 Madison Avenue Whole Loan documents).

Property Management.  The 650 Madison Avenue Whole Loan is managed by 650 Madison Office Manager LLC with respect to the office space and 650 Madison Retail Manager LLC with respect to the retail space, each an affiliate of Vornado, pursuant to separate management agreements.

Condominium Conversion. The borrower has the right to convert the entire 650 Madison Avenue Property to a commercial condominium form of ownership (a “Condominium Conversion”), provided that, among other conditions (i) the resulting condominium regime (the “Condominium”) consists exclusively of the three condominium units (collectively, the “Condominium Units”, and each, a “Condominium Unit”) identified in the 650 Madison Avenue Whole Loan documents, (ii) no event of default is continuing, (iii) the condominium declaration and bylaws, all related documents, instruments and agreements (collectively, the “Condominium Documents”) will be in the respective forms indicated in the 650 Madison Avenue Whole Loan documents or as otherwise approved by the lender in writing (which approval must not be unreasonably withheld, conditioned or delayed), (iv) the borrower delivers to the lender such usual and customary documents and other agreements as may be reasonably required by the lender in connection with the Condominium Conversion, including, but not limited to, an amendment to the mortgage and amendments and reaffirmations to the terms and conditions of the 650 Madison Avenue Whole Loan documents reasonably required by the lender, (v) the borrower delivers a REMIC opinion and (vi) the borrower has the right to transfer the Condominium Units to one or more transferee borrowers that will assume on a joint and several basis all of borrower’s obligations under the 650 Madison Avenue Whole Loan documents, provided that (A) such transferee borrowers must be either (I) controlled by an eligible qualified owner in accordance with the 650 Madison Avenue Whole Loan documents that owns (x) by itself, at least 20% of the common equity interest in such transferee borrowers and (y) together with one or more other eligible qualified owner and/or institutional investors, at least 51% of the common equity interest in such transferee borrowers, with any person owning 10% or more of the equity interests in transferee borrower being a qualified transferee or (II) owned and controlled by one or more entities approved by the lender that are qualified transferees and are otherwise qualified to own the 650 Madison Avenue Property, and (B) rating agency confirmation will be required solely with respect to the legal structure of the transferee borrower(s), the documentation of the 650 Madison Avenue Whole Loan assumption and the related legal opinions.

Partial Release. Provided no event of default is continuing and a Condominium Conversion has occurred, the borrower has the right at any time after the earlier of (a) November 26, 2022 and (b) the date that is two years after the closing date of the securitization that includes the last note comprising the 650 Madison Avenue Whole Loan to be securitized, to obtain the release of one or more Condominium Units solely in connection with a partial defeasance, subject to the satisfaction of certain conditions including, without limitation, (i) the defeasance of a portion of the 650 Madison Avenue Whole Loan in an amount that is equal to or greater than 125% of an allocated loan amount for the applicable Condominium Unit determined by dividing the 650 Madison Avenue Whole Loan among the various condominium units pro rata according to their respective appraised values based upon an appraisal of the 650 Madison Avenue Property at the time of the release, provided that (x) the debt yield with respect to the Condominium Unit(s) remaining subject to the lien of the mortgage after such partial defeasance must, in the aggregate, be equal to or greater than 7.3% and (y) the loan-to-value ratio with respect to the Condominium Unit(s) remaining subject to the lien of the mortgage after such partial defeasance must be equal to or less than 67.0%, in each case unless approved by the lender in its reasonable discretion, (ii) after giving effect to the partial defeasance, the debt yield for the four calendar quarters then most recently ended, recalculated to include only income and expense attributable to the portion of the 650 Madison Avenue Property that continues to be subject to the liens of the 650 Madison Avenue Whole Loan documents after the contemplated defeasance and to exclude the interest expense on the aggregate amount defeased, being no less than the greater of (x) 7.3% and (y) the lesser of (a) the debt yield immediately prior to such release and (b) 9.125%, and (iii) at the lender’s request, delivery of a rating agency confirmation.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness.  The 650 Madison Avenue B-Notes, which have an aggregate original principal balance of $213,200,000, are subordinate to the 650 Madison Avenue Senior Loan and accrue interest at a rate of 3.48600% per annum. The 650 Madison Avenue B-Notes are coterminous with the 650 Madison Avenue Senior Loan. The holders of the 650 Madison Avenue B-Notes have entered into a co-lender agreement that sets forth the allocation of collections on the 650 Madison Avenue Whole Loan. Based on the 650 Madison Avenue Whole Loan, the cumulative Cut-off Date LTV, cumulative UW NCF DSCR and cumulative UW NOI Debt Yield are 66.1%, 2.00x and 7.3%, respectively.

Ground Lease.  None.

Terrorism Insurance. The 650 Madison Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the 650 Madison Avenue Property, as well as business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

A-3-41

Office - CBD	Loan #4	Cut-off Date Balance:	$40,000,000
801 5th Avenue	F5 Tower	Cut-off Date LTV:	39.4%
Seattle, WA 98104		U/W NCF DSCR:	3.32x
		U/W NOI Debt Yield:	13.0%

A-3-42

Office - CBD	Loan #4	Cut-off Date Balance:	$40,000,000
801 5th Avenue	F5 Tower	Cut-off Date LTV:	39.4%
Seattle, WA 98104		U/W NCF DSCR:	3.32x
		U/W NOI Debt Yield:	13.0%

F5 Tower
801 5th Avenue
Seattle, WA 98104
SEATTLE
Downtown
Belltown
First Hill
Yesler Terrace
International District
PIONEER SQUARE
PIKE PLACE MARKET
PIKE-PINE CORRIDOR
RETAIL CORRIDOR
KING COUNTY
Elliott Bay
Puget Sound
AMAZON HEADQUARTERS
Westin Building Exchange
Fourth & Blanchard
Westin Seattle Tower
1918 8th Ave
Melrose Market
Seattle Central College
Bobby Morris Playfield
The Paramount Theatre
Convention Place
1600 Seventh
Premiere on Pine
Pacific Place
Nordstrom
Westlake Center
Washington State Convention Center
2 Union Square
1 Union Square
Union Square
US Bank Centre
The 5th Avenue Theater
Rainier Tower
Puget Sound Plaza
Benaroya Hall
Seattle Art Museum
Russell Investment Center
1201 3rd Ave
1111 3rd Ave
Seattle Public Library
Safeco Plaza
901 5th Ave
Bank of America 5th Ave Plaza
4th and Madison
Wells Fargo Center
1000 2nd Ave
Seattle Municipal Tower
Columbia Center
Seattle City Hall
Town Hall Seattle
Freeway Park
Virginia Mason Medical Ctr.
Swedish Medical Center
Seattle University
Harborview Medical Center
Seattle Aquarium
Waterfront Park
Seattle Great Wheel
Tillicum Village
Piers 62 & 63
SEATTLE FERRY TERMINAL
SEATTLE-VICTORIA
SEATTLE-BRIDGEMONT
SEATTLE-BAINBRIDGE
SEATTLE-BREMERTON
SEATTLE-VASHON
Smith Tower
Occidental Square
Klondike Gold Rush Natl. Historic Monument
Occidental Mall/ Pioneer Square
Union Station
Intl. District Chinatown
Historic Chinatown Gate
Canton Alley
Kobe Terrace Park
KING STREET
CenturyLink Field
Sea-Tac Intl. Airport 14 miles
MONORAIL
STREETCAR
SOUNDER
University Link Light Rail
Central Link Light Rail
FIRST HILL LINE
STREETCAR FIRST HILL
TACOMA/SEATTLE LINE
SR 99 Tunnel
Westlake & 9th
Westlake & 7th
Pacific Place
Westlake
University St.
Pioneer Sq.
5th & Jackson
7th & Jackson
Charles Street
B'Way & Pine
B'Way & Pike
B'Way & E. Marion
B'Way & Marion
B'Way & E. Terrace
B'Way & Terrace
Broadway & E. Yesler
Broadway & Yesler
Pine St
Pike St
E Union St
Olive Way
Howell St
Stewart St
Bell St
Blanchard St
Union St
University St
Seneca St
Spring St
Madison St
Marion St
Columbia St
Cherry St
James St
Jefferson St
Alder St
Yesler Way
S Washington St
S Main St
S Jackson St
S King St
S Weller St
S Lane St
S Dearborn St
1st Ave
2nd Ave
3rd Ave
4th Ave
5th Ave
6th Ave
7th Ave
8th Ave
9th Ave
Terry Ave
Boren Ave
Boylston Ave
Harvard Ave
Broadway
Alaskan Way
1st Ave S
Occidental Ave S
4th Ave S
7th Ave S
10th Ave S
Airport Way
Shoreline
Kenmore
Inglewood-Finn Hill
Cottage Lake
Kirkland
Redmond
Ballard
SEATTLE
BELLEVUE
Medina
Mercer Island
Sammamish
Newcastle
Issaquah
Renton
Tukwila
Burien
Sea-Tac
White Center
Downtown
Lake Washington
Lake Sammamish

A-3-43

No. 4 – F5 Tower

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Barclays Capital Real Estate Inc.		Single Asset/Portfolio:	Single Asset
	Original Principal Balance(1):	$40,000,000		Property Type – Subtype:	Office – CBD
	Cut-off Date Balance(1):	$40,000,000		Location:	Seattle, WA
	% of Initial Pool Balance:	4.2%		Size:	515,518 SF
	Loan Purpose:	Acquisition		Cut-off Date Balance Per SF(1):	$358.86
	Borrower Sponsors:	FS KKR Capital Corp.; FS KKR Capital Corp. II		Maturity Date Balance Per SF(1):	$358.86
	Guarantors:	FS KKR Capital Corp.; FS KKR Capital Corp. II		Year Built/Renovated:	2019/NAP
	Mortgage Rate:	3.69868%		Title Vesting(6):	Fee
	Note Date:	December 19, 2019		Property Manager:	Urban Renaissance Property Company LLC
	Seasoning:	1 month		Current Occupancy (As of):	100.0% (2/1/2020)
	Anticipated Repayment Date(2):	January 6, 2030		YE 2019 Occupancy(7):	NAP
	IO Period:	120 months		YE 2018 Occupancy(7):	NAP
	Loan Term (Original):	120 months		YE 2017 Occupancy(7):	NAP
	Amortization Term (Original):	NAP		YE 2016 Occupancy(7):	NAP
	Loan Amortization Type:	Interest-only, ARD		As-Is Appraised Value:	$470,000,000
	Call Protection(3):	L(24),GRTR 1% or YM(1),GRTR 1% or YM or D(88),O(7)		As-Is Appraised Value Per SF:	$911.70
	Lockbox Type:	Hard/Springing		As-Is Appraisal Valuation Date:	November 5, 2019
	Additional Debt(1):	Yes		Underwriting and Financial Information
		Pari Passu ($145,000,000);		NOI (Annualized 1 12/31/2019)(8):	$22,378,232
	Additional Debt Type (Balance)(1):	Subordinate Debt ($112,600,000);		YE 2018 NOI(7):	NAP
		Mezzanine ($48,500,000)		YE 2017 NOI(7):	NAP
				YE 2016 NOI(7):	NAP
				U/W Revenues:	$32,787,852
				U/W Expenses:	$8,792,416
Escrows and Reserves(4)				U/W NOI:	$23,995,436
	Initial	Monthly	Cap	U/W NCF:	$23,119,056
Taxes	$644,935	$214,978	NAP	U/W DSCR based on NOI/NCF(1):	3.45x / 3.32x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	13.0% / 12.5%
Replacement Reserve	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	13.0% / 12.5%
TI/LC Reserve	$0	$0	NAP	Cut-off Date LTV Ratio(1):	39.4%
Lease Sweep Reserve	$0	Springing	$38,663,850(5)	LTV Ratio at Maturity or ARD(1):	39.4%

Sources and Uses
Sources			Uses
Original whole loan amount	$297,600,000	64.1%	Purchase price	$458,000,000	98.7%
Mezzanine loan	48,500,000	10.5	Closing costs	5,252,485	1.1
Borrower Sponsor equity	117,797,420	25.4	Upfront reserves	644,935	0.1
Total Sources	$463,897,420	100.0%	Total Uses	$463,897,420	100.0%

(1)

The F5 Tower Mortgage Loan (as defined below) is part of the F5 Tower Whole Loan (as defined below), which is evidenced by (i) four pari passu notes with an aggregate original balance of $185,000,000 (the “F5 Tower Senior Loan”) and (ii) two subordinate B-notes with an aggregate original principal balance of $112,600,000 (the “F5 Tower Subordinate Loan”). The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W Debt Yield based on NOI/NCF, U/W DSCR based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD numbers presented above are based on the aggregate principal balance of the promissory notes comprising the F5 Tower Senior Loan, without regard to the F5 Tower Subordinate Loan. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W Debt Yield based on NOI/NCF, U/W DSCR based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD numbers presented above based on the combined balance of the entire F5 Tower Whole Loan are $577.28, $577.28, 8.1%, 7.8%, 2.14x, 2.07x, 63.3% and 63.3%, respectively.

(2)

The F5 Tower Whole Loan (as defined below) is structured with an anticipated repayment date of January 6, 2030 (the “ARD”). If the F5 Tower Whole Loan is not paid off before the ARD, then the F5 Tower Whole Loan will accrue interest at the Adjusted Interest Rate (as defined below); however, interest accrued at the excess of the Adjusted Interest Rate over the Initial Interest Rate (as defined below) (the “Accrued Interest”) will be deferred and will be paid on the maturity date to the extent not paid sooner by the borrower. In addition, from and after the ARD, all net cash flow from the F5 Tower Property (as defined below) after the payment of the reserves for tax and insurance, condominium charges, and mortgage interest for the F5 Tower Senior Loan and F5 Tower Subordinate Loan (calculated for the F5 Tower Senior Loan and F5 Tower Subordinate Loan at the Initial Interest Rate) and the mezzanine debt service as described in the F5 Tower Mezzanine Loan documents (with interest calculated at the Mezzanine Initial Interest Rate (as defined below)) will be applied on a monthly basis (i) first, to make reserve payments to pay operating costs, (ii) second, (x) to make monthly repayments of the outstanding principal balance of the F5 Tower Senior Loan, in the amount required to fully amortize the outstanding principal balance of the entire F5 Tower Senior Loan (based on a 30-year amortization schedule) and (y) once the F5 Tower Senior Loan has been repaid in full, to make monthly repayments of the outstanding principal balance of the F5 Tower Subordinate Loan in the amount required to fully amortize the outstanding principal balance of the F5 Tower Subordinate Loan (based on a 30-year amortization schedule), (iii) third, if the lender elects, to make reserve payments for capital expenditures, (iv) fourth, to repay the outstanding principal balance of the F5 Tower Senior Loan until the entire outstanding principal balance thereof is paid, (v) fifth, to repay the outstanding principal balance of the F5 Tower Subordinate Loan until the entire outstanding principal balance thereof is paid, (vi) sixth, to the payment of Accrued Interest owed under the F5 Tower Senior Loan, (vii) seventh, to the payment of Accrued Interest owed under the F5 Tower Subordinate Loan and (viii) eighth, to be remitted to, or at the direction of, the borrower. The final maturity date of the F5

A-3-44

Office - CBD	Loan #4	Cut-off Date Balance:	$40,000,000
801 5th Avenue	F5 Tower	Cut-off Date LTV:	39.4%
Seattle, WA 98104		U/W NCF DSCR:	3.32x
		U/W NOI Debt Yield:	13.0%

Tower Whole Loan is September 6, 2033, or if F5 Networks (as defined below) exercises its Early Termination Right (as defined below) pursuant to its lease, the maturity date will be September 6, 2030.

(3)

Defeasance of the F5 Tower Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last F5 Tower Companion Loans (as defined below) to be securitized and (b) December 19, 2022.

(4)	See “Escrows” below for a full description of the Escrows and Reserves.
(5)	See the “Lease Sweep Reserve Cap” definition in the “Lockbox and Cash Management” section below.
(6)

The collateral consists of the borrower’s fee interest in the office condominium, 217 borrower-owned spaces in a parking garage, an easement of over 42 spaces and an additional 63 parking spaces leased from The Rainier Club through September 30, 2026. The 63 parking spaces subject to the leasehold interest account for 19.6% of the spaces and 11.5% of the parking income (0.7% of total effective gross income).

(7)	Historical occupancy and historical financials are not available due to the F5 Tower Property being constructed in 2019.
(8)	TTM NOI represents in-place contractual rents, expense reimbursements and parking revenue as of December 2019 annualized for one month.

The Mortgage Loan. The F5 Tower mortgage loan (the “F5 Tower Mortgage Loan”) is part of a whole loan that was co-originated by Barclays Capital Real Estate Inc. (“Barclays”) and DBR Investments Co. Limited (“DBRI”) and is evidenced by four senior pari passu promissory A-notes with an aggregate original principal balance of $185,000,000 (the “F5 Tower Senior Loan”) and two subordinate B-notes with an aggregate original principal balance of $112,600,000 (the “F5 Tower Subordinate Loan” and collectively with the F5 Tower Senior Loan, the “F5 Tower Whole Loan”). The F5 Tower Subordinate Loan will be an asset of the BBCMS 2020-C6 securitization trust but will not be pooled together with the other mortgage loans, and payments of interest and principal received in respect of the F5 Tower Subordinate Loan will be available to make distributions in respect of the loan-specific classes of certificates only. The F5 Tower Whole Loan is secured by a first lien mortgage encumbering the borrower’s fee interest in the 515,518 square foot office condominium unit and the parking condominium unit of a three condominium unit mixed use building located in the central business district of Seattle, Washington (the “F5 Tower Property”). The non-controlling Note A-1-A was contributed to the BBCMS 2020-C6 trust. Non-controlling note A-1-B had an original principal balance of $40,000,000 and is expected to be contributed to the WFCM 2020-C55 securitization trust. Non-controlling notes A-1-C and A-2 (the “F5 Tower Companion Loans”) are expected to be contributed to future securitization transactions. Prior to the occurrence of a control appraisal period, the holder of the F5 Tower Subordinate Loan (or the related directing holder) will be the controlling noteholder. During a control appraisal period, the holder of Note A-1-B (or the directing holder of the related securitization trust) will be the controlling noteholder. The F5 Tower Mortgage Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2020-C6 securitization.

Note Summary

Notes	Original Principal Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1-A	$50,000,000	$50,000,000	BBCMS 2020-C6(2)	No
A-1-B	$40,000,000	$40,000,000	WFCM 2020-C55	No(1)
A-1-C	$39,500,000	$39,500,000	An affiliate of Barclays	No
A-2	$55,500,000	$55,500,000	DBRI	No
B-1	$78,820,000	$78,820,000	BBCMS 2020-C6 (Loan Specific)(2)	Yes(1)
B-2	$33,780,000	$33,780,000	BBCMS 2020-C6 (Loan Specific)(2)	Yes(1)
Total	$297,600,000	$297,600,000

(1)

The initial controlling note is note B-1, so long as no related control appraisal period has occurred and is continuing. If and for so long as a control appraisal period has occurred and is continuing, then the controlling note will be note A-1-B. See “Description of the Mortgage Pool— The Whole Loans—The Non-Serviced AB Whole Loans—The F5 Tower Whole Loan” in the Prospectus.

(2)	The BBCMS 2020-C6 transaction is expected to close on February 19, 2020.

The F5 Tower Whole Loan requires interest-only payments through the ARD and accrues interest at a rate of 3.69868% per annum (the “Initial Interest Rate”) through the ARD. Following the ARD, to the extent that the loan is outstanding, the F5 Tower Whole Loan will accrue interest at a rate of (a) 3.69868% per annum (or, when applicable pursuant to the F5 Tower Whole Loan documents, the default rate) plus (b) the positive difference between (x) a rate per annum equal to the greater of (i) the Initial Interest Rate plus 2.50% and (ii) when applicable pursuant to the F5 Tower Whole Loan documents, the default rate and (y) 3.69868% per annum (the “Adjusted Interest Rate”). In addition, after the ARD, to the extent that there is excess cash flow from the cash management account, the excess cash flow will be applied as described in footnote 2 of the Mortgage Loan Information table above and the “Lockbox and Cash Management” section below.

The Borrower and Borrower Sponsor. The borrowing entity for the F5 Tower Whole Loan is Seattle 801 Fifth Owner LLC, a Delaware limited liability company and special purpose entity with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the F5 Tower Whole Loan. FS KKR Capital Corp. and FS KKR Capital Corp. II are the borrower sponsors and guarantors, on a several basis, of certain nonrecourse carve-outs and environmental indemnities under the F5 Tower Whole Loan (collectively, the “F5 Tower Guarantor”). If the F5 Tower Guarantor fails to maintain a net worth of $200,000,000 and liquid assets of $20,000,000, the borrower may deliver a supplemental or replacement recourse guaranty and a supplemental or replacement environmental indemnity from a supplemental or replacement guarantor as described in the F5 Tower Whole Loan documents.

The F5 Tower Whole Loan borrower sponsors are affiliates of Kohlberg Kravis Roberts (“KKR”) and FS Investments. KKR is a leading global investment firm with over $208.4 billion of assets under management as of September 30, 2019. KKR’s real estate division has

A-3-45

Office - CBD	Loan #4	Cut-off Date Balance:	$40,000,000
801 5th Avenue	F5 Tower	Cut-off Date LTV:	39.4%
Seattle, WA 98104		U/W NCF DSCR:	3.32x
		U/W NOI Debt Yield:	13.0%

been a part of the firm’s strategy since 1981, with over $8 billion of assets under management with over 85 employees across nine countries as of September 30, 2019. FS Investments is a leading asset manager dedicated to helping individuals, financial professionals and institutions design better portfolios. As of March 31, 2019, FS Investments has over $23 billion of assets under management across 10 funds with over 300 employees nationwide.

The Property. The F5 Tower Property is a 515,518 square foot office condominium unit and parking condominium unit of a three condominium unit mixed-use building located in the central business district of Seattle, Washington. The three units of the condominium consist of (i) the 515,518 square-foot office portion fully leased to F5 Networks, Inc. (“F5 Networks”) located on floors 20 to 48 (collateral), (ii) 259 borrower-owned spaces in a parking garage (consisting of the borrower’s fee ownership of 217 parking spaces and an easement with respect to the use of 42 parking spaces) and 63 additional spaces leased from The Rainier Club through September 30, 2026 (collateral) and (iii) a 189-key luxury hotel (non-collateral). The combined ownership interest of the office condominium and the parking garage condominium is 76.54%. As the first major high-rise building built in Seattle in the last decade, the F5 Tower Property has become a fixture of the Seattle skyline. The Class A, LEED Silver certified office building features column-free floor plates and views of the Olympic Mountains, Elliott Bay and the surrounding skyline. As of February 1, 2020, the F5 Tower Property was 100.0% leased to F5 Networks.

Major Tenant.

Sole Tenant: F5 Networks (515,518 square feet; 100.0% of net rentable area; 100.0% of underwritten base rent; 9/30/2033 lease expiration) – F5 Networks (NASDAQ: FFIV) is a leading global technology company that focuses on delivery, security, performance and availability of web applications and technologies used by a wide range of companies. F5 Networks is a supplier of application delivery controllers, which optimize performance, availability and security of network-based applications and owns 45% of market share for application delivery controllers. F5 Networks employs over 4,500 employees in 69 offices across 39 countries. Total revenue for fiscal year 2019 was approximately $2.24 billion, which was a 4% increase over fiscal year 2018. Total revenue was comprised of services revenue of approximately $1.26 billion and product revenue of approximately $986 million. Product revenue included mostly appliance sales, and software revenue grew 60% in fiscal year 2019. F5 Network’s net income for the fiscal year 2019 was approximately $427.7 million calculated using generally accepted accounting principles (“GAAP”), and its non-GAAP net income was estimated to be $643.2 million. F5 Networks has raised no outside debt funding since the company was founded in 1996. The F5 Tower Property is F5 Network’s global headquarters.

The following table presents certain information relating to the tenancy at the F5 Tower Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
F5 Networks, Inc.(3)	NR/NR/NR	515,518	100.0%	$46.89	$24,173,823	100.0%	9/30/2033	3, 5-year(4)	Y(5)
Total Major Tenants		515,518	100.0%	$46.89	$24,173,823	100.0%

Non-Major Tenants		0	0.0%	$0.00	$0	0.0%

Occupied Collateral Total		515,518	100.0%	$46.89	$24,173,823	100.0%

Vacant Space		0	0.0%

Collateral Total		515,518	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Annual U/W Base Rent includes contractual rent steps through November 2020 totaling $528,406 and straight-line rent of $2,509,179.
(3)

F5 Networks subleases 18,886 square feet (the 22nd floor) to Foursquare Labs, Inc. through November 30, 2022 at a current rental rate of $38.00 per square foot. F5 Networks subleases 18,636 square feet (the 23rd floor) to Grab Technology Corp. through February 28, 2023 at a current rental rate of $55.00.

(4)	F5 Networks has three, five-year renewal options at the fair market value at the time of the renewal.
(5)

F5 Networks has a termination option effective as of October 1, 2030 (the “Early Termination Right”) with 19 months’ written notice (March 1, 2029) and a termination payment equal to the then-unamortized portions, calculated using a 5% interest factor, on an equal payment basis over the number of lease months during which base rent is payable during the initial lease term of (a) the tenant improvement allowance, (b) the base rent abatement, and (c) the leasing commissions paid to the tenant’s broker and landlord’s broker in connection with the lease. Additionally, F5 Networks has the right to terminate its lease with respect to the two highest full floors at the F5 Tower Property, effective between September 30, 2025 and September 30, 2026 with 12 months’ notice and payment of a fee equal to the then-unamortized portions, calculated using a 5% interest factor, on an equal payment basis over the number of lease months during which base rent is payable during the initial lease term (determined on per rentable square foot basis for such two floors) of (a) the tenant improvement allowance, (b) the base rent abatement, and (c) leasing commissions paid to the tenant’s broker in connection with the lease. If F5 Networks terminates or provides notice to terminate all or at least 40,000 square feet of its space (or, if a full floor of space is less than 40,000 square feet, a full floor of space), a Lease Sweep Period (as defined below) will commence. See “Lease Sweep Period” below.

A-3-46

Office - CBD	Loan #4	Cut-off Date Balance:	$40,000,000
801 5th Avenue	F5 Tower	Cut-off Date LTV:	39.4%
Seattle, WA 98104		U/W NCF DSCR:	3.32x
		U/W NOI Debt Yield:	13.0%

The following table presents certain information relating to the lease expiration schedule at the F5 Tower Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2030	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	1	515,518	100.0%	515,518	100.0%	$24,173,823	100.0%	$46.89
Vacant	0	0	0.0%	515,518	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	515,518	100.0%			$24,173,823	100.0%	$46.89

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Annual U/W Base Rent includes contractual rent steps through November 2020 totaling $528,406 and straight-line rent of $2,509,179.

The following table presents historical occupancy percentages at the F5 Tower Property:

Historical Occupancy

12/31/2016(1)	12/31/2017(1)	12/31/2018(1)	12/31/2019(1)	2/1/2020(2)
NAP	NAP	NAP	NAP	100.0%

(1)	Historical occupancy is not available given the F5 Tower Property was built in 2019.

(2)	Information obtained from the underwritten rent roll.

A-3-47

Office - CBD	Loan #4	Cut-off Date Balance:	$40,000,000
801 5th Avenue	F5 Tower	Cut-off Date LTV:	39.4%
Seattle, WA 98104		U/W NCF DSCR:	3.32x
		U/W NOI Debt Yield:	13.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the F5 Tower Property:

Cash Flow Analysis(1)

	Annualized 1 12/31/2019 (2)	U/W	%(3)	U/W $ per SF
Base Rent	$21,136,238	$21,136,238	61.4%	$41.00
Contractual Rent Steps(4)	0	3,037,585	8.8	5.89
Grossed Up Vacant Space	0	0	0.0	0.00
Gross Potential Rent	$21,136,238	$24,173,823	70.2%	$46.89
Other Income	1,480,769	1,697,833	4.9	3.29
Total Recoveries	8,493,154	8,552,513	24.8	16.59
Net Rental Income	$31,110,161	$34,424,169	100.0%	$66.78
(Vacancy & Credit Loss)	0	(1,636,317)(5)	(6.8)	(3.17)
Effective Gross Income	$31,110,161	$32,787,852	95.2%	$63.60

Real Estate Taxes	2,458,759	2,458,759	7.5	4.77
Insurance and Condominium Fees	895,093	895,093	2.7	1.74
Management Fee	595,270	655,757	2.0	1.27
Other Operating Expenses	4,782,807	4,782,807	14.6	9.28
Total Operating Expenses	$8,731,929	$8,792,416	26.8%	$17.06

Net Operating Income	$22,378,232	$23,995,436	73.2%	$46.55
Replacement Reserves	0	103,104	0.3	0.20
TI/LC	0	773,277	2.4	1.50
Net Cash Flow	$22,378,232	$23,119,056	70.5%	$44.85

NOI DSCR(6)	3.22x	3.45x
NCF DSCR(6)	3.22x	3.32x
NOI Debt Yield(6)	12.1%	13.0%
NCF Debt Yield(6)	12.1%	12.5%

(1)	Historical financials prior to TTM are not available due to the F5 Tower Property being built in 2019.

(2)	TTM NOI represents in-place contractual rents, expense reimbursements and parking revenue as of December 2019 annualized.

(3)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(4)	Underwritten Contractual Rent Steps include $528,406 of rent steps through November 2020 and $2,509,179 of straight line rent for F5 Networks.

(5)	The underwritten economic vacancy is 5.0%. The F5 Tower Property was 100.0% physically occupied as of February 1, 2020.

(6)	NOI DSCR, NOI DSCR, NOI Debt Yield and NCF Debt Yield are based on the F5 Tower Senior Loan.

Appraisal. The appraiser concluded to an “as-is” appraised value of $470,000,000 as of November 5, 2019.

Environmental Matters. According to the Phase I environmental site assessment dated November 26, 2019, there was no evidence of any recognized environmental conditions at the F5 Tower Property.

Market Overview and Competition. The F5 Tower Property is located in the financial district of the central business district of Seattle, Washington. Seattle’s financial district contains approximately 50% of the total leasable office space in the Seattle central business district, including a number of trophy office towers such as Columbia Center, Two Union Square, 1201 Third Avenue, the Russell Investments Center, Fourth & Madison and U.S. Bank Centre. The F5 Tower Property is located on 5th Avenue between Marion Street and Columbia Street, a corner that has seen over $1.1 billion of capital investment over the past 18 months, including new Class A office space, luxury hotel keys, restaurants and entertainment. The area is also the center of Seattle’s cultural life including Benaroya Hall (home of the Seattle Symphony), the Seattle Art Museum, Pike Place Market and the Washington State Convention and Trade Center. Primary access through the Seattle metropolitan area is provided by Interstate 5, a north-south highway running from Canada to Mexico, and Highway 99, a recently completed four-lane underground tunnel providing access through downtown Seattle. The area is also served by King County Metro bus transit, Link Light Rail, Sounder Commuter Rail and two streetcar lines. King County Metro was ranked the best large transit system in 2018 by the American Public Transportation Organization. In total, there are 32 transit options within three blocks of the F5 Tower Property.

According to the appraisal, Seattle’s population has grown 18.7% since 2010. In 2018, the city was ranked as the #1 tech growth market in North America by CBRE with over 167,000 tech jobs and over 100 tech firm expansions from the Bay Area. Since 2016, the

A-3-48

Office - CBD	Loan #4	Cut-off Date Balance:	$40,000,000
801 5th Avenue	F5 Tower	Cut-off Date LTV:	39.4%
Seattle, WA 98104		U/W NCF DSCR:	3.32x
		U/W NOI Debt Yield:	13.0%

high-tech job base in Seattle has grown by 26%. Notable technology tenants with presence in the Seattle central business district are Amazon, DocuSign, F5 Networks and Dropbox.

Submarket Information - According to the appraisal, the F5 Tower Property is located in the Downtown Seattle submarket within the Puget Sound office market. As of the third quarter of 2019, the Downtown Seattle office submarket reported a total Class A inventory of approximately 26.9 million square feet with a 5.1% vacancy rate. The concluded market rent, according to the appraisal, is $45.00 per square foot.

The following table presents certain information relating to the appraiser’s market rent conclusions for the F5 Tower Property:

Market Rent Summary(1)

	Floors 20-26	Floors 27-33	Floors 34-40	Floors 41-46	Floors 47-48
Market Rent (PSF)	$42.00	$44.00	$46.00	$48.00	$50.00
Lease Term (Years)	10	10	10	10	10
Free Rent Months	5	5	5	5	5
Lease Type (Reimbursements)	NNN	NNN	NNN	NNN	NNN
Rent Increase Projection	2.75% per annum	2.75% per annum	2.75% per annum	2.75% per annum	2.75% per annum
Tenant Improvements (New Tenants) (PSF)	$70.00	$70.00	$70.00	$70.00	$70.00
Tenant Improvements (Renewals) (PSF)	$35.00	$35.00	$35.00	$35.00	$35.00

(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales pertaining to the F5 Tower Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sales Price (PSF)	Indicated Value (PSF)
Westlake Tower	Seattle, WA	355,580	Oct-19	$236,000,000	$663.70	$896.00
Troy Block	Seattle, WA	811,463	Mar-19	$740,000,000	$911.93	$884.00
400 Fairview Building	Seattle, WA	349,152	Jul-18	$338,425,250	$969.28	$907.00
202 Westlake	Seattle, WA	130,710	May-18	$129,500,000	$990.74	$876.00
Dexter Station	Seattle, WA	345,992	May-17	$286,000,000	$826.61	$848.00

(1)	Information obtained from the appraisal.

A-3-49

Office - CBD	Loan #4	Cut-off Date Balance:	$40,000,000
801 5th Avenue	F5 Tower	Cut-off Date LTV:	39.4%
Seattle, WA 98104		U/W NCF DSCR:	3.32x
		U/W NOI Debt Yield:	13.0%

The following table presents certain information relating to comparable properties to F5 Tower Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Occupancy	Lease Term	Tenant Size (SF)	Annual Base Rent PSF(2)	TI Allowance PSF	Lease Type
Madison Centre 505 Madison Street Seattle, WA	2018/NAP	753,869	0.0 miles	94.0%	10.0 Yrs	67,440	$42.00	$102.50	NNN
Fourth & Madison 925 Fourth Avenue Seattle, WA	2002/NAP	845,533	0.2 miles	97.0%	10.4 Yrs	11,670	$42.00	$100.00	NNN
1201 Third 1201 Third Avenue Seattle, WA	1988/NAP	1,079,013	0.3 miles	92.0%	10.0 Yrs	22,571	$36.25	$80.00	Full Service
Rainier Square Development 1301 5th Avenue Seattle, WA	2020/NAP	994,567	0.3 miles	100.0%	15.0 Yrs	722,000	$39.00	$75.00	NNN
2+U Building 1201 2nd Avenue Seattle, WA	2019/NAP	701,000	0.4 miles	60.0%	14.0 Yrs	199,221	$48.00	$100.00	NNN
2+U Building 1201 2nd Avenue Seattle, WA	2019/NAP	701,000	0.4 miles	60.0%	12.3 Yrs	120,886	$45.50	$97.50	NNN
2+U Building 1201 2nd Avenue Seattle, WA	2019/NAP	701,000	0.4 miles	60.0%	12.5 Yrs	90,848	$42.50	$90.00	NNN
Two Union Square 601 Union Street Seattle, WA	1989/NAP	1,164,046	0.4 miles	97.0%	5.0 Yrs	7,219	$47.00	$15.00	Full Service

(1)	Information obtained from appraisal.

(2)	Annual Base Rent PSF captures each tenant’s NNN equivalent rent.

Escrows.

Real Estate Taxes – At origination, the borrower was required to escrow $644,935 for real estate taxes. The borrower is required to make monthly payments of one-twelfth of the taxes payable during the next twelve months, currently equal to $214,978.

Insurance – The borrower will not be required to make monthly payments of one-twelfth of the insurance premiums the lender estimates will be payable during the next twelve months as long as the borrower maintains a blanket policy acceptable to the lender.

Replacement Reserve – Upon the occurrence and during the continuance of a Trigger Period (as defined below), the cash management bank will be directed to deposit into escrow, and in the event of any shortfall from funds on deposit with the cash management bank, the borrower will pay the lender 1/12th of $0.20 per square foot per annum each month, totaling approximately $8,592 per month.

Lease Sweep Reserve – During the continuance of a Trigger Period, the borrower is required to escrow approximately $64,440 subject to the Lease Sweep Reserve Cap (as defined below) into a lease sweep reserve to be disbursed as described in the F5 Tower Whole Loan documents. During a Trigger Period, the Lease Sweep Reserve will be paid subsequent to the replacement reserves.

Lockbox and Cash Management. The F5 Tower Whole Loan documents require a hard lockbox with springing cash management. At origination, the borrower was required to deliver written instructions to tenants directing them to deposit all rents payable under such leases directly into a lender-controlled lockbox account. The F5 Tower Whole Loan documents require that all rents and other funds from operations received by the borrower or the property manager be deposited into the lockbox within two business days after receipt and that the parking manager deposit parking net operating income into the lockbox on a monthly basis in accordance with the parking management agreement.

Prior to the ARD and in the absence of a Trigger Period, funds in the lockbox account will be transferred daily to a borrower operating account. Prior to the ARD and during a Trigger Period (while no event of default is continuing), (i) all amounts in the lockbox account are to be transferred daily for the payment, among other things, of the debt service under the F5 Tower Whole Loan and F5 Tower Mezzanine Loan (as defined below), monthly escrows and other expenses described in the F5 Tower Whole Loan documents in accordance with the F5 Tower Whole Loan documents and (ii) to the extent that there is excess cash flow after the payment of reserves, the excess cash flow will be applied at the borrower’s request to pay operating costs and expenses, leasing costs, accounting costs, funds sufficient to make required REIT distributions and other expenses reasonably approved by the lender. After the ARD, all amounts in the lockbox account are to be transferred daily for the payment of, among other things, debt service under the F5 Tower Whole Loan and F5 Tower Mezzanine Loan, monthly escrows, Accrued Interest and other expenses described in the F5 Tower Whole Loan documents in accordance with the F5 Tower Whole Loan documents.

A-3-50

Office - CBD	Loan #4	Cut-off Date Balance:	$40,000,000
801 5th Avenue	F5 Tower	Cut-off Date LTV:	39.4%
Seattle, WA 98104		U/W NCF DSCR:	3.32x
		U/W NOI Debt Yield:	13.0%

A “Trigger Period” will commence upon (i) January 6, 2030, (ii) an event of default under the F5 Tower Whole Loan documents, (iii) a Low Debt Yield Period (as defined below), (iv) a Lease Sweep Period or (v) an event of default under the F5 Tower Mezzanine Loan documents. A Trigger Period will cease upon: with respect to clause (ii), the cure and acceptance of the cure by the lender of such event of default; with respect to clause (iii), the end of a Low Debt Yield Period; with respect to clause (iv), the end of such Lease Sweep Period; and with respect to clause (v), receipt of notice from the mezzanine lender that the event of default has been cured or waived.

A “Low Debt Yield Period” will commence if, as of the last day of a calendar quarter, (a) the F5 Tower Property is not fully leased to F5 Networks, one or more investment grade entities in accordance with the F5 Tower Whole Loan documents or tenants otherwise approved by the lender and (b) the F5 Tower Whole Loan debt yield (with a numerator equal to the gross income from operations less expenses and reserves and a denominator equal to the outstanding principal balance of the F5 Tower Whole Loan) is less than 6.4% or the aggregate debt yield is less than 5.5% (with a numerator equal to gross income from operations less expenses and reserves and a denominator equal to the outstanding principal balance of the F5 Tower Whole Loan and the F5 Tower Mezzanine Loan). A Low Debt Yield Period will end when the F5 Tower Whole Loan debt yield is greater than or equal to 6.4% and the aggregate debt yield of the F5 Tower Whole Loan plus the F5 Tower Mezzanine Loan is greater than or equal to 5.5% for at least two consecutive calculation dates. The borrower also has the option to avoid a Low Debt Yield Period by (i) delivering a letter of credit as collateral for the F5 Tower Whole Loan in an amount equal to the Low Debt Yield Avoidance Amount (as defined below) or (ii) after the 24th payment date, prepaying the outstanding principal balance of the F5 Tower Whole Loan in an amount equal to the Low Debt Yield Avoidance Amount in accordance with the F5 Tower Whole Loan documents.

The “Low Debt Yield Avoidance Amount” is the amount that the then outstanding principal balance of the F5 Tower Whole Loan would need to be reduced in order for the F5 Tower Whole Loan debt yield to equal 6.4% and the aggregate debt yield of the F5 Tower Whole Loan plus the F5 Tower Mezzanine Loan to equal 5.5%.

A “Lease Sweep Period” will commence on the first payment date prior to the ARD following the earliest to occur of (i)(a) a Lease Sweep Tenant Party (as defined below) terminating all or at least 40,000 square feet of space (or, if a full floor of space is less than 40,000 square feet, a full floor of space), upon the effective date of such termination or (b) a Lease Sweep Tenant Party delivering written notice to the borrower or property manager of intent to terminate 40,000 or more square feet of space, upon the later of the date that is 36 months prior to the lease expiration date and the date the written notice is received; (ii) the date that is 10 months prior to the ARD unless F5 Networks does not exercise its Early Termination Right; (iii) a Lease Sweep Tenant Party going dark on 50% or more of its space, subject to certain exceptions set forth in the F5 Tower Whole Loan documents; (iv) a monetary default or material non-monetary default under the (a) F5 Networks lease or (b) an F5 Networks replacement lease for at least 75% of the square feet demised under the F5 Networks lease, if applicable; or (v) bankruptcy proceedings of a Lease Sweep Tenant Party. A Lease Sweep Period will end upon the earliest of, with respect to clauses (i) and (ii) above, each of (a) one or more replacement tenants acceptable to the lender executing leases accounting for at least 75% of the rentable square feet demised under the F5 Networks lease, (b) after giving effect to such replacement lease(s), the F5 Tower Whole Loan debt yield being at least 8.14% and the aggregate debt yield of the F5 Tower Whole Loan and F5 Tower Mezzanine Loan being at least 7.00% and (c) certain occupancy conditions as described in the F5 Tower Whole Loan documents are satisfied (and in the case of a Lease Sweep Period under clause (i) above, the borrower may prepay the outstanding principal balance of the F5 Tower Whole Loan in accordance with the F5 Tower Whole Loan documents in order to satisfy such debt yield conditions); with respect to clause (iii) above, either (a) one or more replacement tenants acceptable to the lender executing leases accounting for at least 75% of the rentable square feet demised under the F5 Networks lease and certain occupancy conditions under the F5 Tower Whole Loan being satisfied or (b) the entirety of the space vacated being subleased to an investment grade entity in accordance with the F5 Tower Whole Loan documents that is paying rent at a rate at least equal to the lease for the Lease Sweep Tenant Party; with respect to clause (iv) above, the default being cured and no other default occurring for a period of three consecutive months following such cure; with respect to clause (v) above, the bankruptcy proceeding being terminated or the applicable lease has been affirmed, assumed or assigned in a manner satisfactory to the lender; and with respect to clauses (i), (ii), (iii) and (iv) above, the date on which the aggregate amount of funds transferred to the lease sweep reserve account equals the Lease Sweep Reserve Cap (as defined below).

Other than a Lease Sweep Period regarding an insolvency event, the borrower may prevent the Lease Sweep Period by (i) posting a letter of credit equal to the Lease Sweep Reserve Cap or (ii) (x) delivering a guaranty satisfactory to the lender from up to two guarantors considered investment grade (“BBB-” or equivalent) by at least two of S&P, Fitch and Moody’s and that maintain an aggregate minimum net worth of $350,000,000 and liquidity of $50,000,000 or (y) subject to (A) rating agency confirmation, (b) approval of the mezzanine lender and (C) the lender’s receipt of a guaranty that is satisfactory in form and substance from a guarantor acceptable to the lender in an amount equal to the Lease Sweep Reserve Cap (if more than one event has occurred under a Lease Sweep Period, the applicable amount will be the greatest Lease Sweep Reserve Cap).

The “Lease Sweep Reserve Cap” will mean (a) with respect to a Lease Sweep Period caused by clause (i) above, $75.00 per rentable square foot of the terminated space; (b) with respect to a Lease Sweep Period caused by clause (ii) above, $38,663,850 ($75.00 per rentable square foot leased to F5 Networks); (c) with respect to a Lease Sweep Period caused by clause (iv) above, $75.00 per rentable square foot of the related defaulted lease; or (d) with respect to a Lease Sweep Period caused by clause (iii) above, $75.00 per rentable square foot of applicable dark space; provided that the aggregate Lease Sweep Reserve Cap for all concurrent Lease Sweep Period triggers may not exceed $38,663,850.

A-3-51

Office - CBD	Loan #4	Cut-off Date Balance:	$40,000,000
801 5th Avenue	F5 Tower	Cut-off Date LTV:	39.4%
Seattle, WA 98104		U/W NCF DSCR:	3.32x
		U/W NOI Debt Yield:	13.0%

A “Lease Sweep Tenant Party” will mean (a) F5 Networks, (b) a tenant under one or more F5 Networks replacement leases for at least 75% of the rentable square feet demised under the F5 Networks lease or (c) a direct or indirect parent company of either of the foregoing.

Property Management. The F5 Tower Property is managed by Urban Renaissance Property Company LLC, a full-service commercial real estate firm engaged in acquisitions, development, management and ownership in Seattle and Bellevue, Washington, Portland, Oregon and Denver, Colorado.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. On December 19, 2019, Barclays and DBRI funded the F5 Tower Subordinate Loan in the aggregate amount of $112,600,000. The F5 Tower Subordinate Loan will be an asset of the BBCMS 2020-C6 securitization trust but will not be pooled together with the other mortgage loans and payments of interest and principal received in respect of the F5 Tower Subordinate Loan will be available to make distributions in respect of the loan-specific classes of certificates only. The F5 Tower Subordinate Loan has an initial interest rate of 3.69868% per annum and is coterminous with the F5 Tower Senior Loan. Following the ARD, to the extent that the F5 Tower Whole Loan is outstanding, the F5 Tower Whole Loan will accrue interest at the Adjusted Interest Rate. The relative rights and obligations of the holders of the F5 Tower Senior Loan and the F5 Tower Subordinate Loan are governed by the terms of a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The F5 Tower Whole Loan” in the Prospectus. Based on the F5 Tower Whole Loan, the Cut-off Date LTV Ratio, Maturity or ARD Date LTV Ratio, UW NCF DSCR and UW NOI Debt Yield are 63.3%, 63.3%, 2.07x and 8.1%, respectively.

Additionally, a $48,500,000 mezzanine loan was funded concurrently with the origination of the F5 Tower Whole Loan (the “F5 Tower Mezzanine Loan”), which is secured by the direct equity ownership in the borrower. Following loan origination, the F5 Tower Mezzanine Loan was sold to a third party investor. The F5 Tower Mezzanine Loan accrues interest at a rate of (i) prior to the ARD, 6.15000% per annum (the “Mezzanine Initial Interest Rate”) (or, when applicable pursuant to the F5 Tower Mezzanine Loan documents, the default rate) and (ii) from and after the ARD, to the extent that the F5 Tower Mezzanine Loan is outstanding, the F5 Tower Mezzanine Loan will accrue interest at a rate equal to the greater of (a) the Mezzanine Initial Interest Rate plus 2.50% and (b) when applicable pursuant to the F5 Tower Mezzanine Loan documents, the default rate (the “Mezzanine Adjusted Interest Rate”). The “Mezzanine Accrued Interest” is the difference between (i) interest accrued on the F5 Tower Mezzanine Loan at the Mezzanine Adjusted Interest Rate and (ii) interest accrued on the F5 Tower Mezzanine Loan at the Mezzanine Initial Interest Rate. The Mezzanine Accrued Interest will be deferred and will be paid on the maturity date for the F5 Tower Mezzanine Loan to the extent not paid sooner by the F5 Tower Mezzanine Loan borrower. The F5 Tower Mezzanine Loan may not be prepaid without a simultaneous prepayment of the F5 Tower Whole Loan. Including the F5 Tower Whole Loan and F5 Tower Mezzanine Loan, the total Cut-off Date LTV, Maturity Date or ARD LTV Ratio, total UW NCF DSCR and total UW NOI Debt Yield are 73.6%, 73.6%, 1.63x and 6.9%, respectively. The lenders of the F5 Tower Whole Loan have entered into an intercreditor agreement with the F5 Tower Mezzanine Loan lenders, which agreement governs their relationship.

Leasehold. The collateral consists of the borrower’s fee interest in the office condominium, 259 borrower-owned spaces in a parking garage (consisting of the borrower’s fee ownership of 217 parking spaces and a permanent easement with to the use of 42 parking spaces) and an additional 63 parking spaces leased from The Rainier Club through September 30, 2026. The 63 parking spaces subject to the leasehold interest account for 19.6% of the spaces and 11.5% of the parking income (0.7% of total effective gross income).

Terrorism Insurance. The F5 Tower Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the F5 Tower Property, as well as business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

Earthquake Insurance. The F5 Tower Property is located within seismic zone 3 and has a probable maximum loss of 9%. The F5 Tower Whole Loan documents require earthquake insurance in amounts acceptable to the lender in form and substance. The borrower obtained earthquake insurance with a limit of $40.0 million per occurrence and in the annual aggregate.

A-3-52

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A-3-53

Retail - Anchored	Loan #5	Cut-off Date Balance:	$38,520,000
3001 South Las Vegas Boulevard	Silver City Plaza	Cut-off Date LTV:	63.7%
Las Vegas, NV 89109		U/W NCF DSCR:	1.73x
		U/W NOI Debt Yield:	7.5%

ROSS
CONVENTION CENTER
Cosmetics

ROSS
DRESS FOR LESS

ROSS
DENNY'S
ALWAYS OPEN
DENNY'S

INJURY • ACCIDENT
GOLIGHTLY
Encore
3001
ATM
TICKETS & TOURS
ROSS
DENNY'S

A-3-54

Retail - Anchored	Loan #5	Cut-off Date Balance:	$38,520,000
3001 South Las Vegas Boulevard	Silver City Plaza	Cut-off Date LTV:	63.7%
Las Vegas, NV 89109		U/W NCF DSCR:	1.73x
		U/W NOI Debt Yield:	7.5%

Silver City Plaza
3001 South Las Vegas Boulevard
Las Vegas, NV 89109
LAS VEGAS
Las Vegas Strip
CLARK COUNTY
Downtown Las Vegas 4 miles
STRATOSPHERE
Arizona Coll. of Nursing - Las Vegas
Little Vegas Chapel
W. Sahara Ave.
The Foundry at SLS
SLS LAS VEGAS
SAHARA
Artisan Hotel Boutique
PALACE STATION
Las Vegas Festival Grounds
Las Vegas Freeway
Sammy Davis Jr. Dr.
S. Las Vegas Blvd.
Desert Moon Productions
Adventuredome Theme Park
CIRCUS CIRCUS
DREW LAS VEGAS
WESTGATE
Freedom Meats Inc.
RESORTS WORLD LAS VEGAS
WESTGATE LAS VEGAS
Las Vegas Convention Center
KKVV Radio
Desert Inn Rd.
TRUMP INTERNATIONAL HOTEL LV
Courtyard by Marriott
L.V. CONV. CENTER
ENCORE LAS VEGAS
The Center at Spring Mountain
Fashion Show Mall
WYNN LAS VEGAS
Wynn Las Vegas Golf Club
LAS VEGAS MONORAIL
Spring Mountain Rd.
Wynn Esplanade
TREASURE ISLAND
MARDI GRAS HOTEL & CASINO
MIRAGE-TREASURE ISLAND TRAM
Outdoor Gondola Rides
THE VENETIAN
Sands Expo and Convention Center
Sands Ave.
E. Twain Ave
Twain Ave.
THE MIRAGE
Madam Tussauds LV
Freeway
Rio Pavilion Conference Center
CASINO ROYAL
The Forum Shops at Caesars
HARRAH'S LAS VEGAS
HARRAH'S/ THE LINQ
Koval Ln.
Paradise Rd.
Valley View Blvd.
THE LINQ
HOLIDAY INN CLUB LAS VEGAS
RIO HOTEL AND CASINO
The Colosseum
O'Shea's Casino
GOLD COAST
CAESAR'S PALACE
FLAMINGO LAS VEGAS
FLAMINGO/ CAESAR'S PALACE
The Meridian Luxury Condos
W. Flamingo Rd.
THE CROMWELL
WESTIN
Flamingo Rd.
PALMS CASINO RESORT
Via Bellagio
Grand Bazaar Shops
BALLY'S
THE PLATINUM HOTEL
TUSCANY SUITES & CASINO
Fountains at Bellagio
BALLAGIO
PARIS LAS VEGAS
BALLY'S/ PARIS
Miracle MileShops
HARD ROCK HOTEL & CASINO
BELLAGIO-CITY CENTER-MONTE CARLO TRAM
THE COSMOPOLITAN OF LAS VEGAS
PLANET HOLLYWOOD
VDARA HOTEL & SPA
Harmon Ave.
ARIA RESORT & CASINO
Veer Towers
Harley Davidson Cafe
WYNDHAM GRAND DESERT
ALEXIS PARK
UNLV 2 miles
Panorama Towers
CITY CENTER
Polo Towers
THE SIGNATURE @ MGM GRAND
Aria Convention Center
MANDARIN ORIENTAL
Hawaiian Marketplace
Grand Garden Arena
Conference Center
Industrial Rd.
Frank Sinatra Dr.
MONTE CARLO
Hard Rock Cafe LV
Rue de Monte Carlo
Showcase Mall
MGM Shops
McCarran International Airport
Nevada Beverage Co. (Budweiser/ Bud Light)
T-Mobile Arena
NEW YORK NEW YORK
MGM GRAND
MGM GRAND
David Copperfield Theatre
Tropicana Ave.
Tropicana Ave.
EXCALIBUR
THE NEW TROPICANA
HOOTERS CASINO HOTEL
Grand Canyon Helicopters
15
589
592
NORTH LAS VEGAS
LAS VEGAS
SPRING MTS.
Summerlin
Sunrise Manor
Downtown
Winchester
MUDDY MTS.
LV Strip
CLARK COUNTY
Enterprise
HENDERSON
Nellis Air Force Base

A-3-55

No. 5 – Silver City Plaza

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Ladder Capital Finance LLC		Single Asset/Portfolio:	Single Asset
	Original Principal Balance:	$38,520,000		Property Type – Subtype:	Retail – Anchored
	Cut-off Date Balance:	$38,520,000		Location:	Las Vegas, NV
	% of Initial Pool Balance:	4.0%		Size:	41,583 SF
	Loan Purpose:	Acquisition		Cut-off Date Balance Per SF:	$926.34
	Borrower Sponsor:	Elyahu Cohen		Maturity Date Balance Per SF:	$926.34
	Guarantor:	Elyahu Cohen		Year Built/Renovated:	2005/NAP
	Mortgage Rate:	4.1550%		Title Vesting:	Fee
	Note Date:	December 27, 2019		Property Manager:	Self-managed
	Seasoning:	1 month		Current Occupancy (As of):	100.0% (11/20/2019)
	Maturity Date:	January 6, 2030		YE 2018 Occupancy:	100.0%
	IO Period:	120 months		YE 2017 Occupancy:	100.0%
	Loan Term (Original):	120 months		YE 2016 Occupancy:	100.0%
	Amortization Term (Original):	NAP		YE 2015 Occupancy:	100.0%
	Loan Amortization Type:	Interest-only, Balloon		As-Is Appraised Value:	$60,500,000
	Call Protection:	L(25),D(90),O(5)		As-Is Appraised Value Per SF:	$1,454.92
	Lockbox Type:	Hard/Springing Cash Management		As-Is Appraisal Valuation Date:	November 26, 2019
	Additional Debt:	None		Underwriting and Financial Information
	Additional Debt Type (Balance):	NAP		TTM NOI (10/31/2019):	$2,660,989
				YE 2018 NOI:	$2,629,166
				YE 2017 NOI:	$2,606,135
				YE 2016 NOI(2):	NAV
				U/W Revenues:	$3,363,071
				U/W Expenses:	$492,778
Escrows and Reserves(1)				U/W NOI:	$2,870,293
	Initial	Monthly	Cap	U/W NCF:	$2,812,077
Taxes	$38,976	$7,795	NAP	U/W DSCR based on NOI/NCF:	1.76x / 1.73x
Insurance	$11,082	Springing	NAP	U/W Debt Yield based on NOI/NCF:	7.5% / 7.3%
Replacement Reserve	$0	$520	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	7.5% / 7.3%
TI/LC Reserve	$0	$4,332	NAP	Cut-off Date LTV Ratio:	63.7%
#Hashtag TI/LC Funds	$120,900	$0	NAP	LTV Ratio at Maturity:	63.7%
#Hashtag Prepaid Rent	$24,077	$0	NAP

Sources and Uses
Sources			Uses
Original loan amount	$38,520,000	64.2%	Purchase price	$59,250,000	98.8%
Borrower Sponsor contribution	21,440,318	35.8	Closing costs	515,283	0.9
			Upfront reserves	195,035	0.3
Total Sources	$59,960,318	100.0%	Total Uses	$59,960,318	100.0%

(1)	See “Escrows” section for a full description of Escrows and Reserves.
(2)	Historical financials prior to 2017 are unavailable as the Silver City Property (as defined below) was acquired in 2020. As such, the borrower sponsor was not provided full historical financials.

The Mortgage Loan. The mortgage loan (the “Silver City Plaza Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a 41,583 square foot anchored retail center located in Las Vegas, Nevada (the “Silver City Plaza Property”).

The Borrower and Borrower Sponsor. The borrower is EC 3001 South Las Vegas Boulevard LLC (the “Silver City Plaza Borrower”) a Delaware limited liability company and single purpose entity. Legal counsel to the Silver City Plaza Borrower delivered a non-consolidation opinion in connection with the origination of the Silver City Plaza Mortgage Loan. The nonrecourse carve-out guarantor and borrower sponsor of the Silver City Plaza Mortgage Loan is Elyahu Cohen.

Mr. Cohen has 24 years of experience investing in real estate and has a portfolio of 25 properties comprised of hotels, malls, commercial condominiums and mixed-use buildings. Mr. Cohen has ownership in two other properties in Las Vegas, including the Walgreens located adjacent to the Silver City Plaza Property, and Showcase Mall II, and is the owner of Regal Home Collections, an import and wholesales textiles business, based in New York City.

A-3-56

Retail - Anchored	Loan #5	Cut-off Date Balance:	$38,520,000
3001 South Las Vegas Boulevard	Silver City Plaza	Cut-off Date LTV:	63.7%
Las Vegas, NV 89109		U/W NCF DSCR:	1.73x
		U/W NOI Debt Yield:	7.5%

The Property. The Silver City Plaza Property is a 41,583 square foot retail center in Las Vegas, Nevada. Built in 2005, the Silver City Plaza Property is located on the Las Vegas Strip on a 1.9 acre site at the northeast corner of Las Vegas Boulevard and Convention Center Drive. The Silver City Plaza Property is situated adjacent to the Las Vegas Convention Center expansion project, across from Resorts World by Genting Group and in proximity to the Drew, Wynn/Encore and other Las Vegas Strip attractions. The Silver City Plaza Property contains 210 surface parking spaces, resulting in a parking ratio of 5.05 spaces per 1,000 square feet of net rentable area. As of November 20, 2019, the Silver City Plaza Property was 100.0% occupied by 5 national, regional and local tenants. In addition, there are two owned billboard signs that are leased to Lamar Central Outdoor, LLC, which has leased the billboard space since 2014. The largest tenants at the Silver City Plaza Property are Ross Dress for Less and Denny’s, who are original tenants at the Silver City Plaza Property and have exercised multiple extension options. Ross Dress for Less and 7-Eleven have been at the Silver City Plaza Property since 2005. The Silver City Plaza Property has been able to maintain 100% year end occupancy over the last 15 years.

Major Tenants.

Largest Tenant: Ross Dress For Less (A2/A- by Moody’s/S&P; 32,000 square feet; 51.9% of underwritten base rent; 1/31/2025 lease expiration) – According to company financials, Ross Dress for Less is the largest off-price apparel and home fashion chain in the United States. As of February 2019, Ross Dress for Less has approximately 88,100 employees and operates 1,480 locations in 38 states, the District of Columbia, and Guam. As of February 2, 2019, Ross Dress for Less reported a net income of $1.6 billion and retail sales of $15.0 billion. Ross Dress for Less has been a tenant since 2005 with an upcoming lease expiration of January 2025 and 2, 5-year renew options remaining.

2nd Largest Tenant: Denny’s (4,765 square feet; 22.6% of underwritten base rent; 3/25/2025 lease expiration) – Denny’s is one of America’s largest franchised full-service restaurant chains. As of December 2018, Denny’s brand consisted of 1,709 franchised, licensed and company operated restaurants around the world with a combined sales of $2.9 billion, including 1,578 restaurants in the United States and 131 international locations. Denny’s has been a tenant since 2005 with an upcoming lease expiration of March 2025 with 1, 5-year renewal option remaining.

The following table presents certain information relating to the tenancy at the Silver City Plaza Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Anchor Tenants
Ross Dress For Less	NR/A2/A-	32,000	77.0%	$51.28	$1,640,960	51.9%	1/31/2025	2, 5-year	N
Denny’s	NR/NR/NR	4,765	11.5%	$150.00	$714,750	22.6%	3/25/2025	1, 5-year	N
#Hashtag Vegas	NR/NR/NR	2,418	5.8%	$109.18	$264,000	8.4%	1/31/2025	1, 5-year	N
7-Eleven	NR/Baa1/AA-	2,200	5.3%	$142.45	$313,390	9.9%	10/31/2024	None	N
Las Vegas Tickets	NR/NR/NR	200	0.5%	$900.00	$180,000	5.7%	10/31/2020	None	N
Total Major Tenants		41,583	100.0%	$74.86	$3,113,100	98.5%

Billboard Space(3)		0	0.0%	NAP	$48,000	1.5%

Occupied Collateral Total		41,583	100.0%	$76.02	$3,161,100	100.0%

Vacant Space		0	0.0%

Collateral Total		41,583	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through July 2020 totaling $313,865.
(3)

The billboard space is made up of two rooftop billboards, each generating $24,000 in annual U/W Base Rent pursuant to a lease expiring in December 2020. The tenant has leased the space since September 2014.

A-3-57

Retail - Anchored	Loan #5	Cut-off Date Balance:	$38,520,000
3001 South Las Vegas Boulevard	Silver City Plaza	Cut-off Date LTV:	63.7%
Las Vegas, NV 89109		U/W NCF DSCR:	1.73x
		U/W NOI Debt Yield:	7.5%

The following table presents certain information relating to tenant sales at the Silver City Plaza Property:

Tenant Sales (PSF)

Major Tenant Name	% of Total Annual U/W Base Rent	2016	2017	2018	Major Tenant Occupancy Cost(1)
Ross Dress for Less	51.9%	NAV	NAV	NAV	NAV
Denny’s	22.6%	$935	$1,081	$1,071	12.4%
#Hashtag Vegas	8.4%	NAV	NAV	NAV	NAV
7-Eleven	9.9%	$712	$783	$773	20.0%
Las Vegas Tickets	5.7%	NAV	NAV	NAV	NAV

(1)	Major Tenant Occupancy Cost is based on the underwritten base rent and underwritten reimbursements using 2018 tenant sales.

The following table presents certain information relating to the lease rollover schedule at the Silver City Plaza Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020(3)	3	200	0.5%	200	0.5%	$228,000	7.2%	$1,140.00
2021	0	0	0.0%	200	0.5%	$0	0.0%	$0.00
2022	0	0	0.0%	200	0.5%	$0	0.0%	$0.00
2023	0	0	0.0%	200	0.5%	$0	0.0%	$0.00
2024	1	2,200	5.3%	2,400	5.8%	$313,390	9.9%	$142.45
2025	3	39,183	94.2%	41,583	100.0%	$2,619,710	82.9%	$66.86
2026	0	0	0.0%	41,583	100.0%	$0	0.0%	$0.00
2027	0	0	0.0%	41,583	100.0%	$0	0.0%	$0.00
2028	0	0	0.0%	41,583	100.0%	$0	0.0%	$0.00
2029	0	0	0.0%	41,583	100.0%	$0	0.0%	$0.00
2030	0	0	0.0%	41,583	100.0%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	41,583	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	41,583	100.0%	$0	0.0%	$0.00
Total/Weighted Average	7	41,583	100.0%			$3,161,100	100.0%	$76.02

(1)	Information obtained from the underwritten rent roll.
(2)

Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)

Two of the tenants expiring in 2020 are comprised of two rooftop billboards, each generating $24,000 in annual U/W Base Rent pursuant to a lease expiring in December 2020. The tenant has leased the space since September 2014.

The following table presents historical occupancy percentages at the Silver City Plaza Property:

Historical Occupancy

12/31/2016(1)	12/31/2017(1)	12/31/2018(1)	11/20/2019(2)
100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the Silver City Plaza Borrower.
(2)	Information obtained from the underwritten rent roll.

A-3-58

Retail - Anchored	Loan #5	Cut-off Date Balance:	$38,520,000
3001 South Las Vegas Boulevard	Silver City Plaza	Cut-off Date LTV:	63.7%
Las Vegas, NV 89109		U/W NCF DSCR:	1.73x
		U/W NOI Debt Yield:	7.5%

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the underwritten net cash flow at the Silver City Plaza Property:

Cash Flow Analysis

	2017	2018	TTM 10/31/2019	U/W	%(1)	U/W $ per SF
Rents in Place	$2,700,751	$2,714,751	$2,734,752	$2,847,235	80.5%	$68.47
Contractual Rent Steps(2)	0	0	0	313,865	8.9	7.55
Grossed Up Vacant Space	0	0	0	0	0.0	0.00
Gross Potential Rent	$2,700,751	$2,714,751	$2,734,752	$3,161,100	89.3%	$76.02
Other Income	51,276	$51,174	$51,963	30,000(3)	0.8	0.72
Total Recoveries	307,335	300,101	304,195	347,396	9.8	8.35
Net Rental Income	$3,059,362	$3,066,026	$3,090,910	$3,538,496	100.0%	$85.09
(Vacancy & Credit Loss)	0	0	0	(175,425)(4)	(5.5)	(4.22)
Effective Gross Income	$3,059,362	$3,066,026	$3,090,910	$3,363,071	95.0%	$80.88

Real Estate Taxes	86,762	89,868	93,542	93,542	2.8	2.25
Insurance	10,309	10,700	10,715	66,492	2.0	1.60
Management Fee	92,474	92,974	93,813	100,892	3.0	2.43
Other Operating Expenses	263,681	243,318	231,851	231,851	6.9	5.58
Total Operating Expenses	$453,227	$436,860	$429,921	$492,778	14.7%	$11.85

Net Operating Income	$2,606,135	$2,629,166	$2,660,989	$2,870,293	85.3%	$69.03
Replacement Reserves	0	0	0	6,237	0.2	0.15
TI/LC	0	0	0	51,979	1.5	1.25
Net Cash Flow	$2,606,135	$2,629,166	$2,660,989	$2,812,077	83.6%	$67.63

NOI DSCR	1.60x	1.62x	1.64x	1.76x
NCF DSCR	1.60x	1.62x	1.64x	1.73x
NOI Debt Yield	6.8%	6.8%	6.9%	7.5%
NCF Debt Yield	6.8%	6.8%	6.9%	7.3%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(2)	Represents contractual rent steps through July 2020.
(3)	U/W Other Income consists of Denny’s Signage.
(4)	The underwritten economic vacancy is 5.0%. The Silver City Plaza Property was 100.0% leased as of November 20, 2019.

Appraisal.  As of the appraisal valuation date of November 26, 2019, the Silver City Plaza Property had an “as-is” appraised value of $60,500,000.

Environmental Matters.  According to a Phase I environmental site assessment dated December 5, 2019, there was no evidence of any recognized environmental conditions at the Silver City Plaza Property.

Market Overview and Competition.  The Silver City Plaza Property is located on the Las Vegas strip, on the northeast corner of Las Vegas Boulevard and Convention Center Drive. According to a third-party report, average daily traffic counts on the Las Vegas Boulevard and Convention Center Drive are approximately 58,100 and 9,200, respectively.

The Silver City Plaza Property is located one block from the Las Vegas Convention Center, which according to the appraisal, hosts 6.5 million annual convention visitors, and is currently undergoing a renovation that will add an additional 600,000 square feet of exhibit space, which is projected to generate an additional 433,000 convention visitors each year. The Silver City Plaza Property is located across the street from Genting Group’s Resorts World Las Vegas, which is an 88-acre $4.3 billion development. The Genting Group’s Resorts World Las Vegas is expected to be completed in 2020 and consist of over 3,500 hotel rooms and 350,000 square feet of meeting space. The Silver City Plaza Property is located one block from the development site for The Drew, a Marriott brand casino hotel which is being developed by Steve Witkoff and is anticipated to open in 2022 with 3,780 rooms, a casino, more than 550,000 square feet of convention and meeting space, plus food and beverage, retail spa, and nightlife venues. The Drew development is expected to cost approximately $3.1 billion.

According to the appraisal, the 2019 estimated population within a one-, three-, and five-mile radius is 20,613, 198,220, and 435,423, respectively. The average household income within a one-mile radius is $94,853.

A-3-59

Retail - Anchored	Loan #5	Cut-off Date Balance:	$38,520,000
3001 South Las Vegas Boulevard	Silver City Plaza	Cut-off Date LTV:	63.7%
Las Vegas, NV 89109		U/W NCF DSCR:	1.73x
		U/W NOI Debt Yield:	7.5%

Appraiser’s Comp Set – The appraiser identified three primary competitive properties for the Silver City Plaza Property totaling approximately 325,664 square feet, and which reported an average occupancy rate of approximately 96.8%.  The appraiser concluded to net market rents for the Silver City Plaza Property of $70.00 per square foot, for large Las Vegas strip retail space, $165.00 per square foot for Las Vegas strip retail space, and $750.00 per square foot for small Las Vegas retail space.

The following table presents certain information relating to the appraiser’s market rent conclusion for the Silver City Plaza Property:

Market Rent Summary(1)

	Large LV Strip Retail Space	LV Strip Retail Space	Small LV Strip Retail Space
Market Rent (PSF)	$70.00	$165.00	$750.00
Lease Term (Years)	10	10	5
Lease Type (Reimbursements)	NNN	NNN	NNN
Rent Increase Projection	10.0%	3.0%	3.0%

(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales for the Silver City Plaza Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
Bonanza Gift & Souvenir	Las Vegas, NV	36,000	Oct-16	$50,000,000	$1,388.89
Miracle Mile Shops	Las Vegas, NV	501,522	Oct-16	$1,080,000,000	$2,153.44
Fashion Show Mall	Las Vegas, NV	1,324,798	Jul-16	$1,250,000,000	$943.54
Crystals at City Center	Las Vegas, NV	262,327	Apr-16	$1,112,000,000	$4,238.98
Showcase Island Plaza	Las Vegas, NV	43,530	Dec-15	$82,850,000	$1,903.29
Showcase Mall Phase III	Las Vegas, NV	97,320	Jan-15	$139,500,000	$1,433.42

(1)	Information obtained from the appraisal.

A-3-60

Retail - Anchored	Loan #5	Cut-off Date Balance:	$38,520,000
3001 South Las Vegas Boulevard	Silver City Plaza	Cut-off Date LTV:	63.7%
Las Vegas, NV 89109		U/W NCF DSCR:	1.73x
		U/W NOI Debt Yield:	7.5%

The following table presents certain information relating to four comparable leases of inline tenants to those at the Silver City Plaza Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Occupancy	Lease Term	Tenant Size	Annual Base Rent PSF	Lease Type
Showcase Mall Phase I 3785 S. Las Vegas Blvd. Las Vegas, NV	1996/2004	184,814	2.2 miles	100.0%	10.0 Yrs	30,313 SF	$50.00	NNN
Showcase Mall Phase I 3785 S. Las Vegas Blvd. Las Vegas, NV	1996/2004	184,814	2.2 miles	100.0%	10.0 Yrs	12,885 SF	$123.50	NNN
Showcase Mall Phase III 3771 S. Las Vegas Blvd. Las Vegas, NV	2009/NAP	97,320	2.2 miles	100.0%	10.4 Yrs	30,444 SF	$58.22	NNN

(1)	Information obtained from the appraisal.

Escrows.

Real Estate Taxes – The Silver City Plaza Mortgage Loan documents require an upfront real estate tax reserve of $38,976 and ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be necessary to pay taxes over the then succeeding twelve months (initially $7,795).

Insurance – The Silver City Plaza Mortgage Loan documents require an upfront insurance reserve of $11,082 and ongoing monthly reserves for insurance in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable during the next twelve months. Insurance escrows are waived so long as no Cash Management Trigger Event has occurred, an acceptable blanket policy is in place and the Silver City Plaza Borrower provides the lender evidence of renewal of such policy.

Replacement Reserves – The Silver City Plaza Mortgage Loan documents require ongoing monthly replacement reserves of $520.

TI/LC Reserves - The Silver City Plaza Mortgage Loan documents require ongoing monthly tenant improvements and leasing commissions reserves of $4,332.

#Hashtag TI/LC Funds - The Silver City Plaza Mortgage Loan documents require an upfront reserve of $120,900 for tenant improvements for #Hashtag Vegas.

#Hashtag Prepaid Rent - The Silver City Plaza Mortgage Loan documents require an upfront reserve of $24,077 for prepaid rent for #Hashtag Vegas to be used for their February 2020 rent payment.

Lockbox and Cash Management. The Silver City Plaza Mortgage Loan documents require a hard lockbox with springing cash management (which will be triggered upon the occurrence of a Cash Management Trigger Event (as defined below)). The Silver City Plaza Mortgage Loan documents require the Silver City Plaza Borrower to deliver written notification to the tenants to deposit all rents payable under each lease directly into the lockbox account, which is already in place. The Silver City Plaza Mortgage Loan documents also require that all rents received by the Silver City Plaza Borrower or the property manager be deposited into the lockbox account within three (3) business days of receipt. Absent a Cash Management Trigger Event, all funds collected in the lockbox account will disbursed daily to the Silver City Plaza Borrower. During the occurrence of a Cash Management Trigger Event, all amounts in the lockbox account are to be transferred daily into a lender controlled cash management account and distributed monthly for the payment of, among other things, debt service, monthly escrows, and default interest (if applicable).

A “Cash Management Trigger Event” will commence upon the occurrence of the following:

(i)	an event of default under the loan agreement or by the Silver City Plaza Borrower under the property management agreement;

(ii)	the debt service coverage ratio for the Silver City Plaza Property falling below 1.45x;

(iii)

any tenant occupying more than 20% (physical or economic occupancy) (a “Significant Tenant”) ceasing to conduct, or giving notice of its intent to cease to conduct, its normal business operations at substantially all of its leased premises (including by subleasing substantially all of its leased premises);

(iv)	any Significant Tenant (or such tenant’s parent, if applicable) becoming insolvent or filing for bankruptcy; or

(v)

any Significant Tenant failing to extend or renew its lease in accordance with its terms or on terms otherwise acceptable to lender, at least six months prior to the expiration of the applicable Significant Tenant’s lease.

A-3-61

Retail - Anchored	Loan #5	Cut-off Date Balance:	$38,520,000
3001 South Las Vegas Boulevard	Silver City Plaza	Cut-off Date LTV:	63.7%
Las Vegas, NV 89109		U/W NCF DSCR:	1.73x
		U/W NOI Debt Yield:	7.5%

A Cash Management Trigger Event with end upon the occurrence of:

●

with regard to clause (i) above, (a) such event of default having been cured under the Silver City Plaza Mortgage Loan or management agreement, as applicable, or (b) a replacement manager acceptable to the lender having been put in place, as applicable;

●	with regard to clause (ii) above, the Silver City Plaza Property achieving a debt service coverage ratio of 1.50x for two consecutive quarters;

●

with regard to clause (iii) above, (a) the Significant Tenant revoking its notice (if applicable), being open for business, paying full, unabated rent for two (2) consecutive quarters and delivering an acceptable estoppel certificate or (b) the applicable premises being re-tenanted in accordance with the Silver City Plaza Mortgage Loan documents;

●

with regard to clause (iv) above, (a) the Significant Tenant (or its parent) becoming solvent or emerging from bankruptcy, as applicable, and the applicable lease being affirmed in bankruptcy, as applicable, and the Significant Tenant being open and in occupancy of all of its space and paying full unabated rent, in each case for two consecutive quarters, or (b) the subject space being re-tenanted in accordance with the Silver City Plaza Mortgage Loan documents and delivery of an acceptable tenant estoppel certificate;

●

with regard to clause (v) above, the lender’s receipt of evidence that (a) the applicable Significant Tenant has renewed or extended its lease on terms acceptable to the lender and the Silver City Plaza Borrower has delivered an acceptable tenant estoppel certificate from such Significant Tenant, or (b) the subject space is re-tenanted in accordance with the Silver City Plaza Mortgage Loan documents.

Property Management.  The Silver City Plaza Property is self-managed by the Silver City Plaza Borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

Terrorism Insurance. The Silver City Plaza Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the Silver City Plaza Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Silver City Plaza Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

A-3-62

(THIS PAGE INTENTIONALLY LEFT BLANK)

A-3-63

Office – R&D	Loan #6	Cut-off Date Balance:	$36,720,000
1050 Constitution Avenue	Axalta Navy Yard	Cut-off Date LTV:	59.4%
Philadelphia, PA 19112		U/W NCF DSCR:	2.58x
		U/W NOI Debt Yield:	9.6%

A-3-64

Office – R&D	Loan #6	Cut-off Date Balance:	$36,720,000
1050 Constitution Avenue	Axalta Navy Yard	Cut-off Date LTV:	59.4%
Philadelphia, PA 19112		U/W NCF DSCR:	2.58x
		U/W NOI Debt Yield:	9.6%

Philadelphia Center City 2 miles
Camden
PHILADELPHIA
Grays Ferry
Passyunk Square
Pennsport
Melrose
South Philadelphia
Mummers Museum
Riverview Plaza
Columbus Crossing
Snyder Plaza
Columbus Commons
Delaware River
Methodist Hospital
Quartermaster Plaza
Whitman Plaza
Packer Park
PHILADELPHIA COUNTY
Citizens Bank Park
Sysco Philadelphia
XFinity Live! Philadelphia
Wells Fargo Center
Lincoln Financial Field
Walt Whitman Bridge
Roosevelt Golf Course
Roosevelt Park
Tasty Baking Company
Delaware Expwy
Schuylkill Expwy
Naval Business Center
iCeutica Inc. Pharmaceuticals
WuXi App Tech. Incorporated
PHILADELPHIA NAVY YARD
League Island Blvd.
Kitty Hawk Ave.
Admiral Peary Way
Southport Auto Terminal
Urban Outfitters Corp. Office
Gloucester City
Philadelphia Intl. Airport 8 miles
Axalta Navy Yard
1050 Constitution Avenue
Philadelphia, PA 19112
PENNSYLVANIA
NEW JERSEY
Delaware River
Rivergate Park
Red Bank
GLOUCESTER COUNTY
Fort Mercer
RED BANK BATTLEFIELD NP
Spring St.
2nd St.
Grove Rd.
Red Bank Ave.
Flemington
Quakertown
PENNSYLVANIA
Lambertville
Princeton
Hopewell
Doylestown
Pottstown
Harleysville
Montgomeryville
Lansdale
Newtown
TRENTON
Horsham
Norristown
Levittown
King of Prussia
Abington
Bensalem
Conshohocken
Malvern
Wayne
Ardmore
Burlington
Moorestown
PHILADELPHIA
CAMDEN
Mount Laurel
NEW JERSEY
Chester
Cherry Hill
Medford Township
Woodbury
Lindenwold
Gloucester Township
DE
WILMINGTON
Swedesboro

A-3-65

No. 6 – Axalta Navy Yard

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Ladder Capital Finance LLC		Single Asset/Portfolio:	Single Asset
	Original Principal Balance:	$36,720,000		Property Type – Subtype:	Office– R&D
	Cut-off Date Balance:	$36,720,000		Location:	Philadelphia, PA
	% of Initial Pool Balance:	3.8%		Size:	175,000 SF
	Loan Purpose:	Acquisition		Cut-off Date Balance Per SF:	$209.83
	Borrower Sponsor(1):	Rasmala Managers Limited		Maturity Date Balance Per SF:	$209.83
	Guarantor(1):	Apex Capital Investments Corporation		Year Built/Renovated:	2017/NAP
	Mortgage Rate:	3.6320%		Title Vesting:	Fee
	Note Date:	January 16, 2020		Property Manager:	Cushman & Wakefield U.S., Inc.
	Seasoning:	0 months		Current Occupancy (As of):	100.0% (2/1/2020)
				YE 2019 Occupancy:	100.0%
	Maturity Date:	February 6, 2030		YE 2018 Occupancy:	100.0%
	IO Period:	120 months		YE 2017 Occupancy:	100.0%
	Loan Term (Original):	120 months		YE 2016 Occupancy:	NAP
	Amortization Term (Original):	NAP		Appraised Value:	$61,800,000
	Loan Amortization Type:	Interest-only, Balloon		As-Is Appraised Value Per SF:	$353.14
	Call Protection:	L(23), GRTR 1% or YM(93),O(4)		As-Is Appraisal Valuation Date:	October 18, 2019
	Lockbox Type:	Hard/Springing Cash Management
	Additional Debt:	None		Underwriting and Financial Information
	Additional Debt Type (Balance):	NAP		TTM NOI(3):	NAV
				YE 2019 NOI(3):	NAV
				YE 2018 NOI(3):	NAV
				YE 2017 NOI(3):	NAV
				U/W Revenues:	$3,628,502
				U/W Expenses:	$108,855
Escrows and Reserves(2)				U/W NOI:	$3,519,647
	Initial	Monthly	Cap	U/W NCF:	$3,502,147
Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF:	2.60x / 2.58x
Insurance	$20,078	$6,693	NAP	U/W Debt Yield based on NOI/NCF:	9.6% / 9.5%
Replacement Reserve	$0	$1,458	$87,500	U/W Debt Yield at Maturity based on NOI/NCF:	9.6% / 9.5%
				Cut-off Date LTV Ratio:	59.4%
				LTV Ratio at Maturity:	59.4%

Sources and Uses
Sources			Uses
Original loan amount	$36,720,000	57.5%	Purchase Price	$61,200,000	95.8%
Borrower Sponsor equity	27,179,353	42.5	Upfront reserves	20,078	0.0
			Closing costs	2,679,276	4.2

Total Sources	$63,899,353	100.0%	Total Uses	$63,899,353	100.0%

(1)	See “The Borrower and Borrower Sponsor” section below.

(2)	See “Escrows” section below.

(3)	Historical financials are unavailable as the Axalta Navy Yard Property (as defined below) was acquired in 2020 and is 100% leased to a single tenant on a triple-net lease.

The Mortgage Loan. The mortgage loan (the “Axalta Navy Yard Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the borrower’s fee interest in a 175,000 square foot office R&D building located in Philadelphia, Pennsylvania (the “Axalta Navy Yard Property”).

The Borrower and Borrower Sponsor. The borrower is L/S 1050 Constitution Avenue, LP, a Pennsylvania limited partnership structured to be bankruptcy-remote with two independent directors in the organizational structure. The Axalta Navy Yard Mortgage Loan is structured as a Shari’ah compliant borrower organizational structure. See “Risk Factors–Risks Relating to the Mortgage Loans–Risks Relating to Shari’ah Compliant Loans“ and “Description of the Mortgage Pool–Mortgage Pool Characteristics-Shari’ah Compliant Loan” in the Prospectus. In order to facilitate a Shari’ah compliant borrower organizational structure, the borrower, an unaffiliated third party, master leases the Axalta Navy Yard Property to a master lessee sponsor controlled entity (the “Master Lessee”). The rents under such master lease are equal to the amount that the lender would expect to receive as principal and interest payments under the Axalta

A-3-66

Office – R&D	Loan #6	Cut-off Date Balance:	$36,720,000
1050 Constitution Avenue	Axalta Navy Yard	Cut-off Date LTV:	59.4%
Philadelphia, PA 19112		U/W NCF DSCR:	2.58x
		U/W NOI Debt Yield:	9.6%

Navy Yard Mortgage Loan.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Axalta Navy Yard Mortgage Loan.

The non-recourse carve-out guarantor is Apex Capital Investments Corporation (“Apex”). Due to the nature of the organizational structure and the need for the transaction to be Shari’ah compliant, the carveout guaranty is in favor of the borrower (as the master landlord under the Shari’ah compliant master lease) and has been assigned to the lender pursuant to the loan documents and is enforceable by the lender pursuant to its terms.  Apex is a U.S. based real estate investment management firm focused on core-plus, value-add and opportunistic investment strategies across asset classes. The principals of the firm have extensive experience investing on behalf of U.S. institutional investors, foreign investment firms and U.S. high net worth investors. Headquartered in Philadelphia, the firm is organized to acquire, finance and manage assets in the net lease, multifamily, office and industrial sectors. Apex’s goal is to provide superior returns to investors while managing risk. Apex’s CEO is John Gaghan, who previously spent 7 years at Lowe Enterprises in Philadelphia.

The Master Lessee Sponsor. The master lessee sponsor is Rasmala Managers Limited.

The Property. The Axalta Navy Yard Property consists of a two-story single tenant 175,000 square foot office R&D property located in Philadelphia, Pennsylvania. Built in 2017, the Axalta Navy Yard Property is located on a 7.4 acre site at the southeast corner of Constitution Avenue and South 11th Street, within the Philadelphia Navy Yard. The Axalta Navy Yard Property also features 349 on-site surface parking spaces resulting in a parking ratio of 2.0 spaces per 1,000 square feet of rentable area. As of February 1, 2020, the Axalta Navy Yard Property was 100.0% leased to Axalta Coating Systems, LLC (“Axalta”) through October 2037 on a triple net basis, with no downsizing or termination options.

Sole Tenant.

Axalta (NR/B1/BB- by Fitch/Moody’s/S&P; 175,000 square feet; 100.0% of net rentable area; 100.0% of underwritten base rent; 10/31/2037 lease expiration) Axalta is a company focused solely on paints and coatings with over 150 years of experience in the coatings industry. The company, which generated approximately $4.7 billion in revenue in 2018, is headquartered in Philadelphia and has 14,000 employees around the world serving more than 100,000 customers. Operating in over 130 countries, Axalta has 50 manufacturing centers, 30 technology laboratories, 47 customer training centers, and 4 global technology centers. Axalta’s R&D center at the Axalta Navy Yard Property is one of their four global innovation centers and is the largest facility the company has. Axalta performance and transportation coatings provide liquid and powder coating systems to a range of markets that include light and commercial vehicles, collision body shops in the refinish aftermarket, and many industrial applications. Coatings are designed to prevent corrosion, increase productivity and enable the materials to last longer. Axalta has four key business areas: transportation coatings for light vehicles, transportation coatings for commercial vehicles, performance coatings for refinish and aftermarket applications and performance coatings for industrial applications. As of January 2020, Axalta had a $6.7 billion market cap.

The following table presents certain information relating to the tenancy at the Axalta Navy Yard Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Rent PSF(1)	Annual U/W Rent(1)	% of Total Annual U/W Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenant
Axalta(2)	NR/B1/BB-	175,000	100.0%	$21.20	$3,710,621	100.0%	10/31/2037	1, 10-year	N

Vacant Space		0	0.0%

Collateral Total		175,000	100.0%

(1)	Information obtained from the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

A-3-67

Office – R&D	Loan #6	Cut-off Date Balance:	$36,720,000
1050 Constitution Avenue	Axalta Navy Yard	Cut-off Date LTV:	59.4%
Philadelphia, PA 19112		U/W NCF DSCR:	2.58x
		U/W NOI Debt Yield:	9.6%

The following table presents certain information relating to the lease rollover schedule at the Axalta Navy Yard Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Rent	% of Total Annual U/W Rent	Annual U/W Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	1	175,000	100.0%	175,000	100.0%	$3,710,621	100.0%	$21.20
Vacant	0	0	0.0%	175,000	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	175,000	100.0%			$3,710,621	100.0%	$21.20

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Axalta Navy Yard Property:

Historical Occupancy

12/31/2017(1)	12/31/2018(1)	12/31/2019(1)	2/1/2020(2)
100.0%	100.0%	100.0%	100.0%

(1)	The Axalta Navy Yard Property has been leased to Axalta since October 2017.

(2)	Information obtained from the underwritten rent roll.

A-3-68

Office – R&D	Loan #6	Cut-off Date Balance:	$36,720,000
1050 Constitution Avenue	Axalta Navy Yard	Cut-off Date LTV:	59.4%
Philadelphia, PA 19112		U/W NCF DSCR:	2.58x
		U/W NOI Debt Yield:	9.6%

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the operating performance and underwritten net cash flow at the Axalta Navy Yard Property:

Cash Flow Analysis(1)

	U/W	%(2)	U/W $ per SF
Base Rent	$3,710,621	97.2%	$21.20
Contractual Rent Steps	0	0.0	0.00
Grossed Up Vacant Space	0	0.0	0.00
Gross Potential Rent	$3,710,621	97.2%	$21.20
Other Income	0	0.0	0.00
Total Recoveries	108,855	2.9	0.62
Net Rental Income	$3,819,476	100.0%	$21.83
(Vacancy & Credit Loss)	(190,974)(3)	(5.1)	(1.09)
Effective Gross Income	$3,628,502	95.0%	$20.73

Real Estate Taxes	0	0.0	0.00
Insurance	0	0.0	0.00
Management Fee	108,855	3.0	0.62
Other Operating Expenses	0	0.0	0.00
Total Operating Expenses	$108,855	3.0%	$0.62

Net Operating Income	$3,519,647	97.0%	$20.11
Replacement Reserves	17,500	0.5	0.10
TI/LC	0	0.0	0.00
Net Cash Flow	$3,502,147	96.5%	$20.01

NOI DSCR	2.60x
NCF DSCR	2.58x
NOI Debt Yield	9.6%
NCF Debt Yield	9.5%

(1)	Historical financial information is not available as the Axalta Navy Yard Property was recently acquired.

(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(3)	The underwritten economic vacancy is 5.0%. The Axalta Navy Yard Property is 100.0% physically occupied as of February 1, 2020.

Appraisal.  The appraiser concluded to an “as-is” appraised value of $61,800,000 as of October 18, 2019. The appraiser also concluded to an “as-dark” appraised value of $41,300,000 as of October 18, 2019.

Environmental Matters.  According to the Phase I environmental site assessment dated October 24, 2019, there were no recognized environmental conditions or historical recognized environmental conditions, but there is a controlled recognized environmental condition due to the Axalta Navy Yard Property being situated in the former Philadelphia Navy Yard.  The US Government is liable for all contamination arising from the historic navy yard operations.  The Axalta Navy Yard Property is also located within a Special Industrial Area (“SIA”) and is subject to SIA agreement between the Pennsylvania Dept. of Environmental Protection (“PADEP”) and the Philadelphia Authority for Industrial Development (“PAID”).  Pursuant to the SIA Agreement and Pennsylvania law, the Axalta Navy Yard Property (including current and successor owners) has liability protections for the identified historic contamination at the site, including claims of citizens or contribution claims by responsible parties.  Based upon a baseline environmental investigation in October, 2015, the Axalta Navy Yard Property has certain hazardous substances below the regulated levels for non-used aquifiers.  As a result, it was concluded that no remediation was warranted with respect to the use being made of the Axalta Navy Yard Property.

Market Overview and Competition.  The Axalta Navy Yard Property is located within the Philadelphia Navy Yard submarket, a 1,200-acre urban waterfront development located along the Delaware River. The Philadelphia Navy Yard is located 6.2 miles from Center City Philadelphia, 6.6 miles from the Philadelphia International Airport and adjacent to I-95 and I-76. According to the appraisal, the Philadelphia Navy Yard serves as home to nearly 15,000 employees and 170 companies, representing a diverse mix of industries such as life sciences, financial services, engineering, manufacturing and research & development. The Philadelphia Navy Yard is home to Urban Outfitters’ global headquarters, GSK’s North American headquarters, Jefferson Health, several life science and technology startups, manufacturers, R&D facilities, U.S. Navy engineering centers and a graduate engineering, business and research campus for Penn State University. The area maintains a historical connection with the U.S. Navy and other governmental and educational bodies

A-3-69

Office – R&D	Loan #6	Cut-off Date Balance:	$36,720,000
1050 Constitution Avenue	Axalta Navy Yard	Cut-off Date LTV:	59.4%
Philadelphia, PA 19112		U/W NCF DSCR:	2.58x
		U/W NOI Debt Yield:	9.6%

and institutions. In addition, the Axalta Navy Yard Property is located in the Keystone Opportunity Zone which offers employers tax benefits, and currently extends to the end of 2025.

According to the appraisal, the 2018 estimated average household income within Philadelphia is $96,140. The office vacancy within the Philadelphia Navy Yard submarket is 5.2% as of the third quarter of 2019 and the market rent is $25.00 per square foot, which is approximately 17.9% above the in place rent of Axalta Navy Yard Property of $21.20 per square foot.

The following table presents certain information relating to the appraiser’s market rent conclusions for the Axalta Navy Yard Property:

Market Rent Summary(1)

Market Rent (PSF)	$25.00
Lease Term (Years)	15
Lease Type (Reimbursements)	Net
Rent Increase Projection	2.0% per annum

(1)	Information obtained from the appraisal.

The following table presents certain information relating to comparable properties to Axalta Navy Yard Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Occupancy	Lease Year	Lease Term	Tenant Size (SF)	Annual Base Rent PSF	Lease Type
Office/Lab Building 300 Rouse Boulevard Philadelphia, PA	2020/NAP	135,814	0.3 miles	100.0%	2020	20.0 Yrs	135,814	$28.25	Net
Office/R&D Building 400 Rouse Boulevard Philadelphia, PA	2020/NAP	95,400	0.3 miles	100.0%	2020	15.0 Yrs	95,400	$25.85	Net
Lakeside I 801 Lakeview Drive Blue Bell, PA	1974/NAP	211,116	25.2 miles	NAV	2018	7.0 Yrs	156,331	$19.25	Net
Office/R&D Building 4701 League Island Boulevard Philadelphia, PA	2016/NAP	145,000	0.4 miles	100.0%	2016	12.0 Yrs	75,777	$16.34	Net

(1)	Information obtained from appraisal.

Escrows.

Taxes – At origination, no escrows for taxes were collected. Ongoing collections for taxes will be waived so long as among, other things, the Axalta lease is in full force and effect, Axalta is responsible thereunder for the payment of all taxes directly to the governing authority and timely pays such amounts.

Insurance – At origination, the borrower escrowed into the insurance account $20,078 for insurance premiums. The borrower is required to make monthly payments of one-twelfth of the insurance premiums during the next twelve months, currently equal to $6,693.

Replacement Reserve – The borrower is required to make monthly payments of $1,458 into the replacement reserve account, capped at $87,500.

Lockbox and Cash Management. The Axalta Navy Yard Mortgage Loan requires a hard lockbox with springing cash management. The borrower was required at origination of the Axalta Navy Yard Mortgage Loan to deliver written instructions to the tenant directing it to deposit all rents payable under its lease directly into a lender-controlled lockbox account. The Axalta Navy Yard Mortgage Loan documents require that all rents received by the borrower or the property manager be deposited into the lockbox account within one business day of receipt. Prior to the occurrence of a Cash Management Period (as defined below), all funds on deposit in the lockbox account will be disbursed to the Axalta Navy Yard Mortgage Loan borrower. During a Cash Management Period, all funds in the lockbox account are required to be swept each business day into the cash management account, and all excess cash flow is required to be swept to an excess cash flow subaccount held by the lender.

A-3-70

Office – R&D	Loan #6	Cut-off Date Balance:	$36,720,000
1050 Constitution Avenue	Axalta Navy Yard	Cut-off Date LTV:	59.4%
Philadelphia, PA 19112		U/W NCF DSCR:	2.58x
		U/W NOI Debt Yield:	9.6%

A “Cash Management Period” will commence upon the earlier of the following:

(i)            an event of default occurs under the Axalta Navy Yard Mortgage Loan;

(ii)           the debt service coverage ratio falls below 1.15x; and/or

(iii)          a Significant Tenant (defined below) (a) vacating, surrendering or ceasing to conduct, or giving notice of its intent to cease to conduct, its normal business operations at substantially all of its leased premises (including by subleasing substantially all of its leased premises) or otherwise going dark or (b) becoming insolvent or a debtor in any bankruptcy action or its parent company becoming insolvent or bankrupt.

A Cash Management Period will end upon the occurrence of the following:

(i)            with regard to clause (i), such event of default having been cured and such cure having been accepted by the lender in its sole discretion;

(ii)           with regard to clause (ii), the Axalta Navy Yard Property having achieved a debt service coverage ratio of 1.35x for 2 consecutive calendar quarters;

(iii)          with regard to clause (iii)(a), (A) the applicable Significant Tenant having (1) rescinded any notice and reopened for business and conducted normal business operations at substantially all of its demised premises and (2) paid full, unabated rent under its lease, for two consecutive quarters, and the borrower delivering to the lender an acceptable tenant estoppel certificate from the applicable Significant Tenant certifying, among other things, the foregoing and reaffirming the lease as being in full force and effect, to the lender’s satisfaction in each case, or (B) a Re-tenanting Event (defined below) having occurred; and

(iv)          with regard to clause (iii)(b) the Significant Tenant or such Significant Tenant’s parent company, as the case may be, becoming solvent to the lender’s satisfaction for two consecutive quarters or no longer being a debtor in any bankruptcy action and having affirmed its lease pursuant to a final non-appealable order of a court of competent jurisdiction.

A “Significant Tenant” means (i) Axalta and (ii) any tenant that replaces Axalta at the Axalta Navy Yard Property.

A “Re-tenanting Event” means the borrower or master lessee has entered into a new lease or leases with a replacement tenant or tenants acceptable to the lender.

Property Management.  The Axalta Navy Yard Property is managed by Cushman & Wakefield U.S., Inc.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness.  None

Ground Lease.  None.

Terrorism Insurance. The Axalta Navy Yard Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides (or otherwise the Axalta Navy Yard Loan borrower will maintain) coverage for terrorism in an amount equal to the full replacement cost of the Axalta Navy Yard Property and provides business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.  To the extent that Axalta maintains the insurance policies required under its lease and the related conditions set forth in the Axalta Navy Yard Mortgage Loan documents are satisfied, the Axalta Navy Yard Mortgage Loan borrower will not be required to maintain such coverages.

A-3-71

Property Type - Various	Loan #7	Cut-off Date Balance:	$33,875,000
Property Addresses - Various	ExchangeRight Net Leased Portfolio #31	Cut-off Date LTV:	62.1%
		U/W NCF DSCR:	2.56x
		U/W NOI Debt Yield:	9.4%

A-3-72

Property Type - Various	Loan #7	Cut-off Date Balance:	$33,875,000
Property Addresses - Various	ExchangeRight Net Leased Portfolio #31	Cut-off Date LTV:	62.1%
		U/W NCF DSCR:	2.56x
		U/W NOI Debt Yield:	9.4%

MINNEAPOLIS
St. Paul
MINNESOTA
WISCONSIN
IOWA
MISSOURI
ILLINOIS
KANSAS
Rochester
Madison
MILWAUKEE
CHICAGO
Des Moines
OMAHA
Davenport
Peoria
Springfield
KANSAS CITY
Topeka
Columbia
ST. LOUIS
Savage
Belton
Alton
Lake Michigan

MILWAUKEE
MICHIGAN
Lake Michigan
Lake Huron
ONTARIO
Lake Erie
CHICAGO
DETROIT
TOLEDO
Oregon
CLEVELAND
INDIANA
OHIO
Marion
New Albany
COLUMBUS
INDIANAPOLIS
Danville
DAYTON
CINCINNATI
Milford
LOUISVILLE
LEXINGTON
KENTUCKY
Evansville
WEST VIRGINIA
PITTSBURGH

WISCONSIN
Rockford
Lake Michigan
Waukegan
Wheeling
Des Plaines
Evanston
Elgin
Schaumburg
CHICAGO
Aurora
Naperville
Joliet
New Lenox
South Chicago Heights
Hammond
ILLINOIS
INDIANA
Kankakee

ExchangeRight Net Leased Portfolio #31			
1 Hy-Vee - Savage, MN	Savage, MN	14 Walgreens - Wheeling, IL	Wheeling, IL
2 Giant Eagle - New Albany, OH	New Albany, OH	15 Tractor Supply - Kankakee, IL	Kankakee, IL
3 BioLife Plasma Services L.P. - Columbus, GA	Columbus, GA	16 Dollar General - Fayetteville, GA	Fayetteville, GA
4 Walgreens - Des Plaines, IL	Des Plaines, IL	17 CVS Pharmacy - Mobile, AL	Mobile, AL
5 Tractor Supply – Yulee, FL	Yulee, FL	18 Advance Auto Parts - Richmond, VA	Richmond, VA
6 Hobby Lobby – Belton, MO	Belton, MO	19 Dollar General - Roanoke, VA	Roanoke, VA
7 Tractor Supply – Oregon, OH	Oregon, OH	20 Dollar General - McDonough, GA	McDonough, GA
8 Hobby Lobby - Marion, OH	Marion, OH	21 Dollar General - Alvin, TX	Alvin, TX
9 Tractor Supply - New Lenox, IL	New Lenox, IL	22 CVS Pharmacy - Lawrenceville, GA	Lawrenceville, GA
10 Tractor Supply - Danville, IN	Danville, IN	23 Dollar General - Prattville, AL	Prattville, AL
11 CVS Pharmacy - Milford, OH	Milford, OH	24 Dollar General - Mobile, AL	Mobile, AL
12 CVS Pharmacy - Alton, IL	Alton, IL	25 Dollar General - Evansville, IN	Evansville, IN
13 Walgreens - Chicago Heights, IL	South Chicago Heights, IL		

KANSAS CITY
ST. LOUIS
NASHVILLE
CHARLOTTE
OKLAHOMA CITY
MEMPHIS
ATLANTA
Lawrenceville
McDonough
Fayetteville
Prattville
Montgomery
Columbus
DALLAS
HOUSTON
Alvin
NEW ORLEANS
Mobile
JACKSONVILLE
Yulee
TAMPA
MIAMI
Atlantic Ocean
Gulf of Mexico

PITTSBURGH
PENNSYLVANIA
Harrisburg
Reading
BALTIMORE
WASHINGTON, DC
MARYLAND
WEST VIRGINIA
APPALACHIAN MTS.
VIRGINIA
Charleston
Richmond
Mechanicsville
Roanoke
Lynchburg
NORFOLK
VIRGINIA BEACH
NORTH CAROLINA
WINSTON-SALEM
GREENSBORO
DURHAM
RALEIGH

A-3-73

No. 7 – ExchangeRight Net Leased Portfolio #31

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Barclays Capital Real Estate Inc.		Single Asset/Portfolio:	Portfolio
	Original Principal Balance(1):	$33,875,000		Property Type – Subtype(3):	Various
	Cut-off Date Balance(1):	$33,875,000		Location(3):	Various
	% of Initial Pool Balance:	3.5%		Size:	547,761 SF
	Loan Purpose:	Acquisition		Cut-off Date Balance Per SF(1):	$134.87
	Borrower Sponsors:	ExchangeRight Real Estate, LLC, David Fisher, Joshua Ungerecht, and Warren Thomas		Maturity Date Balance Per SF(1):	$134.87
	Guarantors:	David Fisher; Joshua Ungerecht; Warren Thomas		Year Built/Renovated(4):	Various/NAP
	Mortgage Rate:	3.4940%		Title Vesting:	Fee
	Note Date:	December 9, 2019		Property Manager:	Self-managed
	Seasoning:	2 months		Current Occupancy (As of):	100.0% (2/1/2020)
	Maturity Date:	December 6, 2029		YE 2019 Occupancy(4):	NAV
	IO Period:	120 months		YE 2018 Occupancy(4):	NAV
	Loan Term (Original):	120 months		YE 2017 Occupancy(4):	NAV
	Amortization Term (Original):	NAP		YE 2016 Occupancy(4):	NAV
	Loan Amortization Type:	Interest-only, Balloon		As-Is Appraised Value:	$119,040,000
	Call Protection:	L(26),D(90),O(4)		As-Is Appraised Value Per SF:	$217.32
	Lockbox Type:	Hard/Springing Cash Management		As-Is Appraisal Valuation Date:	Various
	Additional Debt(1):	Yes		Underwriting and Financial Information
	Additional Debt Type (Balance)(1):	Pari Passu ($40,000,000)		TTM NOI(4):	NAV
				YE 2018 NOI(4):	NAV
				YE 2017 NOI(4):	NAV
				YE 2016 NOI(4):	NAV
				U/W Revenues:	$7,588,539
				U/W Expenses:	$627,046
				U/W NOI:	$6,961,493
Escrows and Reserves(2)				U/W NCF:	$6,711,432
	Initial	Monthly	Cap	U/W DSCR based on NOI/NCF(1):	2.65x / 2.56x
Taxes	$499,357	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	9.4% / 9.1%
Insurance	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	9.4% / 9.1%
Replacement Reserve	$406,650	$2,965	NAP	Cut-off Date LTV Ratio(1):	62.1%
TI/LC Reserve	$500,000	Springing	NAP	LTV Ratio at Maturity(1):	62.1%
Immediate Repairs	$69,781	$0	NAP
SNDA Holdback	$750,000	$0	NAP

Sources and Uses
Sources			Uses
Original whole loan amount	$73,875,000	61.3%	Purchase price	$117,413,864	97.4%
Borrower Sponsors’ new equity contribution	46,629,534	38.7	Upfront reserves	2,225,788	1.8
			Closing costs(5)	864,882	0.7
Total Sources	$120,504,534	100.0%	Total Uses	$120,504,534	100.0%

(1)

The ExchangeRight Net Leased Portfolio #31 Mortgage Loan (as defined below) is part of the ExchangeRight Net Leased Portfolio #31 Whole Loan (as defined below), which comprises two pari passu notes with an aggregate original balance of $73,875,000. All statistical information related to the Cut-off Date Balance per SF, Maturity Date Balance per SF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, U/W DSCR based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity are based on the ExchangeRight Net Leased Portfolio #31 Whole Loan.

(2)	See “Escrows” section.
(3)	See “The Properties” section.
(4)	The ExchangeRight Net Leased Portfolio #31 Properties were acquired between May 2019 and November 2019. As such, no historical operating history or occupancy is available.
(5)	Closing costs include a $752,622 closing cost credit relating to the interest rate buy-up by the borrower.

The Mortgage Loan. The mortgage loan (the “ExchangeRight Net Leased Portfolio #31 Mortgage Loan”) is part of a whole loan (the “ExchangeRight Net Leased Portfolio #31 Whole Loan”) in the original principal balance of $73,875,000. The ExchangeRight Net Leased Portfolio #31 Whole Loan is secured by a first priority fee mortgage encumbering 24 single-tenant retail properties and one medical office property in Ohio, Illinois, Minnesota, Georgia, Alabama, Florida, Indiana, Missouri, Virginia and Texas (the “ExchangeRight Net Leased Portfolio #31 Properties”). Note A-1 had an original principal balance of $40,000,000, has a Cut-off Date Balance of $40,000,000 and is expected to be contributed to the BBCMS 2020-C6 securitization trust. Note A-2 had an original principal balance of $33,875,000, has a Cut-off Date Balance of $33,875,000 and is expected to be contributed to the WFCM 2020-C55 securitization trust. See

A-3-74

Property Type - Various	Loan #7	Cut-off Date Balance:	$33,875,000
Property Addresses - Various	ExchangeRight Net Leased Portfolio #31	Cut-off Date LTV:	62.1%
		U/W NCF DSCR:	2.56x
		U/W NOI Debt Yield:	9.4%

“Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans“ and “Pooling and Servicing Agreement —Servicing of the Non-Serviced Mortgage Loans” in the Prospectus.

Note Summary

Notes	Original Principal Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1	$40,000,000	$40,000,000	BBCMS 2020-C6(1)	Yes
A-2	$33,875,000	$33,875,000	WFCM 2020-C55	No
Total	$73,875,000	$73,875,000

(1)	The BBCMS 2020-C6 securitization transaction is expected to close on February 19, 2020.

The Borrower and Borrower Sponsor. The borrower is ExchangeRight Net Leased Portfolio 31 DST, a Delaware statutory trust with one trustee that is an independent director. The borrower has master leased the ExchangeRight Net Leased Portfolio #31 Properties to a master lessee affiliated with the guarantors. The master lessee is structured as a special purpose entity with one independent director. The master lessee’s interest in all tenant rents are assigned to the borrower, which in turn assigned its interest to the lender.  The lender has the ability to cause the borrower to terminate the master lease. The borrower sponsors have a 100% ownership interest in the master lessee. The master lease is subordinate to the ExchangeRight Net Leased Portfolio #31 Whole Loan.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the ExchangeRight Net Leased Portfolio #31 Whole Loan.

The borrower sponsors are ExchangeRight Real Estate, LLC (“ExchangeRight”), David Fisher, Joshua Ungerecht and Warren Thomas and the nonrecourse carve-out guarantors are David Fisher, Joshua Ungerecht and Warren Thomas. David Fisher, Joshua Ungerecht and Warren Thomas are the managing members of ExchangeRight. ExchangeRight has more than $2.3 billion in assets under management that includes over 650 properties located across 38 states totaling over 14 million square feet as of June 1, 2019. ExchangeRight’s focus is in providing long-term stable income and asset preservation through long-term net-leased portfolios backed by investment grade corporations.

Warren Thomas, one of the nonrecourse carve-out guarantors, was involved in a foreclosure that settled in 2013 with respect to a property that is unrelated to the ExchangeRight Net Leased Portfolio #31 Properties. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus.

The Property. The ExchangeRight Net Leased Portfolio #31 Properties are comprised of 24 single tenant retail properties and one single tenant medical office property (BioLife Plasma Services L.P. – Columbus, GA) totaling 547,761 square feet located across 10 states. The geographical concentrations by Cut-off Date Balance include Ohio (four properties, 23.0% of the allocated Cut-off Date Balance), Illinois (six properties, 20.5% of the allocated Cut-off Date Balance), Minnesota (one property, 19.1% of the allocated Cut-off Date Balance), Georgia (four properties, 12.8% of the allocated Cut-off Date Balance), Alabama (three properties, 5.0% of the allocated Cut-off Date Balance), Florida (one property, 5.0% of the allocated Cut-off Date Balance), Indiana (two properties, 4.9% of the allocated Cut-off Date Balance), Missouri (one property, 4.4% of the allocated Cut-off Date Balance), Virginia (two properties, 3.7% of the allocated Cut-off Date Balance) and Texas (one property, 1.7% of the allocated Cut-off Date Balance). Built between 1999 and 2019, the ExchangeRight Net Leased Portfolio #31 Properties range in size from 7,000 square feet to 101,278 square feet. As of February 1, 2020, the ExchangeRight Net Leased Portfolio #31 Properties were 100.0% occupied. Sixteen tenants, or their parent entities, representing 31.1% of the aggregate net rentable area and 42.7% of U/W base rent at the ExchangeRight Net Leased Portfolio #31 Properties, are investment grade. As of December 2019, the tenants at the ExchangeRight Net Leased Portfolio #31 Properties have a weighted average remaining lease term of approximately 13.8 years and a weighted average remaining fully extended lease term of approximately 37.8 years.

Largest Tenants.

Hobby Lobby (110,020 square feet; 20.1% of the NRA; 8.2% of underwritten rent): Hobby Lobby is a privately-owned arts and crafts retailer with over 37,500 employees in more than 850 stores across 46 states. Hobby Lobby is primarily an arts-and-crafts store but also includes hobbies, picture framing, jewelry making, fabrics, floral and wedding supplies, cards and party ware, baskets, wearable art, home accents and holiday merchandise. Hobby Lobby’s headquarters is located in Oklahoma City, Oklahoma. Hobby Lobby’s affiliated company, Mardel Christian and Education Supply, offers books, bibles, gifts, church and education supplies, and homeschooling curriculum. Hobby Lobby also maintains offices in Hong Kong, Shenzhen, and Yiwu, China. Two ExchangeRight Net Leased Portfolio #31 Properties are single tenant Hobby Lobby properties.

Hy-Vee (101,278 square feet; 18.5% of the NRA; 18.0% of underwritten rent): Founded in the 1930s, Hy-Vee is one of the top 25 rated supermarket chains in the United States with sales of $10 billion annually. Hy-Vee operates 246 stores with over 84,000 employees located in Iowa, Illinois, Missouri, Kansas, Nebraska, South Dakota, Minnesota and Wisconsin. Hy-Vee’s corporate office is located in Des Moines, Iowa. The Hy-Vee – Savage, MN property is the largest of the ExchangeRight Net Leased Portfolio #31 Properties by both net rentable area and underwritten net cash flow.

A-3-75

Property Type - Various	Loan #7	Cut-off Date Balance:	$33,875,000
Property Addresses - Various	ExchangeRight Net Leased Portfolio #31	Cut-off Date LTV:	62.1%
		U/W NCF DSCR:	2.56x
		U/W NOI Debt Yield:	9.4%

Tractor Supply (94,886 square feet; 17.3% of the NRA; 17.2% of underwritten rent): Tractor Supply (NASDAQ: TSCO) is the largest operator of rural lifestyle retail stores in America. Founded in 1938, Tractor Supply owns and operates over 1,800 stores in 49 states supplying basic maintenance products to home, land, pet and animal owners. Tractor Supply is based in Brentwood, Tennessee and is a publicly traded company. Five ExchangeRight Net Leased Portfolio #31 Properties are single tenant Tractor Supply properties.

The following table presents certain information relating to the ExchangeRight Net Leased Portfolio #31 Properties:

Tenant Name - Location	Allocated Whole Loan Cut-off Date Balance	% of Portfolio Cut-off Date Balance	UW NCF(1)	% of UW NCF	Year Built/ Renovated	Tenant NRSF	% of Portfolio NRSF	Lease Expiration	Appraised Value
Hy-Vee – Savage, MN	$14,100,000	19.1%	$1,181,338	17.6%	2016/NAP	101,278	18.5%	11/30/2039	$22,400,000
Giant Eagle – New Albany, OH	$9,285,000	12.6%	$914,428	13.6%	2006/NAP	71,050	13.0%	8/31/2032	$16,480,000
BioLife Plasma Services L.P. – Columbus, GA	$5,520,000	7.5%	$485,569	7.2%	2019/NAP	14,181	2.6%	9/30/2034	$7,950,000
Walgreens – Des Plaines, IL	$4,390,000	5.9%	$368,322	5.5%	2000/NAP	15,120	2.8%	9/30/2029	$6,300,000
Tractor Supply – Yulee, FL	$3,700,000	5.0%	$302,209	4.5%	2019/NAP	18,800	3.4%	9/15/2034	$5,560,000
Hobby Lobby – Belton, MO	$3,225,000	4.4%	$271,690	4.0%	2016/NAP	55,000	10.0%	2/28/2031	$5,300,000
Tractor Supply – Oregon, OH	$2,750,000	3.7%	$232,376	3.5%	2004/NAP	18,795	3.4%	12/31/2029	$4,180,000
Hobby Lobby – Marion, OH	$2,700,000	3.7%	$222,393	3.3%	2007/NAP	55,020	10.0%	3/31/2031	$4,200,000
Tractor Supply – New Lenox, IL	$2,550,000	3.5%	$216,809	3.2%	2019/NAP	19,097	3.5%	10/31/2034	$4,050,000
Tractor Supply – Danville, IN	$2,500,000	3.4%	$207,259	3.1%	2019/NAP	19,097	3.5%	10/31/2034	$3,900,000
CVS Pharmacy – Milford, OH	$2,250,000	3.0%	$191,308	2.9%	1999/NAP	10,118	1.8%	1/30/2030	$3,450,000
CVS Pharmacy – Alton, IL	$2,200,000	3.0%	$187,609	2.8%	2000/NAP	10,157	1.9%	1/30/2030	$3,390,000
Walgreens – Chicago Heights, IL	$2,085,000	2.8%	$234,105	3.5%	2000/NAP	14,725	2.7%	10/31/2030	$4,100,000
Walgreens – Wheeling, IL	$2,055,000	2.8%	$358,477	5.3%	2000/NAP	14,250	2.6%	6/30/2031	$5,600,000
Tractor Supply – Kankakee, IL	$1,850,000	2.5%	$157,842	2.4%	2019/NAP	19,097	3.5%	10/31/2034	$3,000,000
Dollar General – Fayetteville, GA	$1,400,000	1.9%	$117,448	1.7%	2018/NAP	9,002	1.6%	11/30/2033	$1,920,000
CVS Pharmacy – Mobile, AL	$1,375,000	1.9%	$115,123	1.7%	2000/NAP	10,125	1.8%	1/30/2030	$2,100,000
Advance Auto Parts – Richmond, VA	$1,350,000	1.8%	$117,430	1.7%	2005/NAP	7,000	1.3%	2/28/2030	$2,180,000
Dollar General – Roanoke, VA	$1,350,000	1.8%	$114,977	1.7%	2012/NAP	10,542	1.9%	5/31/2032	$1,850,000
Dollar General – McDonough, GA	$1,325,000	1.8%	$111,276	1.7%	2019/NAP	9,026	1.6%	10/31/2034	$1,870,000
Dollar General – Alvin, TX	$1,225,000	1.7%	$100,904	1.5%	2011/NAP	9,026	1.6%	2/29/2032	$1,670,000
CVS Pharmacy – Lawrenceville, GA	$1,185,000	1.6%	$155,942	2.3%	1999/NAP	10,127	1.8%	1/31/2030	$2,830,000
Dollar General – Prattville, AL	$1,180,000	1.6%	$99,765	1.5%	2019/NAP	9,026	1.6%	11/30/2034	$1,575,000
Dollar General – Mobile, AL	$1,175,000	1.6%	$99,520	1.5%	2019/NAP	9,002	1.6%	11/30/2034	$1,625,000
Dollar General – Evansville, IN	$1,150,000	1.6%	$97,314	1.4%	2019/NAP	9,100	1.7%	7/31/2034	$1,560,000
Total/Weighted Average	$73,875,000	100.0%	$6,711,432	100.0%		547,761	100.0%		$119,040,000

(1)	Total UW NCF includes a $50,000 credit for the $500,000 upfront TI/LC holdback.

A-3-76

Property Type - Various	Loan #7	Cut-off Date Balance:	$33,875,000
Property Addresses - Various	ExchangeRight Net Leased Portfolio #31	Cut-off Date LTV:	62.1%
		U/W NCF DSCR:	2.56x
		U/W NOI Debt Yield:	9.4%

The following table presents certain information relating to the tenancy at the ExchangeRight Net Leased Portfolio #31 Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	No. of Properties	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent

Major Tenants(2)
Hobby Lobby	NR / NR / NR	2	110,020	20.1%	$5.50	$605,100	8.2%
Hy-Vee	NR / NR / NR	1	101,278	18.5%	$13.16	1,332,807	18.0%
Tractor Supply	NR / NR / NR	5	94,886	17.3%	$13.40	$1,271,900	17.2%
Giant Eagle	NR / NR / NR	1	71,050	13.0%	$14.50	$1,029,916	13.9%
Dollar General	NR / Baa2 / BBB	7	64,724	11.8%	$11.73	$758,958	10.3%
Walgreens	BBB / Baa2 / BBB	3	44,095	8.1%	$23.72	$1,046,000	14.1%
CVS Pharmacy	NR / Baa2 / BBB	4	40,527	7.4%	$17.99	$729,000	9.8%
BioLife Plasma Services L.P.(3)	NR / Baa2 / NR	1	14,181	2.6%	$34.95	$495,569	6.7%
Advance Auto Parts	NR / Baa2 / BBB-	1	7,000	1.3%	$19.00	$133,000	1.8%
Total Major Tenants		25	547,761	100.0%	$13.51	$7,402,250	100.0%

Vacant Space			0	0.0%

Collateral Total			547,761	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Each tenant has at least one 5-year renewal option.
(3)

BioLife Plasma Services L.P. has the right at any time to terminate its lease by providing 30 days’ written notice and payment of the net present value of the total obligation for base rent and any additional rent for the remainder of the lease term using an annual discount rate equal to the prime rate capped at 8.25%. The additional rent component will be calculated using the actual amount of the component for the most recent lease year increased by 2.5% annually for each year remaining on the lease term. Additional rent includes all costs and expenses of operating the property including, but not limited to, (i) real estate taxes, (ii) utilities, (iii) insurance premiums and (iv) repairs and maintenance.

A-3-77

Property Type - Various	Loan #7	Cut-off Date Balance:	$33,875,000
Property Addresses - Various	ExchangeRight Net Leased Portfolio #31	Cut-off Date LTV:	62.1%
		U/W NCF DSCR:	2.56x
		U/W NOI Debt Yield:	9.4%

The following table presents certain information relating to the lease rollover schedule at the ExchangeRight Net Leased Portfolio #31 Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	2	33,915	6.2%	33,915	6.2%	$674,000	9.1%	$19.87
2030	6	62,252	11.4%	96,167	17.6%	$1,127,000	15.2%	$18.10
Thereafter	17	451,594	82.4%	547,761	100.0%	$5,601,250	75.7%	$12.40
Vacant	0	0	0.0%	547,761	100.0%	$0	0.0%	$0.00
Total/Weighted Average	25	547,761	100.0%			$7,402,250	100.0%	$13.51

(1)	Information obtained from the underwritten rent roll.
(2)

The three Walgreens tenants have fully extended lease maturity dates of (i) for Walgreens – Des Plaines, IL of September 30, 2069, (ii) for Walgreens – Wheeling, IL of June 30, 2071 and (iii) for Walgreens – Chicago Heights, IL of October 31, 2070. The underwritten rent roll assumes that the first termination option date is the lease expiration date, so the properties are considered to have the following lease expiration dates: (i) for Walgreens – Des Plaines, IL, September 30, 2029, (ii) for Walgreens – Wheeling, IL, June 30, 2031, and (iii) for Walgreens – Chicago Heights, IL, October 31, 2030.

The following table presents historical occupancy percentages at the ExchangeRight Net Leased Portfolio #31 Properties:

Historical Occupancy

12/31/2016(1)	12/31/2017(1)	12/31/2018(1)	12/31/2019(1)	2/1/2020(2)
NAV	NAV	NAV	NAV	100.0%

(1)

The Dollar General – Fayetteville, GA property was constructed in 2018 and the BioLife Plasma Services L.P. – Columbus, GA property, Tractor Supply – Yulee, FL property, Tractor Supply – New Lenox, IL property, Tractor Supply – Danville, IN property, Tractor Supply – Kankakee, IL property, Dollar General – McDonough, GA property, Dollar General Prattville, AL property, Dollar General – Mobile, AL property and Dollar General – Evansville, IN property were constructed in 2019. These tenants are excluded from occupancy figures for the years prior to the respective build dates. Accordingly, historical occupancy is unavailable.

(2)	Information obtained from the underwritten rent roll.

A-3-78

Property Type - Various	Loan #7	Cut-off Date Balance:	$33,875,000
Property Addresses - Various	ExchangeRight Net Leased Portfolio #31	Cut-off Date LTV:	62.1%
		U/W NCF DSCR:	2.56x
		U/W NOI Debt Yield:	9.4%

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the underwritten net cash flow at the ExchangeRight Net Leased Portfolio #31 Properties:

Cash Flow Analysis(1)

	U/W	%(2)	U/W $ per SF
Rents in Place(3)	$7,402,250	94.0%	$13.51
Grossed Up Vacant Space	0	0.0	0.00
Gross Potential Rent	$7,402,250	94.0%	$13.51
Other Income	0	0.0	0.00
Total Recoveries	475,275	6.0	0.87
Net Rental Income	$7,877,525	100.0%	$14.38
(Vacancy & Credit Loss)	(288,986)(4)	(3.9)	(0.53)
Effective Gross Income	$7,588,539	96.3%	$13.85

Real Estate Taxes	401,753	5.3	0.73
Insurance	59,772	0.8	0.11
Management Fee	151,771	2.0	0.28
Other Operating Expenses	13,750	0.2	0.03
Total Operating Expenses	$627,046	8.3%	$1.14

Net Operating Income	$6,961,493	91.7%	$12.71
Replacement Reserves	35,581	0.5	0.06
TI/LC(5)	214,480	2.8	0.39
Net Cash Flow	$6,711,432	88.4%	$12.25

NOI DSCR(6)	2.65x
NCF DSCR(6)	2.56x
NOI Debt Yield(6)	9.4%
NCF Debt Yield(6)	9.1%

(1)	The ExchangeRight Net Leased Portfolio #31 Properties were acquired between May 2019 and November 2019. As such, no historical operating history is available.
(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(3)

Underwritten Rents in Place includes (i) in-place base rent of $7,441,250; (ii) straight-line rent of $22,682 for BioLife Plasma Services L.P. – Columbus, GA and (iii) $61,682 of reduced rent for three properties, Walgreens – Chicago Heights, IL, Tractor Supply – Oregon, OH, and Advance Auto Parts – Richmond, VA, each of which recently executed renewals for slightly lower rent than was previously being paid.

(4)

The underwritten economic vacancy is 5.0% at the property level except for nine properties that are underwritten to a 0.0% economic vacancy. The nine properties are 100.0% occupied by investment grade tenants with at least 11 years remaining on the initial lease term and a fully extended expiration date of 2031 or later. The overall underwritten blended economic vacancy is 3.7%. The ExchangeRight Net Leased Portfolio #31 Properties are 100.0% physically occupied as of February 1, 2020.

(5)	TI/LC is inclusive of a straight-line credit for the upfront TI/LC Reserve equal to $50,000, which is 10.0% of the upfront TI/LC reserve of $500,000.
(6)	NOI DSCR, NCF DSCR, NOI Debt Yield and NCF Debt Yield are based on the ExchangeRight Net Leased Portfolio #31 Whole Loan.

Appraisal.  The ExchangeRight Net Leased Portfolio #31 Properties were valued individually, with the individual values reflecting a cumulative “as-is” appraised value of $119,040,000. The valuation dates range from October 19, 2019 to November 25, 2019.

Environmental Matters. According to Phase I environmental assessments dated between October 15, 2019 and November 26, 2019, there was no evidence of any recognized environmental conditions at the ExchangeRight Net Leased Portfolio #31 Properties with the exception of the Walgreens – Wheeling, IL property which formerly operated as a dry cleaner, where a recognized environmental condition was identified due in part to the duration of the dry cleaning operations and use of dry cleaning solvent in large quantities. Environmental insurance was obtained for the Walgreens – Wheeling, IL property from Zurich North America with a $3,000,000 liability limit. Additionally, controlled recognized environmental conditions were discovered at the CVS Pharmacy – Alton, IL property and the Dollar General – Evansville, IL property. See “Environmental Considerations” in the Prospectus.

Escrows.

Real Estate Taxes – The ExchangeRight Net Leased Portfolio #31 Whole Loan documents require an upfront real estate tax reserve of $499,357. The borrower is required to escrow 1/12th of the taxes that the lender estimates will be payable during the next 12 months (initially $41,613) provided that the borrower will not be required to escrow such amounts if (i) no Cash Sweep Event (as defined below) has occurred and is continuing, (ii) no default exists under the lease at the applicable ExchangeRight Net Leased Portfolio #31 Properties, (iii) the tenant at the applicable ExchangeRight Net Leased Portfolio #31 Properties is liable for paying all taxes for such ExchangeRight Net Leased Portfolio #31 Properties and (iv) the borrower has provided written evidence that all taxes for such

A-3-79

Property Type - Various	Loan #7	Cut-off Date Balance:	$33,875,000
Property Addresses - Various	ExchangeRight Net Leased Portfolio #31	Cut-off Date LTV:	62.1%
		U/W NCF DSCR:	2.56x
		U/W NOI Debt Yield:	9.4%

ExchangeRight Net Leased Portfolio #31 Properties have been paid in full at least 15 days prior to the due date of such taxes. However, the borrower is required to make monthly taxes described above beginning on the payment date in November 2020 for the BioLife Plasma Services L.P. – Columbus, GA property until the borrower has provided a separate tax parcel identification number for such property.

Insurance – The ExchangeRight Net Leased Portfolio #31 Whole Loan documents do not require escrows for monthly insurance payments of 1/12th of insurance premiums that the lender estimates will be payable during the next 12 months as long as the borrower maintains a blanket policy acceptable to the lender.

Replacement Reserves – The ExchangeRight Net Leased Portfolio #31 Whole Loan documents require an upfront replacement reserve of $406,650 and ongoing monthly replacement reserves of $2,965.

TI/LC Reserve – The ExchangeRight Net Leased Portfolio #31 Whole Loan documents require an upfront TI/LC reserve of $500,000. Payment of the ongoing TI/LC monthly reserve of $31,953 will be waived as long as no event of default has occurred and is continuing.

Immediate Repairs - The ExchangeRight Net Leased Portfolio #31 Whole Loan documents require an upfront reserve of $69,781 for immediate repairs.

SNDA Holdback – The ExchangeRight Net Leased Portfolio #31 Whole Loan documents require an upfront reserve of $750,000 as an SNDA holdback relating to the Tractor Supply – Yulee, FL property.

Lockbox and Cash Management. The ExchangeRight Net Leased Portfolio #31 Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required at origination to establish a lockbox account and deliver letters to the tenants at the ExchangeRight Net Leased Portfolio #31 Properties directing them to pay all rents directly into a lender-controlled lockbox account. Additionally, all revenues and other monies received by the borrower or related property manager are required to be deposited into the lockbox account within two business days upon receipt. During the occurrence and continuance of a Cash Sweep Event (as defined below), all funds are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the ExchangeRight Net Leased Portfolio #31 Whole Loan documents, with all excess cash flow to be held as additional security for the ExchangeRight Net Leased Portfolio #31 Whole Loan.

A “Cash Sweep Event” will commence upon any of the following: (i) an event of default under the ExchangeRight Net Leased Portfolio #31 Whole Loan documents; (ii) as of any calculation date, the debt service coverage ratio based on a 30-year amortization schedule is less than 1.45x (2.20x interest-only equivalent) or (iii) December 6, 2026 (a “Qualified Transfer Trigger Event”). A Cash Sweep Event will end, with respect to clause (i), the end of such event of default, with respect to clause (ii) above, the debt service coverage ratio based on a 30-year amortization schedule being greater than or equal to 1.50x (2.28x interest-only equivalent) for two consecutive calendar quarters, or with respect to clause (iii) above, a Qualified Transfer Trigger Event Cure (as defined below).

A “Qualified Transfer Trigger Event Cure” will occur upon a qualified transfer to an Approved Transferee (as defined below) provided that the Approved Transferee (i) at all times must maintain either (a) a minimum net worth of at least $200,000,000 and total assets of at least $400,000,000 or (b) a rating of “BBB-” (or equivalent) or better by two out of three rating agencies that include S&P, Fitch and Moody’s (an “Investment Grade Rating”), (ii) must, in lieu of executing a certain guaranty described under the ExchangeRight Net Leased Portfolio #31 Whole Loan documents and prior to the release of any guarantor, execute and deliver to the lender a full recourse guaranty acceptable to the lender guaranteeing payment of the entire debt, (iii) must at all times own 100% of the legal and beneficial ownership interests in the borrower, (iv) will not be a Delaware statutory trust and (v) will cause the borrower to convert to a Delaware limited liability company.

An “Approved Transferee” is (i) an eligible institution which is, or which is wholly owned and controlled by, a bank, savings and loan association, investment bank, insurance company, trust company, real estate investment trust, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan or institution similar to the foregoing, (ii) any transferee that (a) is not the target of any sanctions and meets the requirements of a qualified transferee under the ExchangeRight Net Leased Portfolio #31 Whole Loan documents and for whom the lender has received a credit check and bankruptcy, litigation judgment lien and other comparable searches, all of which are reasonably acceptable to the lender, (b) is regularly engaged in the business of owning or operating commercial properties which are similar to the Exchange Right Net Leased Portfolio #31 Properties, (c) owns interest in or operates at least five properties with a minimum of 750,000 square feet and (d) has either (1) total assets of at least $100,000,000 or (2) an Investment Grade Rating, or (iii) an approved real estate investment trust.

Property Management.  The ExchangeRight Net Leased Portfolio #31 Properties are managed by an affiliate of the ExchangeRight Net Leased Portfolio #31 Borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

A-3-80

Property Type - Various	Loan #7	Cut-off Date Balance:	$33,875,000
Property Addresses - Various	ExchangeRight Net Leased Portfolio #31	Cut-off Date LTV:	62.1%
		U/W NCF DSCR:	2.56x
		U/W NOI Debt Yield:	9.4%

Right of First Refusal. Four tenants at nine of the ExchangeRight Net Leased Portfolio #31 properties have rights of first refusal. See “Description of the Mortgage Pool—Purchase Options and Rights of First Refusal” in the Prospectus.

Terrorism Insurance. The ExchangeRight Net Leased Portfolio #31 Whole Loan documents require that the “all risk” insurance policy required to be maintained by the ExchangeRight Net Leased Portfolio #31 Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the ExchangeRight Net Leased Portfolio #31 Properties, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

A-3-81

Retail – Single Tenant	Loan #8	Cut-off Date Balance:	$30,000,000
1 Stockton Street	One Stockton	Cut-off Date LTV:	59.5%
San Francisco, CA 94108		U/W NCF DSCR:	1.79x
		U/W NOI Debt Yield:	7.6%

A-3-82

Retail – Single Tenant	Loan #8	Cut-off Date Balance:	$30,000,000
1 Stockton Street	One Stockton	Cut-off Date LTV:	59.5%
San Francisco, CA 94108		U/W NCF DSCR:	1.79x
		U/W NOI Debt Yield:	7.6%

Nob Hill
Chinatown
Sacramento St
Grace Cathedral
Huntington Park
The Fairmont San Francisco
Powell St
Stockton St
Grant Ave
Kearny St
Omni San Francisco
Battery St
California St
CABLE CAR LINE
Masonic Auditorium
InterContinental Mark Hopkins
Ritz Carlton
St. Mary's Square
Bank of America Bldg.
California Center
Leavenworth St
Pine St
Jones St
Taylor St
Mason St
CABLE CAR LINE
CENTRAL SUBWAY (Under Construction)
Montgomery St
Bush St
SAN FRANCISCO
Hallidie Building
Citi Group Center
Sansome St
One Bush Plaza
Sutter St
Market St
525 Market Street
Sir Francis Drake
Grand Hyatt SF
Crocker Galleria
Downtown San Francisco
Post St
Union Square
GoodData HQ
MONTGOMERY
Golden Gate University
SF Art Exchange
2nd St
JPMorgan Chase Bldg.
Geary St
Geary Theater
Macy's
Union Square
MUNI METRO
BART
Academy of Art University
Jessie St
O'Farrell St
The Hamilton Building
Hilton SF Union Square
UNION SQUARE
Four Seasons Hotel SF
3rd St
Mission St
Museum of the African Diaspora
Contemporary Jewish Museum
The Mexican Museum
LinkedIn
Ellis St
One Stockton
1 Stockton Street
San Francisco, CA 94108
Cutting Ball Theater
Tenderloin Museum
Boeddeker Park
SF Marriott Marquis
SF Museum of Modern Art
4th St
Eddy St
Yerba Buena Center for the Arts
W San Francisco
Yerba Buena Gardens
Hallidie Plaza
POWELL
Westfield San Francisco Centre
201 Third Street
SHN Golden Gate Theatre
Metreon
Moscone North
Riverbend Technology
Turk St
Howard St
5th St
Civic Center
Golden Gate Theatre
The Warfield
MOSCONE CONVENTION CENTER
Children's Creativity Museum
Moscone South
Golden Gate Ave
SF Mint
Moscone West
YERBA BUENA SQUARE
CENTRAL SUBWAY (Under Construction)
Univ. of the Pacific School of Dentistry
International Art Museum of America
SF Chronicle
Folsom St
Yahoo
YERBA BUENA/ MOSCONE
Comcast SportsNet
Natoma St
Clementina St
Harrison St
SoMa
Howard St
Bay Bridge
Tehama St
Shipley
80
Clara St
Leapfin Software
Folsom St
5th St
South Market Park
6th St
Harrison St
Bryant St
4TH/ BRANNAN
Victoria Manalo Draves Park
80
South Beach
San Rafael
Pinole
Pittsburg
Concord
Richmond
Walnut Creek
Berkeley
Lafayette
Moraga
Sausalito
SAN FRANCISCO
OAKLAND
Alameda
Danville
San Ramon
Daly City
Castro Valley
Dublin
South San Francisco
San Leandro
Pleasanton
Hayward
Pacific Ocean
Union City
San Mateo
Fremont
Redwood City
Newark
Palo Alto
Milpitas
Santa Clara
Sunnyvale
SAN JOSE

A-3-83

No. 8 – One Stockton

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Barclays Capital Real Estate Inc.		Single Asset/Portfolio:	Single Asset
	Original Principal Balance(1):	$30,000,000		Property Type – Subtype:	Retail – Single Tenant
	Cut-off Date Balance(1):	$30,000,000		Location:	San Francisco, CA
	% of Initial Pool Balance:	3.1%		Size:	16,987 SF
	Loan Purpose:	Refinance		Cut-off Date Balance Per SF(1):	$3,885.32
	Borrower Sponsor:	Ben Ashkenazy		Maturity Date Balance Per SF(1):	$3,885.32
	Guarantor:	Ben Ashkenazy		Year Built/Renovated:	1973 / 2016
	Mortgage Rate:	4.0400%		Title Vesting:	Fee
	Note Date:	November 15, 2019		Property Manager:	Self-managed
	Seasoning:	2 months		Current Occupancy (As of):	100.0% (2/1/2020)
	Maturity Date:	December 6, 2029		YE 2019 Occupancy:	100.0%
	IO Period:	120 months		YE 2018 Occupancy:	100.0%
	Loan Term (Original):	120 months		YE 2017 Occupancy:	100.0%
	Amortization Term (Original):	NAP		YE 2016 Occupancy:	100.0%
	Loan Amortization Type:	Interest-only, Balloon		As-Is Appraised Value(4):	$111,000,000
	Call Protection(2):	L(26),D(90),O(4)		As-Is Appraised Value Per SF:	$6,534.41
	Lockbox Type:	Hard/Springing Cash Management		As-Is Appraisal Valuation Date:	October 21, 2019
	Additional Debt(1):	Yes
	Additional Debt Type (Balance) (1):	Pari Passu ($36,000,000)		Underwriting and Financial Information
				TTM NOI (10/31/2019):	$4,930,354
				YE 2018 NOI:	$4,911,125
				YE 2017 NOI:	$4,871,053
				YE 2016 NOI(5):	NAP
				U/W Revenues:	$6,109,060
				U/W Expenses:	$1,114,258
Escrows and Reserves(3)				U/W NOI:	$4,994,801
	Initial	Monthly	Cap	U/W NCF:	$4,845,821
Taxes	$166,351	$55,450	NAP	U/W DSCR based on NOI/NCF:	1.84x / 1.79x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	7.6% / 7.3%
Replacement Reserves	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	7.6% / 7.3%
TI/LC Reserve	$0	$7,078	$424,675	Cut-off Date LTV Ratio(1):	59.5%
				LTV Ratio at Maturity(1):	59.5%

Sources and Uses
Sources			Uses
Original Whole Loan Amount(1)	$66,000,000	99.6%	Loan payoff	$65,450,268	98.8%
Equity Contribution	232,982	0.4	Upfront reserves	166,351	0.3
			Closing costs	616,362	0.9
Total Sources	$66,232,982	100.0%	Total Uses	$66,232,982	100.0%

(1)	The One Stockton Mortgage Loan (as defined below) is part of a whole loan evidenced by three pari passu notes with an aggregate original principal balance of $66.0 million. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W Debt Yield based on NOI/NCF, U/W DSCR based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD numbers presented above are based on the aggregate principal balance of the promissory notes comprising the One Stockton Whole Loan (as defined below).

(2)	Defeasance of the One Stockton Whole Loan is permitted at any time after the earlier of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) November 15, 2022. The assumed lockout period of 26 months is based on the WFCM 2020-C55 securitization closing date in February 2020.

(3)	See “Escrows” section below.

(4)	The appraisal also provided a “Go Dark Value” of $86,500,000 and a “Land Value” equal to $74,300,000.

(5)	The tenant, T-Mobile, executed its lease on September 30, 2014 with a rent commencement date of November 28, 2016. Due to the rent commencement date, 2016 NOI is unavailable.

The Mortgage Loan. The One Stockton mortgage loan is part of a whole loan evidenced by three pari passu promissory notes with an aggregate original principal balance of $66,000,000 (the “One Stockton Whole Loan”). The One Stockton Whole Loan is secured by a first mortgage lien on the borrower’s fee interest in a 16,987 square foot single-tenant retail property located in San Francisco, California (the “One Stockton Property”). The controlling Note A-1, with an original principal balance of $30,000,000, will be included in the WFCM 2020-C55 securitization trust (the “One Stockton Mortgage Loan”). The non-controlling Notes A-2 and A-3, with original principal balances of $21,000,000 and $15,000,000, respectively, are expected to be contributed to future securitization trusts. The One Stockton Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2020-C55 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Prospectus. The One Stockton Whole Loan has a 10-year term and is interest-only for the entire term.

A-3-84

Retail – Single Tenant	Loan #8	Cut-off Date Balance:	$30,000,000
1 Stockton Street	One Stockton	Cut-off Date LTV:	59.5%
San Francisco, CA 94108		U/W NCF DSCR:	1.79x
		U/W NOI Debt Yield:	7.6%

Note Summary

Notes	Original Principal Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1	$30,000,000	$30,000,000	WFCM 2020-C55	Yes
A-2	$21,000,000	$21,000,000	An affiliate of Barclays	No
A-3	$15,000,000	$15,000,000	An affiliate of Barclays	No
Total	$66,000,000	$66,000,000

The Borrowers and Borrower Sponsors. The borrower is One Stockton Realty LLC, a Delaware limited liability company and single purpose entity. The borrower has one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the One Stockton Whole Loan. The non-recourse carve-out guarantor of the One Stockton Whole Loan is Ben Ashkenazy.

The borrower sponsor is Ben Ashkenazy. Ben Ashkenazy is the chief executive officer and chairman of Ashkenazy Acquisitions Corporation (“AAC”). AAC is a private real estate investment firm, headquartered in New York City, focusing on retail, hotel and office assets. Since its founding in 1987, AAC has acquired over 15.0 million square feet of retail, hospitality, office and residential properties, located throughout the United States, Canada and England. AAC has a portfolio containing more than 100 buildings valued at approximately $12.0 billion. The borrower sponsor has two foreclosures, one discounted payoff and two workouts, all at unrelated properties. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus.

The Property. The One Stockton Property is an approximately 16,987 square foot single tenant retail building located in San Francisco, California. The property is a stand-alone two story building consisting of ground floor and second floor showroom space, with the basement used as back-of-office, storage, and conference/breakroom space. The property was built in 1973, significantly renovated for the prior tenant, Apple, in 2010, and was most recently renovated between 2015 and 2016 prior to the current tenant, T-Mobile, taking occupancy. The One Stockton Property has floor-to-ceiling glass extending along both Stockton and Ellis Streets on both the ground floor and second floor. According to the appraisal, compared to most buildings in the Union Square neighborhood, the One Stockton Property’s most recent construction and design allow for significant window lines, which enhance the desirability of the One Stockton Property’s 2nd floor showroom space, as it allows for a significant amount of natural light, as well as greater visibility from and to the street below. In addition, the 2nd floor is accessed from a wide and relatively short, open staircase abutting a two-story, open atrium, toward the middle of the building, which allows for greater continuity between the two showroom levels than a more typical side-core or elevator design.

The property is located in San Francisco’s Union Square. According to the appraisal, Union Square is one of the nation’s premier retail locations on par with Fifth Avenue in New York City, and Rodeo Drive in Beverly Hills, California. Major department stores located in Union Square include Macy’s, Neiman Marcus, Saks Fifth Avenue, Nordstrom, and Bloomingdales and is also home to other flagship stores. The Powell St. Station is a little over a block away from the property and serves four BART lines that carry commuters throughout the Bay area. The property is also near the planned Union Square/Market Street station that, as part of the larger Central Subway system, is expected to reduce travel times for customers traveling north and south through downtown. Both stations are planned to be accessible via an entrance directly beneath the One Stockton Property when the Union Square/Market Street station opens in 2021.

Major Tenant.

The One Stockton Property is 100.0% occupied by a T-Mobile, and operates as one of T-Mobile’s only six “signature” stores in the US. Other US “signature” stores are located in Times Square, Michigan Avenue, Las Vegas Strip, Miami Beach and the 3rd Street Promenade in Santa Monica. T-Mobile (Nasdaq: TMUS; Fitch/Moody’s/S&P: BBB+/Baa1/BBB+) provides mobile communications services in the United States, Puerto Rico, and United States Virgin Islands. The company offers voice, messaging, and data services to 83.1 million customers. As of December 31, 2018, T-Mobile US, Inc. operated approximately 2,200 T-Mobile and MetroPCS retail locations. T-Mobile has been a tenant since 2016 and has one five-year option remaining on its lease. Rent for the next renewal option will be the greater of (i) a 3.0% annual escalation from year 10 rent, or (ii) 95% of the fair market value. T-Mobile has a lease expiration date of November 30, 2026 and the loan documents require that all excess cash flow is swept into a lender controlled account 18 months prior to such date (see “Cash Sweep Period” below).

A-3-85

Retail – Single Tenant	Loan #8	Cut-off Date Balance:	$30,000,000
1 Stockton Street	One Stockton	Cut-off Date LTV:	59.5%
San Francisco, CA 94108		U/W NCF DSCR:	1.79x
		U/W NOI Debt Yield:	7.6%

The following table presents certain information relating to the tenancy at the One Stockton Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
T-Mobile	BBB+/Baa1/BBB+	16,987	100.0%	$318.03	$5,402,442	100.0%	11/30/2026	1, 5-year	N
Total Major Tenants		16,987	100.0%	$318.03	$5,402,442	100.0%

Non-Major Tenants		0	0.0%	$0.00	$0	0.0%

Occupied Collateral Total		16,987	100.0%	$318.03	$5,402,442	100.0%

Vacant Space		0	0.0%

Collateral Total		16,987	100.0%

(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed whether or not the parent company guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the One Stockton Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	1	16,987	100.0%	16,987	100%	$5,402,442	100.0%	$318.03
2027	0	0	0.0%	16,987	100%	$0	0.0%	$0.00
2028	0	0	0.0%	16,987	100%	$0	0.0%	$0.00
2029	0	0	0.0%	16,987	100%	$0	0.0%	$0.00
2030	0	0	0.0%	16,987	100%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	16,987	100%	$0	0.0%	$0.00
Vacant	0	0	0.0%	16,987	100%	$0	0.0%	$0.00
Total/Weighted Average	1	16,987	100.0%			$5,402,442	100.0%	$318.03

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the One Stockton Property:

Historical Occupancy

12/31/2016(1)(2)	12/31/2017(1)	12/31/2018(1)	12/31/2019(1)	2/1/2020(3)
100%	100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the borrower.
(2)	The Tenant, T-Mobile, executed its lease September 30, 2014 with a rent commencement date of November 28, 2016.
(3)	Information obtained from the underwritten rent roll.

A-3-86

Retail – Single Tenant	Loan #8	Cut-off Date Balance:	$30,000,000
1 Stockton Street	One Stockton	Cut-off Date LTV:	59.5%
San Francisco, CA 94108		U/W NCF DSCR:	1.79x
		U/W NOI Debt Yield:	7.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the One Stockton Property:

Cash Flow Analysis

	2017	2018	TTM 10/31/2019	U/W	%(1)	U/W $ per SF
Rents in Place	$4,813,200	$4,958,824	$5,081,196	$5,245,090	81.6%	$308.77
Contractual Rent Steps	0	0	0	157,352	2.4	9.26
Grossed Up Vacant Space	0	0	0	0	0.0	0
Gross Potential Rent	$4,813,200	$4,958,824	$5,081,196	$5,402,442	84.0%	$318.03
Total Recoveries	921,659	848,067	768,933	1,028,147	16.0	60.53
Net Rental Income	$5,734,859	$5,806,891	$5,850,129	$6,430,589	100.0%	$378.56
(Vacancy & Credit Loss)	0	0	0	(321,529)	(5.0)	(18.93)
Effective Gross Income	$5,734,859	$5,806,891	$5,850,129	$6,109,060	95.0%	$359.63

Real Estate Taxes	624,687	633,114	651,252	665,405	10.9	39.17
Insurance	54,226	50,776	56,091	56,091	0.9	3.30
Management Fee	174,885	172,528	174,886	122,181	2.0	7.19
Other Operating Expenses	10,008	39,348	37,546	270,581	4.4	15.93
Total Operating Expenses	$863,806	$895,766	$919,775	$1,114,258	18.2%	$65.59
					0.0
Net Operating Income	$4,871,053	$4,911,125	$4,930,354	$4,994,801	81.8%	$294.04
Replacement Reserves	0	0	0	2,548	0.0	0.15
TI/LC	0	0	0	146,433	2.4	8.62
Net Cash Flow	$4,871,053	$4,911,125	$4,930,354	$4,845,821	79.3%	$285.27

NOI DSCR	1.80x	1.81x	1.82x	1.84x
NCF DSCR	1.80x	1.81x	1.82x	1.79x
NOI Debt Yield	7.4%	7.4%	7.5%	7.6%
NCF Debt Yield	7.4%	7.4%	7.5%	7.3%

(1)	Represents (i) percent of Net Rental Income for all revenue fields and for Vacancy & Credit Loss and (ii) percent of Effective Gross Income for all other fields

Appraisal. The appraiser concluded to an “as-is” Appraised Value of $111,000,000 as of October 21, 2019.

Environmental Matters. According to the Phase I environmental assessment dated October 24, 2019, there was no evidence of any recognized environmental conditions at the One Stockton Property.

Market Overview and Competition. The One Stockton Property is located in the city of San Francisco, along the southern boundary of the Union Square neighborhood. The property is situated at the confluence of Stockton Street, Ellis Street, and Market Street. Market Street is the major commercial thoroughfare that bisects downtown San Francisco, with numerous train, bus and subway stops located along Market Street in close proximity to the property. According to the appraisal, the Union Square Neighborhood is an internationally known upscale downtown shopping district in a class with New York’s Fifth Avenue, Chicago’s North Michigan Avenue and Beverly Hills’ Rodeo Drive. The appraisal also reports that the location at Stockton and Market and the location one block west at Powell and Market are the two most trafficked locations in the city. According to the appraisal, given the location along the major transportation hubs along Market Street, with Stockton Street as the main street leading from Market to Union Square Park, the subject benefits from a significant amount of foot traffic.

According to the appraisal, the One Stockton Property is located within the Union Square Retail Market, which has a reported vacancy rate as of the third quarter of 2019 of 5.9% and the concluded market rent on a triple net basis for One Stockton is $275.00 PSF. According to the appraisal, based on 2019 estimates, the population within a 0.5-, one- and three-mile radius was approximately 30,451, 140,606 and 432,289, respectively. Additionally, for the same period, the median household income within a 0.5, one- and three-mile radius was $46,954, $75,100 and $119,158, respectively.

A-3-87

Retail – Single Tenant	Loan #8	Cut-off Date Balance:	$30,000,000
1 Stockton Street	One Stockton	Cut-off Date LTV:	59.5%
San Francisco, CA 94108		U/W NCF DSCR:	1.79x
		U/W NOI Debt Yield:	7.6%

The following table presents certain information relating to the appraiser’s market rent conclusion for the One Stockton Property:

Market Rent Summary(1)

	Ground Floor	Basement	Second Floor
Market Rent (PSF)	$700.00	$40.00	$150.00
Lease Term (Years)	10	10	10
Lease Type (Reimbursements)	NNN	NNN	NNN
Rent Increase Projection	3% per year	3% per year	3% per year

(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales for the One Stockton Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)	Adjusted Sales Price (PSF)
233 Geary Street	San Francisco, CA	25,402	Jan-19	$190,000,000	$7,479.73	$6,731.75
Apple	San Francisco, CA	15,000	Jul-19	$120,000,000	$8,000.00	$6,400.00
Williams Sonoma	San Francisco, CA	20,018	Oct-18	$53,000,000	$2,647.62	$5,824.76
One Powell St.	San Francisco, CA	39,108	Dec-15	$155,000,000	$3,963.38	$6,103.61
457-459 N. Rodeo Drive	Beverly Hills, CA	11,625	Oct-18	$96,000,000	$8,258.06	$6,193.55

(1)	Information obtained from the appraisal.

Comparable Leases(1)

Property	Year Built / Renovated	Tenant GLA (square feet)	Est. Rent PSF	Proximity (miles)	Tenant
856 Market St.	1909 / NAP	9,073	$132.26	<0.1	New Balance
One Powell St.	1921 / NAP	24,729	$186.02	0.2	AT&T
222 Stockton Street	1908 / NAP	4,980	$361.00	0.1	Tory Burch
195 Grant Ave	1909 / NAP	5,400	$389.00	0.2	Fendi
199 Grant Ave	1909 / NAP	7,300	$422.00	0.3	Cartier

(1)	Information obtained from the appraisal.

Escrows.

Real Estate Taxes – At origination, the borrower was required to deposit into escrow $166,351 for property taxes. On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which is currently approximately $55,450.

Insurance – The requirement for the borrower to make monthly deposits for insurance premiums (initially equal to $4,674) is waived as long as the One Stockton Property is covered under a blanket policy acceptable to the lender.

Replacement Reserves – The requirement for the borrower to make monthly deposits into the replacement escrow is waived so long as no event of default or Trigger Period (defined below) exists. Upon a Trigger Period, the borrower will be required to escrow $212 per month for ongoing replacement reserves.

TI/LC Reserve – The borrower is required to escrow $7,078 (approximately $5.00 per square foot annually) on a monthly basis for ongoing tenant improvement and leasing commission reserves. The reserve is subject to a cap of $424,675 (approximately five years of collections).

Lockbox and Cash Management. The loan is structured with a hard lockbox with springing cash management. Tenant direction letters were required to be sent to the tenant upon the origination of the loan instructing it to deposit all rents and payments into the lockbox account controlled by the lender. The funds are then returned to an account controlled by the borrower until the occurrence of a Trigger Period. During a Trigger Period, all funds in the lockbox account are swept weekly to a segregated cash management account under the control of the lender. To the extent there is a Cash Sweep Period (as defined below) continuing caused by a T-Mobile Trigger Event, all excess cash flow after payment of the mortgage debt service, required reserves and other amounts required by the loan documents will be held in a T-Mobile reserve account. To the extent there is a Cash Sweep Period continuing caused by anything

A-3-88

Retail – Single Tenant	Loan #8	Cut-off Date Balance:	$30,000,000
1 Stockton Street	One Stockton	Cut-off Date LTV:	59.5%
San Francisco, CA 94108		U/W NCF DSCR:	1.79x
		U/W NOI Debt Yield:	7.6%

other than a T-Mobile Trigger Event, all excess cash flow after payment of the mortgage debt service, required reserves and other amounts required by the loan documents will be held in an excess cash reserve account.

A “Trigger Period” means a period of time (A) commencing upon the earliest of (i) an event of default, (ii) an amortizing debt service coverage ratio being less than 1.20x or (iii) the occurrence of a T-Mobile Trigger Event (as defined below), and (B) expiring upon (w) in connection with clause (i) above, the cure of such event of default, (x) in connection with clause (ii) above, the date that the amortizing debt service coverage ratio is equal to or greater than 1.25x for two consecutive calendar quarters or (y) in connection with clause (iii) above, an T-Mobile Trigger Event cure.

A “Cash Sweep Period” means a period of time (A) commencing upon the earliest of (i) an event of default, (ii) an amortizing debt service coverage ratio being less than 1.20x for two consecutive calendar quarters or (iii) the occurrence of a T-Mobile Trigger Event (as defined below), and (B) expiring upon (w) in connection with clause (i) above, the cure of such event of default, (x) in connection with clause (ii) above, the date that the amortizing debt service coverage ratio is equal to or greater than 1.25x for two consecutive calendar quarters or (y) in connection with clause (iii) above, an T-Mobile Trigger Event cure.

A “T-Mobile Trigger Event” means the occurrence of any of the following: (a) T-Mobile fails to renew their lease by the earlier of (i) 18 months prior to their lease expiration date and (ii) the date on which the tenant is required to provide notice of renewal of such lease, (b) T-Mobile (or parent or guarantor) being subject to bankruptcy or insolvency proceedings, (c) T-Mobile goes dark or provides notice to go dark, (d) T-Mobile defaults under its lease and (e) T-Mobile (i) terminates its lease or (ii) gives notice of its intention to terminate or not renew its lease. T-Mobile does not have any termination options.

In the event of a T-Mobile Trigger Event described in clause (a) or (e) above, the borrower may cure the event by depositing $4,000,000 cash with the lender or by delivering to the lender a letter of credit in the amount of $4,000,000.

Property Management. The One Stockton property is managed by AAC Management Corp., an affiliate of the borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None

Ground Lease. None

Earthquake Insurance: The property is located in Seismic Zone 4 and has a probable maximum loss of 12%. The borrower obtained seismic insurance coverage of $10.0 million per occurrence and in the annual aggregate and a terrorism deductible of $25,000

Terrorism Insurance. The One Stockton Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the One Stockton Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

A-3-89

Retail – Single Tenant	Loan #9	Cut-off Date Balance:	$27,700,000
3765 South Las Vegas Boulevard	Walgreens - Las Vegas Strip	Cut-off Date LTV:	72.9%
Las Vegas, NV 89109		U/W NCF DSCR:	1.69x
		U/W NOI Debt Yield:	7.2%

Walgreens

FAT BAR
ALL YOU CAN EAT
24HR - KOREAN BBQ
GINSENG B.B.Q
Walgreens

Walgreens
ROSS

THE MOSAIC
FAT BAR
ALL YOU CAN EAT
24HR - KOREAN BBQ
GINSENG B.B.Q
Walgreens

Walgreens
PHARMACY
24 HR

A-3-90

Retail – Single Tenant	Loan #9	Cut-off Date Balance:	$27,700,000
3765 South Las Vegas Boulevard	Walgreens - Las Vegas Strip	Cut-off Date LTV:	72.9%
Las Vegas, NV 89109		U/W NCF DSCR:	1.69x
		U/W NOI Debt Yield:	7.2%

Downtown Las Vegas 4 miles
Twain Ave.
E. Twain Ave.
Rio Pavilion Conference Center
RIO HOTEL AND CASINO
GOLD COAST
PALMS CASINO RESORT
Valley View Blvd.
W. Flamingo Rd.
Flamingo Rd.
592
15
Las Vegas Strip
THE MIRAGE
Madam Tussauds LV
CASINO ROYAL
HARRAH'S LAS VEGAS
THE LINQ
O'Shea's Casino
The Forum Shops at Caesars
The Colosseum
CAESAR'S PALACE
FLAMINGO LAS VEGAS
THE CROMWELL
Sands Expo & Convention Ctr.
HARRAH'S/ THE LINQ
FLAMINGO/ CAESAR'S PALACE
WESTIN
Koval Ln.
HOLIDAY INN CLUB LAS VEGAS
The Meridian Luxury Condos
Howard Hughes Pkwy.
Paradise Rd.
Via Bellagio
Grand Bazaar Shops
BALLY'S
Fountains at Bellagio
PARIS LAS VEGAS
BALLY'S/ PARIS
THE PLATINUM HOTEL
TUSCANY SUITES & CASINO
Miracle Mile Shops
PLANET HOLLYWOOD
HARD ROCK HOTEL & CASINO
BELLAGIO-CITY CENTER-MONTE CARLO TRAM
THE COSMOPOLITAN OF LAS VEGAS
VDARA HOTEL & SPA
ARIA RESORT & CASINO
Veer Towers
CITY CENTER
LAS VEGAS MONORAIL
Harmon Ave.
WYNDHAM GRAND DESERT
ALEXIS PARK
UNLV 2 miles
Panorama Towers
LAS VEGAS
Wynn Rd.
Industrial Rd.
Frank Sinatra Dr.
Aria Convention Center
MANDARIN ORIENTAL
Polo Towers
Hawaiian Marketplace
THE SIGNATURE @ MGM GRAND
Grand Garden Arena
Conference Center
Tompkins Rd.
MONTE CARLO
Hard Rock Cafe LV
Rue de Monte Carlo
Nevada Beverage Co. (Budweiser/ Bud Light)
T-Mobile Arena
NEW YORK NEW YORK
Showcase Mall
MGM Shops
MGM GRAND
MGM GRAND
David Copperfield Theatre
Tropicana Ave.
Tropicana Ave.
Grand Canyon Helicopters
EXCALIBUR
THE NEW TROPICANA
HOOTERS CASINO HOTEL
EXCALIBUR HOTEL & CASINO
Walgreens - Las Vegas Strip
3765 South Las Vegas Boulevard
Las Vegas, NV 89109
Hollywood Car Museum
Reno Ave.
Reno Ave.
Titanic
S. Las Vegas Blvd.
Giles St.
Hacienda/ Polaris Business Park
LUXOR HOTEL & CASINO
LUXOR
Mandalay Place
Hacienda Ave.
Mandalay Bay Theatre
MANDALAY BAY
MANDALAY BAY
Hacienda Industrial Park
McCarran International Airport
CLARK COUNTY
North Conv. Center
FOUR SEASONS
Mandalay Bay Event Center
Allegiant Stadium (Opens Mid-2020)
Shark Reef Aquarium at Mandalay Bay
Magic of David Copperfield Museum
South Convention Center
W. Russell Rd.
Dean Martin Dr.
Polaris Ave.
Hotel Row
W. Oquendo Rd.
Welcome to Las Vegas Sign
Bali Hai Golf Club
Las Vegas Frwy
S. Las Vegas Blvd.
Valley View Blvd.
W. Post Rd.
604
NORTH LAS VEGAS
SPRING MTS.
Summerlin
LAS VEGAS
Sunrise Manor
Downtown
Winchester
MUDDY MTS.
LV Strip
CLARK COUNTY
Enterprise
HENDERSON

A-3-91

No. 9 – Walgreens - Las Vegas Strip

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Original Principal Balance:	$27,700,000		Property Type – Subtype:	Retail – Single Tenant
	Cut-off Date Balance:	$27,700,000		Location:	Las Vegas, NV
	% of Initial Pool Balance:	2.9%		Size:	14,688 SF
	Loan Purpose:	Acquisition		Cut-off Date Balance Per SF:	$1,885.89
	Borrower Sponsor:	Ryan Tedder; Keith Kantrowitz		Maturity Date Balance Per SF:	$1,885.89
	Guarantors:	Ryan Tedder; Keith Kantrowitz		Year Built/Renovated:	1999/NAP
	Mortgage Rate:	4.1800%		Title Vesting:	Fee
	Note Date:	December 19, 2019		Property Manager:	Tenant-managed
	Seasoning:	1 month		Current Occupancy (As of):	100.0% (2/1/2020)
	Maturity Date:	January 11, 2030		YE 2019 Occupancy(3):	100.0%
	IO Period:	120 months		YE 2018 Occupancy(3):	100.0%
	Loan Term (Original):	120 months		YE 2017 Occupancy(3):	100.0%
	Amortization Term (Original)(1):	NAP		YE 2016 Occupancy(3):	100.0%
	Loan Amortization Type:	Interest-only, Balloon		Appraised Value:	$38,000,000
	Call Protection:	L(25),D(91),O(4)		Appraised Value Per SF:	$2,587.15
	Lockbox Type:	Soft/Springing Cash Management		Appraisal Valuation Date:	November 21, 2019
	Additional Debt:	None
	Additional Debt Type (Balance):	NAP		Underwriting and Financial Information
				YE 2019 NOI(3):	NAV
				YE 2018 NOI(3):	NAV
				YE 2017 NOI(3):	NAV
				YE 2016 NOI(3):	NAV
				U/W Revenues:	$2,007,983
				U/W Expenses:	$20,080
				U/W NOI:	$1,987,903
Escrows and Reserves(2)				U/W NCF:	$1,986,435
	Initial	Monthly	Cap	U/W DSCR based on NOI/NCF:	1.69x / 1.69x
Taxes	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	7.2% / 7.2%
Insurance	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	7.2% / 7.2%
Replacement Reserve	$0	Springing	NAP	Cut-off Date LTV Ratio:	72.9%
TI/LC Reserve	$0	Springing	NAP	LTV Ratio at Maturity:	72.9%
Excess Cash Flow Reserve	$0	Springing	NAP

Sources and Uses
Sources			Uses
Original loan amount	$27,700,000	72.0%	Purchase price	$38,000,000	98.7%
Cash equity contribution	10,797,630	28.0	Closing costs	497,630	1.3

Total Sources	$38,497,630	100.0%	Total Uses	$38,497,630	100.0%

(1)	Provided no event of default exists, funds in the Excess Cash Flow Reserve account will be applied to the outstanding principal balance of the Walgreens – Las Vegas Strip Mortgage Loan on the Maturity Date (see “Escrows” section below).

(2)	See “Escrows” section below.

(3)	Historical operating statements are not available, as the borrower sponsor recently acquired the Walgreens - Las Vegas Strip Property (as defined below) in a sale-leaseback transaction. Walgreens has occupied the Walgreens - Las Vegas Strip Property since it was constructed in 1999.

The Mortgage Loan. The mortgage loan (the “Walgreens - Las Vegas Strip Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a single tenant retail property located in Las Vegas, Nevada (the “Walgreens - Las Vegas Strip Property”).

The Borrower and Borrower Sponsors. The borrower comprises two tenants-in-common: PREH Las Vegas BLVD, LLC and MRK Vegas Strip LLC (collectively, the “Walgreens - Las Vegas Strip Borrower”), each a single purpose Delaware limited liability. The borrower sponsors and nonrecourse carve-out guarantors of the Walgreens - Las Vegas Strip Mortgage Loan are Ryan Tedder and Keith Kantrowitz.

Mr. Kantrowitz, who has over 30 years of experience as a mortgage broker, is the President of Power Express Mortgage and has interests in more than 24 commercial assets valued at $11.7 million throughout the United States. Mr. Tedder is an American singer, songwriter, musician and record producer and is the lead vocalist for the band OneRepublic. Keith Kantrowitz is a named defendant in an action by a residential tenant alleging fraud and criminal negligence in connection with a 100 year sale-leaseback structure and

A-3-92

Retail – Single Tenant	Loan #9	Cut-off Date Balance:	$27,700,000
3765 South Las Vegas Boulevard	Walgreens - Las Vegas Strip	Cut-off Date LTV:	72.9%
Las Vegas, NV 89109		U/W NCF DSCR:	1.69x
		U/W NOI Debt Yield:	7.2%

subsequent eviction proceedings in connection with the tenant’s Brooklyn, New York home. See “Description of the Mortgage Pool–Litigation and Other Considerations” in the Prospectus.

The Property. The Walgreens - Las Vegas Strip Property is a single tenant retail property containing 14,688 square feet and located in Las Vegas, Nevada, approximately 6.0 miles south of the Las Vegas central business district. As of February 1, 2020, the Walgreens - Las Vegas Strip Property was 100.0% leased to Walgreen Co. (“Walgreens”). The Walgreens - Las Vegas Strip Property was constructed in 1999 and Walgreens has been the only tenant. The Walgreens - Las Vegas Strip Property is situated on a 0.4-acre site and the Walgreens - Las Vegas Strip Borrower has rights to 140 surface parking spaces located adjacent to the property via a reciprocal easement agreement resulting in a parking ratio of approximately 9.5 spaces per 1,000 square feet of rentable area. The borrower sponsors recently acquired the Walgreens – Las Vegas Strip Property from Walgreens in a sale-leaseback transaction.

Major Tenant.

Walgreens (BBB/Baa2/BBB by Fitch/Moody’s/S&P; 14,688 square feet; 100.0% of net rentable area; 100.0% of underwritten base rent; 12/31/2034 lease expiration) – Walgreens is a subsidiary of Walgreens Boots Alliance (“WBA”) (Nasdaq: WBA), the largest retail pharmacy, health, and daily living destination across the U.S. and Europe. WBA’s portfolio comprises retail and business brands including Walgreens, Duane Reade, and Boots and Alliance Healthcare. As of August 31, 2019, WBA had over 18,750 stores in 11 countries and employed over 440,000 people. Walgreens has occupied the Walgreens - Las Vegas Strip Property since 1999 and recently executed a 15-year triple-net lease through December 2034 with 12, 5-year automatic extension options. The entity on the lease is Walgreen Co., the predecessor company of WBA.

The following table presents certain information relating to the tenancy at the Walgreens - Las Vegas Strip Property:

Major Tenant(1)

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(3)	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Walgreens	BBB/Baa2/BBB(2)	14,688	100.0%	$139.57	$2,050,000	100.0%	12/31/2034	12, 5-year(4)	N
Occupied Collateral Total		14,688	100.0%	$139.57	$2,050,000	100.0%

Vacant Space		0	0.0%

Collateral Total		14,688	100.0%

(1)	Information obtained from the Underwritten Rent Roll

(2)	The ratings shown are for Walgreens Boots Alliance. The entity on the Walgreens lease is Walgreen Co., the predecessor company of Walgreens Boots Alliance.

(3)	Walgreens’ current contractual rental rate is $136.17 per square foot. The Annual U/W Base Rent PSF and Annual U/W Base Rent include straight-line rent averaging through the loan term totalling $50,000. Walgreens’ lease is structured with 5.0% contractual rental rate increases every 5 years (including on the first day of each extension option).

(4)	Walgreens has 12, 5-year automatic extension options unless Walgreens gives notice to terminate the lease with 12 months’ notice.

The following table presents certain information relating to major tenant sales at the Walgreens - Las Vegas Strip Property:

Tenant Sales

(TTM 3/31/2019)(1)

Major Tenant Name	Gross Sales	Sales PSF	Major Tenant Occupancy Cost(2)
Walgreens	$12,659,766	$862	16.3%

(1)	Sales exclude prescription sales with insurance coverage, total liquor and tobacco sales.

(2)	Occupancy Cost is based on TTM sales, underwritten base rent and underwritten reimbursements.

A-3-93

Retail – Single Tenant	Loan #9	Cut-off Date Balance:	$27,700,000
3765 South Las Vegas Boulevard	Walgreens - Las Vegas Strip	Cut-off Date LTV:	72.9%
Las Vegas, NV 89109		U/W NCF DSCR:	1.69x
		U/W NOI Debt Yield:	7.2%

The following table presents certain information relating to the lease rollover schedule at the Walgreens - Las Vegas Strip Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2030	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	1	14,688	100.0%	14,688	100.0%	$2,050,000	100.0%	$139.57
Vacant	0	0	0.0%	14,688	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	14,688	100.0%			$2,050,000	100.0%	$139.57

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Walgreens - Las Vegas Strip Property:

Historical Occupancy

12/31/2016(1)	12/31/2017(1)	12/31/2018(1)	12/31/2019(1)	2/1/2020(2)
100.0%	100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from a third-party market research provider. Walgreens has occupied the Walgreens – Las Vegas Strip Property since 1999.

(2)	Information obtained from the underwritten rent roll.

A-3-94

Retail – Single Tenant	Loan #9	Cut-off Date Balance:	$27,700,000
3765 South Las Vegas Boulevard	Walgreens - Las Vegas Strip	Cut-off Date LTV:	72.9%
Las Vegas, NV 89109		U/W NCF DSCR:	1.69x
		U/W NOI Debt Yield:	7.2%

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Walgreens - Las Vegas Strip Property:

Cash Flow Analysis(1)

	U/W	%(2)	U/W $ per SF
Rents in Place	$2,000,000	96.6%	$136.17
Contractual Rent Steps(3)	50,000	2.4	3.40
Grossed Up Vacant Space	0	0.0	0.00
Gross Potential Rent	$2,050,000	99.1%	$139.57
Other Income	0	0.0	0.00
Total Recoveries	19,483	0.9	1.33
Net Rental Income	$2,069,483	100.0%	$140.90
(Vacancy & Credit Loss)(4)	(61,500)	(3.0)	(4.19)
Effective Gross Income	$2,007,983	97.0%	$136.71

Real Estate Taxes	0	0.0	0.00
Insurance	0	0.0	0.00
Management Fee	20,080	1.0	1.37
Other Operating Expenses	0	0.0	0.00
Total Operating Expenses	$20,080	1.0%	$1.37

Net Operating Income	$1,987,903	99.0%	$135.34
Replacement Reserves	1,469	0.1	0.10
TI/LC	0	0.0	0.00
Net Cash Flow	$1,986,435	98.9%	$135.24

NOI DSCR	1.69x
NCF DSCR	1.69x
NOI Debt Yield	7.2%
NCF Debt Yield	7.2%

(1)	Operating history is not available, as the borrower sponsor recently acquired the Walgreens - Las Vegas Strip Property in a sale-leaseback transaction.

(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(3)	Represents contractual straight line rent averaging through the loan term due to the investment grade credit of Walgreens (see “Major Tenants” table above).

(4)	The underwritten economic vacancy is 3.0%. The Walgreens - Las Vegas Strip Property was 100.0% occupied as of February 1, 2020.

Appraisal. The appraiser concluded to an “as-is” appraised value of $38,000,000 as of November 21, 2019.

Environmental Matters. According to a Phase I environmental site assessment dated October 5, 2019 there was no evidence of any recognized environmental conditions at the Walgreens - Las Vegas Strip Property.

Market Overview and Competition. The Walgreens - Las Vegas Strip Property is located in Las Vegas, Nevada, along South Las Vegas Boulevard adjacent to New York New York, the Waldorf Astoria and Park MGM and approximately 0.3 miles north of the MGM Grand. According to the appraisal, pedestrian counts are estimated to be approximately 100,000 per day along Las Vegas Boulevard. The Walgreens - Las Vegas Strip Property is located approximately 1.5 miles east of Interstate 15 and 2.4 miles northwest of McCarran International Airport.

The Walgreens - Las Vegas Strip Property is situated across from The Park, a $100 million, 8-acre outdoor destination that includes restaurants, bars, live entertainment and retail attractions. Immediately adjacent to The Park is the Park Theater at Park MGM, which features 5,200 seats. The Park Theater can accommodate configurations for concerts, award shows, sports, and conventions. The Park connects The Strip to the 20,000 seat T-Mobile Arena, located approximately 0.4 miles east of the Walgreens - Las Vegas Strip Property. Built in April 2016, T-Mobile Arena is home to the National Hockey League’s (NHL) Vegas Golden Knights and hosts a variety of events including concerts, conventions, and sports tournaments. According to the appraisal, the T-Mobile Arena is the highest grossing arena in the world and hosts 100 to 150 events per year. In December 2019, a new pedestrian bridge, which stretches over Las Vegas Boulevard to connect the Park MGM and T-Mobile Arena to the Showcase Mal (0.1 miles south of Walgreens - Las Vegas Strip Property), opened to the public.

A-3-95

Retail – Single Tenant	Loan #9	Cut-off Date Balance:	$27,700,000
3765 South Las Vegas Boulevard	Walgreens - Las Vegas Strip	Cut-off Date LTV:	72.9%
Las Vegas, NV 89109		U/W NCF DSCR:	1.69x
		U/W NOI Debt Yield:	7.2%

According to a third-party market research report, Las Vegas welcomed approximately 42.1 million visitors in 2018, with average per-trip visitor shopping expenses of $155. According to a third-party market research report, the estimated 2019 population within a three- and five-mile radius of the Walgreens - Las Vegas Strip Property was approximately 135,234, and 367,160, respectively; while the 2019 estimated average household income within the same radii was $52,239, and $63,185, respectively.

According to a third-party market research report, the Walgreens - Las Vegas Strip Property is situated within the Central East Las Vegas Retail submarket of the Las Vegas retail market. As of January 2020, the submarket reported a total inventory of approximately 15.5 million square feet with a 10.2% vacancy rate. Submarket vacancy has decreased from 13.9% in 2011 and has averaged 11.3% over the last nine years. The appraiser concluded to market rent for the Walgreens - Las Vegas Strip Property of $135.25 per square foot.

The following table presents certain information relating to the appraiser’s market rent conclusion for the Walgreens - Las Vegas Strip Property:

Market Rent Summary(1)

Retail Space
Market Rent (PSF)	$135.25
Lease Term (Years)	15
Lease Type (Reimbursements)	Absolute Net
Rent Increase Projection	5% every 5 years

(1)	Information obtained from the appraisal.

The following table presents certain information relating to comparable leases to Walgreens - Las Vegas Strip Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Lease Start Date	Lease Term	Annual Base Rent PSF	Lease Type
Subject Property(2) 3765 South Las Vegas Boulevard Las Vegas, NV 89109	1999/NAP	14,688	NAP	Dec-2019	15.0 Yrs	$136.17	NNN
CVS Pharmacy 310 South Michigan Avenue Chicago, IL 60604	1923/2005	9,476	1,525 miles	Oct-2018	15.0 Yrs	$84.42	NNN
CVS/pharmacy 728 Ocean Drive Miami Beach, FL 33139	1953/2017	9,512	2,182 miles	June-2017	15.0 Yrs	$152.10	NNN
Proposed Walgreens 2417 South Las Vegas Boulevard Las Vegas, NV 89109	2009/NAP	15,000	2.8 miles	Jan-2014	25.0 Yrs	$173.00	NNN
Walgreens 3717 South Las Vegas Boulevard Las Vegas, NV 89109	2012/NAP	24,271	0.3 miles	Dec-2012	99.0 Yrs	$137.00	NNN
Walgreens–Palazzo–Sale 3339 Las Vegas Boulevard Las Vegas, NV 89109	2009/NAP	23,600	1.3 miles	March-2009	40.0 Yrs	$126.00	NNN

(1)	Information obtained from the appraisal

(2)	Information obtained from the underwritten rent roll.

A-3-96

Retail – Single Tenant	Loan #9	Cut-off Date Balance:	$27,700,000
3765 South Las Vegas Boulevard	Walgreens - Las Vegas Strip	Cut-off Date LTV:	72.9%
Las Vegas, NV 89109		U/W NCF DSCR:	1.69x
		U/W NOI Debt Yield:	7.2%

Escrows.

Real Estate Taxes – The Walgreens – Las Vegas Strip Mortgage Loan documents require ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next 12 months upon: (i) Walgreens not being required to pay taxes directly under the lease; (ii) the Walgreens lease not being in full force and effect; (iii) Walgreens not paying taxes prior to interest or penalties being accrued; or (iv) a Cash Trap Event Period (as defined below).

Insurance – The Walgreens – Las Vegas Strip Mortgage Loan documents require ongoing monthly insurance reserves in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable during the next 12 months upon: (i) Walgreens not being required to maintain insurance coverage and pay premiums (or self-insure) under the lease; (ii) the Walgreens lease not being in full force and effect; (iii) insurance coverage not being maintained and related premiums not being paid (or the tenant no longer being self-insured); or (iv) a Cash Trap Event Period. If Walgreens no longer maintains insurance coverage the Walgreens – Las Vegas Strip Mortgage Loan documents require ongoing monthly insurance reserves in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable during the next 12 months upon: (i) an event of default; (ii) the borrower or borrower affiliate not providing the lender with evidence that the Walgreens – Las Vegas Strip Property’s insurance coverage is included in a blanket policy and such policy is in full force and effect and (iii) the borrower not paying all applicable insurance premiums or providing the lender with evidence of payment of insurance premiums/renewals within ten business days.

Replacement Reserves – The Walgreens – Las Vegas Strip Mortgage Loan documents require ongoing monthly replacement reserves in an amount that the lender estimates will be necessary for replacement upon: (i) an event of default; (ii) the lender reasonably determining that the Walgreens - Las Vegas Strip Property is not being properly maintained; or (ii) the Walgreens lease not being in full force and effect.

TI/LC Reserve – The Walgreens – Las Vegas Strip Mortgage Loan documents require ongoing monthly TI/LC reserves in an amount that the lender determines will be necessary for qualified leasing expenses upon: (i) an event of default; (ii) the lender reasonably determining that the Walgreens - Las Vegas Strip Property is not being properly maintained; (iii) the Walgreens lease not being in full force and effect; or (iv) a Tenant Trigger Event (as defined below).

Excess Cash Flow Reserve - Except upon the occurrence and continuance of a Cash Trap Event Period (as defined below), beginning on the payment date on July 11, 2027 and during the remainder of the loan term, the Walgreens - Las Vegas Strip Borrower is required to make monthly deposits in an amount equal to (i) Walgreens’ monthly rent payment, minus (ii) the scheduled monthly interest due under the Walgreens – Las Vegas Strip Mortgage Loan. The expected monthly excess cash flow reserve deposits from July 11, 2027 through January 11, 2030 total $2,385,618. Upon the cure of a Cash Trap Event Period, the Walgreens – Las Vegas Strip Borrower is required to deposit with the lender an amount equal to the excess cash flow reserve funds which were required to have been deposited but for the occurrence of such Cash Trap Event Period. The excess cash flow reserve funds will be held by the lender as additional collateral for the Walgreens - Las Vegas Strip Mortgage Loan and, provided no event of default exists, applied to the outstanding principal balance of the Walgreens – Las Vegas Strip Mortgage Loan on the Maturity Date.

Lockbox and Cash Management. The Walgreens - Las Vegas Strip Mortgage Loan is structured with a soft lockbox, which is already in place, and springing cash management. Prior to the occurrence of a Cash Trap Event Period, the Walgreens - Las Vegas Strip Mortgage Loan documents require that the Walgreens - Las Vegas Strip Borrower deposit all rents into the lockbox account within three business days of receipt and all funds in the lockbox account are required to be distributed to the Walgreens - Las Vegas Strip Borrower. During a Cash Trap Event Period, funds in the lockbox account are required to be swept to a lender-controlled cash management account and all excess funds are required to be swept to an excess cash flow subaccount controlled by the lender.

A “Cash Trap Event Period” will commence upon the earliest to occur of the following:

(i) an event of default under the Walgreens - Las Vegas Strip Mortgage Loan; or

(ii) a Tenant Trigger Event.

A Cash Trap Event Period will end upon the occurrence of:

●	with regard to clause (i) above, the cure of such event of default; or

●	with regard to clause (ii) above, a Tenant Trigger Event Cure (as defined below).

A “Tenant Trigger Event” will commence upon the earliest to occur of the following:

(i) Walgreens terminating its lease, ceasing to operate, or going dark for 30 consecutive days (unless resulting from a casualty);

(ii) Walgreens having its long-term debt rating downgraded below ‘BBB-’ (or its equivalent) by any rating agency (except due to the withdrawal of the long-term debt rating by any rating agency resulting from Walgreens ceasing to be a public company);

(iii) Walgreens becoming insolvent or filing for bankruptcy; or

(iv) the Walgreens - Las Vegas Strip Borrower entering into a material lease modification with Walgreens without lender consent.

A “Tenant Trigger Event Cure” will occur upon:

●	with regard to clause (i) above, the date upon which the lender is in receipt of an estoppel reasonably acceptable to the lender from one or more replacement tenants that certifies that (a) the lease with such replacement tenant is in full force and effect and the Walgreens – Las Vegas Strip Borrower is not in default, (b) all tenant improvements required to be completed by the

A-3-97

Retail – Single Tenant	Loan #9	Cut-off Date Balance:	$27,700,000
3765 South Las Vegas Boulevard	Walgreens - Las Vegas Strip	Cut-off Date LTV:	72.9%
Las Vegas, NV 89109		U/W NCF DSCR:	1.69x
		U/W NOI Debt Yield:	7.2%

landlord have been substantially completed, (c) all conditions to such replacement tenant’s occupancy of the space have been satisfied, (d) such replacement tenant has commenced paying unabated rent, and (e) such replacement tenant is in actual occupancy;

●	with regard to clause (ii) above, Walgreens rating being raised to ‘BBB-’ (or its equivalent) or better by any rating agency; and

●	with regard to clause (iii) above, Walgreens no longer being insolvent or subject to any bankruptcy or insolvency proceedings.

Property Management. The Walgreens - Las Vegas Strip Property is managed by Walgreens.

Right of First Refusal. Walgreens has a right of first refusal (“ROFR”) to purchase the Walgreens - Las Vegas Strip Property. The ROFR is not extinguished by a foreclosure of the Walgreens - Las Vegas Strip Property; however, the ROFR does not apply to foreclosure or deed in lieu thereof.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Ground Lease. None.

Terrorism Insurance. Subject to the suspension of such borrower insurance requirements and upon satisfaction of certain conditions outlined in the Walgreens - Las Vegas Strip Mortgage Loan documents, including but not limited to the Walgreens - Las Vegas Strip Borrower providing evidence to the lender that Walgreens has satisfied all insurance requirements under its lease and Walgreens maintaining an S&P rating of at least ‘BBB’, the Walgreens - Las Vegas Strip Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Walgreens - Las Vegas Strip Property and business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

A-3-98

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A-3-99

Multifamily – Garden	Loan #10	Cut-off Date Balance:	$26,500,000
140 Pinehurst Drive	Highland Village Townhomes	Cut-off Date LTV:	62.5%
Pittsburgh, PA 15229		U/W NCF DSCR:	1.99x
		U/W NOI Debt Yield:	8.1%

A-3-100

Multifamily – Garden	Loan #10	Cut-off Date Balance:	$26,500,000
140 Pinehurst Drive	Highland Village Townhomes	Cut-off Date LTV:	62.5%
Pittsburgh, PA 15229		U/W NCF DSCR:	1.99x
		U/W NOI Debt Yield:	8.1%

Highland Village Townhomes
140 Pinehurst Drive
Pittsburgh, PA 15229
Franklin Park
Diamond Run Golf Club
Nicholson Rd
Rochester Rd
Roosevelt Rd
Reis Run Rd
Ignomar Rd
Harmony Rd
Pine Creek Shopping Center
Babcock Blvd
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Wildwood Golf Course
Sample Rd
UPMC Passavant Hosp.-McCandless
La Roche University
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McCandless Crossing
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Duncan Ave
Ferguson Rd
Allison Park
The Block Northway
McIntyre Square
Pine Plaza
Thompson Run Rd
Ross Park Mall
Sutter Rd
Glenshaw
Perry Hwy
Ross Town Center
Mt. Nebo Pointe
Lowries Run Rd
Parkway North
Siebert Rd
Vilsack Rd
North Hills Village
Wible Run Rd
Camp Horne Rd
Avonworth Community Park
Highland Ave
West View
ALLEGHENY COUNTY
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Emsworth
Shannopin Country Club
Babcock Blvd
Neville Island
Ben Avon
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Neville Rd
Jacks Run Rd
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Ivory Ave
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Bellevue
Reserve Township
Davis Island
Summer Hill
Robinson Blvd
Ohio River
Mt. Troy Rd
McCoy Rd
Davis Ave
Riverview Park
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McKees Rocks Bridge
McKees Rocks
PITTSBURGH
40TH ST. BRIDGE
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Spring Garden Ave
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North Side
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Casey Industrial Park
Children's Museum of Pittsburgh
Penn Ave
PITTSBURGH LIGHT RAIL
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Veterans Bridge
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Heinz Field
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Univ. of Pittsburgh
Pittsburgh Intl. Airport 17 miles
West End
Downtown
PPG Paints Arena
Duquesne Univ.
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79
279
19
65
51
60
28
380
579
376
New Brighton
Cranberry Township
BUTLER COUNTY
Economy
Fox Run
ALLEGHENY COUNTY
Aliquippa
Franklin Park
Tarentum
BEAVER COUNTY
Ambridge
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Lower Burrell
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West View
Fox Chapel
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Plum
PITTSBURGH
Murrysville
Wilkinsburg
Monroeville
Carnegie
Baldwin
Bridgeville
Mt. Lebanon
West Mifflin
Duquesne
Bethel Park
McKeesport
Upper St. Clair
Canonsburg
WASHINGTON COUNTY
WESTMORELAND COUNTY
Washington

A-3-101

No. 10 – Highland Village Townhomes

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Argentic Real Estate Finance LLC		Single Asset/Portfolio:	Single Asset
	Original Principal Balance:	$26,500,000		Property Type – Subtype:	Multifamily – Garden
	Cut-off Date Balance:	$26,500,000		Location:	Pittsburgh, PA
	% of Initial Pool Balance:	2.8%		Size:	161 Units
	Loan Purpose:	Refinance		Cut-off Date Balance Per Unit:	$164,596
	Borrower Sponsors:	F. Daniel Caste; E. Martin Gillespie		Maturity Date Balance Per Unit:	$164,596
	Guarantors:	F. Daniel Caste; E. Martin Gillespie		Year Built/Renovated:	2016/NAP
	Mortgage Rate:	3.9200%		Title Vesting(1):	Both
	Note Date:	December 27, 2019		Property Manager:	Walnut Capital Management, Inc.
	Seasoning:	1 month		Current Occupancy (As of):	95.7% (1/23/2020)
	Maturity Date:	January 6, 2030		YE 2019 Occupancy(2):	92.5%
	IO Period:	120 months		YE 2018 Occupancy(3):	NAV
	Loan Term (Original):	120 months		YE 2017 Occupancy(3):	NAV
	Amortization Term (Original):	NAP		YE 2016 Occupancy(3):	NAV
	Loan Amortization Type:	Interest-only, Balloon		As-Is Appraised Value:	$42,400,000
	Call Protection:	L(25),D(91),O(4)		As-Is Appraised Value Per Unit:	$263,354
	Lockbox Type:	Soft/Springing Cash Management		As-Is Appraisal Valuation Date:	10/23/2019
	Additional Debt(4):	None		Underwriting and Financial Information
	Additional Debt Type (Balance) (4):	NAP		TTM NOI (9/30/2019):	$1,619,679
				YE 2018 NOI(3):	NAV
				YE 2017 NOI(3):	NAV
				YE 2016 NOI(3):	NAV
				U/W Revenues:	$3,611,383
				U/W Expenses:	$1,472,949
Escrows and Reserves(5)				U/W NOI:	$2,138,434
	Initial	Monthly	Cap	U/W NCF:	$2,098,184
Taxes	$572,875	$52,080	NAP	U/W DSCR based on NOI/NCF:	2.02x / 1.99x
Insurance	$19,692	$9,846	NAP	U/W Debt Yield based on NOI/NCF:	8.1% / 7.9%
Replacement Reserve	$0	$2,415	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	8.1% / 7.9%
Environmental Reserve	$10,750	$0	NAP	Cut-off Date LTV Ratio:	62.5%
Ground Rent Reserve(1)	$20,000	$0	NAP	LTV Ratio at Maturity:	62.5%

Sources and Uses
Sources			Uses
Original loan amount	$26,500,000	100.0%	Loan payoff	$24,098,523	90.9%
			Return of equity	1,199,265	4.5
			Reserves	623,318	2.4
			Closing costs	578,895	2.2
Total Sources	$26,500,000	100.0%	Total Uses:	$26,500,000	100.0%

(1)	Prior to origination, the borrower sponsors bifurcated the fee and leasehold interests in the Highland Village Townhomes Mortgage Loan (as defined below) pursuant to a ground lease under which a borrower affiliate, Limerick Land Partners, LP, is the related ground lessor and fee owner. Limerick Land Partners, LP is an additional mortgagor under the Highland Village Townhomes Mortgage Loan, which is secured by each of the related fee and leasehold interests in the Highland Village Townhomes Property (as defined below). Despite the Highland Village Townhomes Mortgage Loan being secured by both fee and leasehold interests, the lender escrowed $20,000 into the Ground Rent Reserve upfront which is equal to two months of ground rent under the ground lease. See “Ground Lease” section for a full description of the ground lease.

(2)	YE 2019 Occupancy is as of December 2, 2019.

(3)	Historical occupancies and cash flows are not available as the Highland Village Townhomes Property was built in phases between 2016 and 2019.

(4)	No future debt is allowed except for certain permitted member loans. See “Subordinate and Mezzanine Indebtedness” section for a description.

(5)	See “Escrows” section for a description of Escrows and Reserves.

The Mortgage Loan. The tenth largest mortgage loan (the “Highland Village Townhomes Mortgage Loan”) is evidenced by one promissory note in the original principal balance of $26,500,000. The Highland Village Townhomes Mortgage Loan is secured by a first priority fee and leasehold mortgage encumbering a multifamily property located in Pittsburgh, Pennsylvania (the “Highland Village Townhomes Property”).

The Borrower and Borrower Sponsors. The borrower is Ross Highland Village, LLC (the “Highland Village Townhomes Borrower”), a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the Highland Village Townhomes Borrower delivered a non-consolidation opinion in connection with the origination of the Highland Village Townhomes Mortgage Loan. The borrower sponsors and non-recourse carveout guarantors are F. Daniel Caste (“Daniel Caste”) and E. Martin Gillespie (“Martin Gillespie”).

A-3-102

Multifamily – Garden	Loan #10	Cut-off Date Balance:	$26,500,000
140 Pinehurst Drive	Highland Village Townhomes	Cut-off Date LTV:	62.5%
Pittsburgh, PA 15229		U/W NCF DSCR:	1.99x
		U/W NOI Debt Yield:	8.1%

Daniel Caste and Martin Gillespie are the principals of Laurel Communities, a developer of residential communities located in Pittsburgh, Pennsylvania. Laurel Communities has developed over 5,000 units in the greater Pittsburgh market. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus.

The Property. The Highland Village Townhomes Property is comprised of 33, three-story townhome apartment complexes totaling 161 units located in Pittsburgh, Pennsylvania, approximately 8.1 miles from downtown Pittsburgh. The Highland Village Townhomes Property was built in phases between 2016 and 2019 and is situated on 11.8 acres. The townhouses are grouped into clusters of three to five units per parcel. The Highland Village Townhomes Property features amenities such as a barbeque area, a community pool and a combination leasing office/clubhouse that includes a business center and full-service kitchen. The unit mix features 77, two-bedroom units and 84, three-bedroom units, comprising approximately 247,118 square feet with an average unit size of 1,535 square feet. Unit amenities include washer/dryer, stainless steel appliances, wood cabinets, walk-in closets and composite or carpeted floors. The buildings have a three-story design with a ground floor garage and utility area. Living areas are mostly located on floors 2 and 3. The Highland Village Townhomes Property contains approximately 322 garage parking spaces, reflecting an overall parking ratio of 2.00 spaces per unit.

The Highland Village Townhomes Property was previously a golf course that closed in 2011 and was subsequently developed by the borrower sponsors between April 2016 and November 2019. Since construction, an average of four units were delivered per month while an average of three units were leased per month. The online units were approximately 95% occupied from 2017 to 2019. As of January 23, 2020, the Highland Village Townhomes Property was 95.7% occupied, with an average in-place rent of $1,894 per unit.

The following table presents detailed information with respect to each of the units included at the Highland Village Townhomes Property:

Highland Village Townhomes Unit Mix(1)

Unit Type	Total Units	Occupied Units	% Occupied	Average SF per Unit	Total SF	Monthly Average Rent per Unit	Concluded Monthly Average Market Rent per Unit(2)
Two Bedrooms	77	74	96.1%	1,458	112,262	$1,747	$1,760
Three Bedrooms	84	80	95.2%	1,605	134,856	$2,030	$2,000
Total/Wtd. Avg.	161	154	95.7%	1,535	247,118	$1,894	-

(1)	Based on the underwritten rent roll dated January 23, 2020.

(2)	Source: Appraisal.

The following table presents historical occupancy percentages at the Highland Village Townhomes Property:

Historical Occupancy

12/31/2016(1)	12/31/2017(1)	12/31/2018(1)	12/2/2019(2)	1/23/2020(3)
NAV	NAV	NAV	92.5%	95.7%

(1)	Historical occupancies are not available as the Highland Village Townhomes Property was built in phases between 2016 and 2019.

(2)	Information obtained from the borrower.

(3)	Information obtained from the underwritten rent roll dated January 23, 2020.

A-3-103

Multifamily – Garden	Loan #10	Cut-off Date Balance:	$26,500,000
140 Pinehurst Drive	Highland Village Townhomes	Cut-off Date LTV:	62.5%
Pittsburgh, PA 15229		U/W NCF DSCR:	1.99x
		U/W NOI Debt Yield:	8.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and underwritten net cash flow at the Highland Village Townhomes Property:

Cash Flow Analysis(1)

	9/30/2019 TTM	U/W	%(2)	U/W $ per Unit
Gross Potential Rent	$2,787,356	$3,659,580	95.6%	$22,730.31
Other Income(3)	45,998	45,998	1.2	285.70
Recoveries	99,105	123,950	3.2	769.88
Net Rental Income	$2,932,459	$3,829,528	100.0%	$23,785.89
Concessions	(100)	(400)	(0.0)	(2.48)
(Vacancy & Credit Loss)	0	(217,745)	(6.0)	(1,352.45)
Effective Gross Income	$2,932,359	$3,611,383	94.3%	$22,430.95

Real Estate Taxes	490,421	624,955	17.3	3,881.71
Insurance	81,966	118,153	3.3	733.87
Management Fee	144,341	108,341	3.0	672.93
Other Operating Expenses	595,952	621,500	17.2	3,860.25
Total Operating Expenses	$1,312,680	$1,472,949	40.8%	$9,148.75

Net Operating Income	$1,619,679	$2,138,434	59.2%	$13,282.20
Replacement Reserves	0	40,250	1.1	250.00
TI/LC	0	0	0.0	0.00
Net Cash Flow	$ 1,619,679	$2,098,184	58.1%	$13,032.20

NOI DSCR	1.53x	2.02x
NCF DSCR	1.53x	1.99x
NOI Debt Yield	6.1%	8.1%
NCF Debt Yield	6.1%	7.9%
(1)	Historical cash flows are not available as the Highland Village Townhomes Property was built in phases between 2016 and 2019.

(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(3)	Other Income includes pet rent and other miscellaneous revenues.

Appraisal. The Highland Village Townhomes Property has an “as-is” appraised value of $42,400,000 as of October 23, 2019.

Environmental Matters. According to a Phase I environmental site assessment dated October 28, 2019, there was no evidence of any recognized environmental conditions at the Highland Village Townhomes Property; however, it did note that the Highland Village Townhomes Property is located in “Radon Zone 1”, an area with predicted average concentrations of radon in amounts equal to the EPA recommended action level. It also identified concentrations of radon in excess of recommended EPA action levels in two units located in two separate buildings at the Highland Village Townhomes Property. All of the units at the Highland Village Townhomes Property are currently equipped with passive radon venting systems. The Highland Village Townhomes Property Mortgage Loan documents require the Highland Village Townhomes Property Borrower to (i) perform long-term testing of certain other units in each of the buildings in which elevated concentrations of radon were identified and (ii) convert the passive radon venting systems to active systems for any units for which radon levels exceed applicable environmental action levels. At origination, the Highland Village Townhomes Borrower reserved $10,750, representing approximately 125% of the estimated cost to perform such further environmental testing and remediation. See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses” in the Prospectus for additional information.

Market Overview and Competition. The Highland Village Townhomes Property is located in Ross Township within Pittsburgh's North Hills area. Overall, the neighborhood is a mature, residential commuting suburb of Pittsburgh proximate to Interstate 279. Interstate 279 provides access to downtown Pittsburgh (approximately 15 minutes by car) and the suburbs of North Hills and also links to Interstate 79 and 376. According to the appraisal, the immediate area is fully developed with limited vacant land available.

Top employers in the Pittsburgh metro area include UPMC Health System, Highmark Inc., University of Pittsburgh, The PNC Financial Services Group Inc., and Wal-Mart Stores Inc. According to the appraisal, the estimated 2019 population within a one-, three-, and five-mile radius of the Highland Village Townhomes Property was 9,492, 70,969, and 182,761, respectively. According to the appraisal, the estimated 2019 average household income within a one-, three-, and five-mile radius of the Highland Village Townhomes Property was $86,989, $83,878, and $84,226, respectively.

A-3-104

Multifamily – Garden	Loan #10	Cut-off Date Balance:	$26,500,000
140 Pinehurst Drive	Highland Village Townhomes	Cut-off Date LTV:	62.5%
Pittsburgh, PA 15229		U/W NCF DSCR:	1.99x
		U/W NOI Debt Yield:	8.1%

The Highland Village Townhomes Property is located within the North multifamily submarket. According to the appraisal, as of the second quarter of 2019, the North submarket had an inventory of approximately 19,035 units, vacancy of approximately 6.0%, and average asking rents of $1,132 per unit. The vacancy rate has decreased from 6.4% in 2018. Comparable projects identified by the appraisal were constructed between 2008 and 2018 and individual unit sizes range from 713 to 1,600 square feet. The comparable apartment projects revealed occupancy levels ranging from 81.6% to 98.6%, with an average of 93.4%.

The following table presents certain information relating to comparable rental properties to the Highland Village Townhomes Property:

Comparable Rental Properties

Property	Year Built	Distance to Subject (miles)	Occupancy %	Number of Units	Average Rent per SF (Two Bedroom)	Average Rent per Month (Two Bedroom)	Average Rent per SF (Three Bedroom)	Average Rent per Month (Three Bedroom)
Highland Village Townhomes	2016	-	95.7%	161	$1.20	$1,747	$1.26	$2,030
Cosmopolitan Apartments	2017	4.4	93.3%	149	$1.52	$1,633	NAP	NAP
Crossings of Wexford	2008	9.7	98.2%	56	$1.10	$1,755	$1.00	$2,002
Ascent 430	2015	11.7	93.7%	319	$1.41	$1,672	$1.39	$2,032
The Haven at Cranberry Woods	2014	14.3	95.0%	302	$1.52	$1,634	$1.22	$2,139
The Pendleton at Cranberry	2018	14.5	81.6%	320	$1.64	$1,857	$1.50	$2,494
Kennedy Highlands	2017	8.4	98.6%	288	$1.44	$1,482	$0.99	$1,670

Source: Appraisal and underwritten rent roll dated January 23, 2020.

Escrows.

Real Estate Taxes – The Highland Village Townhomes Mortgage Loan documents require an upfront real estate tax reserve of $572,875 and ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $52,080).

Insurance – The Highland Village Townhomes Mortgage Loan documents require an upfront insurance reserve of $19,692 and ongoing monthly insurance reserves in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable for the renewal of the coverage during the next twelve months (initially $9,846).

Replacement Reserve – The Highland Village Townhomes Mortgage Loan documents require an ongoing monthly replacement reserve of $2,415.

Environment Reserve – The Highland Village Townhomes Borrower deposited an upfront reserve of $10,750 for certain immediate repairs of the Highland Village Townhomes Property.

Ground Rent Reserve – The Highland Village Townhomes Mortgage Loan documents require an upfront ground rent reserve of $20,000, which is equal to two months of ground rent under the ground lease.

Lockbox and Cash Management. The Highland Village Townhomes Mortgage Loan is structured with a soft lockbox, which is already in place, and springing cash management. Prior to the occurrence of a Cash Management Period (as defined below), the Highland Village Townhomes Mortgage Loan documents require that the Highland Village Townhomes Borrower or the property manager deposit all rents into the lockbox account within one business day of receipt and all funds in the lockbox account are required to be distributed to the Highland Village Townhomes Borrower. During a Cash Management Period, funds in the lockbox account are required to be swept to a lender-controlled cash management account and all excess funds are required to be swept to an excess cash flow subaccount controlled by the lender.

A “Cash Management Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default; or

(ii)	the net cash flow debt service coverage ratio falling below 1.15x at the end of any calendar quarter.

A Cash Management Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default; or

●	with regard to clause (ii), the net cash flow debt service coverage ratio being equal to or greater than 1.20x for two consecutive calendar quarters.

Property Management. Highland Village Townhomes Property is managed by Walnut Capital Management, Inc. which manages approximately 2,500 residential units, 350,000 square feet of retail space and 500,000 square feet of office space all located in the Pittsburgh area.

A-3-105

Multifamily – Garden	Loan #10	Cut-off Date Balance:	$26,500,000
140 Pinehurst Drive	Highland Village Townhomes	Cut-off Date LTV:	62.5%
Pittsburgh, PA 15229		U/W NCF DSCR:	1.99x
		U/W NOI Debt Yield:	8.1%

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted other than the Highland Village Townhomes Borrower is permitted to incur certain “Permitted Member Loans” under the Highland Village Townhomes Mortgage Loan documents, provided that any such loans are, inter alia, unsecured, fully subordinate to the Highland Village Townhomes Mortgage Loan, entered into without recourse to the Highland Village Townhomes Borrower or any other party and do not, in the aggregate, exceed an amount equal to 2% of the outstanding principal balance of the debt.

Ground Lease. Prior to origination, the borrower sponsors bifurcated the fee and leasehold interests in the Highland Village Townhomes Mortgage Loan pursuant to a ground lease under which a borrower affiliate, Limerick Land Partners, LP, is the related ground lessor and fee owner (the “Ground Lessor”) and the Highland Village Townhomes Borrower is the ground lessee (the “Ground Lessee”). Limerick Land Partners, LP is an additional mortgagor under the Highland Village Townhomes Mortgage Loan, which is secured by each of the related fee and leasehold interests in the Highland Village Townhomes Property. The ground lease matures on September 30, 2049 with no renewal options. The Highland Village Townhomes Mortgage Loan was structured with a fee accommodation mortgage granted by both the Ground Lessee and Ground Lessor, whereby the lender will have the right, in an event of default, to foreclose on either or both of the fee interest and/or the leasehold interest, which will enable the lender to realize upon both the ground rents paid by the Ground Lessee and the sub-rents paid by the residential tenants at the Highland Village Townhomes Property to the Highland Village Townhomes Borrower. Notwithstanding the foregoing, at origination, the lender received an estoppel and agreement from the Ground Lessor confirming, inter alia, that (i) the lender will be entitled to receive notices of any defaults thereunder and will have customary opportunities to cure any such defaults (and will waive non-curable defaults); (ii) the lender will be permitted, at its option, to enter into a new ground lease in the event the existing ground lease is terminated for any reason or if the ground lease is rejected in a bankruptcy proceeding; (iii) such ground lease cannot be amended, supplemented, terminated, canceled or otherwise modified without the prior written consent of the lender; and (iv) other customary terms and provisions which are typically in CMBS ground lease financings. Additionally, the Highland Village Townhomes Mortgage Loan documents (including the fee accommodation mortgage executed by the Ground Lessor) include a negative pledge and restriction against the Ground Lessor transferring, encumbering, assigning or otherwise conveying any interest in the fee estate. The Highland Village Townhomes Mortgage Loan is full recourse to the borrower sponsors for any amendment, modification termination, cancellation, or acceptance of a surrender of, or the waiver of any of the material terms or provisions of, the ground lease, in each case in violation of the terms and conditions of the ground lease and/or default by the Highland Village Townhomes Borrower under the ground lease beyond any applicable notice and/or cure period. Given the structure above, the lender did not underwrite the ground rent which is $10,000 per month.

Terrorism Insurance. The Highland Village Townhomes Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by Highland Village Townhomes Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Highland Village Townhomes Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

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A-3-107

No. 11 – Vernon Tower

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller(1):	RREF			Single Asset/Portfolio:	Single Asset
Original Principal Balance(2):	$26,450,000			Property Type – Subtype:	Multifamily – Mid Rise
Cut-off Date Balance(2):	$26,450,000			Location:	Astoria, NY
% of Initial Pool Balance:	2.7%			Size:	103 Units
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit(2):	$419,903
Borrower Sponsors:	Mikhael Heletz; Evelyn Kenigsberg; Jacob Kenigsberg			Maturity Date Balance Per Unit(2):	$419,903
Guarantors:	Mikhael Heletz; Evelyn Kenigsberg; Jacob Kenigsberg			Year Built/Renovated:	2015/NAP
Mortgage Rate:	4.0700%			Title Vesting:	Fee
Note Date:	December 4, 2019			Property Manager:	Quantum Property Management, LTD.
Seasoning:	2 months			Current Occupancy (As of):	96.1% (11/15/2019)
Maturity Date:	December 6, 2029			YE 2018 Occupancy(3):	NAV
IO Period:	120 months			YE 2017 Occupancy(3):	NAV
Loan Term (Original):	120 months			YE 2016 Occupancy(3):	NAV
Amortization Term (Original):	NAP			YE 2015 Occupancy(3):	NAV
Loan Amortization Type:	Interest-only, Balloon			As-Is Appraised Value:	$70,100,000
Call Protection(5):	L(26),D(90),O(4)			As-Is Appraised Value Per Unit:	$680,583
Lockbox Type(4):	Springing			As-Is Appraisal Valuation Date:	November 6, 2019
Additional Debt(2):	Yes			Underwriting and Financial Information
Additional Debt Type (Balance)(2):	Pari Passu ($16,800,000)			TTM NOI (10/31/2019):	$1,241,135
				YE 2018 NOI(3):	NAV
				YE 2017 NOI(3):	NAV
				YE 2016 NOI(3):	NAV
				U/W Revenues:	$3,827,249
				U/W Expenses:	$624,852
Escrows and Reserves				U/W NOI:	$3,202,397
	Initial	Monthly	Cap	U/W NCF:	$3,170,817
Taxes	$2,858	$2,858	NAP	U/W DSCR based on NOI/NCF(2):	1.79x / 1.77x
Insurance	$12,593	$6,296	NAP	U/W Debt Yield based on NOI/NCF(2):	7.4% / 7.3%
TI/LC Reserve	$150,000	$459	NAP	U/W Debt Yield at Maturity based on NOI/NCF(2):	7.4% / 7.3%
Replacement Reserve	$0	$2,173	NAP	Cut-off Date LTV Ratio(2):	61.7%
				LTV Ratio at Maturity(2):	61.7%

Sources and Uses
Sources			Uses
Original whole loan amount	$43,250,000	100.0%	Loan payoff	$38,904,722	90.0%
			Upfront reserves	165,450	0.4
			Closing costs	355,223	0.8
			Return of equity	3,824,605	8.8
Total Sources	$43,250,000	100.0%	Total Uses	$43,250,000	100.0%

(1)	The Vernon Tower Whole Loan (as defined below) was originated by BSPRT CMBS Finance, LLC and acquired by RREF, which has re-underwritten such whole loan in accordance with the procedures described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Rialto Real Estate Fund IV – Debt, LP” in the Prospectus.
(2)	All statistical information related to the Cut-off Date Balance Per Unit, Maturity Date Balance Per Unit, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the Vernon Tower Whole Loan (as defined below).
(3)	The borrower sponsors began construction on the Vernon Tower Property in 2015 and did not receive final certificate of occupancy until August 2019. Accordingly, historical occupancy and financial information is not available.
(4)	The Vernon Tower Whole Loan (as defined below) is structured with springing cash management which would be triggered upon (i) an event of default or (ii) if the net cash flow debt service coverage ratio is less than 1.30x at the end of any calendar quarter.
(5)	Defeasance of the Vernon Tower Whole Loan is permitted at any time after the end of the two-year period commencing on the closing date of the securitization of the last Vernon Tower Whole Loan promissory note to be securitized. The assumed defeasance lockout period of 26 payments is based on the expected closing date of this transaction in February 2020.

The Mortgage Loan. The mortgage loan (the “Vernon Tower Mortgage Loan”) is part of a whole loan (“the Vernon Tower Whole Loan”) in the original principal balance of $43,250,000. The Vernon Tower Whole Loan is secured by a first priority mortgage encumbering the fee interest in a multifamily property located in Astoria, New York (the “Vernon Tower Property”). The Vernon Tower

A-3-108

Multifamily – Mid Rise	Loan #11	Cut-off Date Balance:	$26,450,000
31-43 Vernon Boulevard	Vernon Tower	Cut-off Date LTV:	61.7%
Astoria, NY 11106		U/W NCF DSCR:	1.77x
		U/W NOI Debt Yield:	7.4%

Whole Loan consists of two notes totaling $43,250,000, which are pari passu with each other. The Vernon Tower Mortgage Loan represents the controlling Note A-1, which has an original principal balance of $26,450,000. The Vernon Tower Whole Loan is serviced pursuant to the pooling and servicing agreement for the WFCM 2020-C55 securitization. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Prospectus.

Vernon Tower Whole Loan Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$26,450,000	$26,450,000	WFCM 2020-C55	Yes
A-2	$16,800,000	$16,800,000	An affiliate of RREF	No
Total	$43,250,000	$43,250,000

The Property. The Vernon Tower Property is a 103-unit mid rise style multifamily property located in Astoria, New York. Constructed in 2015 and situated on a 0.4-acre site, the Vernon Tower Property consists of one building comprising 16 studio units, 50 one-bedroom units, and 37 two-bedroom units. The Vernon Tower Property includes a parking garage with valet parking for 47 spaces, resulting in a parking ratio of approximately 0.4 spaces per unit. As of November 15, 2019, the Vernon Tower Property was 96.1% occupied.

Common area amenities include a fitness center, a landscaped green roof deck, a doorman, bicycle storage and a club room with a ping pong table. Unit amenities include floor-to-ceiling windows, granite countertops and in-unit washer and dryers. Some units have outdoor spaces, including terraces and private duplex rooftops.

The borrower sponsors purchased two adjacent parcels that make up the site on which the Vernon Tower Property is located for $6,930,000 in November 2013 and January 2014. The site, which was formerly an industrial building, was subsequently demolished. The borrower sponsors began construction in 2015 and spent approximately $25,940,740 in hard costs and $13,016,630 in soft costs. The Vernon Tower Property received a temporary certificate of occupancy in November 2018 and received a final certificate of occupancy in August 2019. The Vernon Tower Property achieved 95% occupancy in September 2019.

The Vernon Tower Property has 2,200 square feet of commercial space leased to M.A. Loft II LLC (“Marie Antoinette Events”) pursuant to a five-year lease, which commenced on November 12, 2019. Marie Antoinette Events will begin paying rent on February 1, 2020. The initial base rent is $120,000 per annum ($55 PSF), subject to 3% annual rent increases. The borrower sponsors provided the tenant with a $150,000 tenant improvement package, which was reserved at origination of the Vernon Tower Whole Loan.

The Vernon Tower Property benefits from a 25-year 421-a tax abatement, which commenced in 2018. During the term of the tax abatement, all units at the Vernon Tower Property are subject to rent stabilization laws. After the tax abatement expires, the 82 market-rate units will become free market (i.e., no longer subject to rent stabilization), and the 21 affordable housing units will remain subject to rent stabilization laws indefinitely.

The following table presents certain information relating to the unit mix of the Vernon Tower Property:

Unit Mix Summary(1)

Unit Type	Total No. of Units	% of Total Units	Average Unit Size (SF)	Average Underwritten Monthly Rent per Unit (Market Rent)	Average Underwritten Monthly Rent per Unit (Regulated)
Studio	16	15.5%	476	$2,363	$867
One-Bedroom	50	48.5%	656	$3,072	$931
Two-Bedroom	37	35.9%	974	$4,366	$1,123
Total/Weighted Average	103	100.0%	742	$3,400	$1,016
(1)	Information obtained from the appraisal.

The following table presents historical occupancy percentages at the Vernon Tower Property:

Historical Occupancy

12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	12/31/2018(1)	11/15/2019(2)
NAV	NAV	NAV	NAV	96.1%
(1)	Borrower sponsors began construction on the Vernon Tower Property in 2015 and did not receive final certificate of occupancy until August 2019. Accordingly, historical occupancy is not available.
(2)	Information obtained from the underwritten rent roll.

A-3-109

Multifamily – Mid Rise	Loan #11	Cut-off Date Balance:	$26,450,000
31-43 Vernon Boulevard	Vernon Tower	Cut-off Date LTV:	61.7%
Astoria, NY 11106		U/W NCF DSCR:	1.77x
		U/W NOI Debt Yield:	7.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Vernon Tower Property:

Cash Flow Analysis(1)

	TTM 10/31/2019	U/W	%(2)	U/W $ per Unit
Base Rent	$1,868,329	$3,617,303	88.9%	$35,119
Commercial Rent	0	120,000	2.9	1,165
Gross Potential Rent	$1,868,329	$3,737,303	91.8%	$36,284
Other Income(3)	53,688	332,040	8.2	3,224
Net Rental Income	$1,922,017	$4,069,343	100.0%	$39,508
(Vacancy)	0	(242,094)	(6.5)	(2,350)
(Concessions & Credit Loss)	(177,650)	0	0	0
Effective Gross Income	$1,744,367	$3,827,249	94.1%	$37,158

Real Estate Taxes(4)	7,077	34,291	0.9	333
Insurance	10,614	75,556	2.0	734
Management Fee	0	114,817	3.0	1,115
Other Operating Expenses	485,541	400,188	10.5	3,885
Total Operating Expenses	$503,232	$624,852	16.3%	$6,067

Net Operating Income	$1,241,135	$3,202,397	83.7%	$31,091
Replacement Reserves	0	26,080	0.7	253
TI/LC	0	5,500	0.1	53
Net Cash Flow	$1,241,135	$3,170,817	82.8%	$30,785

NOI DSCR(5)	0.69x	1.79x
NCF DSCR(5)	0.69x	1.77x
NOI Debt Yield(5)	2.9%	7.4%
NCF Debt Yield(5)	2.9%	7.3%

(1)	Historical operating statements prior to 2019 are not available, as the Vernon Tower Property was not open for occupancy until 2019.
(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy and Concessions & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(3)	Other Income primarily includes utility charges and other miscellaneous income generated from late fees, keys, security deposits, vending machine income, credit checks, and application fees.
(4)	The Vernon Tower Property benefits from a 25-year 421-a tax abatement, which commenced in 2018. During the exemption period, all units at the Vernon Tower Property are subject to rent stabilization laws. After the abatement expires, the 82 market rate units will become free-market (no longer subject to rent stabilization), however, the 21 affordable housing units will remain subject to rent stabilization laws indefinitely.
(5)	All statistical information related to the Cut-off Date Balance Per Unit, Maturity Date Balance Per Unit, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the Vernon Tower Whole Loan.

Market Overview and Competition. The Vernon Tower Property is located in Astoria, New York which is across the East River from Manhattan, New York, 4.6 miles from Midtown Manhattan, New York and 7.4 miles from Brooklyn, New York.

According to a third party market report, the estimated 2019 population within a three- and five-mile radius of the Vernon Tower Property was 1,269,301 and 3,225,647, respectively, and the estimated 2019 median household income within the same radii was $81,900 and $66,601, respectively.

Submarket Information – According to a third party market research report, the Vernon Tower Property is situated within the Queens County submarket. As of the third quarter of 2019, the submarket reported a total inventory of 36,065 units with a 4.9% vacancy rate and an average asking rental rate of $2,613 per month.

Appraiser’s Competitive Set – The appraiser identified nine primary competitive properties for the Vernon Tower Property. The appraiser concluded to monthly market rents per unit ranging from $2,000 to $5,699.

The following table presents certain information relating to comparable multifamily properties for the Vernon Tower Property:

A-3-110

Multifamily – Mid Rise	Loan #11	Cut-off Date Balance:	$26,450,000
31-43 Vernon Boulevard	Vernon Tower	Cut-off Date LTV:	61.7%
Astoria, NY 11106		U/W NCF DSCR:	1.77x
		U/W NOI Debt Yield:	7.4%

Competitive Set(1)

	Vernon Tower (Subject)	Crescent Club	QPS Tower	The Pillar	The Forge	Watermark LIC	Newton21	Aurora	1401 Broadway	Hallet’s Point
Location	Astoria, NY	Long Island City, NY	Long Island City, NY	Astoria, NY	Long Island City, NY	Long Island City, NY	Astoria, NY	Long Island City, NY	Astoria, NY	Astoria, NY
Distance to Subject	--	1.4 miles	1.5 miles	0.7 miles	1.8 miles	1.9 miles	0.6 miles	1.7 miles	0.3 miles	1.3 miles
Year Built	2015	2012	2017	2015	2017	2017	2019	2016	2018	2017
Number of Units	103	130	391	79	272	134	49	132	80	406
Average Monthly Rent (per unit)
Studio	$867-$2,363	$2,566	$2,999	$2,000	$2,527	$2,529	NAV	NAV	NAV	$2,995
One- Bedroom	$931-$3,071	NAV	$3,295	$2,850	$3,977	$4,226	$2,566	$3,225	$2,950	$3,425
Two- Bedroom	$1,123-$4,366	$4,766	$5,478	NAV	$5,495	$5,350	$3,391	$5,699	$3,969	$4,485

(1)	Information obtained from the appraisal and underwritten rent roll.

A-3-111

No. 12 – Exchange on Erwin

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Barclays Capital Real Estate Inc.		Single Asset/Portfolio:	Single Asset
	Original Principal Balance(1):	$25,450,000		Property Type – Subtype(4):	Mixed Use – Multifamily/Office/Retail
	Cut-off Date Balance(1):	$25,450,000		Location:	Durham, NC
	% of Initial Pool Balance:	2.6%		Size:	316,061 SF
	Loan Purpose:	Acquisition		Cut-off Date Balance Per SF(1)(8):	$238.72
	Borrower Sponsor:	Starwood REIT Operating Partnership, L.P.		Maturity Date Balance Per SF(1)(8):	$238.72
	Guarantor:	Starwood REIT Operating Partnership, L.P.		Year Built/Renovated:	2007, 2017-2018/NAP
	Mortgage Rate:	3.4210%		Title Vesting:	Fee
	Note Date:	November 21, 2019		Property Manager:	VPTC Management Partners, LLC; Highmark Residential, LLC
	Seasoning:	2 months		Current Occupancy (As of)(5):	97.0% (Various)
	Maturity Date:	December 6, 2029		YE 2018 Occupancy(6):	NAV
	IO Period:	120 months		YE 2017 Occupancy(6):	NAV
	Loan Term (Original):	120 months		YE 2016 Occupancy(6):	NAV
	Amortization Term (Original):	NAP		YE 2015 Occupancy(6):	NAV
	Loan Amortization Type:	Interest-only, Balloon		As-Is Appraised Value(7):	$117,000,000
	Call Protection(2):	L(24),GRTR 1% or YM(92),O(4)		As-Is Appraised Value Per SF(7)(8):	$370.18
	Lockbox Type:	Hard/Springing Cash Management		As-Is Appraisal Valuation Date:	October 31, 2019
	Additional Debt:	Yes
	Additional Debt Type (Balance):	Pari Passu ($50,000,000)		Underwriting and Financial Information
				TTM NOI(6):	NAV
				YE 2018 NOI(6):	NAV
				YE 2017 NOI(6):	NAV
				YE 2016 NOI(6):	NAV
				U/W Revenues:	$8,935,023
				U/W Expenses:	$2,992,779
Escrows and Reserves				U/W NOI:	$5,942,244
	Initial	Monthly	Cap	U/W NCF:	$5,858,374
Taxes	$0	Springing(3)	NAP	U/W DSCR based on NOI/NCF(1):	2.26x / 2.23x
Insurance	$0	Springing(3)	NAP	U/W Debt Yield based on NOI/NCF(1):	7.9% / 7.8%
TI/LC Reserve	$2,500,000	$0	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	7.9% / 7.8%
Deferred Maintenance	$30,000	$0	NAP	Cut-off Date LTV Ratio(1):	64.5%
				LTV Ratio at Maturity(1):	64.5%

Sources and Uses
Sources			Uses
Original Whole loan amount	$75,450,000	64.5%	Purchase price	$111,250,000	95.1%
Borrower sponsor equity	41,572,366	35.5	Closing costs(9)	3,242,366	2.8
			Reserve funds	2,530,000	2.2
Total Sources	$117,022,366	100.0%	Total Uses	$117,022,366	100.0%
(1)	The Exchange on Erwin Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu notes with an aggregate original principal balance of $75.45 million. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W Debt Yield based on NOI/NCF, U/W DSCR based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Exchange on Erwin Whole Loan (as defined below).
(2)	The borrower may prepay the Exchange on Erwin Whole Loan at any time (subject to the payment of any yield maintenance premiums) in order to achieve the required debt yield set forth in the loan documents to prevent a Trigger Period. A “Trigger Period” will commence upon the earliest of (i) an event of default or (ii) a Debt Yield Trigger. A “Debt Yield Trigger” will occur when the debt yield (as defined in the Exchange on Erwin Whole Loan documents) is less than 6.9% for two consecutive calendar quarters; provided that, to the extent that the amount in the TI/LC reserve is greater than or equal to $1,850,000, any Specified Tenant Event will not trigger a Debt Yield Trigger. A “Specified Tenant Event” will occur if Duke University or Duke University Health Systems delivers notice to vacate all or substantially all of its space or to cancel its lease.
(3)	The borrower will be required to make monthly tax escrow payments of 1/12th of annual estimated tax payments for the next ensuing 12 months upon and during the continuance of a Trigger Period as described above. The borrower will be required to make insurance escrow payments of 1/12th of the annual estimated insurance premiums upon and during the continuance of a Trigger Period and if the Exchange on Erwin Property (as defined below) is not covered under a blanket policy acceptable to the lender.
(4)	The Exchange on Erwin Property consists of a (i) 96,949 square-foot mixed-use property consisting of (a) 61,540 square feet of office space and (b) 35,409 square feet of retail space and (ii) three mid-rise multifamily buildings totalling 265 units and 219,112 square feet.
(5)	The Mixed-Use Property (as defined below) is 95.4% occupied as of November 21, 2019 and the Multifamily Property (as defined below) is 97.7% occupied based on square feet and 97.7% occupied based on units as of December 31, 2019.
(6)	Historical occupancy and operating statements are not available as the Multifamily Property was constructed in 2017 and 2018 and stabilized through 2019.
(7)	The appraisal assumes that the Initial TI/LC reserve of $2,500,000 was escrowed by the lender and such amount would pass to a future purchaser of the Exchange on Erwin Property.

(8)	Per SF calculations are based on total net rentable area (“NRA”) of 316,061 square feet which includes the (i) 96,949 square-foot Mixed-Use Property and (ii) 219,112 square-foot Multifamily Property.

A-3-112

Mixed Use – Multifamily/Office/Retail	Loan #12	Cut-off Date Balance:	$25,450,000
2610 Erwin Road	Exchange on Erwin	Cut-off Date LTV:	64.5%
Durham, NC 27705		U/W NCF DSCR:	2.23x
		U/W NOI Debt Yield:	7.9%

(9)	Closing costs include $1,052,685 of borrower reserves to be used for working capital and other purposes.

The Mortgage Loan. The mortgage loan (the “Exchange on Erwin Mortgage Loan”) is evidenced by two pari passu promissory notes secured by a first mortgage encumbering the fee interest in a 316,061 square foot mixed-use multifamily, office and retail property located in Durham, North Carolina (the “Exchange on Erwin Property”). Controlling Note A-1, with an original principal balance of $50,000,000, is expected to be contributed to the BBCMS 2020-C6 securitization trust. Non-controlling Note A-2, with an original principal balance of $25,450,000, is being contributed to the WFCM 2020-C55 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Prospectus.

Note Summary

Notes	Original Principal Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1	$50,000,000	$50,000,000	BBCMS 2020-C6(1)	Yes
A-2	$25,450,000	$25,450,000	WFCM 2020-C55	No
Total	$75,450,000	$75,450,000
(1)	The BBCMS 2020-C6 transaction is expected to close on February 19, 2020.

The Property. The Exchange on Erwin Property consists of (i) three multifamily buildings totaling 265 units and 219,112 square feet of net rentable area (the “Multifamily Property”) and (ii) a 96,949 square-foot mixed-use property (the “Mixed-Use Property”) consisting of (a) 61,540 square feet of office space and (b) 35,409 square feet of retail space. The Multifamily Property was built between 2017 and 2018 and the Mixed-Use Property was built in 2007. The Multifamily Property and Mixed-Use Property are located within the same complex and are adjacent to each other, sitting on a combined approximately 8.80 acres. The Exchange on Erwin Property is part of a condominium structure subject to three owners’ associations as described in the Prospectus. The Exchange on Erwin Property benefits from a five-story, 691-space parking deck, in which 346 spaces are allocated to the Multifamily Property and 290 spaces are allocated to the Mixed-Use Property. The remaining 55 spaces are dedicated to the non-collateral residential condo owners.

Component	Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value(1)	% of Appraised Value	Underwritten Revenue	% of Underwritten Revenue	SF	% of SF
Multifamily Property	$49,100,000	65.1%	$76,700,000	65.6%	$5,129,500	57.4%	219,112	69.3%
Mixed-Use Property	26,350,000	34.9	40,300,000	34.4	3,805,523	42.6	96,949	30.7
Total	$75,450,000	100.0%	$117,000,000	100.0%	$8,935,023	100.0%	316,061	100.0%
(1)	The Mixed-Use Property appraisal assumes that the Initial TI/LC reserve of $2,500,000 was escrowed by the lender and such amount would pass to a future purchaser of the Exchange on Erwin Property.

The Multifamily Property

The Multifamily Property consists of the Villas and the Tower. The Villas consist of two five-story multifamily buildings totaling 128 units and 112,044 net rentable square feet. The Tower is a six-story multifamily building totaling 137 units and 107,068 square feet. The Villas were built in 2018 and the Tower was built in 2017. As of December 31, 2019, 259 of the 265 units were occupied resulting in an occupancy rate equal to 97.7%. The Multifamily Property offers 64 studios, 136 one-bedroom units and 65 two-bedroom units. According to the borrower, approximately 76.0% of the residents are Duke University graduate students and the remaining 24.0% are young professionals. All units are leased by the unit (not by the bed) and at least 90% of the leases are for terms of at least one year. Additionally, the Multifamily Property units are restricted to tenants 21 years of age and older. The amenities at the Exchange on Erwin Property include a saltwater pool, meeting and study rooms, and a fitness center. The units are equipped with stainless steel appliances, oversize walk in closets and washer/dryers. Additional site features include barbecue grills, playgrounds, walking paths and a dog park. In addition to parking deck rights, the Villas benefit from 129 surface parking spaces.

Unit Type	# of Units	% of Units	Occupied Units	Occupancy(1)	Average Unit Size (SF)(1)	Avg. Monthly Rent Per Unit(1)
Studio	64	24.2%	62	96.9%	631	$1,386
1 Bed/1 Bath	136	51.3	134	98.5	786	1,463
2 Bed/2 Bath	65	24.5	63	96.9	1,105	2,104
Total/Wtd. Avg.	265	100.0%	259	97.7%	827	$1,600
(1)	Wtd. Avg. is based on number of occupied units of each unit type.

The Mixed-Use Property

A-3-113

Mixed Use – Multifamily/Office/Retail	Loan #12	Cut-off Date Balance:	$25,450,000
2610 Erwin Road	Exchange on Erwin	Cut-off Date LTV:	64.5%
Durham, NC 27705		U/W NCF DSCR:	2.23x
		U/W NOI Debt Yield:	7.9%

The Mixed-Use Property is a three-story building totaling 96,949 square feet comprised of first-floor retail and the majority of office space located on floors two and three.

The office portion of the Mixed-Use Property consists of 61,540 square feet and is 100.0% occupied by Duke University (Moody’s Aa1, S&P AA+) and Duke University Health Systems (Moody’s Aa2, S&P AA, Fitch AA) (together with Duke University, “Duke”). Duke accounts for 63.5% of square feet at the Mixed-Use Property. Duke’s leases expire in various months of 2024 and each lease includes at least one five-year renewal option at fair market value. Duke is required to provide notice of renewal at least 180 days but no more than 240 days prior to lease expiration. If either Duke University or Duke University Health Systems does not exercise its respective renewal option or if it provides notice to cancel its leases and the resulting debt yield of the Exchange on Erwin Whole Loan is less than 6.9%, all excess cash flow will be swept unless the borrower deposits an amount that would result in $1,850,000 being held in the TI/LC reserve account (see “Lockbox / Cash Management” below). Duke uses its space for its Center for Autism and Brain Development, Child & Family Study Center, Autism Clinic, Children’s Evaluation Center, Neuropsychology and Smoking Research Lab, among other things. Duke has occupied space at the Mixed-Use Property since it was built and has since expanded and renewed several times.

The retail portion is located on the first floor of the Mixed-Use Property and consists of 13 units totaling 35,409 square feet, of which 12 units were occupied as of the November 21, 2019 rent roll. The largest retail tenant, Hook & Reel, a Cajun seafood bar and restaurant, occupies 7,254 square feet with a lease expiration in December 2029. Other national retail tenants include Smashburger, Firehouse Subs, Dunkin Donuts, The Noodle Shop, The UPS Store and Chipotle Mexican Grill. In addition to parking deck rights, there are 80 surface parking spaces in front of the retail component of the Mixed-Use Property.

The following table presents certain information relating to the tenancy at the Exchange on Erwin Mixed Use Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Duke University	NR/Aa1/AA+	37,290	38.5%	$27.09	$1,010,364	36.9%	Various(3)	Various(4)	N
Duke University Health Systems	AA/Aa2/AA	24,250	25.0%	$30.81	$747,144	27.3%	5/31/2024	2, 5-year	N
Hook & Reel	NR/NR/NR	7,254	7.5%	$29.00	$210,372	7.7%	12/31/2029	2, 5-year	N
Smashburger	NR/NR/NR	2,974	3.1%	$23.00	$68,400	2.5%	3/31/2024	2, 5-year	Y(5)
The Noodle Shop	NR/NR/NR	2,925	3.0%	$29.04	$84,948	3.1%	6/30/2023	1, 5-year	N
Total Major Tenants		74,693	77.0%	$28.40	$2,121,228	77.4%

Non-Major Tenants		17,826	18.4%	$34.66	$617,928	22.6%

Occupied Collateral Total		92,519	95.4%	$29.61	$2,739,156	100.0%

Vacant Space		4,430	4.6%

Collateral Total		96,949	100.0%

(1)	Based on the underwritten rent roll dated November 21, 2019.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	Duke University has 4,797 square feet that expires on May 31, 2024 and 32,493 square feet that expires on August 31, 2024.
(4)	Duke University has one, five-year renewal option remaining on 4,393 square feet of its space (Suites 19A and 19B) and two, five-year renewal options remaining on 32,897 square feet of its space (Suites 202 and 300).
(5)	Smashburger has the right to terminate its lease effective at any time by providing 120 days advance written notice subject to simultaneous receipt by the borrower of the tenant’s payment of the unamortized portion of the tenant improvement allowance, the full amount of the rent concession and all pre-paid and unamortized leasing commissions, together with 8% interest from the date of said payments by the borrower, and documentation by tenant that its annual sales for the last 12 months, prior to the 120 days advance notice to the borrower, were not greater than $1,000,000.

Market Overview and Competition. The Exchange on Erwin Property is located in Durham, North Carolina, across the street from Duke University and Duke University Hospital. According to the Duke University website, Duke employs over 41,000 employees, and according to the appraisal, Duke is the largest employer in the Durham Metro area. Duke University enrolls over 15,000 students with more than half consisting of graduate and professional students. Duke Medicine integrates patient care with the clinical, training and research programs of the Duke University Health System, Duke University School of Medicine and Duke University School of Nursing. Duke University Hospital is the flagship of the broader Health System, which also includes two community hospitals (Durham Regional Hospital and Duke Raleigh Hospital) and more than 200 ambulatory care clinics. According to the Duke University website, current operating revenues equal $5.7 billion and the Duke Endowment has a market value of $8.6 billion as of June 30, 2019. Other major employers in the area include IBM Corp., UNC Chapel-Hill, Blue Cross & Blue Shield Association and Fidelity Investments.

A-3-114

Mixed Use – Multifamily/Office/Retail	Loan #12	Cut-off Date Balance:	$25,450,000
2610 Erwin Road	Exchange on Erwin	Cut-off Date LTV:	64.5%
Durham, NC 27705		U/W NCF DSCR:	2.23x
		U/W NOI Debt Yield:	7.9%

According to the appraisal, the Exchange on Erwin Property’s 2018 estimated population within a one-, three-, and five-mile radius is 13,191, 73,367, and 165,184, respectively, with average household income of $48,256, $81,314, and $74,762, respectively. According to the appraisal, the growth of population and total households within a three-mile radius of the subject is projected to outpace both the Durham MSA and North Carolina. According to the appraisal, the Exchange on Erwin Property is well placed in the market to benefit from this projected growth.

The Multifamily Property is located in the Northwest Durham/Downtown Submarket which as of the third quarter of 2019 had an occupancy rate equal to 94.2%. The office portion of the Mixed-Use Property is located in the South Durham Office Submarket, which as of the third quarter of 2019 had an occupancy rate equal to 92.1%. According to the appraisal, the concluded market office rent for the Mixed-Use Property is $30.00 per square foot. The retail portion of the Mixed-Use Property is located in the South Durham Retail Market, which as of the third quarter of 2019 had an occupancy rate equal to 93.0%. According to the appraisal, the concluded market retail rent for the Mixed-Use Property is $32.00 per square foot.

The following table presents certain information relating to the lease rollover schedule at the Exchange on Erwin Mixed Use Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(2)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	1	1,554	1.6%	1,554	1.6%	$54,852	2.0%	$35.30
2021	3	6,432	6.6%	7,986	8.2%	$231,420	8.4%	$35.98
2022	1	2,650	2.7%	10,636	11.0%	$83,364	3.0%	$31.46
2023	3	7,105	7.3%	17,741	18.3%	$227,148	8.3%	$31.97
2024	5	64,514	66.5%	82,255	84.8%	$1,825,908	66.7%	$28.30
2025	0	0	0.0%	82,255	84.8%	$0	0.0%	$0.00
2026	0	0	0.0%	82,255	84.8%	$0	0.0%	$0.00
2027	1	1,280	1.3%	83,535	86.2%	$49,620	1.8%	$38.77
2028	0	0	0.0%	83,535	86.2%	$0	0.0%	$0.00
2029	2	8,984	9.3%	92,519	95.4%	$266,844	9.7%	$29.70
2030	0	0	0.0%	92,519	95.4%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	92,519	95.4%	$0	0.0%	$0.00
Vacant	NAP	4,430	4.6%	96,949	100.0%	$0	0.0%	$0.00
Total/Weighted Average	16	96,949	100.0%			$2,739,156	100.0%	$29.61

(1)	Information obtained from the underwritten rent roll.
(2)	Base Rent includes rent steps through September 1, 2020 totaling $29,988.

The following table presents historical occupancy percentages at the Exchange on Erwin Property:

Historical Occupancy

12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	12/31/2018(1)	Current(2)
NAV	NAV	NAV	NAV	97.0%
(1)	Historical occupancy is not available because the multifamily portion of the Exchange on Erwin Property was built in 2017 and 2018 and stabilized throughout 2019.
(2)	The Mixed-Use Property is 95.4% occupied as of November 21, 2019 and the Multifamily Property is 97.7% occupied based on square feet and 97.7% occupied based on units as of December 31, 2019.

A-3-115

Mixed Use – Multifamily/Office/Retail	Loan #12	Cut-off Date Balance:	$25,450,000
2610 Erwin Road	Exchange on Erwin	Cut-off Date LTV:	64.5%
Durham, NC 27705		U/W NCF DSCR:	2.23x
		U/W NOI Debt Yield:	7.9%

The following table presents certain information relating to comparable office properties to the Exchange on Erwin Property identified by the appraiser:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Net Rentable Area (SF)	Tenant Size (SF)	Term (Yrs.)	Distance from Subject	Occupancy	Asking Base Rent PSF	Concessions	Lease Type
Office
Diamond View II 324 Blackwell Street Durham, NC	NAV	154,000	14,560	10.0 Yrs	3.1 miles	100.0%	$33.25	NAV	Full Service
Venable Center 303 S. Roxboro Street Durham, NC	NAV	82,170	4,552	3.0 Yrs	3.4 miles	100.0%	$30.00	NAV	Full Service
Perimeter Park Six 1010 Sync Street Morrisville, NC	2018/NAP	195,587	33,115	5.0 Yrs	14.7 miles	67.0%	$29.50	NAV	Full Service
Triangle Woman’s Center 6001 McCrimmon Morrisville, NC	2019/NAP	22,650	11,000	10.0 Yrs	16.2 miles	NAV	$32.50	NAV	Full Service
HealthPark at Kildaire Two 110 Kildaire Park Drive Cary, NC	2019/NAP	93,000	16,203	10.0 Yrs	27.8 miles	NAV	$32.50	NAV	Full Service
Retail
One City Center 110 N. Corcoran Street Durham, NC	2018/NAP	130,195	2,591	10.0 Yrs	3.1 miles	83.0%	$33.00	NAV	NNN
Bank of America 7109 O’Kelly Chapel Road Cary, NC	2015/NAP	3,523	3,523	20.0 Yrs	13.9 miles	100.0%	$38.17	NAV	NNN
Eastern Gate Café 3625 Hillsborough Street Raleigh, NC	1991/NAP	4,942	4,942	10.0 Yrs	24.2 miles	100.0%	$35.20	NAV	Absolute Net
Greystone Village 7713 Lead Mine Road Raleigh, NC	1986/NAP	78,591	1,100	5.0 Yrs	24.5 miles	100.0%	$23.34	NAV	NNN

(1)	Information obtained from appraisal.

A-3-116

Mixed Use – Multifamily/Office/Retail	Loan #12	Cut-off Date Balance:	$25,450,000
2610 Erwin Road	Exchange on Erwin	Cut-off Date LTV:	64.5%
Durham, NC 27705		U/W NCF DSCR:	2.23x
		U/W NOI Debt Yield:	7.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Exchange on Erwin Property:

Cash Flow Analysis(1)

	U/W	%(2)	U/W $ per Unit(3)
Multifamily Rents in Place	$4,957,188	96.6%	$18,706
Multifamily Vacant Income	108,960	2.1	411
Multifamily Gross Potential Rent	$5,066,148	98.8%	$19,118
(Multifamily Vacancy/Credit Loss)	(253,300)	(4.9)	(956)
Multifamily Other Revenue(4)	316,652	6.2	1,195
Multifamily Net Rental Income	$5,129,500	100.0%	$19,357

Commercial Rents In-Place	$2,709,168	66.2%	$27.94
Commercial Rent Steps(5)	108,724	2.7	1.12
Commercial Vacant Income	184,010	4.5	1.90
Commercial Gross Potential Rent	$3,001,902	73.3%	$30.96
Commercial Reimbursements	603,675	14.7	6.23
Commercial Other Revenue(6)	487,701	11.9	5.03
Commercial Net Rental Income	$4,093,278	100.0%	$42.22
(Commercial Vacancy/Credit Loss)	(287,755)	(7.0)	(2.97)
Commercial Effective Gross Income	$3,805,523	93.0%	$39.25

Total Revenue	$8,935,023	100.0%	NAP

Total Operating Expenses(7)	$2,992,779	33.5%	NAP

Net Operating Income	$5,942,244	66.5%	NAP
Replacement Reserves	83,869	0.9	NAP
TI/LC	0	0.0	NAP
Net Cash Flow	$5,858,374	65.6%	NAP

NOI DSCR	2.26x
NCF DSCR	2.23x
NOI Debt Yield	7.9%
NCF Debt Yield	7.8%
(1)	Historical operating history was not included as the Villas was still being constructed in 2018 and ramping up thereafter. In general, underwritten revenue was based off the trailing four-month period ending December 2019 and expenses were based on the borrowers’ year one estimates and taxes are underwritten to the appraiser’s conclusion for unabated taxes.
(2)	Percentage column represents percent of Multifamily Net Rental Income for Multifamily revenue fields. Percentage column represents percent of Commercial Net Rental Income for Commercial revenue fields. Percentage Column represents percent of Total Revenue for the remainder of the fields.
(3)	Multifamily revenue Per Unit calculations are based on 265 units. Commercial revenue Per Unit calculations are based on 96,949 square feet.
(4)	Multifamily Other Revenue includes utility reimbursements and other residential revenue.
(5)	Commercial Rent Steps includes underwritten rent steps through September 1, 2020 and straight-line rent for Duke University.
(6)	The majority of Commercial Other Revenue is comprised of commercial parking income.
(7)	The Multifamily Property was enrolled in the state’s Brownfield program to support the redevelopment with multifamily apartment buildings, and is entitled to tax abatement in the amount of $412,261 for 2019, $313,642 for 2020, $202,205 for 2021, $100,767 for 2022 and $29,646 for 2023, resulting in a total benefit of $1,058,522. The underwriting reflects the appraisals concluded unabated taxes.

A-3-117

No. 13 – Pinnacle Self Storage Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	LMF Commercial, LLC (formerly known as Rialto Mortgage Finance, LLC)			Single Asset/Portfolio:	Portfolio
Original Principal Balance:	$20,500,000			Property Type – Subtype:	Self Storage – Self Storage
Cut-off Date Balance:	$20,500,000			Location:	Various
% of Initial Pool Balance:	2.1%			Size:	306,700 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF:	$66.84
Borrower Sponsor(1):	Robert Moser			Maturity Date Balance Per SF:	$61.42
Guarantor:	Robert Moser			Year Built/Renovated:	Various/Various
Mortgage Rate:	4.7700%			Title Vesting:	Fee
Note Date:	December 23, 2019			Property Manager:	Prime Group Holdings LLC (borrower-affiliate)
Seasoning:	1 month			Current Occupancy (As of):	75.7% (11/30/2019)
Maturity Date:	January 6, 2030			YE 2018 Occupancy:	77.5%
IO Period:	60 months			YE 2017 Occupancy:	66.6%
Loan Term (Original):	120 months			YE 2016 Occupancy:	72.0%
Amortization Term (Original):	360 months			YE 2015 Occupancy:	NAV
Loan Amortization Type:	Interest-only, Amortizing Balloon			As-Is Appraised Value(4):	$40,200,000
Call Protection(2):	L(25),D(91),O(4)			As-Is Appraised Value Per SF(4):	$131.07
Lockbox Type:	Springing			As-Is Appraisal Valuation Date:	November 15, 2019
Additional Debt(3):	Yes
Additional Debt Type (Balance)(3):	Future Mezzanine			Underwriting and Financial Information
				TTM NOI (10/31/2019)(5):	$1,852,891
				YE 2018 NOI(5):	$1,330,590
				YE 2017 NOI:	$1,101,013
				YE 2016 NOI:	$997,431
				U/W Revenues:	$2,718,044
				U/W Expenses:	$816,786
				U/W NOI:	$1,901,258
				U/W NCF:	$1,855,253
Escrows and Reserves				U/W DSCR based on NOI/NCF:	1.48x / 1.44x
	Initial	Monthly	Cap	U/W Debt Yield based on NOI/NCF:	9.3% / 9.1%
Taxes	$4,760	$4,534	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	10.1% / 9.8%
Insurance	$14,863	$2,359	NAP	Cut-off Date LTV Ratio(4):	51.0%
Replacement Reserve	$0	$3,834	NAP	LTV Ratio at Maturity(4):	46.9%
Deferred Maintenance	$44,254	$0	NAP

Sources and Uses
Sources			Uses
Original loan amount	$20,500,000	58.9%	Purchase price	$34,394,030	98.9%
Borrower Sponsor’s	14,292,651	41.1	Upfront reserves	63,877	0.2
			Closing costs	334,744	1.0
Total Sources	$34,792,651	100.0%	Total Uses	$34,792,651	100.0%

(1)	See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus.
(2)

At any time after permitted prepayment date and prior to the free window date, the Pinnacle Self Storage Portfolio Borrowers may release any individual property provided that, among other conditions stated in the Pinnacle Self Storage Portfolio Mortgage Loan documents, (i) no event of default has occurred and is continuing; (ii) the amount of the Pinnacle Self Storage Portfolio Mortgage Loan defeased will be 115% of the allocated loan amount for the related Pinnacle Self Storage Portfolio property being released; (iii) the debt service coverage ratio for the remaining properties after such release is not less than the greater of (a) 1.44x and (b) the debt service coverage ratio for the remaining properties and the property to be released for the preceding 12 months; and (iv) the loan-to-value ratio after such release is less than or equal to the lesser of (a) 51.0% and (b) the loan-to-value ratio for the remaining properties and the property to be released immediately preceding the release of the property.

(3)

Provided no event of default has occurred and is continuing, the Pinnacle Self Storage Portfolio Mortgage Loan documents permit an affiliate of the Pinnacle Self Storage Portfolio Borrowers to incur future mezzanine debt subject to certain conditions, including (i) the execution of an intercreditor agreement in form and substance reasonably acceptable to the lender; and (ii) based on the Pinnacle Self Storage Portfolio Mortgage Loan and the mezzanine loan, (a) the combined loan-to-value ratio is not greater than 51.0% and (b) the debt service coverage ratio is not less than 1.44x.

(4)

The Appraised Value, Appraised Value Per Unit, Cut-Off Date LTV Ratio and LTV Ratio at Maturity is based on the as-is Bulk Portfolio Value of $40,200,000. The combined “as-is” individual appraised value is $38,510,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity on the combined “as-is” individual appraised value is 53.2% and 48.9%, respectively.

(5)

TTM NOI (10/31/2019) increased compared to YE 2018 NOI is mainly due to (1) an increase in square feet of the Highway 70 property of 43,730 square feet, and (ii) an increase in occupancy of the whole portfolio from 77.5% in 2018 to 87.5% as of 10/31/2019.

A-3-118

Self Storage – Self Storage	Loan #13	Cut-off Date Balance:	$20,500,000
Property Addresses – Various	Pinnacle Self Storage Portfolio	Cut-off Date LTV:	51.0%
		U/W NCF DSCR:	1.44x
		U/W NOI Debt Yield:	9.3%

The Mortgage Loan. The mortgage loan (the “Pinnacle Self Storage Portfolio Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in four self-storage properties located in New Bern, North Carolina, Cedar Point, North Carolina and Newport, North Carolina (the “Pinnacle Self Storage Portfolio Properties” or the “Pinnacle Self Storage Portfolio”).

The Properties. The Pinnacle Self Storage Portfolio include four self storage properties located across North Carolina comprised of 2,191 self storage units. As of November 30, 2019, the Pinnacle Self Storage Portfolio Properties were 75.7% occupied as of November 30, 2019.

The Cedar Point property is located in Cedar Point, North Carolina. The Cedar Point property is comprised of 13 single-story buildings on two separate parcels totaling 6.8 acres. The Cedar Point property was built from 1994 to 2017. The Cedar Point property consists of 552 self storage units, comprising of 294 non-climate controlled self storage units and 258 climate controlled self storage units. The units range in size from 25 square feet to 700 square feet. Amenities include a keypad entry gate, 24-hour video surveillance monitoring, exterior security fence and an on-site manager. In October 2016 and July 2017, an additional 7,000 square feet and 6,275 square feet were added, respectively. The Cedar Point property also generates revenues from 14 parking spaces, six commercial tenants and an apartment.

The Morehead City property is located in Newport, North Carolina. The Morehead City property is comprised of 15 single-story buildings located on two parcels totaling 5.0 acres. The Morehead City property was built from 1985 to 2017. The Morehead City property consists of 575 self storage units which are comprised of 301 non-climate controlled self storage units and 274 climate controlled self storage units. The units range in size from 20 square feet to 672 square feet. Amenities include a keypad entry gate, 24-hour video surveillance monitoring, exterior security fence and an on-site manager. The Morehead City property also generates income from nine parking spaces.

The Highway 70 property is located in New Bern, North Carolina. The Highway 70 property is comprised of nine single-story buildings located on an 8.5 acre site. The Highway 70 property was built in 2007, 2017, and 2019. The Highway 70 property is comprised of 590 self storage units, which is comprised of 256 non-climate controlled self storage units and 334 climate controlled self storage units. The self storage units range in size from 25 square feet to 585 square feet. Amenities include a keypad entry gate, 24-hour video surveillance monitoring, exterior security fence and an on-site manager. From 2017 to 2019, the prior owner added an additional 43,730 square feet of storage space. The Highway 70 property also generates income from 66 parking spaces.

The Neuse Blvd property is located in New Bern, North Carolina. The Neuse Blvd property consists of 13 single-story building located on three parcels totaling 3.8 acres. The Neuse Blvd property was built from 1987 to 2006. The Neuse Blvd property consists of 474 self storage units, which is comprised of 336 non-climate controlled self storage units and 138 climate controlled self storage units. The self storage units range in size from 25 square feet to 250 square feet. Amenities include a keypad entry gate, 24-hour video surveillance monitoring, exterior security fence and an on-site manager. The Neuse Blvd property also generates income from eight parking spaces.

The following table presents certain information regarding the Pinnacle Self Storage Portfolio Properties:

Property Name – Location	Allocated Cut-off Date Balance	% of Portfolio Cut-off Date Balance	Occupancy(1)(2)	Year Built/ Renovated	Net Rentable Area (SF)(2)	Appraised Value	UW NOI(2)	% of UW NOI	Storage Units(2)
Cedar Point - Cedar Point, NC	$7,100,000	34.6%	83.3%	1994/NAP	80,113	$12,000,000	$656,795	34.5%	552
Morehead City – Newport, NC	5,100,000	24.9	80.3	1985/NAP	67,957	9,940,000	473,496	24.9	575
Highway 70 – New Bern, NC	4,700,000	22.9	65.3	2007/NAP	102,180	9,810,000	436,303	22.9	590
Neuse Blvd – New Bern, NC	3,600,000	17.6	72.2	1987/NAP	56,450	6,760,000	334,663	17.6	474
Total/Weighted Average	$20,500,000	100.0%	75.3%		306,700	$40,200,000(3)	$1,901,257	100.0%	2,191

(1)	Occupancy is based on storage units.
(2)	Based on the underwritten rent roll.
(3)

The total Appraised Value is based on the “as-is” Bulk Portfolio Value. The sum of the “as-is” appraised values of the individual properties is $38,510,000, resulting in a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 53.2% and 48.9%, respectively.

A-3-119

Self Storage – Self Storage	Loan #13	Cut-off Date Balance:	$20,500,000
Property Addresses – Various	Pinnacle Self Storage Portfolio	Cut-off Date LTV:	51.0%
		U/W NCF DSCR:	1.44x
		U/W NOI Debt Yield:	9.3%

The following table presents historical occupancy percentages at the Pinnacle Self Storage Portfolio:

Historical Occupancy

12/31/2016(1)	12/31/2017(1)	12/31/2018(1)	11/30/2019(2)
72.0%	66.6%	77.5%	75.7%

(1)	Occupancy is based on storage units. Information provided by the Pinnacle Self Storage Portfolio Borrower.
(2)	Based on underwritten rent roll.

Market Overview and Competition. The Pinnacle Self Storage Portfolio Properties are located across North Carolina.

Craven County

The Highway 70 and Neuse Blvd properties are located in New Bern, Craven County, North Carolina within the New Bern, NC metropolitan statistical area (“New Bern MSA”). The New Bern MSA is comprised of three counties: Craven, Jones and Pamlico. New Bern lies at the meeting of the Trent and Neuse rivers, near the coast of North Carolina. New Bern is approximately 112 miles southeast of Raleigh and 87 miles northeast of Wilmington. The New Bern MSA is home to the Marine Corps Air Station Cherry Point (“MCAS”). The MCAS has approximately 13,164 acres of air station and an additional 15,975 acres for supplementary uses. The MCAS is home to 49,000 service members, including the civilian workforce, retired and active duty marines. Other employers within the New Bern MSA include the Department of Defense, Carolina East Health Systems, Craven County School District, BSH Home Appliances and Moen Incorporated. Carolina East Medical Center is the flagship hospital of Carolina East Health System, a 350-bed acute care facility that provides inpatient and outpatient care.

Carteret County

The Cedar Point property is located in Cedar Point, Carteret County, North Carolina and the Morehead City property is located in Newport, Carteret County, North Carolina. Carteret County is located in southeastern North Carolina and comprises the Morehead City, NC micropolitan statistical area (“Morehead City MSA”), which is included in the New Bern-Morehead City NC combined statistical area. Carteret County is bordered by Craven County to the north, the North Atlantic Ocean to the east and south, and Onslow County to the west. Carteret County’s largest industries include public administration, agriculture/forestry, and real estate. Major employers located in Carteret County include: Carteret County Public School District, Carteret County General Services, Carteret County, Walmart Associates, Inc. and Carteret Community College.

According to the third party market reports, the Pinnacle Self Storage Properties are located in the South Region within the South Atlantic Division with average monthly rents of $106.85 and $130.10 per unit for 10x10 foot non-climate controlled and climate controlled units, respectively. As of the end of the second quarter of 2018, the South Atlantic Division reported a vacancy rate of 10.7% for self storage properties.

A-3-120

Self Storage – Self Storage	Loan #13	Cut-off Date Balance:	$20,500,000
Property Addresses – Various	Pinnacle Self Storage Portfolio	Cut-off Date LTV:	51.0%
		U/W NCF DSCR:	1.44x
		U/W NOI Debt Yield:	9.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Pinnacle Self Storage Portfolio Properties:

Cash Flow Analysis

	2016	2017	2018	TTM 10/31/2019	U/W	%(1)	U/W $ per SF
Base Rent	$1,585,562	$1,771,908	$2,142,734	$2,781,964	$2,674,654	72.2%	$8.72
Grossed Up Vacant Space	0	0	0	0	859,880	23.2	2.80
Gross Potential Rent	$1,585,562	$1,771,908	$2,142,734	$2,781,964	$3,534,534	95.4%	$11.52
Other Income(2)	90,722	102,989	161,020	171,361	171,361	4.6	0.56
Net Rental Income	1,676,284	$1,874,897	$2,303,754	$2,953,325	$3,705,896	100.0%	$12.08
(Vacancy & Credit Loss)	0	0	0	0	(987,852)(3)	(27.9)	(3.22)
Effective Gross Income	$1,676,284	$1,874,897	$2,303,754	$2,953,325	$2,718,044	73.3%	$8.86

Real Estate Taxes	45,722	49,130	52,376	54,066	54,404	2.0	0.18
Insurance	43,783	41,982	52,179	67,691	28,310	1.0	0.09
Management Fee	83,814	93,745	115,188	147,666	135,902	5.0	0.44
Other Operating Expenses	505,533	589,028	753,421	831,011	598,170	22.0	1.95
Total Operating Expenses	$678,853	$773,885	$973,164	$1,100,434	$816,786	30.1%	$2.66

Net Operating Income(4)	$997,431	$1,101,013	$1,330,590	$1,852,891	$1,901,258	69.9%	$6.20
Replacement Reserves	0	0	0	0	46,005	1.7	0.15
TI/LC	0	0	0	0	0	0.0	0.00
Net Cash Flow	$997,431	$1,101,013	$1,330,590	$1,852,891	$1,855,253	68.3%	$6.05

NOI DSCR	0.78x	0.86x	1.03x	1.44x	1.48x
NCF DSCR	0.78x	0.86x	1.03x	1.44x	1.44x
NOI Debt Yield	4.9%	5.4%	6.5%	9.0%	9.3%
NCF Debt Yield	4.9%	5.4%	6.5%	9.0%	9.1%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(2)	Other Income includes insurance income, late fees, application fees, point of sale and other miscellaneous income.
(3)	The underwritten economic vacancy is 27.9%. The Pinnacle Self Storage Portfolio Properties were 75.3% occupied as of November 30, 2019 base on the self storage units.
(4)

TTM NOI (10/31/2019) increased compared to YE 2018 NOI is mainly due to (1) an increase in square feet of the Highway 70 property of 43,730 square feet, and (ii) an increase in occupancy of the whole portfolio from 77.5% in 2018 to 87.5% as of 10/31/2019.

A-3-121

No. 14 – Delta Hotels by Marriott - Detroit Metro Airport

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	LMF Commercial, LLC (formerly known as Rialto Mortgage Finance, LLC)		Single Asset/Portfolio:	Single Asset
	Original Principal Balance:	$20,500,000		Property Type – Subtype:	Hospitality – Full Service
	Cut-off Date Balance:	$20,500,000		Location:	Romulus, MI
	% of Initial Pool Balance:	2.1%		Size:	271 Rooms
	Loan Purpose:	Refinance		Cut-off Date Balance Per Room:	$75,646
	Borrower Sponsor(1):	Jeff Katofsky		Maturity Date Balance Per Room:	$62,068
	Guarantor:	Jeff Katofsky		Year Built/Renovated:	1980/2018
	Mortgage Rate:	4.9400%		Title Vesting:	Fee
	Note Date:	January 14, 2020		Property Manager:	Real Hospitality Group, LLC
	Seasoning:	0 months		Current Occupancy (As of):	71.4% (12/31/2019)
	Maturity Date:	February 6, 2030		YE 2018 Occupancy(2):	NAV
	IO Period:	0 months		YE 2017 Occupancy(2):	NAV
	Loan Term (Original):	120 months		YE 2016 Occupancy(2):	NAV
	Amortization Term (Original):	360 months		YE 2015 Occupancy(2):	NAV
	Loan Amortization Type:	Amortizing Balloon		As-Is Appraised Value:	$33,000,000
	Call Protection:	L(24),D(92),O(4)		As-Is Appraised Value Per Room:	$121,771
	Lockbox Type:	Hard/Springing Cash Management		As-Is Appraisal Valuation Date:	October 1, 2019
	Additional Debt:	None
	Additional Debt Type (Balance):	NAP		Underwriting and Financial Information
				YE 2019 NOI:	$2,851,418
				YE 2018 NOI(2):	NAV
				YE 2017 NOI(2):	NAV
				YE 2016 NOI(2):	NAV
				U/W Revenues:	$8,422,507
				U/W Expenses:	$5,653,740
Escrows and Reserves				U/W NOI:	$2,768,768
	Initial	Monthly	Cap	U/W NCF:	$2,431,867
Taxes	$38,061	$18,124	NAP	U/W DSCR based on NOI/NCF:	2.11x /1.85x
Insurance	$98,667	$18,794	NAP	U/W Debt Yield based on NOI/NCF:	13.5% / 11.9%
FF&E Reserve	$0	$27,766	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	16.5% / 14.5%
PIP Reserve	$187,000	$0	NAP	Cut-off Date LTV Ratio:	62.1%
Required Repair Reserve	$7,500	$0	NAP	LTV Ratio at Maturity:	51.0%

Sources and Uses
Sources			Uses
Original loan amount	$20,500,000	100.0%	Loan payoff	$18,962,022	92.5%
			Upfront reserves	331,228	1.6
			Closing costs	441,914	2.2
			Return of equity	764,836	3.7
Total Sources	$20,500,000	100.0%	Total Uses	$20,500,000	100.0%

(1)	See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus.
(2)

The Delta Hotels by Marriott - Detroit Metro Airport Property (as defined below) went through a $2 million conversion to its current Delta Hotels by Marriott brand from 2017 to 2018; as such, historical figures were not available.

The Mortgage Loan. The mortgage loan (the “Delta Hotels by Marriott - Detroit Metro Airport Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a 271-room full-service hotel located in Romulus, Michigan (the “Delta Hotels by Marriott - Detroit Metro Airport Property”).

The Property. The Delta Hotels by Marriott - Detroit Metro Airport Property is a 271-room full service hotel located in Romulus, Michigan. The Delta Hotels by Marriott - Detroit Metro Airport Property was constructed in 1980, and most recently renovated in 2018 when the Delta Hotels by Marriott – Detroit Metro Airport Property was converted to the current brand. The improvements are comprised of one four-story building situated on 9.2 acres and 405 surface parking spaces, resulting in a parking ratio of 1.5 spaces per room. Hotel amenities include an indoor / outdoor swimming pool, an indoor whirlpool, a fitness center, a business center, a market pantry and an airport and local shuttle. The Delta Hotels by Marriott - Detroit Metro Airport Property also features two food and beverage facilities, the mETRO pOLIS and Jylian’s Coffee Bar for a combined seating capacity of 112 guests, and six meeting rooms totaling

A-3-122

Hospitality – Full Service	Loan #14	Cut-off Date Balance:	$20,500,000
31500 Wick Road	Delta Hotels by Marriott – Detroit Metro	Cut-off Date LTV:	62.1%
Romulus, MI 48174	Airport	U/W NCF DSCR:	1.85x
		U/W NOI Debt Yield:	13.5%

8,825 square feet. The Delta Hotels by Marriott - Detroit Metro Airport Property contains 200 king rooms, 49 double queen rooms, 11 one-bedroom suites and 11 accessible suites.

The borrower sponsor acquired the Delta Hotels by Marriott – Detroit Metro Airport Property as vacant in 2015. Since acquisition, the borrower sponsor has invested approximately $18 million in comprehensive renovation and $2 million for Marriott rebranding costs. Capital improvements consisted of exterior renovations, common area renovations, guestrooms renovations, and structural and miscellaneous upgrades.

The Delta Hotels by Marriott - Detroit Metro Airport Borrower operates as a Delta Hotels by Marriott under a license agreement with Marriott International, Inc. The franchise agreement will expire on June 1, 2038.

The following table presents certain information relating to the 2018 demand analysis with respect to the Delta Hotels by Marriott - Detroit Metro Airport Property based on market segmentation, as provided in the appraisal:

Market Segmentation

Commercial	Meeting/Group	Leisure
65.0%	15.0%	20.0%

Market Overview and Competition. The Delta Hotels by Marriott - Detroit Metro Airport Property is located in Romulus, Wayne County, Michigan within the Detroit-Warren-Dearborn, MI metropolitan statistical area (“Detroit MSA”). The Detroit MSA has a diverse economic base driven largely by manufacturing and health care. Major employers within the Detroit MSA include Ford Motor Company, General Motors Company, FCA US LLC, University of Michigan, Beaumont Health, and Henry Ford Health System. According to the appraisal, Metro Detroit is considered the world’s traditional automotive center serving as the headquarters for the big three automakers, Ford, General Motors, and Fiat Chrysler Automobiles. According to the appraisal, the big three automakers are committed to the region, announcing plans of future investment in Detroit. Metro Detroit also ranks among the nation’s top five financial districts, with major financial service employers including Quicken Loans, KPMG, Fifth Third Bank, Comerica, Deloitte, Ernst & Young, and PricewaterhouseCoopers.

The Delta Hotels by Marriott - Detroit Metro Airport Property is located 1.3 miles north of the Detroit Metropolitan Wayne County Airport (“DTW”) and approximately 21 miles southwest of the Detroit central business district. Primary regional access through the area is provided by Interstate 94 and Interstate 75. Interstate 94 traverses in an east/west direction and provides access to Port Huron to the east and Chicago, Illinois to the west. Interstate 75 traverses in a north/south direction providing access to Flint, Michigan and Toledo, Ohio. The Delta Hotels by Marriott - Detroit Metro Airport Property is serviced by the DTW. The neighborhood surrounding the Delta Hotels by Marriott - Detroit Metro Airport Property include restaurants, supermarkets, retail, office buildings, industrial buildings, and hotels.

DTW is the largest airport in the state of Michigan, offers service via 14 passenger airlines, and has approximately 1,100 flights per day, to and from more than 140 destinations on four continents. Other demand generators include Cobo Center, Detroit Zoo, Motown Historical Museum, the Henry Ford, MGM Grand, MotorCity Casino and Greektown Casino. Detroit is also home to the National Football League’s Detroit Lions and the National Basketball Association Detroit Pistons.

A-3-123

Hospitality – Full Service	Loan #14	Cut-off Date Balance:	$20,500,000
31500 Wick Road	Delta Hotels by Marriott – Detroit Metro	Cut-off Date LTV:	62.1%
Romulus, MI 48174	Airport	U/W NCF DSCR:	1.85x
		U/W NOI Debt Yield:	13.5%

The following table presents historical occupancy, ADR, RevPAR and penetration rates relating to the Delta Hotels by Marriott - Detroit Metro Airport Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR

	Competitive Set(1)			Delta by Marriott - Detroit Metro Airport(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
TTM 11/30/2019	67.5%	$102.78	$69.36	70.9%	$91.25	$64.71	105.1%	88.8%	93.3%
TTM 11/30/2018	71.3%	$103.15	$73.52	61.7%	$85.25	$52.63	86.6%	82.6%	71.6%
TTM 11/30/2017	76.0%	$100.65	$76.50	28.3%	$89.54	$25.33	37.2%	89.0%	33.1%

(1)

Information obtained from third party hospitality research reports for the month of November, 2019. The competitive set includes Wyndham Garden Hotel Romulus Detroit Metro Airport, Courtyard Detroit Metro Airport Romulus, Sheraton Hotel Detroit Metro Airport, Marriott Detroit Metro Airport, Hilton Garden Inn Detroit Metro Airport Romulus and Holiday Inn Detroit Metro Airport.

(2)

The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Delta Hotels by Marriott - Detroit Metro Airport Property are attributable to variances in reporting methodologies and/or timing differences.

The following table presents certain information relating to the Delta Hotels by Marriott - Detroit Metro Airport Property’s primary competitive set:

Primary Competitive Set(1)

Property Name	Location	Rooms	Year Built/Renov.	Estimated 2018 Occupancy	Estimated 2018 ADR	Estimated 2018 RevPAR
Delta Hotels by Marriott - Detroit Metro Airport – Subject	Romulus, MI	271	1980/2018	63.5%	$86.67	$55.03
Four Points Detroit Metro Airport	Romulus, MI	173	1986/NAP	60% - 65%	$90 - $95	$55 – $60
Holiday Inn Detroit Metro Airport	Romulus, MI	143	2011/2016	70% - 75%	$100 - $105	$70 – $75
Sheraton Detroit Metro Airport	Romulus, MI	359	1989/NAP	65% - 70%	$90 - $95	$65 - $70
Detroit Metro Airport Marriott	Romulus, MI	249	1990/2017	75% - 80%	$115 - $120	$90 - $95

Source: Appraisal

(1)

The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Detroit by Marriott – Detroit Metro Airport Property are attributable to variances in reporting methodologies and/or timing differences.

A-3-124

Hospitality – Full Service	Loan #14	Cut-off Date Balance:	$20,500,000
31500 Wick Road	Delta Hotels by Marriott – Detroit Metro	Cut-off Date LTV:	62.1%
Romulus, MI 48174	Airport	U/W NCF DSCR:	1.85x
		U/W NOI Debt Yield:	13.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Delta Hotels by Marriott - Detroit Metro Airport Property:

Cash Flow Analysis

	2019(1)	U/W	% of U/W Total Revenue(2)	U/W $ per Room
Occupancy	71.4%	71.4%
ADR	$92.46	$92.46
RevPAR	$66.02	$66.02

Rooms Revenue	$6,530,762	$6,530,762	77.5%	$24,099
Food & Beverage Revenue	1,826,483	1,826,483	21.7	6,740
Other Revenue(3)	65,262	65,262	0.8	241
Total Revenue	$8,422,507	$8,422,507	100.0%	$31,079

Rooms Expense	1,596,104	1,596,104	24.4	5,890
Food & Beverage Expense	1,093,722	1,093,722	59.9	4,036
Other Department Expense	27,503	27,503	42.1	101
Total Department Expenses	$2,717,329	$2,717,329	32.3%	$10,027
Gross Operating Income	$5,705,178	$5,705,178	67.7%	$21,052

Total Undistributed Expenses	2,576,309	2,577,333	30.6	9,510
Gross Operating Profit	$3,128,868	$3,127,845	37.1%	$11,542

Total Fixed Charges	277,450	359,077	4.3	1,325
Total Operating Expenses	$5,571,089	$5,653,740	67.1%	$20,863

Net Operating Income	$2,851,418	$2,768,768	32.9%	$10,217
FF&E	341,144	336,900	4.0	1,243
Net Cash Flow	$2,510,274	$2,431,867	28.9%	$8,974

NOI DSCR	2.17x	2.11x
NCF DSCR	1.91x	1.85x
NOI DY	13.9%	13.5%
NCF DY	12.2%	11.9%

(1)

The Delta Hotels by Marriott - Detroit Metro Airport Property (as defined below) went through a $2 million conversion to its current Delta Hotels by Marriott brand from 2017 to 2018; as such, historical figures were not available.

(2)

% of U/W Total Revenue for Room Expense, Food & Beverage Expense, and Other Department Expenses are based on their corresponding revenue line items. All other line items represent percent of Total Revenue.

(3)	Other Revenue includes gift shop sales, laundry, valet and other revenues.

A-3-125

No. 15 – 4041 Central

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Original Principal Balance(1):	$19,500,000		Property Type – Subtype:	Office – CBD
	Cut-off Date Balance(1):	$19,386,052		Location:	Phoenix, AZ
	% of Initial Pool Balance:	2.0%		Size:	406,453 SF
	Loan Purpose:	Refinance		Cut-off Date Balance Per SF(1):	$103.95
	Borrower Sponsor(2):	Zaya S. Younan		Maturity Date Balance Per SF(1):	$82.04
	Guarantors(2):	Zaya S. Younan; Zaya and Sherry Younan Family Trust		Year Built/Renovated:	1980/2016
	Mortgage Rate:	3.6600%		Title Vesting:	Fee
	Note Date:	October 3, 2019		Property Manager:	Self-managed
	Seasoning:	4 months		Current Occupancy (As of):	68.1% (10/1/2019)
	Maturity Date:	October 11, 2029		YE 2018 Occupancy:	73.9%
	IO Period:	0 months		YE 2017 Occupancy:	78.0%
	Loan Term (Original):	120 months		YE 2016 Occupancy:	76.0%
	Amortization Term (Original):	360 months		YE 2015 Occupancy:	67.9%
	Loan Amortization Type:	Amortizing Balloon		As-Is Appraised Value:	$58,000,000
	Call Protection:	L(28),D(85),O(7)		As-Is Appraised Value Per SF:	$142.70
	Lockbox Type:	Hard/Upfront Cash Management		As-Is Appraisal Valuation Date:	September 9, 2019
	Additional Debt(1):	Yes		Underwriting and Financial Information
	Additional Debt Type (Balance)(1):	Pari Passu ($22,865,599)		TTM NOI (9/30/2019)(4):	$3,962,776
				YE 2018 NOI(3):	$2,840,480
				YE 2017 NOI:	$2,455,428
				YE 2016 NOI:	$2,793,722
				U/W Revenues:	$6,984,424
				U/W Expenses:	$2,684,938
Escrows and Reserves				U/W NOI(3):	$4,299,487
	Initial	Monthly	Cap	U/W NCF:	$4,044,872
Taxes	$68,387	$68,387	NAP	U/W DSCR based on NOI/NCF(1):	1.84x / 1.73x
Insurance	$219,773	$19,979	NAP	U/W Debt Yield based on NOI/NCF(1):	10.2% / 9.6%
Replacement Reserve	$0	$6,774(3)	$243,864(3)	U/W Debt Yield at Maturity based on NOI/NCF(1):	12.9% / 12.1%
TI/LC Reserve	$2,250,000	$33,817	$4,000,000	Cut-off Date LTV Ratio(1):	72.8%
Common Area Reserve	$250,000	$0	NAP	LTV Ratio at Maturity(1):	57.5%

Sources and Uses
Sources			Uses
Original whole loan amount(1)	$42,500,000	100.0%	Loan payoff	$27,791,608	65.4%
			Upfront reserves	2,788,160	6.6
			Closing costs	1,042,728	2.5
			Return of equity	10,877,504	25.6
Total Sources	$42,500,000	100.0%	Total Uses	$42,500,000	100.0%
(1)	The 4041 Central Mortgage Loan (as defined below) is part of the 4041 Central Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate original principal balance of $42,500,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity presented above are based on the aggregate principal balance of the promissory notes comprising 4041 Central Whole Loan.

(2)	Zaya S. Younan reported multiple foreclosures and discounted pay offs that occurred prior to 2014. See “Description of the Mortgage Pool— Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus.

(3)	The lender may require the 4041 Central Borrower (as defined below) to increase the replacements reserve (not more than once per year) if the lender reasonably determines such increase is necessary to maintain the proper operation of the 4041 Central Property. Replacement reserves are required beyond the cap upon (i) the occurrence and continuance of an event of default or (ii) if the 4041 Central Property is not being adequately maintained by the 4041 Central Borrower (as reasonably determined by the lender based on the annual site inspections).

(4)	See “Cash Flow Analysis” section for a discussion of the increase in NOI from 2018 to the TTM period and from the TTM period to U/W.

A-3-126

Office – CBD	Loan #15	Cut-off Date Balance:	$19,386,052
4041 North Central Avenue	4041 Central	Cut-off Date LTV:	72.8%
Phoenix, AZ 85012		U/W NCF DSCR:	1.73x
		U/W NOI Debt Yield:	10.2%

The Mortgage Loan. The mortgage loan (the “4041 Central Mortgage Loan”) is part of a whole loan (the “4041 Central Whole Loan”) evidenced by two pari passu promissory notes with an aggregate original principal balance of $42,500,000. The 4041 Central Whole Loan is secured by a first priority mortgage encumbering the fee interest in a 406,453 square foot office building located in Phoenix, Arizona (the “4041 Central Property”). The 4041 Central Mortgage Loan represents the non-controlling Note A-2 with an original principal balance of $19,500,000. The below table summarizes the 4041 Central Whole Loan. The 4041 Central Whole Loan is serviced pursuant to the pooling and servicing agreement for the UBS 2019-C18 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Prospectus.

4041 Central Whole Loan Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$23,000,000	$22,865,599	UBS 2019-C18	Yes
A-2	$19,500,000	$19,386,052	WFCM 2020-C55	No
4041 Central Whole Loan	$42,500,000	$42,251,651

The Property. The 4041 Central Property comprises five office buildings totaling 406,453 square feet and an adjacent nine-story parking structure, located in Phoenix, Arizona. The 4041 Central Property’s five buildings comprise the 20-story main tower, which contains 321,517 square feet and four, one- and two-story garden buildings surrounding the main tower, which contain 84,936 square feet in the aggregate. The 4041 Central Property is situated on an approximately 5.7-acre site and includes 1,483 garage parking spaces, resulting in a parking ratio of approximately 3.6 spaces per 1,000 square feet of net rentable area.

Constructed in 1980 and renovated in 2014-2016, the 4041 Central Property was 68.1% leased as of October 1, 2019 to 12 tenants across various industries, including government, public services and technology. Approximately 58.2% of the net rentable area and 87.6% of underwritten base rent at the 4041 Central Property is attributed to investment grade tenants or tenants that are subsidiaries of investment grade-rated entities.

Since 2014, the borrower sponsor has spent approximately $3,075,000 on capital improvements, including modernization of elevators, new key card access system, updated chiller controls, new roofs and floor renovations. Approximately $380,000 in additional renovation work is planned, which includes parking automation and tower lobby and other common area renovations. An amount equal to $250,000 was reserved upfront at the time of origination of the 4041 Central Whole Loan for the common area renovation work, which is expected to be completed on or before October 2021.

Major Tenants.

U.S. Government GSA (“GSA”) (two separate leases; in aggregate, 153,030 square feet, 37.7% of net rentable area, 62.0% of underwritten base rent, September 2028/June 2029 lease expirations). GSA (Fitch/Moody’s/S&P: AAA/Aaa/AA+) has been a tenant at the 4041 Central Property since June 2009 and has two distinct leases, “GSA Lease 1” and “GSA Lease 2” (with the entity on both leases being the General Services Administration):

●	U.S. Government (IRS) (“GSA Lease 1”) (116,507 square feet, 28.7% of net rentable area, 46.4% of underwritten base rent, June 2029 lease expiration). GSA Lease 1 includes approximately 75,239 square feet occupied by the Internal Revenue Service (local office serving the Phoenix region) and approximately 41,268 square feet occupied by the Department of Homeland Security (“DHS”) and Immigration and Customs Enforcement (“ICE”). GSA Lease 1 includes space on the 5th, 13th and 16th through 20th floors of the main tower and portions of one garden building. GSA Lease 1 may be terminated at any time with 90 days’ prior written notice. GSA Lease 1 has been in effect since June 2009 and was recently renewed in June 2019 for a 10-year term with no renewal options.

●	U.S. Government GSA (“GSA Lease 2”) (36,523 square feet, 9.0% of net rentable area, 15.6% of underwritten base rent, September 2028 lease expiration). GSA Lease 2 includes approximately 16,305 square feet occupied by DHS and ICE and 16,305 square feet occupied by the Small Business Administration. GSA Lease 2 includes space on the 8th through 10th floors of the main tower. After September 2023, GSA Lease 2 may be terminated with 90 days’ prior written notice. GSA took occupancy in the GSA Lease 2 space in October 2018 with a lease expiration in September 2028 with no renewal options.

Maricopa County (two separate leases; in aggregate, 83,420 square feet, 20.5% of net rentable area, 25.5% of underwritten base rent, June 2023 lease expiration). Maricopa County (Fitch/Moody’s/S&P: AAA/Aaa/AAA) has been a tenant at the 4041 Central Property since July 2006 and encompasses two distinct leases with the Department of Public Health and the Superintendent of Schools (with the entity on both leases being Maricopa County). Both Maricopa County leases at the 4041 Central Property were renewed in July 2018.

●	Maricopa County Dept of Public Health (“DPH”) (50,810 square feet; 12.5% of net rentable area, 15.6% of underwritten base rent). The DPH office at the 4041 Central Property includes the office of community health innovation, epidemiology, healthcare innovation and performance improvement. The DPH currently occupies portions of the 6th, 7th and 14th floors of the main office tower and a portion of one garden building. The lease with the DPH may be terminated by the tenant at the end of each fiscal year (June 30th of each year) due to non-appropriation of funds. The lease has no remaining renewal options following its June 2023 expiration.

A-3-127

Office – CBD	Loan #15	Cut-off Date Balance:	$19,386,052
4041 North Central Avenue	4041 Central	Cut-off Date LTV:	72.8%
Phoenix, AZ 85012		U/W NCF DSCR:	1.73x
		U/W NOI Debt Yield:	10.2%

●	Maricopa County (SOS) (“SOS”) (32,610 square feet, 8.0% of net rentable area, 10.0% of underwritten base rent). The office of the SOS (Superintendent of Schools) is statutorily responsible to provide services supporting school governing board elections, bond and override elections, appointments, school finance, and maintain home-school and private school records. The office of the SOS currently occupies portions of the 11th and 12th floors of the main tower. The lease with the SOS may be terminated by the tenant: (i) at the end of each fiscal year due to non-appropriation of funds or (ii) in no less than 7,500 square foot intervals at any time after June 30, 2020, with 90 days’ written notice. The lease has no remaining renewal options following its June 2023 expiration.

The following table presents certain information relating to the tenancy at the 4041 Central Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
GSA Lease 1	AAA/Aaa/AA+	116,507	28.7%	$26.17	$3,049,009	46.4%	6/11/2029	None	Y(2)
GSA Lease 2	AAA/Aaa/AA+	36,523	9.0%	$28.13	$1,027,227	15.6%	9/30/2028	None	Y(3)
Total GSA		153,030	37.7%	$26.64(4)	$4,076,236(4)	62.0%

Maricopa County Dept of Public Health	AAA/Aaa/AAA	50,810	12.5%	$20.11	$1,021,635	15.6%	6/30/2023	None	Y(5)
Maricopa County (SOS)	AAA/Aaa/AAA	32,610	8.0%	$20.11	$655,688	10.0%	6/30/2023	None	Y(6)
Total Maricopa County		83,420	20.5%	$20.11(7)	$1,677,324(7)	25.5%

Native American Community Health Center	NR/NR/NR	34,023	8.4%	$22.14	$753,138	11.5%	10/31/2024	Various(8)	N
Total Major Tenants		270,473	66.5%	$24.06	$6,506,698	99.0%

Non-Major Tenants		6,242	1.5%	$10.07	$62,860	1.0%

Occupied Collateral Total		276,715	68.1%	$23.74	$6,569,558	100.0%

Vacant Space		129,738	31.9%

Collateral Total		406,453	100.0%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through November 2020 totaling $5,209 and straight-line rent averaging for the investment grade tenants through the lesser of their remaining lease terms totaling $159,105.

(2)	GSA Lease 1 may be terminated by the GSA by giving 90 days’ prior notice in writing to the 4041 Central Borrower.

(3)	After September 2023, GSA Lease 2 lease may be terminated by the GSA by giving 90 days’ prior notice in writing to the 4041 Central Borrower.

(4)	Annual U/W Base Rent PSF and Annual U/W Base Rent includes straight-line rent averaging through the lease term. GSA’s current base rent is $26.06 per square foot.

(5)	The lease with the Maricopa County Dept of Public Health may be terminated by the tenant, without any penalty, at the end of each fiscal year (June 30th of each year) due to non-appropriation of funds.

(6)	The lease with the Maricopa County (SOS) may be terminated by the tenant: (i) without penalty, at the end of each fiscal year due to non-appropriation of funds or (ii) in no less than 7,500 square foot intervals at any time after June 30, 2020, with 90 days written notice.

(7)	Annual U/W Base Rent PSF and Annual U/W Base Rent includes straight-line rent averaging through the lease term. Maricopa County’s current base rent is $19.25 per square foot.

(8)	Native American Community Health Center has one, 5-year option to extend its lease for its 25,770 square foot space and two, 5-year options to extend its lease for its 8,253 square foot space, each at the fair market rental rate.

A-3-128

Office – CBD	Loan #15	Cut-off Date Balance:	$19,386,052
4041 North Central Avenue	4041 Central	Cut-off Date LTV:	72.8%
Phoenix, AZ 85012		U/W NCF DSCR:	1.73x
		U/W NOI Debt Yield:	10.2%

The following table presents certain information relating to the lease rollover schedule at the 4041 Central Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	2	2	0.0%	2	0.0%	$0	0.0%	$0.00
2020	1	1,858	0.5%	1,860	0.5%	$0	0.0%	$0.00
2021	0	0	0.0%	1,860	0.5%	$0	0.0%	$0.00
2022	2	1,364	0.3%	3,224	0.8%	$32,200	0.5%	$23.61
2023	3	83,908	20.6%	87,132	21.4%	$1,687,584	25.7%	$20.11
2024	1	34,023	8.4%	121,155	29.8%	$753,138	11.5%	$22.14
2025	1	2,530	0.6%	123,685	30.4%	$20,400	0.3%	$8.06
2026	0	0	0.0%	123,685	30.4%	$0	0.0%	$0.00
2027	0	0	0.0%	123,685	30.4%	$0	0.0%	$0.00
2028	1	36,523	9.0%	160,208	39.4%	$1,027,227	15.6%	$28.13
2029	1	116,507	28.7%	276,715	68.1%	$3,049,009	46.4%	$26.17
2030	0	0	0.0%	276,715	68.1%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	276,715	68.1%	$0	0.0%	$0.00
Vacant	0	129,738	31.9%	406,453	100.0%	$0	0.0%	$0.00
Total/Weighted Average	12	406,453	100.0%			$6,569,558	100.0%	$23.74

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Total/Weighted Average Annual U/W Base Rent and Annual U/W Base Rent PSF exclude vacant space.

The following table presents historical occupancy percentages at the 4041 Central Property:

Historical Occupancy

12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	12/31/2018(1)	10/1/2019(2)
67.9%	76.0%	78.0%	73.9%	68.1%

(1)	Information obtained from a third party market research provider.

(2)	Information obtained from the underwritten rent roll.

Market Overview and Competition. The 4041 Central Property is located in Phoenix, Maricopa County, Arizona, approximately 2.4 miles north of Interstate 10 (provides access eastbound to Scottsdale and Tempe, Arizona), 2.5 miles east of Interstate 17 (which provides north-south access through Phoenix), 3.4 miles north of the downtown Phoenix central business district and 6.6 miles northwest of the Phoenix Sky Harbor International Airport. The 4041 Central Property is situated approximately 0.3 miles southwest of the intersection of E Indian School Road and N 3rd Street, which, according to a third party market research provider, had a daily traffic count of approximately 47,578 vehicles as of 2018.

Park Central Mall, an approximately 500,000 square foot mall and office center, is located approximately 0.8 miles southwest of the 4041 Central Property. According to the appraisal, Park Central Mall is currently being renovated to a retail and office space that will feature creative office space, a medical health science center and a hotel. Park Central received a grant from the City of Phoenix to create an urban park on the property, which is expected to include a splash pad, fire pits, seating areas and an outdoor entertainment venue and plans to provide space for local artists and provide the atrium for entertainment events during non-operating office hours. According to the appraisal, the first phase of renovations began in 2018, with the remaining renovations slated for completion in 2021.

According to a third party market research provider, the estimated 2019 population within a three- and five-mile radius of the 4041 Central Property was approximately 184,568 and 459,010, respectively; and the estimated 2019 average household income within the same radii was approximately $69,288 and $65,943, respectively.

Submarket Information – According to a third-party market research report, the 4041 Central Property is situated within the Midtown submarket of the Phoenix Office Market. As of October 16, 2019, the Midtown submarket reported a total inventory of approximately 13.1 million square feet with a 17.5% vacancy rate and average asking rent of $24.88 per square foot, gross. Within a five-mile radius of the 4041 Central Property, as of October 16, 2019, there were 2,278 office properties totaling approximately 53.2 million square feet with a 13.1% vacancy rate, per a third-party market research provider.

A-3-129

Office – CBD	Loan #15	Cut-off Date Balance:	$19,386,052
4041 North Central Avenue	4041 Central	Cut-off Date LTV:	72.8%
Phoenix, AZ 85012		U/W NCF DSCR:	1.73x
		U/W NOI Debt Yield:	10.2%

The following table presents certain information relating to the appraiser’s market rent conclusions for the 4041 Central Property:

Market Rent Summary(1)

	Office Tower	GSA	Low-Rise Office	Deli
Market Rent (PSF)	$21.50	$26.00	$21.00	$9.00
Lease Term (Years)	5	10	5	3
Lease Type (Reimbursements)	MG	Gross	MG	Gross
Rent Increase Projection	$0.50 per annum	Flat	$0.50 per annum	$0.50 per annum

(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales pertaining to the 4041 Central Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Year Built/Renovated	Occupancy	Rentable Area (SF)	Sale Date	Sale Price	Adjusted Sale Price	Adjusted Sale Price (PSF)
Great American Tower	Phoenix, AZ	1985/NAP	86%	344,527	Nov-16	$49,000,000	$49,000,000	$142.22
CBIZ Plaza	Phoenix, AZ	1980/NAP	77%	266,321	Feb-17	$26,000,000	$30,000,000	$112.65
Central Arts Plaza	Phoenix, AZ	1991/NAP	72%	482,108	Jan-18	$80,700,000	$79,000,000	$163.86
2020 on Central	Phoenix, AZ	1985/2015	84%	247,645	Mar-19	$23,888,888	$24,638,888	$99.49
Clarendon Place	Phoenix, AZ	1984/2017	96%	91,353	Jun-19	$13,650,000	$13,650,000	$149.42
Valley Commerce Center	Phoenix, AZ	1984/NAP	84%	215,663	Sep-19	$27,950,000	$27,950,000	$129.60

(1)	Information obtained from the appraisal.

A-3-130

Office – CBD	Loan #15	Cut-off Date Balance:	$19,386,052
4041 North Central Avenue	4041 Central	Cut-off Date LTV:	72.8%
Phoenix, AZ 85012		U/W NCF DSCR:	1.73x
		U/W NOI Debt Yield:	10.2%

The following table presents certain information relating to comparable high-rise office leases related to 4041 Central Property:

Comparable High-Rise Office Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Occ.	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term	Annual Base Rent PSF	Lease Type
4041 Central (subject) 4041 North Central Avenue Phoenix, AZ	1980/2016	406,453(2)	-	68.1%(2)
Security Title Plaza 3636 North Central Avenue Phoenix, AZ	1983/NAP	219,032	0.4 miles	89%	CAVCO GLHN Architects Arizona Children’s Assoc.	14,994 1,913 44,380	Aug-18 Jun-18 Jun-18	10.0 Yrs 5.4 Yrs 6.5 Yrs	$22.50 $20.00 $23.00	MG MG MG
3300 Tower 3300 North Central Avenue Phoenix, AZ	1978/NAP	363,655	0.7 miles	67%	AZ Dep of Education Jordin, Baker, Hickman & Houston	69,555 14,146	Jun-19 Nov-17	5.7 Yrs 2.3 Yrs	$18.53 $24.00	FSG MG
Great American Tower 3200 North Central Avenue Phoenix, AZ	1986/NAP	338,411	0.7 miles	85%	Crossroads Law The Kenrich Group Trafficade Service Hynes Benefit Consulting	3,082 4,074 950 1,584	Apr-19 Apr-19 Feb-19 Feb-19	4.3 Yrs 5.0 Yrs 3.2 Yrs 5.5 Yrs	$25.00 $23.89 $25.50 $24.00	MG MG MG MG
Phoenix Corporate Center 3003 North Central Avenue Phoenix, AZ	1964/2006	457,595	1.1 miles	68%	Arizona Supreme Court VIP Mortgage Hyland Software Mountain Park Health	17,453 6,605 13,632 34,506	Feb-19 Sep-18 Jun-18 Apr-18	7.6 Yrs 5.3 Yrs 5.7 Yrs 11.0 Yrs	$21.00 $21.00 $22.00 $21.00	MG MG MG MG
2800 Tower 2800 North Central Avenue Phoenix, AZ	1988/NAP	359,949	1.2 miles	65%	Solar Mosaic Miller, Pitt, Feldman, et al Advanced Structural Engineering Skanska USA	10,767 3,155 8,101 6,498	Mar-19 Oct-18 Sep-18 May-18	3.3 Yrs 3.3 Yrs 3.0 Yrs 6.6 Yrs	$27.00 $23.00 $23.00 $23.59	MG MG MG MG
2700 Tower 2700 North Central Avenue Phoenix, AZ	1985/NAP	222,873	1.3 miles	72%	AZ Coalition BenefitMall	5,700 10,049	Oct-18 May-18	6.4 Yrs 5.3 Yrs	$24.50 $21.00	MG MG
(1)	Information obtained from the appraisal.

(2)	Information obtained from the underwritten rent roll.

A-3-131

Office – CBD	Loan #15	Cut-off Date Balance:	$19,386,052
4041 North Central Avenue	4041 Central	Cut-off Date LTV:	72.8%
Phoenix, AZ 85012		U/W NCF DSCR:	1.73x
		U/W NOI Debt Yield:	10.2%

The following table presents certain information relating to comparable low-rise office leases related to 4041 Central Property:

Comparable Low-Rise Office Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Occ.	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term	Annual Base Rent PSF	Lease Type
4041 Central (subject) 4041 North Central Avenue Phoenix, AZ	1980/2016	406,453(2)	-	68.1%(2)
Central Park Forest 2700-2702 North 3rd Street Phoenix, AZ	1981/NAP	131,219	1.3 miles	100%	Quoted	---	---	---	$18.50	MG
Clarendon Place 300 West Clarendon Avenue Phoenix, AZ	1984/2017	91,353	0.6 miles	100%	First Strategic Arizona Vulva Clinic Pepid LLC Veritas Funding	2,879 3,550 9,130 2,585	Feb-19 Jan-19 Oct-18 Sep-18	2.9 Yrs 4.0 Yrs 5.0 Yrs 3.3 Yrs	$20.00 $21.00 $20.50 $22.00	MG MG MG MG
Siete Square (II) 3707 North 7th Street Phoenix, AZ	1983/1997	54,072	0.7 miles	82%	Undisclosed Undisclosed	3,097 4,428	Sep-18 Jul-18	3.0 Yrs 1.0 Yrs	$18.50 $19.50	MG MG
Siete Square (I & IV) 3737 & 3877 North 7th Street Phoenix, AZ	1983/NAP	115,769	0.6 miles	82%	Arizona Legal Support	2,543	Sep-19	5.0 Yrs	$21.50	MG
Valley Commerce Center 4745-4747 North 7th Street Phoenix, AZ	1984/NAP	215,663	1.5 miles	80%	Fredenberg Beams ABI Document Support The Young Center for Immigrant Children’s Rights	1,232 1,920 5,371	May-19 Jan-19 Oct-18	3.3 Yrs 3.3 Yrs 2.5 Yrs	$23.50 $23.50 $23.00	MG MG MG
Paragon Plaza 5333 North 7th Avenue Phoenix, AZ	1984/NAP	63,936	2.3 miles	85%	Family Involvement Center Law Firm Landmark Capital Corporation Bureau Veritas North America	8,200 1,800 2,482 1,339	Aug-19 Mar-19 Mar-18 Jan-18	3.2 Yrs 5.0 Yrs 3.3 Yrs 3.0 Yrs	$19.75 $20.00 $20.50 $21.50	MG MG MG MG

(1)	Information obtained from the appraisal.

(2)	Information obtained from the underwritten rent roll.

A-3-132

Office – CBD	Loan #15	Cut-off Date Balance:	$19,386,052
4041 North Central Avenue	4041 Central	Cut-off Date LTV:	72.8%
Phoenix, AZ 85012		U/W NCF DSCR:	1.73x
		U/W NOI Debt Yield:	10.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 4041 Central Property:

Cash Flow Analysis

	2016	2017	2018(1)	TTM 9/30/2019(1)(2)	U/W(2)	%(3)	U/W $ per SF
Base Rent	$5,001,101	$5,034,957	$5,182,994	$6,335,048	$6,405,243	65.8%	$15.76
Free Rent Adjustment	(103,938)	(258,284)	0	(3,506)	0	0.0	0.00
Contractual Rent Steps(4)	0	0	0	0	164,315	1.7	0.40
Grossed Up Vacant Space	0	0	0	0	2,755,125	28.3	6.78
Gross Potential Rent	$4,897,163	$4,776,672	$5,182,994	$6,331,542	$9,324,682	95.7%	$22.94
Other Income(5)	3,849	2,113	725	826	826	0.0	0.00
Parking Income	415,953	355,120	237,640	225,420	225,420	2.3	0.55
Total Recoveries	262,891	258,189	248,176	188,621	188,621	1.9	0.46
Net Rental Income	$5,579,856	$5,392,094	$5,669,535	$6,746,409	$9,739,549	100.0%	$23.96
(Vacancy & Credit Loss)	0	0	0	0	(2,755,125)(6)	(29.5)	(6.78)
Effective Gross Income	$5,579,856	$5,392,094	$5,669,535	$6,746,409	$6,984,424	71.7%	$17.18

Real Estate Taxes	672,289	706,532	739,043	784,462	781,564	11.2	1.92
Insurance	61,036	61,341	99,969	156,553	219,773	3.1	0.54
Management Fee	223,197	215,767	226,847	270,138	259,664	3.7	0.64
Other Operating Expenses	1,829,613	1,953,026	1,763,196	1,572,479	1,423,937	20.4	3.50
Total Operating Expenses	$2,786,134	$2,936,666	$2,829,055	$2,783,632	$2,684,938	38.4%	$6.61

Net Operating Income	$2,793,722	$2,455,428	$2,840,480	$3,962,776	$4,299,487	61.6%	$10.58
Replacement Reserves	0	0	0	0	73,162	1.0	0.18
TI/LC	0	0	0	0	181,453	2.6	0.45
Net Cash Flow	$2,793,722	$2,455,428	$2,840,480	$3,962,776	$4,044,872	57.9%	$9.95

NOI DSCR(7)	1.20x	1.05x	1.22x	1.70x	1.84x
NCF DSCR(7)	1.20x	1.05x	1.22x	1.70x	1.73x
NOI Debt Yield(7)	6.6%	5.8%	6.7%	9.4%	10.2%
NCF Debt Yield(7)	6.6%	5.8%	6.7%	9.4%	9.6%

(1)	The increase in Net Operating Income from 2018 to TTM 9/30/2019 was driven by (i) two new leases totaling approximately 16.0% of underwritten base rent commencing between October 2018 and June 2019 and (ii) the renewal of both Maricopa County leases in July 2018 (25.5% of underwritten base rent).

(2)	The increase in Net Operating Income from TTM 9/30/2019 to U/W was driven by (i) three renewal leases totaling approximately 46.9% of underwritten base rent commencing between June 2019 and January 2020 (including the GSA Lease 1 renewal in June 2019) and (ii) the inclusion of contractual rent steps through November 2020 totaling $5,209 and straight-line rent averaging for the investment grade tenants through the lesser of their remaining lease terms totaling $159,105.

(3)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(4)	Represents contractual rent steps through November 2020 and straight-line rent averaging for the investment grade tenants over their remaining lease terms (see “Major Tenants” table above).

(5)	Other Income is primarily composed of rent paid by Federal Express Corporation and United Parcel Service plus miscellaneous items.

(6)	The underwritten economic vacancy is 29.5%. The 4041 Central Property was 68.1% leased as of October 1, 2019.

(7)	The debt service coverage ratios and debt yields are based on the 4041 Central Whole Loan.

A-3-133

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX B

FORM OF DISTRIBUTION DATE STATEMENT

B-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

	WELLS FARGO COMMERCIAL MORTGAGE TRUST 2020-C55 Commercial Mortgage Pass-Through Certificates Series 2020-C55	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	3/17/20
Corporate Trust Services		Record Date:	2/28/20
8480 Stagecoach Circle		Determination Date:	2/11/20
Frederick, MD 21701-4747

DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS	PAGE(s)
Certificate Distribution Detail	2
Certificate Factor Detail	3
Reconciliation Detail	4
Other Required Information	5
Cash Reconciliation Detail	6
Current Mortgage Loan and Property Stratification Tables	7 - 9
Mortgage Loan Detail	10
NOI Detail	11
Principal Prepayment Detail	12
Historical Detail	13
Delinquency Loan Detail	14
Specially Serviced Loan Detail	15 - 16
Advance Summary	17
Modified Loan Detail	18
Historical Liquidated Loan Detail	19
Historical Bond / Collateral Loss Reconciliation	20
Interest Shortfall Reconciliation Detail	21 - 22
Supplemental Reporting	23

Depositor	Master Servicer	Special Servicer	Operating Advisor

Wells Fargo Commercial Mortgage	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	Park Bridge Lender Services LLC
Securities, Inc.	Three Wells Fargo, MAC D1050-084	200 S. Biscayne Blvd.	600 Third Avenue,
375 Park Avenue	401 S. Tryon Street, 8th Floor	Suite 3550	40th Floor
2nd Floor, J0127-023	Charlotte, NC 28202	Miami, FL 33131	New York, NY 10016
New York, NY 10152

Contact:
Anthony.Sfarra@wellsfargo.com	Contact:	Contact: Niral.Shah@rialtocapital.com	Contact: David Rodgers
Phone: (212) 214-5613	REAM_InvestorRelations@wellsfargo.com		Phone Number: (212) 230-9025

This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information.

Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificateholders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

	WELLS FARGO COMMERCIAL MORTGAGE TRUST 2020-C55 Commercial Mortgage Pass-Through Certificates Series 2020-C55	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	3/17/20
Corporate Trust Services		Record Date:	2/28/20
8480 Stagecoach Circle		Determination Date:	2/11/20
Frederick, MD 21701-4747

Certificate Distribution Detail

Class	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
V		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

	WELLS FARGO COMMERCIAL MORTGAGE TRUST 2020-C55 Commercial Mortgage Pass-Through Certificates Series 2020-C55	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	3/17/20
Corporate Trust Services		Record Date:	2/28/20
8480 Stagecoach Circle		Determination Date:	2/11/20
Frederick, MD 21701-4747

Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance

A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
H-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
V		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount

X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000
X-F		0.00000000	0.00000000	0.00000000	0.00000000
X-G		0.00000000	0.00000000	0.00000000	0.00000000

	WELLS FARGO COMMERCIAL MORTGAGE TRUST 2020-C55 Commercial Mortgage Pass-Through Certificates Series 2020-C55	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	3/17/20
Corporate Trust Services		Record Date:	2/28/20
8480 Stagecoach Circle		Determination Date:	2/11/20
Frederick, MD 21701-4747

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Certificate Interest Reconciliation

Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Interest Shortfall/(Excess)	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	WELLS FARGO COMMERCIAL MORTGAGE TRUST 2020-C55 Commercial Mortgage Pass-Through Certificates Series 2020-C55	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	3/17/20
Corporate Trust Services		Record Date:	2/28/20
8480 Stagecoach Circle		Determination Date:	2/11/20
Frederick, MD 21701-4747

Other Required Information

Available Distribution Amount (1)	0.00

Appraisal Reduction Amount

		Loan Number	Appraisal	Cumulative	Most Recent
			Reduction	ASER	App. Reduction
			Effected	Amount	Date

Total

(1) The Available Distribution Amount includes any Prepayment Fees.

	WELLS FARGO COMMERCIAL MORTGAGE TRUST 2020-C55 Commercial Mortgage Pass-Through Certificates Series 2020-C55	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	3/17/20
Corporate Trust Services		Record Date:	2/28/20
8480 Stagecoach Circle		Determination Date:	2/11/20
Frederick, MD 21701-4747

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed

Interest:			Fees:
Scheduled Interest	0.00		Master Servicing Fee - Wells Fargo Bank, N.A.	0.00
Interest reductions due to Nonrecoverability Determinations	0.00		Trustee Fee - Wilmington Trust, N.A.	0.00
Interest Adjustments	0.00		Certificate Administrator Fee - Wells Fargo Bank, N.A.	0.00
Deferred Interest	0.00		CREFC® Intellectual Property Royalty License Fee	0.00
ARD Interest	0.00		Operating Advisor Fee - Park Bridge Lender Services LLC	0.00
Default Interest and Late Payment Charges	0.00		Asset Representations Reviewer Fee - Park Bridge Lender	0.00
Net Prepayment Interest Shortfall	0.00		Services LLC
Net Prepayment Interest Excess	0.00		Total Fees		0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00
Total Interest Collected		0.00	Additional Trust Fund Expenses:
			Reimbursement for Interest on Advances	0.00
Principal:			ASER Amount	0.00
Scheduled Principal	0.00		Special Servicing Fee	0.00
Unscheduled Principal	0.00		Attorney Fees & Expenses	0.00
Principal Prepayments	0.00		Bankruptcy Expense	0.00
Collection of Principal after Maturity Date	0.00		Taxes Imposed on Trust Fund	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Non-Recoverable Advances	0.00
Excess of Prior Principal Amounts paid	0.00		Workout-Delayed Reimbursement Amounts	0.00
Curtailments	0.00		Other Expenses	0.00
Negative Amortization	0.00		Total Additional Trust Fund Expenses		0.00
Principal Adjustments	0.00
Total Principal Collected		0.00	Interest Reserve Deposit		0.00

			Payments to Certificateholders & Others:
Other:			Interest Distribution	0.00
Prepayment Penalties/Yield Maintenance Charges	0.00		Principal Distribution	0.00
Repayment Fees	0.00		Prepayment Penalties/Yield Maintenance Charges	0.00
Borrower Option Extension Fees	0.00		Borrower Option Extension Fees	0.00
Excess Liquidation Proceeds	0.00		Net Swap Counterparty Payments Received	0.00
Net Swap Counterparty Payments Received	0.00		Total Payments to Certificateholders & Others		0.00
Total Other Collected		0.00	Total Funds Distributed		0.00
Total Funds Collected		0.00

	WELLS FARGO COMMERCIAL MORTGAGE TRUST 2020-C55 Commercial Mortgage Pass-Through Certificates Series 2020-C55	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	3/17/20
Corporate Trust Services		Record Date:	2/28/20
8480 Stagecoach Circle		Determination Date:	2/11/20
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals
See footnotes on last page of this section.

	WELLS FARGO COMMERCIAL MORTGAGE TRUST 2020-C55 Commercial Mortgage Pass-Through Certificates Series 2020-C55	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	3/17/20
Corporate Trust Services		Record Date:	2/28/20
8480 Stagecoach Circle		Determination Date:	2/11/20
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

	WELLS FARGO COMMERCIAL MORTGAGE TRUST 2020-C55 Commercial Mortgage Pass-Through Certificates Series 2020-C55	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	3/17/20
Corporate Trust Services		Record Date:	2/28/20
8480 Stagecoach Circle		Determination Date:	2/11/20
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)

Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-Off Date balance of each property as disclosed in the offering document.

The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the “State” and “Property” stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The “State” and “Property” stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a “hope note”) of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

Note: There are no Hyper-Amortization Loans included in the Mortgage Pool.

	WELLS FARGO COMMERCIAL MORTGAGE TRUST 2020-C55 Commercial Mortgage Pass-Through Certificates Series 2020-C55	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	3/17/20
Corporate Trust Services		Record Date:	2/28/20
8480 Stagecoach Circle		Determination Date:	2/11/20
Frederick, MD 21701-4747

Mortgage Loan Detail

Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	SS	-	Self Storage	1	-	Modification	7	-	REO	11	-	Full Payoff	1	-	Maturity Date Extension	6	-	Capitalization on Interest
RT	-	Retail	98	-	Other	2	-	Foreclosure	8	-	Resolved	12	-	Reps and Warranties	2	-	Amortization Change	7	-	Capitalization on Taxes
HC	-	Health Care	SE	-	Securities	3	-	Bankruptcy	9	-	Pending Return	13	-	TBD	3	-	Principal Write-Off	8	-	Other
IN	-	Industrial	CH	-	Cooperative Housing	4	-	Extension			to Master Servicer	98	-	Other	4	-	Blank	9	-	Combination
MH	-	Mobile Home Park	WH	-	Warehouse	5	-	Note Sale	10	-	Deed in Lieu Of				5	-	Temporary Rate Reduction	10	-	Forbearance
OF	-	Office	ZZ	-	Missing Information	6	-	DPO			Foreclosure
MU	-	Mixed Use	SF	-	Single Family
LO	-	Lodging

	WELLS FARGO COMMERCIAL MORTGAGE TRUST 2020-C55 Commercial Mortgage Pass-Through Certificates Series 2020-C55	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	3/17/20
Corporate Trust Services		Record Date:	2/28/20
8480 Stagecoach Circle		Determination Date:	2/11/20
Frederick, MD 21701-4747

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI (1)	Most Recent NOI (1)	Most Recent NOI Start Date	Most Recent NOI End Date

Total

(1) The Most Recent Fiscal NOI and Most Recent NOI fields correspond to the financial data reported by the Master Servicer. An NOI of 0.00 means the Master Servicer did not report NOI figures in their loan level reporting.

	WELLS FARGO COMMERCIAL MORTGAGE TRUST 2020-C55 Commercial Mortgage Pass-Through Certificates Series 2020-C55	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	3/17/20
Corporate Trust Services		Record Date:	2/28/20
8480 Stagecoach Circle		Determination Date:	2/11/20
Frederick, MD 21701-4747

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document	Principal Prepayment Amount		Prepayment Penalties
		Cross-Reference	Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Charge

Totals

	WELLS FARGO COMMERCIAL MORTGAGE TRUST 2020-C55 Commercial Mortgage Pass-Through Certificates Series 2020-C55	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	3/17/20
Corporate Trust Services		Record Date:	2/28/20
8480 Stagecoach Circle		Determination Date:	2/11/20
Frederick, MD 21701-4747

Historical Detail

Delinquencies													Prepayments				Rate and Maturities
Distribution	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.		WAM
Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit

Note: Foreclosure and REO Totals are excluded from the delinquencies.

	WELLS FARGO COMMERCIAL MORTGAGE TRUST 2020-C55 Commercial Mortgage Pass-Through Certificates Series 2020-C55	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	3/17/20
Corporate Trust Services		Record Date:	2/28/20
8480 Stagecoach Circle		Determination Date:	2/11/20
Frederick, MD 21701-4747

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

		(1) Status of Mortgage Loan								(2) Resolution Strategy Code

A	-	Payment Not Received	0	- Current	4	-	Performing Matured Balloon	1	-	Modification	7	-	REO	11	-	Full Payoff
		But Still in Grace Period	1	- 30-59 Days Delinquent	5	-	Non Performing Matured Balloon	2	-	Foreclosure	8	-	Resolved	12	-	Reps and Warranties
		Or Not Yet Due	2	- 60-89 Days Delinquent	6	-	121+ Days Delinquent	3	-	Bankruptcy	9	-	Pending Return	13	-	TBD
B	-	Late Payment But Less	3	- 90-120 Days Delinquent				4	-	Extension			to Master Servicer	98	-	Other
		Than 30 Days Delinquent						5	-	Note Sale	10	-	Deed In Lieu Of
								6	-	DPO			Foreclosure
** Outstanding P & I Advances include the current period advance.

	WELLS FARGO COMMERCIAL MORTGAGE TRUST 2020-C55 Commercial Mortgage Pass-Through Certificates Series 2020-C55	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	3/17/20
Corporate Trust Services		Record Date:	2/28/20
8480 Stagecoach Circle		Determination Date:	2/11/20
Frederick, MD 21701-4747

Specially Serviced Loan Detail - Part 1

Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	DSCR Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	7	-	REO	11	-	Full Payoff	MF	-	Multi-Family	SS	-	Self Storage
2	- Foreclosure	8	-	Resolved	12	-	Reps and Warranties	RT	-	Retail	98	-	Other
3	- Bankruptcy	9	-	Pending Return	13	-	TBD	HC	-	Health Care	SE	-	Securities
4	- Extension			to Master Servicer	98	-	Other	IN	-	Industrial	CH	-	Cooperative Housing
5	- Note Sale	10	-	Deed in Lieu Of				MH	-	Mobile Home Park	WH	-	Warehouse
6	- DPO			Foreclosure				OF	-	Office	ZZ	-	Missing Information
								MU	-	Mixed Use	SF	-	Single Family
								LO	-	Lodging

	WELLS FARGO COMMERCIAL MORTGAGE TRUST 2020-C55 Commercial Mortgage Pass-Through Certificates Series 2020-C55	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	3/17/20
Corporate Trust Services		Record Date:	2/28/20
8480 Stagecoach Circle		Determination Date:	2/11/20
Frederick, MD 21701-4747

Specially Serviced Loan Detail - Part 2

Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment from Special Servicer

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	7	-	REO	11	-	Full Payoff	MF	-	Multi-Family	SS	-	Self Storage
2	- Foreclosure	8	-	Resolved	12	-	Reps and Warranties	RT	-	Retail	98	-	Other
3	- Bankruptcy	9	-	Pending Return	13	-	TBD	HC	-	Health Care	SE	-	Securities
4	- Extension			to Master Servicer	98	-	Other	IN	-	Industrial	CH	-	Cooperative Housing
5	- Note Sale	10	-	Deed in Lieu Of				MH	-	Mobile Home Park	WH	-	Warehouse
6	- DPO			Foreclosure				OF	-	Office	ZZ	-	Missing Information
								MU	-	Mixed Use	SF	-	Single Family
								LO	-	Lodging

	WELLS FARGO COMMERCIAL MORTGAGE TRUST 2020-C55 Commercial Mortgage Pass-Through Certificates Series 2020-C55	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	3/17/20
Corporate Trust Services		Record Date:	2/28/20
8480 Stagecoach Circle		Determination Date:	2/11/20
Frederick, MD 21701-4747

Advance Summary

Loan Group	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

	WELLS FARGO COMMERCIAL MORTGAGE TRUST 2020-C55 Commercial Mortgage Pass-Through Certificates Series 2020-C55	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	3/17/20
Corporate Trust Services		Record Date:	2/28/20
8480 Stagecoach Circle		Determination Date:	2/11/20
Frederick, MD 21701-4747

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

	WELLS FARGO COMMERCIAL MORTGAGE TRUST 2020-C55 Commercial Mortgage Pass-Through Certificates Series 2020-C55	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	3/17/20
Corporate Trust Services		Record Date:	2/28/20
8480 Stagecoach Circle		Determination Date:	2/11/20
Frederick, MD 21701-4747

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

	WELLS FARGO COMMERCIAL MORTGAGE TRUST 2020-C55 Commercial Mortgage Pass-Through Certificates Series 2020-C55	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	3/17/20
Corporate Trust Services		Record Date:	2/28/20
8480 Stagecoach Circle		Determination Date:	2/11/20
Frederick, MD 21701-4747

Historical Bond/Collateral Loss Reconciliation Detail

Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

	WELLS FARGO COMMERCIAL MORTGAGE TRUST 2020-C55 Commercial Mortgage Pass-Through Certificates Series 2020-C55	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	3/17/20
Corporate Trust Services		Record Date:	2/28/20
8480 Stagecoach Circle		Determination Date:	2/11/20
Frederick, MD 21701-4747

Interest Shortfall Reconciliation Detail - Part 1

Offering Document Cross- Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees			ASER	(PPIS) Excess	Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out

Totals

	WELLS FARGO COMMERCIAL MORTGAGE TRUST 2020-C55 Commercial Mortgage Pass-Through Certificates Series 2020-C55	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	3/17/20
Corporate Trust Services		Record Date:	2/28/20
8480 Stagecoach Circle		Determination Date:	2/11/20
Frederick, MD 21701-4747

Interest Shortfall Reconciliation Detail - Part 2

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds	Comments
			Current Month	Left to Reimburse Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

	WELLS FARGO COMMERCIAL MORTGAGE TRUST 2020-C55 Commercial Mortgage Pass-Through Certificates Series 2020-C55	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	3/17/20
Corporate Trust Services		Record Date:	2/28/20
8480 Stagecoach Circle		Determination Date:	2/11/20
Frederick, MD 21701-4747

Supplemental Reporting

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of February 1, 2020 (the “Pooling and Servicing Agreement”).
Transaction: Wells Fargo Commercial Mortgage Trust 2020-C55, Commercial Mortgage Pass-Through Certificates Series 2020-C55
Operating Advisor: Park Bridge Lender Services LLC
Special Servicer: Rialto Capital Advisors, LLC
Directing Certificateholder: RREF IV-D WFCM 2020-C55 MOA-HRR, LLC

Population of Mortgage Loans that Were Considered in Compiling this Report

1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

(a)	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.

(b)	[Final] Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.

I.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s reported actions on the loans identified in this report. Based solely on such limited review and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement during the prior calendar year on an “asset-level basis”. [The Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer has failed to materially comply with the Servicing Standard as a result of the following material deviations.]

[LIST OF MATERIAL DEVIATION ITEMS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

1     This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

In connection with the assessment set forth in this report, the Operating Advisor:

In rendering our assessment herein, we examined and relied upon the accuracy and completeness of the items listed below:

1.	Reviewed the Asset Status Reports, the Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and non-discretionary portions of net present value calculations and Appraisal Reduction Amount calculations and [LIST OTHER REVIEWED INFORMATION] for the following [●] Specially Serviced Loans: [List related mortgage loans]

2.	Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement. The Operating Advisor’s analysis of the Asset Status Reports (including related non-discretionary portions of net present value calculations and Appraisal Reduction Amount calculations) related to the Specially Serviced Loans should be considered a limited investigation and not be considered a full or limited audit, legal review or legal opinion. For instance, we did not re-engineer the quantitative aspects of their net present value calculation, visit any property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction Amount calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

II.	Specific Items of Review

In rendering our assessment herein, we examined and relied upon the accuracy and completeness of the items listed below:

1.	The Operating Advisor reviewed the following items in connection with the generation of this report: [LIST MATERIAL ITEMS].

2.	During the prior year, the Operating Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Loans: [LIST]. The Operating Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate. The Special Servicer [agreed with/did not agree with] the material recommendations made by the Operating Advisor. Such recommendations generally included the following: [LIST].

3.	Appraisal Reduction Amount calculations and non-discretionary portions of net present value calculations.

4.	The Operating Advisor [received/did not receive] information necessary to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portions of the applicable formulas required to be utilized in connection with any Appraisal Reduction Amount or net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to the utilization by the special servicer.

(a)	The operating advisor [agrees/does not agree] with the [mathematical calculations] [and/or] [the application of the applicable non-discretionary portions of the formula] required to be utilized for such calculation.

(b)	After consultation with the special servicer to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations, such inaccuracy [has been/has not been] resolved.

5.	The following is a general discussion of certain concerns raised by the Operating Advisor discussed in this report: [LIST CONCERNS].

6.	In addition to the other information presented herein, the Operating Advisor notes the following additional items, if any: [LIST ADDITIONAL ITEMS].

NOTE: The Operating Advisor’s review of the above materials should be considered a limited review and not be considered a full or limited audit, legal review or legal conclusion. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), review underlying lease agreements or similar underlying documents, re-engineer the quantitative aspects of their net present value calculation, visit any related property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

III.	Assumptions, Qualifications and Disclaimers Related to the Work Product Undertaken and Opinions Related to this Report

1.	As provided in the Pooling and Servicing Agreement, the Operating Advisor is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial.

2.	In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.

3.	Other than receipt of any Asset Status Report that is delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder or borrower directly. As such, the Operating Advisor generally relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.

4.	The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The

Operating Advisor has no responsibility or authority to alter the standards set forth therein or direct the actions of the Special Servicer.

5.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communications held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

6.	There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Operating Advisor does not participate in any discussions regarding such actions. As such, Operating Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

7.	The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

8.	This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each sponsor will make, as of the date specified in the MLPA or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex D-2 to this prospectus. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA; provided, however, that for the purposes of this Annex D-1, with respect to each sponsor, any reference to a “Mortgage Loan” will refer to the Mortgage Loans sold by such sponsor that we include in the issuing entity.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the related sponsor, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1.       Intentionally Omitted.

2.       Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. At the time of the sale, transfer and assignment to the depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or (with respect to any Non-Serviced Mortgage Loan) to the related Non-Serviced Trustee for the related non-serviced securitization trust), participation (it being understood that a Mortgage Loan that is part of a Whole Loan does not constitute a participation) or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan), any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

3.       Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject

D-1-1

to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment premium/yield maintenance charge) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

4.       Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

5.       Intentionally Omitted.

6.       Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the Mortgagor nor the guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after the Cut-off Date.

7.       Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of Mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its affiliate, as applicable. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal,

D-1-2

valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 8 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances that would be prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below), and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

8.       Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same cross-collateralized group of Mortgage Loans, and (g) condominium declarations of record and identified in such Title Policy, provided that none of clauses (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or principal use of the Mortgaged Property, the security intended to be provided by such Mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been

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paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

9.       Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances, mechanics’ or materialmen’s liens (which are the subject of the representation in paragraph (7) above), and equipment and other personal property financing. The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on Schedule D-1 to this Annex D-1.

10.     Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

11.     Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording) to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

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12.     Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

13.     Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

14.     Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

15.     Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 8), an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents, or (f) the current principal use of the Mortgaged Property.

16.     Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with the Mortgagee pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the depositor or its servicer (or, in the

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case of a Non-Serviced Mortgage Loan, to the related depositor under the Non-Serviced PSA or Non-Serviced Master Servicer for the related non-serviced securitization trust).

17.     No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).

18.     Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Rating Requirements (as defined below), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (1) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company (“A.M. Best”) or “A3” (or the equivalent) from Moody’s Investors Service, Inc. (“Moody’s”) or “A-” from S&P Global Ratings (“S&P”) or (2) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or at least “Baa3” by Moody’s, and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or at least “Baa3” by Moody’s.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the lesser of (a) the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization, (b) the outstanding principal amount of the Mortgage Loan and (c) the insurable value of the Mortgaged Property.

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If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best or “A3” (or the equivalent) from Moody’s or “A-” by S&P in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee (or, in the case of a Non-Serviced Mortgage Loan, the applicable Non-Serviced Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days,

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as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

19.     Access; Utilities; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 8) and survey, if any, an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

20.     No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

21.     No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

22.     REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and distinct structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with

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any related Pari Passu Companion Loans) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premiums and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

23.     Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge or prepayment premium) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

24.     Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

25.     Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

26.     Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, (c) title insurance policy coverage has been obtained with respect to any non-conforming use or structure, or (d) the inability to restore the Mortgaged Property to the

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full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property. The Mortgage Loan documents require the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

27.     Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan documents require the related Mortgagor to comply in all material respects with all applicable regulations, zoning and building laws.

28.     Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) the Mortgagor or guarantor shall have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) the Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or intentional material misrepresentation; (iii) breaches of the environmental covenants in the Mortgage Loan documents; or (iv) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

29.     Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 34) of not less than a specified percentage at least equal to 110% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 34 below), (d) releases of out-parcels that are unimproved or other portions of the

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Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, unless an opinion of counsel is delivered as specified in clause (y) of the preceding paragraph, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC Provisions and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC Provisions.

30.     Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls (or maintenance schedules in the case of Mortgage Loans secured by residential cooperative properties) for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

31.     Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, and to the Mortgage Loan Seller’s knowledge with respect to each Mortgage Loan of $20 million or less, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007, the Terrorism Risk Insurance Program Reauthorization Act of 2015 and the

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Terrorism Risk Insurance Program Reauthorization Act of 2019 (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto, except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Annex D-2; provided, that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

32.     Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to the Mortgage Loan Seller, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than, or other than, a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule D-1 to this Annex D-1, or future permitted mezzanine debt as set forth on Schedule D-2 to this Annex D-1 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan as set forth on Schedule D-3 to this Annex D-1 or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

33.     Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-

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consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

34.     Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 110% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

35.     Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and situations where default interest is imposed.

36.     Ground Leases. For purposes of this Annex D-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

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With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(a)       The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related Mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

(b)       The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the Mortgagee and that any such action without such consent is not binding on the Mortgagee, its successors or assigns, provided that the Mortgagee has provided lessor with notice of its lien in accordance with the terms of the Ground Lease;

(c)       The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)       The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance or attornment agreement or similar agreement to which the Mortgagee on the lessor’s fee interest is subject;

(e)       Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(f)        The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

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(g)       The Ground Lease and Related Documents require the lessor to give to the Mortgagee written notice of any default, and provide that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)       A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)        The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(j)        Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)       In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)        Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

37.      Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects legal and have met with customary industry standards for servicing of commercial loans for conduit loan programs.

38.      Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

39.      Intentionally Omitted.

40.      No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within

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the past 12 months), and as of Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

41.      Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

42.      Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan and other than as set forth on Schedule D-4 to this Annex D-1, no Mortgage Loan has a Mortgagor that is an Affiliate of a Mortgagor with respect to another Mortgage Loan. An “Affiliate” for purposes of this paragraph (42) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

43.      Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated or contained in all material respects prior to the date hereof, and, if and as appropriate, a no further action, completion or closure letter or its equivalent was

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obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s, S&P, Fitch Ratings, Inc. and/or A.M. Best; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

44.       Intentionally Omitted.

45.       Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser that (i) is a Member of the Appraisal Institute, and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

46.       Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

47.       Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Whole Loan.

48.       Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

49.       Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of this Annex D-1, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

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For purposes of this Annex D-1, “Mortgagor” means the obligor or obligors on a Mortgage Note, including without limitation, any person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and including in connection with any Mortgage Loan that utilizes an indemnity deed of trust structure, the borrower and the Mortgaged Property owner/payment guarantor/mortgagor individually and collectively, as the context may require.

For purposes of this Annex D-1, the phrases “the sponsor’s knowledge” or “the sponsor’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the sponsor, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the sponsor, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth in these representations and warranties). All information contained in documents which are part of or required to be part of a Mortgage File (to the extent such documents exist) shall be deemed within the sponsor’s knowledge.

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Schedule D-1 to Annex D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Wells Fargo Bank, National Association	Barclays Capital Real Estate Inc.	LMF Commercial, LLC	Ladder Capital Finance LLC	Rialto Real Estate Fund IV – Debt, LP	Argentic Real Estate Finance LLC
Kings Plaza (Loan No. 1)	F5 Tower (Loan No. 4)	N/A	N/A	N/A	N/A

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Schedule D-2 to Annex D-1

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

Wells Fargo Bank, National Association	Barclays Capital Real Estate Inc.	LMF Commercial, LLC	Ladder Capital Finance LLC	Rialto Real Estate Fund IV – Debt, LP	Argentic Real Estate Finance LLC
1633 Broadway (Loan No. 2) Waterside Center 3200 (Loan No. 30)	N/A

Pinnacle Self Storage Portfolio
(Loan No. 13)

Hampton Inn Ft. Lauderdale Airport
(Loan No. 22)

Louisville Self Storage Portfolio
(Loan No. 26)

Grand Bay Plaza (Loan No. 39)

West Phoenix Self Storage (Loan No. 48)

			5600 Northwest Central (Loan No. 53) Dollar General Clinton, IN (Loan No. 64) Dollar General Wardsville, MO (Loan No. 65) Dollar General Saginaw, MI (Loan No. 66)	N/A	N/A

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Schedule D-3 to Annex D-1

CROSS-COLLATERALIZED MORTGAGE LOANS

None.

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Schedule D-4 to Annex D-1

MORTGAGE LOANS WITH AFFILIATED BORROWERS

Wells Fargo Bank, National Association	Barclays Capital Real Estate Inc.	LMF Commercial, LLC	Ladder Capital Finance LLC	Rialto Real Estate Fund IV – Debt, LP	Argentic Real Estate Finance LLC
Springhill Suites Miramar (Loan No. 21) Hampton Inn Pompano Beach (Loan No. 29)	N/A	Pinnacle Self Storage Portfolio (Loan No. 13) Louisville Self Storage Portfolio (Loan No. 26) West Phoenix Self Storage (Loan No. 48)	Dollar General Clinton, IN (Loan No. 64) Dollar General Wardsville, MO (Loan No. 65) Dollar General Saginaw, MI (Loan No. 66)	N/A	N/A

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ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Rep. No. on Annex D-1	Description of Exception
(8) Permitted Liens; Title Insurance	Kings Plaza (Loan No. 1)	A portion of the mortgaged property (primarily an access road) is a former brownfields site. The Phase I environmental site assessment identified a controlled recognized environmental condition (“CREC”) and an historic recognized environmental condition (“HREC”) related to groundwater contamination from its prior use as a plastics facility and leaking underground storage tanks located on that portion of the property. Identified contaminants affecting the mortgaged property include volatile organic compounds “(VOCs”) and chlorinated VOCs including tetrachloroethylene (“PCE”). The mortgaged property was enrolled in the Voluntary Clean-Up Program in 2001 and transferred to the Brownfields Clean Up Program on January 22, 2018. Following remediation, a Certificate of Completion was issued on December 28, 2018, subject to affected portions of the mortgaged property’s being limited to commercial uses.
(8) Permitted Liens; Title Insurance	Walgreens – Las Vegas Strip (Loan No. 9)	The single tenant (Walgreens) has a Right of First Refusal (“ROFR”) to purchase the constituent mortgaged property if the borrower receives offer as to such leased premises that it is otherwise willing to accept. The ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof.
(8) Permitted Liens; Title Insurance	Springhill Suites Miramar (Loan No. 21)	Marriott International, Inc., as franchisor, has a ROFR to acquire related property if there is transfer of hotel or controlling direct or indirect interest in the borrower to a competitor (generally, any person that exclusively develops, operates or franchises through or with a competitor of franchisor comprising at least 10 luxury, 20 full service hotels or 50 limited service hotels). The ROFR is not extinguished by foreclosure or deed-in-lieu thereof, and if transfer to competitor is by foreclosure, or if the franchisee or its affiliates become a competitor, the franchisor has right to purchase hotel upon notice to the franchisee. The franchisor comfort letter provides that, if the lender exercises remedies against the franchisee, the lender may appoint a lender affiliate to acquire the property and enter into a management or franchise agreement if it is not competitor or competitor affiliate; provided, however, that a lender affiliate will not be deemed a competitor simply due to its ownership of multiple or competing hotels or having engaged managers to manage such other hotels.
(8) Permitted Liens; Title Insurance	Waterside Center 3200 (Loan No. 30)	The mortgaged property is a suburban office building and one unit in a three-unit land condominium comprised of 3 office buildings. Each unit owner is solely responsible for maintenance of its respective building. The owners’ association has responsibility for maintaining project common areas, including roadways, parking areas, sidewalks and landscaping, among other things. The borrower has 34% of the rights in the related owners’ association, and the right to appoint one member of the 3-member board. Amendments to the condominium regime require a three-fourths vote of the members.
(15) Action Concerning	Waterside Center 3200 (Loan No. 30)	Two of the guarantors (Lawrence Kaplan and George Thacker) have been named defendants in a civil action filed in New York

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Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Rep. No. on Annex D-1	Description of Exception
Mortgage Loan		state court (Meshechok v. Kaplan et al; Index No. 656337-2018), filed 12.19.2018 in New York County, NY. The lawsuit was initiated by a former partner and co-owner of Kaplan’s, alleging that the plaintiff was unjustly terminated by the defendants, and that the defendants abused their control position, misused trade secrets and misappropriated assets. The plaintiff seeks damages in an amount not less than $10 million. Defendants have filed a motion to dismiss that is currently pending.
(18) Insurance	Kings Plaza (Loan No. 1)	The mortgaged property is security for various senior pari passu notes aggregating $487,000,000. (i) Property Insurance Deductible. The loan documents permit a property insurance deductible up to $500,000 (and in no event more than 5% of the total insurable value). The in-place property insurance deductible is $50,000. (ii) Insurer Ratings/ Multi-Layered Blanket Policies. The loan documents require that insurers must have (A) S&P “A” and Moody’s “A2” or better rating (if Moody’s rates securities and rates the insurer) and Fitch “A” (if Fitch rates securities and rates the insurer); however, for multi-layered blanket policies, insurers with S&P “BBB” and Moody’s “Baa2” or better rating (if Moody’s rates securities and rates the insurer) may provide up to 20% of such coverage; provided that 100% of primary layer must have carriers rated S&P “A” (and the Moody’s/ Fitch equivalents to extent such rating agencies are rating the securities and rating the applicable insurers) and (B) AM Best rating of “A-:VIII” or better. However, Homeland Insurance Company of New York (rated Best’s “A+:XV” at loan origination) is approved provided that its rating is not withdrawn or downgraded and that it is replaced at renewal of the current policy term with an insurance company meeting the specified requirements.
(18) Insurance	1633 Broadway (Loan No. 2)	The mortgaged property is security for various pari passu notes aggregating $1,250,000,000. The loan documents permit a property insurance deductible up to $250,000. The in-place property insurance deductible is $25,000.
(18) Insurance	4041 Central (Loan No. 15)	The mortgaged property is security for 2 pari passu notes aggregating $42,500,000. The loan documents permit a property insurance deductible up to $100,000. The in-place property insurance deductible is $25,000.
(18) Insurance	Walgreens – Las Vegas Strip (Loan No. 9)	The borrower’s obligation to provide required insurance (including property, rent loss, liability and terrorism coverage) is suspended if, among other things, Walgreens elects to self-insure in accordance with its lease, and satisfies certain other conditions, including (i) tenant or any lease guarantor’s maintaining a credit rating of at least S&P “BBB”; and (ii) tenant and any lease guarantor’s remaining fully liable for the obligations and liabilities under the lease. Walgreens has provided notice of its election to self-insure. Further, in the event of a casualty, the tenant controls the disbursement of available insurance proceeds.
(19) Access; Utilities; Separate Tax Parcels	Kings Plaza (Loan No. 1)	Portions of the mortgaged property are included within tax lots owned by non-borrower parties, including (i) an area included within the adjacent Macy’s parcel; and (ii) a portion of the marina/ parking garage leased from the City of New York. With respect to the shared tax lot with the Macy’s parcel, pursuant to the Construction, Operation and Reciprocal Easement Agreement with Macy’s, the borrower is required to pay taxes with respect to the entire tax lot and receive reimbursement from Macy’s for its share of tax payments. The loan documents include the borrower’s affirmative covenant to cooperate with lender (including the irrevocable appointment

D-2-2

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Rep. No. on Annex D-1	Description of Exception
of lender as limited attorney-in-fact for such purpose) in effecting a tax lot split of the parcel shared with Macy’s in connection with lender’s enforcement of remedies thereunder. With respect to the shared tax parcel on the marina/ parking garage leasehold, the affected area is an insubstantial portion of such leasehold and, being shared with the municipality (which is exempt from taxes), was not deemed material.
(28) Recourse Obligations	All Wells Fargo Bank Mortgage Loans (Loan Nos. 1, 2, 9, 15, 16, 21, 29, 30, 40, 46 and 51)	With respect to actions or events triggering recourse to the borrower or guarantor, the loan documents may provide additional qualifications or limitations, or recast the effect of a breach from springing recourse to a losses carve-out, in circumstances where, apart from identified bad acts of the borrower or guarantor, actions other than borrower-affiliated parties are involved, the property cash flow is inadequate for debt service or other required payments, the effect of the exercise of lender remedies restricts the borrower’s access to adequate property cash flow for such purposes, inadequate property cash flow results in involuntary liens from other creditors, or there are lesser or time-limited violations of the triggering actions or events, including transfer violations that do not result in a property transfer or a change in control of the borrower, related to the borrower’s inadvertent failure to provide adequate notice or timely or complete information otherwise required by the loan documents, or otherwise obtain necessary prior approval therefor.
(28) Recourse Obligations	1633 Broadway (Loan No. 2)	Only the SPE borrower is liable for the related losses carve-out and springing recourse events; however, with respect to transfers of the mortgaged property or controlling equity interests in the borrower that violate the loan documents, the loan documents provide for a losses carve-out (not springing recourse). The loan documents do not require a separate guarantor.
(31) Acts of Terrorism Exclusion	All Wells Fargo Bank Mortgage Loans (Loan Nos. 1, 2, 9, 15, 16, 21, 29, 30, 40, 46 and 51)	To the extent exceptions have been taken to the Insurance representation (#18) for failure to provide required insurance, such as self-insurance and leased fee situations, such exceptions also apply to the Acts of Terrorism representation.
(36) Ground Leases	Kings Plaza (Loan No. 1)	The mortgaged property is comprised of the fee interest in an 811,797 sf retail mall (excluding a 339,0000 sf Macy’s outparcel) and parking garage, a leasehold interest in the parking garage ingress/egress and an adjacent marina, and various other ancillary leaseholds for building overhangs, and certain economic and other rights related to an ancillary power plant. The latest expiration of the parking garage ingress/ ingress and marina ground lease is May 28, 2067 (loan matures January 1, 2030). The mortgage loan seller does not view the various leaseholds as being material to the mortgaged property’s use, operation or value, or to loan underwriting. Variations: (A) – (L). The related ground leases are not assumed to contain the lender protection provisions contemplated by the related ground lease representations.

D-2-3

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Lien; Valid Assignment	ExchangeRight Net Leased Portfolio #31 – Hy-Vee – Savage, MN (Loan No. 7)	The sole tenant at the related Mortgaged Property has a right of first refusal to purchase the Mortgaged Property. The tenant has agreed that such right of first refusal will not: (i) apply with respect to a foreclosure or similar sale of the Mortgaged Property by any holder of a mortgage on the Mortgaged Property or to the granting of a deed in lieu of foreclosure by the landlord to such holder; or (ii) apply to any transfer of the Mortgaged Property to an affiliate of the landlord; provided, however, the tenant’s right of first refusal will continue to apply to any transfer by such affiliated successor landlord to any sale to a non-affiliated third party.
(7) Lien; Valid Assignment	ExchangeRight Net Leased Portfolio #31 – Giant Eagle – New Albany, OH (Loan No. 7)	The sole tenant at the related Mortgaged Property has a right of first refusal to purchase the Mortgaged Property. The tenant has agreed that such right of first refusal will not apply with respect to any mortgage granted by the landlord or to any sale or transfer pursuant to any foreclosure proceeding, deed in lieu of foreclosure or any transfer of title to the Mortgaged Property made in connection with foreclosure or related workout or settlement proceedings relating to the Mortgaged Property. Any party acquiring title to the Mortgaged Property pursuant to any of the foregoing will, thereafter, be subject to the foregoing right of the tenant to purchase the Mortgaged Property.
(7) Lien; Valid Assignment	ExchangeRight Net Leased Portfolio #31 – Tractor Supply – Yulee, FL (Loan No. 7)	The sole tenant at the related Mortgaged Property has a right of first refusal to purchase the Mortgaged Property. The lender required a $750,000 holdback at the origination of the Mortgage Loan, which will be held by the lender on behalf of the Mortgagor until the Mortgagor provides (A) a fully executed tenant SNDA, which expressly subordinates the tenant’s right of first refusal to the Mortgage Loan documents and is otherwise reasonably satisfactory to the lender and (B) an endorsement to the related title insurance policy for the Mortgaged Property in a form reasonably acceptable to lender, which insures that the right of first refusal is subordinate to the lien of the Mortgage within thirty (30) days of the origination date of the Mortgage Loan; provided, however if such SNDA cannot be reasonably delivered to the lender within such thirty (30) day period, and provided that the Mortgagor has commenced to deliver such SNDA within such thirty (30) day period and thereafter is diligently and expeditiously proceeding to deliver the same, such period may be extended for such time as is reasonably necessary, not to exceed forty-five (45) days. The Mortgage Loan documents are recourse to the Mortgagor and the guarantor for losses incurred by the lender as a result of the Mortgagor’s failure to provide such SNDA. The Mortgagor has fulfilled its requirement under the Mortgage Loan documents to provide a fully executed tenant SNDA which expressly subordinates the tenant’s right of first refusal under the Mortgage Loan documents; however, the Mortgagor has yet to provide an endorsement to the title insurance policy.

D-2-4

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Lien; Valid Assignment

ExchangeRight Net Leased Portfolio #31 – Tractor Supply – New Lenox, IL (Loan No. 7)

ExchangeRight Net Leased Portfolio #31 – Tractor Supply – Danville, IN (Loan No. 7)

ExchangeRight Net Leased Portfolio #31 – Tractor Supply – Kankakee, IL (Loan No. 7)

The sole tenant at the related Mortgaged Property has a right of first refusal to purchase the Mortgaged Property. The tenant has agreed that such right of first refusal is subject and subordinate to the Mortgage upon the Mortgaged Property.
(7) Lien; Valid Assignment

ExchangeRight Net Leased Portfolio #31 – Walgreens – Des Plaines, IL (Loan No. 7)

ExchangeRight Net Leased Portfolio #31 – Walgreens – Wheeling, IL (Loan No. 7)

ExchangeRight Net Leased Portfolio #31 – Walgreens – Chicago Heights, IL (Loan No. 7)

The sole tenant at the related Mortgaged Property has a right of first refusal to purchase the Mortgaged Property. The tenant agreed that such right of first refusal will not apply to a successor landlord through a foreclosure, deed-in-lieu of foreclosure or any other enforcement action under the Mortgage, provided, however, such right of first refusal will apply to subsequent purchasers of the Mortgaged Property.
(18) Insurance	650 Madison Avenue (Loan No. 3)	The Mortgagor is only required to obtain flood insurance to the extent the same is commercially available. The Mortgaged Property is located in flood zone X, which is not a Special Hazard Flood Area; however, flood insurance has been obtained in an amount equal to $100,000,000 per occurrence and in the annual aggregate with a deductible of $100,000.
(18) Insurance	F5 Tower (Loan No. 4)	The Mortgage Loan documents permit the Mortgagor to obtain comprehensive “all risk” or “special form” insurance with a deductible in an amount up to $100,000 per occurrence, except for windstorm and earthquake insurance, which will provide for no deductible in excess of 5% of the total insurable value of the Mortgaged Property.

D-2-5

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(18) Insurance	ExchangeRight Net Leased Portfolio #31 (Loan No. 7)	The Mortgage Loan documents provide that the Mortgagor’s obligation to maintain insurance coverage as required in the Mortgage Loan documents on an individual Mortgaged Property will be suspended to the extent that (A) the related lease affecting such individual Mortgaged Property is in full force and effect, and will remain in full force and effect following a casualty or, upon termination of the lease, the related tenant must turn over all insurance proceeds, (B) no default will exist under the lease beyond any applicable notice and cure periods, (C) the tenant under such lease maintains coverage for the applicable individual Mortgaged Property that satisfies the insurance requirements of the Mortgage Loan documents (including, but not limited to, naming the lender as mortgagee/loss payee on the tenant’s property insurance) or, if not in compliance, is otherwise acceptable to the lender in its sole discretion, and (D) the tenant or the Mortgagor delivers evidence acceptable to the lender of such coverage no less frequently than annually prior to renewal of such coverage maintained by the tenant (the foregoing clauses (A) through (D) are referred to collectively herein as the “Tenant Insurance Conditions”). To the extent any of the Tenant Insurance Conditions are not satisfied, the Mortgagor will be required to obtain and maintain, at its sole cost and expense, either (x) primary insurance coverage in the event that any tenant does not provide insurance coverage required in the Mortgage Loan documents or (y) excess and contingent insurance coverage over and above any other valid and collectible coverage then in existence, in each case as will be necessary to bring the insurance for the individual Mortgaged Property into full compliance with all of the terms and conditions of the Mortgage Loan documents. Notwithstanding the foregoing, the Mortgagor will at all times be required to maintain the following coverages, regardless of any third-party insurance under any such tenant’s lease: (1) business income coverage as required pursuant to the Mortgage Loan documents; (2) general liability and umbrella liability coverage as required pursuant to the Mortgage Loan documents; and (3) in the event all or any portion of an individual Mortgaged Property is currently or at any time in the future located in a federally designated special flood hazard area, the Mortgagor will be responsible for maintaining flood insurance as required pursuant to the Mortgage Loan documents.

D-2-6

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(18) Insurance	Exchange on Erwin (Loan No. 12)

The Mortgage Loan documents permit the Mortgagor to obtain comprehensive “all risk” or “special form” insurance with a deductible in an amount up to $250,000 per occurrence, except for windstorm and earthquake insurance, which will provide for no deductible in excess of 5% of the total insurable value of the Mortgaged Property, subject to a minimum of $500,000.

The Mortgage Loan documents provide that the condominium board may provide property insurance with respect to certain portions of the Mortgaged Property. If at any time during the term of the Mortgage Loan, such insurance do not fully comply with the requirements of the Mortgage Loan documents, then the Mortgagor must promptly notify the lender in writing and the Mortgagor will, at its sole cost and expense, promptly either procure and maintain or cause the condominium board to procure and maintain (x) insurance coverage in the event that the condominium board does not provide the applicable insurance coverage required by the Mortgage Loan documents or (y) “excess and contingent” insurance coverage in the event that the condominium board does not have the sufficient insurance coverage required under the Mortgage Loan documents, over and above any other valid and collectible coverage then in existence, as shall be necessary to bring such insurance coverage into full compliance with all of the terms and conditions of the Mortgage Loan documents.

A portion of the Mortgaged Property is subject to that certain Declaration Creating Unit Ownership and Establishing Restrictions, Covenants, and Conditions for the Pavilion East at Lakeview Park Condominium (the “Declaration”), which established the Pavilion East at Lakeview Park Condominium Owners Association, Inc. (the “Association”). The Mortgagor has control over approximately 87.6% of the votes in the Association and the members of the board of directors (the “Board”) must be appointed by the Mortgagor. The Mortgage Loan documents provide in the event the Declaration requires the Mortgagor to undertake and/or complete any restoration of the Mortgaged Property after a casualty or condemnation in a manner other than as provided in the Mortgage Loan documents, the Declaration will take precedence and control, and the lender will make the net insurance proceeds or condemnation awards received by the lender available to the Mortgagor to be applied to completing such restoration in accordance with the Declaration, regardless of the cost thereof. The Declaration provides if the building that is subject to the Declaration or any part thereof is damaged or destroyed by fire or other casualty, the net insurance proceeds payable under the insurance policies maintained by the Association pursuant to the Declaration will be payable to the Association or to the condominium insurance trustee if the sum is equal to or greater than $500,000 in the aggregate. However, if the damage or destruction affects only the commercial component, which represents the portion of the Mortgaged Property subject to the Declaration, the Mortgagor will have the right to make all arrangements for the prompt repair and restoration of such property, and the Association, Board or the insurance trustee, as applicable, will fully cooperate. The lender is entitled to timely written notice of any condemnation or casualty loss that affects a material portion of the common elements, the condominium or the Mortgaged Property which is subject to the Declaration. The Mortgagor covenanted in the Mortgage Loan documents that it will not, without the lender’s

D-2-7

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
prior written consent, exercise any right it may have to vote for (A) in the event of casualty or condemnation of the Mortgagor’s condominium unit, vote not to repair, restore or rebuild the Mortgagor’s condominium unit if the Mortgagor has such a voting right; (B) any material and adverse change to the expenditure of any insurance proceeds or condemnation awards for the repair or restoration of the related improvements to the extent such change violates the terms of the Mortgage Loan documents; or (C) any material and adverse change in the nature and amount of any insurance covering all or a part of the condominium and the disposition of any proceeds thereof, to the extent any of the foregoing would cause of breach of the provisions of the Mortgage Loan documents.
(19) Access; Utilities; Separate Tax Parcels	ExchangeRight Net Leased Portfolio #31 – BioLife Plasma Services L.P. – Columbus, GA (Loan No. 7)	The Mortgaged Property is located within another property’s tax parcel, which is not collateral for the Mortgage Loan. The Mortgagor covenanted in the Mortgage Loan documents that the Mortgagor will, immediately after the origination date of the Mortgage Loan: (a) cause the appropriate governmental authority to issue a separate tax parcel identification number for the Mortgaged Property and such tax parcel identification number will include no other property that is not a part of the Mortgaged Property; and (b) deliver to the lender a separate tax parcel identification number endorsement to the title insurance policy for the Mortgaged Property in a form acceptable to the lender and insuring the lender against loss if the Mortgaged Property is taxed as part of a larger tax parcel identification number or fails to constitute a separate tax parcel identification number from all property that is not a part of the Mortgaged Property. The Mortgage Loan documents are recourse to the Mortgagor and the guarantor for any losses incurred by the lender in connection with a breach by the Mortgagor of any covenant with respect to the foregoing.
(26) Local Law Compliance	ExchangeRight Net Leased Portfolio #31 – CVS Pharmacy – Lawrenceville, GA (Loan No. 7)	Pursuant to the related zoning report obtained in connection with the origination of the Mortgage Loan, there are open zoning code violations at the Mortgaged Property. The Mortgage Loan documents require the Mortgagor to deliver to the lender a zoning report for the Mortgaged Property within thirty (30) days of the origination date of the Mortgage Loan which provides that: (i) there are no outstanding permits that require inspection; (ii) there are no outstanding building or code violations; and (iii) such Mortgaged Property is otherwise in compliance with all other legal requirements; provided, however, if such zoning report cannot be reasonably delivered to the lender within such thirty (30) day period, and provided that the Mortgagor has commenced to deliver such zoning report within such thirty (30) day period and thereafter is diligently and expeditiously proceeding to deliver the same, such period may be extended for such time as is reasonably necessary not to exceed forty-five (45) days. The Mortgage Loan documents are recourse to the Mortgagor and the guarantor for losses incurred by the lender as a result of the Mortgagor’s failure to provide such zoning report.

D-2-8

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(26) Local Law Compliance	ExchangeRight Net Leased Portfolio #31 – Dollar General - Roanoke, VA (Loan No. 7) ExchangeRight Net Leased Portfolio #31 – Dollar General - Alvin, TX (Loan No. 7)	Pursuant to the related zoning report obtained in connection with the origination of the Mortgage Loan, there are open zoning code violations at the Mortgaged Property. The Mortgage Loan documents require the Mortgagor to deliver to the lender a zoning report for the Mortgaged Property within ninety (90) days of the origination date of the Mortgage Loan which provides that: (i) there are no outstanding permits that require inspection; (ii) there are no outstanding building or code violations; and (iii) the applicable Mortgaged Property is otherwise in compliance with all other legal requirements. The Mortgage Loan documents are recourse to the Mortgagor and the guarantor for losses incurred by the lender as a result of the Mortgagor’s failure to provide such zoning report.
(28) Recourse Obligations	Exchange on Erwin (Loan No. 12)	The Mortgage Loan documents are fully recourse to the Mortgagor and the guarantor in connection with the occurrence of a bankruptcy event; provided, however, that the guarantor’s liability with respect to any such event is limited to 20% of the outstanding principal balance of the Mortgage Loan at the time such event occurs, plus the costs of enforcement.
(28) Recourse Obligations	650 Madison Avenue (Loan No. 3)

The liability for each guarantor (i) with respect to the full recourse carveouts relating to bankruptcy and substantive consolidation is capped at $80,000,000 (which is 10% of the original principal amount of the loan) and (ii) with respect to all other guaranteed obligations is capped at $400,000,000 (which is 50% of the original principal amount of the loan), in each case plus costs and expenses related to enforcement. The two guarantors are severally liable, rather than jointly and severally liable, under the guaranty.

The Mortgage Loan becomes fully recourse in the event that the Mortgagor consents to or files a voluntary petition under the bankruptcy code but such recourse does not include a voluntary petition for “dissolution or liquidation”. The loss carveout with respect to misappropriation of rents and security deposits is limited to intentional misappropriation of rents and security deposits. The loss carveout with respect to insurance proceeds or condemnation awards is limited to the intentional misapplication, rather than misappropriation, of insurance proceeds or condemnation awards. The loss carveout with respect to fraud is limited to fraudulent acts. The loss carveout for material physical waste is limited to material physical waste by reason of the Mortgagor’s intentional physical destruction of the Mortgaged Property or any portion thereof (other than in connection with any alteration undertaken by Mortgagor in good faith in accordance with the terms of the Mortgage Loan documents).

(28) Recourse Obligations	F5 Tower (Loan No. 4)	The Mortgage Loan documents are recourse to the borrower and the related guarantor for any losses incurred as a result of the breach of any representation, warranty, covenant or indemnification provision in the Mortgage Loan documents, unless the Mortgaged Property is subject to an environmental insurance policy reasonably satisfactory to the lender.

D-2-9

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(28) Recourse Obligations	One Stockton (Loan No. 8)	The Mortgage Loan documents are fully recourse to the Mortgagor and the guarantor in connection with violations of the transfer covenants; provided, however, the Mortgage Loan documents are not recourse to the Mortgagor and the guarantor if the violation results solely from a failure to provide any required notice, a non-consolidation opinion, any other deliverables (including payment of fees) or copies of instruments and/or organizational documents related to such transfer, and but for the failure to provide such items, such transfer would otherwise be a permitted transfer. Additionally, no such liability will arise if the Mortgagor promptly provides such notice, non-consolidation opinion, other deliverables, (including payment of fees) or copies of instruments and/or organizational documents related to such transfer within ten (10) business days after the lender’s written request therefor.
(28) Recourse Obligations	Bank of America – Trophy Club, TX (Loan No. 63)	The Mortgage Loan documents are recourse to the Mortgagor and the guarantor for losses incurred by the lender in connection with the Mortgagor’s misapplication, misappropriation or conversion of security deposits or rents collected more than thirty (30) days in advance.
(31) Acts of Terrorism Exclusion	650 Madison Avenue (Loan No. 3)	The Mortgage Loan documents do not provide that the amount the Mortgagor is required to spend on terrorism insurance coverage if TRIPRA is not in effect must be determined without giving effect to the earthquake components of such insurance policies.
(32) Due on Sale or Encumbrance	650 Madison Avenue (Loan No. 3)	Certain transfers are permitted without the lender’s consent, including: (a) any pledge of direct or indirect equity interests in and/or right to distributions from, Vornado Realty L.P. (“VRLP”), Vornado Realty Trust (“VRT”), any Multi-Asset Person, or any of their direct or indirect equity holders or affiliates (other than the Mortgagor) to secure a loan to any such person that is secured by all or a substantial portion of any such person’s assets or (b) the transfer or issuance of any securities or any direct or indirect interests in (i) any direct or indirect owner of the Mortgagor, in either case, whose securities are publicly traded on a national exchange (including VRLP’s and VRT’s securities) (regardless of whether such transfer or issuance is of publicly traded securities or interests), (ii) any person who directly or indirectly holds such securities or interests, or (iii) any Multi- Asset Person; provided, that, after such transfer or issuance, VRLP, VRT, any entity Controlled by OMERS Administration Corporation and/or eligible qualified owners will continue to control the Mortgagor. “Multi-Asset Person” means a person in respect of which the net operating income from the property (or such portion thereof allocable to such person) is less than fifty percent (50%) of such person’s aggregate gross income.
(34) Defeasance	650 Madison Avenue (Loan No. 3)	The Mortgage Loan documents do not provide that the Mortgagor may only pledge United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii) and rather require securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) other “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, which in each case are (i) not subject to prepayment, call or early redemption and (ii) in compliance with all requirements of all rating agencies.

D-2-10

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(36) Ground Lease	F5 Tower (Loan No. 4)

(a) The collateral for the Mortgage Loan includes (x) the Mortgagor’s fee interest in (i) the office condominium unit and (ii) the “base unit” which includes, among other things, the right to use certain specified floors in a parking garage and (y) the Mortgagor’s leasehold interest in an additional 63 parking spaces (the “Leasehold Collateral”), which are leased from The Rainier Club (the “Lessor”) pursuant to that certain garage lease (the “Lease”). The Leasehold Collateral accounts for 19.6% of the parking spaces and 11.5% of the parking income (0.7% of total effective gross income) at the Mortgaged Property. Additionally, the parking spaces provided by the Leasehold Collateral are not required for the Mortgaged Property to remain in compliance with the applicable zoning requirements. Further, pursuant to the lease of the sole tenant at the Mortgaged Property, the Mortgagor is only required to lease the parking spaces provided by the Leasehold Collateral if the Lease is in effect.

(b) The Lease and related documents do not provide that the Lease may not be amended, modified, cancelled or terminated without the prior written consent of the lender. The Mortgage Loan documents provide that the Mortgagor will not cancel, terminate, surrender or materially amend the Lease or amend or modify the Mortgagor’s economic obligations thereunder without the prior consent of the lender, which consent will not be unreasonably withheld or delayed; provided that, the Lessor will not be prevented from exercising any termination rights set forth in the Lease or its remedies in accordance with the Lease if the obligations of the Mortgagor under the Lease are not performed by the Mortgagor or the lender as provided in the Lease.

(c) The term of the Lease expires on September 30, 2026.

(f) The Lease and related documents identifies an obligation of the Mortgagor to maintain and repair the parking garage in connection with water leaks or “weeping” through the exterior walls which remains outstanding.

(g) The Lease and related documents do not require the Lessor to give the lender notice of a default under, or termination of, the Lease. The Mortgagor covenanted under the Mortgage Loan documents (x) to promptly notify the lender of the receipt by the Mortgagor of any written notice from the Lessor claiming the occurrence of any default by the Mortgagor under the Lease or the occurrence of any event that, with the giving of notice or passage of time, or both, would constitute a default by the Mortgagor under the Lease; and (y) to promptly deliver to the lender a copy of any written notice of default from the Lessor upon the Mortgagor’s receipt thereof.

(h) The lender is not given the right to cure defaults under the Lease and related documents. The Mortgage Loan documents provide that if the Mortgagor is in default under the Lease, then, subject to the terms of the Lease, the Mortgagor grants the lender the right (but not the obligation) to cause the applicable default under the Lease to be remedied and otherwise exercise any and all rights of the Mortgagor under the Lease as may be reasonably necessary or desirable to prevent or cure such default. Additionally, the Mortgage Loan documents provide that, subject to the terms of the Lease, the lender will have the right to enter all or any portion of the parking facilities, at such times and in such manner as the lender deems necessary, to prevent or to cure any such default.

D-2-11

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

(j) Pursuant to the Lease and related documents, the Mortgagor is required to rebuild and restore the garage to its prior condition using any related insurance proceeds; however, the Mortgagor is not permitted to apply the proceeds of insurance to the repayment of the Mortgage Loan.

(k) Pursuant to the Lease and related documents, in the case of a total or substantially total taking or loss, the Mortgagor is not permitted to apply the proceeds of insurance to the repayment of the Mortgage Loan.

(l) The Lease and related documents do not provide that the Lessor has agreed to enter into a new lease with the lender upon termination of the Lease for any reason, including rejection of the Lease in a bankruptcy proceeding.

D-2-12

LMF Commercial, LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(8) Permitted Liens; Title Insurance	Delta Hotels by Marriott – Detroit Metro Airport (Loan No. 14)	Marriott International, Inc., the franchisor, has a right of first refusal to purchase the Mortgagor’s interest in the Mortgaged Property in the event of a proposed transfer of the Mortgaged Property or any interest in the Mortgagor or any “Control Affiliate” (as such term is defined in the franchise agreement) to a “Competitor” of the franchisor (as such term is defined in the franchise agreement). This right applies to a transfer to a “Competitor” in connection with a foreclosure, judicial or legal process, but is subordinate to the exercise of the rights of a bona fide lender who is not a “Competitor”.
(8) Permitted Liens; Title Insurance	Grand Bay Plaza (Loan No. 39)	Publix Grocery, the largest tenant at the Mortgaged Property, has a right of first offer (“ROFO”) to purchase the Mortgaged Property should the Mortgagor determine to sell the Mortgaged Property or any portion thereof during the term of its lease. The ROFO has been subordinated to the lien of the Mortgage, and will not apply to a successor mortgagor or any other party acquiring an interest in the Mortgaged Property through a foreclosure or deed in lieu of foreclosure; provided, however, the ROFO will apply to subsequent purchasers of the Mortgaged Property.
(8) Permitted Liens; Title Insurance	Lincoln Center (Loan No. 44)	Belk, a shadow anchor and not part of the collateral for the Mortgage Loan, has a right of first refusal (“ROFR”) to purchase the entire Mortgaged Property if the Mortgagor elects to sell the Mortgaged Property to a bona fide third party. The ROFR is valid for twenty days after receipt of such offer.
(18) Insurance	Stoney Creek Apartments (Loan No. 47)	The Mortgagor maintains flood insurance in the maximum amount available under the National Flood Insurance Program. However, the Mortgagor does not maintain additional excess flood coverage. The lender is permitted to require a supplemental private flood insurance policy following any event of default.
(26) Local Law Compliance	Pinnacle Self Storage Portfolio – Cedar Point (Loan No. 13)	Cedar Point – The use of the Mortgaged Property as self-storage is a pre-existing legally non-conforming use, as the current use is not permitted under current zoning laws without a special use permit. To the extent the legally non-conforming use has ceased to operate or has been discontinued for a period of 180 consecutive days, the Mortgaged Property may only be restored in compliance with the current zoning laws, including a special use permit.
(26) Local Law Compliance	Louisville Self Storage Portfolio – Mellwood Storage (Loan No. 26)	A portion of the collateral is a billboard. The use of the billboard at the Mortgaged Property is a pre-existing legally non-conforming use, as the current use is not a permitted use under current zoning laws. Such use may be continued, provided the use is not abandoned or discontinued for a period of one year or more. The income from the billboard was not included the underwriting.
(26) Local Law Compliance	Louisville Self Storage Portfolio – J-Town Storage (Loan No. 26)	A portion of the collateral is used as a U-Haul rental facility. The use of the U-Haul rental facility at the Mortgaged Property is a pre-existing legally non-conforming use, as the current use is not a permitted use under current zoning laws. To the extent such use is voluntarily discontinued, the legally non-conforming is will be terminated. If such use is involuntarily discounted, the use may be reestablished provided that such use is reestablished within one year of the discontinuance. The underwritten annual income from the U-Haul rental facility is approximately 1.7% of the

D-2-13

LMF Commercial, LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
annual income at the J-Town Storage property and 0.5% of the portfolio annual income.
(26) Local Law Compliance	Lincoln Center (Loan No. 44)	The use of the Mortgaged Property as a shopping center is a pre-existing legally non-conforming use, because current zoning prohibits retail properties over 50,000 square feet without a conditional use permit. The Mortgaged Property exceeds 50,000 square feet. In the event of a casualty that damages or destroys more than 60% of the Mortgaged Property, the Mortgaged Property may only be restored in accordance with the current zoning ordinance, which requires a conditional use permit. Additionally, if the use is abandoned for 180 days or more, the Mortgaged Property may only be restored in compliance with the current zoning ordinance.
(42) Organization of Mortgagor	Pinnacle Self Storage Portfolio (Loan No. 13) Louisville Self Storage Portfolio (Loan No. 26) West Phoenix Self Storage (Loan No. 48)	The Mortgagors under each of the related Mortgage Loans are affiliates of each other.

D-2-14

Ladder Capital Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Lien; Valid Assignment	Shoppes at Parma (Loan No. 41)	The subject Mortgage Loan is a part of a Whole Loan that is being serviced under the CGCMT 2019-C7 pooling and servicing agreement. Accordingly, there will be no assignment of Mortgage or assignment of any related Assignment of Leases to the Trustee, and such assignments will run to the trustee under the CGCMT 2019-C7 pooling and servicing agreement.
(8) Permitted Liens; Title Insurance	Axalta Navy Yard (Loan No. 6)	The related Mortgagor or its owners has the option to require the related master lessee to purchase from the related master lessor ( or its member) either the related Mortgaged Property or all of the ownership interests in the related Mortgagor upon (i) an event of default under the related master lease (which is cross defaulted with the subject Mortgage Loan) or (ii) the “Final Rental Payment Date” (which is the stated maturity date of the subject Mortgage Loan), in either case for a purchase price of an amount that is equal to the full amount of the debt (and any yield maintenance amount applicable thereto). In addition, the related master lessee has the option to require the related master lessor to sell all of its interest in the related Mortgaged Property to the related master lessee or a third party in certain events, including in connection with a permitted transfer under the subject Mortgage Loan or a transfer and assumption or after an event of default. Furthermore, the related master lessee can require the related Mortgagor to sell all of the ownership interest in the related Mortgagor to a third party upon the related master lessee’s satisfaction of all obligations under the related lease (including the payment of the balloon “rental amount” under such lease, which mirrors the payment of the subject Mortgage Loan at maturity) for a nominal charge.
(8) Permitted Liens; Title Insurance	Amazon Distribution Center Tucson (Loan No. 28)	The sole tenant at the related Mortgaged Property has both a right of first offer and a right of first refusal. The right of first offer applies equally to the scenario in which the related Mortgagor elects to market the premises or if the related Mortgagor receives an unsolicited offer that it decides to accept. The right of first offer is ongoing and is not extinguished unless the related sole tenant elects to purchase and then terminates or defaults on the related purchase and sale agreement. If the related sole tenant does not elect to purchase under the right of first offer and the related Mortgagor markets the premises then the related sole tenant has a right of first refusal based upon the offer the related Mortgagor elects to accept.
(8) Permitted Liens; Title Insurance	Shoppes at Parma (Loan No. 41)	The related Mortgaged Property is subject to the liens and security interests created by the Mortgage and Declaration of Covenants and Conditions Relative to Service Payments in Lieu of Taxes dated as of July 1, 2014 and recorded in the official records of Cuyahoga County, Ohio (the “TIF Mortgage”), which is superior to the related Mortgage and Assignment of Leases. The Mortgage securing the subject Mortgage Loan is a second lien mortgage. The payments made under the TIF Mortgage are in lieu of taxes.
(8) Permitted Liens; Title Insurance	5600 Northwest Central (Loan No. 53)	The direct or indirect parent of the related Mortgagor has a corporate facility with Beal Bank USA, a Nevada thrift. Beal Bank USA has a purchase option with respect to the related Mortgaged Property if the subject Mortgage Loan is accelerated after an event of default or the lender receives written notice from the related Mortgagor that the related Mortgagor will no longer perform under the subject Mortgage Loan.

D-2-15

Ladder Capital Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(9) Junior Liens	5600 Northwest Central (Loan No. 53)	The related Mortgaged Property had been collateral under a corporate facility that the direct or indirect parent of the related Mortgagor has with Beal Bank USA, a Nevada thrift. In connection with the origination of the subject Mortgage Loan, the related Mortgaged Property was released as collateral. However, the direct or indirect parent of the related Mortgagor is obligated to submit any and all distributions received from the related Mortgagor to Beal Bank USA, including periodic distributions and net proceeds of any sale or refinancing. Such distribution obligations are secured by a pledge of the equity in the related Mortgagor.
(10) Assignment of Leases and Rents	Shoppes at Parma (Loan No. 41)	The related Mortgaged Property is subject to the liens and security interests created by the Mortgage and Declaration of Covenants and Conditions Relative to Service Payments in Lieu of Taxes dated as of July 1, 2014 and recorded in the official records of Cuyahoga County, Ohio (the “TIF Mortgage”), which is superior to the related Mortgage and Assignment of Leases. The payments made under the TIF Mortgage are in lieu of taxes.
(12) Condition of Property	6000 Parkwood (Loan No. 27)	No escrow was established at origination for an immediate repair required with respect to paving and parking at the related Mortgaged Property. The related loan agreement requires the related Mortgagor to conduct the repairs. The estimated cost is approximately $15,000.
(18) Insurance	All LCF Mortgage Loans (Loan Nos. 5, 6, 27, 28, 32, 41, 52, 53, 57, 64, 65 and 66)

Except with respect to Mortgage Loans where terrorism insurance is not required or where a tenant is permitted to self-insure, if any of certain insurance policies (including the all-risk/special form property policy and the rental loss and/or business interruption policy) required under the related loan documents contain exclusions for loss, cost, damage or liability caused by “terrorism” or “terrorist acts” (“Acts of Terrorism”), the related Mortgagor must obtain and maintain terrorism coverage to cover such exclusions from an insurer meeting the Insurance Rating Requirements specified in Representation and Warranty No. 18 (a “Qualified Insurer”) or, in the event that such terrorism coverage is not available from a Qualified Insurer, the related Mortgagor must obtain such terrorism coverage from the highest rated insurance company providing such terrorism coverage.

In addition, subject to the other exceptions to Representation and Warranty No. 18, the related loan documents may require that, if insurance proceeds in respect of a property loss are to be applied to the repair or restoration of all or part of the related Mortgaged Property, then the insurance proceeds may be held by a party other than the lender (or a trustee appointed by it) if such proceeds are less than or equal to 5% of the original principal balance of the related Mortgage Loan, rather than 5% of the then outstanding principal amount of the related Mortgage Loan.

(18) Insurance	All LCF Mortgage Loans except 6000 Parkwood (Loan Nos. 5, 6, 28, 32, 41, 52, 53, 57, 64, 65 and 66)	With respect to each of the subject Mortgage Loans, subject to the other exceptions to Representation and Warranty No. 18, even where terrorism insurance is required, and regardless of whether TRIA or a similar or subsequent statute is or is not in effect, the related Mortgagor may not be required to pay more for terrorism insurance coverage than a specified percentage (at least equal to 200%) of the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss

D-2-16

Ladder Capital Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
insurance required under the related loan documents (excluding such terrorism coverage and coverage for other catastrophe perils such as flood, windstorm and earthquake) either at the time of origination of the subject Mortgage Loan or at the time the terrorism insurance is to be obtained (as applicable for the subject Mortgage Loan), and if the cost of such terrorism insurance exceeds such amount, then the related Mortgagor is only required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.
(18) Insurance	6000 Parkwood (Loan No. 27)	With respect to any stand-alone policy covering terrorist acts, if the Terrorism Risk Insurance Act of 2002 or any of its renewal or successor acts is not renewed, the related Mortgagor will not be required to pay any insurance premiums solely with respect to such terrorism coverage in excess of the Terrorism Premium Cap (as defined below); provided that if the insurance premiums payable with respect to such terrorism coverage exceed the Terrorism Premium Cap, the lender may, at its option (1) purchase such stand-alone terrorism policy, with the related Mortgagor paying such portion of the insurance premiums with respect thereto equal to the Terrorism Premium Cap and the lender paying such portion of the insurance premiums in excess of the Terrorism Premium Cap or (2) modify the deductible amounts, policy limits and other required policy terms to reduce the insurance premiums payable with respect to such stand-alone terrorism policy to the Terrorism Premium Cap. “Terrorism Premium Cap” means an amount equal to 200% of the aggregate insurance premiums payable with respect to all the insurance coverage under Section 5.1.1(a) of the related loan agreement for the last policy year in which coverage for terrorism was included as part of the “all risk” property policy, adjusted annually by a percentage equal to the increase in the Consumer Price Index (i.e., the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor, New York Metropolitan Statistical Area, All Items (1982-84 = 100), or any successor index thereto, approximately adjusted).
(18) Insurance	Amazon Distribution Center Tucson (Loan No. 28)	The related Mortgagor is not required to maintain the coverages on the related Mortgaged Property required in Section 5.1.1(a)(i), (iii), (iv) and (vi) of the related loan agreement for so long as (A) the related sole tenant has elected to maintain in accordance with Section 9(a) of its lease, and in fact maintains, either with a third-party insurer satisfying the requirements of its lease or through a program of self-insurance satisfying the requirements of its lease, the Property Insurance (as defined in the related lease) in accordance with the terms and conditions of the related lease (it being agreed that if the related tenant’s insurance coverage varies from that required to be maintained by the related Mortgagor under Section 5.1 of the related loan agreement, the related Mortgagor does not approve such coverage under Section 9(a) of the related lease unless the related Mortgagor first obtains the lender’s written approval of such coverage (such approval not to be unreasonably withheld, delayed or conditioned)), (B) in the event the related sole tenant maintains third-party insurance, the related sole tenant delivers to the lender certificates of insurance demonstrating such coverage no less frequently than annually, (C) if the related sole tenant elects to self-insure the Property Insurance, the guarantor of the related lease maintains a credit rating of “A” or better by S&P, and

D-2-17

Ladder Capital Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(D) the lender is named as a mortgagee/loss payee on property insurance policies (the foregoing clauses (A) through (D), the “Tenant Insurance Conditions”). To the extent any of the Tenant Insurance Conditions are not satisfied, the related Mortgagor is required promptly, at its sole cost and expense, to procure and maintain either (x) “primary” insurance coverage, or (y) “excess and contingent” insurance coverage over and above any other valid and collectible coverage then in existence, as is necessary to bring the insurance coverage for the related Mortgaged Property into full compliance with all of the terms and conditions of Section 5.1 of the related loan agreement.
(18) Insurance	Shoppes at Parma (Loan No. 41)	The building located at 6688 Ridge Road may have an umbrella liability limit in an amount not less than $10,000,000 per occurrence and on terms consistent with the commercial general liability insurance policy required under the related loan documents, provided that upon renewal of such policy the related Mortgagor is required to increase the umbrella limit of such policy to an amount not less than $25,000,000 per occurrence.
(18) Insurance	Dollar General Clinton, IN (Loan No. 64) Dollar General Wardsville, MO (Loan No. 65) Dollar General Saginaw, MI (Loan No. 66)

With respect to each of the subject Mortgage Loans, the related Mortgaged Property is leased to a single tenant. To the extent (i) the related lease is in full force and effect, (ii) no default beyond any applicable notice and cure period has occurred and is continuing under the related lease, (iii) the related sole tenant is permitted per the terms of its lease to rebuild and/or repair the related Mortgaged Property and is entitled to no period of rent abatement, and (iv) the related sole tenant maintains the insurance required to be maintained by it under the related lease as of the date of the related loan agreement or as otherwise approved by the lender in writing, the related Mortgagor will not be required to maintain coverage otherwise required under Section 5.1.1 of the related loan agreement.

Notwithstanding anything to the contrary described in the prior paragraph: (A) if, at any time and from time to time during the term of the subject Mortgage Loan, the insurance policies maintained by the related sole tenant as of the date of the related loan agreement are modified to decrease the type or amount of coverage below that required under the related lease as of the date of the related loan agreement, or if, at any time and from time to time during the term of the subject Mortgage Loan, the insurance policies maintained by the related sole tenant under its lease are obtained from and maintained with an insurance company that is rated below “A-:VIII” by A.M. Best Company (the “Minimum Insurer Ratings”), then in either such case the related Mortgagor is required, upon obtaining knowledge thereof, to promptly procure and maintain, at its sole cost and expense, with an insurance company that at least satisfies the Minimum Insurer Ratings (and promptly notify the lender in writing of such change in the related sole tenant’s coverage and of the coverage procured by the related Mortgagor) either (x) “primary” insurance coverage of the types and for the amounts required under the related lease as of the date of the related loan agreement in the event that the related sole tenant does not provide the applicable insurance coverage required under the related lease as of the date of the related loan agreement or in the event the related sole tenant maintains such coverage with an insurance company that does not satisfy the Minimum Insurer Ratings or (y) “excess and contingent” insurance coverage of the types and for the

D-2-18

Ladder Capital Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

amounts required under the related lease as of the date of the related loan agreement in the event that the related sole tenant does not provide sufficient insurance coverage required under the related lease as of the date of the related loan agreement or in the event the related sole tenant maintains such coverage with an insurance company that does not satisfy the Minimum Insurer Ratings, in each case, in “concurrent form” with the policies obtained pursuant to the related lease, over and above any other valid and collectible coverage then in existence, as will be necessary to bring the insurance coverage for the related Mortgaged Property to at least the types and amount of coverage required under the related lease as of the date of the related loan agreement; and/or (B) if, at any time and from time to time during the term of the subject Mortgage Loan, the insurance policies maintained by the related sole tenant under the related lease fail to name the lender as an additional insured or beneficiary, as the case may be, the related Mortgagor is required to maintain such insurance policies, regardless of whether such insurance is maintained by the related sole tenant under the related lease.

With respect to each of the subject Mortgage Loans, the insurance requirements under the related lease covering the related Mortgaged Property may not satisfy the requirements of Representation and Warranty No. 18.

In addition, with respect to each of the subject Mortgage Loans, the related Mortgaged Property is not required to be covered by terrorism insurance. Any terrorism insurance coverage currently maintained may be terminated at any time.

(26) Local Law Compliance	Pittsburgh Multifamily Portfolio (Loan No. 32)	The related Mortgaged Property (in whole or in part) constitutes a legal non-conforming use which, following a casualty or destruction, may not be restored or repaired to the full extent necessary to maintain the pre-casualty/pre-destruction use of the subject structure/property if the replacement cost exceeds a specified threshold and/or the restoration or repair is not completed or the pre-casualty/pre-destruction use is not restored (or certain key steps in connection therewith are not taken) within a specified time frame. Law and ordinance insurance coverage was obtained, but such insurance only covers (i) the loss to the subject structure when it must be demolished to comply with code requirements, (ii) the cost to demolish and clear the site of the undamaged portions of the covered structure, where the law requires its demolition, and (iii) increased cost of construction, to the extent such cost is a consequence of the enforcement of an ordinance or law.
(27) Licenses and Permits	6000 Parkwood (Loan No. 27)	There is a current zoning violation of record against the related Mortgaged Property relating to certain landscaping work that needs to be addressed by May 1, 2020.
(28) Recourse Obligations	All LCF Mortgage Loans (Loan Nos. 5, 6, 27, 28, 32, 41, 52, 53, 57, 64, 65 and 66)

The related loan documents may limit recourse for the related Mortgagor’s commission of intentional material physical waste only to the extent that there is sufficient cash flow from the related Mortgaged Property to make the requisite payments to prevent the waste.

The related loan documents may provide that transfers of interests in the related Mortgaged Property pursuant to a lease do not give rise to full recourse.

D-2-19

Ladder Capital Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
The related loan documents may provide that transfers of interests in the related Mortgagor in violation of such loan documents only give rise to recourse for losses (as opposed to full recourse) if the transfer was otherwise permitted and the related Mortgagor’s breach was failure to provide notice to the lender, so long as the related Mortgagor provides all required documentation within five business days of receipt by the related Mortgagor.
(28) Recourse Obligations	6000 Parkwood (Loan No. 27)	With respect to the full recourse carveout for transfers, the subject Mortgage Loan is recourse to the related Mortgagor if the related Mortgagor fails to obtain the lender’s prior written consent to any transfer in violation of the terms of the related loan agreement, including, without limitation, any change in control in violation of the related loan agreement, but excluding (A) the entering into of any lease in violation of the related loan documents, (B) any failure to provide a notice required pursuant to Section 8.2 of the related loan agreement (and/or materials that were to accompany such notice), with respect to permitted transfers of interest in restricted parties, (C) any liens on the related Mortgaged Property or on any direct or indirect interests therein and (D) the transfer of personal property that is either being replaced in the ordinary course or that is no longer necessary in connection with the operation of the related Mortgaged Property.
(28) Recourse Obligations	Shoppes at Parma (Loan No. 41)	With respect to clause (a)(ii) of Representation and Warranty No. 28, the related loan documents do not refer to the related guarantor but instead refer to “[the] Borrower, an Affiliate, officer, director or representative that controls Borrower.”
(28) Recourse Obligations	Dollar General Clinton, IN (Loan No. 64) Dollar General Wardsville, MO (Loan No. 65) Dollar General Saginaw, MI (Loan No. 66)

With respect to each of the subject Mortgage Loans, voluntary transfers in violation of the related loan documents is not a full recourse carveout but is a loss, costs and damages carveout. In addition, the related loan documents do not provide recourse to the related guarantor for breaches of the environmental covenants contained in the related loan documents.

As regards recourse against the guarantor for waste, the related loan documents do not specifically reference “waste”, but provide for recourse against the guarantor for losses arising from physical damage to the related Mortgaged Property from the willful misconduct of the related Mortgagor or any affiliate of the related Mortgagor or, after the occurrence and during the continuance of an event of default, the removal or disposal of any portion of the related Mortgaged Property in violation of the related loan documents (other than in the ordinary course of business).

(29) Mortgage Releases	All LCF Mortgage Loans (Loan Nos. 5, 6, 27, 28, 32, 41, 52, 53, 57, 64, 65 and 66)	If the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related Mortgagor may be able to avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause the REMIC holding the subject Mortgage Loan to fail to qualify as such.

D-2-20

Ladder Capital Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(30) Financial Reporting and Rent Rolls	Dollar General Clinton, IN (Loan No. 64) Dollar General Wardsville, MO (Loan No. 65) Dollar General Saginaw, MI (Loan No. 66)	With respect to each of the subject Mortgage Loans, the related loan documents provide that the related Mortgagor is not required to deliver quarterly and annual operating or other financial statements so long as either (i) at the applicable time, the related lease(s) then in effect provide for the same or a substantially similar allocation of responsibilities between the related Mortgagor and related tenant(s) as were in effect between the related Mortgagor and the related sole tenant at the origination date without material changes, or (ii) the only related tenant(s) of the related Mortgaged Property is a so-called “triple-net” tenant, with no property-related expense other than debt service, provided that the related Mortgagor will be required under such circumstances to deliver a certified rent roll for the related Mortgaged Property at such time.
(31) Acts of Terrorism Exclusion	All LCF Mortgage Loans (Loan Nos. 5, 6, 27, 28, 32, 41, 52, 53, 57, 64, 65 and 66)	Except with respect to Mortgage Loans where terrorism insurance is not required or where a tenant is permitted to self-insure, if any of certain insurance policies (including the all-risk/special form property policy and the rental loss and/or business interruption policy) required under the related loan documents contain exclusions for loss, cost, damage or liability caused by “terrorism” or “terrorist acts” (“Acts of Terrorism”), the related Mortgagor must obtain and maintain terrorism coverage to cover such exclusions from an insurer meeting the Insurance Rating Requirements specified in Representation and Warranty No. 18 (a “Qualified Insurer”) or, in the event that such terrorism coverage is not available from a Qualified Carrier, the related Mortgagor must obtain such terrorism coverage from the highest rated insurance company providing such terrorism coverage.
(31) Acts of Terrorism Exclusion	All LCF Mortgage Loans except 6000 Parkwood (Loan Nos. 5, 6, 28, 32, 41, 52, 53, 57, 64, 65 and 66)	With respect to each of the subject Mortgage Loans, subject to the other exceptions to Representation and Warranty No. 31, even where terrorism insurance is required, and regardless of whether TRIA or a similar or subsequent statute is or is not in effect, the related Mortgagor may not be required to pay more for terrorism insurance coverage than a specified percentage (at least equal to 200%) of the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related loan documents (excluding such terrorism coverage and coverage for other catastrophe perils such as flood, windstorm and earthquake) either at the time of origination of the subject Mortgage Loan or at the time the terrorism insurance is to be obtained (as applicable for the subject Mortgage Loan), and if the cost of such terrorism insurance exceeds such amount, then the related Mortgagor is only required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.
(31) Acts of Terrorism Exclusion	6000 Parkwood (Loan No. 27)	With respect to any stand-alone policy covering terrorist acts, if the Terrorism Risk Insurance Act of 2002 or any of its renewal or successor acts is not renewed, the related Mortgagor will not be required to pay any insurance premiums solely with respect to such terrorism coverage in excess of the Terrorism Premium Cap (as defined below); provided that if the insurance premiums payable with respect to such terrorism coverage exceed the Terrorism Premium Cap, the lender may, at its option (1) purchase such stand-alone terrorism policy, with the related Mortgagor paying such portion of the insurance premiums with respect thereto

D-2-21

Ladder Capital Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
equal to the Terrorism Premium Cap and the lender paying such portion of the insurance premiums in excess of the Terrorism Premium Cap or (2) modify the deductible amounts, policy limits and other required policy terms to reduce the insurance premiums payable with respect to such stand-alone terrorism policy to the Terrorism Premium Cap. “Terrorism Premium Cap” means an amount equal to 200% of the aggregate insurance premiums payable with respect to all the insurance coverage under Section 5.1.1(a) of the related loan agreement for the last policy year in which coverage for terrorism was included as part of the “all risk” property policy, adjusted annually by a percentage equal to the increase in the Consumer Price Index (i.e., the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor, New York Metropolitan Statistical Area, All Items (1982-84 = 100), or any successor index thereto, approximately adjusted).
(31) Acts of Terrorism Exclusion	Amazon Distribution Center Tucson (Loan No. 28)	The exception for the subject Mortgage Loan to Representation and Warranty No. 18 regarding the related Mortgagor’s reliance on insurance coverage obtained or self-insurance provided by the related sole tenant is remade with respect to Representation and Warranty No. 31, but only to the extent it relates to terrorism insurance coverage.
(31) Acts of Terrorism Exclusion	Dollar General Clinton, IN (Loan No. 64) Dollar General Wardsville, MO (Loan No. 65) Dollar General Saginaw, MI (Loan No. 66)	With respect to each of the subject Mortgage Loans, the related Mortgaged Property is not required to be covered by terrorism insurance. Any terrorism insurance coverage currently maintained may be terminated at any time.
(32) Due on Sale or Encumbrance	All LCF Mortgage Loans (Loan Nos. 5, 6, 27, 28, 32, 41, 52, 53, 57, 64, 65 and 66)	With respect to clause (a)(v) of Representation and Warranty No. 32, mergers, acquisitions and other business combinations involving a publicly traded company may be permitted. Transfers contemplated by an exception to Representation and Warranty No. 29 or No. 34 are also permitted transfers.
(32) Due on Sale or Encumbrance	5600 Northwest Central (Loan No. 53)	There exists a pledge of interests in the related Mortgagor to secure certain disbursement obligations on the part of the direct or indirect parent of the related Mortgagor to Beal Bank USA in respect of a credit facility. Transfers of the pledged equity interests by reason of a foreclosure are permitted, subject to certain conditions.
(32) Due on Sale or Encumbrance	Dollar General Clinton, IN (Loan No. 64) Dollar General Wardsville, MO (Loan No. 65) Dollar General Saginaw, MI (Loan No. 66)

With respect to each of the subject Mortgage Loans, the related loan documents permit transfers without the lender’s consent by the related Mortgagor and by and to certain affiliates of Ladder Capital Finance Holdings LLLP or Ladder Capital Corp.

In addition, corporate financing is permitted provided that such financing is secured by real estate collateral satisfying the requirements of the related loan documents in addition to the pledged interest in the related mortgage borrower. Transfers of the pledged equity interests by reason thereof are permitted.

D-2-22

Rialto Real Estate Fund IV – Debt, LP
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Lien; Valid Assignment	Walgreens Albuquerque (Loan No. 59)	The sole tenant at the Mortgaged Property has a ROFR to purchase the leased premises at the Mortgaged Property (the “Walgreens Albuquerque Leased Premises”) in the event of a proposed sale of the Walgreens Albuquerque Leased Premises to an unaffiliated third party (the “Walgreens Albuquerque Proposed Purchaser”). Pursuant to the lease agreement, the Mortgagor is required to deliver to the tenant notice that it intends to sell the Walgreens Albuquerque Leased Premises, which notice is required to set forth the terms and conditions at which the Mortgagor intends to sell the Walgreens Albuquerque Leased Premises. The tenant will have 10 days after receipt of such notice to provide notice to the Mortgagor that the tenant (or a designee thereof) will purchase the Walgreens Albuquerque Leased Premises on the terms and conditions set forth in such notice. In the event that the tenant fails to provide notice of its election to exercise such ROFR to the Mortgagor within 10 days, if the Mortgagor does not sell the Walgreens Albuquerque Leased Premises to the Walgreens Albuquerque Proposed Purchaser on such terms and conditions (or on terms and conditions that are more favorable to the Mortgagor), then the Mortgagor will be obligated to re-offer the Walgreens Albuquerque Leased Premises to the tenant prior to entering into a purchase and sale agreement with the Walgreens Albuquerque Proposed Purchaser or any other unaffiliated third party. If the tenant elects to exercise its ROFR to purchase the Walgreens Albuquerque Leased Premises within 10 days of receiving such notice, the price that the tenant will pay for the Walgreens Albuquerque Leased Premises will be reduced by (a) an amount equal to broker’s fees or commissions that would have been payable (but only if such fees or commissions were not in fact paid) by either the Walgreens Albuquerque Proposed Purchaser or the Mortgagor if the Walgreens Albuquerque Leased Premises were sold pursuant to a bona fide offer; and (ii) the amount of any payment(s) to be made by the Walgreens Albuquerque Proposed Purchaser to any entity owned or controlled by, or affiliated with, the Walgreens Albuquerque Proposed Purchaser. The Mortgagor will be required to provide tenant evidence of the amount of broker’s fees or commissions payable in connection with any such bona fide offer. The ROFR has been subordinated to the Mortgage Loan documents and does not apply to a transfer in connection with a foreclosure or deed-in-lieu of foreclosure.
(8) Permitted Liens; Title Insurance	Walgreens Albuquerque (Loan No. 59)	The sole tenant at the Mortgaged Property has a ROFR to purchase the Walgreens Albuquerque Leased Premises portion of the Mortgaged Property, in the event of a proposed sale of the Walgreens Albuquerque Leased Premises to the Walgreens Albuquerque Proposed Purchaser, which purchaser must be an unaffiliated third party. Pursuant to the lease agreement, the Mortgagor is required to deliver to the tenant notice that it intends to sell the Walgreens Albuquerque Leased Premises, which notice is required to set forth the terms and conditions at which the Mortgagor intends to sell the Walgreens Albuquerque Leased Premises. The tenant will have 10 days after receipt of such notice to provide notice to the Mortgagor that the tenant (or a designee thereof) will purchase the Walgreens Albuquerque Leased Premises on the terms and conditions set forth in such notice. In the event that the tenant fails to provide notice of its intent to purchase the Walgreens Albuquerque Leased Premises to the Mortgagor within 10 days, if the Mortgagor does not sell the Walgreens Albuquerque Leased

D-2-23

Rialto Real Estate Fund IV – Debt, LP
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
Premises to the Walgreens Albuquerque Proposed Purchaser on such terms and conditions (or on terms and conditions that are more favorable to the Mortgagor), then the Mortgagor will be obligated to re-offer the Walgreens Albuquerque Leased Premises to the tenant prior to entering into a purchase and sale agreement with the Walgreens Albuquerque Proposed Purchaser or any other unaffiliated third party. If the tenant provides notice of its intent to purchase the Walgreens Albuquerque Leased Premises to the Mortgagor within 10 days, the price that the tenant will pay for the Walgreens Albuquerque Leased Premises will be reduced by (a) an amount equal to broker’s fees or commissions that would have been payable (but only if such fees or commissions were not in fact paid) by either the Walgreens Albuquerque Proposed Purchaser or the Mortgagor if the Walgreens Albuquerque Leased Premises were sold pursuant to a bona fide offer; and (ii) the amount of any payment(s) to be made by the Walgreens Albuquerque Proposed Purchaser to any entity owned or controlled by, or affiliated with, the Walgreens Albuquerque Proposed Purchaser. The Mortgagor will be required to provide tenant evidence of the amount of broker’s fees or commissions payable in connection with any such bona fide offer. The ROFR has been subordinated to the Mortgage Loan documents and does not apply to a transfer in connection with a foreclosure or deed-in-lieu of foreclosure.
(18) Insurance	Vernon Tower (Loan No. 11)	With respect to the application of insurance proceeds following a casualty, if the restoration cost is less than thirty five percent (35%) of the replacement value of the Mortgaged Property, the New York City Department of Housing Preservation and Development shall have the right to determine if the proceeds are applied to restoration.
(18) Insurance	Walgreens Albuquerque (Loan No. 59)

Certain insurance requirements in the related Mortgage Loan documents are satisfied by the self-insurance of the single tenant, Walgreen Co.

The application of certain insurance proceeds is subject to the terms of the Walgreens lease.

(18) Insurance	CVS Mechanicsville (Loan No. 60)

The insurance requirements in the related Mortgage Loan documents are permitted to be satisfied by the self-insurance of the single tenant, Atlee CVS, Inc. subject to certain financial strength requirements applicable to the guarantor, CVS Corporation.

The application of certain insurance proceeds is subject to the terms of the CVS lease.

(34) Defeasance	The Reserve Apartments at Statesboro (Loan No. 58) Walgreens Albuquerque (Loan No. 59) CVS Mechanicsville (Loan No. 60) Village Apartments (Loan No. 62)	The related Mortgage Loan documents do not specifically require the Mortgagor to provide an independent certified public accountant’s certification as to the adequacy of the defeasance collateral to make payments under the related Mortgage Loan for the remainder of its term. The Mortgage Loan documents provide that in connection with a defeasance the Mortgagor is required to deliver such other certificates, opinions, confirmations from rating agencies, documents and instruments as the lender may reasonably request.

D-2-24

Argentic Real Estate Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
None

D-2-25

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ANNEX E

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Class A-SB Planned Principal Balance ($)
March 2020	32,314,000.00
April 2020	32,314,000.00
May 2020	32,314,000.00
June 2020	32,314,000.00
July 2020	32,314,000.00
August 2020	32,314,000.00
September 2020	32,314,000.00
October 2020	32,314,000.00
November 2020	32,314,000.00
December 2020	32,314,000.00
January 2021	32,314,000.00
February 2021	32,314,000.00
March 2021	32,314,000.00
April 2021	32,314,000.00
May 2021	32,314,000.00
June 2021	32,314,000.00
July 2021	32,314,000.00
August 2021	32,314,000.00
September 2021	32,314,000.00
October 2021	32,314,000.00
November 2021	32,314,000.00
December 2021	32,314,000.00
January 2022	32,314,000.00
February 2022	32,314,000.00
March 2022	32,314,000.00
April 2022	32,314,000.00
May 2022	32,314,000.00
June 2022	32,314,000.00
July 2022	32,314,000.00
August 2022	32,314,000.00
September 2022	32,314,000.00
October 2022	32,314,000.00
November 2022	32,314,000.00
December 2022	32,314,000.00
January 2023	32,314,000.00
February 2023	32,314,000.00
March 2023	32,314,000.00
April 2023	32,314,000.00
May 2023	32,314,000.00
June 2023	32,314,000.00
July 2023	32,314,000.00
August 2023	32,314,000.00
September 2023	32,314,000.00
October 2023	32,314,000.00
November 2023	32,314,000.00
December 2023	32,314,000.00
January 2024	32,314,000.00
February 2024	32,314,000.00
March 2024	32,314,000.00
April 2024	32,314,000.00
May 2024	32,314,000.00
June 2024	32,314,000.00
July 2024	32,314,000.00
August 2024	32,314,000.00
September 2024	32,314,000.00
October 2024	32,314,000.00
November 2024	32,314,000.00
December 2024	32,314,000.00
January 2025	32,313,087.92
Distribution Date	Class A-SB Planned Principal Balance ($)
February 2025	31,808,207.29
March 2025	31,188,079.29
April 2025	30,679,043.14
May 2025	30,130,468.70
June 2025	29,617,529.12
July 2025	29,065,163.11
August 2025	28,548,291.46
September 2025	28,029,512.83
October 2025	27,471,475.10
November 2025	26,948,721.58
December 2025	26,386,822.86
January 2026	25,860,065.28
February 2026	25,331,363.93
March 2026	24,689,640.36
April 2026	24,156,614.47
May 2026	23,584,737.74
June 2026	23,047,632.40
July 2026	22,471,793.13
August 2026	21,930,578.41
September 2026	21,387,366.10
October 2026	20,805,594.86
November 2026	20,258,228.36
December 2026	19,672,421.98
January 2027	19,120,630.46
February 2027	18,576,183.52
March 2027	17,923,109.19
April 2027	17,374,236.57
May 2027	16,787,941.79
June 2027	16,234,876.78
July 2027	15,644,509.75
August 2027	15,087,221.59
September 2027	14,527,875.86
October 2027	13,931,408.07
November 2027	13,367,793.08
December 2027	12,767,178.36
January 2028	12,199,262.76
February 2028	11,629,250.01
March 2028	10,987,709.42
April 2028	10,413,219.26
May 2028	9,802,040.99
June 2028	9,223,170.37
July 2028	8,607,737.14
August 2028	8,024,453.88
September 2028	7,439,016.22
October 2028	6,817,204.13
November 2028	6,227,305.61
December 2028	5,601,160.47
January 2029	5,006,768.32
February 2029	4,410,180.39
March 2029	3,709,835.54
April 2029	3,108,451.61
May 2029	2,471,150.13
June 2029	1,865,188.19
July 2029	1,223,439.87
August 2029	612,866.29
September 2029	36.61
October 2029 and thereafter	0.00

E-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus.  You must not rely on any unauthorized information or representations.  This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.  The information contained in this prospectus is current only as of its date.

Prospectus Supplement

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	16
Important Notice About Information Presented in this Prospectus	16
Summary of Terms	25
Risk Factors	62
Description of the Mortgage Pool	155
Transaction Parties	258
Credit Risk Retention	336
Description of the Certificates	344
Description of the Mortgage Loan Purchase Agreements	387
Pooling and Servicing Agreement	397
Certain Legal Aspects of Mortgage Loans	527
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	545
Pending Legal Proceedings Involving Transaction Parties	549
Use of Proceeds	549
Yield and Maturity Considerations	549
Material Federal Income Tax Considerations	562
Certain State and Local Tax Considerations	576
Method of Distribution (Conflicts of Interest)	577
Incorporation of Certain Information by Reference	579
Where You Can Find More Information	580
Financial Information	580
Certain ERISA Considerations	581
Legal Investment	585
Legal Matters	586
Ratings	586
Index of Defined Terms	589

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions.  In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$852,106,000
(Approximate)

WELLS FARGO COMMERCIAL
MORTGAGE SECURITIES,
INC.
Depositor

WELLS FARGO COMMERCIAL
MORTGAGE TRUST 2020-C55
Issuing Entity

Commercial Mortgage Pass-
Through Certificates,
Series 2020-C55

Class A-1	$20,310,000
Class A-2	$18,218,000
Class A-3	$24,260,000
Class A-SB	$32,314,000
Class A-4	$182,940,000
Class A-5	$395,940,000
Class X-A	$673,982,000
Class X-B	$178,124,000
Class A-S	$96,283,000
Class B	$44,531,000
Class C	$37,310,000

PROSPECTUS

Wells Fargo Securities
Co-Lead Manager and Joint Bookrunner

Barclays
Co-Lead Manager and Joint Bookrunner

Academy Securities

Co-Manager

Drexel Hamilton
Co-Manager

February 10, 2020